''''''''As filed with the Securities and Exchange Commission on March 23, 2004


                                                     Registration No. 333-100347


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. FIVE

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED


                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of Principal executive offices)

                             THOMAS J. HUTCHISON III
                             Chief Executive Officer
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                            JUDITH D. FRYER, ESQUIRE
                             Greenberg Traurig, LLP
                                Met Life Building
                                 200 Park Avenue
                            New York, New York 10166

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CNL RETIREMENT PROPERTIES, INC.



                   SUPPLEMENT NO. FIVE, DATED MARCH 23, 2004

                      TO PROSPECTUS, DATED MARCH 26, 2003

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.


      Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of February 16, 2004, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after February 16, 2004, will be reported in a subsequent Supplement.


                               RECENT DEVELOPMENTS


      The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between March 1, 2003 and February 16, 2004.


                                                      Date
            Location                                  Acquired
            --------                                  --------
Balmoral
   Palm Harbor, FL                                    07/08/03
Brighton Gardens by Sunrise
   Colorado Springs, CO                               03/27/03
   Denver, CO                                         03/27/03
   Lakewood, CO                                       03/27/03
   Edgewood, KY                                       03/28/03
   Greenville, SC                                     03/28/03
   Northridge, CA                                     03/28/03
   Rancho Mirage, CA                                  03/28/03
   Salt Lake City, UT                                 03/28/03
   Yorba Linda, CA                                    03/28/03
   Saddle River, NJ                                   03/31/03
   Atlanta, GA                                        08/29/03
   Columbia, MD                                       08/29/03
   Dayton, OH                                         08/29/03
   Florham Park, NJ                                   08/29/03
   Greensboro, NC                                     08/29/03
   Plymouth, MI                                       08/29/03
   Omaha, NE                                          08/29/03
   Prairie Village, KS                                08/29/03
   Rockville, MD                                      08/29/03
   St. Charles, IL                                    08/29/03
   Tampa, FL                                          08/29/03
   Westlake, OH                                       08/29/03
   West Orange, NJ                                    08/29/03
   Wheaton, IL                                        08/29/03

                                                      Date
            Location                                  Acquired
            --------                                  --------
Dogwood Forest
   Dunwoody, GA                                       11/25/03
EdenBrook
   Alpharetta, GA                                     11/25/03
   Houston, TX                                        11/25/03
   Plano, TX                                          11/25/03
   Woodlands, TX                                      11/25/03
   Charleston, SC                                     11/25/03
   Huntsville, AL                                     11/25/03
   Jacksonville, FL                                   11/25/03
   Tallahassee, FL                                    11/25/03
   Middletown, KY                                     11/25/03
   Atlanta, GA (Buckhead)                             11/25/03
   Atlanta, GA (Dunwoody)                             11/25/03
EdenGardens
   Aiken, SC                                          11/25/03
   Columbia, SC                                       11/25/03
   Greenwood, SC                                      11/25/03
   Rock Hill, SC                                      11/25/03
   Arlington, TX                                      11/25/03
   Kingwood, TX                                       11/25/03
   Concord, NC                                        11/25/03
   Gainesville, FL                                    11/25/03
   Marietta, GA                                       11/25/03
   Roswell, GA                                        11/25/03
   Atlanta, GA                                        11/25/03
EdenTerrace Properties
   Arlington, TX                                      11/25/03
   Kingwood, TX                                       11/25/03
   Middletown, KY                                     11/25/03
Fairfax by Sunrise
   Fort Belvoir, VA                                   03/28/03
GreenTree
   Mt. Vernon, IL                                     09/05/03
   Indianapolis, IN                                   09/05/03
   West Lafayette, IN                                 09/05/03
   Indianapolis, IN (Ft. Benjamin Harrison)           09/11/03
Horizon Bay
 Boynton Beach, FL                                    02/06/04
 Boynton Beach, FL                                    02/06/04
 Dallas, TX                                           02/06/04
 East Providence, RI                                  02/06/04
 Fresno, CA                                           02/06/04
 Greenwich, RI                                        02/06/04
 Hoover, AL                                           02/06/04
 Largo, FL                                            02/06/04
 Niles, IL                                            02/06/04
 Palm Beach Gardens, FL                               02/06/04
 Sarasota, FL                                         02/06/04
 Sun City, AZ                                         02/06/04
 Sun City, CA                                         02/06/04
 Warwick, RI                                          02/06/04
 West Palm Beach, FL                                  02/06/04
 Cumberland, RI                                       02/13/04
 Olympia Fields, IL                                   02/13/04
 Smithfield, RI                                       02/13/04

                                                      Date
            Location                                  Acquired
            --------                                  --------
 South Kingstown, RI                                  02/13/04
Sunrise MapleRidge
   Palm Springs, CA                                   03/28/03
Quadrangle by Sunrise
   Haverford, PA                                      03/28/03
Somerby
   Birmingham, AL                                     08/25/03
   Huntsville, AL                                     08/25/03
Sunrise
   Annapolis, MD                                      03/31/03
   Pikesville, MD                                     03/31/03
   Arlington, VA                                      09/30/03
   Arlington, VA (Bluemont Park)                      09/30/03
   Brooklyn, NY                                       09/30/03
   Brooklyn, NY (Sheepshead Bay)                      09/30/03
   Falls Church, VA                                   09/30/03
   Farmington Hills, MI                               09/30/03
   Frederick, MD                                      09/30/03
   Leesburg, VA                                       09/30/03
 Lilburn, GA                                          09/30/03
   Mercer Island, WA                                  09/30/03
   Poland, OH                                         09/30/03
   Raleigh, NC                                        09/30/03
   Sterling, VA                                       09/30/03
   Beverly Hills, CA (1)                              09/30/03
   Cresskill, NJ (1)                                  09/30/03
   Edmonds, WA (1)                                    09/30/03
   Madison, NJ (1)                                    09/30/03
Land only
   Warminster, PA                                     06/02/03
   Hingham, MA                                        12/01/03


(1)   This Property is being developed.

      The Balmoral Assisted Living Community located in Palm Harbor is an independent living/assisted living community which opened in July 1996 and includes 44 independent living units and 55 assisted living units or units for residents with Alzheimer's or related memory disorders.

      The Brighton Gardens Properties located in each of Colorado Springs, Denver, Lakewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Omaha, Prairie Village, Rockville and Tampa are assisted living/skilled nursing Properties which opened between September 1996 and January 2002, and each Property includes between 60 and 101 assisted living units and between 25 and 44 units for residents with Alzheimer's and related memory disorders. Each Property also includes between 28 and 30 skilled nursing units. The Brighton Gardens Properties located in each of Edgewood, Saddle River, Atlanta, Columbia, Dayton, Florham Park, Greensboro, Plymouth, St. Charles, Westlake, West Orange and Wheaton are assisted living Properties which opened between April 1998 and April 2000, and each Property includes between 65 and 98 assisted living units and between 16 and 39 units for residents with Alzheimer's and related memory disorders.

      The Dogwood Forest Property is an assisted living facility that opened in June 2000. The Property includes 55 assisted living units and 11 units for residents with Alzheimer's and related memory disorders. It is anticipated that the facility will convert eight units from assisted living units to Alzheimer's and related memory disorder units. This will bring the configuration to 47 assisted living units and 19 units for residents with Alzheimer's and related memory disorders.

      The EdenBrook and EdenGardens Properties are assisted living Properties, which opened between August 1993 and June 2001, and each Property includes between 36 and 65 assisted living units and up to 35 units for residents with Alzheimer's and related memory disorders. The EdenTerrace Properties are independent living Properties, which opened between December 2000 and June 2001, and each Property includes between 120 and 140 independent living units.

      The Fairfax Property is a continuing care retirement community which opened in July 1989 and includes 382 independent living units and cottages, 45 assisted living units and 40 skilled nursing units.

      The GreenTree Properties are assisted living Properties which opened between March 1998 and March 2001, and each Property includes either 58 or 59 assisted living units.


      The Horizon Bay Properties include seniors' housing and skilled nursing facilities. The 19 Properties represent a total of 2,520 independent living units, 702 assisted living units, 132 skilled nursing units and 66 units for residents with Alzheimer's and related memory disorders. Each of the Properties opened between 1972 and 1999.


      The MapleRidge of Palm Springs is an assisted living Property which opened in December 1999 and includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

      The Quadrangle Property is a continuing care retirement community which opened in May 1989 and includes 349 independent living units and cottages, 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 72 skilled nursing units.

      The Somerby Properties located in Birmingham and Huntsville are independent living/assisted living Properties which opened in April 1999. The Birmingham Property includes 240 independent living units, 84 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Huntsville Property includes 138 independent living units and 48 assisted living units.

      The Sunrise Properties located in each of Annapolis, Pikesville, Arlington, Brooklyn, Brooklyn-Sheepshead Bay, Falls Church, Farmington Hills, Frederick, Mercer Island, Poland, and Raleigh are assisted living Properties which opened between January 1989 and February 2002, and each Property includes between 29 and 88 assisted living units and between 16 and 38 units for residents with Alzheimer's and related memory disorders. The Sunrise Property located in Leesburg, Virginia is an assisted living Property which opened in January 1984 and includes 38 assisted living units. The Sunrise Properties located in each of Arlington-Bluemont Park and Sterling are independent living/assisted living Properties which opened between May 1990 and July 1992, and each Property includes between 52 and 128 independent living units, between 37 and 47 assisted living units and up to ten units for residents with Alzheimer's and related memory disorders.

      The Sunrise Properties to be located in each of Beverly Hills, Edmonds, Lilburn and Madison are expected to be assisted living Properties and each Property is expected to include between 35 and 64 assisted living units and between 16 and 23 units for residents with Alzheimer's and related memory disorders. The remaining Sunrise Property located in Cresskill is expected to be an independent living/assisted living Property and is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer's and related memory disorders.

      The Ann's Choice Continuing Care Retirement Community is being constructed on the parcel of land located in Warminster, Pennsylvania. In addition, the Linden Ponds Continuing Care Retirement Community is being constructed on the parcel of land located in Hingham, Massachusetts. The Company will not own these facilities. The facilities will be owned by a subsidiary of Erickson Retirement Communities, LLC ("Erickson"), to which the Company has leased the land.


      As of February 16, 2004, the Company owned interests in 138 Properties. In addition, the Company has commitments to acquire 26 additional Properties. Most of the Properties owned by the Company are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. The majority of the medical office buildings, which the Company has a commitment to acquire, are expected to be leased on a "gross" basis for five to ten years and are expected to be managed by 11 regional third-party property managers. Of the 138 Properties owned by the Company as of February 16, 2004, 93 are operated by Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. (formerly known as Sunrise Assisted Living, Inc.) ("Sunrise"). Sunrise (SRZ) is a NYSE listed company. Additionally, five Properties owned by the Company as of February 16, 2004 are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, the Property will be operated by Sunrise Senior Living Services, Inc.


      In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. When the stock sale was completed, the 41 long-term management agreements which the Company's tenants had entered into with Marriott Senior Living Services, Inc. were assumed by Sunrise Senior Living Services, Inc.; therefore, Sunrise Senior Living Services, Inc. now operates all of the Company's Properties that were previously operated by Marriott Senior Living Services, Inc. In addition, Sunrise agreed to assume an obligation to the Company under a guarantee from Marriott International, Inc. relating to one of these Properties. Subsequent to Sunrise's assumption of the long-term management agreements which the Company's tenants had entered into with Marriott Senior Living Services, Inc., the names of certain Properties owned by the Company were changed in the following manner: all of the Company's Marriott MapleRidge Properties are now known as Sunrise Assisted Living Properties. Additionally, all of the Company's Brighton Gardens by Marriott Properties are now known as Brighton Gardens by Sunrise Senior Living Services, Inc. Properties.


      The Board of Directors declared Distributions of $0.0592 to stockholders of record on January 1, February 1 and March 1, 2004, payable by March 31, 2004.

                                  THE OFFERINGS

GENERAL


      As of February 16, 2004, the Company had received subscriptions from this offering for 106.8 million Shares totaling $1.1 billion in Gross Proceeds. As of February 16, 2004, the Company had received aggregate subscriptions for 168 million Shares totaling $1.7 billion in gross proceeds, including 1.1 million Shares ($11.4 million) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of February 16, 2004, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totaled $1.5 billion. The Company used $1.3 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $557 million in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $2 billion in 138 retirement Properties. As of February 16, 2004, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $108.8 million in Acquisition Fees and Acquisition Expenses and had used $1.6 million to redeem 0.2 million Shares of Common Stock, leaving $70.5 million available to invest in Properties or Mortgage Loans.


                                  RISK FACTORS

COMPANY-RELATED RISKS

      WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

      The following paragraphs update and replace the sixth paragraph on page 14 of the Prospectus:


            We may invest with affiliates of the advisor and enter into transactions with them. We may invest in joint ventures with other programs sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. Conflicts may arise in connection with such transactions.


            Affiliates of the advisor have a financial interest in certain tenants. For properties that we lease to tenants in which affiliates of the advisor have financial or other interests, we are less likely to evict the tenant for defaulting under the lease. Minor defaults may continue for some time before the advisor or Board of Directors, including the independent directors, resolves to evict the tenant, and the advisor's recommendation may be more beneficial to other entities than to the Company.

REAL ESTATE AND OTHER INVESTMENT RISKS


      RETIREMENT FACILITIES AND OTHER HEALTH CARE-RELATED FACILITIES.


      The following paragraph updates and replaces the corresponding paragraph on page 18 of the Prospectus:


      WE WILL NOT CONTROL THE MANAGEMENT OF OUR RETIREMENT FACILITIES. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. The tenant's ability to satisfy the lease obligations depends primarily on the property's operating results. We intend to enter into leasing agreements with tenants having substantial prior experience in the operation of retirement facilities or who contract with third-party operators having the same qualifications. However, we may enter into leasing agreements with newly-formed tenants that have limited experience but whose principals and officers have substantial experience in the operation of retirement facilities. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.


      The following paragraph is inserted following the first paragraph on page 18 of the Prospectus.



      OUR LEASES WITH TENANTS OF MEDICAL OFFICE BUILDINGS MAY PRESENT GREATER RISK BECAUSE THEY ARE EXPECTED TO BE GROSS LEASES WITH FIVE TO TEN YEAR TERMS. With respect to acquisitions of medical office buildings, we generally expect to enter into five to ten year gross leases. Because the tenant generally will be responsible for a certain capped amount of the repairs, maintenance, property taxes, utilities and insurance and we will be responsible for the balance, our results of operations could be affected if the balance of these expenses is large. In addition, we may have difficulty obtaining a new tenant upon the expiration of each short-term lease, and our results of operations could be negatively impacted if we failed to do so within a short time period.


                             MANAGEMENT COMPENSATION

      For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

                                    BUSINESS





INDUSTRY PERFORMANCE


      The following table updates and replaces the corresponding table on page 46 of the Prospectus.

                   PERCENT OF PERSONS NEEDING ASSISTANCE WITH
                        ACTIVITIES OF DAILY LIVING (ADLS)

Years of Age             Percentage
------------             ----------
   65-69                   8.1%

   70-74                   10.5%

   75-79                   16.9%

    80+                    34.9%

Source:  U.S. Census Bureau, 1997 data

      The following paragraph updates and replaces the corresponding paragraph on page 46 of the Prospectus.

      According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States' gross domestic product ("GDP") with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 16% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are (i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue for at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

      The following table updates and replaces the corresponding table on page 47 of the Prospectus.

    ESTIMATE OF RESIDENT DEMAND FOR SENIORS' HOUSING CATEGORIES - PRIVATE PAY

                             THOUSANDS OF RESIDENTS

 Base       Independent Living   Assisted Living    Skilled Nursing
 ----       ------------------   ---------------    ---------------
 2000              637                 511                671
 2010              751                 592                773
 2020              991                 720                964
 2030             1,389               1,004              1,309

Source: The Case for Investing in Seniors Housing and Long Term-Care Properties, prepared for the National Investment Conference for the Senior Living and Long-Term Care Industries, Copyright 2001

PROPERTY ACQUISITIONS


      The following section updates and replaces the corresponding section beginning on page 50 on the Prospectus.



      As of February 16, 2004, the Company owned interests, directly or indirectly, in 138 Properties, substantially all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. The general terms of the lease agreements are described in "Business -- Description of Property Leases."



      As of February 16, 2004, certain of the Company's lease agreements and/or management agreements provide for credit enhancements, such as corporate guarantees, which guarantee minimum rent payments under the leases. These credit enhancements terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property or Properties exceeds a specified amount. However, there is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on leases in the future. In addition, many of the leases contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease. Certain leases also contain pooling terms, meaning that the net operating profits with respect to the pooled Properties are combined for the purpose of funding rental payments due under each lease. In addition, certain leases require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.



      The majority of the leases provide for the tenant to fund, in addition to its lease payments, a furniture, fixture and equipment reserve ("FF&E Reserve") fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the FF&E Reserve fund. The FF&E Reserve funds are owned by either the Company or the tenants depending on the terms of the leases.



      The following table sets forth the location of each of the Properties owned by the Company as of February 16, 2004, and a summary of the principal terms of the acquisition and lease of each Property.

                               PROPERTY ACQUISITIONS
                      From Inception through February 16, 2004



                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
BRIGHTON GARDENS OF ORLAND PARK (3)(4)   $13,848,900    $12,600,000    04/20/00  12/2017;     $1,419,512 for          (5)
(the "Orland Park Property")                                                     two          first lease year,
Existing retirement facility                                                     ten-year     with increases of
                                                                                 renewal      3% each lease year
                                                                                 options      thereafter

The Orland Park Property is located in
Orland Park, Illinois, southwest of
Chicago, and includes 65 assisted
living units and 37 units for
residents with Alzheimer's and related
memory disorders.

BROADWAY PLAZA AT PECAN PARK (6)(7)(8)   $10,578,750     $9,800,000    11/09/01  11/2016;     $1,084,322 for          (5)
(the "Arlington Property")                                                       two          first lease year,
Existing retirement facility                                                     five-year    with increases of
                                                                                 renewal      2% each lease year
                                                                                 options      thereafter (9)

The Arlington Property is located in
Arlington, Texas, a suburb between
Dallas and Fort Worth, and includes 80
assisted living units and 15 units for
residents with Alzheimer's and related
memory disorders.

HOMEWOOD RESIDENCE OF BOCA RATON (6)
(7)                                       $9,672,000     $9,100,000    11/09/01  11/2016;     $991,380 for first      (5)
(the "Boca Raton Property")                                                      two          lease year, with
Existing retirement facility                                                     five-year    increases of 2%
                                                                                 renewal      each lease year
                                                                                 options      thereafter (9)

The Boca Raton Property is located in
Boca Raton, Florida, approximately 20
miles north of Fort Lauderdale, and
includes 59 assisted living units and
13 units for residents with
Alzheimer's and related memory
disorders.

HOLLEY COURT TERRACE (6) (10)            $18,469,275    $17,400,000    02/11/02  02/2017;     $1,846,928 for          (5)
(the "Oak Park Property")                                                        two          first lease year,
Existing retirement facility                                                     five-year    with increases of
                                                                                 renewal      1% each lease year
                                                                                 options      thereafter

The Oak Park Property is located in
Oak Park, Illinois, a suburb west of
Chicago, and includes 161 independent
living units and 17 assisted living
units.

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
HOMEWOOD RESIDENCE OF COCONUT CREEK
(6)(7)                                    $9,687,563     $8,500,000    02/11/02  02/2017;     $968,756 for first      (5)
(the "Coconut Creek Property")                                                   two          lease year, with
Existing retirement facility                                                     five-year    increases of 2%
                                                                                 renewal      each lease year
                                                                                 options      thereafter (9)

The Coconut Creek Property is located
in Coconut Creek, Florida,
approximately 14 miles north of Fort
Lauderdale, and includes 80 assisted
living units and 14 units for
residents with Alzheimer's and related
memory disorders.

HERITAGE CLUB AT GREENWOOD VILLAGE (6)   $17,865,375    $18,900,000    03/22/02  03/2017;     $1,786,538 for          (5)
(7)(11) (the "Greenwood Village                                                  two          first lease year,
Property") Existing retirement                                                   five-year    with increases of
facility                                                                         renewal      2% each lease year
                                                                                 options      thereafter (9)

The Greenwood Village Property is
located in Greenwood Village,
Colorado, a suburb southeast of
Denver, and includes 75 assisted
living units, 13 units for residents
with Alzheimer's and related memory
disorders, and 90 skilled nursing
units.

BRIGHTON GARDENS OF CAMARILLO (12)(13)   $18,694,698    $17,400,000    05/16/02  05/2017;            (14)             (5)
(the "Camarillo Property") Existing                                              two
retirement facility                                                              ten-year
                                                                                 renewal
                                                                                 options

The Camarillo Property is located in
Camarillo, California, a suburb of Los
Angeles, and includes 90 assisted
living units, 24 units for residents
with Alzheimer's and related memory
disorders, and 28 skilled nursing
units.

BRIGHTON GARDENS OF TOWSON (12) (13)     $14,452,319    $14,700,000    05/16/02  05/2017;            (14)             (5)
(the "Towson Property")                                                          two
Existing retirement facility                                                     ten-year
                                                                                 renewal
                                                                                 options

The Towson Property is located in
Towson, Maryland, a suburb of
Baltimore, and includes 66 assisted
living units and 23 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE ASSISTED LIVING OF DARTMOUTH      $9,488,304     $9,200,000    05/16/02  05/2017;            (14)             (5)
(12) (13) (the "Dartmouth Property")                                             two
Existing retirement facility                                                     ten-year
                                                                                 renewal
                                                                                 options

The Dartmouth Property is located in
Dartmouth, Massachusetts, 30 miles
east of Providence, Rhode Island and
60 miles south of Boston,
Massachusetts, and includes 58

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE ASSISTED LIVING OF ELK GROVE      $8,054,110     $7,800,000    05/16/02  05/2017;            (14)             (5)
(12)(13) (the "Elk Grove Property")                                              two
Existing retirement facility                                                     ten-year
                                                                                 renewal
                                                                                 options

The Elk Grove Property is located in
Elk Grove, California, a suburb of
Sacramento, and includes 56 assisted
living units and 28 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE ASSISTED LIVING OF CLAYTON        $8,110,569     $7,900,000    05/17/02  05/2017;            (14)             (5)
(12)(13) (the "Clayton Property")                                                two
Existing retirement facility                                                     ten-year
                                                                                 renewal
                                                                                 options

The Clayton Property is located in
Clayton, Ohio, northwest of downtown
Dayton, and includes 42 assisted
living units and 42 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF BUCKHEAD (15)(16)     $7,654,546             --    09/30/02  09/2037      $837,862, with          (5)
(17) (the "Atlanta-Buckhead Property")                                                        increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Atlanta-Buckhead Property is
located in  Buckhead, in northern
Atlanta, Georgia, and  includes 90
assisted living units and 22 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF BRENTWOOD (15)(16)    $6,349,794             --    09/30/02  09/2037      $695,044, with          (5)
(17) (the "Brentwood Property")                                                               increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Brentwood Property is located in
Brentwood, Tennessee, 10 miles south
of downtown Nashville, and includes 90
assisted living units and 23 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF CHARLOTTE (15)(16)    $3,218,389             --    09/30/02  09/2037      $352,283, with          (5)
(17) (the "Charlotte Property")                                                               increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
                                                                                              through the
                                                                                              end of the 29th
                                                                                              lease year

The Charlotte Property is located in
Charlotte, North Carolina, and
includes 90  assisted living units and
25 units for residents with Alzheimer's
and related memory disorders.

BRIGHTON GARDENS OF FRIENDSHIP HEIGHTS   $19,310,331             --    09/30/02  09/2037      $2,166,197, with        (5)
(15)(16)(17) (the "Chevy Chase                                                                increases of 2.5%
Property") Existing retirement                                                                each lease year
facility                                                                                      from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Chevy Chase Property is located in
Chevy  Chase, Maryland, a northwestern
suburb of  Washington, D.C., and
includes 108 assisted living units and
24 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF MIDDLETOWN (15)      $11,481,818             --    09/30/02  09/2037      $1,361,793, with        (5)
(16)(17) (the "Middletown Property")                                                          increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Middletown Property is located in
Middletown, New Jersey, 30 miles
southeast of  Newark, and includes 98
assisted living units and 25 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF MOUNTAINSIDE (15)    $12,438,636             --    09/30/02  09/2037      $1,466,525, with        (5)
(16)(17) (the "Mountainside Property")                                                        increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Mountainside Property, is located
in Mountainside, New Jersey,
approximately 12 miles southwest of
downtown Newark, and includes 98
assisted living units and 21 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF NAPLES (15)(16)       $8,002,479             --    09/30/02  09/2037      $613,446, with          (5)
(17) (the "Naples Property")                                                                  increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Naples Property is located in
Naples, Florida, and includes 93
assisted living units and 40 skilled
nursing units.

BRIGHTON GARDENS OF RALEIGH (15)(16)      $9,655,165             --    09/30/02  09/2037      $1,056,848, with        (5)
(17) (the "Raleigh Property")                                                                 increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
                                                                                              January 1, 2004
                                                                                              through the end of
                                                                                              the 29th lease
                                                                                              year

The Raleigh Property is located in
Raleigh, North Carolina, and includes
90 assisted living units and 23 units
for residents with Alzheimer's and
related memory disorders.

BRIGHTON GARDENS OF STAMFORD (15)(16)    $13,569,421             --    09/30/02  09/2037      $1,485,300, with        (5)
(17) (the "Stamford Property")                                                                increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Stamford Property is located in
Stamford, Connecticut, and includes
90 assisted living units and 24 units
for residents with Alzheimer's and
related memory disorders.

BRIGHTON GARDENS OF VENICE (15)(16)       $6,523,760             --    09/30/02  09/2037      $714,087, with          (5)
(17) (the "Venice Property")                                                                  increases of 2.5%
Existing retirement facility                                                                  each lease year
                                                                                              from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Venice Property is located in
Venice,  Florida, 20 miles south of
Sarasota, and  includes 102 assisted
living units and 27 skilled nursing
units.

BRIGHTON GARDENS OF WINSTON-SALEM (15)    $7,045,661             --    09/30/02  09/2037      $771,214, with          (5)
(16)(17)                                                                                      increases of 2.5%
(the "Winston-Salem Property")                                                                each lease year
Existing retirement facility                                                                  from January 1,
                                                                                              2004 through the
                                                                                              end of the 29th
                                                                                              lease year

The Winston-Salem Property is located
in  Winston-Salem, North Carolina, and
includes 90 assisted living units and
23 units for residents with Alzheimer's
and related memory disorders.

BROOKSBY VILLAGE CONTINUING CARE
RETIREMENT COMMUNITY (19)                $17,383,784             --    10/10/02  04/2033             (19)             N/A
(the "Peabody Property")
Retirement facility being constructed

The Peabody Property, which is
currently being constructed, is
located in Peabody, Massachusetts, and
is expected to include 1,355
independent living apartments, 196
assisted living units and 160 skilled
nursing units. The Company purchased
the land only and will not own the
buildings and improvements.

HOMEWOOD RESIDENCE AT BROOKMONT
TERRACE (6)                               $8,957,850     $9,000,000    11/01/02  01/2016;     $918,180 for first      (5)
                                                                                     two      lease

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
(the "Nashville Property")                                                       five-year    year, with
Existing retirement facility                                                     renewal      increases of 2%
                                                                                 options      each lease year
                                                                                              thereafter (9)

The Nashville Property is located in
southwest Nashville, Tennessee, and
includes 62 assisted living units and
30 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF BELLEVUE (20)(22)    $10,201,606     $8,900,000    12/20/02  12/2017;     $899,335 for first      (5)
(the "Bellevue Property")                                                        two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Bellevue Property is located in
Bellevue, Washington, 13 miles east of
downtown Seattle, and includes 90
assisted living units and 27 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF HOFFMAN ESTATES
(20)(21)                                  $7,543,752     $6,400,000    12/20/02  12/2017;     $780,967 for first      (5)
(the "Hoffman Estates Property")                                                 two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Hoffman Estates Property is
located in Hoffman Estates, Illinois,
30 miles northwest of Chicago, and
includes 73 assisted living units and
47 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF OKLAHOMA CITY (20)    $3,646,636     $3,100,000    12/20/02  12/2017;     $321,474 for first      (5)
(22) (the "Oklahoma City Property")                                              two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Oklahoma City Property is located
in Oklahoma City, Oklahoma, 14 miles
north of downtown Oklahoma City, and
includes 94 assisted living units and
24 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF SANTA ROSA (20)      $16,748,552    $15,600,000    12/20/02  12/2017;     $1,476,490 for          (5)
(22) (the "Santa Rosa Property")                                                 two          first lease year,
Existing retirement facility                                                     ten-year     with increases of
                                                                                 renewal      3% each lease year
                                                                                 options      thereafter

The Santa Rosa Property is located in
Santa Rosa, California, 58 miles north
of downtown San Francisco, and
includes 92 assisted living units, 25
units for residents with Alzheimer's
and related memory disorders and 45
skilled nursing units.

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
BRIGHTON GARDENS OF TULSA (20) (21)       $4,684,167     $3,500,000    12/20/02  12/2017;     $484,928 for first      (5)
(the "Tulsa Property")                                                           two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
The Tulsa Property is located in Tulsa,                                          options      thereafter
Oklahoma, 6 miles southeast of
downtown Tulsa, and includes 94
assisted living units and 26 units for
residents with Alzheimer's and related
memory disorders.

BRIGHTON GARDENS OF VININGS (20) (22)     $7,374,428     $6,100,000    12/20/02  12/2017;     $650,102 for first      (5)
(the "Atlanta Property")                                                         two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Atlanta Property is located in a
suburb 12 miles northwest of downtown
Atlanta, Georgia, and includes 90
assisted living units and 26 units for
residents with Alzheimer's and related
memory disorders.

HEARTHSIDE OF LYNNWOOD (20) (22)          $6,300,000     $5,300,000    12/20/02  12/2017;     $555,384 for first      (5)
(the "Lynnwood Property")                                                        two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Lynnwood Property is located in
Lynnwood, Washington, a suburb 17
miles north of downtown Seattle, and
includes 48 assisted living units and
24 units for residents with
Alzheimer's and related memory
disorders.

HEARTHSIDE OF SNOHOMISH (20)(22)          $8,600,000     $8,700,000    12/20/02  12/2017;     $758,144 for first      (5)
(the "Snohomish Property")                                                       two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Snohomish Property is located in
Snohomish, Washington, a suburb 32
miles northeast of downtown Seattle,
and includes 56 assisted living units
and 28 units for residents with
Alzheimer's and related memory
disorders.

SUNRISE ASSISTED LIVING OF HEMET (20)
(21)                                      $4,109,688     $3,300,000    12/20/02  12/2017;     $425,455 for first       (5)
(the "Hemet Property")                                                           two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Hemet Property is located in
Hemet, California,

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
approximately 90 miles southeast of
downtown Los Angeles, and includes 56
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

SUNRISE ASSISTED LIVING OF PLYMOUTH
(20) (21)                                 $4,580,387     $3,900,000    12/20/02  12/2017;     $474,185 for first      (5)
(the "Plymouth Property")                                                        two          lease year, with
Existing retirement facility                                                     ten-year     increases of 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Plymouth Property is located in
Plymouth, Massachusetts, approximately
42 miles southeast of downtown Boston,
and includes 56 assisted living units
and 28 units for residents with
Alzheimer's and related memory
disorders.

SUNRISE ASSISTED LIVING OF WILLOUGHBY     $4,930,498     $4,200,000    12/20/02  12/2017;     $510,430 for first      (5)
(20) (21)                                                                        two          lease year, with
(the "Willoughby Property")                                                      ten-year     increases of 3%
Existing retirement facility                                                     renewal      each lease year
                                                                                 options      thereafter

The Willoughby Property is located in
Willoughby, Ohio, a suburb 18 miles
northeast of downtown Cleveland, and
includes 56 assisted living units and
28 units for residents with
Alzheimer's and related memory
disorders.

PLEASANT HILLS (20) (21)                 $10,638,918    $10,800,000    12/20/02  12/2017;     $1,101,394 for          (5)
(the "Little Rock Property")                                                     two          first lease year,
Existing retirement facility                                                     ten-year     with increases of
                                                                                 renewal      3% each lease year
                                                                                 options      thereafter

The Little Rock Property is located in
Little Rock, Arkansas, 8 miles west of
downtown Little Rock, and includes 144
independent living units and 19
assisted living units.

FOX RUN VILLAGE CONTINUING CARE
RETIREMENT COMMUNITY (18)                $17,000,000             --  02/28/2003  02/2013;     $2,560,000 for          N/A
(the "Novi Property")                                                            two          first through
Retirement facility being constructed                                            five-year    fifth lease years,
                                                                                 renewal      with increases of
                                                                                 options      3% each lease year
                                                                                              thereafter (23)

The Novi Property, which is currently
being constructed, is located in Novi,
Michigan, and is expected to include
1,497 independent living apartments,
128 assisted living units and 190
skilled nursing units.  The Company
purchased the land only and will not
own the buildings and improvements.

BRIGHTON GARDENS OF COLORADO SPRINGS
(24)(25)                                 $16,120,000    $16,400,000  03/27/2003  03/2018;     $1,576,765 in the       (5)
                                                                                     two      first

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
(the "Colorado Springs Property")                                                five-year    lease year;
Existing retirement facility                                                     renewal      with a 0.375%
                                                                                 options      increase in the
                                                                                              second lease year;
                                                                                              increases by 2.5%
                                                                                              in the third lease
                                                                                              year and each
                                                                                              lease year
                                                                                              thereafter

The Colorado Springs Property is
located in Colorado Springs, Colorado,
3 miles west of downtown Colorado
Springs, and includes 90 assisted
living units, 25 units for residents
with Alzheimer's and related memory
disorders, and 28 skilled nursing
units.

BRIGHTON GARDENS OF DENVER (24) (25)     $17,480,000    $17,900,000  03/27/2003  03/2018;     $1,707,670 in the       (5)
(the "Denver Property")                                                          two          first lease year;
Existing retirement facility                                                     five-year    with a 0.375%
                                                                                 renewal      increase in the
                                                                                 options      second lease year;
                                                                                              increases by 2.5%
                                                                                              in the third lease
                                                                                              year and each
                                                                                              lease year
                                                                                              thereafter

The Denver Property is located in
Denver, Colorado, 8 miles southeast of
downtown Denver, and includes 90
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders, and 28 skilled
nursing units.

BRIGHTON GARDENS OF LAKEWOOD (24)(25)    $18,400,000    $17,900,000  03/27/2003  03/2018;     $1,796,210 in the       (5)
(the "Lakewood Property")                                                        two          first lease year;
Existing retirement facility                                                     five-year    with a 0.375%
                                                                                 renewal      increase in the
                                                                                 options      second lease year;
                                                                                              increases by 2.5%
                                                                                              in the third lease
                                                                                              year and each
                                                                                              lease year
                                                                                              thereafter

The Lakewood Property is located in
Lakewood, Colorado, 10 miles west of
downtown Denver, and includes 90
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders, and 28 skilled
nursing units.

BRIGHTON GARDENS OF EDGEWOOD (22) (26)    $2,654,632     $2,000,000  03/28/2003  03/2018;     $234,022 for the        (5)
(the "Edgewood Property")                                                        two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Edgewood Property is located in
Edgewood, Kentucky, 14 miles southwest
of downtown Cincinnati, Ohio, and
includes 93 assisted living units and
26 units for residents with
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF GREENVILLE (22)(26)   $4,132,969     $4,100,000  03/28/2003  03/2018;     $364,347 for the        (5)
(the "Greenville Property")                                                      two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Greenville Property is located in
Greenville, South Carolina, 5 miles
west of downtown Greenville, and
includes 94

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF NORTHRIDGE (22)(26)  $14,735,846    $12,100,000  03/28/2003  03/2018;     $1,299,057 for the      (5)
(the "Northridge Property")                                                      two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Northridge Property is located in
Northridge, California, 26 miles
northwest of downtown Los Angeles, and
includes 90 assisted living units, 25
units for residents with Alzheimer's
and related memory disorders and 28
skilled nursing units.

BRIGHTON GARDENS OF RANCHO MIRAGE (22)
(26)                                     $13,833,657    $12,900,000  03/28/2003  03/2018;     $1,219,523 for the      (5)
(the "Rancho Mirage Property")                                                   two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Rancho Mirage Property is located
in Rancho Mirage, California, 120
miles east of downtown Los Angeles,
and includes 90 assisted living units,
26 units for residents with
Alzheimer's and related memory
disorders and 28 skilled nursing
units.

BRIGHTON GARDENS OF SALT LAKE CITY
(21)(26)                                 $15,028,664    $15,500,000  03/28/2003  03/2018;     $1,555,842 for the      (5)
(the "Salt Lake City Property")                                                  two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Salt Lake City Property is located
in Salt Lake City, Utah, and includes
98 assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled
nursing units.

BRIGHTON GARDENS OF YORBA LINDA (21)
(26)                                     $13,483,926    $11,900,000  03/28/2003  03/2018;     $1,395,923 for the      (5)
(the "Yorba Linda Property")                                                     two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Yorba Linda Property is located in
Yorba Linda, California, 36 miles east
of downtown Los Angeles, and includes
90 assisted living units, 25 units for
residents with Alzheimer's and related
memory disorders and 28 skilled
nursing units.

FAIRFAX (26)                             $39,421,527    $62,100,000  03/28/2003  03/2018;     $4,099,134 for the      (5)
(the "Fort Belvoir Property")            plus the                                one          first lease year;
                                                                                 ten-year     increases by
                                                                                 renewal

                                                                                   Lease
                                                                                 Expiration
                                          Purchase     Depreciable      Date     and Renewal       Minimum        Additional
       Property Location                    Price     Tax Basis (1)   Acquired     Options      Annual Rent (2)      Rent
       -----------------                    -----     -------------   --------     -------      ---------------      ----
Existing retirement facility             assumption                              option       3% of each lease
                                         $37,551,865                             followed by  year thereafter
                                         in life                                 one
                                         care bonds                              five-year
                                         payable                                 renewal
                                                                                 option

The Fort Belvoir Property is located
in Fort Belvoir, Virginia, 19 miles
southwest of Washington, D.C., and
includes 382 independent living units
and cottages, 45 assisted living units
and 40 skilled nursing units.

SUNRISE ASSISTED LIVING OF PALM
SPRINGS (22)(26)                          $2,653,469     $2,000,000  03/28/2003  03/2018;     $233,920 for the        (5)
(the "Palm Springs Property")                                                    two          first lease year;
Existing retirement facility                                                     ten-year     increases by 3%
                                                                                 renewal      each lease year
                                                                                 options      thereafter

The Palm Springs Property is located
in Palm Springs, California, 110 miles
east of downtown Los Angeles, and
includes 56 assisted living units and
28 units for residents with
Alzheimer's and related memory
disorders.

QUADRANGLE (26)                          $60,118,719    $93,000,000  03/28/2003  03/2018;     $6,234,763 for the      (5)
(the "Haverford Property")               plus the                                one          first lease year;
Existing retirement facility             assumption                              ten-year     increases by 3%
                                         of                                      renewal      each lease year
                                         $50,958,830                             option       thereafter
                                         in life                                 followed by
                                         care bonds                              one
                                         payable                                 five-year
                                                                                 renewal
                                                                                 option

The Haverford Property is located in
Haverford, Pennsylvania, 10 miles west
of Philadelphia, and includes 349
independent living units, 90 assisted
living units, 25 units for residents
with Alzheimer's and related memory
disorders and 72 skilled nursing
units.

SUNRISE OF ANNAPOLIS (27)(28)(29)(30)    $13,294,253             --    03/31/03  03/2038      $1,465,099; with        (5)
(the "Annapolis Property")                                                                    increases of 2.5%
Existing retirement facility                                                                  beginning
                                                                                              01/01/2004
                                                                                              and each lease
                                                                                              year thereafter
                                                                                              until the end of
                                                                                              the 28th lease
                                                                                              year

The Annapolis Property is located in
Annapolis, Maryland, 26 miles
southeast of Baltimore, and includes
50 assisted living units and 22 units
for residents with Alzheimer's and
related memory disorders.

SUNRISE OF PIKESVILLE (27)(28)(29)(30)    $9,340,855             --    03/31/03  03/2038      $1,029,413; with        (5)
(the "Pikesville Property")                                                                   increases of 2.5%
Existing retirement facility                                                                  beginning
                                                                                              01/01/2004
                                                                                              and each lease
                                                                                              year thereafter
                                                                                              until the end of
                                                                                              the 28th lease
                                                                                              year

The Pikesville Property is located in
Pikesville, Maryland, 11 miles from
downtown Baltimore, and includes 61
assisted living units and 18 units for
residents with Alzheimer's and related

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
memory disorders.

BRIGHTON GARDENS OF SADDLE RIVER                 $12,750,000 $11,400,000 03/31/03 03/2018; two      $1,321,352; with         (5)
(the "Saddle River Property")                                                     ten-year renewal  increases of 3%
Existing retirement facility                                                      options           each lease year
                                                                                                    thereafter

The Saddle River Property is
located in Saddle River, New Jersey,
26 miles north of downtown Newark,
and includes 90 assisted living
units and 22 units for residents with
Alzheimer's and related memory disorders.

ANN'S CHOICE CONTINUING CARE
 RETIREMENT COMMUNITY (18)                       $19,500,000      --     06/02/03 06/2013; two      $2,925,000 for           N/A
(the "Warminster Property")                                                       five-year renewal the first
Retirement facility being constructed                                             options           through fifth
                                                                                                    lease years;
The Warminster Property, which is currently                                                         $3,900,000 for
being constructed, is located in Warminster,                                                        six through the
Pennsylvania, and is expected to include                                                            tenth lease years;
1,542 independent living apartments, 128 assisted                                                   $4,680,000 for the
living units and 190 skilled nursing                                                                eleventh and all
units. The Company purchased the land                                                               subsequent lease
only and will not own the buildings                                                                 years(23)
and improvements.

BALMORAL ASSISTED LIVING COMMUNITY               $12,175,000 $12,000,000 07/08/03 07/2018; two      $1,171,109; with         N/A
(the "Palm Harbor Property")                                                      ten-year renewal  increases of
Existing retirement facility                                                      options           2.5% each lease
                                                                                                    year thereafter
The Palm Harbor Property is located in                                                              (31)
Palm Harbor, Florida, 20 miles northwest
of downtown Tampa, and includes 44
independent living units and 55 assisted
living units or units for residents
with Alzheimer's or related memory
disorders. This fluctuates according
to resident needs.

SOMERBY AT UNIVERSITY PARK (6) (32) (33) (34)    $50,427,000 $50,900,000 08/25/03 08/2018; two      $4,816,996; with         (35)
(the "Birmingham Property")                                                       ten-year renewal  increases of 2.5%
Existing retirement facility                                                      options           beginning in the
                                                                                                    second lease
The Birmingham Property is located in                                                               year through the
Birmingham, Alabama, six miles south of                                                             ninth lease year;
downtown Birmingham,                                                                                $6,795,625 for the
and includes 240 independent living                                                                 tenth lease year;
units, 84 assisted                                                                                  with increases of
living units and 28 units for                                                                       2.5% each lease
residents with Alzheimer's and related                                                              year thereafter(9)
memory disorders.

SOMERBY AT JONES FARM (6) (32) (33) (34)         $22,833,000 $23,900,000 08/25/03 08/2018; two      $2,144,768; with         (35)

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
(the "Huntsville Property")                                                       ten-year renewal  increases of
Existing retirement facility                                                      options           2.5% beginning
                                                                                                    in the second lease
                                                                                                    year through the
The Huntsville Property is located in                                                               ninth lease year;
Huntsville, Alabama, six miles                                                                      $2,991,702 for
southeast of downtown Huntsville,                                                                   the tenth lease year;
and includes 138 independent living                                                                 with increases
units and 48 assisted units.                                                                        of 2.5% each lease
                                                                                                    year thereafter (9)


BRIGHTON GARDENS OF COLUMBIA (36) (37)           $10,608,522 $ 9,800,000 08/29/03 04/2025; one      $319,422 for the         N/A
(the "Columbia Property")                                                         ten-year renewal  period 08/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,042,088 for
The Columbia Property is located in Columbia,                                                       2004; $1,095,529
Maryland, 17 miles southwest of                                                                     for 2005:
downtown Baltimore, and includes 72 assisted                                                        $1,175,689 for 2006;
living units and 16 units for                                                                       with increases of
residents with Alzheimer's and                                                                      3% each calendar
related memory disorders.                                                                           year thereafter

BRIGHTON GARDENS OF DUNWOODY (36) (37)           $11,687,355 $10,200,000  8/29/03 04/2025; one      $351,906 for the         N/A
(the "Atlanta-Dunwoody Property")                                                 ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,148,063 for
The Atlanta-Dunwoody Property is located in                                                         2004; $1,206,939
Atlanta, Georgia, 16 miles north                                                                    for 2005; $1,295,251
of downtown                                                                                         for 2006; with
Atlanta, and includes 90 assisted                                                                   increases of 3%
living units and 23 units for                                                                       each calender
residents with Alzheimer's and                                                                      year thereafter
related memory disorders.





BRIGHTON GARDENS OF FLORHAM PARK (36) (37)       $16,811,811 $15,800,000 08/29/03 04/2025; one      $506,203 for the         N/A
(the "Florham Park Property")                                                     ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,651,445 for
The Florham Park Property is located in                                                             2004; $1,736,135
Florham Park, New Jersey, 16 miles                                                                  for 2005;
west of downtown Newark, and includes                                                               $1,863,169 for
74 assisted living units and 36 units                                                               2006; with
for residents with Alzheimer's and                                                                  increases of 3%
related memory disorders.                                                                           each calendar
                                                                                                    year thereafter

BRIGHTON GARDENS OF GREENSBORO (36) (37)         $14,564,243 $13,600,000 08/29/03 04/2025; one      $438,529 for the         N/A
(the "Greensboro Property")                                                       ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,430,664 for
The Greensboro Property is located in                                                               2004; $1,504,031
Greensboro, North Carolina, 6 miles                                                                 for 2005;
west of downtown Greensboro, and                                                                    $1,614,082 for
includes                                                                                            2006; with
                                                                                                    increases of 3%
                                                                                                    each

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
90 assisted living units                                                                            calendar year
and 25 units for residents with                                                                     thereafter
Alzheimer's and related memory
disorders.

BRIGHTON GARDENS OF NORTHVILLE (36) (37)         $14,630,771 $13,900,000 08/29/03 04/2025; one      $440,532 for the         N/A
(the "Plymouth Property")                                                         ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,437,199
The Plymouth Property is located in Plymouth                                                        for 2004;
Michigan, 25 miles east of                                                                          $1,510,901 for
downtown Ann Arbor, and Plymouth,                                                                   2005; $1,621,455
includes 82 assisted living units and 24                                                            for 2006; with
units for residents with                                                                            increases of 3%
Alzheimer's and related memory disorders.                                                           each calendar
                                                                                                    year thereafter

BRIGHTON GARDENS OF OMAHA (36) (37)              $11,200,170 $10,600,000 08/29/03 04/2025; one      $337,237 for the         N/A
(the "Omaha Property")                                                            ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,100,207 for
The Omaha Property is located in Omaha,                                                             2004; $1,156,628
Nebraska, seven miles west                                                                          for 2005; $1,241,259
of downtown Omaha, and                                                                              for 2006; with
includes 60 assisted living units, 42                                                               increases 3% each
units for residents with                                                                            calendar year
Alzheimer's and related memory                                                                      thereafter
disorders.


BRIGHTON GARDENS OF PRAIRIE VILLAGE (36) (37)    $18,077,466 $17,100,000 08/29/03 04/2025; one      $544,312 for the         N/A
(the "Prairie Village Property")                                                  ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,775,772 for
The Prairie Village Property is located in                                                          2004; $1,866,837
Prairie Village, Kansas, ten miles                                                                  for 2005; $2,003,435
south of downtown Kansas City, and includes                                                         for 2006; with
82 assisted living units, 25                                                                        increases of
units for residents with Alzheimer's                                                                3% each calendar
and related memory disorders and 28 skilled                                                         year thereafter
nursing units.

BRIGHTON GARDENS OF ST. CHARLES (36) (37)        $15,326,548 $13,300,000 08/29/03 04/2025; one      $461,482 for the         N/A
(the "St. Charles Property")                                                      ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,505,546 for
The St. Charles Property is located in St.                                                          2004; $1,582,753
Charles, Illinois, 38 miles west                                                                    for 2005; $1,698,565
of downtown Chicago, and includes                                                                   for 2006; with
82 assisted living units and 24 units for                                                           increases of 3%
residents with Alzheimer's and                                                                      each calendar
related memory disorders.                                                                           year thereafter

BRIGHTON GARDENS OF TAMPA (36) (37)               $5,403,590 $ 4,100,000 08/29/03 04/2025; one      $162,702 for the         N/A
(the "Tampa Property")                                                            ten-year renewal  period 8/29/03
                                                                                                    through 12/31/03;

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
Existing retirement facility                                                      option            $530,801 for
                                                                                                    2004; $558,022
The Tampa Property is located in Tampa,                                                             for 2005; $598,853
Florida, 16 miles north of downtown                                                                 for 2006; with
Tampa, and includes 61 assisted living                                                              increases of
units, 44 units for residents with                                                                  3% each calendar
Alzheimer's and related memory                                                                      year thereafter
disorders and 28 skilled nursing units.

BRIGHTON GARDENS OF TUCKERMAN LANE (36) (37)     $20,631,891 $18,600,000 08/29/03 04/2025; one      $621,226 for the         N/A
(the "Rockville Property")                                                        ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $2,026,696 for
The Rockville Property is located in                                                                2004; $2,130,630
Rockville, Maryland, 12 miles northwest                                                             for 2005;
of downtown Washington, DC, and includes                                                            $2,286,529 for
101 assisted living units and 25                                                                    2006; with
skilled nursing units.                                                                              increases
                                                                                                    of 3% each
                                                                                                    calendar year
                                                                                                    thereafter

BRIGHTON GARDENS OF WASHINGTON TOWNSHIP (36)
(37) (the "Dayton Property")                     $5,010,602  $ 4,400,000 08/29/03 04/2025; one      $150,869 for the         N/A
Existing retirement facility                                                      ten-year renewal  period 8/29/03
                                                                                  option            through 12/31/03;
                                                                                                    $492,198 for
The Dayton Property located in Dayton,                                                              2004; $517,439
Ohio, nine miles south of downtown                                                                  for 2005; $555,300
Dayton, and includes 65                                                                             for 2006; with
assisted living units and 39 units for                                                              increases of
residents with Alzheimer's                                                                          3% each calendar
and related memory disorders.                                                                       year thereafter

BRIGHTON GARDENS OF WESTLAKE (36) (37)           $10,338,814 $ 9,400,000 08/29/03 04/2025; one      $311,302 for the         N/A
(the "Westlake Property")                                                         ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,015,595 for
The Westlake Property is located in Westlake,                                                       2004; $1,067,676
Ohio, 16 miles west of downtown                                                                     for 2005; $1,145,799
Cleveland, and includes 65 assisted                                                                 for 2006; with
living units and 39 units for residents                                                             increases of
with Alzheimer's and related memory                                                                 3% each calendar
disorders.                                                                                          year thereafter

BRIGHTON GARDENS OF WEST ORANGE (36) (37)        $15,464,169 $14,100,000 08/29/03 04/2025; one      $465,626 for the         N/A
(the "West Orange Property")                                                      ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,519,065 for
The West Orange Property is located in West                                                         2004; $1,596,965
Orange, New Jersey, nine miles                                                                      for 2005; $1,713,817
northwest of downtown Newark, and includes                                                          for 2006; with
90 assisted living units and 22 units for                                                           increases of 3%
residents with Alzheimer's and related                                                              each calendar
memory disorders.                                                                                   year thereafter

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
BRIGHTON GARDENS OF WHEATON (36) (37)            $14,744,048 $12,800,000 08/29/03 04/2025; one      $443,943 for the         N/A
(the "Wheaton Property")                                                          ten-year renewal  period 8/29/03
Existing retirement facility                                                      option            through 12/31/03;
                                                                                                    $1,448,326 for
The Wheaton Property is located in Wheaton,                                                         2004; $1,522,599
Illinois, 26 miles west of                                                                          for 2005; $1,634,009
downtown Chicago, and                                                                               for 2006; with
includes 98 assisted living units and                                                               increases of 3%
21 units for residents with                                                                         each calendar
Alzheimer's and related memory disorders.                                                           year thereafter

GREENTREE AT POST (38) (39)                      $5,100,000  $ 5,100,000 09/05/03 09/2018; two      $540,855 for the         N/A
(the" Indianapolis-Post Property")                                                five-year renewal first lease year;
Existing retirement facility                                                      options           with increases of
                                                                                                    3% each lease
The Indianapolis-Post Property is located in                                                        year thereafter
Indianapolis, Indiana, ten miles
east of downtown Indianapolis, and includes
58 assisted living units.

GREENTREE AT MT. VERNON (38) (39)                $ 7,300,000 $ 7,000,000 09/05/03 09/2018; two      $774,165 for the         N/A
(the "Mt. Vernon Property")                                                       five-year renewal first lease year;
Existing retirement facility                                                      options           with increases of
                                                                                                    3% each lease year
The Mt. Vernon Property is located in Mt.                                                           thereafter
Vernon, Illinois, 80 miles east of
downtown St. Louis, Missouri, and
includes 58 assisted living units.

GREENTREE AT WEST LAFAYETTE (38) (39)            $ 5,456,000 $ 5,200,000 09/05/03 09/2018; two      $578,609 for the         N/A
(the "West Lafayette Property")                                                   five-year renewal first lease year;
Existing retirement facility                                                      options           with increases of
                                                                                                    3% each lease
The West Lafayette Property is located in                                                           year thereafter
West Lafayette, Indiana, 60 miles
northwest of downtown Indianapolis, and
includes 59 assisted living units.

GREENTREE AT FT. BENJAMIN HARRISON (38)          $ 5,100,000 $ 4,900,000 09/11/03 09/2018; two      $540,855 for the         N/A
(the "Ft. Benjamin Harrison Property")                                            five-year renewal first lease year;
Existing retirement facility                                                      options           with increases of
                                                                                                    3% each lease
The Indianapolis-Ft. Benjamin Harrison                                                              year thereafter
Property is located in Indianapolis,
Indiana, 13 miles northeast of downtown
Indianapolis, and includes 58 assisted
living units.

SUNRISE OF ARLINGTON (40) (41)                   $ 7,084,655 $ 6,400,000 09/30/03 09/2018; five             (42)             (5)

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
(the "Arlington Property")                                                        five-year renewal
Existing retirement facility                                                      options

The Arlington Property is located in
Arlington, Virginia, five miles west of
downtown Washington, and includes 29 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF BLUEMONT PARK (40) (41)               $28,039,268 $26,100,000 09/30/03 09/2018; five             (42)             (5)
(the "Arlington-Bluemont Park Property")                                          five-year renewal
Existing retirement facility                                                      options

The Arlington-Bluemont Park Property is
located in Arlington, Virginia, 26 miles northwest of downtown Washington, D.C., and includes 128 independent living units, 37 assisted living units and 10 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF COUNTRYSIDE (40) (41)                 $14,668,229 $13,200,000 09/30/03 09/2018; five             (42)             (5)
(the "Sterling Property")                                                         five-year renewal
Existing retirement facility                                                      options

The Sterling Property is located in Sterling,
Virginia, 26 miles northwest of
downtown Washington, D.C., and includes 52
independent living units and 46
assisted living units.

SUNRISE OF FALLS CHURCH (40) (41)                $ 8,681,197 $ 7,600,000 09/30/03 09/2018; five             (42)             (5)
(the "Falls Church Property")                                                     five-year renewal
Existing retirement facility                                                      options

The Falls Church Property is located in Falls
Church, Virginia, eight miles west
of downtown Washington, D.C., and includes 36 assisted living units and 18 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FARMINGTON HILLS (40) (41)            $ 9,379,684 $ 8,800,000 09/30/03 09/2018; five             (42)             (5)
(the "Farmington Hills Property")                                                 five-year renewal
Existing retirement facility                                                      options

The Farmington Hills Property located in
Farmington Hills, Michigan, 25 miles
northwest of downtown Detroit, and includes
40 assisted living units and 29
units for residents with

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
Alzheimer's and
related memory disorders.

SUNRISE OF FREDERICK (40)(41)                    $ 6,885,087 $ 7,200,000 09/30/03 09/2018; five             (42)             (5)
(the "Frederick Property")                                                        five-year renewal
Existing retirement facility                                                      options

The Frederick Property is located in Frederick,
Maryland, one mile west of downtown Frederick, and includes 38 assisted living units and 22 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF LEESBURG (40) (41)                    $ 2,095,461 $ 1,800,000 09/30/03 09/2018; five             (42)             (5)
(the "Leesburg Property")                                                         five-year renewal
Existing retirement facility                                                      options

The Leesburg Property is located in Leesburg,
Virginia, 40 miles northwest of
downtown Washington, D.C., and includes 38 assisted living units.

SUNRISE OF MERCER ISLAND (40) (41)               $ 7,783,142 $ 7,300,000 09/30/03 09/2018; five             (42)             (5)
(the "Mercer Island Property")                                                    five-year renewal
Existing retirement facility                                                      options

The Mercer Island Property is located in
Mercer Island, Washington, six miles
east of downtown Seattle, and includes
34 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF MILL BASIN (40) (41)                  $24,147,697 $22,800,000 09/30/03 09/2018; five             (42)             (5)
(the "Brooklyn-Mill Basin Property")                                              five-year renewal
Existing retirement facility                                                      options

The Brooklyn-Mill Basin Property is located in the center of Brooklyn, New York, and includes 75 assisted living units and 38 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF POLAND (40) (41)                      $ 8,581,413 $ 8,300,000 09/30/03 09/2018; five             (42)             (5)
(the "Poland Property")                                                           five-year renewal
Existing retirement facility                                                      options

The Poland Property is located in Poland,
Ohio, seven miles

                                                                                    Lease
                                                                                  Expiration
                                                             Depreciable             and
                                                   Purchase     Tax       Date      Renewal             Minimum           Additional
              Property Location                      Price    Basis (1)  Acquired   Options          Annual Rent (2)         Rent
              -----------------                      -----    ---------  --------   -------          ---------------         ----
south of downtown Youngstown, and
includes 48 assisted living units and
19 units for residents with Alzheimer's
and related memory disorders.

SUNRISE OF RALEIGH (40) (41)                     $ 6,286,384 $ 6,200,000 09/30/03 09/2018; five             (41)             (5)
(the "Raleigh Property")                                                          five-year renewal
Existing retirement facility                                                      options

The Raleigh Property is located in Raleigh,
North Carolina, seven miles northwest of downtown Raleigh, and includes 37 assisted living units and 35 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF SHEEPSHEAD BAY (40) (41)              $25,644,455 $22,600,000 09/30/03 09/2018; five             (41)             (5)
(the "Brooklyn-Sheepshead Bay Property")                                          five-year renewal
Existing retirement facility                                                      options

The Brooklyn-Sheepshead Bay Property is
located directly across the street from
Sheepshead Bay in Brooklyn, New York, and includes 88 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF BEVERLY HILLS (43) (44) (45) (46)     $ 6,581,576    (47)     09/30/03 09/2018; five             (48)             (5)
(the "Beverly Hills Property")                                                    five-year renewal
Retirement facility currently under construction                                  options

The Beverly Hills Property, which is
currently in the development stage, will be located in Beverly Hills, California, 12 miles west of downtown Los Angeles, and is expected to include 64 assisted living units and 16 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF CRESSKILL (43) (44) (45) (46)         $ 6,444,584    (47)     09/30/03 09/2018; five             (48)             (5)
(the "Cresskill Property")                                                        five-year renewal
Retirement facility currently under construction                                  options

The Cresskill Property, which is currently under construction, will be located in Cresskill, New Jersey, ten miles from Teaneck, and is expected to include 77 independent living units, 60 assisted living units and 21 units for residents with Alzheimer's and related memory disorders.

                                                        Depreciable            Lease Expiration        Minimum
                                            Purchase       Tax        Date        and Renewal           Annual           Additional
           Property Location                  Price      Basis (1)   Acquired       Options            Rent (2)             Rent
           -----------------                  -----      ---------   --------       -------            --------           ---------
SUNRISE OF EDMONDS (43) (44) (45) (46)     $2,496,510      (47)      09/30/03    09/2018; five           (48)                (5)
(the "Edmonds Property")                                                         five-year renewal
Retirement facility currently under                                              options
construction

The Edmonds Property, which is currently in the development stage, will be located in Edmonds, Washington, 16 miles north of downtown Seattle, and is expected to include 35 assisted living units and 23 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF FIVE FORKS (43) (44) (45) (46)  $9,925,123      (47)      09/30/03    09/2018; five          (48)                 (5)
(the "Lilburn Property")                                                         five-year renewal
Newly constructed retirement facility                                            options

The Lilburn Property, which is currently under construction will be located in Lilburn, Georgia, 15 miles northeast of downtown Atlanta, and is expected to include 52 assisted living units and 17 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF MADISON (43) (44) (45) (46)     $4,104,196      (47)      09/30/03    09/2018; five          (48)                 (5)
(the "Madison Property")                                                         five-year renewal
Retirement facility currently under                                              options
construction

The Madison Property, which is currently under construction, will be located in Madison, New Jersey, 16 miles from
Newark Liberty International Airport,
and is expected to include 52 assisted
living units and 20 units for residents
with Alzheimer's and related memory
disorders.

DOGWOOD FOREST OF DUNWOODY (49)            $5,500,000   $5,300,000   11/25/03    11/2018; one       $527,581 for the        N/A
(the "Dunwoody Property")                                                        ten-year renewal   first lease year;
Existing retirement facility                                                     option             $633,961 for the
                                                                                                    second lease year;
                                                                                                    with increases of
The Dunwoody Property is located in                                                                 3% each lease
Dunwoody, Georgia, 15 miles north of                                                                year thereafter
downtown Atlanta, and includes 55                                                                   (9) (50)
assisted living units and 11 units for
residents with Alzheimer's and related
memory disorders. The tenant intends to
convert eight units from assisted living
units to Alzheimer's and related memory
disorder units. This will bring the
configuration to 47 assisted living
units and 19 units for residents with
Alzheimer's and related memory
disorders.

                                                        Depreciable            Lease Expiration        Minimum
                                            Purchase       Tax        Date        and Renewal           Annual           Additional
           Property Location                  Price      Basis (1)   Acquired       Options            Rent (2)             Rent
           -----------------                  -----      ---------   --------       -------            --------           ---------
EDENGARDENS OF GAINESVILLE (51)            $8,000,000  $ 8,100,000   11/25/03   11/2018; two        $859,231 for the         (5)
(the "Gainesville Property")                                                    ten-year renewal    first lease year;
Existing retirement facility                                                    options             with increases of
                                                                                                    3% each lease
The Gainesville Property is located in                                                              year thereafter
Gainesville, Florida, eight miles west                                                              (50)
of downtown Gainesville, and includes 41
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

EDENBROOK OF JACKSONVILLE (51)             $7,000,000  $ 6,400,000   11/25/03   11/2018; two        $751,827 for the         (5)
(the "Jacksonville Property")                                                   ten-year renewal    first lease year;
Existing retirement facility                                                    options             with increases
                                                                                                    of 3% each
The Jacksonville Property is located in                                                             lease year
Jacksonville, Florida, 15 miles east of                                                             thereafter (50)
downtown Jacksonville, and includes 52
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

EDENBROOK OF TALLAHASSEE (51)              12,000,000  $12,100,000   11/25/03   11/2018; two        $1,288,846 for the       (5)
(the "Tallahassee Property")                                                    ten-year            first lease year;
Existing retirement facility                                                    renewal options     with increases of
                                                                                                    3% each lease
The Tallahassee Property is located in                                                              year thereafter
Tallahassee, Florida, three miles north                                                             (50)
of downtown Tallahassee, and includes 56
assisted living units and 28 units for
residents with Alzheimer's and related
memory disorders.

EDENGARDENS OF AIKEN (52) (53) (54)        $7,386,000  $ 7,400,000   11/25/03   11/2018; four       $713,246 for the         (5)
(the "Aiken Property")                                                          five-year renewal   first lease year;
Existing retirement facility                                                    options             $750,786 for the
                                                                                                    second lease
The Aiken Property is located in Aiken,                                                             year; $796,583 for
South Carolina, 61 miles southwest of                                                               the third lease
downtown Columbia, and includes 47                                                                  year; with
assisted living units and 24 units for                                                              increases of 3%
residents with Alzheimer's and related                                                              each lease year
memory disorders.                                                                                   thereafter (9)(57)


EDENBROOK OF ALPHARETTA (52) (53) (54)     $6,894,000  $ 6,600,000   11/25/03   11/2018; four       $665,697 for the         (5)
(the "Alpharetta Property")                                                     five-year           first lease year;
Existing retirement facility                                                    renewal options     $700,733 for the
                                                                                                    second lease year;
                                                                                                    $743,478 for the
                                                                                                    third lease year;
                                                                                                    with increases of
                                                                                                    3% each lease
                                                                                                    year thereafter
                                                                                                    (9) (57)

The Alpharetta Property is located in
Alpharetta, Georgia, 23


                                                        Depreciable            Lease Expiration        Minimum
                                            Purchase       Tax        Date        and Renewal           Annual           Additional
           Property Location                  Price      Basis (1)   Acquired       Options            Rent (2)             Rent
           -----------------                  -----      ---------   --------       -------            --------           ---------
miles north of downtown Atlanta, and
includes 48 assisted living units and 24
units for residents with Alzheimer's and
related memory disorders.


EDENBROOK OF BUCKHEAD (52) (53) (54)       $7,583,000  $ 7,200,000   11/25/03   11/2018; four       $732,266 for the         (5)
(the "Buckhead Property")                                                       five-year renewal   first lease year;
Existing retirement facility                                                    options             $770,807 for the
                                                                                                    second lease year;
The Buckhead Property is located in                                                                 $817,826 for the
Atlanta, Georgia, 12 miles north of                                                                 third lease year;
downtown Atlanta, and includes 47                                                                   with increases of
assisted living units and 26 units for                                                              3% each lease year
residents with Alzheimer's and related                                                              thereafter (9)
memory disorders.                                                                                   (57)


EDENBROOK OF CHAMPIONS (52) (53)           11,818,000  $12,000,000   11/25/03   11/2018; four       $1,141,194 for the       (5)
(the "Champions Property")                                                      five-year renewal   first lease year;
Existing retirement facility                                                    options             $1,201,257 for the
                                                                                                    second lease year;
                                                                                                    $1,274,553 for the
The Champions Property is located in                                                                third lease year;
Houston, Texas, 22 miles northwest of                                                               with increases of
downtown Houston, and includes 56                                                                   3% each lease year
assisted living units and 28 units for                                                              thereafter (9)
residents with Alzheimer's and related                                                              (57)
memory disorders.


EDENBROOK OF CHARLESTON (52) (53) (54)     $9,060,000  $ 9,100,000   11/25/03   11/2018; four       $874,915 for the         (5)
(the "Charleston Property")                                                     five-year renewal   first lease year;
Existing retirement facility                                                    options             $920,964 for the
                                                                                                    second lease year;
                                                                                                    $977,142 for the
The Charleston Property is located in                                                               third lease year;
Charleston, South Carolina, nine miles                                                              with increases of
west of downtown Charleston, and                                                                    3% each lease year
includes 56 assisted living units and 28                                                            thereafter (9)
units for residents with Alzheimer's and                                                            (57)
related memory disorders.


EDENGARDENS OF COLUMBIA (52) (53)          $4,235,000  $ 4,200,000   11/25/03   11/2018; four       $408,928 for the         (5)
(the "Columbia Property")                                                       five-year renewal   first lease year;
Existing retirement facility                                                    options             $430,450 for the
                                                                                                    second lease year;
The Columbia Property is located in                                                                 $456,708 for the
Columbia, South Carolina, located nine                                                              third lease year;
miles northwest of downtown Columbia,                                                               with increases of
and includes 38 assisted living units                                                               3% each lease year
and ten units for residents with                                                                    thereafter (9)
Alzheimer's and related memory                                                                      (57)
disorders.


EDENGARDENS OF CONCORD (52) (53) (55)      $3,841,000  $ 3,700,000   11/25/03   11/2018; four       $370,888 for the         (5)
(the "Concord Property")                                                        five-year           first lease year;
                                                                                                    $390,409 for

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
Existing retirement facility                                                   renewal options    the second lease year;
                                                                                                  $414,223 for the third
The Concord Property is located in                                                                lease year; with
Concord, North Carolina, 26 miles                                                                 increases of 3% each
northeast of downtown Charlotte, and                                                              lease year thereafter
includes 56 assisted living units.                                                                (9) (57)

EDENBROOK OF DUNWOODY (52) (53) (56)     $ 4,825,000  $ 4,800,000    11/25/03  11/2018; four      $465,988 for the first      (5)
(the "EdenBrook Dunwoody Property")                                            five-year renewal  lease year; $490,513
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $520,435 for the
The EdenBrook Dunwoody Property is                                                                third lease year; with
located in Atlanta, Georgia, 16 miles                                                             increases of 3% each
north of downtown Atlanta, and                                                                    lease year thereafter
includes 57 assisted living units.                                                                (9) (57)

EDENBROOK OF LOUISVILLE (52) (53) (54)   $10,537,000  $10,500,000    11/25/03  11/2018; four      $1,017,565 for the          (5)
(the "EdenBrook Louisville Property")                                          five-year renewal  first lease year;
Existing retirement facility                                                   options            $1,071,121 for the
                                                                                                  second lease year;
The EdenBrook Louisville Property is                                                              $1,136,459 for the
located in Middletown, Kentucky, 14                                                               third lease year; with
miles east of downtown Louisville, and                                                            increases of 3% each
includes 56 assisted living units and                                                             lease year thereafter
28 units for residents with                                                                       (9) (57)
Alzheimer's and related memory
disorders.

EDENGARDENS OF ARLINGTON (52) (53)       $ 8,666,000  $ 8,800,000    11/25/03  11/2018; four      $836,876 for the first      (5)
(the "EdenGardens Arlington Property")                                         five-year renewal  lease year; $880,922
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $934,658 for the
The EdenGardens Arlington Property is                                                             third lease year; with
located in Arlington, Texas, six miles                                                            increases of 3% each
southwest of downtown Arlington, and                                                              lease year thereafter
includes 52 assisted living units and                                                             (9) (57)
22 units for residents with
Alzheimer's and related memory
disorders.

EDENGARDENS OF KINGWOOD (52) (53)        $ 8,666,000  $ 8,700,000    11/25/03  11/2018; four      $836,876 for the first      (5)
(the "EdenGardens Kingwood Property")                                          five-year renewal  lease year; $880,922
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $934,658 for the
The EdenGardens Kingwood Property is                                                              third lease year; with
located in Kingwood, Texas, 23 miles                                                              increases of 3% each
northeast of downtown Houston, and                                                                lease year thereafter
includes 42 assisted living units and                                                             (9) (57)
28 units for residents with
Alzheimer's and related memory
disorders.

EDENTERRACE OF ARLINGTON (52) (53)       $ 8,075,000  $ 7,900,000    11/25/03  11/2018; four      $779,816 for the first      (5)
(the "EdenTerrace Arlington Property")                                         five-year          lease year; $820,859
                                                                                                  for

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
Existing retirement facility                                                   renewal options    the second lease year;
                                                                                                  $870,931 for the third
The EdenTerrace Arlington Property is                                                             lease year; with
located in Arlington, Texas, six miles                                                            increases of 3% each
southwest of downtown Arlington, and                                                              lease year thereafter
includes 140 independent living units.                                                            (9) (57)

EDENTERRACE OF KINGWOOD (52) (53)        $10,829,000  $10,900,000    11/25/03  11/2018; four      $1,045,720 for the          (5)
(the "EdenTerrace Kingwood Property")                                          five-year renewal  first lease year;
Existing retirement facility                                                   options            $1,100,758 for the
                                                                                                  second lease year;
The EdenTerrace Kingwood Property is                                                              $1,167,905 for the
located in Kingwood, Texas, 23 miles                                                              third lease year; with
northeast of downtown Houston, and                                                                increases of 3% each
includes 120 independent living units.                                                            lease year thereafter
                                                                                                  (9) (57)

EDENTERRACE OF LOUISVILLE (52) (53)      $12,517,000  $12,300,000    11/25/03  11/2018; four      $1,208,779 for the          (5)
(54)                                                                           five-year renewal  first lease year;
(the "EdenTerrace Louisville Property")                                        options            $1,272,399 for the
Existing retirement facility                                                                      second lease year;
                                                                                                  $1,350,015 for the
The EdenTerrace Louisville Property is                                                            third lease year; with
located in Middletown, Kentucky, 14                                                               increases of 3% each
miles east of downtown Louisville,                                                                lease year thereafter
and includes 120 independent living                                                               (9) (57)
units.

EDENGARDENS OF GREENWOOD (52) (53)       $ 4,432,000  $ 4,400,000    11/25/03  11/2018; four      $427,948 for the first      (5)
(the "Greenwood Property")                                                     five-year renewal  lease year; $450,471
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $477,950 for the
The Greenwood Property is located in                                                              third lease year; with
Greenwood, South Carolina, 74 miles                                                               increases of 3% each
west of downtown Columbia, and                                                                    lease year thereafter
includes 36 assisted living units and                                                             (9) (57)
12 units for residents with
Alzheimer's and related memory
disorders.

EDENBROOK OF HUNTSVILLE (52) (53)         $9,257,000   $9,200,000    11/25/03  11/2018; four      $893,935 for the first      (5)
(the "Huntsville Property")                                                    five-year renewal  lease year; $940,985
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $998,385 for the
The Huntsville Property is located in                                                             third lease year; with
Huntsville, Alabama, three miles south                                                            increases of 3% each
of downtown Huntsville, and includes 58                                                           lease year thereafter
assisted living units and 30 units for                                                            (9) (57)
residents with Alzheimer's and related
memory disorders.

EDENGARDENS OF MARIETTA (52) (53)         $4,825,000   $4,600,000    11/25/03  11/2018; four      $465,988 for the first      (5)
(the "Marietta Property")                                                      five-year renewal  lease year; $490,513
Existing retirement facility                                                   options            for the second lease
                                                                                                  year;

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
                                                                                                  $520,435 for the third
The Marietta Property is located in                                                               lease year; with
Marietta, Georgia, 19 miles northwest                                                             increases of 3% each
of downtown Atlanta, and includes 49                                                              lease year thereafter
assisted living units and 7 units for                                                             (9) (57)
residents with Alzheimer's and related
memory disorders.

EDENBROOK OF PLANO (52) (53) (54)        $12,211,000  $12,400,000    11/25/03  11/2018; four      $1,179,234 for the          (5)
(the "Plano Property")                                                         five-year renewal  first lease year;
Existing retirement facility                                                   options            $1,241,299 for the
                                                                                                  second lease year;
The Plano Property is located in                                                                  $1,317,018 for the
Plano, Texas, 20 miles north of                                                                   third lease year; with
downtown Dallas, and includes 38                                                                  increases of 3% each
assisted living units and 35 units for                                                            lease year thereafter
residents with Alzheimer's and                                                                    (9) (57)
related memory disorders.

EDENGARDENS OF ROCK HILL (52) (53)        $6,894,000   $7,100,000    11/25/03  11/2018; four      $665,697 for the first      (5)
(the "Rock Hill Property")                                                     five-year renewal  lease year; $700,733
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $743,478 for the
The Rock Hill Property is located in                                                              third lease year; with
Rock Hill, South Carolina, 25 miles                                                               increases of 3% each
southwest of downtown Charlotte, North                                                            lease year thereafter
Carolina, and includes 48 assisted                                                                (9) (57)
living units and 24 units for
residents with Alzheimer's and related
memory disorders.

EDENGARDENS OF ROSWELL (52) (53)          $2,364,000   $2,100,000    11/25/03  11/2018; four      $228,239 for the first      (5)
(the "Roswell Property")                                                       five-year renewal  lease year; $240,251
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $254,907 for the
The Roswell Property is located in                                                                third lease year; with
Roswell, Georgia, 25 miles northeast                                                              increases of 3% each
of downtown Atlanta, and includes 42                                                              lease year thereafter
assisted living units.                                                                            (9) (57)

EDENGARDENS OF SANDY SPRINGS (52) (53)    $3,250,000   $2,900,000    11/25/03  11/2018; four      $313,828 for the first      (5)
(the "Sandy Springs Property")                                                 five-year renewal  lease year; $330,346
Existing retirement facility                                                   options            for the second lease
                                                                                                  year; $350,497 for the
The Sandy Springs Property is located                                                             third lease year; with
in Atlanta, Georgia, 14 miles north of                                                            increases of 3% each
downtown Atlanta, and includes 55                                                                 lease year thereafter
assisted living units.                                                                            (9) (57)

EDENBROOK OF THE WOODLANDS (52) (53)     $13,590,000  $14,000,000    11/25/03  15 years; four     $1,312,373 for the          (5)
(54)                                                                           five-year          first lease year;
(the "Woodlands Property")                                                                        $1,381,445 for

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
                                                                                                  $1,465,714 for the
The Woodlands Property is located in                                                              third lease year; with
The Woodlands, Texas, 29 miles north                                                              increases of 3% each
of downtown Houston, and includes 65                                                              lease year thereafter
assisted living units and 28 units for                                                            (9) (57)
residents with Alzheimer's and related
memory disorders.

LINDEN PONDS CONTINUING CARE             $19,700,000       --        12/01/03  11/2013; two       $2,955,000 for the          N/A
RETIREMENT COMMUNITY (18)                                                      five-year renewal  first through the
(the "Hingham Property")                                                       options            fifth lease years;
Retirement facility to be constructed                                                             with increase of 3%
                                                                                                  each lease year
                                                                                                  thereafter (23)

The Hingham Property, which is
currently under construction, will be
located in Hingham, Massachusetts, and
is expected to include 1,747
independent living apartments, 96
assisted living units and 192 skilled
nursing units.

NEWPORT PLACE (58) (59)                  $46,054,000  $43,200,000    02/06/04  02/2019; two       $3,573,000 for the          N/A
(the "Boynton Beach Property")                                                 five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Boynton Beach Property is located                                                             for the second through
in Boynton Beach, Florida, three miles                                                            fifth lease years;
northwest of downtown Boynton Beach,                                                              with increases of 3%
and includes 224 independent living                                                               each lease year
units.                                                                                            thereafter (60)

THE POINTE AT NEWPORT PLACE (58) (59)     $7,159,000   $6,700,000    02/06/04  02/2019; two       $553,000 for the first      N/A
(the "Boynton Beach Pointe Property")                                          five-year renewal  lease year; increases
Existing retirement facility                                                   options            at predetermined rates
                                                                                                  for the second through
The Boynton Beach Pointe Property is                                                              fifth lease years;
located in Boynton Beach, Florida,                                                                with increases of 3%
three miles northwest of downtown                                                                 each lease year
Boynton Beach, and includes 69                                                                    thereafter (60)
assisted living units and 14 units for
residents with Alzheimer's and related
memory disorders.

EMERALD BAY MANOR (58) (59)              $19,142,000  $18,800,000    02/06/04  02/2019; two       $1,482,000 for the          N/A
(the "Cumberland Property")                                                    five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Cumberland Property is located in                                                             for the second through
Cumberland, Rhode Island, ten miles                                                               fifth lease years;
east of downtown Providence, Rhode                                                                with increases of 3%
Island, and includes 54 independent                                                               each lease year
living units, 54 assisted living units                                                            thereafter (60)
and 30 skilled nursing units.

TREEMONT RETIREMENT COMMUNITY (58)       $19,792,000  $17,700,000    02/06/04  02/2019; two       $1,536,000 for the          N/A
(59)                                                                                              first

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
(the "Dallas Property")                                                        five-year renewal  lease year; increases
Existing retirement facility                                                   options            at predetermined rates
                                                                                                  for the second through
The Dallas Property is located in                                                                 fifth lease years;
Dallas, Texas, ten miles north of                                                                 with increases of 3%
downtown Dallas, and includes 250                                                                 each lease year
independent units.                                                                                thereafter (60)

EAST BAY MANOR (58) (59)                 $13,107,000  $13,200,000    02/06/04  02/2019; two       $1,025,000 for the          N/A
(the "East Providence Property")                                               five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The East Providence Property is                                                                   for the second through
located in East Providence, Rhode                                                                 fifth lease years;
Island, seven miles southeast of                                                                  with increases of 3%
downtown Providence, and includes 61                                                              each lease year
independent living units and 40                                                                   thereafter (60)
assisted livings units.

CARRINGTON POINTE (58) (59)              $28,667,000  $28,600,000    02/06/04  02/2019; two       $2,226,000 for the          N/A
(the "Fresno Property")                                                        five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Fresno Property is located in                                                                 for the second through
Fresno, California, ten miles north of                                                            fifth lease years;
downtown Fresno, and includes 99                                                                  with  increases of 3%
independent living units and 73                                                                   each lease year
assisted living units.                                                                            thereafter (60)

GREENWICH BAY MANOR (58) (59)            $11,289,000  $11,800,000    02/06/04  02/2019; two       $885,000 for the first      N/A
(the "Greenwich Property")                                                     five-year renewal  lease year; increases
Existing retirement facility                                                   options            at predetermined rates
                                                                                                  for the second through
The Greenwich Property is located in                                                              fifth lease years;
Greenwich, Rhode Island, 15 miles                                                                 with increases of 3%
south of downtown Providence, Rhode                                                               each lease year
Island, and includes 69 independent                                                               thereafter (60)
living units and 36 assisted living
units.

THE PARK AT RIVERCHASE (58) (59)          $7,184,000   $6,500,000    02/06/04  02/2019; two       $555,000 for the first      N/A
(the "Hoover Property")                                                        five-year renewal  lease year; increases
Existing retirement facility                                                   options            at predetermined rates
                                                                                                  for the second through
The Hoover Property is located in                                                                 fifth lease years;
Hoover, Alabama, 13 miles south of                                                                with increases of 3%
downtown Birmingham, Alabama, and                                                                 each lease year
includes 35 independent living units,                                                             thereafter (60)
49 assisted living units and 26 units
for residents with Alzheimer's and
related memory disorders.

PINECREST PLACE (58) (59)                $60,265,000  $62,500,000    02/06/04  02/2019; two       $4,671,000 for the          N/A
(the "Largo Property")                                                         five-year          first lease year;
                                                                                                  increases at

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
Existing retirement facility                                                   renewal options    predetermined rates
                                                                                                  for the second through
The Largo Property is located in                                                                  fifth lease years;
Largo, Florida, 20 miles west of                                                                  with increases of 3%
downtown Tampa, Florida, and includes                                                             each lease year
388 independent living units and 47                                                               thereafter (60)
assisted living units.

THE PARK AT GOLF MILL (58) (59)          $59,820,000  $60,600,000    02/06/04  02/2019; two       $4,623,000 for the          N/A
(the "Niles Property")                                                         five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Niles Property is located in                                                                  for the second through
Niles, Illinois, ten miles northwest                                                              fifth lease years;
of downtown Chicago, Illinois, and                                                                with increases of 3%
includes 290 independent living units.                                                            each lease year
                                                                                                  thereafter (60)

THE PARK AT OLYMPIA FIELDS (58) (59)     $41,294,000  $40,100,000    02/06/04  02/2019; two       $3,214,000 for the          N/A
(the "Olympia Fields Property")                                                five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Olympia Fields Property is located                                                            for the second through
in Olympia Fields, Illinois, 26 miles                                                             fifth lease years;
southwest of downtown Chicago,                                                                    with increases of 3%
Illinois, and includes 184 independent                                                            each lease year
living units and 25 assisted living                                                               thereafter (60)
units.

PROSPERITY OAKS (58) (59)                $63,708,000  $61,600,000    02/06/04  02/2019; two       $4,942,000 for the          N/A
(the "Palm Beach Gardens Property")                                            five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Palm Beach Gardens Property is                                                                for the second through
located in Palm Beach Gardens,                                                                    fifth lease years;
Florida, six miles northeast of                                                                   with increases of 3%
downtown Palm Beach Gardens, and                                                                  each lease year
includes 195 independent living units,                                                            thereafter (60)
100 assisted living units and 26 units
for residents with Alzheimer's and
related memory disorders.

WATERSIDE RETIREMENT ESTATES (58) (59)   $33,720,000  $33,700,000    02/06/04  02/2019; two       $2,620,000 for the          N/A
(the "Sarasota Property")                                                      five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Sarasota Property is located in                                                               for the second through
Sarasota, Florida, six miles southeast                                                            fifth lease years;
of downtown Sarasota, and includes 133                                                            with increases of 3%
independent living units and 36                                                                   each lease year
assisted living units.                                                                            thereafter (60)

NORTH BAY MANOR (58) (59)                $19,401,000  $20,000,000    02/06/04  02/2019; two       $1,508,000 for the          N/A
                                                                                                  first

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
(the "Smithfield Property")                                                    five-year renewal  lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Smithfield Property is located in                                                             for the second through
Smithfield, Rhode Island, 13 miles                                                                fifth lease years;
northwest of downtown Providence,                                                                 with increases of 3%
Rhode Island, and includes 65                                                                     each lease year
independent living units, 11 assisted                                                             thereafter (60)
living units and 60 skilled nursing
units.

SOUTH BAY MANOR (58) (59)                $16,860,000  $17,100,000    02/06/04  02/2019; two       $1,314,000 for the          N/A
(the "South Kingstown Property")                                               five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The South Kingstown Property is                                                                   for the second through
located in South Kingstown, Rhode                                                                 fifth lease years;
Island, 30 miles southwest of downtown                                                            with increases of 3%
Providence, Rhode Island, and includes                                                            each lease year
66 independent living units and 42                                                                thereafter (60)
skilled nursing units.

THE HERITAGE PALMERAS (58) (59)          $46,181,000  $47,000,000    02/13/04  02/2019; two       $3,594,000 for the          N/A
(the "Sun City Arizona Property")                                              five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Sun City Arizona Property is                                                                  for the second through
located in Sun City, Arizona, 12 miles                                                            fifth lease years;
northwest of downtown Phoenix,                                                                    with increases of 3%
Arizona, and includes 186 independent                                                             each lease year
living units and 25 assisted living                                                               thereafter (60)
units.

CHERRY HILLS CLUB (58) (59)              $24,581,000  $24,600,000    02/13/04  02/2019; two       $1,906,000 for the          N/A
(the "Sun City California Property")                                           five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Sun City California Property is                                                               for the second through
located in Sun City, California, one                                                              fifth lease years;
mile west of downtown Sun City, and                                                               with increases of 3%
includes 124 independent living units                                                             each lease year
and 57 assisted living units.                                                                     thereafter (60)

WEST BAY MANOR (58) (59)                 $16,958,000  $16,000,000    02/13/04  02/2019; two       $1,323,000 for the          N/A
(the "Warwick Property")                                                       five-year renewal  first lease year;
Existing retirement facility                                                   options            increases at
                                                                                                  predetermined rates
The Warwick Property is located in                                                                for the second through
Warwick, Rhode Island, eight miles                                                                fifth lease years;
south of downtown Providence, Rhode                                                               with increases of 3%
Island, and includes 97 independent                                                               each lease year
living units and 46 assisted living                                                               thereafter (60)
units.

HERON'S RUN (58) (59)                     $2,139,000   $1,900,000    02/13/04  02/2019; two       $168,000 for the first      N/A

                                                                               Lease Expiration
                                           Purchase    Depreciable     Date       and Renewal               Minimum       Additional
           Property Location                Price     Tax Basis (1)  Acquired       Options             Annual Rent (2)      Rent
           -----------------                -----     -------------  --------       -------             ---------------      ----
(the "West Palm Beach Property")                                               five-year renewal  lease year; increases
Existing retirement facility                                                   options            at predetermined rates
                                                                                                  for the second through
The West Palm Beach Property is                                                                   fifth lease years;
located in West Palm Beach, Florida,                                                              with increases of 3%
ten miles southwest of downtown West                                                              each lease year
Palm Beach, and includes 34 assisted                                                              thereafter (60)
living units.

Land in Vero Beach, Florida               $1,870,000      N/A        12/20/02         N/A                     N/A             N/A
(the "Vero Beach Property") (61)
Land only

FOOTNOTES:



      (1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.



      (2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.



      (3) The lessee of this Property is Eight Pack Management Corp. Eight Pack Management Corp. is also the tenant of six of the Sunrise Portfolio Two Properties and two of the Additional Sunrise Portfolio Two Properties (as defined below). Eleven Pack Management Corp. is the tenant of five of the Additional Sunrise Portfolio Two Properties and the remaining six Sunrise Portfolio Two Properties. HRA Management Corporation, the tenant of the Sunrise Portfolio One Properties; One Pack Management Corp., the tenant of the Saddle River Property; Balmoral Tenant Services, Inc., the tenant of the Palm Harbor Property; Twenty Pack Management Corp., the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties; Harborchase of Gainesville, Inc., Harborchase of Jacksonville, Inc. and Harborchase of Tallahassee, Inc., the tenants of the EdenCare Portfolio One Properties; and Twenty Two Pack Management Corp., the tenant of the EdenCare Portfolio Two Properties, as described below, are also Affiliates of Eight Pack Management Corp. and Eleven Pack Management Corp. Each of these companies is an "HRA Affiliated Company" and the ten companies are collectively referred to as the "HRA Affiliated Companies." The HRA Affiliated Companies are, collectively, the tenants of 69 of the 138 Properties owned by the Company as of February 16, 2004. The HRA Affiliated Companies are thinly capitalized, newly formed corporations which are Affiliates of Harbor Retirement Associates, LLC ("HRA") and are affiliated with the Advisor. HRA is a developer and operator of senior living products and services. The principals of HRA, Timothy S. Smick and Daniel

            Simmons, have more than 50 years of combined experience in the seniors housing industry. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.



      (4) Sunrise Senior Living Services, Inc., has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent and percentage rent under the lease. The guarantee is limited to $2,769,780 and terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. As of February 16, 2004, a balance of $672,156 remained to apply to future rent payments as necessary prior to the end of the fifth lease year. According to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period.



      (5) In addition to minimum rent, the lease requires additional rent if certain operating performance or occupancy rate thresholds are achieved.



      (6) American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.



      (7) In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at closing. The balance in the reserve is subject to quarterly changes based on pro forma budgets for four consecutive fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters or (ii) a specified number of months after lease commencement. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.



      (8) The Company and the tenant of the Property have also entered into an agreement, whereby, the Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2003, the Company had assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the option payment and closing costs will be recorded at that time.



      (9) In connection with the acquisition of this Property, the Company may be required to make an additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair market value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual rent will increase accordingly.



      (10) On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which was secured by a mortgage on the Property. The loan was at a variable interest rate ranging from 6.28% to 8.00% per annum and required monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200. The loan was paid in full on August 29, 2003.



      (11) On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with an additional advance on July 28, 2003 in the amount of $1,900,000. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan fees and closing costs of $348,933.



      (12) On May 16, 2002, the Company, through a joint venture in which it owned a 76.75% equity interest acquired the Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties, which are hereinafter referred to as the "Sunrise Portfolio One Properties." The purchase price for the Sunrise Portfolio One Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Sunrise Portfolio One Properties with a commercial paper backed loan. The sellers of the Sunrise Portfolio One Properties were affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owned the minority interest in the joint venture. On December 20, 2002, the Company purchased Marriott Senior Living Services, Inc.'s 23.25% minority interest for $8,500,000.



            The Company leased the Sunrise Portfolio One Properties on a triple-net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. HRA Management Corporation is described in further detail in note (3) above. Because of these lease agreements, the Company is not receiving its return by investing in the operations of the Sunrise Portfolio One Properties, but will instead receive payments of rent in its role as lessor of the Sunrise Portfolio One Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:






            - The tenant of the five Sunrise Portfolio One Properties has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Sunrise Portfolio One Properties. Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.






            - Marriott International, Inc. and Marriott Senior Living Services, Inc. had, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligations under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Sunrise Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of February 16, 2004, the amount available under the guarantee is approximately $1,300,000. Net operating income from all of the Sunrise Portfolio One Properties is pooled in determining whether the Sunrise Portfolio One Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimated that the guarantee would be used to fund approximately $1,189,000, $1,065,000, $924,000, $903,000 and $1,174,000,
                  respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.



            - In addition, the leases for the Sunrise Portfolio One Properties contain cross-default terms, meaning that if the tenant of the Sunrise Portfolio One Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to all of the Sunrise Portfolio One Properties, regardless of whether the tenant of any such Property is in default under its lease.






            Prior to December 20, 2002, at which time the Company purchased the minority interest in the joint venture from Marriott Senior Living Services, Inc., both the Company and Marriott Senior Living Services, Inc. shared in the costs and benefits of the joint venture in proportion to their percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. received the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and (iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit was calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which was paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the Company) and (b) any percentage rent which was paid to the Company after Marriott Senior Living Services, Inc. received its incentive fees under (ii) above. The remaining operating profit, if any, was shared between the tenant and Marriott Senior Living Services, Inc.






            Historical financial statements for the Sunrise Portfolio One Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Sunrise Portfolio One Properties were recently opened and the majority of them are still in the process of achieving stable occupancy rates. The Company estimated that the Sunrise Portfolio One Properties would not be able to generate minimum rent until the Sunrise Portfolio One Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Sunrise Portfolio One Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Sunrise Portfolio One Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Sunrise Portfolio One Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

            The following table presents Cash From Operations for each of these Properties for the periods during the past five years the Properties have been operational. See "Business -- Occupancy Rate and Revenue Per Unit" for additional historical operating information for these Properties.







                       CASH FROM OPERATIONS (IN THOUSANDS)



                                                                  1/1/2003 -
                 1999         2000         2001         2002      12/31/2003
                 ----         ----         ----         ----      ----------
Camarillo          --         (304)       1,030        1,509          724
Towson ..          --         (310)         430        1,173        1,239
Dartmouth        (149)        (113)         688          475          335
Elk Grove        (295)        (351)         211          706          738
Clayton .          --         (558)        (159)        (145)        (471)



      (13) In connection with the purchase of the Sunrise Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Sunrise Portfolio One Properties. Prior to August 18, 2003, the loan had an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum plus a margin of 186 basis points that was inclusive of liquidity fees and administrative costs. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a commercial lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. In conjunction with this transaction, the Company engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). In connection with this loan, the Company paid the Structuring Agent approximately $907,000 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.



      (14) Minimum annual rent for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the Company. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt (see note (13) above). Minimum annual rent is $6,157,889 for lease years six through fifteen. The leases do not provide for any fixed annual rent escalations during the initial term.



      (15) The lease for the Atlanta-Buckhead, Brentwood, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties, hereinafter referred to as the "Prime Care Portfolio Properties," contains pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 11 Properties, regardless of whether the tenant of any such Property is in default under the lease.



      (16) The lease contains provisions that allow the lessees to elect to purchase the Prime Care Portfolio Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessees to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

      (17) The Prime Care Portfolio Properties serve as collateral for the Company's two-year, $85 million revolving line of credit described in "Business -- Borrowing," below.



      (18) The tenant will have the option to purchase the land during the lease term for a purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.



      (19) The lease requires minimum annual rent of $2,607,568 for the first through fifth lease years with increases of 3% each lease year thereafter, except as follows: in the 11th, 16th, 21st and 26th lease years, minimum annual rent will increase to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii) $2,607,568 plus the percentage increase in the fair market value of the Property over the previous ten lease years, in the case of the 11th lease year, or over the previous five lease years in the case of the 16th, 21st and 26th lease years. The Company's lease payments are subordinate to the bond financing held by Erickson to complete the development of the Brooksby Village Continuing Care Retirement Community.



      (20) The Bellevue, Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood, Snohomish, Hemet, Plymouth, Willoughby and Pleasant Hills Properties are hereinafter referred to as the "Sunrise Portfolio Two Properties."



      (21) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock ,Salt Lake City and Yorba Linda Properties, contain pooling terms, meaning that net operating profits with respect to these eight Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the eight Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these eight Properties, regardless of whether the tenant of any such Property is in default under its lease.

(22) The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties contain pooling terms, meaning that net operating profits with respect to these 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these 11 Properties, regardless of whether the tenant of any such Property is in default under its lease.

(23) The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Property.



(24) On March 27, 2003, in connection with the purchase of the Colorado Springs, Denver and Lakewood Properties, hereinafter referred to as the "Summit Portfolio Properties," the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $26 million. The loans bear interest at a variable rate based on 30-day LIBOR plus 325 basis points with a minimum interest rate of 5% per annum. The loans require monthly principal and interest payments through March 31, 2005, with the unpaid principal balance and all accrued interest due at that time. The loans have certain financial covenants which are typically found in commercial loans and which are based on the combined operations of the Summit Portfolio Properties. In connection with the loans, the Company incurred loan fees and closing costs of approximately $352,000. The loans are cross-collateralized and cross-defaulted.



(25) The leases for the Summit Portfolio Properties contain pooling terms, meaning that net operating profits with respect to these Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the three Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all three Properties, regardless of whether the tenant of any such Property is in default under its lease.



(26) The Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Palm Springs, Fort Belvoir and Haverford Properties are hereinafter referred to as the "Additional Sunrise Portfolio Two Properties." In connection with the acquisition of the Additional Sunrise Portfolio Two Properties, the Company borrowed approximately $71 million on its $85 million revolving line of credit. As of February 16, 2004, the Company repaid approximately $51 million on its revolving line of credit. For information regarding the line of credit, see the section of the Prospectus entitled "Business -- Borrowing." In addition, in connection with the purchase of the Fort Belvoir and Haverford Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the Fort Belvoir and Haverford facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the Property or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents of these retirement facilities, and the proceeds received from the issuance of the new bonds are used to retire the existing bonds. As of December 31, 2003, the outstanding balance of the bonds payable was $90.1 million.



(27) Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Annapolis and Pikesville Properties, hereinafter referred to as the "Prime Care Portfolio Two Properties," together with an aggregate $500,000 tenant guarantee to fund any operating shortfalls related to the two Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.

(28) The lease for the Prime Care Portfolio Two Properties contains pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant defaults on its obligations under the lease for either Property, the Company will have the ability to pursue its remedies under the lease with respect to both Properties, regardless of whether the tenant is in default under the lease, with respect to the other Property.



(29) The lease contains provisions that allow the lessee to elect to purchase the Prime Care Portfolio Two Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessee to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.



(30) On March 31, 2003, in connection with the purchase of the Prime Care Portfolio Two Properties, the Company assumed a mortgage in the amount of $20.6 million that matures in October 2008. The mortgage bears interest at a fixed rate of 7.83% per annum and requires monthly principal and interest payments of approximately $206 million through October 2008 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees and other loan costs of approximately $226,800.

(31) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.25% or (b) 2.5% of the prior lease year's minimum rent.

(32) The leases for the Birmingham and Huntsville Properties contain cross-defaulted terms, meaning that if the tenant of either Property defaults on its obligation under its lease, the Company will have the ability to pursue its remedies under the leases with respect to both Properties.



(33) The tenant will have the option to purchase the Properties during the lease terms for a purchase price based on the amount of the Company's initial investment plus a percentage of the increase in the fair market value of the Properties at the time the option is exercised.

(34) On August 25, 2003, in connection with the purchase of the Birmingham and Huntsville Properties, the Company obtained permanent financing comprised of two loans in the aggregate amount of $50.4 million. The loans bear interest at a fixed rate of 5.79%. The loans require monthly principal and interest payments through September 2012 with all unpaid principal and interest due at that time. The loan provisions allow the Company to extend the loans for one additional year with a variable interest rate based on a LIBOR index. In connection with the loans, the Company incurred loan costs of approximately $651,700.

(35) In addition to minimum rent, the leases require additional rent for the years one through nine which will be payable quarterly based on a percentage of gross revenues. The additional rent for both Properties is equal to 0.25% of gross revenues for the first lease year, 0.5% of gross revenues for the second lease year, 0.75% of gross revenues for the third through sixth lease years and 1% of gross revenues for the seventh through ninth lease years. No additional rent is due for the tenth lease year and thereafter.



(36) The leases for the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton, Westlake, West Orange and Wheaton Properties, hereinafter referred to as the "Sunrise Portfolio Three Properties," contain pooling terms, meaning that net operating profits with respect to all 14 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.



(37) On August 29, 2003, in connection with the purchase of the Sunrise Portfolio Three Properties, the Company borrowed $92.5 million under subordinated mortgage notes collateralized by the 14 Properties and payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have initial terms of seven years with an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005 and increases 3% of the prior year's per annum interest rate each calendar year thereafter to maturity. The loans require interest only payments through calendar year 2005 with principal and interest payments due thereafter until maturity on August 28, 2010. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.

      (38) The leases for the Indianapolis-Post, Mt. Vernon, West Lafayette and Ft. Benjamin Harrison Properties contain cross-defaulted terms, meaning that if the tenant of any of the four Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all four Properties, regardless of whether the tenant of any such Property is in default under the lease.



      (39) The Company has committed to fund, for the Indianapolis-Post, Mt. Vernon and West Lafayette Properties, an additional $1,950,000 (an aggregate amount of $5,850,000) for the construction of 25 additional units for each Property. This additional amount will be advanced to the tenants in monthly installments during a six-month period and will bear interest at the prime rate, as published by Wachovia Bank, plus 2%. Upon the earlier of six months from the commencement of construction or the completion of construction, the amounts advanced to the tenants will be added to the lease basis at the then current lease rate. As of February 16, 2004, the Company has funded advances of $469,000.

      (40) The leases for the Arlington, Arlington-Bluemont Park, Sterling, Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties, hereinafter referred to as the "Sunrise Portfolio Four Properties," contain pooling terms, meaning that net operating profits with respect to all 12 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the 12 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 12 Properties, regardless of whether the tenant of any such Property is in default under the lease.


      (41) In connection with the acquisition of the Sunrise Portfolio Four Properties, the Company obtained 12 mortgage loans aggregating $74.6 million collateralized by the 12 Properties. The loans have a term of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.


      (42) Minimum annual rent is adjustable based upon the cost of debt and a minimum return to the Company. Minimum rent consists of a fixed return on the cash investment in each Property (10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter) and an amount based on the debt service payment on the related debt. It is expected that the Company will obtain Permanent Financing in the amount of $74.6 million on the Sunrise Portfolio Four Properties during the first quarter of 2004. Commencing on the lease commencement date until January 1, 2004, aggregate minimum annual rent for the Sunrise Portfolio Four Properties was $12,390,000. Commencing January 1, 2004, minimum annual rent increased to approximately $15,018,000 until such time Permanent Financing is obtained. Upon the Company obtaining Permanent Financing, minimum annual rent will be adjusted to an amount equal to the debt service payment related to the Permanent Financing plus a fixed return on the cash investment in each Property, as described above. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(43) The Company acquired the Beverly Hills, Cresskill, Edmonds, Five Forks and Madison Properties, hereinafter referred to as the "Additional Sunrise Portfolio Four Properties," in various stages of development. The Company has entered into five development service agreements with Sunrise Development, Inc., a wholly owned subsidiary of Sunrise, which provides for construction of the Properties. Sunrise has guaranteed development costs exceeding an aggregate amount of $111,693,428. Sunrise Development, Inc. will be entitled to an incentive development fee equal to 25% of the aggregate savings below the aggregate estimated costs of $111,693,428.



(44) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the latter of (i) 30 months or (ii) 18 months after development is completed on the Properties included in the Additional Sunrise Portfolio Four Properties (hereinafter referred to as the "Final Development Date").



(45) Commencing on the Final Development Date, the leases for the Additional Sunrise Portfolio Four Properties will contain pooling terms, meaning that net operating profits with respect to the Additional Sunrise Portfolio Four Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.



(46) In connection with the acquisition of the Additional Sunrise Portfolio Four Properties, the Company obtained five construction loans in the aggregate amount of $83.1 million. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006 with all unpaid principal and interest due at that time. As of February 16, 2004, the Company has drawn $11.5 million to fund construction costs.

(47) The Company will not commence the depreciation of assets with respect to the Additional Sunrise Portfolio Four Properties until the Final Development Date.



(48) From the lease commencement date to the Final Development Date, minimum annual rent for the Additional Portfolio Four Properties is based upon a fixed return on the Company's cash investment in each Property. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. The Company's aggregate cash investment in the five Properties is $27,923,357. On the Final Development Date, minimum annual rent will be adjusted based upon the cost of anticipated Permanent Financing and the then current lease rate on the Company's cash investment amount. Commencing in the sixth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(49) In regard to the Dunwoody Property, the Company has committed to fund an additional $203,000 to convert eight existing assisted living units to Alzheimer's and related memory disorder units, to provide additional capital improvements and to buyout existing equipment leases. This amount is included in the basis by which minimum annual rent is calculated.



(50) Commencing on the fourth lease year, and every four lease years thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.



(51) The leases for the Gainesville, Jacksonville and Tallahassee Properties, hereinafter referred to as the "EdenCare Portfolio One Properties," with Harborchase of Gainesville, Inc., Harborchase of Jacksonville and Harborchase of Tallahassee, hereinafter referred to as the EdenCare Portfolio One Tenants, contain pooling terms, meaning that net operating profits with respect to all three Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-defaulted terms, meaning that if the tenant of any of the three Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all three Properties, regardless of whether the tenant of any such Property is in default under the lease.



(52) The leases for the Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord, EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs and Woodlands Properties, hereinafter referred to as the "EdenCare Portfolio Two Properties," contain pooling terms, meaning that net operating profits with respect to all 22 Properties are combined for the purpose of funding rental payments and the FF&E Reserve.



(53) The seller, EdenCare Senior Living Services, L.P., hereinafter referred to as "EdenCare," of the EdenCare Portfolio Two Properties, has established a $5.5 million escrow account for use by the tenant in the event that net operating income from the EdenCare Portfolio Two Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The EdenCare guarantee terminates at the end of the fifth lease year. In addition, Sunrise Senior Living Services, Inc. has guaranteed the tenant's obligation to pay minimum rent and FF&E Reserve payments due under the leases up to a maximum of $5 million which will terminate upon the earlier of: (i) such time as Sunrise Senior Living Services, Inc.'s cumulative payments under the guarantee aggregate $5 million or (ii) such time that the net operating income from the EdenCare Portfolio Two Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period. Sunrise Senior Living Services, Inc. is not required to commence its guarantee until such time as the funds are no longer available from the EdenCare escrow account. As of February 16, 2004, the amount available in the EdenCare escrow account was $4.9 million.






(54) In connection with the acquisition of the Aiken, Alpharetta, Buckhead, Charleston, EdenBrook Louisville, EdenTerrace Louisville, Plano and Woodlands Properties, the Company obtained Permanent Financing comprised of seven loans in the aggregate amount of $45 million. The loans bear interest at a rate of 30-day LIBOR plus 260 to 300 basis points and require monthly payments of interest only for the first year. Commencing December 1, 2004, the loan requires monthly principal and interest payments thereafter through November 2006, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of $250,000.



(55) In connection with the acquisition of the Concord Property, the Company assumed Permanent Financing in the amount of approximately $2,445,000. The loan bears interest at a fixed rate of 8.375% and requires monthly principal and interest payments until maturity in November 2038.

(56) In connection with the acquisition of the EdenBrook Dunwoody Property, the Company assumed Permanent Financing in the amount of approximately $4,685,000. The loan bears interest at a fixed rate of 8.25% and requires monthly principal and interest payments until maturity in March 2038.

         (57) Commencing in the fourth lease year, minimum annual rent will increase to the greater of (i) the fair market value of the Property determined pursuant to a formula multiplied by 9.5% (the "FMV Adjustment") or (ii) the prior year's minimum rent increased by 3%. Once the FMV Adjustment has occurred, minimum rent will only be adjusted by the FMV Adjustment method every three years and only if such adjustment will result in an increase of minimum rent.



         (58) The Boynton Beach, Boynton Beach Pointe, Cumberland, Dallas, East Providence, Fresno, Greenwich, Hoover, Largo, Niles, Olympia Fields, Palm Beach Gardens, Sarasota, Smithfield, South Kingston, Sun City Arizona, Sun City California, Warwick and West Palm Beach Properties, hereinafter referred to as the "Horizon Bay Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to all 19 Properties are combined for the purpose of funding rental payments.






         (59) In connection with the acquisition of the Fresno, Greenwich, Olympia Fields, Sarasota, Sun City California, and Warwick Properties, the Company assumed Permanent Financing in the aggregate amount of $74,000,000. The loans bear interest at a rate of three to nine month Fannie Mae Discount MBS plus 104 basis points and require interest only payments through maturity in April 2008. In connection with the loans, the Company incurred loan costs of approximately $1,642,000. In connection with the acquisition of the Sun City Arizona, Boynton Beach, Boynton Beach Pointe, Niles and Palm Beach Gardens Properties, the Company assumed Permanent Financing in the aggregate amount of approximately $110,445,000. The loans bear interest at a rate of three to nine month Fannie Mae Discount MBS plus 90 basis points and require interest only payments through maturity in October 2005. In connection with the loans, the Company incurred loan costs of approximately $1,371,000. In connection with the acquisition of the Dallas, Smithfield and South Kingston Properties, the Company assumed Permanent Financing comprised of three loans in the aggregate amount of $38,340,000. The loans bear interest at 30-day LIBOR plus 370 basis points, with a minimum interest rate of 5.95% and require monthly interest only payments through July 2004. Commencing August 2004, the loan will require monthly principal and interest payments through May 2008, with all unpaid principal and interest due at that time. In connection with the loans, the Company incurred loan costs of approximately $408,000. In connection with the acquisition of the Largo Property, the Company assumed approximately $33,139,000 in Permanent Financing. The loan bears a fixed interest of 8.17% and requires monthly principal and interest payments through April 2008, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan costs of approximately $289,000. In connection with the acquisition of the Cumberland Property, the Company assumed $10,400,000 in Permanent Financing. The loan bears interest at 30-day LIBOR plus 370 basis points, with a minimum interest rate of 5.95% and requires monthly interest only payments through January 2005. Commencing February 2005, the loan will require monthly principal and interest payments through May 2008, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan costs of approximately $67,000. In connection with the acquisition of the East Providence Property, the Company assumed $8,235,000 in Permanent

                  Financing. The loan bears interest at a rate of three to nine month Fannie Mae Discount MBS plus 104 basis points and require interest only payments through maturity in December 2008. In connection with the loan, the Company incurred loan costs of approximately $151,000.






         (60) WHSLH Realty has established a $15 million shortfall reserve account for use by the Company in the event that net operating income from the Horizon Bay Portfolio One Properties is insufficient to fully pay minimum rent and FF&E Reserve payments due under the leases. The shortfall reserve will terminate upon such time that the net operating income from the Horizon Bay Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% for a trailing 12 month period for two consecutive quarters and not before the end of the fifth lease year.






         (61) On December 20, 2002, the Company acquired a 99% interest in a joint venture that owned a parcel of land. The land, which contains approximately 39.8 acres located in Vero Beach, Florida, is being developed into a retirement community that is expected to include 252 independent living units and 52 duplex villas. Upon completion of the development, the Company anticipates that it will enter into a long-term, triple-net lease agreement related to this Property with a retirement facility Operator. On December 19, 2003, the Company obtained a construction loan in the amount of $48 million relating this Property. The loan requires interest only payments at a variable rate of the bank's prime rate plus 2.25% with a minimum rate of 6.5% per annum. The loan matures on December 19, 2007, and all unpaid principal and interest are due at that time. The loan may be extended for two additional 12-month periods. At the time of closing, the Company drew $0.6 million to fund loan closing costs.

         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.






         The following section is inserted following the "Business -- Property Acquisition" section of the Prospectus.

OCCUPANCY RATE AND REVENUE PER UNIT



         The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the Properties owned by the Company, excluding land-only and construction Properties, have been operational are as follows:




                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Orland Park Property                 1999(2)            23.3%               $118.11            $ 33.08
                                     2000               52.5%               114.30              66.85
                                     2001               77.5%               134.01             103.85
                                     2002               81.8%               120.83              98.79
                                     2003               92.7%               123.92             114.86

Arlington Property                   2000(3)            8.2%               $105.25            $ 15.14
                                     2001               51.8%                93.66              48.61
                                     2002               74.6%                88.80              66.28
                                     2003               85.5%                88.50              75.70

Boca Raton Property                  2000(4)            23.8%              $ 93.80            $ 28.62
                                     2001               47.7%                86.86              41.14
                                     2002               84.2%                92.81              78.11
                                     2003               85.5%                98.80              85.66

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Oak Park Property                    1999               97.6%                80.19              78.24
                                     2000               98.9%                84.51              83.61
                                     2001               98.8%                80.01              79.04
                                     2002               96.7%                82.02              78.55
                                     2003               96.1%                88.91              85.43

Coconut Creek Property               2000(5)            28.2%              $ 79.87            $ 22.52
                                     2001               71.3%                77.11              53.93
                                     2002               65.3%                90.82              59.37
                                     2003               71.8%                95.41              68.48

Greenwood Village                    1999(6)            27.5%              $ 82.41            $ 18.54
  Property                           2000               50.1%               111.08              55.60
                                     2001               86.5%               143.75             124.30
                                     2002               92.4%               167.07             154.35
                                     2003               91.2%               190.32             173.47

Camarillo Property                   2000(7)            48.9%              $121.53            $ 49.97
                                     2001               82.2%               128.55             105.71
                                     2002               79.0%               136.42             110.14
                                     2003               68.3%               153.70             105.07

Towson Property                      2000(7)            44.6%              $141.83            $ 63.20
                                     2001               70.7%               131.67              93.15
                                     2002               79.5%               133.63             108.06
                                     2003               94.3%               132.99             125.37

Dartmouth Property                   1999(8)            11.2%              $180.68            $ 20.28
                                     2000               50.7%               110.36              55.90
                                     2001               82.3%               115.55              95.13
                                     2002               71.9%               122.62              89.86
                                     2003               69.4%               125.38              87.04

Elk Grove Property                   1999(8)            12.1%              $136.22            $ 16.46
                                     2000               47.4%                97.30              46.16
                                     2001               72.4%                99.72              72.24
                                     2002               95.4%               101.72              98.62
                                     2003              100.0%               107.13             107.13

Clayton Property                     2000(7)            31.5%              $107.00            $ 33.68
                                     2001               61.1%                98.06              59.96
                                     2002               62.3%               107.13              67.72
                                     2003               44.5%               105.82              47.13

Atlanta-Buckhead Property            1999               53.9%               100.59              54.23
                                     2000               77.4%                99.60              77.09
                                     2001               81.7%               108.75              88.89
                                     2002               79.2%               110.53              88.50
                                     2003               74.7%               113.71              84.94

Brentwood Property                   1999               60.9%                97.19              59.16
                                     2000               71.3%                97.65              69.63
                                     2001               67.8%               101.50              68.84
                                     2002               72.9%               101.46              73.94
                                     2003               82.9%                99.76              82.66

Charlotte Property                   1999               76.5%                96.54              73.88
                                     2000               66.1%                98.55              65.13
                                     2001               74.8%               102.12              76.37
                                     2002               77.3%                99.22              76.70
                                     2003               87.3%               100.12              87.44

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Chevy Chase Property                 1999               93.9%               126.11             118.47
                                     2000               90.2%               136.01             122.62
                                     2001               91.7%               143.78             131.80
                                     2002               93.3%               149.93             139.87
                                     2003               83.0%               161.19             133.76

Middletown Property                  1999               73.9%               119.79              88.54
                                     2000               75.7%               124.46              94.16
                                     2001               87.0%               132.89             115.56
                                     2002               77.5%               135.21             104.80
                                     2003               74.7%               138.65             103.56

Mountainside Property                1999               81.3%               113.18              92.02
                                     2000               84.6%               123.61             104.52
                                     2001               81.3%               134.57             109.41
                                     2002               73.4%               138.63             101.75
                                     2003               74.5%               138.98             103.54

Naples Property                      1999               71.4%               113.04              80.74
                                     2000               91.0%               110.05             100.12
                                     2001               87.2%               112.75              98.34
                                     2002               76.7%               113.87              87.30
                                     2003               75.5%               107.62              81.26

Raleigh Property                     1999               90.4%                94.22              85.21
                                     2000               96.5%               105.64             101.96
                                     2001               98.3%               110.47             108.55
                                     2002               96.4%               114.48             110.30
                                     2003               98.6%               120.66             118.98

Stamford Property                    1999               76.5%               132.38             101.30
                                     2000               76.5%               134.30             102.77
                                     2001               64.4%               138.63              89.20
                                     2002               72.1%               153.46             110.71
                                     2003               88.4%               156.90             138.62

Venice Property                      1999               88.4%               103.35              91.40
                                     2000               87.8%               107.67              94.51
                                     2001               86.4%               128.86             111.33
                                     2002               87.1%               116.17             101.08
                                     2003               90.3%               135.71             122.60

Winston-Salem Property               1999               85.2%                84.56              72.06
                                     2000               89.6%                90.33              80.90
                                     2001               84.4%                97.79              82.48
                                     2002               91.5%                98.66              90.95
                                     2003               93.5%               105.63              98.80

Nashville Property                   2000(9)            17.0%              $150.09            $ 24.45
                                     2001               62.0%                84.40              57.52
                                     2002               73.5%                93.52              68.70
                                     2003               79.3%                98.77              78.29

Bellevue Property                    1999(10)            9.4%              $129.77            $ 12.05
                                     2000               40.2%               125.54              50.51
                                     2001               60.7%               124.72              75.72
                                     2002               58.8%               123.26              73.86
                                     2003               71.3%               113.54              80.98

Hoffman Estates Property             2000               56.6%              $110.08            $  2.29

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2001               74.1%               115.49              85.63
                                     2002               83.4%               117.59              99.99
                                     2003               89.2%               122.66             109.38

Oklahoma City Property               1999(10)           30.4%              $ 87.68            $ 26.66
                                     2000               57.5%                84.12              48.36
                                     2001               67.4%                81.16              54.71
                                     2002               77.2%                78.01              61.36
                                     2003               83.9%                78.15              65.57

Santa Rosa Property                  2001               63.6%              $129.72            $ 82.51
                                     2002               85.6%               132.27             115.43
                                     2003               84.9%               141.34             119.99

Tulsa Property                       1999(10)           27.2%              $100.27            $ 27.29
                                     2000               65.4%                87.20              57.01
                                     2001               73.1%                84.43              61.72
                                     2002               91.5%                85.18              79.46
                                     2003               93.4%                88.94              83.06

Atlanta Property                     1999(10)           16.2%              $110.82            $ 18.00
                                     2000               48.2%                96.37              46.45
                                     2001               57.3%               104.14              59.64
                                     2002               59.0%               107.19              64.43
                                     2003               61.0%               111.30              67.86
Lynnwood Property                    1999              100.0%              $ 76.32            $ 79.64
                                     2000               97.3%                88.24              85.89
                                     2001               95.7%                95.40              91.33
                                     2002               96.6%               101.82             100.24
                                     2003               95.5%               107.71             102.83

Snohomish Property                   1999               42.0%              $186.54            $ 78.31
                                     2000               85.9%                87.49              75.16
                                     2001               81.7%               100.36              81.99
                                     2002               86.9%               103.39              91.61
                                     2003               79.6%               105.17              83.68

Hemet Property                       1999(10)           11.2%              $148.16            $ 16.61
                                     2000               44.9%                90.04              40.40
                                     2001               78.1%                95.34              74.51
                                     2002               83.2%                99.50              84.35
                                     2003               60.3%               104.58              63.08

Plymouth Property                    2000(10)           33.8%              $106.09            $ 35.90
                                     2001               69.8%               108.74              75.90
                                     2002               87.7%               115.87             103.54
                                     2003              100.0%               128.96             128.96

Willoughby Property                  1999(10)           8.8%               $216.00            $ 18.92
                                     2000               62.5%                95.57              59.76
                                     2001               85.5%                96.71              82.72
                                     2002               84.5%               104.77              90.25
                                     2003               95.0%               106.68             101.35

Little Rock Property                 1999               94.3%                46.18              43.56
                                     2000               94.7%                48.64              46.07
                                     2001               95.5%                52.68              50.32
                                     2002               96.8%                55.15              54.43
                                     2003               96.1%                58.49              56.23

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Colorado Springs Property            1999(11)           20.7%              $115.27            $ 23.87
                                     2000               64.9%               108.68              70.53
                                     2001               77.7%               113.60              88.27
                                     2002               86.3%               117.93             101.73
                                     2003               93.5%               132.03             123.46

Denver Property                      1999               93.4%              $ 98.54            $ 92.05
                                     2000               89.8%               109.78              98.62
                                     2001               88.2%               123.57             109.04
                                     2002               97.6%               125.62             122.58
                                     2003               94.5%               138.86             131.16

Lakewood Property                    1999(11)           38.8%              $134.21            $ 52.09
                                     2000               71.0%               107.93              76.59
                                     2001               80.5%               127.03             102.23
                                     2002               93.0%               127.92             118.95
                                     2003               94.6%               142.26             134.64

Edgewood Property                    2000               21.1%              $109.25            $ 23.07
                                     2001               37.5%               106.55              39.92
                                     2002               34.2%               105.41              36.01
                                     2003               45.7%                95.16              43.50

Greenville Property                  2000               35.1%              $ 99.46            $ 34.94
                                     2001               60.2%               103.62              62.41
                                     2002               68.8%               109.46              75.25
                                     2003               72.1%               125.27              90.35

Northridge Property                  2002               53.3%              $141.23            $ 75.27
                                     2003               81.0%               177.60             143.93

Rancho Mirage Property               2000               25.5%              $149.90            $ 38.23
                                     2001               45.4%               134.52              61.09
                                     2002               67.5%               149.27             100.77
                                     2003               77.5%               164.65             127.63

Palm Springs Property                2000               22.8%              $108.09            $ 24.68
                                     2001               41.3%               105.80              43.72
                                     2002               67.9%                99.56              67.63
                                     2003               84.4%                95.54              80.61

Salt Lake City Property              2000               53.7%              $104.65            $ 56.24
                                     2001               75.2%               110.60              83.13
                                     2002               84.3%               114.19              96.20
                                     2003               85.3%               125.45             106.96

Yorba Linda Property                 2000               29.7%              $122.99            $ 36.51
                                     2001               58.6%               126.37              74.07
                                     2002               71.5%               142.45             101.86
                                     2003               71.6%               162.85             116.59

Fort Belvoir Property                1999(12)           97.2%              $101.71            $ 98.88
                                     2000               95.9%               105.25             100.89
                                     2001               97.1%               108.17             105.07
                                     2002               98.7%               112.75             111.32
                                     2003               96.6%                98.39              95.09

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Haverford Property                   1999(12)           95.9%              $118.03            $113.15
                                     2000               98.0%               124.83             122.35
                                     2001               98.0%               134.04             131.36
                                     2002               99.7%               142.81             142.38
                                     2003               96.6%               125.51             121.28

Annapolis Property                   1999               95.0%               139.82             133.03
                                     2000               96.9%               141.90             137.48
                                     2001               97.0%               144.59             141.08
                                     2002               97.1%               150.44             145.74
                                     2003               96.6%               160.76             155.30

Pikesville Property                  1999               90.0%               137.65             123.71
                                     2000               88.4%               132.75             117.34
                                     2001               92.0%               131.00             120.22
                                     2002               88.0%               136.07             119.13
                                     2003               83.9%               141.30             118.56

Saddle River Property                1999               62.6%              $122.60            $ 76.79
                                     2000               72.2%               129.89              93.82
                                     2001               66.2%               141.32              93.30
                                     2002               62.8%               141.83              89.04
                                     2003               67.0%               144.38              96.78

Palm Harbor Property                 1999               94.4%              $ 76.84            $ 72.53
                                     2000               98.1%                84.69              83.11
                                     2001               96.3%                90.18              86.81
                                     2002               97.2%                99.92              97.12
                                     2003               96.9%               101.32              98.18

Birmingham Property                  1999(13)           42.4%              $ 72.82            $ 30.90
                                     2000               71.3%                85.62              61.01
                                     2001               87.9%                88.02              77.34
                                     2002               76.3%                93.94              71.69
                                     2003               86.0%               102.51              88.97

Huntsville Property                  1999(13)           43.2%              $ 65.51            $ 28.29
                                     2000               75.4%                79.32              59.78
                                     2001               88.4%                89.19              78.85
                                     2002               80.1%                92.62              74.20
                                     2003               95.0%                95.46              90.69

Columbia Property                    1999               19.7%              $106.77            $ 20.94
                                     2000               48.2%               102.49              49.23
                                     2001               55.8%               112.07              62.14
                                     2002               73.0%               115.63              83.57
                                     2003               71.1%               115.64              82.25

Atlanta-Dunwoody                     1999(14)           39.4%              $105.12            $ 41.13
  Property                           2000               75.2%                97.87              73.19
                                     2001               90.9%               103.83              94.80
                                     2002               81.4%               111.49              91.13
                                     2003               77.0%               112.10              86.34

Florham Park Property                1999(14)           33.1%              $120.44            $ 39.80
                                     2000               59.4%               130.18              76.98
                                     2001               72.8%               135.38              98.04
                                     2002               69.2%               139.63              97.03
                                     2003               66.3%               148.27              98.24

Greensboro Property                  1999               66.5%              $ 91.58            $ 60.52

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2000               89.3%                94.61              84.74
                                     2001               86.2%               105.29              80.57
                                     2002               72.5%               115.38              83.28
                                     2003               76.7%               124.52              95.48

Plymouth Property                    1999               42.2%              $111.08            $ 47.21
                                     2000               65.3%               113.71              73.91
                                     2001               81.3%               119.97              97.97
                                     2002               82.2%               122.38             100.96
                                     2003               78.8%               127.32             100.30

Omaha Property                       1999(14)           27.0%              $120.93            $ 32.78
                                     2000               54.3%               112.01              60.73
                                     2001               66.9%               111.49              74.78
                                     2002               87.3%               103.73              90.61
                                     2003               95.9%               108.16             103.72

Prairie Village Property             1999(14)           50.4%              $101.65            $ 51.40
                                     2000               84.7%               106.25              90.06
                                     2001               89.3%               114.23             101.69
                                     2002               89.7%               120.42             107.94
                                     2003               91.3%               125.77             114.81

St. Charles Property                 1999(14)           38.1%              $118.12            $ 45.28
                                     2000               81.5%               108.04              88.23
                                     2001               89.2%               113.68             101.36
                                     2002               89.0%               115.07             102.61
                                     2003               81.4%               121.72              98.08

Tampa Property                       1999(14)           25.2%              $112.47            $ 28.48
                                     2000               68.1%               110.72              75.49
                                     2001               79.7%               117.42              93.31
                                     2002               81.4%               117.34              95.24
                                     2003               71.5%               145.82             104.32

Rockville Property                   1999               71.9%              $125.53            $ 90.17
                                     2000               86.7%               138.18             119.69
                                     2001               94.0%               137.56             128.84
                                     2002               93.9%               147.16             137.83
                                     2003               93.4%               166.80             155.85

Dayton Property                      1999               39.3%              $104.28            $ 40.84
                                     2000               64.0%               100.68              64.60
                                     2001               70.9%               108.57              77.14
                                     2002               82.8%               101.34              83.75
                                     2003               82.9%                95.44              79.15

Westlake Property                    1999               29.0%              $103.33            $ 30.14
                                     2000               67.3%                99.25              66.99
                                     2001               75.7%               101.60              77.05
                                     2002               70.1%               105.06              74.06
                                     2003               63.9%               110.00              70.33

West Orange Property                 1999               49.5%              $117.91            $ 57.94
                                     2000               83.5%               121.33             101.46
                                     2001               89.0%               136.78             121.45
                                     2002               83.9%               141.48             118.31
                                     2003               84.4%               140.04             118.20

Wheaton Property                     1999               59.1%              $109.79            $ 65.16
                                     2000               93.5%               113.80             106.40

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2001               93.1%               118.14             110.45
                                     2002               81.1%               125.56             100.04
                                     2003               70.4%               121.70              85.63

Indianapolis-Post Property           1999               80.0%              $ 61.70            $ 49.36
                                     2000               83.7%                69.05              57.79
                                     2001               81.3%                73.98              60.15
                                     2002               84.8%                73.64              62.45
                                     2003               87.9%                75.02              65.96

Mt. Vernon Property                  2001(15)           25.5%              $ 80.53            $ 20.83
                                     2002               67.0%                78.08              52.50
                                     2003               94.8%                82.55              78.28

West Lafayette Property              2001(15)           54.3%              $ 70.13            $ 38.04
                                     2002               98.0%                71.10              69.90
                                     2003               94.9%                80.70              76.60

Indianapolis-Ft. Benjamin            1999(16)           18.5%              $ 87.25            $ 16.55
  Harrison Property                  2000               52.7%                69.17              36.97
                                     2001               81.0%                71.11              57.63
                                     2002               89.0%                72.44              64.94
                                     2003               98.3%                67.17              66.02
Arlington Property                   1999               95.9%              $136.12            $130.50
                                     2000               91.4%               151.78             138.69
                                     2001               81.4%               155.50             126.54
                                     2002               85.3%               150.57             128.38
                                     2003               79.5%               166.41             132.24

Arlington-Bluemont Park              1999               95.3%              $111.06            $105.80
  Property                           2000               92.7%               117.37             108.79
                                     2001               89.7%               116.15             104.13
                                     2002               85.9%               122.95             105.57
                                     2003               84.8%               128.23             108.78

Sterling Property                    1999               96.7%              $105.32            $101.87
                                     2000               98.0%               111.97             109.69
                                     2001               93.6%               117.12             109.62
                                     2002               94.0%               124.25             116.84
                                     2003               93.6%               129.74             121.38

Falls Church Property                1999              100.0%              $152.47            $152.47
                                     2000              100.0%               157.59             157.59
                                     2001               94.9%               162.76             154.48
                                     2002               88.3%               168.97             149.16
                                     2003               82.9%               179.58             147.89

Farmington Hills Property            1999(17)           40.0%              $ 82.77            $ 33.11
                                     2000               43.3%               148.09              64.06
                                     2001               78.5%               140.93             110.61
                                     2002               79.0%               139.78             110.48
                                     2003               75.7%               151.83             114.88

Frederick Property                   1999               90.9%              $128.32            $116.64
                                     2000               95.3%               140.88             134.29
                                     2001               90.8%               136.68             124.08
                                     2002               89.4%               141.22             126.21
                                     2003               89.0%               146.84             130.68

Leesburg Property                    1999              100.0%              $103.89            $103.89
                                     2000               97.9%               106.20             103.94

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2001               93.1%               112.92             105.12
                                     2002               85.7%               122.80             105.28
                                     2003               83.2%               132.53             110.30

Mercer Island Property               1999               93.9%              $129.20            $121.32
                                     2000               95.5%               135.38             129.23
                                     2001               90.1%               145.77             131.34
                                     2002               90.2%               162.45             146.53
                                     2003               91.4%               171.43             156.69

Brooklyn-Mill Basin                  2002(18)           24.6%              $163.70            $ 40.29
  Property                           2003               49.7%               149.30              74.22

Poland Property                      1999(17)           57.8%              $101.17            $ 58.47
                                     2000               80.2%               116.86              93.66
                                     2001               93.5%               122.55             114.53
                                     2002               94.8%               128.84             122.15
                                     2003               84.6%               134.20             113.55

Raleigh Property                     1999               96.5%              $132.20            $127.57
                                     2000               93.7%               141.12             132.20
                                     2001               93.9%               141.90             133.28
                                     2002               92.7%               151.25             140.17
                                     2003               94.3%               154.21             145.47

Brooklyn-Sheepshead                  2000(19)           27.9%              $180.55            $ 50.41
  Bay Property                       2001               46.6%               152.86              71.20
                                     2002               69.5%               143.01              99.34
                                     2003               84.4%               152.14             128.36

Dunwoody Property                    2000(20)           29.0%              $ 48.66            $ 14.11
                                     2001               31.0%               100.54              31.17
                                     2002               55.2%                81.03              44.71
                                     2003               69.5%                95.71              66.47

Gainesville Property                 2000(21)           64.2%              $ 78.96            $ 50.69
                                     2001               84.1%               109.43              92.03
                                     2002               92.8%               109.43             102.01
                                     2003               95.7%               112.70             107.85

Jacksonville Property                2000               56.9%              $ 77.28            $ 43.97
                                     2001               76.3%               100.77              76.89
                                     2002               89.4%               103.80              92.80
                                     2003               92.0%               135.49             124.65

Tallahassee Property                 2000               64.3%              $ 84.92            $ 54.61
                                     2001               94.1%               100.15              94.24
                                     2002               96.4%               110.71             106.72
                                     2003               93.5%               121.61              97.34

Aiken Property                       1999               74.0%              $ 78.27            $ 57.92
                                     2000               58.5%               100.50              58.79
                                     2001               60.6%               102.91              62.36
                                     2002               93.0%                88.79              82.57
                                     2003               90.9%               103.45              94.04

Alpharetta Property                  2000(22)           69.4%              $ 79.49            $ 55.16
                                     2001               59.7%               122.37              73.06
                                     2002               84.7%                71.54              60.60
                                     2003               87.5%                97.65              85.45

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Buckhead Property                    2000(22)           35.4%              $ 73.39            $ 25.98
                                     2001               40.3%               106.49              42.92
                                     2002               69.9%                77.04              53.85
                                     2003               67.1%               112.11              75.23

Champions Property                   2000(22)           46.4%              $ 59.71            $ 27.71
                                     2001               63.1%                94.10              59.38
                                     2002               78.0%                99.97              77.98
                                     2003               79.2%               116.15              91.99

Charleston Property                  2000(22)           66.9%              $ 62.14            $ 41.57
                                     2001               97.0%                94.00              91.18
                                     2002               81.0%               112.87              91.43
                                     2003               86.9%               112.01              97.34

Columbia Property                    1999               76.3%              $ 93.16            $ 71.68
                                     2000               82.3%               104.50              86.01
                                     2001               91.7%               120.56             110.56
                                     2002               76.0%               121.06              92.01
                                     2003               82.3%               119.05              97.98

Concord Property                     1999               65.8%              $ 58.04            $ 38.19
                                     2000               82.1%                87.82              72.10
                                     2001               83.9%               106.00              88.94
                                     2002               90.2%                98.27              88.64
                                     2003               83.0%               115.04              95.48

EdenBrook Dunwoody                   1999               55.6%              $102.97            $ 57.25
  Property                           2000               63.2%               109.10              68.95
                                     2001               80.7%                99.80              80.54
                                     2002               98.3%                92.90              91.32
                                     2003               93.0%               124.61             115.89

EdenBrook Louisville                 2001(23)           22.0%              $ 71.63            $ 15.76
  Property                           2002               59.5%                67.94              40.42
                                     2003               76.8%               107.98              82.93

EdenGardens Arlington                2000(22)           25.0%              $ 92.83            $ 23.21
  Property                           2001               60.1%                69.58              41.81
                                     2002               92.6%                86.98              80.54
                                     2003               88.5%               111.54              98.72

EdenGardens                          2001(23)           35.7%              $ 71.19            $ 25.41
  Kingwood Property                  2002               82.9%                70.14              58.15
                                     2003               87.1%               115.23             100.37

EdenTerrace Arlington                2000(22)            7.1%              $ 35.37            $  2.51
  Property                           2001               24.3%                39.55               9.61
                                     2002               42.9%                46.47              19.93
                                     2003               52.1%                58.91              30.69

EdenTerrace Kingwood                 2001(23)           30.0%              $ 51.01            $ 15.30
  Property                           2002               70.0%                45.54              31.88
                                     2003               85.7%                65.77              56.36

EdenTerrace Louisville               2001(23)           25.0%              $ 39.25            $  9.81
  Property                           2002               61.7%                45.88              28.31
                                     2003               77.5%                69.37              53.76

Greenwood Property                   1999               91.8%              $ 98.16            $ 90.11
                                     2000               92.7%               103.38              95.83

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2001               81.3%               107.96              87.77
                                     2002               80.2%               104.02              83.42
                                     2003               56.3%               134.12              75.51

Huntsville Property                  2001(23)           58.5%              $ 74.96            $ 43.85
                                     2002               61.4%                99.24              60.93
                                     2003               64.8%               115.14              74.61

Marietta Property                    1999               45.3%              $ 73.00            $ 33.07
                                     2000               77.7%                87.44              67.94
                                     2001               64.3%               116.17              74.69
                                     2002               67.9%               103.91              70.55
                                     2003               86.6%               104.98              90.92

Plano Property                       2000(22)           36.3%              $ 74.45            $ 27.03
                                     2001               75.3%                97.28              73.25
                                     2002               93.2%               116.33             108.42
                                     2003               82.9%               100.19             132.79

Rock Hill Property                   1999               93.6%              $ 69.86            $ 65.39
                                     2000               63.9%               114.99              73.48
                                     2001               63.9%               122.26              78.13
                                     2002               64.6%               113.10              73.06
                                     2003               61.1%               116.37              71.10

Roswell Property                     1999               62.8%              $107.28            $ 67.37
                                     2000               64.3%               113.88              73.22
                                     2001               44.1%               155.96              68.78
                                     2002               50.0%                88.93              44.47
                                     2003               42.9%               105.77              45.38

Sandy Springs Property               1999               67.0%              $ 88.82            $ 59.51
                                     2000               99.1%                75.65              74.97
                                     2001               42.7%               175.43              74.91
                                     2002               34.6%                90.68              31.37
                                     2003               36.4%                73.59              26.79

Woodlands Property                   2000(22)           35.5%              $ 79.77            $ 28.32
                                     2001               55.9%                90.63              50.66
                                     2002               70.4%               115.13              81.05
                                     2003               62.9%               131.86              82.94

Boynton Beach Property               1999               92.3%              $ 73.29            $ 67.64
                                     2000               96.5%                77.36              74.65
                                     2001               97.7%                83.57              81.65
                                     2002               93.2%                87.59              81.63
                                     2003               93.1%                92.01              85.66

Boynton Beach Pointe                 2000(24)           43.0%              $ 86.16            $ 37.05
  Property                           2001               77.6%                87.17              67.64
                                     2002               78.0%                91.91              71.69
                                     2003               80.1%                95.93              76.84

Cumberland Property                  2000               58.5%              $ 75.25            $ 50.34
                                     2001               60.6%                82.15              76.48
                                     2002               93.0%                97.02              91.30
                                     2003               98.6%               104.03              97.48

Dallas Property                      1999               75.4%              $ 62.29            $ 49.96
                                     2000               69.2%                66.33              45.90

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
                                     2001               90.3%                64.91              58.62
                                     2002               93.2%                68.65              63.98
                                     2003               88.4%                70.86              62.64

East Providence Property             1999(25)           61.8%              $145.68            $ 90.03
                                     2000               93.9%                89.64              84.17
                                     2001               91.9%                86.19              79.21
                                     2002               94.9%                89.88              85.29
                                     2003               94.9%                92.40              87.68

Fresno Property                      1999               97.9%              $ 69.01            $ 67.56
                                     2000               98.5%                76.70              75.55
                                     2001               93.6%                78.07              73.07
                                     2002               92.5%                82.36              76.18
                                     2003               97.3%                87.43              85.07

Greenwich Property                   1999(25)           61.4%              $111.51            $ 68.47
                                     2000               99.0%                67.45              66.78
                                     2001              100.0%                71.53              71.53
                                     2002               99.0%                75.92              75.16
                                     2003               97.8%                79.14              77.40

Hoover Property                      2000(24)           17.9%              $ 92.50            $ 16.56
                                     2001               44.6%                88.21              39.34
                                     2002               50.4%                84.65              42.66
                                     2003               70.1%                77.44              54.28

Largo Property                       1999               93.3%              $ 69.39            $ 63.80
                                     2000               93.0%                70.21              65.29
                                     2001               87.2%                73.07              63.72
                                     2002               75.5%                76.20              57.53
                                     2003               71.4%                77.92              55.63

Niles Property                       1999               96.3%              $ 77.51            $ 74.64
                                     2000               98.6%                78.63              77.53
                                     2001               97.2%                83.99              81.64
                                     2002               86.3%                87.07              75.14
                                     2003               79.2%                91.51              72.48

Olympia Fields Property              1999(25)            8.2%              $ 93.64            $  7.68
                                     2000               41.9%                77.25              32.37
                                     2001               69.3%                77.56              53.75
                                     2002               88.7%                79.11              70.17
                                     2003               93.1%                82.46              76.77

Palm Beach Gardens                   1999              100.0%              $ 88.44            $ 88.44
  Property                           2000               96.1%                98.87              95.01
                                     2001               94.4%               108.34             102.28
                                     2002               94.0%               107.85             101.38
                                     2003               87.3%               106.94              93.36

Sarasota Property                    1999               95.6%              $101.54            $ 97.07
                                     2000               95.3%                93.82              89.41
                                     2001               93.4%               103.29              96.48
                                     2002               97.9%               104.05             101.86
                                     2003              100.0%               110.11             110.11

                                                                           Revenue
                                                                              per            Revenue per
                                                     Average               Occupied           Available
         Property                    Year(1)      Occupancy Rate             Unit               Unit
         --------                    -------      --------------             ----               ----
Smithfield Property                  1999(25)           61.7%              $163.19            $100.69
                                     2000               92.1%               105.88              97.52
                                     2001               90.6%               108.71              98.49
                                     2002               93.6%               114.71             107.37
                                     2003               93.5%               122.75             114.77

South Kingstown Property             1999(25)           57.8%              $156.04            $ 90.19
                                     2000               91.8%                93.52              85.85
                                     2001               93.3%                97.90              91.34
                                     2002               94.2%               107.28             101.05
                                     2003               94.3%               110.44             104.14

Sun City Arizona Property            1999               96.9%              $ 88.66            $ 85.92
                                     2000               97.7%                91.38              89.28
                                     2001               95.3%                98.56              93.93
                                     2002               93.5%               102.14              95.50
                                     2003               94.4%               102.73              96.98

Sun City California                  1999               85.8%              $ 60.99            $ 52.33
  Property                           2000               88.5%                60.90              53.90
                                     2001               86.2%                60.42              52.08
                                     2002               83.2%                65.81              54.75
                                     2003               83.6%                75.26              62.92

Warwick Property                     1999(25)           58.7%              $108.23            $ 63.53
                                     2000               95.5%                69.12              66.01
                                     2001               97.3%                73.27              71.30
                                     2002               96.6%                77.55              74.91
                                     2003               96.2%                80.06              77.02

West Palm Beach Property             1999               98.2%              $ 73.08            $ 71.77
                                     2000               96.1%                82.40              79.19
                                     2001               98.9%                83.53              82.61
                                     2002               89.4%                89.38              79.91
                                     2003               86.5%                81.22              70.26



(1) Data represents information for each applicable fiscal year, unless noted otherwise.



(2) Data for 1999 represents the period October 11, 1999 through December 31, 1999.



(3)  Data for 2000 represents the period August 15, 2000 through December 31,
     2000.



(4)  Data for 2000 represents the period October 1, 2000 through December 31,
     2000.



(5) Data for 2000 represents the period February 14, 2000 through December 31, 2000.



(6) Data for 1999 represents the period November 1, 1999 through December 31, 1999.



(7) Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.



(8) Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.



(9)  Data for 2000 represents the period May 15, 2000 through December 31, 2000.



(10) Data for the Bellevue Property represents the months of November through December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.



(11) Data for the Colorado Springs and Lakewood Properties represents the period October 1, 1999 through December 31, 1999.



(12) Data for 1999 represents the period November 1, 1999 through December 30, 1999.



(13) Data for 1999 represents the period May 1, 1999 through December 31, 1999.

(14) Data for the Atlanta-Dunwoody Property represents the period March 1, 1999 through December 31, 1999; data for the Florham Park Property represents the period January 5, 1999 through December 31, 1999; data for the Omaha Property represents the period June 23, 1999 through December 31, 1999; data for the Prairie Village Property represents the period April 1, 1999 through December 31, 1999; data for the St. Charles Property represents the period May 29, 1999 through December 31, 1999; and data for the Tampa Property represents the period July 29, 1999 through December 31, 1999.



(15) Data for the Mt. Vernon Property represents the period March 1, 2001 through December 31, 2001 and data for the West Lafayette Property represents the period April 3, 2001 through December 31, 2001.



(16) Data represents the period November 1, 1999 through December 31, 1999.



(17) Data for the Farmington Hills Property represents the period December 6, 1999 through December 31, 1999; and data for the Poland Property represents the period May 14, 1999 through December 31, 1999.



(18) Data represents the period February 2, 2002 through December 31, 2002.



(19) Data represents the period March 27, 2000 through December 31, 2000.



(20) Data for 2000 represents the period August 1, 2000 through December 31,
     2000.



(21) Data represents the period April 3, 2000 through December 31, 2000.



(22) Data for the Alpharetta Property represents the period April 5, 2000 through December 31, 2000; data for the Buckhead Property represents the period June 1, 2000 through December 31, 2000, data for the Champions Property represents the period June 5, 2000 through December 31, 2000, data for the Charleston Property represents the period January 16, 2000 through December 31, 2000, data for the EdenGardens Arlington Property represents the period October 23, 2000 through December 31, 2000, data for the EdenTerrace Arlington Property represents the period December 4, 2000 through December 31, 2000, data for the Plano Property represents the period June 1, 2000 through December 31, 2000 and data for the Woodlands Property represents the period August 17, 2000 through December 31, 2000.



(23) Data for the EdenBrook Louisville Property represents the period June, 30, 2001 through December 31, 2001, data for the EdenGardens Kingwood Property represents the period May 21, 2001 through December 31, 2001, data for the EdenTerrace Kingwood Property represents the period April 16, 2001 through December 31, 2001, data for the EdenTerrace Louisville Property represents the period June 15, 2001 through December 31, 2001 and data for the Huntsville Property represents the period February 12 through December 31, 2001.

(24) Data for the Boynton Beach Pointe Property represents the period April 1, 2000 through December 31, 2000 and data for the Hoover Property represents the period April 23, 2000 through December 31, 2000.



(25) Data for the East Providence, Greenwich, Olympia Fields, Smithfield, South Kingstown and Warwick Properties represents the period April 21, 1999 through December 31, 1999.


RETIREMENT COMMUNITY BRANDS

         The following paragraph updates and replaces the corresponding paragraph on page 77 of the Prospectus.

         Erickson Brands. Erickson currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village, Fox Run Village and Ann's Choice are three of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.

         The following information should be read in conjunction with the "Business -- Retirement Community Brands" section beginning on page 76 of the Prospectus.

         Sunrise Brand. Sunrise is one of the nation's oldest and largest providers of assisted living services. Independent living services and skilled nursing services are also offered at some communities. According to Sunrise's 2002 Annual Report, as of December 31, 2002, Sunrise and its subsidiaries operated 209 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 16,000. In addition, more than 24 properties with a resident capacity of 2,055 were under construction. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise as the sixth largest seniors' housing operator in the country.

         In a press release dated March 31, 2003, Sunrise announced it had acquired all of the outstanding stock of Marriott Senior Living Services, Inc. Upon the closing of this transaction, Sunrise, or its subsidiaries, assumed management of an additional 126 properties with a resident capacity of more than 23,000, including 41 properties owned by the Company as of March 31, 2003. Sunrise (SRZ) is a NYSE listed company.

         GreenTree Catered Living for Seniors Brand. According to Greenwalt Corporation, after thirty years in the business of commercial, retail, and industrial development and construction as Greenfield Builders, the principals of the Greenwalt Corporation recognized a growing need for quality senior housing and built the first GreenTree Community in Greenfield, Indiana, establishing the GreenTree Catered Living for Seniors concept. Under the umbrella of Greenwalt Corporation, they also formed CateredLife Communities, Inc., which manages each of the GreenTree Communities, as well as Greenwalt Design, which is responsible for the complete interior design and furnishing of the facilities. GreenTree Catered Living for Seniors provides a well-rounded housing option for the senior resident wishing to combine retirement with any level of assisted living they may require. Each GreenTree Community is staffed twenty-four hours a day, so residents have the security of knowing that the well-trained staff will be there to assist them when needed. As of September 16, 2003, there were eight GreenTree Assisted Living Facilities, with a total of 465 units in operation, all managed by CateredLife Communities, Inc.

         EdenCare Brand. Prior to the Company's purchase of substantially all of the operating assets of EdenCare on November 25, 2003, EdenCare owned and operated senior housing communities located in Alabama, Florida, Georgia, Kentucky, North Carolina, South Carolina and Texas. EdenCare offered two types of assisted living communities: EdenBrook and EdenGardens. Both communities provide all of EdenCare's services and amenities. EdenTerrace is an independent living community designed to be a full service senior living campus, which also offers assisted living and memory care. EdenCare communities have four primary programs, which include pet therapy, aromatherapy, life enrichment and fine dining.


        Horizon Bay Brand. Horizon Bay operates over 20 senior housing communities located in Alabama, Arizona, California, Florida, Georgia, Illinois, Rhode Island and Texas. Horizon Bay offers several types of communities, including continuum of care retirement, independent living and assisted living. Horizon Bay communities have three primary programs, which include wellness services, a LiveWell! Program and harbor courts, which is a separate and secure living area dedicated to the special needs of the memory impaired.

PENDING INVESTMENTS


           As of February 16, 2004, the Company had initial commitments to acquire 26 additional Properties for an aggregate purchase price of approximately $308 million. The Properties include one Sunrise Property (in Santa Rosa, California), two Courtyard Manor Properties (one in each of Auburn Hills and Sterling Heights, Michigan), one Horizon Bay Property (in Tiverton, Rhode Island) and 22 medical office buildings (two in each of Aurora, Colorado and Irving, Texas; four in Durham, North Carolina; and one in each of Clearwater, Florida; Chesapeake, Virginia; Largo, Florida; Columbia, Maryland; Encino, California; Houston, Texas; Corpus Christi, Texas; Plano, Texas; Rockville, Maryland; Denver, Colorado; Sherman Oaks, California; Tampa, Florida; Valencia, California and Fairfax, Virginia).



           The Sunrise Property is expected to be acquired from an affiliate of Sunrise, the Courtyard Manor Auburn Hills Property is expected to be acquired from Westgate Properties of Auburn Hills, LTD., the Courtyard Manor Sterling Heights Property is expected to be acquired from WSH, LLC and Courtyard Manor of Sterling Heights, Inc., and the Horizon Bay Property is expected to be acquired from an affiliate of WHSLH Realty. The medical office buildings are expected to be acquired from affiliates of Medical Office Properties, Inc.



           The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of these Properties, except for the medical office buildings, are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases." The majority of the medical office buildings are expected to be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 345 tenants and the buildings are expected to be managed by 11 regional third-party property managers.



           In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $84.4 in connection with the acquisition of 15 of these Properties and obtain Permanent Financing of approximately $5.0 million in connection with the acquisition of one of these Properties.



           Leases. Set forth below are tables summarizing terms expected to apply to the leases for each of the Properties. The first table summarizes the terms expected to apply to the leases for each of the retirement communities. The second table summarizes the terms expected to apply to the leases for each of the medical office buildings. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

PENDING INVESTMENT PROPERTIES
RETIREMENT COMMUNITIES



                             As of February 16, 2004



                                   Estimated Purchase         Lease Term and              Minimum Annual
     Property                             Price               Renewal Options                  Rent                Percentage Rent
     --------                             -----               ---------------                  ----                ---------------
Sunrise of Santa Rosa (1) (2)          $9,279,900      15 years; five five-year                (3)                       (4)
Santa Rosa, California                                 renewal options
(the "Santa Rosa Property")
Existing retirement facility

Sakonnet Bay Manor (5) (6)            $24,679,000      15 years; two five-year   $1,927,000 for the first lease          N/A
Tiverton, Rhode Island                                 renewal options           year; $2,141,000 for the second
(the "Tiverton Property")                                                        lease year; $2,342,000 for the
Existing retirement facility                                                     third lease year; $2,418,000
                                                                                 for the fourth lease year;
                                                                                 $2,519,000 for the fifth lease
                                                                                 year; with increases of 3% each
                                                                                 lease year thereafter (7)
Courtyard Manor at
Auburn Hills (8) (9)                   $9,100,000      15 years; two ten-year    $905,000 for the first lease           To be
Auburn Hills, Michigan                                 renewal options           year; with increases of 3% each      determined
(the "Auburn Hills Property")                                                    lease year thereafter (7) (10)    prior to closing
Existing retirement facility

Courtyard Manor at Sterling
Heights (8) (9)                        $8,700,000      15 years; two ten-year    $865,000 for the first lease           To be
Sterling Heights, Michigan                             renewal options           year; with increases of 3% each      determined
(the "Sterling Heights Property")                                                lease year thereafter (7) (10)    prior to closing
Existing retirement facility


------------------------

FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Sunrise Senior Living Services, Inc.


(2) The lease for the Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus Supplement entitled "Business - Property Acquisitions." Twenty Pack Management Corp. is an affiliate of HRA. The HRA Affiliated Companies are thinly capitalized, newly formed companies affiliated with the Advisor and are described in further detail in the section of the Prospectus Supplement entitled "Business -- Property Acquisitions -- Footnote 3." The leases for this Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.



(3) Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company's cash investment in the Property. The lease rate on the Company's cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totaling approximately $5.0 million relating to the Santa Rosa Property and the lease rate related to the debt portion of the Company's investment in the Property will be equal to the fixed interest rate on the anticipated loan.



(4) It is expected that additional rent will be payable in an amount equal to the difference between 13.5% of the Company's cash investment basis in the Santa Rosa Property and minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company's cash investment basis. For purposes of the additional rent calculation, the Company's cash investment basis equals the sum of the Property's purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5) It is expected that the Property will be operated and managed by Horizon Bay Management, L.L.C.



(6) The lease for the Property is expected to be with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties. The lease for this Property is expected to be pooled with the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of rental payments due under each lease.



(7)      Based on estimated purchase price.



(8) It is expected that the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," will be operated and managed by affiliates of HRA. Each of these Operators will be a thinly capitalized, newly formed corporation affiliated with the Advisor. The HRA Affiliated Companies are described in further detail in the section of the Prospectus Supplement entitled "Business -- Property Acquisitions -- Footnote 3."



(9) The leases for the Courtyard Manor Portfolio One Properties are expected to be with affiliates of HRA. The HRA Affiliated Companies are described in further detail in the section of the Prospectus Supplement entitled "Business -- Property Acquisitions -- Footnote 3." These leases are expected to be cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profit with respect to the two Properties are combined for the purpose of rental payments due under each lease.

(10) It is expected that beginning in the fourth lease year and every 36 months thereafter, the minimum annual rent is expected to be the greater of (i) the fair market value of the Property multiplied by 10.5% or (ii) the prior year's rent increased by 3%.

           Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

           Tiverton Property. The Tiverton Property, which opened in 1997, is the Sakonnet Bay Manor, an independent living/assisted living/skilled nursing facility, located in Tiverton, Rhode Island. The Tiverton Property includes 95 independent living units, 48 assisted living units and 27 skilled nursing units. The Property is located 20 miles southeast of downtown Providence, Rhode Island.















           Auburn Hills Property. The Auburn Hills Property, which opened in October 1994, is the Courtyard Manor at Auburn Hills, an assisted living facility, located in Auburn Hills, Michigan. The Auburn Hills Property includes 76 units for residents with Alzheimer's and related memory disorders. The Property is located 20 miles northwest of downtown Detroit, Michigan.



           Sterling Heights Property. The Sterling Heights Property, which opened in November 1997, is the Courtyard Manor at Sterling Heights, an assisted living facility, located in Sterling Heights, Michigan. The Sterling Heights Property includes 80 units for residents with Alzheimer's and related memory disorders. The Property is located 20 miles northeast of downtown Detroit, Michigan.

                          PENDING INVESTMENT PROPERTIES

                            MEDICAL OFFICE BUILDINGS



                                                                                         Annualized
                                                                                            Base
                                     Rentable       Estimated                             Rent per
                                      Square        Purchase                Annualized    Occupied
                     Property         Footage         Price    Occupancy     Base Rent   Square Foot          Principal Tenants (1)
                     --------         -------         -----    ---------     ---------   -----------          ---------------------
Aurora Medical Center I (2) (3)        43,973      $8,800,000    100.0%      $1,063,877      $24.19    Aurora Denver Cardiology (4)
Aurora, Colorado
(the "Aurora-I Property")
Existing medical office building

Aurora Medical Center II (2) (3)       53,980      $9,300,000     90.4%      $1,119,993      $22.95    Colorado Orthopedic (4);
Aurora, Colorado                                                                                       Total Renal Care; Aurora
(the "Aurora-II Property")                                                                             Urology (4)
Existing medical office building

BayCare Health Headquarters (2)        75,000      $9,800,000    100.0%        $708,750       $9.45    BayCare Health System (5)
Clearwater, Florida
(the "Clearwater Property")
Existing medical office building

Boardwalk Medical Office
Building (2) (6)                       62,738     $13,100,000    100.0%      $1,264,851      $20.16    Texas Health System (4);
Irving, Texas                                                                                          CSCANT (4)
(the "Irving-Boardwalk Property")
Existing medical office building

Chesapeake Medical Center (2)          51,167      $9,900,000     89.9%      $1,075,969      $23.39    Pediatric Specialist (4)
Chesapeake, Virginia
(the "Chesapeake Property")
Existing medical office building

The Diagnostic Clinic (2)              114,756    $29,700,000    100.0%      $2,740,134      $23.88    Diagnostic Clinic (4)
Largo, Florida
(the "Largo Property")
Existing medical office building

Dorsey Hall Medical Center (2) (7)     38,081      $5,500,000     92.9%        $886,979      $25.07    Helix Health (4)
Columbia, Maryland
(the "Columbia Property")
Existing medical office building

Encino Medical Plaza (2) (8)           66,973    $16,000,000      95.4%      $1,710,465      $26.08    Urological Institute of
Encino, California                                                                                     Southern California (4)

                                                                                         Annualized
                                                                                            Base
                                     Rentable       Estimated                             Rent per
                                      Square        Purchase                Annualized    Occupied
                     Property         Footage         Price    Occupancy     Base Rent   Square Foot          Principal Tenants (1)
                     --------         -------         -----    ---------     ---------   -----------          ---------------------
(the "Encino Property")
Existing medical office building

Independence Park (2) (6) (9)          30,317    $10,100,000     100.0%        $355,808      $11.74    Duke University (5)
4204 Technology Drive
Durham, North Carolina
(the "Durham 4204 Property")
Existing research/flex building

Independence Park (2) (6)              20,000     $3,200,000     100.0%        $198,508       $9.93    Applied Clinical Concepts
4228 Technology Drive                                                                                  (4); Duke University (4)
Durham, North Carolina
(the "Durham 4228 Property")
Existing research/flex building

Independence Park (2) (6)              40,000     $3,800,000     100.0%        $161,834       $4.05    Aventis (5)
4233 Technology Drive
Durham, North Carolina
(the "Durham 4233 Property")
Existing research/flex building

Independence Park (2) (6)               16,572    $3,400,000     100.0%        $247,773      $14.95    Durham Diagnostic Imaging
4323 Ben Franklin Boulevard                                                                            (5); Duke University (4)
Durham, North Carolina
(the "Durham 4323 Property")
Existing medical office building

Las Colinas Medical
Plaza II (2) (6)                        51,591   $11,000,000     100.0%      $1,085,765      $21.05    Southwest Primary Care (5);
Irving, Texas                                                                                          Urology Associates (5);
(the "Irving-Las Colinas Property")                                                                    Clinical Pediatric Associates
Existing medical office building                                                                       (5); Network Cancer Care (5)

Medical Place I (2)                    150,005   $25,100,000      91.8%      $2,829,036      $20.56    N/A
Houston, Texas
(the "Houston Property")
Existing medical office building

Northwest Regional Medical
Center (2)                              34,079    $7,500,000     100.0%        $739,310      $21.69    Riverside Hospital, Inc. (4);
Corpus Christi, Texas                                                                                  Cambridge Holdings, Inc.
(the "Corpus Christi Property")                                                                        (4); Coastal Children's
Existing medical office building                                                                       Clinic (4); Coastal
                                                                                                       Cardiology (4); Dr.

                                                                                         Annualized
                                                                                            Base
                                     Rentable       Estimated                             Rent per
                                      Square        Purchase                Annualized    Occupied
                     Property         Footage         Price    Occupancy     Base Rent   Square Foot          Principal Tenants (1)
                     --------         -------         -----    ---------     ---------   -----------          ---------------------
                                                                                                       Villareal (4)

Plano Medical Pavillon (2)              86,878   $15,100,000      96.7%      $1,636,246      $19.49    Dr. Freer (5); The Raphael
Plano, Texas                                                                                           Institute for Plastic Surgery
(the "Plano Property")                                                                                 (5); physician groups (5);
Existing medical office building                                                                       Dr. Samara (5)

Randolph Medical Center (2)             40,859    $8,700,000      83.6%        $771,895      $22.61    Metro Orthopedic (4)
Rockville, Texas
(the "Rockville Property")
Existing medical office building

Rocky Mountain Cancer
Center (2) (10)                         34,087    $9,100,000     100.0%        $779,811      $22.88    Rocky Mountain Cancer Center
Denver, Colorado                                                                                       (5); HCA HealthOne (5);
(the "Denver Property")                                                                                Hematology Oncology
Existing medical office building                                                                       Associates (5); Childhood
                                                                                                       Hematology Oncology (5)
Sherman Oaks Medical
Center (2) (6)                          70,574   $14,900,000     100.0%      $1,750,809      $24.81    UCLA (4); physician group
Sherman Oaks, California                                                                               (4); Dr. Greenspan (4)
(the "Sherman Oaks Property")
Existing medical office building

Tampa Medical Tower (2) (6)            106,261   $10,600,000      80.6%      $1,699,230      $19.85    N/A
Tampa, Florida
(the "Tampa Property")
Existing medical office building

Valencia Medical Center (2) (6)         27,887    $6,800,000      98.9%        $685,171      $24.85    N/A
Valencia, California
(the "Valencia Property")
Existing medical office building

                                                                                         Annualized
                                                                                            Base
                                     Rentable       Estimated                             Rent per
                                      Square        Purchase                Annualized    Occupied
                     Property         Footage         Price    Occupancy     Base Rent   Square Foot          Principal Tenants (1)
                     --------         -------         -----    ---------     ---------   -----------          ---------------------

Yorktown 50 (2) (6)                     96,477    $25,100,000     95.2%       $2,571,729     $27.99    Otolaryngology (4);
Fairfax, Virginia                                                                                      Fresenius (4)
(the "Fairfax Property")
Existing medical office building

Total                                 1,312,255  $256,500,000                $26,083,943

Weighted Average                                                  95.1%                      $20.89


------------------------


FOOTNOTES:



      (1) Represents tenants leasing 10% or more of the building's rentable square footage.



      (2)   Information is provided as of January 1, 2004.



      (3) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company plans to assume approximately $10 million in existing debt from the current owner comprised of two loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 8.24% and that the loans will require principal and interest payments until maturity on October 1, 2009.



      (4)   The lease is expected to be on a triple-net basis.



      (5)   The lease is expected to be on a gross basis.



      (6) In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company plans to assume $58 million in existing debt from the current owner comprised of seven loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 5.38%. It is expected that the loans will require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011.



      (7) In connection with the acquisition of the Columbia Property, the Company plans to assume $4 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.87% and that the loan will require principal and interest payments until maturity on August 1, 2009.



      (8) In connection with the acquisition of the Encino Property, the Company plans to assume $7.6 million in existing debt from the current owner. It is expected that the loan will bear interest at 5.78% and that the loan will require principal and interest payments until maturity on January 1, 2013.



      (9) The Durham 4204 Property is currently being expanded to include an additional 18,000 square feet . The expansion is expected to be completed in the fourth quarter of 2004.



      (10) In connection with the acquisition of the Denver Property, the Company plans to assume $4.8 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.34% and that the loan will require principal and interest payments until maturity on July 1, 2010.

      The following table represents a summary as of January 1, 2004 of leases by Property for each of the medical office buildings that the Company has entered into an initial commitment to acquire, which leases are expiring during the period 2004 through 2013:



                                                                     Percentage
                                             Total                    of Gross
                                            Square      Annual Base     Base
                              Number of     Feet of       Rent of     Rents on
                              Expiring     Expiring      Expiring     Expiring
     Property         Year     Leases       Leases      Leases (1)     Leases
 Aurora-I Property    2004        4           6,547       $159,326     15.0%
                      2005        2          12,114        291,111     27.4%
                      2006        4           8,016        198,768     18.7%
                      2007        3           9,815        235,560     22.1%
                      2008        2           4,730        114,464     10.7%
                      2009        1           2,751         64,648      6.1%

 Aurora-II Property   2004        3           5,445        125,340     11.2%
                      2005        2           3,919         96,549      8.6%
                      2006        1           8,421        165,466     14.8%
                      2007        4          11,543        273,391     24.4%
                      2008        4          12,429        302,951     27.1%
                      2009        2           4,085        100,082      8.9%
                      2010        2           2,973         56,214      5.0%

 Chesapeake Property  2004        6           9,433        231,303     21.5%
                      2005        5           8,692        206,994     19.2%
                      2006        1           2,138         45,859      4.3%
                      2007        1           3,652         84,507      7.9%
                      2008        4          12,973        290,923     27.0%
                      2009        3           9,083        216,383     20.1%

 Clearwater Property  2013        1          75,000        708,750    100.0%

 Columbia Property    2005        2          23,201        533,562     60.2%
                      2006        5           7,540        242,293     27.3%
                      2007        0               -              -         -
                      2008        1           1,906         45,532      5.1%
                      2009        0               -              -         -
                      2010        1           2,733         65,592      7.4%

 Corpus Christi       2006        1           1,493         37,875      5.1%
 Property             2007        1           2,686         66,848      9.1%
                      2008        3          15,943        283,199     38.3%
                      2009        0               -              -         -
                      2010        3           7,220        185,632     25.1%
                      2011        2           6,737        165,756     22.4%

 Denver Property      2009        4          34,087        779,811    100.0%

 Durham 4204          2013        1          30,317        355,808    100.0%
 Property

                                                                     Percentage
                                             Total                    of Gross
                                            Square      Annual Base     Base
                              Number of     Feet of       Rent of     Rents on
                              Expiring     Expiring      Expiring     Expiring
     Property         Year     Leases       Leases      Leases (1)     Leases
 Durham 4228          2004        1           1,500         12,665      6.4%
 Property             2005        1           5,000         37,000     18.6%
                      2006        0               -              -         -
                      2007        0               -              -         -
                      2008        0               -              -         -
                      2009        0               -              -         -
                      2010        1          13,500        148,843     75.0%

 Durham 4233          2008        1          40,000       $161,834     100.0%
 Property

 Durham 4323          2010        1           3,400         60,319       24.3
 Property             2011        0               -              -          -
                      2012        1          13,172        187,454       75.7

 Encino Property      2004        8          15,686        410,581      24.0%
                      2005        7           9,441        257,826      15.1%
                      2006        2           2,567         69,322       4.0%
                      2007        3           6,614        193,248      11.3%
                      2008       10          19,606        509,236      29.8%
                      2009        0               -              -          -
                      2010        2           4,352        114,593       6.7%
                      2011        1           2,235         63,027       3.7%
                      2012        0               -              -          -
                      2013        2           3,361         92,632       5.4%

 Fairfax Property     2004        3           7,029        191,700       7.5%
                      2005        2           4,756        130,756       5.1%
                      2006        4          11,027        306.249      11.9%
                      2007        6          10,012        268,610      10.4%
                      2008        0               -              -          -
                      2009        2          11,512        339,710      13.2%
                      2010        1           2,971         94,834       3.7%
                      2011        4          10,817        301,077      11.7%
                      2012        5          22,661        668,410      26.0%
                      2013        1          11,104        270,383      10.5%

 Houston Property     2004       13          27,016        543,286      19.2%
                      2005        2          10,009        198,537       7.0%
                      2006       18          40,643        853,503      30.2%
                      2007       10          31,280        649,370      23.0%
                      2008       12          23,667        485,003      17.1%
                      2009        0               -              -          -
                      2010        0               -              -          -
                      2011        0               -              -          -
                      2012        1           5,017         99,337       3.5%

                                                                     Percentage
                                             Total                    of Gross
                                            Square      Annual Base     Base
                              Number of     Feet of       Rent of     Rents on
                              Expiring     Expiring      Expiring     Expiring
     Property         Year     Leases       Leases      Leases (1)     Leases
 Irving-Boardwalk     2004        1           1,704         37,778       3.0%
    Property          2005        1           5,163         98,097       7.8%
                      2006        0               -              -          -
                      2007        1           4,745        109,135       8.6%
                      2008        2           4,688         93,602       7.4%
                      2009        1           2,839         57,263       4.5%
                      2010        0               -              -          -
                      2011        1           2,476         51,179       4.0%

 Irving-Las           2007        1           2,442       $48,840        4.5%
 Colinas Property     2008        2          11,453       229,060       21.1%
                      2009        1           3,424        80,087        7.4%
                      2010        0               -             -           -
                      2011        3          22,131       436,713       40.2%
                      2012        1           6,392       134,232       12.4%
                      2013        0               -             -           -

 Largo Property       2010        1         114,756    $2,740,134      100.0%

 Plano Property       2005        1           1,650        28,875        1.8%
                      2006        1           2,074        47,073        2.9%
                      2007        5          15,401       314,825       19.2%
                      2008        4           9,156       188,172       11.5%
                      2009        1           2,856        50,694        3.1%
                      2010        5          42,317       811,388       49.6%
                      2011        2          10,515       195,219       11.9%

 Rockville            2004        6          11,025       245,052       31.7%
 Property             2005        1             718        15,900        2.1%
                      2006        2           7,807       164,870       21.3%
                      2007        1           1,447        33,990        4.4%
                      2008       10           3,745        84,895       11.0%
                      2009        0               -             -           -
                      2010        1           1,387        32,982        4.3%
                      2011        3           4,905       123,292       16.0%
                      2012        1           1,236        28,326        3.7%
                      2013        1           1,872        42,588        5.5%

 Sherman Oaks         2004        6           8,423       222,080       12.7%
 Property             2005       10          24,072       605,247       34.6%
                      2006        2           2,314        59,804        3.4%
                      2007        4          19,202       461,399       26.3%
                      2008        8          12,764       315,969       18.1%
                      2009        0               -             -           -
                      2010        1           3,425        86,310        4.9%

                                                                     Percentage
                                             Total                    of Gross
                                            Square      Annual Base     Base
                              Number of     Feet of       Rent of     Rents on
                              Expiring     Expiring      Expiring     Expiring
     Property         Year     Leases       Leases      Leases (1)     Leases
 Tampa Property       2004        6          13,587       258,368       15.2%
                      2005        8          28,625       590,672       34.8%
                      2006        4           7,973       160,973        9.5%
                      2007        8          20,173       391,099       23.0%
                      2008        2           9,655       188,918       11.1%
                      2009        2           3,479        67,841        4.0%
                      2010        1           2,121        41,359        2.4%

 Valencia Property    2004        3           3,605        99,100       14.5%
                      2005        6           7,842       189,234       27.6%
                      2006        4           6,671       166,662       24.3%
                      2007        0               -             -           -
                      2008        4           6,151       144,518       21.1%
                      2009        1           2,232        55,314        8.1%
                      2010        0               -             -           -
                      2011        0               -             -           -
                      2012        0               -             -           -
                      2013        1           1,076        30,343        4.4%



(1)  Annualized January 2004 base rent



      Aurora-I Property. The Aurora-I Property, which was built in 1982, is the Aurora Medical Center I, a multi-tenant medical office building, located in Aurora, Colorado. The Aurora-I Property is located on the campus of the Medical Center of Aurora and is interconnected to the hospital and the Aurora-II Property by an enclosed pedestrian walkway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Aurora-II Property. The Aurora-II Property, which was built in 1995, is the Aurora Medical Center II, a multi-tenant medical office building, located in Aurora, Colorado. The Aurora-I Property is located on the campus of the Medical Center of Aurora and is interconnected to the hospital and the Aurora-I Property by an enclosed pedestrian walkway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Chesapeake Property. The Chesapeake Property, which was built in 1988, is the Chesapeake Medical Center, a multi-tenant medical office building, located in Chesapeake, Virginia. The Chesapeake Property is located on the campus of the Chesapeake General Hospital. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Clearwater Property. The Clearwater Property, which was built in 1988, is the BayCare Health Headquarters, a single-tenant professional office building, located in Clearwater, Florida. After the renovation of interior spaces and building systems is completed in the summer of 2004. The Clearwater Property will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.



      Columbia Property. The Columbia Property, which was built in 1987, is the Dorsey Hall Medical Center, a multi-tenant medical office building, located in Columbia, Maryland. The Columbia Property is located four miles from Howard County General Hospital, which is a private, not-for-profit community hospital. Tenancy in the building is a mix of physician practices that serve the local community.



      Corpus Christi Property. The Corpus Christi Property, which was built in 2000, is the Northwest Regional Medical Center, a multi-tenant medical office building, located in Corpus Christi, Texas. The Corpus Christi Property is located on the campus of the Northwest Regional Hospital. Tenancy in the building is a mix of physician practices, with concentrations in pediatrics and cardiology.

      Denver Property. The Denver Property, which was built in 1994, is the Rocky Mountain Cancer Center, a multi-tenant medical office building, located in Denver, Colorado. The Denver Property is located one block from the HealthOne Presbyterian/St. Luke's Hospital. Tenancy consists of a mix of cancer related physician practices.



      Durham 4204, 4228, 4233 and 4323 Properties. The Durham 4204, 4228, 4233
and 4323 Properties, which were built in 1998, 1995, 1997 and 1998, respectively, are known as Independence Park. Independence Park is located one mile from Durham Regional Hospital and four miles from Duke University Medical Center. The tenancy consists of medical office, clinical and laboratory research facilities. Duke University and Rhone Poulenc Rorer, a large international pharmaceutical company, are leasing approximately 57% of Independence Park's square footage.



      Encino Property. The Encino Property, which was built in 1973, is the Encino Medical Plaza, a multi-tenant medical office building, located in Encino, California. The Encino Property is located two miles from the Encino and Tarzana campuses of the Encino-Tarzana Regional Medical Center. The tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Fairfax Property. The Fairfax Property, which was built in 1974, is the Yorktown 50, a multi-tenant medical office building, located in Fairfax, Virginia. The Fairfax Property is located one mile from Inova Fairfax Hospital serving the Washington, D.C. metropolitan area. The tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Houston Property. The Houston Property, which was built in 1985, is the Medical Place I, a multi-tenant medical office building, located in Houston, Texas. The Houston Property is located on the campus of CHRISTUS St. Joseph's Hospital and is connected to the hospital via a second floor enclosed breezeway. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Irving-Boardwalk Property. The Irving-Boardwalk Property, which was built in 1998, is the Boardwalk Medical Office Building, a multi-tenant medical office building, located in Irving, Texas. The Irving-Boardwalk Property is located three miles from the campus of Las Colinas Medical Center. Tenancy is a mix of physician practices which service the local community.



      Irving-Las Colinas Property. The Irving-Las Colinas Property, which was built in 2001, is the Las Colinas Medical Plaza II, a multi-tenant medical office building located in Irving, Texas. The Irving-Las Colinas Property is one of two medical office buildings located on the campus of Las Colinas Medical Center. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Largo Property. The Largo Property consists of two single-tenant medical office buildings which are located in Largo, Florida. The Largo Property is located next to the Largo Medical Center. The first building was built in 1972 and consists of 104,756 square feet, and is an integrated medical facility that includes medical delivery services and office operations, including full diagnostics, physician office/exam rooms and rehabilitation services. This building is leased to the Diagnostic Clinic Medical Group, a specialty medical practice group that founded the hospital and is the single largest referral source to the hospital. The second building was built in 1994 and consists of 10,000 square feet, and primarily houses pediatric services as well as specialty services for women. The second building is leased to the Women's and Children's Clinic.



      Plano Property. The Plano Property, which was built in 1983, is the Plano Medical Pavilion, a multi-tenant medical office building, located in Plano, Texas. The Plano Property is located on the campus of The Medical Center of Plano. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Rockville Property. The Rockville Property, which was built in 1973, is the Randolph Medical Center, a multi-tenant medical office building, located in Rockville, Texas. The Rockville Property is located four miles from Suburban Hospital and Holy Cross Hospital, the largest acute care facility in Montgomery County. Tenancy in the building is a mix of physician practices that service the local community.



      Sherman Oaks Property. The Sherman Oaks Property, which was built in 1958, is the Sherman Oaks Medical Center, a multi-tenant medical office building, located in Sherman Oaks, California. The Sherman Oaks Property is located next to Sherman Oaks Hospital. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.

      Tampa Property. The Tampa Property, which was built in 1983, is the Tampa Medical Tower, a multi-tenant eight story medical office building, located in Tampa, Florida. The Tampa Property is located next to St. Joseph's Hospital, the largest private, not-for-profit healthcare provider in Hillsborough County. Tenancy in the building is a mix of physician practices that desire proximity to the hospital.



      Valencia Property. The Valencia Property, which was built in 1983, is the Valencia Medical Center, a multi-tenant medical office building, located in Valencia, California. The Valencia Property is located less than one mile from the Henry Mayo Newhall Memorial Hospital. Tenancy in the building consists of dentists and a mix of physician practices that serve the local community.


Retirement Community Brands For Pending Investments





      Courtyard Manor Brand. Courtyard Manor operates four locations in the greater metropolitan area surrounding Detroit, Michigan. Each facility has four homes, which accommodate 20 residents and provides a continuum of care for needs ranging from independent living to advanced Alzheimer's.


Borrowing


      The following section updates and replaces the corresponding section of the Prospectus.




      The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company has obtained a revolving line of credit and may obtain additional lines of credit aggregating up to $125 million. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company also has obtained Permanent Financing and may obtain additional Permanent Financing. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

      Operators of continuing care retirement communities or life care communities generally receive significant cash in connection with entry fees for deposits paid by residents upon admission into the communities. As part of an acquisition of a continuing care retirement or life care community, the Company may assume bond obligations from the tenants or Operators of the Properties at a below-market interest rate or may assume bonds that are non-interest bearing. These below-market rate borrowings may lower the Company's cost of capital in an acquisition. As part of the assumption of the bonds, the Company is obligated to repay certain entrance fees or deposits. Generally, the repayment of the entrance fees or a deposit is contingent upon the resident moving out of the Property or upon the resident's death. In some instances, the fees or deposit are not refundable until the resident's unit has been successfully re-marketed to a new resident.

      On March 17, 2003, the Company obtained a two-year, $85 million revolving line of credit that is collateralized by eleven Properties with an aggregate cost of $115 million. The revolving line of credit contains provisions that allow the credit facility to be increased up to $125 million upon the Company pledging additional Properties as collateral. The credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. As of February 16, 2004, $20 million was outstanding on the line of credit and the Company had incurred loan fees and closing costs of $1.9 million in connection with the line of credit.

      On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan will bear interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and will require monthly principal payments of $2.5 million until maturity. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004. As of February 16, 2004, there were no amounts outstanding under this loan.

      For information regarding Permanent Financing obtained by the Company as of February 16, 2004, see the section of the Prospectus entitled Business -- Property Acquisitions." The Company intends to obtain additional borrowings relating to the acquisition of its pending investments. See "Business -- Pending Investments" for a description of the anticipated borrowings.

      Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

      Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

      As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

      The Company may borrow funds for the purpose of preserving its status as a REIT or for any other authorized corporate purpose. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $125,000,000; however, the line of credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 50% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.

Litigation



      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                             SELECTED FINANCIAL DATA


      The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 98 of the Prospectus.



                                                                              Year Ended December 31,
                                                     ----------------------------------------------------------------------
                                                        2003             2002           2001           2000         1999(1)
                                                     ----------        --------        -------        ------        -------
Revenues                                             $   95,594        $ 18,852        $ 1,900        $1,085        $    86
Net earnings (loss) (2)(3)                               58,460          11,372            916           225            (28)
Cash flows from operating
     activities                                          60,658          16,785          2,173         1,096             13
Cash flows used in investing
     activities                                      (1,012,600)       (358,090)       (22,931)      (14,429)
Cash flows provided by financing
     activities                                       1,078,232         355,384         47,301         8,766          4,731
Cash distributions
     declared and paid (4)                               59,784          14,379          1,507           502             50
Earnings (loss) per Share (Basic and Diluted)              0.66            0.52           0.38          0.27          (0.07)
Funds from operations (5)                                76,256          14,610          1,440           528            (28)
Cash distributions declared and
     paid per Share                                        0.71            0.70           0.70          0.58           0.13
Weighted average number of
     Shares outstanding (6):
          (Basic and Diluted)                            88,840          22,035          2,391           846            413



                                                                       December 31,
                                         ----------------------------------------------------------------------
                                           2003              2002            2001          2000           1999
                                         ----------        --------        -------        -------        ------
Total assets                             $1,761,899        $441,765        $64,447        $14,689        $5,089
Long-term obligations                       392,583          45,327                         3,795
Total liabilities                           415,958          51,970          3,537          5,485         1,796
Total stockholders' equity                1,345,941         389,795         60,910          9,204         3,292
Properties owned at end of period               119              37              3              1            --
Properties acquired during period                82              34              2              1            --

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.



(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").



(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.



(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 2%, 21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.



(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2003, 2002, 2001 and 2000, net earnings included approximately $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) Management believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.



      The following is a reconciliation of net earnings to FFO for the years ended December 31, 2003, 2002, 2001, 2000 and 1999:



                                                                         Year ended December 31,
                                                     --------------------------------------------------------------
                                                      2003            2002            2001         2000        1999
                                                     -------        --------         ------        ----        ----
Net earnings                                         $58,460        $ 11,372         $  916        $225        $(28)
     Adjustments:
          Effect of unconsolidated subsidiary            261             150
          Effect of minority interest                     --            (234)
          Depreciation of real estate assets          16,367           3,322            524         303
Amortization of lease intangibles                      1,168              --             --          --          --
FFO                                                  $76,256        $ 14,610         $1,440        $528        $(28)


(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


      The following information updates and replaces with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 99 of the Prospectus.

Introduction

      THE COMPANY

      CNL Retirement Properties, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on December 22, 1997 and operates for federal income tax purposes as a REIT. Various other wholly owned subsidiaries of the Company have been and will be formed in the future for the purpose of acquiring and owning Properties.


      The Company acquires Properties related to seniors' housing and retirement facilities ("Retirement Facilities") primarily located across the United States of America. The Retirement Facilities may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics and similar types of health care -related facilities. The Properties are generally leased on a long-term, "triple-net" basis to Operators of Retirement Facilities or to other tenants that engage third party managers. Under the Company's triple-net leases, the tenants generally are responsible for repairs, maintenance, property taxes, utilities and insurance as well as the payment of rent. The tenants' ability to satisfy the lease obligations depends primarily on the Properties' operating results. The Company's medical office buildings will generally be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The lessees' ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees and security deposits, secure the tenants' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations.


      The Company may provide Mortgage Loans to Operators of Retirement Facilities secured by real estate owned by the borrower. However, because it prefers to focus on investing in Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of no more than 5 percent to 10 percent of the Company's total assets. The Company expects that the interest rates and terms of the Mortgage Loans will be similar to those of its leases. The Company also may provide Secured Equipment Leases. The aggregate outstanding principal amount of Secured Equipment Leases is not expected to exceed 10 percent of the Company's total assets. In addition, the Company, through subsidiaries, may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the retirement industry. The Company has retained CNL Retirement Corp. as its Advisor to provide management, acquisition, advisory and administrative services.


      The Company's primary focus during 2003 was the investment of proceeds from its public offerings in Properties. During the year ended December 31, 2003, the Company received net offering proceeds of $959 million and invested $1.2 billion in 82 Properties, consisting primarily of assisted living and independent living facilities. The Company also obtained or assumed $332.1 million of Permanent Financing, including $88.5 million in non-interest bearing bonds payable. As of December 31, 2003, the Company had real estate assets of approximately $1.5 billion that consisted of 119 Properties. In February 2004, the Company acquired an additional 19 retirement Properties for $537.3 million and in connection with the acquisition, assumed $274.6 million in Permanent Financing. As of February 16, 2004, the Company had commitments to purchase an additional 26 Properties, including four retirement facilities and 22 medical office buildings, for an aggregate amount of $308.3 million and had committed $123.7 million for the construction of six Retirement Facilities. The Company anticipates that it will receive additional offering proceeds and will assume Permanent Financing to fund the acquisition of these proposed Properties. The Company has obtained construction financing to fund construction costs related to the Properties under development.


Liquidity and Capital Resources

      COMMON STOCK OFFERINGS


      Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. Since its inception through December 31, 2003, the Company has made four public offerings and received subscriptions as follows (in thousands):

                                                     Offering                       Subscriptions
                                             ------------------------         ------------------------
Offering                Date Completed       Shares (a)        Amount         Shares (b)        Amount
--------                --------------       ----------        ------         ----------        ------
Initial Offering        September 2000         15,500        $  155,000            972        $    9,719
2000 Offering           May 2002               15,500           155,000         15,500           155,000
2002 Offering           April 2003             45,000           450,000         45,000           450,000
This offering           Open                  175,000         1,750,000         88,761           887,608
                                              -------         ---------         ------           -------
                                              251,000        $2,510,000        150,233        $1,502,327



(a) Includes Distribution Reinvestment Plan Shares of 500 in the 2000 Offering, 5,000 in the 2002 Offering and 25,000 in the this offering.



(b) Includes Distribution Reinvestment Plan Shares of 42 in the 2000 Offering, 129 in the 2002 Offering and 966 in this offering.



      The price per Share and other terms of all the offerings, including the percentage of gross proceeds paid (i) to the Managing Dealer for Selling Commissions and expenses in connection with the offering and (ii) to the Advisor for Acquisition Fees, were substantially the same.



      On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million Shares of Common Stock (approximately $4 billion) in an offering expected to commence immediately following the completion of this Offering (the "2004 Offering"). The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the proposed offering will be limited to 213 million Shares.






      As of December 31, 2003, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of Selling Commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $1.3 billion. As of December 31, 2003, the Company had used net offering proceeds, proceeds from Permanent Financing and advances from its revolving line of credit to invest in 119 Properties located in 27 states.






      The following table summarizes the Company's proceeds, investment activity and cash available for investment from inception to December 31, 2003 (dollars in thousands):

Sources of equity and debt proceeds:
     Net proceeds from offerings                  $1,349,420
     Proceeds from Permanent Financing (1)           203,420
     Proceeds from construction financing              7,402
                                                  ----------
     Advances on line of credit                       71,370
                                                  ----------
                                                   1,631,612
Uses of equity and debt proceeds:
     Investment in 119 Properties (1)              1,292,337
     Payment of Acquisition Fees and costs            89,034
     Payment of loan costs                             8,887
     Deposits on pending acquisitions                  9,800
     Repayments on line of credit                     51,370
     Repayment of Permanent Financing                 14,100
                                                  ----------
     Stock redemptions (175,818 Shares)                1,618
                                                  ----------
                                                   1,467,146
                                                  ----------
Cash available for investment                     $  164,466
                                                  ----------



(1)   Excluding assumed mortgage loans of $72,762 and bonds of $88,511



      During the period January 1, 2004 through February 16, 2004, the Company received additional net offering proceeds of approximately $162.6 million and paid Acquisition Fees and costs of approximately $19.9 million. The Company also used $207.8 million in connection with the acquisition of 19 Properties, leaving approximately $70.5 million for investment in Properties, Mortgage Loans and other permitted investments as of February 16, 2004.






      The Company expects to use uninvested net offering proceeds, plus additional net offering proceeds from the sale of Shares from this offering and future offerings to purchase additional Properties, and to a lesser extent, to invest in Mortgage Loans and other permitted investments. The Company also intends to obtain additional borrowings to acquire Assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which the Company may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.

      The Company believes that the net proceeds received from this offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2008, it will commence an orderly liquidation of its Assets and the distribution of net proceeds to its stockholders.


      REDEMPTIONS


      The Company has a redemption plan under which the Company may elect to redeem Shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25% of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the Shares, subject to certain conditions and limitations. However, at no time during any 12-month period may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of the 12-month period. During the years ended December 31, 2003, 2002 and 2001, 131,781 Shares, 37,306 Shares and 3,415 Shares, respectively, of Common Stock were redeemed at $9.20 per Share and retired for $1.2 million, $0.3 million and $31,420, respectively.


      PROPERTY ACQUISITIONS


      At December 31, 2003, the Company's investment portfolio consisted of 119 Properties located in 27 states with an aggregate investment amount of approximately $1.5 billion compared to 37 Properties located in 16 states with an aggregate investment amount of approximately $388.3 million at December 31, 2002. During the year ended December 31, 2003, the Company invested $1.2 billion in 82 Properties. The Properties acquired were primarily assisted living and independent living facilities and included five Properties in various stages of development. As of December 31, 2003, with the exception of one Property under development, the Company, as lessor, has entered into long-term, triple-net lease agreements relating to the Properties.



      The following table is a summary of the types of facilities, amounts invested and number of facilities and units for the Properties owned as of December 31, 2003 (dollars in thousands):






                                                                                   Number of
                                                                           ------------------------
                                                              Percentage
Type of Facility                              Investments    of Portfolio  Facilities       Units
                                              -----------    ------------  ----------       -----
Assisted Living                                $  759,626          51%            81         6,964
Assisted Living with Skilled Nursing              244,527          16%            17         2,495
Independent Living                                 32,054           2%             3           380
Independent Living with Assisted Living           147,348          10%             6         1,166
Continuing Care Retirement Communities            189,861          13%             2         1,029
Land Only Leases                                   77,963           5%             4            --
Properties Under Development                       50,360           3%             6            --
                                               $1,501,739         100%           119        12,034

         Eighty-seven of the Properties owned as of December 31, 2003, are subject to operating leases and generally provide for an initial term of 15 years (expiring between 2015 and 2018). The operating leases generally provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum base annual rent payments, generally payable in monthly installments. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all tenants are subject to contingent rent if the Properties achieve specified operating performance thresholds. The amount of contingent rent payable is based on factors such as percentage of gross revenues or occupancy rates of the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The Company may be responsible for capital expenditures or repairs in excess of the amounts in the reserve fund, and the tenant generally will be responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.



                  To mitigate credit risk, certain operating leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the tenant's Properties in the portfolio ("Cross-Default"). In addition, certain leases contain terms whereby the net operating profits of a portfolio of Properties are combined for the purpose of funding rental payments due under each lease ("Pooling"). For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. A guarantee from a parent company may be deemed necessary by the Company if a Property was recently opened and is still in the process of achieving a stable occupancy rate, in which case the Property would not be able to generate minimum rent until reaching occupancy stabilization. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company develops estimates of future cash flow available to the tenant to pay minimum rent based on rent rolls and an analysis of the surrounding real estate market, including demographic information and industry standards, to predict operating expenses. The Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantees.



                  Thirty-one of the Properties owned as of December 31, 2003, are subject to direct financing leases and have terms that range from 10 to 35 years (expiring between 2013 and 2038). The leases provide for minimum base annual rent payments payable in monthly installments. Lease payments relating to four direct financing leases with a carrying value of $77.7 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals, generally on an annual basis, during the terms of the leases. In addition to minimum annual base rent, certain leases are subject to contingent rent if the Properties achieve specified operating performance thresholds based on the Properties' occupancy rates. Certain leases also provide for the tenant to fund, in addition to its lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenants. The direct financing leases contain provisions that allow each lessee to elect to purchase the Property during or at the end of the lease term for the Company's initial investment amount and certain leases also permit the Company to require each lessee to purchase the Property at the end of the lease term for the same amount. Certain leases have been combined into two portfolios of Properties and contain Cross-Default and Pooling terms.



                  The remaining Property owned as of December 31, 2003, is a parcel of land currently in a pre-construction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term lease agreement with an Operator of the Retirement Facility to operate and manage the Property.



         Ninety-three of the 119 Properties owned by the Company as of December 31, 2003, are operated and managed by Sunrise Senior Living Services, Inc. (see the "Liquidity and Capital Resources - Major Operators and Tenants" section below). Additionally, five Properties owned by the Company as of December 31, 2003 are being developed by Sunrise

Development, Inc., a wholly owned subsidiary of Sunrise. Upon completion of each development, each Property will be operated by Sunrise Senior Living Services, Inc. Four additional Operators manage the remaining Properties owned by the Company as of December 31, 2003.



         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's original equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. The Company periodically receives distributions from the Partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee.



         INVESTMENTS SUBSEQUENT TO DECEMBER 31, 2003 AND PENDING INVESTMENTS



         In February 2004, the Company acquired an additional 19 Properties for $537.3 million in a sale-leaseback transaction. The Properties are primarily independent living and assisted living facilities and are operated by Horizon Bay Management, L.L.C.



         As of February 16, 2004, the Company had commitments to acquire 26 additional Properties, which include four Retirement Facilities and 22 multi-tenant medical office buildings. The anticipated aggregate purchase price is $308.0 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company expects to receive additional offering proceeds and plans to assume Permanent Financing of approximately $89.4 million in connection with the acquisition of 16 of these Properties. It is expected that Horizon Bay Management, L.L.C. will operate one of the proposed Retirement Facilities, a subsidiary of Harbor Assisted Living, LLC will operate two of the proposed Retirement Facilities and Sunrise Senior Living Services, Inc. will operate the remaining proposed Retirement Facility. It is expected that the 22 medical office buildings will be leased, primarily on a gross basis, to various health care providers and physicians and will be managed by various third-party property managers. There can be no assurance that these transactions will be consummated.



         MAJOR TENANTS AND OPERATORS



         As of December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.



         The Advisor's parent company owns a 30% voting membership interest in HRA Holdings, LLC ("HRA"), which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants, which are thinly capitalized, contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.



         The following tables summarize information about the Company's Operator concentration as of December 31, 2003 (dollars in thousands):



                                                          Number
                                                            of         Total     Percent of
        Concentration by Investment                     Facilities   Investment   Investment
        ---------------------------                     ----------   ----------   ----------
Sunrise Senior Living Services, Inc.                         98      $1,189,274       79%
American Retirement Corporation                               8         149,515       10%
Erickson Retirement Communities, LLC                          4          77,963        5%
Harbor Assisted Living, LLC (subsidiary of HRA)               5          61,483        4%
CateredLife Communities, Inc.                                 4          23,504        2%
                                                            ---      ----------      ---
                                                            119      $1,501,739      100%
                                                            ===      ==========      ===

                                                      Number of   Annualized     Percent of
        Concentration by Revenue                      Facilities   Revenue (1)    Revenue
        ------------------------                      ----------   -----------    -------
Sunrise Senior Living Services, Inc.                       98      $123,515        76%
American Retirement Corporation                             8        17,589        11%
Erickson Retirement Communities, LLC                        4        11,404         7%
Harbor Assisted Living, LLC (subsidiary of HRA)             5         6,721         4%
CateredLife Communities, Inc.                               4         3,016         2%
                                                          ---      --------       ---
                                                          119      $162,245       100%
                                                          ===      ========       ===



(1) For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the terms of the leases in accordance with generally accepted accounting principles.



         Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or American Retirement Corporation brands would significantly impact the Company's results of operations. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.


         BORROWINGS


         Line of Credit. In March 2003, the Company replaced its $25 million line of credit with a two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125 million. Eleven Properties with an aggregate real estate value of $118.6 million collateralize the $85 million revolving line of credit; however, the collateral provided by these 11 Properties only allows the Company to draw up to $71.4 million under the revolving line of credit. The Company will be required to pledge additional Properties as collateral to fully maximize the $85 million liquidity available under the revolving line of credit. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity, depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets, and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees, make Distributions and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In March 2003, the Company borrowed $71.4 million on the line of credit to acquire several Properties, of which $50.4 million has been repaid using proceeds received from this offering. In connection with the $85 million revolving line of credit, the Company incurred $1.9 million in loan fees and costs. As of February 16, 2004, the Company had an outstanding balance of $20 million on the line of credit. .



         On September 9, 2003, the Company entered into a six-month, $50 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan bears interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal Funds rate plus 150 basis points, payable monthly, and requires monthly principal payments of $2.5 million until maturity. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004. As of February 16, 2004, there were no amounts outstanding under this loan.



         Permanent Financing. Permanent debt increased from $45.3 million at December 31, 2002, to $275.1 million at December 31, 2003, as a result of the Company acquiring 82 Properties during 2003 and either assuming existing debt on the Properties acquired or encumbering the Properties with new debt. At December 31, 2003, the Company had 31 mortgage notes payable with an aggregate outstanding balance of $275.1 million collateralized by 36 Properties with a net book value of $517.3 million. Approximately 38% of the Company's mortgage notes payable at December 31, 2003, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.79% to 8.375%. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms.

         The table below summarizes the Company's Permanent Financing at December 31, 2003 (dollars in thousands):



                                       Mortgage      Original
     Date Funded or Assumed            Payable       Term (Years)    Maturity Date       Interest Rate
     ----------------------            -------       ------------    -------------       -------------
     Fixed Rate Debt:
     ----------------
    March  2003                       $20,332           10             10/1/2008              7.83%
    August  2003                       50,114            9              9/1/2012              5.79%
    August, 2003 (1)                   92,500            7              9/1/2010              6.09%
    November  2003                      2,444           35             11/1/2038             8.375%
    November  2003                      4,683           34              3/1/2038              8.25%
                                      170,073
Variable Rate Debt:
     June 2002                         23,520            5              6/6/2007       30-day LIBOR plus 2.62%
     August 2002                       10,811            5             8/31/2007       90-day LIBOR plus 3.9%, 6.5% floor
     March 2003 (2)                    25,652            2             3/31/2005       30-day LIBOR plus 3.25%; 5% floor
     November 2003                     45,000            3             11/1/2006       30-day LIBOR plus 2.6% to 3.0%
                                       ------
                                      104,983
                                    =========
                                    $ 275,056
                                    =========



(1) Represents borrowings under subordinated mortgage notes collateralized by the 14 Properties, payable to the seller. The seller remains liable for existing first mortgage notes collateralized by the 14 Properties. The seller has agreed to indemnify the Company for any claims against the Properties under the first mortgage notes. The subordinated mortgage notes have an interest rate of 5.13% for 2003, 5.38% for 2004, 6.06% for 2005, and the interest rate increases by 3% of the prior year's per annum interest rate each calendar year thereafter to a maximum rate of 7.25% to maturity. Interest on the loan is recorded using the effective interest rate of 6.09%. At the end of the initial loan terms, the Company has three consecutive renewal options of five years each with terms similar to the initial loan terms.



(2) In January 2004, this debt was paid in full using proceeds from new Permanent Financing.



         On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130 million from a commercial lender collateralized by 22 Properties owned by the Company. At the loan closing, the Company drew $30 million and is required to draw an additional $30 million and $70 million within 90 days and 12 months, respectively, of the loan closing date. Upon final funding, the loans will bear interest at 5.79% per annum. The loans require interest only payments through January 2005, and principal and interest payments thereafter until maturity on January 27, 2009.



         On January 29, 2004, the Company obtained Permanent Financing comprised of 12 loans in the aggregate amount of $74.6 million from a commercial lender collateralized by 12 Properties owned by the Company. The loans have terms of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.



         In February 2004, the Company assumed $274.6 million in Permanent Financing comprised of 16 loans in connection with the acquisition of 19 Properties. The majority of the debt, $192.7 million comprised of 11 loans, is agency debt through Fannie Mae. These loans are interest only loans that bear interest at three to nine month Fannie Mae Discount MBS plus a premium of either 90 basis points or 104 basis points and mature in either October 2005 or May 2008. Three loans in an aggregate amount of $38.4 million payable to a commercial lender bear interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. These loans require monthly interest only payments through July 2004 with principal and interest payments thereafter until maturity in May 2008. An additional $10.4 million, variable rate loan payable to a commercial lender bears interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. The loan requires monthly interest only payments through January 2005 with principal and interest payments thereafter until maturity in May 2008. The remaining loan in the amount of $33.1 million has a fixed interest rate of 8.17% with principal and interest payable monthly until maturity in April 2008.



         Construction Financing. On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels until maturity in November 2006. As of December 31, 2003, the Company had drawn $6.8 million to fund construction costs.



         On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006, with all unpaid principal and interest due at that time. At December 31, 2003, the Company had not drawn on these construction loans.

         On December 19, 2003, the Company obtained a construction loan in the amount of $48 million relating to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of the bank's prime rate plus 2.25% with a minimum rate of 6.5% per annum. The loan matures on December 19, 2007 and all unpaid principal and interest are due at that time. The loan may be extended for two additional 12-month periods. At the time of closing, the Company drew $0.6 million to fund loan closing costs.



         Bonds Payable. In connection with the acquisition of two continuing care retirement communities ("CCRC's") in March 2003, the Company assumed approximately $88.5 million in non-interest bearing life care bonds payable to certain residents of the two retirement facilities. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refundable until the unit has been successfully remarketed to a new resident. The Company issues new bonds to new residents of these retirement facilities, and the proceeds from the new bonds are used to retire the existing bonds. As of December 31, 2003, the bonds payable had an outstanding balance of $90.1 million.

                  CONTRACTUAL OBLIGATIONS AND COMMITMENTS


         The following table presents the Company's contractual cash obligations and related payment periods as of December 31, 2003 (in thousands):



                                       Less than
   Contractual Cash Obligations         1 Year       2-3 Years     4-5 Years    Thereafter       Total
   ----------------------------         ------       ---------     ---------    ----------       -----
Mortgages payable                      $ 27,278      $ 50,143      $ 58,978      $138,657      $275,056
Revolving line of credit                   --          20,000          --            --          20,000
Refundable life care bonds (1)             --            --            --          90,125        90,125
Construction loans payable                 --           6,766           636          --           7,402
Refundable tenant security
    deposits                               --            --              --         7,984         7,984
                                       -------       --------      --------      --------      --------
           Total Contractual Cash
                  Obligations          $ 27,278      $ 76,909      $ 59,614      $236,766      $400,567
                                       ========      ========      ========      ========      ========



(1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation for the Company.


         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2003 (in thousands):



                                                         Less than
   Commitments, Contingencies and Guarantees               1 Year       2-3 Years    4-5 Years     Thereafter      Total
   -----------------------------------------               ------       ---------    ---------     ----------      -----
Guarantee of unsecured
     promissory note of
   unconsolidated                                         $   --
   subsidiary (1)                                         $  2,451      $   --            --            --        $  2,451
Earnout provisions (2)                                       4,050         7,784          --            --          11,834
Capital improvements  to                                      --
    investment Properties                                    8,840          --            --            --           8,840
 Available construction facility                              --          76,334        47,364          --         123,698
Pending investments (3)                                    589,080          --            --            --         589,080
                                                          --------      --------      --------      --------      --------
          Total Commitments,
             Contingencies and
                      Guarantees                          $604,421      $ 84,118      $ 47,364      $   --        $735,903
                                                          ========      ========      ========      ========      ========



(1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note had an outstanding balance of $14.7 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.



(2) In connection with the acquisition of seven Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to 24 Properties are subject to future values and events, which are not quantifiable at December 31, 2003, and are not included in the table above.

(3) As of December 31, 2003, the Company had commitments to acquire 23 Properties, subject to the fulfillment of certain conditions, including one Property for which $9.8 million is held in escrow pending certain regulatory approvals.



         MARKET RISK



         Approximately 38% of the Company's mortgage notes payable at December 31, 2003 were subject to variable interest rates. Therefore, the Company is exposed to market changes in interest rates. At December 31, 2003, a hypothetical 100 basis point increase in the U.S. Treasury and LIBOR rates would have resulted in additional interest costs of approximately $0.9 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.



         The Company is also subject to interest rate risk through outstanding balances on its variable rate line of credit. The Company had $20 million outstanding at December 31, 2003.



         To mitigate interest rate risk, the Company may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.



         Following is a summary of the Company's Permanent Financing obligations at December 31, 2003 (in thousands):

                                          Expected Maturing Permanent Financing
                                          -------------------------------------
                             2004        2005        2006          2007         2008        Thereafter      Total         Fair Value
                             ----        ----        ----          ----         ----        ----------      -----         ----------
Fixed Rate Debt:        $      --    $      --    $      --     $      --     $    20,332   $   149,741    $   170,073     $170,073
Average Interest Rate                       --           --            --            --            7.83%          6.09%        6.30%
Variable Rate Debt:     $    25,652  $    26,766  $    45,000   $    34,967          --            --      $   132,385     $132,385
                        -----------  -----------  -----------   -----------   -----------   -----------    ------------     --------
Average Interest Rate          5.00%        3.84%        3.81%         4.66%         --            --             4.27%
                               ====         ====         ====          ====   ===========   ===========           ====


         CASH AND CASH EQUIVALENTS


         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties, fund Mortgage Loans and invest in other permitted investments at such time as Properties suitable for acquisition are located or suitable opportunities to fund Mortgage Loans develop. At December 31, 2003, the Company had $167.1 million invested in such short-term investments as compared to $40.8 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to subscription proceeds received from the sale of Shares during the year ended December 31, 2003, offset by the purchase of 82 Properties. The funds remaining at December 31, 2003, along with additional funds expected to be received from the sale of Shares, will be used to purchase additional Properties, to make Mortgage Loans or other permitted investments, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.



         ACCOUNTS AND OTHER RECEIVABLES



         The Company's accounts and other receivables balance increased from $3.2 million at December 31, 2002 to $12.2 million as of December 31, 2003. The increase was primarily due to an increase in rental revenues receivable from $0.8 million at December 31, 2002 to $11.2 million at December 31, 2003 as a result of lease agreements relating to 43 of the Company's 119 Properties owned as of December 31, 2003, providing for monthly rent payments earned under the lease agreements to be paid one month in arrears. The increase in rental revenues receivable was partially offset by the repayment of a $2.0 million loan the Company had made to the seller of two Properties. Prior to the Company's purchase of the two Properties, the Company loaned the seller $2.0 million to extinguish debt at a discounted amount, making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note was repaid at that time. As of February 16, 2004, management believes the receivable balance as of December 31, 2003 is fully collectible.

         LOAN COSTS


         The Company's net loan costs increased from $1.2 million at December 31, 2002 to $7.4 million at December 31, 2003, as a result of the Company borrowing $170.8 million in the form of 19 new Mortgage Loans, the assumption of 11 Mortgage Loans in an aggregate amount of $72.8 million and a new $85 million revolving line of credit. Loan cost amortization was $1.4 million for the year ended December 31, 2003.


         LEASE INTANGIBLE COSTS


         In connection with the acquisition of Properties that are subject to operating leases, the Company allocates costs associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized over the initial term of each applicable lease (generally 15 years). The Company's net lease intangible costs increased from $8.2 million at December 31, 2002 to $30.2 million at December 31, 2003, as a result of the Company purchasing 63 Properties that are subject to operating leases during the year ended December 31, 2003. Lease intangible costs amortization was $1.2 million for the year ended December 31, 2003.


         LIQUIDITY REQUIREMENTS


         During the years ended December 31, 2003, 2002 and 2001, the Company generated cash from operating activities (which includes cash received from its tenants and interest, less cash paid for operating expenses) of $60.7 million, $16.8 million and $2.2 million, respectively. For the years ended December 31, 2003, 2002 and 2001, cash from operating activities included security deposits of $3.1 million, $3.5 million and $0.8 million, respectively, which were received from the Company's tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. In February 2004, the Company, the Advisor and two Operators that manage Properties located in California were named in a complaint with respect to certain fees and deposits collected by Operators from residents of the Properties as described in "Business -- Litigation." To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to the tenants defaulting under the terms of their lease agreements, the Company will use borrowings under its revolving line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from its offerings, advances under its revolving line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.



         Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. Management does not believe that working capital or additional FF&E Reserves are necessary as of December 31, 2003.



         Management believes that its Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         DISTRIBUTIONS


         The Company declared and paid Distributions to its stockholders totaling $59.8 million, $14.4 million and $1.5 million during the years ended December 31, 2003, 2002 and 2001, respectively. In addition, on January 1, February 1 and March 1, 2004, the Company declared Distributions of $0.0592 per Share of Common Stock to stockholders of record as of each respective date. These Distributions are payable by March 31, 2004.

      The Company declared and paid Distributions to its stockholders totaling $59.8 million, $14.4 million and $1.5 million during the years ended December 31, 2003, 2002 and 2001, respectively. In addition, on January 1, February 1 and March 1, 2004, the Company declared Distributions of $0.0592 per Share of Common Stock to stockholders of record as of each respective date. These Distributions are payable by March 31, 2004.



      For the years ended December 31, 2003, 2002 and 2001, approximately 71%, 65% and 65%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 29%, 35% and 35%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002 and 2001, were required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally the Company is required to distribute annually 90% of its real estate investment trust taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to make Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.



RESULTS OF OPERATIONS



      COMPARISON OF THE YEAR ENDED DECEMBER 31, 2003 TO THE YEAR ENDED DECEMBER 31, 2002



      Net earnings for the year ended December 31, 2003 totaled $58.5 million or $0.66 per Share of Common Stock. This compares to net earnings of $11.4 million or $0.52 per Share of Common Stock in 2002. The increase in net earnings and net earnings per Share was the result of the various factors described below.



      For the years ended December 31, 2003 and 2002, the Company earned $91.3 million and $16.8 million, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases. The Company also earned $2.6 million and $0.2 million in FF&E Reserve income during the years ended December 31, 2003 and 2002, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 118 Properties subject to lease agreements during the year ended December 31, 2003, as compared to 36 Properties during the year ended December 31, 2002. Since 82 Properties were owned for only a portion of 2003 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.



      In addition to minimum annual base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the years ended December 31, 2003 and 2002, the Company recognized $47,610 and $7,758, respectively, of contingent rent.



      During the years ended December 31, 2003 and 2002, the Company also earned $1.6 million and $1.9 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Although the average amount invested in short-term investments increased during the year ended December 31, 2003, as compared to the year ended December 31, 2002, interest income decreased due to a decrease in interest rates earned on the short-term investments. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the years ended December 31, 2003 and 2002, was $0.1 million and $0.2 million, respectively, in interest income related to accounts and other receivables.



      Operating expenses, excluding interest and depreciation, were $10.0 million and $2.2 million for the years ended December 31, 2003 and 2002, respectively (10.5% and 11.6%, respectively, of total revenues). The increase in operating expenses for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was the result of the Company incurring Asset Management Fees and general and administrative expenses relating to the Company acquiring 82 additional Properties during 2003. Interest expense increased from $1.5 million for the year ended December 31, 2002 to $9.6 million for the year ended December 31, 2003, as a result of the Company increasing the average amount of debt outstanding during 2003, offset partially by a decrease in interest rates. Depreciation and amortization increased from $3.3 million for the year ended December 31, 2002 to $17.6 million for the year ended December 31, 2003, as a result of the Company acquiring 82 additional Properties during 2003. The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties, invests in Mortgage Loans, obtains Permanent Financing and draws funds on its revolving line of credit. However, general and administrative expenses as a percentage of total revenues are expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.



      The following unaudited condensed pro forma information assumes that the Properties acquired during 2003 and 2002, were owned on January 1, 2002. Additionally, it assumes that the effect of the sale of the Company's Common Stock and assumption or issuance of mortgage debt had occurred on January 1, 2002 (in thousands, except per share data):



                                               For the Year Ended
                                                  December 31,
                                             ----------------------
                                               2003          2002
                                             --------      --------
             Revenues                        $167,256      $165,216
             Expenses                          66,023        61,442
             Net earnings                     101,244       103,779
             Basic and diluted earnings
              per share                          0.83          0.87

             Weighted average number of
              common shares outstanding
              - basic and diluted             122,641       119,283



      As of December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.



      The Advisor's parent company is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003. Each of the eight tenants is a thinly capitalized corporation that is affiliated with HRA. The Company's other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Erickson Retirement Communities, LLC; Greenwalt Corporation; Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, LLC ("Sunrise").



      To mitigate credit risk, certain leases are combined into portfolios that contain Cross-Default and Pooling terms. In addition, as of December 31, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.



      In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.



      In connection with the purchase of five Properties that are in various stages of development and being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date.



      The Company had the following additional limited guarantees as of December 31, 2003 (in thousands):



                                                                        Guarantee
                                                            ----------------------------------
                                Number                                    Used
                                  of           Date                       Since      Remaining
         Guarantor            Properties     Acquired       Maximum      Acquired     Balance
   ----------------------     ----------    ----------      -------      --------    ---------
   Sunrise                         1        April 2000      $ 2,770      $ 2,106      $   664
   Marriott International          5          May 2002        5,880        3,881        1,999
   Sunrise/cash reserves          22          Nov 2003       10,500           --       10,500



      At December 31, 2003, 93 of the 119 Properties owned by the Company were operated by Sunrise, a wholly owned subsidiary of Sunrise Senior Living, Inc., formerly known as Sunrise Assisted Living, Inc. Additionally, five Properties owned by the Company as of December 31, 2003, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Property will be operated by Sunrise. Four additional operators manage the remaining 21 Properties owned by the Company as of December 31, 2003.



      Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise or American Retirement Corporation brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.



      COMPARISON OF THE YEAR ENDED DECEMBER 31, 2002 TO THE YEAR ENDED DECEMBER 31, 2001



      Net earnings for the year ended December 31, 2002 totaled $11.4 million or $0.52 per Share of Common Stock. This compares to net earnings of $0.9 million or $0.38 per Share of Common Stock for 2001. The increase in net earnings per Share is the result of the various factors described below.



      For the years ended December 31, 2002 and 2001, the Company earned $16.8 million and $1.7 million, respectively, in rental income from its Properties accounted for as operating leases and earned income from its Properties accounted for as direct financing leases. The Company also earned $0.2 million and $39,000 in FF&E Reserve income during the years ended December 31, 2002 and 2001, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 36 Properties subject to lease agreements during the year ended December 31, 2002, as compared to three Properties during the year ended December 31, 2001.



      Of the 36 Properties subject to lease agreements, 35 of these Properties were leased to affiliates or wholly owned subsidiaries of ARC, HRA or Prime Care Properties, LLC and contributed 95.6% of Company's total rental income during the year ended December 31, 2002. Six of these Properties were operated under the ARC brand and 29 Properties were operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. To mitigate credit risk, certain leases are combined into portfolios that contain Cross-Default and Pooling terms. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level.



      During the years ended December 31, 2002 and 2001, the Company also earned $1.9 million and $0.1 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the year ended December 31, 2002, as compared to the year ended December 31, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. Included in interest income for the year ended December 31, 2002 was approximately $0.2 million in interest income related to notes receivable.



      Operating expenses, including interest expense and depreciation and amortization expense, were approximately $7.1 million and $1.0 million for the years ended December 31, 2002 and 2001, respectively (37.4% and 51.8%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company owning and overseeing 37 Properties during 2002 compared to the three Properties in 2001. Additionally, interest expense increased from $0.1 million for the year ended December 31, 2001 to $1.5 million for the year ended December 31, 2002, as a result of the Company entering into additional borrowing in 2002.



      Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed in any four consecutive quarters the Expense Cap. During the four quarters ended June 30, 2001, the Company's Operating Expenses totaled $0.4 million, exceeding the Expense Cap by $0.1 million; therefore, the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap for any other Expense Years during the years ended December 31, 2002 and 2001.



      In May 2002, a joint venture in which the Company owned a 76.75% equity interest, purchased five Properties. The 23.25% minority interest in this joint venture was held by Marriott Senior Living Services, Inc. until December 20, 2002, when the Company purchased the 23.25% minority interest. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. The minority interest in earnings of the consolidated joint venture was $0.4 million for the year ended December 31, 2002.



OTHER



      INFLATION AND TRENDS



      As of December 31, 2003, the Company's leases were triple-net leases and contained provisions that management believes will mitigate the effect of inflation. Such provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross sales above a specified level). It is expected that future leases will generally be triple-net leases, however, the Company expects to invest in medical office buildings, which typically are leased on a shorter-term, gross basis. The gross leases are expected to also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on capital appreciation of the Properties.



      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.


      RELATED PARTY TRANSACTIONS


      Certain Directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer, CNL Securities Corp. A Director of the Company indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of the Company's assets.












      For services in connection with the sale of the Company's Shares, CNL Securities Corp. receives fees based on the amounts raised from the Company's Prior Offerings and this offering for: (i) Selling Commissions of 7.5%, (ii) a marketing support fee of 0.5% and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the 2000 Offering. The majority of such fees were reallowed to other broker-dealers. As of December 31, 2003, 2002 and 2001, the Company incurred the following costs related to such fees (in thousands):

                                                   Years Ended December 31,
                                              ---------------------------------
                                               2003         2002          2001
                                              -------      -------       ------
         Selling Commissions                  $79,499      $27,835       $4,464
         Marketing support fee                  5,300        1,856          298
         Soliciting dealer servicing fee          310           --           --

                                              $85,109      $29,691       $4,762



      The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of the gross proceeds of the Prior Offerings and this offering and loan proceeds from Permanent Financing, excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. In addition, if there is a Listing, the Company will receive an Acquisition Fee on amounts outstanding on a line of credit, if any, at the time of Listing the Company's Common Stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2003, 2002 and 2001, in connection with the Company's Prior Offerings and this offering, the Company incurred $59.0 million, $18.7 million and $2.7 million, respectively, of such fees, including $11.3 million, $2.1 million and $0, respectively, of Acquisition Fees on Permanent Financing. These fees are recorded as stock issuance costs or other assets prior to being allocated to individual Properties or lease intangible costs in the Consolidated Financial Statements of the Company included in the Financial Information in this Prospectus Supplement commencing on page F-1.



      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $4.4 million, $0.8 million and $0.1 million, respectively, of such fees.



      The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services for the years ended December 31 are as follows (in thousands):



                                            Years Ended December 31,
                                         ------------------------------
                                          2003        2002        2001
                                         ------      ------      ------
         Stock issuance costs            $4,063      $2,941      $  770
         Investment Properties on
         operating leases                    --          25          37
         General and administrative
         expenses                         1,506         565         200

                                         $5,569      $3,531      $1,007



      During the years ended December 31, 2003, 2002 and 2001, Affiliates of the Advisor incurred on behalf of the Company $17.2 million, $5.6 million and $1.6 million, respectively, for certain Offering Expenses. Offering Expenses paid by the Company, together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings. In addition, during the years ended December 31, 2003, 2002 and 2001 Affiliates incurred on behalf of the Company $0.4 million, $0.5 million and $0.4 million, respectively, for certain Acquisition Expenses and $2.2 million, $0.6 million and $0.2 million, respectively, for certain Operating Expenses.

      Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company in any Expense Year exceed the Expense Cap. During the Expense Year ended June 30, 2001, Operating Expenses exceeded the Expense Cap by $0.1 million; therefore, the Advisor reimbursed the Company such amounts. The Company's Operating Expenses did not exceed the Expense Cap in any other subsequent Expense Year.

      CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million loan described in Note 8 to the Notes to Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.5 million structuring fee in June 2002. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provided related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86% that was inclusive of liquidity fees and administrative costs. The Company paid CCM $0.2 million for each of the two years ended December 31, 2003 and 2002, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender.



      During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.






      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $15.8 million and $5.7 million at December 31, 2003 and 2002, respectively.



      On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the years ended December 31, 2003 and 2002, the Company received $0.1 million and $0.2 million, respectively, in distributions from the partnership.



      In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight thinly capitalized tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.












      Amounts due to related parties at December 31 are as follows (in thousands):

                                                     2003         2002
                                                    ------       ------
         Due to CNL Securities Corp.:
          Selling Commissions                       $1,366       $ 145
             Marketing support fee and
              expense reimbursements                    91          --
          Soliciting dealer service fee                310          --
                                                     1,767         145

         Due to the Advisor and its
          affiliates:
            Expenditures incurred for
             offering expenses
             on behalf of the Company                  372           1
             Accounting and
              administrative services                  304          76
            Acquisition Fees and miscellaneous
             Acquisition Expenses                      815         126
                                                     1,419         203
                                                    $3,258       $ 348








      CRITICAL ACCOUNTING POLICIES

      Allocation of Purchase Price for Acquisition of Properties. The Company allocates the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Accounting Standard No. 141, "Business Combinations." For each acquisition, the Company assesses the value of the land, building, equipment and its intangible assets, including in-place leases, the above or below market lease values and the value of tenant relationships based on their estimated fair values. The value of the buildings acquired are determined on an as-if vacant basis. The values determined are based on independent appraisals or on management's estimates reflecting the facts and circumstances of each acquisition.






      Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property will be charged to expense.






      Leases. The Company's leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

      Impairments. The Company periodically (no less than once per year) evaluates its investments in real estate and any unconsolidated joint ventures for impairment and whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through operations. Management determines whether impairment in the value has occurred by comparing the undiscounted cash flows, including the estimated residual value of the asset with the carrying amount of the individual asset. If impairment is indicated, the asset is adjusted to its estimated fair value.


      NEW ACCOUNTING STANDARDS

      In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and a result of a revision to FIN 46 ("FIN 46-R"), and to older entities which are non-special purpose entities in the first fiscal year or interim period ending after March 15, 2004. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position results of operations.


      In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions related to the mandatorily redeemable non-controlling interests. On October 29, 2003, the FASB delayed the effective date of the implementation of the provisions that relate to the mandatorily redeemable non-controlling interests. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.

      REIT QUALIFICATION


      The Company has made an election under Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2003, 2002 and 2001. In addition, the Company intends to continue to operate the Company so as to remain qualified as a REIT for federal income tax purposes.


      STATEMENT REGARDING FORWARD LOOKING INFORMATION

      The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's current offering, the ability of the Company to obtain Permanent Financing on satisfactory terms, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following information updates the corresponding information beginning on page 112 of the Prospectus.

      Effective as of August 1, 2003, James M. Seneff, Jr. resigned as Chief Executive Officer of the Company and the Advisor. Mr. Seneff continues to serve as Chairman of the Board of the Company and the Advisor. In addition, effective August 1, 2003, Thomas J. Hutchison III, who serves as President of the Company as well as President and director of the Advisor, was appointed Chief Executive Officer of the Company and the Advisor. In addition, effective September 5, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). Mr. Seneff continues to serve as Chairman of the Board of CNL Restaurant Properties, Inc. Effective August 11, 2003 and July 1, 2003, Mr. Seneff was appointed Chairman of the Board of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and CNL Income Corp., its advisor, respectively. In addition, effective August 11, 2003 and July 1, 2003, Robert A. Bourne was appointed Vice Chairman and Treasurer of CNL Income Properties, Inc. and CNL Income Corp., respectively. Effective July 1, 2003 and February 16, 2004, Mr. Hutchison was appointed President and Chief Executive Officer, respectively, of CNL Income Properties, Inc. and CNL Income Corp.


      Effective August 1, 2003 and September 9, 2003, Stuart J. Beebe, who serves as Chief Financial Officer of the Company and the Advisor, was appointed Executive Vice President of the Company and the Advisor, respectively.

      Effective September 9, 2003, Phillip M. Anderson, who serves as Chief Operating Officer and Executive Vice President of the Company as well as Chief Operating Officer of the Advisor, was appointed Executive Vice President of the Advisor.


      Edward A. Moses, who serves as an Independent Director of the Company, is no longer a member of the board of directors of HTE, Inc.


      The following information should be read in conjunction with "Management - Directors and Executive Officers" section beginning on page 112 of the Prospectus.

      Effective July 1, 2003, Marcel Verbaas was appointed Chief Investment Officer of the Company and the Advisor. In addition, effective September 9, 2003 and September 12, 2003, Mr. Verbaas was appointed Senior Vice President of the Advisor and the Company, respectively.

      The following biography is inserted following the paragraph beginning on page 114 of the Prospectus.

      Marcel Verbaas, age 34, serves as Chief Investment Officer and Senior Vice President. Mr. Verbaas also serves as Chief Investment Officer and Senior Vice President of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as Senior Vice President of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master's degree in business economics from Erasmus University of Rotterdam, The Netherlands.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following paragraph updates and replaces the corresponding paragraph on page 116 of the Prospectus.

      Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the Director participates. In addition, each Director is entitled to receive $750 (or $1,000, in the case of the chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for service as representatives of such special committee in lieu of the above compensation (to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee shall be entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which such Chairman participates with the Company's independent accountants as a representative of the Audit

Committee. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      The following information updates and replaces the "Certain Relationships and Related Transactions" section beginning on page 119 of the Prospectus.



      The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares. For the year ended December 31, 2003, the Company incurred approximately $79.5 million of such fees in connection with the 2002 Offering and this offering, the majority of which was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $14.2 million of such fees in connection with this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.



      In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2002 Offering and this offering. For the year ended December 31, 2003, the Company incurred approximately $5.3 million of such fees in connection with the 2002 Offering and this offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $0.9 million of such fees in connection with this offering, the majority of which has been or will be reallowed to other broker-dealers.



      CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2003, the Company had incurred approximately $0.3 million of such fees.






      The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the year ended December 31, 2003, the Company incurred approximately $59 million of such fees in connection with the 2002 Offering and this offering. In addition, during the period January 1, 2004 through February 16, 2004, the Company incurred approximately $8.5 million of such fees in connection with this offering. For the year ended December 31, 2003, the Company incurred Acquisition Fees totaling approximately $11.3 million as a result of Permanent Financing used to acquire certain Properties. Additionally, for the period January 1, 2004 through February 16, 2004, the Company incurred Acquisition Fees totaling approximately $20.4 million as a result of Permanent Financing used to acquire certain Properties.



      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees that are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2003, the Company incurred approximately $4.4 million of such fees.

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended December 31, 2003, the Company's Operating Expenses did not exceed the Expense Cap.



      The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2003, the Company incurred approximately $5.6 million for these services, approximately $4.1 million of such costs represented stock issuance costs and approximately $1.5 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.






      During the year ended December 31, 2003, Affiliates of the Advisor incurred on behalf of the Company $17.2 million for certain Offering Expenses. In addition, during the year ended December 31, 2003, Affiliates incurred on behalf of the Company $0.4 million for certain Acquisition Expenses and $2.2 million for certain Operating Expenses. The Company has reimbursed the affiliates for substantially all such amounts.



      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at December 31, 2003 was approximately $15.8 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.



      In conjunction with a loan related to the purchase of the Sunrise Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Prior to August 18, 2003, interest due under the loan was payable monthly and included a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. On August 18, 2003, the loan was converted from a commercial paper loan to a direct loan with a third party lender. The direct loan bears interest at 30-day LIBOR plus 262 basis points with interest payable monthly. As of December 31, 2003, the joint venture had paid the Structuring Agent approximately $907,000 in structuring fees and interest. Of this amount, structuring fees totaling approximately $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC.



      During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.



      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. The Company periodically receives distributions from the partnership. During the year ended December 31, 2003, the Company received approximately $0.1 million in distributions from the partnership. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee.

      In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company, which is affiliated with eight of the Company's tenants that lease 69 of the 119 Properties that the Company had acquired as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from investments in direct financing leases during the year ended December 31, 2003.



                          PRIOR PERFORMANCE INFORMATION


      The following information updates and replaces the "Prior Performance Information" section beginning on page 120 of the Prospectus.



      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.



      Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.



      CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of September 30, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.5 billion from a total of approximately 152,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 126 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.



                                                                  NUMBER OF       DATE 90% OF
                                                                   LIMITED            NET
                                                                 PARTNERSHIP    PROCEEDS FULLY
                    MAXIMUM                                        UNITS OR       INVESTED OR
NAME OF             OFFERING                                        SHARES        COMMITTED TO
ENTITY              AMOUNT (1)              DATE CLOSED              SOLD        INVESTMENT (2)
CNL Income          $15,000,000             December 31,          30,000         December 1986
Fund, Ltd.          (30,000 units)          1986

CNL Income          $25,000,000             August 21, 1987       50,000         November 1987
Fund II, Ltd.       (50,000 units)

CNL Income          $25,000,000             April 29, 1988        50,000         June 1988
Fund III, Ltd.      (50,000 units)

                                                                  NUMBER OF       DATE 90% OF
                                                                   LIMITED            NET
                                                                 PARTNERSHIP    PROCEEDS FULLY
                    MAXIMUM                                        UNITS OR       INVESTED OR
NAME OF             OFFERING                                        SHARES        COMMITTED TO
ENTITY              AMOUNT (1)              DATE CLOSED              SOLD        INVESTMENT (2)
CNL Income          $30,000,000             December 6, 1988      60,000         February 1989
Fund IV, Ltd.       (60,000 units)

CNL Income          $25,000,000             June 7, 1989          50,000         December 1989
Fund V, Ltd.        (50,000 units)

CNL Income          $35,000,000             January 19, 1990      70,000         May 1990
Fund VI, Ltd.       (70,000 units)

CNL Income          $30,000,000             August 1, 1990        30,000,000     January 1991
Fund VII, Ltd.      (30,000,000 units)

CNL Income          $35,000,000             March 7, 1991         35,000,000     September 1991
Fund VIII, Ltd.     (35,000,000 units)

CNL Income          $35,000,000             September 6,1991      3,500,000      November 1991
Fund IX, Ltd.       (3,500,000 units)

CNL Income          $40,000,000             April 22, 1992        4,000,000      June 1992
Fund X, Ltd.        (4,000,000 units)

CNL Income          $40,000,000             October 8, 1992       4,000,000      September 1992
Fund XI, Ltd.       (4,000,000 units)

CNL Income          $45,000,000             April 15, 1993        4,500,000      July 1993
Fund XII, Ltd.      (4,500,000 units)

CNL Income          $40,000,000             September 13, 1993    4,000,000      August 1993
Fund XIII, Ltd.     (4,000,000 units)

CNL Income          $45,000,000             March 23, 1994        4,500,000      May 1994
Fund XIV, Ltd.      (4,500,000 units)

CNL Income          $40,000,000             September 22, 1994    4,000,000      December 1994
Fund XV, Ltd.       (4,000,000 units)

CNL Income          $45,000,000             July 18, 1995         4,500,000      August 1995
Fund XVI, Ltd.      (4,500,000 units)

CNL Income          $30,000,000             October 10, 1996      3,000,000      December 1996
Fund XVII, Ltd.     (3,000,000 units)

CNL Income          $35,000,000             February 6, 1998      3,500,000      December 1997
Fund XVIII, Ltd.    (3,500,000 units)

CNL Restaurant      $747,464,413            January 20, 1999(3)   37,373,221(3)  February 1999(3)
Properties, Inc.    (37,373,221 shares)

CNL Hospitality     $3,075,072,637                (4)                (4)              (4)
Properties, Inc.    (307,507,264 shares)


----------


(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income

      Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.



(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.



(3) In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, the Restaurant Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, the Restaurant Properties REIT had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.



(4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of December 31, 2003, the Hospitality Properties REIT had received subscriptions totaling approximately $2.4 billion (24.3 million shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 130 properties, including 24 properties owned through joint ventures and two properties under development.



      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of September 30, 2003, the partnership had raised $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on November 30, 2002.



      As of September 30, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of September 30, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of September 30, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).



      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.



      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of September 30, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).






      In addition to the real estate limited partnerships described above, in 2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.






      The following table sets forth summary information, as of September 30, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.



NAME OF           TYPE OF                                METHOD OF      TYPE OF
ENTITY            PROPERTY          LOCATION             FINANCING      PROGRAM
------            --------          --------             ---------      -------
CNL Income        22 fast-food or   AL, AZ, CA, FL,      All cash      Public
Fund, Ltd.        family-style      GA, LA, MD, OK,
                  restaurants       PA, TX, VA, WA
CNL Income        50 fast-food or   AL, AZ, CO, FL,      All cash      Public
Fund II, Ltd.     family-style      GA, IL, IN, KS,
                  restaurants       LA, MI, MN, MO,
                                    NC, NM, OH, TN,
                                    TX, WA, WY

CNL Income        40 fast-food or   AL, AZ, CA, CO,      All cash      Public
Fund III, Ltd.    family-style      FL, GA, IA, IL,
                  restaurants       IN, KS, KY, MD,
                                    MI, MN, MO, NC,
                                    NE, OK, TX

CNL Income        47 fast-food or   AL, DC, FL, GA,      All cash      Public
Fund IV, Ltd.     family-style      IL, IN, KS, MA,
                  restaurants       MD, MI, MS, NC,
                                    OH, PA, TN, TX,
                                    VA

CNL Income        36 fast-food or   AZ, FL, GA, IL,      All cash      Public
Fund V, Ltd.      family-style      IN, MI, NH, NY,
                  restaurants       OH, SC, TN, TX,
                                    UT, WA

CNL Income        66 fast-food or   AR, AZ, CA, FL,      All cash      Public
Fund VI, Ltd.     family-style      GA, ID, IL, IN,
                  restaurants       KS, MA, MD, MI,
                                    MN, NC, NE, NM,
                                    NY, OH, OK, PA,
                                    TN, TX, VA, WA,
                                    WY

NAME OF           TYPE OF                                METHOD OF      TYPE OF
ENTITY            PROPERTY          LOCATION             FINANCING      PROGRAM
------            --------          --------             ---------      -------
CNL Income        59 fast-food or   AL, AZ, CO, FL,      All cash      Public
Fund VII, Ltd.    family-style      GA, IN, LA, MI,
                  restaurants       MN, NC, NE, OH,
                                    PA, SC, TN, TX,
                                    UT, WA

CNL Income        55 fast-food or   AZ, CO, FL, IL,      All cash      Public
Fund VIII,        family-style      IN, LA, MI, MN,
Ltd.              restaurants       NC, NY, OH, OR,
                                    TN, TX, VA, WI

CNL Income        55 fast-food or   AL, CA, CO, FL,      All cash      Public
Fund IX, Ltd.     family-style      GA, IL, IN, LA,
                  restaurants       MD, MI, MN, MS,
                                    NC, NH, NY, OH,
                                    SC, TN, TX

CNL Income        59 fast-food or   AL, AZ, CA, CO,      All cash      Public
Fund X, Ltd.      family-style      FL, ID, IL, IN,
                  restaurants       LA, MI, MO, MT,
                                    NC, NE, NH, NM,
                                    NY, OH, PA, SC,
                                    TN, TX, WA

CNL Income        48 fast-food or   AL, AZ, CA, CO,      All cash      Public
Fund XI, Ltd.     family-style      CT, FL, KS, LA,
                  restaurants       MA, MI, MS, NC,
                                    NH, NM, OH, OK,
                                    PA, SC, TX, VA,
                                    WA

CNL Income        58 fast-food or   AL, AZ, CA, CO,      All cash      Public
Fund XII, Ltd.    family-style      FL, GA, IA, IN,
                  restaurants       LA, MO, MS, NC,
                                    NM, OH, SC, TN,
                                    TX, WA

CNL Income        53 fast-food or   AL, AR, AZ, CA,      All cash      Public
Fund XIII,        family-style      CO, FL, GA, IN,
Ltd.              restaurants       KS, LA, MD, MO,
                                    NC, OH, PA, SC,
                                    TN, TX, VA

CNL Income        71 fast-food or   AL, AZ, CO, FL,      All cash      Public
Fund XIV, Ltd.    family-style      GA, IL, KS, LA,
                  restaurants       MN, MO, MS, NC,
                                    NJ, NV, OH, SC,

NAME OF           TYPE OF                                METHOD OF      TYPE OF
ENTITY            PROPERTY          LOCATION             FINANCING      PROGRAM
------            --------          --------             ---------      -------
                                    TN, TX, VA

CNL Income        61 fast-food or   AL, CA, FL, GA,     All cash       Public
Fund XV, Ltd.     family-style      KS, KY, MN, MO,
                  restaurants       MS, NC, NJ, NM,
                                    OH, OK, PA, SC,
                                    TN, TX, VA

CNL Income        54 fast-food or   AZ, CA, CO, DC,     All cash       Public
Fund XVI, Ltd.    family-style      FL, GA, ID, IN,
                  restaurants       KS, LA, MN, MO,
                                    NC, NM, NV, OH,
                                    PA, TN, TX, UT,
                                    WI

CNL Income        39 fast-food,     CA, FL, GA, IL,     All cash       Public
Fund XVII,        family-style or   IN, MD, MI, NC,
Ltd.              casual-dining     NE, NV, OH, SC,
                  restaurants       TN, TX, WA, WI

CNL Income        30 fast-food,     AZ, CA, CO, FL,     All cash       Public
Fund XVIII,       family-style or   GA, IL, KY, MD,
Ltd.              casual-dining     MN, NC, NV, NY,
                  restaurants       OH, PA, TN, TX,
                                    VA

CNL               1,169 fast-food,  AL, AR, AZ, CA,        (1)        Public
Restaurant        family-style or   CO, CT, DE, FL,                     REIT
Properties,       casual-dining     GA, IA, ID, IL,
Inc.              restaurants       IN, KS, KY, LA,
                                    MD, MI, MN, MO,
                                    MS, NC, NE, NH,
                                    NJ, NM, NV, NY,
                                    OH, OK, OR, PA,
                                    RI, SC, TN, TX,
                                    UT, VA, WA, WI,
                                    WV

CNL               126 limited       AL, AZ, CA, CO,        (2)        Public
Hospitality       service,          CT, DE, FL, GA,                     REIT
Properties,       extended          HI, IL, IN, KS,
Inc.              stay or full      KY, LA, MA, MD,
                  service           ME, MI, MN, MO,
                  hotels            MS, NC, NE, NJ,
                                    NV, NY, OK, OR,
                                    PA, RI, SC, TN,
                                    TX, UT, VA, WA,
                                    WI


----------

(1) As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.



(2) As of September 30, 2003, approximately 40.5% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.



      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.



      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.



                               DISTRIBUTION POLICY

      DISTRIBUTIONS

      The following information updates and replaces the table and footnotes on page 129 of the Prospectus.

      The following table presents total Distributions declared and Distributions per Share:


                                                           Quarter
                              ------------------------------------------------------------------
                                 First             Second             Third            Fourth              Year
                              ----------        -----------        -----------       -----------       -----------
   2003:
   Total Distributions
    declared                  $8,688,670        $12,030,979        $16,591,206       $22,473,016       $59,783,871
   Distributions per
    Share                         0.1767             0.1767             0.1767            0.1770            0.7071

   2002:
   Total Distributions
    declared                  $1,552,344         $2,586,745         $4,097,267        $6,143,121       $14,379,477
   Distributions per
    Share                         0.1749             0.1749             0.1749            0.1755            0.7002

   2001:
   Total Distributions
    declared                    $219,887           $247,922           $312,583          $726,930        $1,507,322
   Distributions per
    Share                         0.1749             0.1749             0.1749            0.1749            0.6996

   2000:
   Total Distributions
    declared                     $43,593           $108,932           $160,911          $188,642          $502,078

   Distributions per
    Share                         0.0750             0.1537             0.1749            0.1749            0.5785

   1999:
   Total Distributions
    declared                          (2)                (2)           $16,460           $33,944           $50,404
   Distributions per
    Share                             (2)                (2)            0.0500            0.0750            0.1250





(1) In January, February and March 2004, the Company declared Distributions totaling $28.8 million (representing $0.0592 per Share) payable by March 31, 2004.


(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.


(3) For the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2003, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.



(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 2%, 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.



(4) Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.


      The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period.


                        FEDERAL INCOME TAX CONSIDERATIONS


TAXATION OF THE COMPANY



      The following paragraph updates and replaces the corresponding paragraph on page 139 of the Prospectus.



      OPINION OF COUNSEL. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2003, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.


TAXATION OF STOCKHOLDERS

      TAXABLE DOMESTIC STOCKHOLDERS.

      The following paragraph is inserted following the fifth paragraph under the heading "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxable Domestic Stockholders" on page 144 of the Prospectus.

      Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. "C"-corporation including a TRS, income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.


                                     EXPERTS


      The following paragraph should be read in conjunction with the first paragraph under the heading "Experts" on page 156 of the Prospectus.



      The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in this Prospectus Supplement and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.



      The following paragraphs are inserted following the third paragraph under the heading "Experts" on page 156 of the Prospectus.

      The combined financial statements of Marriott Senior Living Services Nine Communities at January 3, 2003, December 28, 2001, and December 29, 2000, and for each of the three fiscal years in the period ended January 3, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

      The combined financial statements of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

      The combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

      The consolidated financial statements of EdenCare Senior Living Services, L.P. at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.


      The combined financial statements of Horizon Bay Senior Communities Twenty Communities as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 included in this Prospectus Supplement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.



      The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.


                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2003                                        F-2

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                   F-3

     Notes to Pro Forma Consolidated Financial Statements for the year ended
        December 31, 2003                                                                                F-4

Audited Consolidated Financial Statements as recently filed in CNL Retirement
        Properties, Inc.'s December 31, 2003 Form 10-K:

     Report of Independent Certified Public Accountants                                                  F-11

     Consolidated Balance Sheets as of December 31, 2003 and 2002                                        F-12

     Consolidated Statements of Earnings for the years ended December 31, 2003, 2002 and 2001            F-13

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003,
        2002 and 2001                                                                                    F-14

     Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001          F-15

     Notes to Consolidated Financial Statements for the years ended December 31, 2003,
        2002 and 2001                                                                                    F-17

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003                     F-32

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003            F-36

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $180.7 million in gross offering proceeds from the sale of 18.1 million additional shares for the period January 1, 2004 through February 16, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses, borrowings of $438.3 million under mortgage notes payable and borrowings of $65 million under a secured revolving line of credit facility and (ii) the application of such funds and cash on hand as of December 31, 2003, to purchase 45 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2003.

The Unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 119 Properties purchased by the Company prior to December 31, 2003, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                                        Pro Forma
                          Assets                                    Historical         Adjustments                Pro Forma
                                                                    ----------         -----------                ---------
Investment Properties:
    Accounted for using the operating method, net                  $ 1,083,392          $ 857,758     (b)         $1,941,150
    Accounted for using the direct financing method                    418,347                 --                    418,347
Cash and cash equivalents                                              167,090            180,686     (a)                 12
                                                                                         (422,015)    (b)
                                                                                           74,251     (d)
Restricted cash                                                         14,812             15,000     (e)             29,812
Accounts and other receivables                                          12,223                 --                     12,223
Loan costs                                                               7,386              5,112     (b)             12,892
                                                                                              394     (d)
Lease intangible costs                                                  30,205             36,484     (c)             66,689
Accrued rental income                                                   14,644                 --                     14,644
Other assets                                                            13,793              8,131     (a)              4,115
                                                                                           26,594     (b)
                                                                                          (47,762)    (b)
                                                                                            3,359     (d)
Investment in unconsolidated subsidiary                                      7                 --                          7
                                                                   -----------          ---------                 ----------
                                                                   $ 1,761,899          $ 737,992                 $2,499,891
                                                                   ===========          =========                 ==========

           Liabilities and Stockholders' Equity

Liabilities:
    Mortgages payable                                               $  275,056          $ 363,677     (b)          $ 713,378
                                                                                           74,645     (d)
    Bonds payable                                                       90,125                 --                     90,125
    Lines of credit                                                     20,000             65,000     (b)             85,000
    Construction loans payable                                           7,402                 --                      7,402
    Due to related parties                                               3,258             22,585     (a)             45,567
                                                                                           16,365     (b)
                                                                                            3,359     (d)
    Accounts payable and accrued expenses                               11,657             10,229     (b)             21,886
    Deferred income                                                        476                900     (c)              1,376
    Security deposits                                                    7,984             15,000     (e)             22,984
                                                                   -----------          ---------                 ----------
           Total liabilities                                           415,958            571,760                    987,718
                                                                   -----------          ---------                 ----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000 shares                                 --                 --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000 shares                               --                 --                         --
    Common stock, $0.01 par value per share.
       Authorized 450,000 and 100,000 shares,
       respectively, issued 150,253 and 168,322 shares,
       respectively, outstanding 150,077 and 168,146
       shares, respectively                                              1,501                181     (a)              1,682
    Capital in excess of par value                                   1,349,719            180,505     (a)          1,515,770
                                                                                          (14,454)    (a)
    Accumulated distributions in excess of net earnings                 (5,279)                --                     (5,279)
                                                                   -----------          ---------                 ----------
           Total stockholders' equity                                1,345,941            166,232                  1,512,173
                                                                   -----------          ---------                 ----------
                                                                   $ 1,761,899          $ 737,992                 $2,499,891
                                                                   ===========          =========                 ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                          Historical
                                                                           Medical
                                                                            Office        Pro Forma
                                                           Historical     Properties     Adjustments            Pro Forma
                                                           ----------     ----------     -----------            ---------
Revenues:
     Rental income from operating leases                    $60,207         $26,035        $115,001     (1)      $201,568
                                                                                                176     (2)
                                                                                                149     (3)
     Earned income from direct financing leases              31,107              --          20,650     (1)        51,757
     Recoveries from tenants                                     --           3,146              --                 3,146
     Contingent rent                                             47              --              --                    47
     FF&E reserve income                                      2,607              --           3,616     (4)         6,223
     Interest and other income                                1,626           1,068          (1,584)    (5)         1,110
                                                            -------         -------        --------              --------
                                                             95,594          30,249         138,008               263,851
                                                            -------         -------        --------              --------
Expenses:
     Interest and loan amortization                           9,588              --          32,131     (6)        41,719
     General and administrative                               5,482              --              --                 5,482
     Taxes                                                                    2,889                                 2,889
     Property operating                                         136           7,329           1,568     (7)         9,033
     Asset management fees to related party                   4,372              --           8,252     (8)        12,624
     Depreciation and amortization                           17,567              --          41,175     (9)        58,742
                                                            -------         -------        --------              --------
                                                             37,145          10,218          83,126               130,489
                                                            -------         -------        --------              --------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary                               58,449          20,031          54,882               133,362

Equity in Earnings of Unconsolidated Subsidiary                  11              --              --                    11
                                                            -------         -------        --------              --------

Net Earnings                                                $58,460         $20,031        $ 54,882              $133,373
                                                            =======         =======        ========              ========
Net Earnings Per Share of Common
     Stock (Basic and Diluted) (10)                         $  0.66                                              $   0.79
                                                            =======                                              ========

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (10)              88,840                                               168,146
                                                            =======                                              ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $180,686 from the sale of 18,069 shares during the period January 1, 2004 through February 16, 2004, and the accrual of $22,585 for (i) related acquisition fees of $8,131 (4.5% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $13,551 (7.5% of gross proceeds) and (iii) marketing support fees of $903 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $422,015 of cash and cash equivalents, borrowings of $363,677 under mortgage notes payable and $65,000 under a line of credit (i) to purchase 45 properties for $845,580, and (ii) to pay loan costs of $5,112, and the accrual of acquisition fees on permanent financing (4.5% of permanent financing) of $16,365 and $10,229 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $47,762 in miscellaneous acquisition costs and acquisition fees to Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).

                                                                               Acquisition
                                                                                 Fees and
                                                                              Closing Costs
                                                                               Allocated to
                                                           Purchase Price       Investment            Total
                                                           --------------       ----------            -----
Sunrise of Santa Rosa in Santa Rosa, CA                      $   9,280            $    537         $   9,817
Horizon Bay Portfolio One Properties                           562,000              30,262           592,262
Courtyard Manor Portfolio One Properties                        17,800               1,355            19,155
Medical Office Portfolio One Properties                        256,500              15,608           272,108
                                                             ---------            --------         ---------
     Properties subject to operating leases                  $ 845,580            $ 47,762         $ 893,342
                                                             ---------            --------         ---------

(c) The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d) In connection with the Sunrise Portfolio Four Properties, the Company obtained permanent financing comprised of 12 loans in the aggregate amount of $74,645 collateralized by the 12 Properties. The loans have terms of seven years and bear interest at a rate of 5.96% per annum. The loans require monthly interest only payments for the first 24 months, with monthly payments of principal and interest due thereafter until maturity. The Company incurred loan costs of $2,376, of which $1,982 was incurred and paid prior to December 31, 2003. The Company accrued acquisition fees on permanent financing of $3,359.

(e) The tenants of the Horizon Bay Portfolio One Properties have provided the Company with a $15 million shortfall reserve account for use by the Company in the event that net operating income from the Horizon Bay Portfolio One Properties is insufficient to fully pay minimum rent and furniture, fixtures and equipment reserve ("FF&E Reserve") payments due under the leases. The shortfall reserve will terminate upon the later of: (i) such time that the net operating income from the Horizon Bay Portfolio One Properties equals or exceeds minimum rent due under the leases by 25% based on a trailing 12-month period for two consecutive quarters or (ii) the end of the fifth lease year.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of February 16, 2004 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                        Pro Forma
                                                                                                     Adjustment for
                                                                                                     the Year Ended
                                                       Date Acquired/Probable        Purchase          December 31,
                                                           by the Company              Price               2003
                                                           --------------              -----               ----
Properties subject to operating leases:
  Acquired:
  Summit Portfolio Properties                          March 27, 2003               $    52,000          $   1,455
  Additional Marriott Portfolio Two Properties         March 28, 2003                   254,575              4,759
  Brighton Gardens of Saddle River, NJ                 March 31, 2003                    12,750                405
  Balmoral Assisted Living Community in Palm
      Harbor, FL                                       July 8, 2003                      12,175                629
  ARC Somerby Portfolio Properties                     August 25, 2003                   73,260              5,683
  GreenTree Portfolio Properties                       September 5 & 11, 2003            22,956              2,046
  Sunrise Portfolio Four Properties                    September 30, 2003               149,277             11,509
  Additional Sunrise Portfolio Four Properties         September 30, 2003                29,552                  -
  Dogwood Forest of Dunwoody in Dunwoody, GA           November 25, 2003                  5,500                681
  EdenCare Portfolio One Properties                    November 25, 2003                 27,000              3,236
  EdenCare Portfolio Two Properties                    November 25, 2003                171,755             19,401
  Horizon Bay Portfolio One Properties                 February 6 & 13, 2004            537,321             59,309
  Probable:
  Sunrise of Santa Rosa in Santa Rosa, CA              September 16, 2003                 9,280                960
  Sakonnet Bay Manor (Tiverton Property)               January 5, 2004                   24,679              2,739
  Courtyard Manor Portfolio One Properties             January 5, 2004                   17,800              2,189
  Medical Office Portfolio One Properties              February 16, 2004                256,500                  -
                                                                                    -----------          ---------
                                                                                    $ 1,656,380          $ 115,001
                                                                                    ===========          =========
Investment in direct financing leases:
  Acquired:
  Fox Run Village in Novi, MI                          February 28, 2003            $    17,000          $     420
  Prime Care Portfolio Two Properties                  March 31, 2003                    22,635                744
  Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                      June 2, 2003                      19,500              1,338
  Sunrise Portfolio Three Properties                   August 29, 2003                  184,500             15,401
  Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                         December 1, 2003                  19,700              2,747
                                                                                    -----------          ---------
                                                                                    $   263,335          $  20,650
                                                                                    ===========          =========

(2) Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(3) Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4) Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the year ended December 31, 2003.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                           Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----
Prime Care Portfolio Two               $ 20,635      7.83%, with principal and           $      359
Properties maturing October 2008                     interest payable monthly.

Revolving line of credit                 20,000      Floating at 250 basis points               159
secured by Prime Care Portfolio                      over the 30-day LIBOR.
Properties, maturing March 2005                      During the Pro Forma Period,
                                                     the interest rate varied from
                                                     3.62% to 3.88%.

Summit Portfolio Properties,             26,000      Floating at 325 basis points               318
maturing March 2005                                  over the 30-day LIBOR with a
                                                     minimum interest rate of 5% and
                                                     principal and interest payable
                                                     monthly. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.0%.

ARC Somerby Portfolio                    50,400      5.79% with principal and                 1,848
Properties, maturing June 2013                       interest payable monthly.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                           Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----
Sunrise Portfolio Three                $92,500       5.13% the first year, 5.38%         $    3,747
Properties, maturing July 2010                       the second year, 6.06% the
                                                     third year with 3% increases
                                                     to the per annum rate each
                                                     calendar year thereafter to a
                                                     maximum of 7.25% (effective
                                                     rate of interest is 5.60%) to
                                                     maturity. Monthly interest
                                                     only payments through 2005 with
                                                     principal and interest payable
                                                     monthly for the remaining term
                                                     of the loan.

Sunrise Portfolio Four                   74,645      Fixed interest rate of                   4,449
Properties and the Santa Rosa                        5.96%. Monthly interest only
Property, maturing seven years                       payments for first two years
from funding date                                    with principal and interest
                                                     payable monthly for the
                                                     remaining term of the loan.

EdenCare Portfolio Two                   45,000      Floating at 260 to 300 basis             1,539
Properties, maturing November                        points over the 30-day LIBOR
2006                                                 rate. During the Pro Forma
                                                     Period, the interest rate
                                                     varied from 3.70% to 4.34%.

EdenCare Portfolio Two                    7,130      Fixed rates of 8.25% and                   531
Properties, two loans maturing                       8.375%, with principal and
between March 2038 and November                      interest payable monthly.
2038

Horizon Bay Portfolio One               110,445      Floating at 90 basis points              2,360
Properties, maturing October                         over the 3 to 9 month Fannie
2005                                                 Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from
                                                     2.06% to 2.25%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                          Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----
Horizon Bay Portfolio One              $ 74,000      Floating at 104 basis points        $    1,634
Properties, maturing April 2008                      over the 3 to 9 month Fannie
                                                     Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from 2.16%
                                                     to 2.33%.

Horizon Bay Portfolio One                 8,235      Floating at 104 basis points               186
Properties, maturing December                        over the 3 to 9 month Fannie
2008                                                 Mae Discount MBS and interest
                                                     only payable monthly. During
                                                     the Pro Forma Period, the
                                                     interest rate varied from
                                                     2.18% to 2.38%.

Horizon Bay Portfolio One                38,340      Floating at 370 basis points             2,281
Properties, maturing May 2008                        over the 30-day LIBOR with a
                                                     minimum interest rate of 5.95%.
                                                     Monthly interest only payments
                                                     through July 2004 with principal
                                                     and interest payable monthly
                                                     for the remaining term of
                                                     the loan. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.95%.

Horizon Bay Portfolio One                33,139      8.17%  with principal and                2,687
Properties, maturing April 2008                      interest payable monthly.

Horizon Bay Portfolio One                10,400      Floating at 370 basis points               619
Properties, maturing May 2008                        over the 30-day LIBOR with a
                                                     minimum interest rate of 5.95%.
                                                     Monthly interest only payments
                                                     through January 2005 with
                                                     principal and interest payable
                                                     monthly for the remaining term of
                                                     the loan. During the Pro Forma
                                                     Period, the interest rate was
                                                     5.95%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                          Pro Forma
                                                                                        Adjustment for
                                       Original                                         the Year Ended
                                       Mortgage                                          December 31,
                                        Loan                 Interest Rate                   2003
                                        ----                 -------------                   ----
Medical Office Portfolio One           $ 62,425      Fixed rates ranging from            $    3,882
Properties, nine loans maturing                      5.09% to 8.35%, with
between August 2008 and                              principal and interest
February 2013                                        payable monthly

Medical Office Portfolio One             14,900      5.15%, with interest only                  767
Properties, maturing October                         payable monthly for the first
2008                                                 year with principal and
                                                     interest payable monthly for
                                                     the remaining term of the loan.

Medical Office Portfolio One              7,060      5.4%, with interest only                   380
Properties, maturing February                        payable monthly for the first
2013                                                 three months with principal
                                                     and interest payable monthly
                                                     for the remaining term of the
                                                     loan.

Medical Office Portfolio One             65,000      Floating at 250 basis points             2,440
Properties, revolving line of                        over the 30-day LIBOR.
credit secured by Prime Care                         During the Pro Forma Period,
Portfolio Properties, maturing                       the interest rate varied from
March 2005                                           3.62% to 3.88%.

Sunrise of Santa Rosa in Santa            4,733      6.875%, with principal and                 322
Rosa, CA, maturing June 2024                         interest payable monthly
                                                                                         ----------
                                                                                         $   30,508
                                                                                         ==========

         In addition, loan cost amortization was $1,623 for the year ended December 31, 2003. Loan costs are amortized using the straight line method (which approximates the effective interest method) over the life of the loan.

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $437 for the year ended December 31, 2003.

(7) Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. The adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9) Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $35,225 for year ended December 31, 2003. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $5,950 for the year ended December 31, 2003 related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                                    Tenant
                                                                                   Improve
                                                      Land     Building    FF&E     -ments
                                                      ------   --------   ------   -------
Additional Marriott Portfolio Two Properties         $50,817   $200,815   $9,410        -
Summit Portfolio Properties                            3,230     50,210    1,085        -
Brighton Gardens in Saddle River, NJ                   2,156     10,458      511        -
Balmoral Assisted Living Community in Palm Harbor,
    FL                                                 1,002     11,134      376        -
ARC Somerby Portfolio Properties                       3,404     68,946    3,199        -
GreenTree Portfolio Properties                         1,298     21,824      380        -
Sunrise Portfolio Four Properties                     16,755    130,456    7,546        -
Additional Sunrise Portfolio Four Properties          10,057          -        -        -
Sunrise of Santa Rosa in Santa Rosa, CA                2,486      6,762      342        -
Dogwood Forest of Dunwoody in Dunwoody, GA               855      4,884        -        -
EdenCare Portfolio One Properties                      2,216     24,616      953        -
EdenCare Portfolio Two Properties                     10,982    158,187    6,854        -
Horizon Bay Portfolio One Properties                  34,577    510,162    6,000        -
Sakonnet Bay Manor (Tiverton Property)                 4,215     20,825      330        -
Courtyard Manor Portfolio One Properties               2,852     15,212      398        -
Medical Office Portfolio One Properties               40,610    195,661        -   17,326

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2003. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2004 through February 16, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2003 needed to fund the purchase of the Pro Forma Properties.

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)


                                                                         December 31,
                                                                     2003           2002
                                                                  -----------    -----------
                                ASSETS

Investment properties:
   Accounted for using the operating method, net                  $ 1,083,392    $   245,985
   Accounted for using the direct financing method                    418,347        134,382
Cash and cash equivalents                                             167,090         40,800
Restricted cash                                                        14,812          1,685
Accounts and other receivables                                         12,223          3,192
Loan costs, less accumulated amortization of $1,429 and $89             7,386          1,220
Lease intangible costs, less accumulated amortization of $1,423
     and $254                                                          30,205          8,154
Accrued rental income                                                  14,644          1,218
Other assets                                                           13,793          4,975
Investment in unconsolidated subsidiary                                     7            154
                                                                  -----------    -----------
                                                                  $ 1,761,899    $   441,765
                                                                  ===========    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgage notes payable                                        $   275,056    $    45,327
    Bonds payable                                                      90,125              -
    Lines of credit                                                    20,000              -
    Construction loans payable                                          7,402              -
    Due to related parties                                              3,258            348
    Accounts payable and accrued expenses                              11,657          1,337
    Deferred income                                                       476              -
    Security deposits                                                   7,984          4,867
    Rents paid in advance                                                   -             91
                                                                  -----------    -----------
          Total liabilities                                           415,958         51,970
                                                                  -----------    -----------

Commitments and contingencies (Note 9)

Stockholders' equity:
    Preferred stock, without par value
         Authorized and unissued 3,000 shares                               -              -
    Excess shares, $.01 par value per share
         Authorized and unissued 103,000 shares                             -              -
    Common stock, $.01 par value per share
         Authorized 450,000 and 100,000 shares, respectively,
         issued 150,253 and 44,255 shares, respectively,
         outstanding 150,077 and 44,211 shares, respectively            1,501            442
    Capital in excess of par value                                  1,349,719        393,308
    Accumulated distributions in excess of net earnings                (5,279)        (3,955)
                                                                  -----------    -----------
          Total stockholders' equity                                1,345,941        389,795
                                                                  -----------    -----------
                                                                  $ 1,761,899    $   441,765
                                                                  ===========    ===========


          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (in thousands, except per share data)

                                                     Year Ended December 31,
                                                   2003       2002        2001
                                                 --------   --------    ---------
Revenues:
    Rental income from operating leases          $ 60,207   $ 12,412    $  1,725
    Earned income from direct financing leases     31,107      4,366           -
    Contingent rent                                    47          8           -
    FF&E reserve income                             2,607        153          39
    Interest and other income                       1,626      1,913         135
                                                 --------   --------    --------
                                                   95,594     18,852       1,899
                                                 --------   --------    --------

Expenses:
    Interest and loan cost amortization             9,588      1,534         105
    General and administrative                      5,482      1,389         395
    Property operating                                136         23           -
    Asset management fees to related party          4,372        771          93
    Reimbursement of operating expenses
       from related party                               -          -        (145)
    Depreciation and amortization                  17,567      3,336         535
                                                 --------   --------    --------
                                                   37,145      7,053         983
                                                 --------   --------    --------

Earnings before equity in earnings of
    unconsolidated subsidiary and minority
    interest in earnings of consolidated
    joint venture                                  58,449     11,799         916

Equity in earnings of unconsolidated
   subsidiary                                          11          6           -

Minority interest in earnings of
   consolidated joint venture                           -       (433)          -
                                                 --------   --------    --------
Net earnings                                     $ 58,460   $ 11,372    $    916
                                                 ========   ========    ========
Net earnings per share of common
    stock (basic and diluted)                    $   0.66   $   0.52    $   0.38
                                                 ========   ========    ========

Weighted average number of shares of
    common stock outstanding (basic
    and diluted)                                   88,840     22,035       2,391
                                                 ========   ========    ========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2003, 2002 and 2001
                      (in thousands, except per share data)

                                                               Common stock                        Accumulated
                                                            ------------------     Capital in    distributions in
                                                             Number       Par      excess of      excess of net
                                                            of shares    value     par value         earnings          Total
                                                            ---------   ------    ------------   ----------------   ------------
Balance at December 31, 2000                                   1,186    $   12    $     9,547      $      (357)     $     9,202
   Subscriptions received for common stock
       through public offering and reinvestment plan           5,952        59         59,460                -           59,519
   Stock issuance costs                                            -         -         (7,190)               -           (7,190)
   Retirement of common stock                                     (3)        -            (31)               -              (31)
   Net earnings                                                    -         -              -              916              916
   Distributions declared and paid ($0.6996 per share)             -         -              -           (1,507)          (1,507)
                                                             -------    ------    -----------      -----------      -----------
Balance at December 31, 2001                                   7,135        71         61,786             (948)          60,909
   Subscriptions received for common stock
       through public offering and reinvestment plan          37,113       371        370,764                -          371,135
   Stock issuance costs                                            -         -        (38,899)               -          (38,899)
   Retirement of common stock                                    (37)        -           (343)               -             (343)
   Net earnings                                                    -         -              -           11,372           11,372
   Distributions declared and paid ($0.7002 per share)             -         -              -          (14,379)         (14,379)
                                                             -------    ------    -----------      -----------      -----------
Balance at December 31, 2002                                  44,211       442        393,308           (3,955)         389,795
   Subscriptions received for common stock
       through public offerings and reinvestment plan        105,998     1,060      1,058,921                -        1,059,981
   Stock issuance costs                                            -         -       (101,299)               -         (101,299)
   Retirement of common stock                                   (132)       (1)        (1,211)               -           (1,212)
   Net earnings                                                    -         -              -           58,460           58,460
   Distributions declared and paid ($0.7067 per share)             -         -              -          (59,784          (59,784)
                                                             -------    ------    -----------      -----------      -----------
Balance at December 31, 2003                                 150,077    $1,501    $ 1,349,719      $    (5,279)     $ 1,345,941
                                                             =======    ======    ===========      ===========      ===========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                       Year Ended December 31,
                                                                  2003           2002           2001
                                                              ------------   ------------   ------------
Increase (decrease) in cash and cash equivalents:
   Operating activities:
      Net earnings                                            $    58,460    $    11,372    $       916
        Adjustments to reconcile net earnings to net cash
         provided by operating activities:
      Depreciation                                                 16,367          3,068            524
      Amortization                                                  2,558            394             11
      Equity in earnings of unconsolidated subsidiary                 (11)            (6)             -
      Changes in operating assets and liabilities:
         Accounts and other receivables                           (11,031)          (827)          (177)
         Accrued rental income                                    (13,426)        (1,375)           (76)
         Other assets                                              (1,906)           (31)            (6)
         Interest payable                                             696            115            (11)
         Accounts payable and other accrued expenses                5,254            484             45
         Deferred income                                              476              -              -
         Due to related parties                                       195           (332)            34
      Security deposits                                             3,117          3,503            810
      Rents paid in advance                                           (91)           (13)           103
      Minority interest in income                                       -            433              -
                                                              -----------    -----------    -----------
              Net cash provided by operating activities            60,658         16,785          2,173
                                                              -----------    -----------    -----------

    Investing activities:
      Investment in land, buildings and equipment                (661,946)      (193,176)       (20,269)
      Investment in direct financing leases                      (263,330)      (128,065)             -
      Purchase of minority interest                                     -         (8,500)             -
      Investment in lease intangibles                             (23,220)        (8,408)             -
      Investment in note receivable                                     -         (2,000)             -
      Collection of note receivable                                 2,000              -              -
      Investment in unconsolidated subsidiary                           -           (350)             -
      Distributions received from unconsolidated subsidiary           149            191              -
      Payment of acquisition fees and costs                       (53,126)       (16,132)        (2,644)
      Increase in restricted cash                                 (13,127)        (1,650)           (18)
                                                              -----------    -----------    -----------
              Net cash provided by investing activities        (1,012,600)      (358,090)       (22,931)
                                                              -----------    -----------    -----------

   Financing activities:
      Proceeds from borrowings on mortgage notes payable          170,800         32,620              -
      Principal payments on mortgage notes payable                (13,832)          (268)             -
      Proceeds from construction financing                          7,402              -              -
      Proceeds from borrowings on line of credit                   71,370              -              -
      Repayments on line of credit                                (51,370)             -         (3,795)
      Proceeds from issuance of life care bonds                     8,203              -              -
      Retirement of life care bonds                                (6,589)             -              -
      Payment of loan costs                                        (7,523)        (1,309)             -
      Contributions received from minority interest                     -          8,500              -
      Distributions to minority interest                                -           (509)             -
      Subscriptions received from stockholders                  1,059,981        371,135         59,520
      Payment of stock issuance costs                             (99,309)       (40,232)        (6,904)
      Distributions to stockholders                               (59,784)       (14,379)        (1,507)
      Retirement of common stock                                   (1,117)          (174)           (13)
                                                              -----------    -----------    -----------
              Net cash provided by financing activities         1,078,232        355,384         47,301
                                                              -----------    -----------    -----------

Net increase in cash and cash equivalents                         126,290         14,079         26,543
Cash and cash equivalents at beginning of year                     40,800         26,721            178
                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year                      $   167,090    $    40,800    $    26,721
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                      Year Ended December 31,
                                                     2003      2002      2001
                                                    -------   -------   -------
Supplemental schedule of non-cash investing
    and financing activities:
       Amounts incurred by the Company and paid
         by related parties on behalf of
         the Company were as follows:
           Acquisition costs                        $   403   $   451   $   354
           Stock issuance costs                      17,246     5,613     1,626
                                                    -------   -------   -------
                                                    $17,649   $ 6,064   $ 1,980
                                                    =======   =======   =======

       Mortgage assumed on property purchase        $72,762   $12,974   $     -
                                                    =======   =======   =======

       Bonds assumed on property purchase           $88,511   $     -   $     -
                                                    =======   =======   =======

Supplemental disclosure of cash flow information:
       Cash paid during the year for interest       $ 7,534   $ 1,294   $   116
                                                    =======   =======   =======

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. CNL Retirement Properties, Inc. owns CNL Retirement GP Corp. and CNL Retirement LP Corp., both of which are Delaware corporations and are the general and limited partners, respectively, of CNL Retirement Partners, LP, a Delaware limited partnership. The Company's investment properties are generally held by CNL Retirement Partners, LP or its wholly owned subsidiaries. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

         The Company acquires investment properties (the "Property" or "Properties") related to seniors' housing and health care facilities located primarily across the United States. As of December 31, 2003, the Company had 119 Properties located in 27 states, consisting of 81 assisted living facilities, 17 assisted living/skilled nursing facilities, two continuing care retirement communities, six independent living/assisted living facilities, three independent living facilities, six properties under various stages of development and four land leases. Properties acquired in the future may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities, life care communities, specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities. The Company also may provide mortgage financing ("Mortgage Loans") and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to the operators of the Properties.

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company, each of its wholly owned subsidiaries and an entity in which the Company owns a 99% controlling interest. Interests of unaffiliated third parties for less than 100% owned and majority controlled entities are reflected as minority interests. All significant intercompany balances and transactions have been eliminated in consolidation.

         Investment in Unconsolidated Subsidiary - The Company owns a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method as the Company has significant influence.

         Investment Properties and Lease Accounting - Properties are generally leased on a long-term, triple-net basis whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance, repairs and utilities. For the years ended December 31, 2003, 2002 and 2001, the Company's tenants paid $8.1 million, $1.1 million and $0.1 million, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

                  Operating method - For leases accounted for as operating leases, Properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively.

                  Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the Properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

         When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         FF&E Reserve Income - A furniture, fixtures and equipment ("FF&E") cash reserve has been established in accordance with substantially all of the lease agreements. In accordance with the agreements, the tenants deposit funds into restricted FF&E cash reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent would be increased.

         With respect to the majority of the leases, all funds in the FF&E reserve, all interest earned on the funds and all property purchased with the funds from the FF&E reserve are the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are recorded as property operating expenses in the accompanying consolidated financial statements. In accordance with the terms of a few leases, FF&E reserve accounts are held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company.

         With respect to 13 Properties subject to direct financing leases, FF&E reserve accounts are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to these direct financing leases.

         Asset Impairment - Management reviews its Properties for impairment or potential loss as events or circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management compares the estimated future undiscounted cash flows, including the residual value of the Property or collateral, with the carrying cost of the individual asset. If impairment is indicated, the assets are adjusted to the estimated fair value.

         Development Costs - Development costs, including interest, taxes, insurance and other costs incurred in developing new Properties, are capitalized during construction. Upon completion of construction, development costs are amortized on a straight-line basis over the useful lives of the respective assets.

         Deferred Income - Rental income contractually due under leases from Properties that are under development are recorded as deferred income. Upon completion of construction, deferred income is amortized to revenue on a straight-line basis over the remaining lease term. For the year ended December 31, 2003, rental income of $0.5 million related to five Properties under various stages of development has been deferred and included as deferred income in the accompanying consolidated financial statements. There were no projects subject to leases under development during the year ended December 31, 2002.

         Capitalized Interest - Interest, including loan costs for borrowings used to fund development and construction, is capitalized as construction in progress and allocated to the individual Property costs. For the year ended December 31, 2003, interest of $36,800 was capitalized to construction in progress.

         Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

         Loan Costs - Loan costs are capitalized and are amortized as interest over the terms of the respective loan agreements using the straight-line method, which approximates the effective interest method. Unamortized loan costs are expensed when the associated debt is retired before maturity.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         Lease Intangibles - In connection with the acquisition of a Property that is subject to an operating lease, the Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the term of the lease.

         Bonds Payable - In connection with the acquisition of two continuing care retirement communities ("CCRC's"), the Company assumed non-interest bearing life care bonds payable to certain residents of the CCRC's. Generally, the bonds are refundable to the resident or to the resident's estate upon termination or cancellation of the CCRC agreement. Proceeds from the issuance of new bonds are used to retire existing bonds. As the maturity of these obligations is not determinable, no interest is imputed.

         Income Taxes - The Company is taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, the Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. At December 31, 2003, 2002 and 2001, the Company was in compliance with all REIT requirements and was not subject to federal income taxes.

         Earnings Per Share - Basic earnings per common share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2003, 2002 and 2001, the Company did not have any potentially dilutive common shares.

         Reclassifications - Certain items in the prior years' financial statements have been reclassified to conform with the 2003 presentation. These reclassifications had no effect on reported equity or net earnings.

         Use of Estimates - Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standards - In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," to expand upon and strengthen existing accounting guidance that addresses when a company should consolidate the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and as a result of a revision to FIN 46 ("FIN 46-R"), to older entities which are non-special purpose entities in the first fiscal year or interim period ending after March 15, 2004. The consolidation of these entities, if required, is not expected to have a significant effect on the Company's financial position or results of operations.

         In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Financial instruments covered by SFAS 150 include shares that are mandatorily redeemable, and other financial instruments that contain obligations to repurchase outstanding shares or contain conditional obligations that require settlement by issuance of a variable number of that issuer's shares. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003, except for the provisions

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

1.       Significant Accounting Policies - Continued:

         related to mandatorily redeemable non-controlling interests with finite lives. On October 29, 2003, the FASB delayed the effective date for the implementation of the provisions that relate to mandatorily redeemable non-controlling interests with finite lives. The Company does not expect the adoption of this statement to have a significant impact on the financial position or results of operations of the Company.

2.       Public Offerings:

         Upon formation in December 1997, the Company received an initial capital contribution of $200,000 for 20,000 shares of common stock from the Advisor. Since its inception through December 31, 2003, the Company has made four public offerings and received subscriptions as follows (in thousands):

                                                          Offering                         Subscriptions
                                               -------------------------------    -------------------------------
      Offering            Date Completed        Shares (a)          Amount         Shares (b)          Amount
---------------------    -----------------     ------------    ---------------    ------------     --------------
Initial Offering         September 2000           15,500         $   155,000             972         $    9,719
2000 Offering            May 2002                 15,500             155,000          15,500            155,000
2002 Offering            April 2003               45,000             450,000          45,000            450,000
2003 Offering            Open                    175,000           1,750,000          88,761            887,608
                                                 -------         -----------         -------         ----------
                                                 251,000         $ 2,510,000         150,233         $1,502,327
                                                 =======         ===========         =======         ==========

         (a) Includes distribution reinvestment plan shares of 500 in the 2000 Offering, 5,000 in the 2002 Offering and 25,000 in the 2003 Offering.

         (b) Includes distribution reinvestment plan shares of 42 in the 2000 Offering, 129 in the 2002 Offering and 966 in the 2003 Offering.

         The price per share and other terms of all the offerings, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and
         (ii) to the Advisor for acquisition fees, are substantially the same.

         On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the proposed sale by the Company of up to 400 million shares of common stock (approximately $4 billion) in an offering expected to commence immediately following the completion of the Company's 2003 Offering. The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The Board of Directors expects to submit this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock of the Company, the proposed offering will be limited to 213 million shares.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

3.       Investment Properties:

         Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following at December 31 (dollars in thousands):

                                                    2003           2002
                                                 ----------      ---------
Land                                             $  141,635      $  34,967
Buildings                                           884,701        202,484
Equipment                                            41,544         11,024
                                                 ----------      ---------
                                                  1,067,880        248,475
Less accumulated depreciation                       (20,261)        (3,895)
                                                 ----------      ---------
                                                  1,047,619        244,580
Construction in progress                             35,773          1,405
                                                 ----------      ---------

                                                 $1,083,392      $ 245,985
                                                 ==========      =========
Number of Properties:
   Operating                                             82             24
   Under construction                                     6              1
                                                 ----------      ---------
                                                         88             25
                                                 ==========      =========

         Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the lessees to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

         The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. For the years ended December 31, 2003, 2002 and 2001, the Company recognized $13.4 million, $1.2 million and $0.1 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings.

         Future minimum lease payments due under the noncancellable operating leases at December 31, 2003, are as follows (in thousands):

2004                                $   94,252
2005                                    97,398
2006                                   101,299
2007                                   104,584
2008                                   107,516
2009 and thereafter                  1,154,914
                                     ---------
                                    $1,659,963
                                    ==========

         Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on factors such as percentage of the tenants' gross revenues, occupancy rates of the Properties or a percentage of the Company's investment in a Property. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

3.       Investment Properties - Continued:

         Accounted for Using the Direct Financing Method -- The components of net investment in direct financing leases consisted of the following at December 31, (dollars in thousands):

                                                    2003        2002
                                                -----------   ---------
Minimum lease payments receivable               $ 1,491,957   $ 739,784
Estimated residual values                           399,099     127,104
Less unearned income                             (1,472,709)   (732,506)
                                                -----------   ---------

Net investment in direct financing leases       $   418,347   $ 134,382
                                                ===========   =========

Properties subject to direct financing leases            31          12

         Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to four direct financing leases with a carrying value of $78.0 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment amount plus adjustments, if any, as defined in the lease agreements. Certain leases also permit the Company to require the tenants to purchase the Properties at the end of the lease terms for the same amount.

         Future minimum lease payments to be received on direct financing leases at December 31, 2003, are as follows (in thousands):

2004                         $    43,616
2005                              44,878
2006                              46,599
2007                              47,585
2008                              48,671
2009 and thereafter            1,260,608
                             -----------
                             $ 1,491,957
                             ===========

         The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of gross revenues if the Properties achieve specified occupancy rates.

4.       Restricted Cash:

         Restricted cash at December 31, 2003 and December 31, 2002, included $5.0 million and $1.7 million, respectively, of FF&E reserves and other restricted funds as required by certain lenders. In addition, the balance at December 31, 2003, includes $9.8 million held in escrow to fund the acquisition of a Property pending certain regulatory approvals.

5.       Accounts and Other Receivables:

         Accounts and other receivables include the following at December 31 (in thousands):

                                                     2003          2002
                                                   --------      --------
Rental revenues receivable                         $ 11,215      $    809
Other receivables                                     1,008           345
Notes and accrued interest receivable                    --         2,038
                                                   --------      --------

                                                   $ 12,223      $  3,192
                                                   ========      ========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

5.       Accounts and Other Receivables - Continued:

         Notes receivable at December 31, 2002, was comprised of a loan to a seller of two Properties. Prior to the Company's purchase of the two Properties, the Company made a $2.0 million loan to the seller to extinguish debt at a discounted amount making the purchase of the Properties economically viable. The Company acquired the two Properties on March 31, 2003, and the note and accrued interest was repaid in full at that time.

6.       Lease Intangible Costs:

         Lease intangible costs include the following at December 31 (in thousands):

                                                      2003         2002
                                                   ----------   ----------
In-place lease value                               $   20,139   $    5,298
Lease origination costs                                11,489        3,110
                                                   ----------   ----------
                                                       31,628        8,408
Less accumulated amortization                          (1,423)        (254)
                                                   ----------   ----------

                                                   $   30,205   $    8,154
                                                   ==========   ==========

7.       Other Assets:

         Other assets as of December 31, 2003 and 2002, were $13.8 million and $5.0 million, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

8.       Indebtedness:

         Mortgage Notes Payable: Mortgage notes payable and the net book value ("NBV") of the associated collateral consisted of the following at December 31, (in thousands):

                                                                         2003                             2002
                                                              ----------------------------     ----------------------------
                                                                Mortgage                         Mortgage
                                                                Payable           NBV            Payable           NBV
                                                              ------------    ------------     ------------    ------------
Three mortgages payable, each bearing interest at 30-day
LIBOR plus 325 basis points, with a minimum interest rate of
5.00% (5.00% at December 31, 2003), with monthly principal
and interest payments, maturing March, 2005. Loan was
repaid in full in January 2004                                  $ 25,652        $ 53,409         $   --           $  --

Seven mortgages payable, each bearing interest at 30-day
LIBOR plus 260 to 300 basis points, (3.81% at December 31,
2003) monthly principal and interest payments, maturing
November 2006                                                     45,000          81,178             --              --

Mortgage payable, bearing interest at 90-day LIBOR plus
390 basis points, with a minimum interest rate of 6.50%
(6.50% at December 31, 2003), with monthly principal
and interest payments, maturing August 2007                       10,811          19,174          9,064          19,771

Mortgage payable, bearing interest at 30-day LIBOR plus
262 basis points (3.76% at December 31, 2003), with
monthly payments of interest only, maturing June 2007             23,520          58,015         23,520          59,597

Mortgage payable, bearing interest at 7.83%, with
monthly principal and interest payments, maturing
October 2008                                                      20,332          25,974             --              --

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

8.       Indebtedness - Continued:

                                                                         2003                             2002
                                                              ----------------------------     ----------------------------
                                                                Mortgage                         Mortgage
                                                                Payable           NBV            Payable           NBV
                                                              ------------    ------------     ------------    ------------

Fourteen mortgages payable, each bearing interest at 5.13%
until December 31, 2003, with rates increasing annually to a maximum of 7.25%. Interest on the loan is recorded using the effective interest rate of 6.09%. Interest only payments
until December 31, 2005, and principal and interest payments
thereafter until maturity on September 2010                     $  92,500       $ 195,779       $     --         $     --

Two mortgages payable, each bearing interest at 5.79%, with
monthly principal and interest payments, maturing September
2012                                                               50,114          74,898             --               --

Mortgage payable, bearing interest at 8.25%, with
monthly principal and interest payments, maturing
March 2038                                                          4,683           4,906             --               --

Mortgage payable, bearing interest at 8.375%, with
monthly principal and interest payments, maturing
November 2038                                                       2,444           3,928             --               --

Mortgage payable, bearing interest at a variable rate
that ranged from 30-day LIBOR plus 350 basis points to
8.00%, was paid in full in August 2003                                 --              --         12,743           18,592
                                                                ---------       ---------       --------         --------
                                                                $ 275,056       $ 517,261       $ 45,327         $ 97,960
                                                                =========       =========       ========         ========

         The following is a schedule of maturities for all mortgage notes payable at December 31, 2003, (in thousands):

2004                             $       27,278
2005                                      2,477
2006                                     47,666
2007                                     37,389
2008                                     21,589
2009 and thereafter                     138,657
                                 --------------
                                 $      275,056
                                 ==============

         Bonds Payable: On March 28, 2003, in connection with the purchase of two CCRC Properties, the Company assumed approximately $88.5 million in non-interest bearing life care bonds refundable to certain residents of the two Properties. From the acquisition date to December 31, 2003, the tenant of the CCRC's retired $6.6 million of existing bonds and issued $8.2 million of new bonds to new residents on behalf of the Company. At December 31, 2003, approximately $90.1 million was outstanding in bonds payable.

         Lines of Credit: The Company has a revolving line of credit (the "Revolving LOC") to fund acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (3.65% at December 31, 2003), and is collateralized by certain Properties with a carrying value of approximately $118.6 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has financial covenants, including maintaining a minimum net worth and minimum collateral value. At December 31, 2003, $20.0 million was outstanding under the Revolving LOC.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

8.       Indebtedness - Continued:

         On September 9, 2003, the Company entered into a six-month, $50.0 million credit facility agreement that has a 120-day funding option with a commercial lender. The loan may be extended for two additional three-month periods and may be used to fund the acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. During the initial term, the loan bears interest at a variable rate, as selected by the Company, equal to LIBOR plus 300 basis points or the higher of (i) the bank's prime rate plus 100 basis points or (ii) the Federal funds rate plus 150 basis points, payable monthly, and requires monthly principal payments of $2.5 million until maturity. As of December 31, 2003, there were no amounts outstanding under this facility. In January 2004, the Company exercised its first option to extend the loan term to June 7, 2004.

         Construction Loans Payable: On October 23, 2003, the Company obtained an $8.9 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels (4.5% at December 31, 2003) until maturity in November 2006. At December 31, 2003, $6.8 million was outstanding under this facility.

         On December 2, 2003, the Company obtained four construction loans in the aggregate amount of $74.2 million relating to four of the Company's Properties that are in various stages of construction. The loans require interest only payments at a variable rate of LIBOR plus a premium that ranges from 225 basis points to 275 basis points based on the Property's occupancy levels, until maturity on November 26, 2006. No amounts were outstanding under these facilities at December 31, 2003.

         On December 19, 2003, the Company obtained a $48.0 million construction loan related to one of the Company's Properties that is under construction. The loan requires interest only payments at the lender's "Base Rate", as defined, plus 225 basis points, with a minimum rate of 6.5% (6.5% at December 31, 2003), until maturity in December 2007. At December 31, 2003, $0.6 million was outstanding under this facility.

         The Company was in compliance with all its loan covenants as of December 31, 2003.

9.       Commitments and Contingencies:

         From time to time, the Company is exposed to litigation arising from an unrecognized pre-acquisition contingency or from the operations of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2003 (in thousands):

   Commitments, Contingencies and          Less than
             Guarantees                     1 Year         2-3 Years      4-5 Years      Thereafter         Total
-------------------------------------    ------------    ------------    -----------    ------------    ------------
Guarantee of unsecured
   promissory note of unconsolidated
   subsidiary (1)                         $    2,451       $     --       $     --          $   --        $   2,451
Earnout provisions (2)                         4,050          7,784             --              --           11,834
Capital improvements to investment
   Properties                                  8,840             --             --              --            8,840
Available construction facility                   --         76,334         47,364              --          123,698
Pending investments (3)                      589,080             --             --              --          589,080
                                         -----------       --------       --------          ------        --=------
     Total Commitments,
        Contingencies and
        Guarantees                        $  604,421       $ 84,118       $ 47,364          $   --        $ 735,903
                                         ===========       ========       ========          ======        =========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

9.       Commitments and Contingencies - Continued:

              (1) In connection with the acquisition of a 10% limited
                  partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of December 31, 2003, the unsecured promissory note had an outstanding balance of approximately $14.7 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

              (2) In connection with the acquisition of seven Properties, the
                  Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Earnout Amounts related to 24 additional Properties are subject to future values and events that are not quantifiable at December 31, 2003, and are not included in the table above.

              (3) As of December 31, 2003, the Company had commitments to acquire 23 Properties, subject to the fulfillment of certain conditions, including one Property for which $9.8 million is held in escrow pending certain regulatory approvals.

10.      Purchase of Minority Interest:

         On December 20, 2002, the Company purchased for $8.5 million the 23.25% minority interest held by Marriott Senior Living Services, Inc. in a joint venture in which the Company owned the remaining 76.75% equity interest. In May 2002, the joint venture purchased five Properties that were operated by Marriott Senior Living Services, Inc. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest.

         If the purchase of the minority interest had occurred at the inception of the joint venture, net income for the year ended December 31, 2002, would have been $11.8 million or $0.54 per share of common stock. There would have been no effect on revenues as reported.

11.      Redemption of Shares:

         The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company's common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25% of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2003, 2002 and 2001, 131,781 shares, 37,306 shares and 3,415 shares, respectively, of common stock were redeemed and retired for $1.2 million, $0.3 million and $31,420, respectively.

12.      Stock Issuance Costs:

         The Company has incurred offering expenses, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements cannot exceed 13% of the proceeds raised in connection with the Company's public offering. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $101.3 million, $38.9 million and $7.1 million, respectively, in offering costs and due diligence expense reimbursements, including $85.1 million, $29.7 million and $4.8 million, respectively, in commissions and marketing support fees. These amounts are treated as stock issuance costs and charged to stockholders' equity.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

13.      Distributions:

         For the years ended December 31, 2003, 2002 and 2001, approximately 71%, 65% and 65%, respectively, of the distributions paid to stockholders were ordinary income and approximately 29%, 35% and 35%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2003, 2002 and 2001, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

14.      Related Party Arrangements:

         Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. ("CNL Securities"). A director of the Company indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

         For services in connection with the sale of the Company's shares, CNL Securities receives fees based on the amounts raised from the Company's offerings for: (i) commissions of 7.5%, (ii) a marketing support fee of 0.5% and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the 2000 Offering. The majority of such fees were re-allowed to other broker dealers. As of December 31, 2003, 2002 and 2001, the Company incurred the following costs related to such fees (in thousands):

                                                        Years Ended December 31,
                                                  2003             2002            2001
                                              ------------     ------------     -----------
Commissions                                     $ 79,499        $   27,835       $   4,464
Marketing support fee                              5,300             1,856             298
Soliciting dealer servicing fee                      310                --              --
                                                --------        ----------       ---------
                                                $ 85,109        $   29,691       $   4,762
                                                ========        ==========       =========

         The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of the gross proceeds of the offering and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, if there is a listing, the Advisor will receive an acquisition fee of 4.5% of amounts outstanding on a line of credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $59.0 million, $18.7 million and $2.7 million, respectively, of such fees, including $11.3 million and $2.1 million and $0, respectively, of acquisition fees on permanent financing. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of 0.05% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2003, 2002 and 2001, the Company incurred $4.4 million, $0.8 million and $0.1 million, respectively, of such fees.

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings).

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

14.      Related Party Arrangements - Continued:

         The expenses incurred for these services for the years ended December 31 are as follows (in thousands):

                                                             Years Ended December 31,
                                                       2003             2002            2001
                                                   -----------      ------------     -----------
Stock issuance costs                                $   4,063         $  2,941         $   770
Investment Properties on operating leases                  --               25              37
General and administrative expenses                     1,506              565             200
                                                    ---------         --------         -------
                                                    $   5,569         $  3,531         $ 1,007
                                                    =========         ========         =======

         During the years ended December 31, 2003, 2002 and 2001, affiliates of the Advisor incurred on behalf of the Company $17.2 million, $5.6 million and $1.6 million, respectively, for certain offering expenses. Offering expenses paid by the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings. In addition, during the years ended December 31, 2003, 2002 and 2001 affiliates incurred on behalf of the Company $0.4 million, $0.5 million and $0.4 million, respectively, for certain acquisition expenses and $2.2 million, $0.6 million and $0.2 million, respectively, for certain operating expenses.

         Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). During the Expense Year ended June 30, 2001, operating expenses exceeded the Expense Cap by $0.1 million, and accordingly, the Advisor reimbursed the Company such amounts. The Company's operating expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2003, 2002 and 2001.

         CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23.5 million loan described in Note 8, for which CCM was paid a $0.5 million structuring fee in June 2002. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provided related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86% that was inclusive of liquidity fees and administrative costs. The Company paid CCM $0.2 million for each of the two years ended December 31, 2003 and 2002, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender.

         During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder's fee related to the acquisition of two Properties.

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $15.8 million and $5.7 million at December 31, 2003 and 2002, respectively.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the years ended December 31, 2003 and 2002, the Company received $0.1 million and $0.2 million, respectively, in distributions from the partnership.

         In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from investments in direct financing leases for the year ended December 31, 2003.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

14.      Related Party Arrangements - Continued:

         Amounts due to related parties at December 31 are as follows (in thousands):

                                                            2003               2002
                                                        ------------       -------------
Due to CNL Securities:
     Commissions                                          $   1,366           $    145
     Marketing support fee and due diligence
        expense reimbursements                                   91                 --
    Soliciting dealer service fee                               310                 --
                                                          ---------           --------
                                                              1,767                145
                                                          ---------           --------
Due to the Advisor and its affiliates:
     Expenditures incurred for offering expenses
        on behalf of the Company                                372                  1
     Accounting and administrative services                     304                 76
     Acquisition fees and miscellaneous
        acquisition expenses                                    815                126
                                                          ---------           --------
                                                              1,491                203
                                                          ---------           --------
                                                          $   3,258           $    348
                                                          =========           ========

15.      Concentration of Credit Risk:

         At December 31, 2003, the Company leased its Properties to 15 tenants, three of which independently contributed between 11% and 18% (an aggregate of 42%) of the Company's total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The Advisor's parent company is affiliated with eight of the Company's tenants that leased 69 of the Company's 119 Properties as of December 31, 2003. These eight tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

         The following table summarizes information about the Company's operator concentration based on annualized rental revenue as of December 31, 2003 (dollars in thousands):

                                                           Number of         Annualized        Percent of
                                                          Facilities         Revenue (1)        Revenue
                                                         ------------       -------------     ------------
Sunrise Senior Living Services, Inc. ("Sunrise")             98               $ 123,515            76%
American Retirement Corporation                               8                  17,589            11%
Erickson Retirement Communities, LLC                          4                  11,404             7%
Harbor Assisted Living, LLC (affiliate of Advisor)            5                   6,721             4%
CateredLife Communities, Inc.                                 4                   3,016             2%
                                                            ---               ---------           ---
                                                            119               $ 162,245           100%
                                                            ===               =========           ===

     (1) For operating leases, reflects annual base rent and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease in accordance with generally accepted accounting principles.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

15.      Concentration of Credit Risk - Continued:

         To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of December 31, 2003, the Company had $8.0 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

         In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

         In connection with the purchase of five Properties that are in various stages of development and being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date.

         The Company had the following additional limited guarantees as of December 31, 2003 (in thousands):

                                                                                 Guarantee
                                                                --------------------------------------------
                                                                                   Used
                               Number of          Date                             Since           Remaining
       Guarantor              Properties        Acquired         Maximum          Acquired          Balance
----------------------        -----------       ----------      ----------       ---------         ---------
Sunrise                                 1       April 2000        $  2,770         $ 2,106          $   664
Marriott International                  5         May 2002           5,880           3,881            1,999
Sunrise/cash reserves                  22         Nov 2003          10,500              --           10,500

         Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the Sunrise or ARC brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

16.      Selected Quarterly Financial Data:

         The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002 (in thousands):

      2003 Quarter                    First          Second           Third          Fourth         Year
------------------------             -------         -------         -------         -------      --------
Revenues                             $12,504         $21,130         $25,586         $36,374      $ 95,594
Net earnings                           8,503          12,913          15,814          21,230        58,460
Net earnings per share:
     Basic and Diluted               $  0.16         $  0.18         $  0.16         $  0.16      $   0.66

      2002 Quarter                    First          Second           Third          Fourth         Year
------------------------             -------         -------         -------         -------      --------
Revenues                             $ 1,668         $ 3,306         $ 4,727         $ 9,151      $ 18,852
Net earnings                             829           1,702           2,509           6,332        11,372
Net earnings per share:
    Basic and Diluted                $  0.09         $  0.11         $  0.10         $  0.22      $   0.52

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2003, 2002 and 2001

17.      Subsequent Events:

         Property Acquisition - In February 2004, the Company acquired 19 additional retirement Properties in a sale lease-back transaction for an aggregate purchase price of $537.3 million. The Company assumed $274.6 million of existing debt and used cash available at December 31, 2003, plus additional offering proceeds received in January and February 2004 as well as proceeds from permanent loans closed during the first quarter of 2004 to purchase the Properties, which consist primarily of independent living and assisted living facilities with an aggregate total of approximately 3,600 units. The Properties are located in Alabama, Arizona, California, Florida, Illinois, Rhode Island and Texas.

         In February 2004, the Company entered into an initial commitment to acquire 22 medical office buildings containing approximately 1.3 million square feet for an aggregate purchase price of $256.5 million. The Company intends to use proceeds received from the 2003 Offering as well as assume approximately $84.4 million of existing debt. Substantially all of the leases are gross leases. The transaction is expected to close in the second quarter of 2004.

         Permanent Financings -- On January 27, 2004, the Company obtained permanent financing comprised of three mortgage loans in the aggregate amount of $130.0 million from a commercial lender collateralized by 22 Properties owned by the Company. Concurrent with the loan closing, the Company drew $30.0 million to, in part, extinguish existing debt of $25.7 million. The Company is required to draw an additional $30.0 million within 90 days of the loan closing date and the balance is required to be drawn by January 27, 2005. The loans have a 5-year term and when fully drawn will bear interest at a rate of 5.79% per annum. The loans require interest only payments for the first 12 months with monthly principal and interest payments thereafter until maturity on January 27, 2009.

         On January 29, 2004, the Company obtained permanent financing comprised of 12 loans in the aggregate amount of $74.6 million from a commercial lender collateralized by 12 Properties owned by the Company. The loans have terms of seven years, bear interest at a rate of 5.96% per annum and require monthly interest only payments for the first 24 months with monthly payments of principal and interest due thereafter until maturity.

         In February 2004, the Company assumed $274.6 million in permanent financing comprised of 16 loans in connection with the acquisition of 19 Properties. The majority of the debt, $192.7 million comprised of 11 loans, is agency debt through Fannie Mae. These loans are interest only loans that bear interest at 30-day LIBOR plus a premium of either 90 basis points or 104 basis points and mature in either November 2005 or May 2008. Three loans in an aggregate amount of $38.4 million payable to a commercial lender bear interest at 30-day LIBOR plus 370 basis points with a minimum rate of 5.95%. These loans require monthly interest only payments through July 2004 with principal and interest payments thereafter until maturity in May 2008. An additional $10.4 million, variable rate loan payable to a commercial lender bears interest at 30-day LIBOR plus 370 basis points with a minimum rate of 4.80%. The loan requires monthly interest only payments through January 2005 with principal and interest payments thereafter until maturity in May 2008. The remaining loan in the amount of $33.1 million has a fixed interest rate of 8.17% with principal and interest payable monthly until maturity in April 2008.

         Other -- During the period January 1, 2004 through February 25, 2004, the Company received subscription proceeds for an additional 23,085,450 million shares ($230.9 million) of common stock.

         On January 1, 2004 and February 1, 2004, the Company declared distributions totaling $8.9 million and $9.6 million, respectively, or $0.0592 per share of common stock, payable by March 31, 2004, to stockholders of record on January 1, 2004 and February 1, 2004, respectively.

         On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                            Initial Cost to              Subsequent to
                                                              Company (2)                Acquisition (2)
                                                         ----------------------       --------------------
                                                                      Building,                  Building,
                                               Encum-                 Fixtures                   Fixtures
                                               brances                   and                        and
                                                 (1)       Land       Equipment         Land     Equipment
                                               -------    -------     ---------         ----     ---------
Brighton Gardens of Orland Park, IL            $     -    $ 2,162     $ 12,577          $  -      $    -
Broadway Plaza at Pecan Park - TX                    -      1,344        9,425             -           -
Homewood Residence at Boca Raton, FL                 -      1,144        8,734             -           -
Holley Court Terrace, IL                             -      2,144       16,850             -           -
Homewood Residence at Coconut Creek, FL              -      1,683        8,193             -           -
Heritage Club at Greenwood Village, CO          10,811      1,965       18,025             -           -
Sunrise of Dartmouth, MA                         3,796        920        8,799             -          23
Sunrise of Laguna Creek, CA                      3,222        812        7,407             -           -
Brighton Gardens  of Towson, MD                  5,781        990       14,109             -           4
Brighton Gardens of Camarillo, CA                7,477      2,487       16,676             -           -
Sunrise of Clayton, OH                           3,244        813        7,483             -           -
Vero Beach, FL                                     636      1,839            -             -       6,596
Homewood Residence at Brookmont
    Terrace, TN                                      -        464        8,652             -           -
Sunrise of Hemet, CA                                 -      1,176        3,087             -           9
Brighton Garden of Tulsa, OK                         -      1,538        3,310             -           6
Pleasant Hills, AR                                   -        523       10,427             -         145
Brighton Gardens of Hoffman Estates, IL              -      1,724        6,064             -           3
Sunrise of  Willoughby, OH                           -      1,091        4,032             -           -
Sunrise of Plymouth, MA                              -      1,090        3,667             -           -
Sunrise of Lynwood, WA                               -      1,530        5,068            21           -
Sunrise of Snohomish, WA                             -        645        8,364             -           5
Brighton Gardens of Vinings, GA                      -      1,773        5,830                         -
Brighton Gardens of Oklahoma City, OK                -        784        3,000             -           -
Brighton Gardens of Bellevue, WA                     -      2,165        8,506             -           -
Brighton Gardens of Santa Rosa, CA                   -      2,161       15,044             -          20
Brighton Gardens of Denver, CO                   8,624      1,084       17,245             -

                                             Gross Amount at Which Carried at Close of
                                                              Period (2)
                                           ----------------------------------------------
                                                      Building,
                                                       Fixtures
                                                         and                     Accum.      Date          Date
                                            Land      Equipment    Total      Depreciation   Built       Acquired
                                           -------    ---------   --------    ------------   -----       --------
Brighton Gardens of Orland Park, IL        $ 2,162    $ 12,577    $ 14,739      $ 1,632       1999         Apr-00
Broadway Plaza at Pecan Park - TX            1,344       9,425      10,768          662       2000         Nov-01
Homewood Residence at Boca Raton, FL         1,144       8,734       9,878          612       2000         Nov-01
Holley Court Terrace, IL                     2,144      16,850      18,994          891       1992         Feb-02
Homewood Residence at Coconut Creek, FL      1,683       8,193       9,875          516       2000         Feb-02
Heritage Club at Greenwood Village, CO       1,965      18,025      19,990          996       1999         Mar-02
Sunrise of Dartmouth, MA                       920       8,822       9,742          398       1999         May-02
Sunrise of Laguna Creek, CA                    812       7,407       8,219          343       1999         May-02
Brighton Gardens  of Towson, MD                990      14,113      15,103          642       1999         May-02
Brighton Gardens of Camarillo, CA            2,487      16,676      19,164          781       1999         May-02
Sunrise of Clayton, OH                         813       7,483       8,296          344       1999         May-02
Vero Beach, FL                               1,839       6,596       8,435            -        (3)         Aug-02
Homewood Residence at Brookmont
    Terrace, TN                                464       8,652       9,116          327       1999         Nov-02
Sunrise of Hemet, CA                         1,176       3,096       4,271          125       1998         Dec-02
Brighton Garden of Tulsa, OK                 1,538       3,316       4,854          149       1999         Dec-02
Pleasant Hills, AR                             523      10,572      11,095          318       1984         Dec-02
Brighton Gardens of Hoffman Estates, IL      1,724       6,067       7,792          221       1999         Dec-02
Sunrise of  Willoughby, OH                   1,091       4,032       5,123          147       1999         Dec-02
Sunrise of Plymouth, MA                      1,090       3,667       4,757          144       2000         Dec-02
Sunrise of Lynwood, WA                       1,551       5,068       6,619          148       1989         Dec-02
Sunrise of Snohomish, WA                       645       8,369       9,014          232       1992         Dec-02
Brighton Gardens of Vinings, GA              1,773       5,830       7,603          207       1999         Dec-02
Brighton Gardens of Oklahoma City, OK          784       3,000       3,784          134       1999         Dec-02
Brighton Gardens of Bellevue, WA             2,165       8,506      10,671          283       1999         Dec-02
Brighton Gardens of Santa Rosa, CA           2,161      15,064      17,225          464       2000         Dec-02
Brighton Gardens of Denver, CO               1,084      17,245      18,329          380       1996         Mar-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                            Initial Cost to              Subsequent to
                                                              Company (2)                Acquisition (2)
                                                         ----------------------       --------------------
                                                                      Building,                  Building,
                                               Encum-                 Fixtures                   Fixtures
                                               brances                   and                        and
                                                 (1)       Land       Equipment         Land     Equipment
                                               -------    -------     ---------         ----     ---------
Brighton Gardens of Colorado Springs, CO         7,952      1,073       15,829             -
Brighton Gardens of Lakewood, CO                 9,076      1,073       18,221             -           -
Brighton Gardens of Rancho Mirage, CA                -      1,716       12,482             -           -
The Fairfax, VA                                      -     17,641       60,643             -       1,027
The Quadrangle, PA                                   -     23,148       90,769             -          98
Brighton Gardens of Yorba Linda, CA                  -      2,397       11,410             -           -
Brighton Gardens of Salt Lake City, UT               -        392       15,013             -          16
Brighton Gardens of Northridge, CA                   -      3,486       11,634             -           8
Sunrise of Palm Springs, CA                          -        884        1,873             -           -
Brighton Gardens of Edgewood, KY                     -        886        1,876             -           6
Brighton Gardens of Greenville, SC                   -        352        3,938             -           -
Brighton Gardens of Saddle River, NJ                 -      2,155       10,968             -           -
Balmoral of Palm Harbor, FL                          -      1,002       11,493             -         154
Somerby at University Park                      35,149      2,676       49,166             -           -
Somerby at Jones Farm                           14,964        739       23,136             -           -
Brighton Gardens of Tampa, FL                        -      1,670            -             -           -
Greentree at Ft. Benjamin Harrison                   -        469        4,761             -           -
Greentree at Mt. Vernon, IL                          -        225        7,244             -         175
Greentree at Post, IN                                -        287        4,934             -           -
Greentree at West Lafayette, IN                      -        319        5,264             -           -
Sunrise of Arlington, VA                             -        765        6,540             -           -
Sunrise of Bluemont Park, VA                         -      2,359       26,502             -          24
Sunrise of Countryside                               -      2,288       12,744             -           -
Sunrise of Falls Church, VA                          -      1,221        7,726             -           -
Sunrise of Farmington Hills, MI                      -      1,212        8,517             -           -
Sunrise of Frederick, MD                             -        118        7,046             -           -
Sunrise of Leesburg, VA                              -        399        1,724             -           -
Sunrise of Mercer Island, WA                         -        744        7,310             -           -

                                              Gross Amount at Which Carried at Close of
                                                               Period (2)
                                            ----------------------------------------------
                                                       Building,
                                                        Fixtures
                                                          and                     Accum.      Date          Date
                                             Land      Equipment    Total      Depreciation   Built       Acquired
                                            -------    --------    --------    ------------   -----       --------
Brighton Gardens of Colorado Springs, CO      1,073      15,829      16,902          343       1999         Mar-03
Brighton Gardens of Lakewood, CO              1,073      18,221      19,294          393       1999         Mar-03
Brighton Gardens of Rancho Mirage, CA         1,716      12,482      14,198          331       2000         Mar-03
The Fairfax, VA                              17,641      61,670      79,311        1,393       1989         Mar-03
The Quadrangle, PA                           23,148      90,867     114,015        2,072       1987         Mar-03
Brighton Gardens of Yorba Linda, CA           2,397      11,410      13,807          265       2000         Mar-03
Brighton Gardens of Salt Lake City, UT          392      15,029      15,421          365       1999         Mar-03
Brighton Gardens of Northridge, CA            3,486      11,642      15,127          323       2001         Mar-03
Sunrise of Palm Springs, CA                     884       1,873       2,757           70       1999         Mar-03
Brighton Gardens of Edgewood, KY                886       1,882       2,768           83       2000         Mar-03
Brighton Gardens of Greenville, SC              352       3,938       4,290          137       1998         Mar-03
Brighton Gardens of Saddle River, NJ          2,155      10,968      13,123          265       1998         Mar-03
Balmoral of Palm Harbor, FL                   1,002      11,647      12,650          153       1996         Jul-03
Somerby at University Park                    2,676      49,166      51,842          543       1999         Aug-03
Somerby at Jones Farm                           739      23,136      23,875          276       1999         Aug-03
Brighton Gardens of Tampa, FL                 1,670           -       1,670            -       1998         Aug-03
Greentree at Ft. Benjamin Harrison              469       4,761       5,230           38       1999         Sep-03
Greentree at Mt. Vernon, IL                     225       7,419       7,643           57       2001         Sep-03
Greentree at Post, IN                           287       4,934       5,222           37       1999         Sep-03
Greentree at West Lafayette, IN                 319       5,264       5,583           43       1999         Sep-03
Sunrise of Arlington, VA                        765       6,540       7,305           62       1988         Sep-03
Sunrise of Bluemont Park, VA                  2,359      26,526      28,885          229       1989         Sep-03
Sunrise of Countryside                        2,288      12,744      15,032          118      1945/88       Sep-03
Sunrise of Falls Church, VA                   1,221       7,726       8,947           75       1993         Sep-03
Sunrise of Farmington Hills, MI               1,212       8,517       9,729           89       1999         Sep-03
Sunrise of Frederick, MD                        118       7,046       7,164           61       1991         Sep-03
Sunrise of Leesburg, VA                         399       1,724       2,123           18      1850/89       Sep-03
Sunrise of Mercer Island, WA                    744       7,310       8,054           65       1990         Sep-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                            Initial Cost to              Subsequent to
                                                              Company (2)                Acquisition (2)
                                                         ----------------------       --------------------
                                                                      Building,                  Building,
                                               Encum-                 Fixtures                   Fixtures
                                               brances                   and                        and
                                                 (1)       Land       Equipment         Land     Equipment
                                               -------    -------     ---------         ----     ---------
Sunrise of Mill Basin, NY                            -      2,596       22,398             -          24
Sunrise of Poland, OH                                -        742        8,138             -           -
Sunrise of Raleigh, NC                               -        457        6,004             -           -
Sunrise of Sheepshead Bay, NY                        -      3,856       22,675             -          24
Sunrise of Beverly Hills, CA                         -      3,950        4,165             -         389
Sunrise of Cresskill, NJ                             -      4,632        5,569             -         224
Sunrise of Edmonds, WA                               -        968        2,541             -         829
Sunrise at Five Forks, GA                        6,766      1,001        9,022             -       1,357
Sunrise of Madison                                   -      1,608        2,846             -       2,823
Dogwood Forest of Dunwoody, GA                       -        855        4,952             -           -
EdenGardens of Gainesville, FL                       -        436        7,789             -           -
EdenBrook of Jacksonville, FL                        -      1,111        6,114             -           -
EdenBrook of Tallahassee, FL                         -        670       11,664             -           -
EdenGardens of Aiken, SC                         5,000        369        7,139             -           -
EdenBrook of Alpharetta, GA                      4,500        718        6,330             -           -
EdenGardens of Arlington, TX                         -        350        8,538             -           -
EdenTerrace of Arlington, TX                         -        668        7,616             -           -
EdenBrook of Buckhead, GA                        4,500        782        6,971             -           -
EdenBrook of Champions , TX                          -        530       11,581             -           -
EdenBrook of Charleston, SC                      5,000        422        8,827             -           -
EdenGardens of Columbia, SC                          -        300        4,043             -           -
EdenGardens of Concord, NC                       2,444        393        3,548             -           -
EdenBrook of Dunwoody, GA                        4,683        306        4,620             -           -
EdenGardens of Greenwood, SC                         -        299        4,239             -           -
Somerby at Jones Farm, AL                            -        605        8,900             -           -
EdenGardens of Kingwood, TX                          -        467        8,418             -           -
EdenTerrace of Kingwood, TX                          -        572       10,527             -           -
EdenBrook of Louisville, KY                      6,673        623       10,144             -           -

                                              Gross Amount at Which Carried at Close of
                                                               Period (2)
                                            ----------------------------------------------
                                                       Building,
                                                        Fixtures
                                                          and                     Accum.      Date          Date
                                             Land      Equipment    Total      Depreciation   Built       Acquired
                                            -------    ---------   --------    ------------   -----       --------
Sunrise of Mill Basin, NY                     2,596      22,422      25,017          207       2002         Sep-03
Sunrise of Poland, OH                           742       8,138       8,880           69       1998         Sep-03
Sunrise of Raleigh, NC                          457       6,004       6,461           62       1996         Sep-03
Sunrise of Sheepshead Bay, NY                 3,856      22,699      26,555          194       2000         Sep-03
Sunrise of Beverly Hills, CA                  3,950       4,554       8,504            -        (3)         Sep-03
Sunrise of Cresskill, NJ                      4,632       5,793      10,425            -        (3)         Sep-03
Sunrise of Edmonds, WA                          968       3,370       4,338            -        (3)         Sep-03
Sunrise at Five Forks, GA                     1,001      10,379      11,380            -        (3)         Sep-03
Sunrise of Madison                            1,608       5,669       7,277            -        (3)         Sep-03
Dogwood Forest of Dunwoody, GA                  855       4,952       5,808           16       2000         Nov-03
EdenGardens of Gainesville, FL                  436       7,789       8,226           28       2000         Nov-03
EdenBrook of Jacksonville, FL                 1,111       6,114       7,225           25       1999         Nov-03
EdenBrook of Tallahassee, FL                    670      11,664      12,334           41       1999         Nov-03
EdenGardens of Aiken, SC                        369       7,139       7,508           27       1995         Nov-03
EdenBrook of Alpharetta, GA                     718       6,330       7,048           24       2000         Nov-03
EdenGardens of Arlington, TX                    350       8,538       8,888           30       2000         Nov-03
EdenTerrace of Arlington, TX                    668       7,616       8,284           28       2000         Nov-03
EdenBrook of Buckhead, GA                       782       6,971       7,753           27       2000         Nov-03
EdenBrook of Champions , TX                     530      11,581      12,110           41       2000         Nov-03
EdenBrook of Charleston, SC                     422       8,827       9,249           33       2000         Nov-03
EdenGardens of Columbia, SC                     300       4,043       4,343           15       1996         Nov-03
EdenGardens of Concord, NC                      393       3,548       3,941           13       1998         Nov-03
EdenBrook of Dunwoody, GA                       306       4,620       4,927           20       1998         Nov-03
EdenGardens of Greenwood, SC                    299       4,239       4,539           16       1997         Nov-03
Somerby at Jones Farm, AL                       605       8,900       9,505           34       1999         Nov-03
EdenGardens of Kingwood, TX                     467       8,418       8,885           32       2001         Nov-03
EdenTerrace of Kingwood, TX                     572      10,527      11,099           40       2001         Nov-03
EdenBrook of Louisville, KY                     623      10,144      10,767           38       2001         Nov-03

                         CNL Retirement Properties, Inc.
             Schedule III - Real Estate and Accumulated Depreciation
                                December 31, 2003

                                                                                       Costs Capitalized
                                                            Initial Cost to              Subsequent to
                                                              Company (2)                Acquisition (2)
                                                         ----------------------       --------------------
                                                                      Building,                  Building,
                                               Encum-                 Fixtures                   Fixtures
                                               brances                   and                        and
                                                 (1)       Land       Equipment         Land     Equipment
                                               -------    -------     ---------         ----     ---------
EdenTerrace of Louisville, KY                    7,927        886       11,897             -           -
EdenGardens of Marietta, GA                          -        565        4,403             -           -
EdenBrook of Plano, TX                           6,400        464       12,004             -           -
EdenGardens of Rock Hill, SC                         -        277        6,783             -           -
EdenGardens of Roswell, GA                           -        440        2,006             -           -
EdenGardens of Sandy Springs, GA                     -        556        2,787             -           -
EdenBrook of The Woodlands, TX                   5,000        391       13,496             -           -
                                              --------------------------------          ----------------
                                              $169,625   $141,614    $ 948,030          $ 21    $ 13,988
                                              ================================          ================

                                           Gross Amount at Which Carried at Close of
                                                            Period (2)
                                         ----------------------------------------------
                                                    Building,
                                                     Fixtures
                                                       and                     Accum.      Date          Date
                                          Land      Equipment    Total      Depreciation   Built       Acquired
                                         -------    ---------   --------    ------------   -----       --------
EdenTerrace of Louisville, KY                886      11,897      12,783           44       2001         Nov-03
EdenGardens of Marietta, GA                  565       4,403       4,967           17       1998         Nov-03
EdenBrook of Plano, TX                       464      12,004      12,468           43       2000         Nov-03
EdenGardens of Rock Hill, SC                 277       6,783       7,060           26       1995         Nov-03
EdenGardens of Roswell, GA                   440       2,006       2,447           10       1998         Nov-03
EdenGardens of Sandy Springs, GA             556       2,787       3,343           13       1997         Nov-03
EdenBrook of The Woodlands, TX               391      13,496      13,886           48       2000         Nov-03
                                        --------------------------------      -------
                                        $141,635    $962,018  $1,103,653      $20,261
                                        ================================      =======

(1) Excludes encumbrances of $105.4 million that are carried on properties accounted for using the direct financing method.

(2)   Includes Properties under construction.

(3)   Property was under construction at December 31, 2003.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2003

(a) Transactions in real estate and accumulated depreciation during 2001, 2002 and 2003 are summarized as follows:

                                                                         Accumulated
                                                   Cost (b) (d)          Depreciation
                                                   ------------          ------------
Properties the Company has Invested
   in Under Operating Leases:
     Balance, December 31, 2000                    $    14,721               $   303
     Acquisitions                                       21,339                    --
     Depreciation Expense (c)                               --                   524
                                                   -----------               -------

     Balance, December 31, 2001                         36,060                   827
     Acquisitions                                      213,820                    --
     Depreciation Expense (c)                               --                 3,076
                                                   -----------               -------

     Balance, December 31, 2002                        249,880                 3,903
     Acquisitions                                      853,773                    --
     Depreciation expense (c)                               --                16,358
                                                   -----------               -------

     Balance, December 31, 2003                    $ 1,103,653               $20,261
                                                   ===========               =======

(b) As of December 31, 2003, 2002, and 2001, the aggregate cost of the Properties owned by the Company for federal income tax purposes, including Properties accounted for using the operating method and those accounted for using the direct financing method, was $1.3 billion, $258.3 million and $36.1 million, respectively. Certain leases accounted for under the direct financing method are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40, and 3 to 7 years, respectively.

(d) Acquisition fees and miscellaneous closing costs of $60.1 million and $13.1 million are included in land, buildings, equipment and intangible lease costs at December 31, 2003 and 2002, respectively.

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company acquiring nine related Properties from Marriott Senior Living Services, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Marriott Senior Living Services Nine Communities
     (Includes the Edgewood, Fairfax, Greenville, Northridge, Palm Springs, Quadrangle, Rancho Mirage, Salt Lake City and Yorba Linda Properties) F-39

The following financial information is filed as part of this report as a result of the Company acquiring 14 related Properties from several wholly owned subsidiaries of Marriott International, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Sunrise Senior Living Services Fourteen Communities
     (Includes the Columbia, Atlanta-Dunwoody, Florham Park, Greensboro, Plymouth, Omaha, Prairie Village, St. Charles, Tampa, Rockville, Dayton,
     Westlake, West Orange and Wheaton Properties)                          F-51

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties (totalling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business - Property Acquisitions."

Sunrise Senior Living, Inc. Sixteen Communities
     (Includes the Arlington, Arlington-Bluemont Park, Sterling (Countryside), Falls Church, Farmington Hills, Frederick, Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland, Raleigh and Brooklyn-Sheepshead Bay Properties, as well as the Santa Rosa Property for which the Company has an
     initial commitment to acquire)                                         F-61

The following financial information is filed as part of this report as a result of the Company acquiring 25 related Properties from EdenCare Senior Living Services, L.P. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

EdenCare Senior Living Services, L.P.
     (Includes the Gainesville, Jacksonville, Tallahassee, Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord, EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington, EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy Springs
     and Woodlands Properties)                                             F-74

The following financial information is filed as part of this report as a result of the Company entering into an initial commitment to acquire 20 related Properties from affiliates of WHSLH Realty, L.L.C. The Company will not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company expects to enter into, see "Business -- Pending Investments."

Horizon Bay Senior Communities Twenty Communities
     (Includes the Hoover, Sun City (Arizona), Fresno, Sun City (California), Niles, Olympia Fields, Cumberland, East Providence, Greenwich, Smithfield, South Kingston, Tiverton, Warwick, Dallas, Largo, Palm Beach Gardens, Sarasota and West Palm Beach Properties and the two Boynton Beach
     Properties)                                                           F-99

The following financial information is filed as part of this report as a result of the Company entering into an initial commitment to acquire 22 related Properties from affiliates of Medical Office Properties, Inc. For information on the Properties and the leases which the Company expects to enter into, see "Business -- Pending Investments."

Medical Office Properties Twenty-Two Properties                            F-114

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("Sunrise") managing and operating several of the Properties owned by the Company as of February 16, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003.

Sunrise Senior Living, Inc.:

Selected Financial Data for the years ended December 31, 2003, 2002
and 2001                                                                   F-119

MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES

Combined Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000 With Report of Independent Auditors

CONTENTS

Report of Independent Auditors........................................................................   F-40

Unaudited Combined Statements of Operations for the twelve
     weeks ended March 28, 2003 and March 22, 2002....................................................   F-41

Combined Statements of Operations for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.........................................   F-42

Combined Balance Sheets as of March 28, 2003 (unaudited),
     January 3, 2003 and December 28, 2001............................................................   F-43

Unaudited Combined Statements of Cash Flows for the twelve
     weeks ended March 28, 2003 and March 22, 2002....................................................   F-44

Combined Statements of Cash Flows for the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.........................................   F-45

Combined Statement of Equity for the twelve weeks ended
     March 28, 2003 (unaudited) and the fiscal years ended
     January 3, 2003, December 28, 2001 and December 29, 2000.........................................   F-46

Notes to Combined Statements..........................................................................   F-47

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

   We have audited the accompanying combined balance sheets of Marriott Senior Living Services Nine Communities (as defined) as of January 3, 2003 and December 28, 2001 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended January 3, 2003. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Nine Communities, as of January 3, 2003 and December 28, 2001 and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP
McLean, Virginia
March 28, 2003

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                              TWELVE WEEKS ENDED
                                                                       ---------------------------------
                                                                       MARCH 28, 2003      MARCH 22, 2002
                                                                       --------------      --------------
REVENUES

  Resident fees......................................................  $       19,080     $        16,720
                                                                       --------------     ---------------

EXPENSES

  Community operating expenses.......................................          14,127              12,432
  Depreciation and amortization......................................           1,874               1,982
  General and administrative.........................................             954                 836
  Facilities development and pre-opening.............................               -                 178
  Provision for doubtful accounts....................................              57                  56
                                                                      ---------------     ---------------
                                                                               17,012              15,484
                                                                      ---------------     ---------------
INCOME BEFORE INCOME TAXES  .........................................           2,068               1,236

  Provision for income taxes.........................................             807                 482
                                                                      ---------------     ---------------
NET INCOME  ......................................................... $         1,261     $           754
                                                                      ===============     ===============

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
            FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND
                                DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                    2002       2001     2000
                                                   -------   -------   -------
REVENUES
  Resident fees ................................   $77,239   $63,940   $47,376
                                                   -------   -------   -------
EXPENSES

  Community operating expenses..................    57,101    47,701    33,917
  Depreciation and amortization.................     8,706     7,953     6,452
  General and administrative....................     3,862     3,197     2,369
  Facilities development and pre-opening........       180       907     3,373
  Provision for doubtful accounts...............       286       175        79
                                                   -------   -------   -------
                                                    70,135    59,933    46,190
                                                   -------   -------   -------
INCOME BEFORE INCOME TAXES                           7,104     4,007     1,186
  Provision  for income taxes...................     2,771     1,563       462
                                                   -------   -------   -------
NET INCOME......................................   $ 4,333   $ 2,444   $   724
                                                   =======   =======   =======

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                             COMBINED BALANCE SHEETS
              MARCH 28, 2003, JANUARY 3, 2003 AND DECEMBER 28, 2001
                                 (IN THOUSANDS)

                                                       MARCH 28, 2003   JANUARY 3, 2003   DECEMBER 28, 2001
                                                       --------------   ---------------   -----------------
                                                         (UNAUDITED)
                          ASSETS

Current assets
   Cash and equivalents.............................   $        1,117   $           424   $           1,018
   Inventories, at lower of average cost or market..              419               390                 335
   Accounts receivable, net of an allowance of $390,
     $348 and $307, respectively....................            2,381             3,583               2,568
   Other............................................              621               327                 347
                                                       --------------   ---------------   -----------------
     Total current assets...........................            4,538             4,724               4,268
                                                       --------------   ---------------   -----------------

Property and equipment, net.........................          214,290           213,646             220,051
Other...............................................            2,081             2,000               1,290
                                                       --------------   ---------------   -----------------
     Total assets...................................   $      220,909   $       220,370   $         225,609
                                                       ==============   ===============   =================
                  LIABILITIES AND EQUITY

Current liabilities

   Accounts payable.................................   $        2,175   $         2,143   $           1,265
   Accrued payroll and benefits.....................            2,380             2,926               2,842
   Current maturities of lifecare bonds.............            8,620             8,620               8,669
   Current portion of deferred revenue from
     nonrefundable lifecare fees....................            9,347             9,162               8,025
   Other accrued expenses...........................            2,082             2,243               2,230
                                                       --------------   ---------------   -----------------
     Total current liabilities......................           24,604            25,094              23,031
                                                       --------------   ---------------   -----------------

Lifecare bonds......................................           79,080            79,459              80,114
Deferred revenue from nonrefundable lifecare fees...           17,516            17,099              15,875
Security deposits...................................              116               133                 166
                                                       --------------   ---------------   -----------------
     Total liabilities .............................          121,316           121,785             119,186

Equity .............................................           99,593            98,585             106,423
                                                       --------------   ---------------   -----------------
Total liabilities and equity .......................   $      220,909   $       220,370   $         225,609
                                                       ==============   ===============   =================

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
              TWELVE WEEKS ENDED MARCH 28, 2003 AND MARCH 22, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               TWELVE WEEKS ENDED
                                                                         --------------------------------
                                                                         MARCH 28, 2003    MARCH 22, 2002
                                                                         --------------    --------------
OPERATING ACTIVITIES
   Net income ........................................................      $ 1,261           $   754
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts .................................           57                56
     Depreciation and amortization ...................................        1,874             1,982
   Working capital changes:

     Accounts receivable .............................................        1,145               640
     Inventories .....................................................          (29)              (13)
     Other assets ....................................................         (375)              319
     Accounts payable and accrued expenses ...........................         (675)              300
     Security deposits ...............................................          (17)              (11)
     Deferred revenue ................................................          602               603
                                                                            -------           -------
   Net cash provided by operating activities .........................        3,843             4,630
                                                                            -------           -------

INVESTING ACTIVITIES
   Capital expenditures ..............................................       (2,518)             (833)
                                                                            -------           -------
   Net cash used in investing activities .............................       (2,518)             (833)
                                                                            -------           -------

FINANCING ACTIVITIES
   Repayments of lifecare bonds, net .................................         (379)             (598)
   Net repayments to Marriott Senior Living
     Services, Inc. ..................................................         (253)           (2,866)
                                                                            -------           -------
   Net cash used in financing activities .............................         (632)           (3,464)
                                                                            -------           -------

INCREASE IN CASH AND CASH EQUIVALENTS ................................          693               333
CASH AND EQUIVALENTS, beginning of period ............................          424             1,018
                                                                            -------           -------
CASH AND EQUIVALENTS, end of period ..................................      $ 1,117           $ 1,351
                                                                            =======           =======

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
            FISCAL YEARS ENDED JANUARY 3, 2003, DECEMBER 28, 2001 AND
                        DECEMBER 29, 2000 (IN THOUSANDS)

                                                                 2002        2001        2000
                                                               --------    --------    --------
OPERATING ACTIVITIES
   Net income ..............................................   $  4,333    $  2,444    $    724
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts .......................        286         175          79
     Depreciation and amortization .........................      8,706       7,953       6,452
   Working capital changes:
     Accounts receivable ...................................     (1,301)       (438)       (512)
     Inventories ...........................................        (55)         71         (44)
     Other assets ..........................................       (690)        359       1,162
     Accounts payable and accrued expenses .................        975         927         (12)
     Security deposits .....................................        (33)       (131)         21
     Deferred revenue from nonrefundable fees ..............      2,361         170         506
                                                               --------    --------    --------
   Net cash provided by operating activities ...............     14,582      11,530       8,376
                                                               --------    --------    --------

INVESTING ACTIVITIES
   Capital expenditures ....................................     (2,301)    (16,032)    (27,451)
                                                               --------    --------    --------
   Net cash used in investing activities ...................     (2,301)    (16,032)    (27,451)
                                                               --------    --------    --------

FINANCING ACTIVITIES
   (Repayments of ) proceeds from lifecare bonds, net ......       (704)       (114)      1,442
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc. .....................................    (12,171)      4,256      18,266
                                                               --------    --------    --------
   Net cash (used in) provided by financing activities .....    (12,875)      4,142      19,708
                                                               --------    --------    --------

(DECREASE) INCREASE IN CASH AND EQUIVALENTS                        (594)       (360)        633
CASH AND EQUIVALENTS, beginning of year ....................      1,018       1,378         745
                                                               --------    --------    --------
CASH AND EQUIVALENTS, end of year ..........................   $    424    $  1,018    $  1,378
                                                               ========    ========    ========

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
             MARCH 28, 2003, JANUARY 3, 2003, DECEMBER 28, 2001 AND
                                DECEMBER 29, 2000
                                 (IN THOUSANDS)

                                                             EQUITY
                                                            ---------
Balance, January 1, 2000 ................................   $  80,733
Net income ..............................................         724
Net advances from Marriott Senior Living Services, Inc ..      18,266
                                                            ---------
Balance, December 29, 2000 ..............................      99,723
Net income ..............................................       2,444
Net advances from Marriott Senior Living Services, Inc...       4,256
                                                            ---------
Balance, December 28, 2001 ..............................     106,423
Net income ..............................................       4,333
Net repayments to Marriott Senior Living Services, Inc...     (12,171)
                                                            ---------
Balance, January 3, 2003 ................................      98,585
Net income (unaudited) ..................................       1,261
Net repayments to Marriott Senior Living Services, Inc...
 (unaudited) ............................................        (253)
                                                            ---------
Balance, March 28, 2003 (unaudited) .....................   $  99,593
                                                            =========

                   See Notes To Combined Financial Statements

                MARRIOTT SENIOR LIVING SERVICES NINE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") prior to MI's sale of the stock of MSLS to Sunrise Senior Living, Inc. on March 28, 2003, operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

         The combined financial statements present the financial position, results of operations, and cash flows associated with nine communities owned by MSLS (the "Communities"). These communities were sold to CNL Retirement Properties, Inc. ("CNL") on March 28, 2003 for approximately $167,564,000.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Edgewood                                Quadrangle
Fairfax                                 Rancho Mirage
Greenville                              Salt Lake City
Northridge                              Yorba Linda
Palm Springs

         Through March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses were allocated by MI to MSLS, which were then allocated to the Communities. In the opinion of management, the methods for allocating costs were reasonable.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

         The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

         In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of March 28, 2003 and the results of operations and cash flows associated for the 12 weeks periods ended March 28, 2003 and March 22, 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

         The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

         Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

         Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

         When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

         The components of the entry fees for Lifecare Communities are as follows:

         a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

         b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

         The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees totaled $26,261,000 and $23,900,000 at January 3, 2003 and December 28, 2001, respectively.

Future Healthcare Services

         Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

         A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

         There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

         All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

         The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

         The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

         The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                                              2002                 2001
                                                                         --------------       --------------
                                                                                     (in thousands)
Land  .................................................................  $       27,973       $       27,915
Building improvements  ................................................         226,616              224,690
Furniture and equipment  ..............................................          20,403               22,505
Construction in progress   ............................................               2                  827
                                                                         --------------       --------------
                                                                                274,994              275,937
 Less: accumulated depreciation and amortization  .....................          61,348               55,886
                                                                         --------------       --------------
                                                                         $      213,646       $      220,051
                                                                         ==============       ==============

         Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest allocated by MSLS and capitalized as a cost of property and equipment was $ 0 in 2002 and $1,046,000 in 2001. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

         Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,998,000 and $1,289,000 as of January 3, 2003 and December 28, 2001.

INCOME TAXES

         The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $65,267,000 and $60,413,000 at January 3, 2003 and December 28, 2001, respectively.

CONTINGENT LIABILITIES

         MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors...................................................      F-52

Combined Statements of Operations for the six months ended
     June 30, 2003 and 2002 (unaudited)..........................................      F-53

Combined Statements of Operations for the year ended December
     31, 2002....................................................................      F-54

Combined Balance Sheets as of June 30, 2003 (unaudited) and
     December 31, 2002...........................................................      F-55

Combined Statements of Cash Flows for the six months ended
     June 30, 2003 and 2002 (unaudited)..........................................      F-56

Combined Statements of Cash Flows for the year ended December
     31, 2002....................................................................      F-57

Notes to Combined Statements.....................................................      F-58

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
CNL Retirement Properties, Inc.

         We have audited the accompanying combined balance sheet of Sunrise Senior Living Services Fourteen Communities (as defined) as of December 31, 2002 and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the management of CNL Retirement Properties, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Sunrise Senior Living Services Fourteen Communities at December 31, 2002 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP
McLean, Virginia
October 14, 2003

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    SIX MONTHS ENDED
                                                                          -----------------------------------
                                                                           JUNE 30, 2003       JUNE 30, 2002
                                                                          ---------------     ---------------
REVENUES
  Resident fees......................................................     $        32,403     $        33,780
                                                                          ---------------    ----------------

EXPENSES
  Community operating expenses.......................................              21,387              22,700
  General and administrative.........................................               3,784               2,776
  Real estate taxes..................................................               1,297               1,253
  Rent expense, net of guarantor's fundings..........................               5,790               7,033
  Provision for doubtful accounts....................................                 145                  18
                                                                          ---------------     ---------------
                                                                                   32,403              33,780
                                                                          ---------------     ---------------
INCOME BEFORE INCOME TAXES...........................................                   -                   -
  Provision for income taxes.........................................                   -                   -
                                                                          ---------------     ---------------
NET INCOME...........................................................     $             -     $             -
                                                                          ===============     ===============

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

REVENUES
     Resident fees ...........................   $67,788
                                                 -------

EXPENSES
     Community operating expenses ............    46,502
     General and administrative ..............     5,584
     Real estate taxes .......................     2,495
     Rent expense, net of guarantor's fundings    12,923
     Provision for doubtful accounts .........       284
                                                 -------
                                                  67,788
                                                 -------
INCOME BEFORE INCOME TAXES                             -
     Provision  for income taxes .............         -
                                                 -------
NET INCOME ...................................   $     -
                                                 =======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                             COMBINED BALANCE SHEETS
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                      JUNE 30, 2003    DECEMBER 31, 2002
                                                      -------------    -----------------
                                                       (UNAUDITED)

                          ASSETS
Current assets
   Cash and cash equivalents ......................      $2,324             $  522
   Restricted cash ................................         523                509
   Inventories, at lower of average cost or market.         224                231
   Accounts receivable, net of an allowance of $402
     and  $424, respectively ......................       1,330              1,985
   Due from Manager ...............................       1,312              3,428
   Prepaid expenses ...............................           6                 46
                                                         ------             ------
     Total current assets .........................       5,719              6,721
                                                         ------             ------

Other .............................................         223                139
                                                         ------             ------
     Total assets .................................      $5,942             $6,860
                                                         ======             ======

            LIABILITIES AND COMMUNITIES' EQUITY

Current liabilities

   Due to Landlord ................................      $2,513             $2,010
   Accrued payroll and benefits ...................       1,717              1,893
   Accrued real estate taxes ......................         990                736
   Accounts payable and other accrued expenses ....         494              1,865
                                                         ------             ------
     Total current liabilities ....................       5,714              6,504
                                                         ------             ------

Security deposits .................................         228                356
                                                         ------             ------
     Total liabilities ............................       5,942              6,860

Communities' equity ...............................           -                  -
                                                         ------             ------
Total liabilities and Communities equity ..........      $5,942             $6,860
                                                         ======             ======

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2002
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                     SIX MONTHS ENDED
                                                                            ----------------------------------
                                                                            JUNE 30, 2003        JUNE 30, 2002
                                                                            -------------        -------------
OPERATING ACTIVITIES
    Net income .......................................................      $           -        $           -
    Adjustments to reconcile to cash provided by operations:
       Provision for doubtful accounts ...............................                145                   18
    Working capital changes:
       Restricted cash ...............................................                (14)                 (76)
       Accounts receivable ...........................................                510                  311
       Inventories ...................................................                  7                   11
       Due from Manager ..............................................              2,116                  537
       Other assets ..................................................                (44)                (127)
       Accounts payable and accrued expenses .........................             (1,293)                 179
       Due to Landlord ...............................................                503                  211
       Security deposits .............................................               (128)                 (42)
                                                                            -------------        -------------
    Net cash provided by operating activities ....... ................              1,802                1,022
                                                                            -------------        -------------

    Net cash provided by investing activities ........................                  -                    -
                                                                            -------------        -------------

    Net cash provided by financing activities ........................                  -                    -
                                                                            -------------        -------------

INCREASE IN CASH AND CASH EQUIVALENTS ................................              1,802                1,022
CASH AND CASH EQUIVALENTS, beginning of period .......................                522                  737
                                                                            -------------        -------------
CASH AND CASH EQUIVALENTS, end of period .............................      $       2,324        $       1,759
                                                                            =============        =============

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

OPERATING ACTIVITIES
    Net income .......................................................      $           -
    Adjustments to reconcile to cash used in operations:
       Provision for doubtful accounts ...............................                284
    Working capital changes:
       Restricted cash ...............................................                122
       Accounts receivable ...........................................             (1,158)
       Inventories ...................................................                  6
       Due from manager ..............................................               (476)
       Other assets ..................................................               (138)
       Accounts payable and accrued expenses .........................                146
       Due to Landlord ...............................................              1,069
       Security deposits .............................................                (70)
                                                                            -------------
    Net cash used in operating activities ............................               (215)

    Net cash used in investing activities ............................                  -
                                                                            -------------

    Net cash used in financing activities ............................                  -
                                                                            -------------

DECREASE IN CASH AND CASH EQUIVALENTS ................................               (215)
CASH AND CASH EQUIVALENTS, beginning of year .........................                737
                                                                            -------------
CASH AND CASH EQUIVALENTS, end of year ...............................      $         522
                                                                            =============

                   See Notes To Combined Financial Statements

               SUNRISE SENIOR LIVING SERVICES FOURTEEN COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

1.       ORGANIZATION AND NATURE OF BUSINESS

                  The Sunrise Senior Living Services Fourteen Communities (the "Communities") consists of fourteen assisted living retirement communities. The Communities were developed by Marriott Senior Living Services, Inc. ("MSLS") between 1997 and 1999 as Brighton Gardens by Marriott facilities. In April 2000, the Communities were sold to a third-party purchaser who then leased the Communities to Senior Care Associates, LLC (the "Tenant"). On January 2, 2003, Marriott International, Inc. ("MI") purchased 100% of the ownership interests in various limited liability companies that owned the Communities (collectively, the "Landlords"). Prior to March 28, 2003, MSLS was a wholly-owned subsidiary of MI and operated and managed the fourteen Communities. On March 28, 2003, MI sold the stock of MSLS to Sunrise Senior Living, Inc. ("Sunrise"). Upon MI's sale of stock to Sunrise, Sunrise Senior Living Services, Inc., a wholly-owned subsidiary of Sunrise, assumed operations of the Communities. Additionally, the Brighton Gardens by Marriott brand was changed to a Sunrise brand. On August 29, 2003, the Communities were sold to CNL Retirement Properties, Inc. ("CNL").

                  The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party. The fourteen Communities and their locations are as follows:

Sunrise of Columbia                             Columbia, Maryland
Sunrise of Dunwoody                             Atlanta, Georgia
Sunrise of Florham Park                         Florham Park, New Jersey
Sunrise of Greensboro                           Greensboro, North Carolina
Sunrise of Northville                           Plymouth, Michigan
Sunrise of Omaha                                Omaha, Nebraska
Sunrise of Prairie Village                      Prairie Village, Kansas
Sunrise of St. Charles                          St. Charles, Illinois
Sunrise of Tampa                                Tampa, Florida
Sunrise of Tuckerman Lane                       Rockville, Maryland
Sunrise of Washington Township                  Dayton, Ohio
Sunrise of Westlake                             Westlake, Ohio
Sunrise of West Orange                          West Orange, New Jersey
Sunrise of Wheaton                              Wheaton, Illinois

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

                  The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties. The Communities are operated under leasing structures, which were treated as operating leases for financial reporting purposes (see Note 3). The combined financial statements reflect the combined operations of the fourteen Communities.

                  Prior to March 28, 2003, the Communities utilized MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities was deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries, as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. MI allocated general and administrative expenses to MSLS, which were then allocated to the Communities. Upon MI's sale of MSLS stock to Sunrise on March 28,2003, Sunrise assumed operations of the Communities. In the opinion of management, the methods for allocating costs were reasonable. Net amounts due from the operators as a result of centralized processing and accounting are recorded as Due from Manager. Management fees incurred were $4,740,000 for the year ended December 31, 2002 and $2,261,000 and $2,330,000 for the six months ended June 30, 2003 and 2002, respectively.

         Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

         Interim Period Financial Statements

                  The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Communities' management believes the disclosures made are adequate to make the interim financial information presented not misleading.

                  In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of June 30, 2003 and the results of operations and cash flows associated for the six months ended June 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

         Revenue Recognition

                  Resident fees are generated primarily from monthly charges assisted living units and related senior care services. The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

         Comprehensive Income

                  There are no items of other comprehensive income in any period presented in these financial statements.

         Cash and Equivalents

                  All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

         Allowance for Doubtful Accounts

                  The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

         Communities' Equity

                  In accordance with the provisions of certain credit enhancement agreements between MI, the Landlords and the Tenant, MI has guaranteed the Tenant's obligations under the lease agreements described in Note 3, including the payment of minimum annual rent and other operating expenses. The Communities operated at a breakeven level due to MI funding net operating shortfalls during the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002. There were no contributions or distributions made by the Tenant during any period presented.

3.       LEASES

                  The Communities are operated under leasing structures, which are treated as operating leases for financial reporting purposes. The leases have initial terms of 25 years and provide for minimum annual rent in an aggregate amount of approximately $19,140,000 throughout the term of the leases. In accordance with provisions of the leases and certain credit enhancement agreements between MI, the Landlords and the Tenant, MI guaranteed the Tenant's obligations to pay minimum rent due under the leases. During the year ended December 31, 2002, and the six months ended June 30, 2003 and 2002, MI funded approximately $6,217,000, $3,780,000 and $2,537,000, respectively, to the Landlords for payment of minimum annual rent. MI's fundings have not been reflected in the accompanying combined financial statements as the credit enhancement agreements were terminated on August 29, 2003 as part of MI's sale of the Communities to CNL and MI's fundings were not repaid.

4.       RESTRICTED CASH

                  Included in restricted cash are resident security deposits, which are held in segregated accounts as required by various states, and reserves for the replacement of furniture, fixtures and equipment ("FF&E"), as required by provisions of the lease agreements. As of June 30, 2003 and December 31, 2002, restricted cash amounts related to resident security deposits were approximately $197,000 and $316,000, respectively, and deposits held in an FF&E reserve totaled approximately $326,000 and $193,000, respectively.

5.       INCOME TAXES

                  The Communities operated at a breakeven level for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002. Additionally, there are no temporary differences. Therefore, no provision or benefit for income taxes has been recorded.

6.       COMMITMENTS AND CONTINGENCIES

                  The Communities are subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the combined financial position, operations, or liquidity of the Communities.

7.       SUBSEQUENT EVENT

                  On August 29, 2003, CNL purchased the fourteen Communities from MI and simultaneously amended and restated the existing lease agreements, which were assumed by a new tenant, Solomon Holdings I - The Triangle, LLC. The leases were modified to reflect new economic terms, such as minimum annual rent and required FF&E reserves, for this transaction. In addition, MI was released of its obligation to guarantee minimum annual rent.

         As a result of this transaction, the Communities' aggregate future minimum lease payments due under the leases are as follows (in thousands):

2003                                      $        5,555
2004                                              18,124
2005                                              19,053
2006                                              20,447
2007                                              21,061
Thereafter                                       484,014
                                          --------------
                                          $      568,254
                                          ==============

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors...................................................................          F-62

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
        31, 2002.................................................................................          F-63

Combined Statements of Operations for the nine months ended September 30,
        2003 (unaudited) and for the year ended December 31, 2002................................          F-64

Combined Statements of Changes in Partners' Capital for the nine months ended
        September 30, 2003 (unaudited) and for the year ended December 31, 2002..................          F-65

Combined Statements of Cash Flows for the nine months ended September 30,
        2003 (unaudited) and for the year ended December 31, 2002................................          F-66

Notes to Combined Financial Statements...........................................................          F-67

                         Report of Independent Auditors

Board of Directors
Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                       /s/Ernst & Young LLP

McLean, Virginia
December 5, 2003

                 Sunrise Senior Living, Inc. Sixteen Communities

                             Combined Balance Sheets

                                                                            SEPTEMBER 30,        DECEMBER 31,
                                                                                2003                 2002
                                                                            -------------        -------------
                                                                             (Unaudited)
ASSETS HELD FOR SALE:
Current assets:
    Cash and cash equivalents                                               $   2,387,687        $   1,941,527
    Accounts receivable, less allowance of $218,691 and $266,750,
      respectively                                                                981,726              686,431
    Notes receivable - affiliate                                                        -            1,162,638
    Prepaid expenses and other current assets                                     137,165              261,521
                                                                            -------------        -------------
Total current assets                                                            3,506,578            4,052,117

Property and equipment, net                                                   137,484,549          130,509,819
Restricted cash                                                                   759,987              464,385
Deferred financing costs, less accumulated amortization of $1,318,100
  and $997,702, respectively                                                      290,518              425,632
Pre-rental costs, less accumulated amortization of $2,526,258 and
  $2,259,609, respectively                                                              -              226,127
                                                                            -------------        -------------
Total assets                                                                $ 142,041,632        $ 135,678,080
                                                                            =============        =============

LIABILITIES HELD FOR SALE AND PARTNERS' CAPITAL
Current liabilities:
    Accounts payable and accrued expenses                                   $     774,027        $     899,695
    Net payables to affiliates                                                  7,641,017            7,713,462
    Deferred revenue                                                               74,533               90,034
    Current maturities of long-term debt                                       78,602,525           17,457,437
    Other current liabilities                                                       5,273                5,484
                                                                            -------------        -------------
Total current liabilities                                                      87,097,375           26,166,112

Long-term debt, less current maturities                                        28,229,086           90,062,210
                                                                            -------------        -------------
Total liabilities                                                             115,326,461          116,228,322

Partners' capital                                                              26,715,171           19,449,758
                                                                            -------------        -------------
Total liabilities and partners' capital                                     $ 142,041,632        $ 135,678,080
                                                                            =============        =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Operations

                                                                          NINE MONTHS ENDED       YEAR ENDED
                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                2003                  2002
                                                                          -----------------      -------------
                                                                             (Unaudited)
Operating revenues:
    Resident fees                                                           $  32,849,111        $  40,884,441

Operating expenses:
    Labor                                                                      10,483,740           13,507,340
    Food                                                                        1,733,841            2,111,404
    General and administrative                                                  9,371,609           10,654,664
    Management fees                                                             2,535,806            3,307,306
    Depreciation and amortization                                                 266,649            4,783,460
                                                                            -------------        -------------
                                                                               24,391,645           34,364,174
                                                                            -------------        -------------
Income from operations                                                          8,457,466            6,520,267

Other income (expense):
    Interest income                                                                75,874              129,540
    Interest expense                                                           (4,760,650)          (7,222,198)
                                                                            -------------        -------------
                                                                               (4,684,776)          (7,092,658)
                                                                            -------------        -------------
Net income (loss)                                                           $   3,772,690        $    (572,391)
                                                                            =============        =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

               Combined Statements of Changes in Partners' Capital

                                                                          NINE MONTHS ENDED       YEAR ENDED
                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                2003                 2002
                                                                          -----------------      -------------
                                                                             (Unaudited)
Partners' capital, beginning of year                                        $  19,449,758        $  20,022,149
    Net income (loss)                                                           3,772,690             (572,391)
    Buyout of minority partner's interest, net                                  3,492,723                    -
                                                                            -------------        -------------
Partners' capital, end of year                                              $  26,715,171        $  19,449,758
                                                                            =============        =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Cash Flows

                                                                          NINE MONTHS ENDED       YEAR ENDED
                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                2003                 2002
                                                                          -----------------      -------------
                                                                             (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                                           $   3,772,690        $    (572,391)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
    Provision for bad debts                                                       122,417              106,667
    Depreciation and amortization                                                 266,649            4,783,460
    Amortization of financing costs                                               320,398              374,072
    Accrued interest on note receivable - affiliate                                     -              (90,000)
    Changes in operating assets and liabilities:
        Accounts receivable                                                      (417,712)             (96,170)
        Prepaid expenses and other current assets                                 124,356             (190,177)
        Accounts payable and accrued expenses                                    (125,668)          (1,037,097)
        Net payables to affiliates                                                (72,445)          (7,322,711)
        Deferred revenue                                                          (15,501)             (47,954)
        Other current liabilities                                                    (211)               1,227
                                                                            -------------        -------------
Net cash provided by (used in) operating activities                             3,974,973           (4,091,074)
                                                                            -------------        -------------

INVESTING ACTIVITIES
Increase in restricted cash                                                      (295,602)            (100,436)
Investment in property and equipment                                           (2,431,807)          (4,437,104)
Pre-rental costs paid                                                             (40,522)            (333,686)
                                                                            -------------        -------------
Net cash used in investing activities                                          (2,767,931)          (4,871,226)
                                                                            -------------        -------------

FINANCING ACTIVITIES
Financing costs paid                                                             (185,284)            (378,875)
Repayment of long-term debt                                                    (4,783,981)         (16,874,019)
Additional borrowings under long-term debt                                      4,095,945           25,201,721
Repayments from notes receivable - affiliate                                      112,438                    -
                                                                            -------------        -------------
Net cash (used in) provided by financing activities                              (760,882)           7,948,827
                                                                            -------------        -------------
Net increase (decrease) in cash and cash equivalents                              446,160           (1,013,473)

Cash and cash equivalents at beginning of year                                  1,941,527            2,955,000
                                                                            -------------        -------------
Cash and cash equivalents at end of year                                    $   2,387,687        $   1,941,527
                                                                            =============        =============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                     Notes to Combined Financial Statements

1. ORGANIZATION

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities"). The Communities were sold to CNL Retirement Properties Inc. ("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

                 Sunrise Senior Living, Inc. Sixteen Communities

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Sunrise Senior Living, Inc. Sixteen Communities

INTERIM PERIOD FINANCIAL STATEMENTS

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

CASH AND CASH EQUIVALENTS

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management's estimation process, no impairment losses were recorded as of December 31, 2002.

                 Sunrise Senior Living, Inc. Sixteen Communities

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

PRE-RENTAL COSTS

Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.

REVENUE RECOGNITION

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident's stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days' written notice.

CONTINGENT LIABILITIES

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion will not have a material impact on the results of the Communities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.

INCOME TAXES

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

                 Sunrise Senior Living, Inc. Sixteen Communities

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                SEPTEMBER 30,   DECEMBER 31,
                                  ASSET LIVES       2003            2002
                                  -------------------------------------------
                                                  (Unaudited)
Land and improvements             10-15 years   $  24,127,327   $  24,052,969
Buildings and improvements           40 years     127,203,404     121,625,455
Furniture and equipment            3-10 years      15,264,633      13,942,210
                                                -----------------------------
                                                  166,595,364     159,620,634
Less: accumulated depreciation                    (29,110,815)    (29,110,815)
                                                -----------------------------
                                                $ 137,484,549   $ 130,509,819
                                                =============================

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. AFFILIATE TRANSACTIONS

MANAGEMENT SERVICES

The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities' gross operating revenues.

NOTE RECEIVABLE

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note") from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

                 Sunrise Senior Living, Inc. Sixteen Communities

RECEIVABLES AND PAYABLES

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.

5. LONG -TERM DEBT

Long-term debt consists of the following:

                                                SEPTEMBER 30,     DECEMBER 31,
                                                     2003              2002
                                                --------------------------------
                                                           (Unaudited)
Multi-property blanket first mortgage           $   59,947,562    $   60,534,206
Revolving credit facilities                          4,760,000         4,760,000
Line of credit                                                         4,036,000
Other mortgages and notes payable                   42,124,049        38,189,441
                                                --------------------------------
                                                $  106,831,611    $  107,519,647
Current maturities                                 (78,602,525)      (17,457,437)
                                                --------------------------------
                                                $   28,229,086    $   90,062,210
                                                ================================

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

                 Sunrise Senior Living, Inc. Sixteen Communities

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities' debt agreements and resident deposits.

6. PARTNER'S CAPITAL (UNAUDITED)

On September 29, 2003, an affiliate of SALI purchased the minority partner's interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.

7. SUBSEQUENT EVENTS (UNAUDITED)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts.

EDENCARE SENIOR LIVING SERVICES, L.P.

Consolidated Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Pro Forma Consolidated Financial Statements (unaudited)

Pro Forma Consolidated Balance Sheet as of September 30, 2003........................................       F-76

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003..........       F-77

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002..................       F-78

Report of Independent Auditors.......................................................................       F-79

Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002...............       F-80

Consolidated Statements of Operations for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................       F-81

Consolidated Statements of Partners' Deficit for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002.........................       F-82

Consolidated Statements of Cash Flows for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................       F-83

Notes to Consolidated Financial Statements...........................................................       F-84

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 25, 2003, the Company acquired substantially all of the operating assets of EdenCare Senior Living Services, L.P. ("EdenCare"). These Properties are described as the EdenCare Portfolio One Properties and the EdenCare Portfolio Two Properties in the "Business - Property Acquisitions" section of this Prospectus Supplement. The audited financial statements of EdenCare for the year ended December 31, 2002 are included following the Unaudited Pro Forma Consolidated Financial Statements. As of September 30, 2003 and December 31, 2002, EdenCare's assets included one and two Properties, respectively, that were not purchased by the Company. The following Unaudited Pro Forma Consolidated Balance Sheet of EdenCare as of September 30, 2003 gives effect to the elimination of the Property not purchased by the Company.

The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, give effect to the elimination of the revenues and expenses of the operating assets of EdenCare that were not purchased by the Company.

This pro forma financial information is presented for informational purposes only and does not purport to be indicative of EdenCare's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003

                                                                                     Pro Forma
                                                                   Historical        Adjustments        Pro Forma
                                                                 --------------    --------------    --------------
                            ASSETS

Current assets:
    Cash and cash equivalents                                    $    1,763,522    $     (514,542)   $    1,248,980
    Accounts receivable, net                                            188,227           (12,621)          175,606
    Funds held in escrow                                              3,254,723          (103,831)        3,150,892
    Prepaid expenses and other current assets                           105,693           (15,637)           90,056
                                                                 --------------    --------------    --------------
Total current assets                                                  5,312,165          (646,631)        4,665,534

Property and equipment, net of accumulated
    depreciation of $20,372,653                                     167,305,000       (10,001,336)      157,303,664

Deferred financing costs, less accumulated
    amortization of $4,288,095                                          674,849                --           674,849
                                                                 --------------    --------------    --------------
                                                                 $  173,292,014    $  (10,647,967)   $  162,644,047
                                                                 ==============    ==============    ==============

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
    Trade accounts payable and accrued expenses                  $    6,285,434    $   (1,355,694)   $    4,929,740
    Accrued interest                                                 14,280,041          (176,485)       14,103,556
    Current maturities of long-term debt                            149,787,930           (69,569)      149,718,361
                                                                 --------------    --------------    --------------
Total current liabilities                                           170,353,405        (1,601,748)      168,751,657
Long-term debt, less current maturities                              23,687,769        (8,189,917)       15,497,852

Minority interest                                                     1,111,317                --         1,111,317

Partners' deficit                                                   (21,860,477)         (856,302)      (22,716,779)
                                                                 --------------    --------------    --------------
                                                                 $  173,292,014       (10,647,967)   $  162,644,047
                                                                 ==============    ==============    ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                                     Pro Forma
                                                                   Historical        Adjustments       Pro Forma
                                                                 --------------    --------------    --------------
Operating revenue:
    Resident fees                                                $   42,518,198    $   (2,267,130)   $   40,251,068
    Management services income and consulting revenues                  132,750          (132,750)               --
                                                                 --------------    --------------    --------------
Total operating revenue                                              42,650,948        (2,399,880)       40,251,068

Operating expenses:
    Community operating expenses                                     31,589,164        (1,833,823)       29,755,341
    General and administrative expenses                               3,392,371                --         3,392,371
    Depreciation and amortization                                     5,103,469          (274,944)        4,828,525
                                                                 --------------    --------------    --------------
Total operating expenses                                             40,085,004        (2,108,767)       37,976,237
                                                                 --------------    --------------    --------------

    Income from operations                                            2,565,944          (291,113)        2,274,831

Other income (expense):
    Investment income                                                    26,417                --            26,417
    Gain on disposal of subsidiaries                                    192,320          (192,320)               --
    Interest expense, net of amounts capitalized                     (8,552,950)          564,494        (7,988,456)
                                                                 --------------    --------------    --------------
Total other expense                                                  (8,334,213)          372,174        (7,962,039)

Minority interest in income of consolidated limited
    partnerships                                                        (43,913)               --           (43,913)
                                                                 --------------    --------------    --------------

Net loss                                                         $   (5,812,182)   $       81,061    $   (5,731,121)
                                                                 ==============    ==============    ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                      EDENCARE SENIOR LIVING SERVICES, L.P.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002

                                                                                     Pro Forma
                                                                   Historical        Adjustments        Pro Forma
                                                                 --------------    --------------    --------------
Operating revenue:
    Resident fees                                                $   51,288,313    $   (4,303,881)   $   46,984,432
    Management services income and consulting revenues                  247,303          (230,003)           17,300
                                                                 --------------    --------------    --------------
Total operating revenue                                              51,535,616        (4,533,884)       47,001,732

Operating expenses:
    Community operating expenses                                     41,368,473        (3,364,880)       38,003,593
    General and administrative expenses                               4,721,949                --         4,721,949
    Depreciation and amortization                                     7,096,480          (482,652)        6,613,828
                                                                 --------------    --------------    --------------
Total operating expenses                                             53,186,902        (3,847,532)       49,339,370
                                                                 --------------    --------------    --------------

    Loss from operations                                             (1,651,286)         (686,352)       (2,337,638)

Other income (expense):
    Investment income                                                    52,105                --            52,105
    Gain on disposal of subsidiaries                                    858,506                --           858,506
    Interest expense, net of amounts capitalized                    (12,723,747)          899,741       (11,824,006)
                                                                 --------------    --------------    --------------
Total other expense                                                 (11,813,136)          899,741       (10,913,395)

Minority interest in losses of consolidated limited
    partnerships                                                         20,498                --            20,498
                                                                 --------------    --------------    --------------

Net loss                                                         $  (13,443,924)   $      213,389    $  (13,230,535)
                                                                 ==============    ==============    ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         Report of Independent Auditors

Board of Directors
EdenCare Senior Living Services, L.P.

We have audited the accompanying consolidated balance sheet of EdenCare Senior Living Services, L.P. (the "Partnership") as of December 31, 2002, and the related consolidated statements of operations, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EdenCare Senior Living Services, L.P. as of December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                       /s/ Ernst & Young LLP

Atlanta, Georgia
April 11, 2003

                      EdenCare Senior Living Services, L.P.

                           Consolidated Balance Sheets

                                                                        SEPTEMBER 30,     DECEMBER 31,
                                                                            2003              2002
                                                                       --------------------------------
                                                                        (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                           $    1,763,522    $    1,898,916
   Accounts receivable, net of allowance for doubtful accounts                188,227           300,862
     of $112,653 at December 31, 2002
   Funds held in escrow                                                     3,254,723         2,588,903
   Prepaid expenses and other current assets                                  105,693           806,199
                                                                       --------------------------------
 Total current assets                                                       5,312,165         5,594,880
 Property and equipment, net of accumulated depreciation                  167,305,000       174,850,650
Deferred financing costs, less accumulated amortization
  of $3,528,546 at December 31, 2002                                          674,849         1,360,360
                                                                       --------------------------------
                                                                       $  173,292,014    $  181,805,890
                                                                       ================================

LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
   Trade accounts payable                                              $      872,793    $    1,171,303
   Accrued interest                                                        14,280,041        11,164,274
   Accrued salaries and benefits                                            1,422,045         1,741,424
   Accrued property taxes                                                   1,585,653         1,036,918
   Accrued insurance                                                        1,005,610         1,567,355
   Other accruals                                                           1,399,333         2,778,274
   Current maturities of long-term debt                                   149,787,930         1,246,164
                                                                       --------------------------------
Total current liabilities                                                 170,353,405        20,705,712
Long-term debt, less current maturities                                    23,687,769       176,081,069
Minority interests                                                          1,111,317         1,067,404
Partners' deficit                                                         (21,860,477)      (16,048,295)
                                                                       --------------------------------
                                                                       $  173,292,014    $  181,805,890
                                                                       ================================

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                      Consolidated Statements of Operations

                                                                         NINE MONTHS ENDED             YEAR ENDED
                                                                            SEPTEMBER 30,             DECEMBER 31,
                                                                      2003              2002              2002
                                                                 --------------------------------------------------
                                                                   (Unaudited)       (Unaudited)
Operating revenue:
  Resident fees                                                  $   42,518,198    $   37,709,752    $   51,288,313
  Management services income and
    consulting revenues                                                 132,750           167,002           247,303
                                                                 --------------------------------------------------
Total operating revenue                                              42,650,948        37,876,754        51,535,616

Operating expenses:
  Community operating expenses                                       31,589,164        30,631,452        41,368,473
  General and administrative expenses                                 3,392,371         3,372,376         4,721,949
  Depreciation and amortization                                       5,103,469         5,054,570         7,096,480
                                                                 --------------------------------------------------
Total operating expenses                                             40,085,004        39,058,398        53,186,902
                                                                 --------------------------------------------------
  Income (Loss) from operations                                       2,565,944        (1,181,644)       (1,651,286)

Other income (expense):
  Investment income                                                      26,417            48,712            52,105
  Gain on disposal of subsidiaries                                      192,320           858,506           858,506
  Interest expense, net of amounts capitalized                       (8,552,950)       (9,614,336)      (12,723,747)
                                                                 --------------------------------------------------
Total other expense                                                  (8,334,213)       (8,707,118)      (11,813,136)

Minority interest in (income) losses of consolidated
  limited partnerships                                                  (43,913)           17,124            20,498
                                                                 --------------------------------------------------
Net loss                                                         $   (5,812,182)   $   (9,871,638)   $  (13,443,924)
                                                                 ==================================================

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                  Consolidated Statements of Partners' Deficit

Balance at January 1, 2002                        $   (3,817,896)
   Capital contribution                                  338,999
   Other comprehensive                                   874,526
   Net loss                                          (13,443,924)
                                                  --------------
Balance at December 31, 2002                         (16,048,295)
   Net loss (Unaudited)                               (5,812,182)
                                                  --------------
Balance at September 30, 2003 (Unaudited)         $  (21,860,477)
                                                  ==============

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                      Consolidated Statements of Cash Flows

                                                                  NINE MONTHS ENDED        YEAR ENDED
                                                                     SEPTEMBER 30,         DECEMBER 31,
                                                                 2003           2002           2002
                                                             ------------    -----------   ------------
                                                             (Unaudited)     (Unaudited)
OPERATING ACTIVITIES
Net loss                                                     $ (5,812,182)   $(9,871,638)  $(13,443,924)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                              5,103,469      5,054,570      7,096,480
     Minority interests                                            43,913        (17,124)       (20,498)
     Net change in fair value of interest rate collar                   -        874,526        874,526
     Changes in operating assets and liabilities:
       Accounts receivable                                        112,635        (96,553)       (13,522)
       Prepaid expenses, security deposits and other assets       700,506        381,564            868
       Accounts payable and accrued expenses                    1,105,927      1,380,822      4,826,501
                                                             ------------    -----------   ------------
Net cash provided by (used in) operating activities             1,254,268     (2,293,833)      (679,569)

INVESTING ACTIVITIES
Disposition of property and equipment                           3,902,714        385,289        297,126
Purchases of and additions to property and equipment             (571,686)      (426,657)      (568,876)
                                                             ------------    -----------   ------------
Net cash provided by (used in) investing activities             3,331,028        (41,368)      (271,750)

FINANCING ACTIVITIES
Capital contributions by partners                                       -        338,999        338,999
Proceeds from long-term debt borrowings                                 -      1,018,397      1,018,397
Long-term debt payments                                        (3,851,534)      (421,565)      (562,087)
Redemptions of funds held in escrow                              (665,820)       142,745        142,745
Payment of deferred financing costs                              (203,336)             -       (115,228)
                                                             ------------    -----------   ------------
Net cash provided by (used in) financing activities            (4,720,690)     1,078,576        822,826
                                                             ------------    -----------   ------------
Decrease in cash                                                 (135,394)    (1,256,625)      (128,493)
Cash and cash equivalents at beginning of year                  1,898,916      2,027,409      2,027,409
                                                             ------------    -----------   ------------
Cash and cash equivalents at end of year                     $  1,763,522    $   770,784   $  1,898,916
                                                             ============    ===========   ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest, net of amount capitalized            $  5,437,000    $ 6,351,000   $  8,201,000
                                                             ============    ===========   ============

See accompanying notes.

                      EdenCare Senior Living Services, L.P.

                   Notes to Consolidated Financial Statements

                                December 31, 2002

1. INTERIM PERIOD FINANCIAL STATEMENTS

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Management believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of September 30, 2003 and the results of operations and cash flows associated for the nine month periods ended September 30, 2003 and 2002. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. ORGANIZATION

EdenCare Senior Living Services, L.P. (the "Partnership") was organized in December 1996 for the purpose of developing, purchasing and managing assisted living, independent and special care communities throughout the United States. Assisted living services provide a residence, meals and nonmedical assistance to elderly residents for a monthly fee. The Partnership's services generally are not covered by health insurance. Accordingly, monthly fees for assisted living and other services are generally payable by the residents, their families or other responsible parties. The Partnership generally does not require any collateral or security interest from the residents.

The Partnership was capitalized and commenced operations in January 1997. On August 28, 1998, the Partnership agreement was amended and restated to create a new class of equity whereby the ownership structure was divided into Class A Equity (the original capital partners) and Class B Equity. On November 6, 2001, the Partnership agreement was further amended and restated to create three additional classes of equity whereby the ownership structure was divided between Class A, Class B, Class C, Class D and Class E Equity.

                      EdenCare Senior Living Services, L.P.

2. ORGANIZATION (CONTINUED)

The Partnership's ownership structure is composed of Class A Equity (32.3%), Class B Equity (10.2%), Class C Equity (50%) and Class E Equity (7.5%). The Class A Equity ownership structure is as follows: General Partner- Assisted Living Capital Partners, L.P. (60%) and Limited Partners- JMI/Greystar Realty Partners, L.P. (11%), CFP, L.P. (8%) and Manager Assisted Living Partners, L.P. (21%). The Class B Equity ownership structure is as follows (all Limited Partners): ESLS Investment LTD., an Ohio L.L.C. (80%), CFP/Assisted Living Partnership, L.P. (10%) and JMI/Greystar Assisted Living Partners, L.P. (10%). The Class C Equity is wholly owned by EdenCare Investment Group, LLC, an investment holding company owned by CFP/Assisted Living Partners, L.P. (44.6%), JMI/Greystar Assisted Living Partners, L.P. (49.1%), ESLS Investment LTD., an Ohio L.L.C. (4.8%) and certain members of the Partnership's senior management (1.5%). The Class D Equity is wholly owned by Assisted Living Capital Partners, L.P. The Class E Equity is wholly owned by EdenCare Management, L.P.

The Partnership expires at the earlier of August 26, 2098 or one of the following dissolution events:(1) the determination of the management committee to dissolve the Partnership; (2) the withdrawal or retirement from the Partnership by the General Partner; (3) the disposition of all or substantially all of the Partnership's property and the determination by the management committee not to continue acquisition and development of projects; (4) the adjudication of Partnership bankruptcy or (5) the filing for relief or reorganization in bankruptcy. The General Partner may not withdraw from the Partnership without the prior written consent of all of the Limited Partners, and a Limited Partner may not voluntarily withdraw from the Partnership without the consent of the General Partner.

Losses are allocated first to the Partners in proportion to their respective capital account balances to the extent thereof and based upon the type of partnership units held, and next, to the General Partner to the extent future allocations of net losses to a limited partner would cause such limited partner to have a capital account deficit. Under the Class A Equity agreement, the General Partner made total capital contributions of $20,000,000. Under the Class B Equity agreement, the Class B Equity Limited Partners made total capital contributions of $25,000,000. Under the Class C Equity agreement, The Class C Equity Limited Partners made total capital contributions of $5,502,000. Under the Class D Equity agreement, the General Partner converted $5,426,190 of unpaid principal and accrued interest owed by the Partnership to the General Partner under a promissory note into Class D Equity during the year ended December 31, 2002. Under the Class E Equity agreement, the Class E Equity limited partners made total capital contributions of $999.

                      EdenCare Senior Living Services, L.P.

2. ORGANIZATION (CONTINUED)

The Partnership's financial statements have been prepared assuming that the Partnership will continue to meet its obligations. The Partnership has incurred losses from operations and maintains an accumulated deficit at December 31, 2002 of approximately $16,048,000. The financial statements do not include any adjustments to the recoverability and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern.

The Partnership's continuation is dependent on its ability to generate sufficient cash flows and profitability to meet its obligations on a timely basis and comply with debt obligations. The Partnership believes its cash flows and profitability are affected by the general trends in the assisted living industry and by the individual factors at a community level that determine profitability, such as occupancy level, expense controls, and availability of qualified staff, among others. The Partnership has instituted plans at each operating unit that are designed to increase profitability and cash flow from operations during future periods. The Partnership expects that these plans, as well as corporate initiatives, will facilitate improvements in the business operations. However, the Partnership cannot assure future increased profitability and cash flows. The Partnership also intends to refinance or seek new financing for certain of its debt obligations which become due in 2004. There can be no assurances that the Partnership will be successful in obtaining additional financing.

3. SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND CONSOLIDATION

The Partnership develops, owns and operates 27 assisted living, independent and special care communities located in Alabama, Florida, Kentucky, Georgia, North Carolina, South Carolina and Texas. In addition, the Partnership manages two assisted living communities located in Georgia and South Carolina.

The consolidated financial statements include wholly and majority owned subsidiaries that manage, own and develop assisted living communities organized as limited partnerships whose limited partnership interests are directly owned and whose general partnership interest is directly or indirectly owned by the Partnership. All significant intercompany transactions and accounts have been eliminated.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Operating revenues consist of resident fee revenue and management services income. Resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by the Partnership or residents with thirty days notice. Management services income is comprised of revenue from management contracts and revenue from consulting contracts. Revenue from management contracts is recognized in the month in which it is earned in accordance with the terms of the management contracts. Revenue from consulting contracts is recognized over the term of the respective consulting contracts.

Property and equipment are recorded at the lower of cost or fair value if indicators of impairment exist as described below and include interest and property taxes capitalized during the construction period, as well as other costs directly related to the development and construction of communities. Internal costs related to the purchase of existing communities are expensed as incurred. Maintenance and repairs are charged to expense as incurred. Depreciation is computed once the asset is placed in service using the straight-line method over the estimated useful lives ranging from three to ten years for furniture and equipment, 15 years for building improvements and forty years for buildings.

PROPERTY AND EQUIPMENT

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The adoption of SFAS 144 had no effect on the Partnership's results of operations. The Partnership records impairment losses on long-lived assets used in operations when events or circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the net book value of those assets. If the carrying amount exceeds the expected future cash flows, the Partnership measures the amount of impairment by comparing the book value of the asset to its fair value.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Deferred financing costs consist of loan costs, fees and other expenses incurred in connection with obtaining various financing for Partnership-owned communities. Such costs have been deferred and are amortized over the term of the loan using the effective interest method.

CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

INCOME TAXES

The Partnership was formed as a limited partnership; accordingly, the results of its operations are to be included in the income tax returns of the partners. Thus, no income taxes are provided in the consolidated financial statements of the Partnership. The Partnership's corporate subsidiaries are subject to income taxes. Income taxes are provided using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis (temporary differences). The Partnership's corporate subsidiaries did not have income for financial reporting or income tax purposes for the year ended December 31, 2002, and losses for financial reporting and income tax purposes were insignificant.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Partnership to significant concentrations of credit risk consist principally of cash, funds held in escrow, accounts receivable, and long-term debt. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of residents comprising the Partnership's resident base. The majority of the Partnership's long-term debt and related funds held in escrow are through a limited number of financial institutions.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because those transitions have been completed, SFAS No. 44 is no longer necessary. SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements, amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS 145 amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The provisions of SFAS 145 related to the recision of SFAS No. 4 will be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to SFAS No. 13 are effective for transactions occurring after May 15, 2002, with early application encouraged. All other provisions of SFAS 145 are effective for financial statements issued on or after May 15, 2002, with early application encouraged. The adoption of SFAS 145 did not have a material impact on the Partnership's financial statements.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the cost is incurred rather than when a plan of exit or disposal is committed to. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Partnership does not expect there to be a material impact on its consolidated financial position, results of operations, or cash flows as a result of adopting this accounting standard.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation will significantly change current practice in the accounting for and disclosure of guarantees. Guarantees meeting the characteristics described in the Interpretation are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable. The interpretation's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor's having to make payments under the guarantee is remote. The interpretation's disclosure requirements are effective for the Partnership's 2002 financial statements.

                      EdenCare Senior Living Services, L.P.

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of this interpretation apply to variable interest entities created after January 31, 2003 and apply to existing variable interest entities in years beginning after June 15, 2003. The Partnership does not expect there to be a material impact on its financial position, results of operations or cash flows as a result of adopting this accounting standard.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expenses were approximately $1,813,000 for the year ended December 31, 2002.

4. FUNDS HELD IN ESCROW

Funds held in escrow consist of operating deficit and working capital reserve funds under certain mortgage note arrangements which are available to satisfy current obligations relating to the operating and working capital needs of certain of the Partnership's assisted living communities. In addition, the Partnership is required under certain mortgages payable to escrow funds to satisfy current property tax obligations of certain of the Partnership's assisted living communities. Funds held in escrow also contains funds held for insurance programs in certain states. The Partnership has invested such funds in money market accounts and government backed insured deposits.

                      EdenCare Senior Living Services, L.P.

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2002:

                                         2002
                                     -------------
Land                                 $  15,379,000
Buildings and building improvements    162,550,000
Furniture and equipment                 13,742,000
                                     -------------
                                       191,671,000
Less accumulated depreciation          (16,820,000)
                                     -------------
                                     $ 174,851,000
                                     =============

6. JOINT VENTURES

The Partnership maintains a joint venture agreement with a third party. The joint venture is structured as single asset limited partnership whereby the third party has joint ownership with the Partnership. The Partnership holds a 50% interest in its joint venture (in Georgia) and the operating results of the joint venture are included in the Partnership's consolidated financial statements.

7. DISPOSITION

In May 2002, the Partnership divested an assisted living community located in Georgia. In conjunction with this transaction, the Partnership received gross sale proceeds of $2,975,000 and recorded a net gain on disposal of assets in the amount of approximately $859,000. The Partnership repaid the related mortgage note from gross sales proceeds in the amount of approximately $1,750,000.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT

Long-term debt at December 31, 2002 is summarized as follows:

Mortgage notes payable in installments which include interest based on LIBOR plus 2.5% to 3.0% with monthly principal and accrued interest payments ranging
 from $14,000 to $21,000 (a)                                                       $  18,038,000

HUD guaranteed mortgage notes payable in installments which include interest ranging from 8.25% to 8.55% with monthly principal and accrued interest
 payments ranging from $18,000 to $66,000 (b)                                         15,477,000

Construction loans bearing interest based on LIBOR plus 2.4% to 3.0% with
 monthly interest payments ranging from $18,000 to $56,000 (c)                       122,616,000

Loans bearing interest at 15% to 17%, final maturities in 2004 (d)                    16,550,000

Loans bearing interest at 18% due in full July 30, 2004 (e)                            3,646,000

Unsecured note payable bearing interest at 9% payable in monthly installments,
 principal due in full January 1, 2004                                                 1,000,000
                                                                                   -------------
                                                                                     177,327,000

Less current portion of notes payable and long-term debt                              (1,246,000)
                                                                                   -------------
                                                                                   $ 176,081,000
                                                                                   =============

(a) Mortgages payable for assisted living communities acquired are collateralized by the majority of assets of the respective communities. Principal payments are due in accordance with a 25-year amortization schedule with remaining unpaid principal and interest due January 1, 2004.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

    The mortgages contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these mortgage notes. In addition, the mortgage notes require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

(b) HUD guaranteed mortgages payable for three assisted living communities. Principal payments are due in accordance with a 40-year amortization schedule.

    The mortgages contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these mortgage notes. In addition, the mortgage notes require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

(c) Construction loans payable for assisted living, independent living and special care communities. The loans are collateralized by the majority of assets of the respective communities. The loans bear interest based on LIBOR plus 2.4% to 3.0%. The loans are due from January 1, 2004 with extension options to August 31, 2004 upon attainment of certain financial ratios.

    The construction loans contain provisions whereby certain operating deficit reserves are held in escrow and are available to satisfy obligations relating to the operating and working capital needs of certain of the assisted living communities covered by these loans. In addition, the construction loans require certain amounts to be escrowed monthly to satisfy current property tax obligations of the communities.

    The aggregate proceeds available under the loans are approximately $123,000,000 of which $122,616,000 had been drawn as of December 31, 2002.
    The loans include proceeds available to fund cash operating losses of the communities subsequent to completion of construction. These operating loss fundings are drawn on a monthly basis in arrears.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

(d) The Partnership maintains an agreement with Prudential Real Estate Investors whereby its Strategic Performance Fund - II, Inc. had agreed to provide financing up to an aggregate of $20,000,000 for general corporate purposes.

    The property-specific financing is fully cross-defaulted and cross-collateralized. The loans are designed to approximate 10% of the total development costs of the related assisted living or independent communities and are subordinate to the primary mortgages at the communities.

    The loans bear interest at an annual base rate of 10%. Upon maturity, the Partnership will be required to make additional interest payments based upon the lender's stated internal rate of return (15% - 17%). Base interest is payable monthly in arrears with the additional interest component being due in full upon maturity of the loan. The loans mature at the same date as the primary mortgage at each community. The loans provide for the deferral of base rate interest until certain consolidated Partnership cash flow and liquidity measurements are attained.

(e) The Partnership maintains an agreement with Rockbridge Capital, Inc. to provide financing up to an aggregate of $3,794,314 for general corporate purposes. The property-specific financing is guaranteed by the Partnership and is fully cross-defaulted and cross-collateralized.

    The loans bear interest a base annual rate of 10%. Of the aggregate loan amount, $696,044 was reserved to be drawn for base interest payments. At December 31, 2002, this reserved amount had been fully drawn. Upon maturity, the Partnership will be required to make additional interest payments based upon the lender's stated internal rate of return (18%). Base interest is payable monthly in arrears (if there is available cash flow) with the additional interest component being due in full upon maturity of the loan. The loans mature on January 1, 2004.

                      EdenCare Senior Living Services, L.P.

8. LONG-TERM DEBT (CONTINUED)

Approximate principal maturities of the long-term debt as of December 31, 2002 are as follows:

2003                               $  1,246,000
2004                                153,051,000
2005                                  7,953,000
2006                                    155,000
2007                                    168,000
Thereafter                           14,754,000
                                   ------------
                                   $177,327,000
                                   ============

In 2000, the Partnership entered into two three-year accreting interest rate collars having notional principal amounts of $19,247,148 and $12,753,170 with a Strategic Performance Fund - II as a result of a provision of the Partnership's 1998 credit agreement requiring the Partnership to maintain a form of interest rate protection. The collars qualified as a cash flow hedge under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). The collar agreements included a 30 day settlement provision for which the Partnership made payments to the financial institution in instances in which 30-day LIBOR dropped below a floor of 6.0 % (accreting floor beginning at 5.25% and 5.375% in year one, 5.75% in year two, 6.0% in year three) or received payments from the financial institution in instances where the 30-day LIBOR exceeded the designated rate ceiling of 8.59%. The interest rate collars expired in July and August of 2002, and the related liabilities of $874,526 were reversed through comprehensive income at the expiration dates.

9. COMMITMENTS AND CONTINGENCIES

The Partnership leases certain office equipment and vehicles. The majority of the leases are for a term of 36 months. In addition, the Partnership leases its corporate office facility under a 60-month lease with a third party. Rent expense under such leases during the year ended December 31, 2002 totaled approximately $444,000.

                      EdenCare Senior Living Services, L.P.

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum rental commitments for these noncancelable operating leases are as follows in each of the years ended December 31:

2003                                $433,000
2004                                 232,000
2005                                 183,000
2006                                  27,000

The Partnership is involved from time to time in various legal proceedings incident to the normal conduct of its business. Based upon communication with legal counsel, in the opinion of management, the disposition of all such proceedings is not expected to have a material adverse effect on the Partnership's financial position, results of its operations or cash flows.

The Partnership has established a liability insurance trust related to assisted living and independent living communities in certain states. Reserves relating to the insurance trust are included in funds held in escrow and accrued insurance in the accompanying consolidated balance sheet.

10. 401(k) SAVINGS PLAN

The Partnership has a 401(k) Savings Plan (the "Plan") covering all eligible employees. Employee contributions to the Plan are made at predetermined rates elected by the employee, up to 15 percent of the employee's salary. Additionally, the Partnership may elect to match a portion of the employee's contribution. The Partnership made contributions of approximately $41,000 to the Plan for the year ended December 31, 2002.

                      EdenCare Senior Living Services, L.P.

11. COMPREHENSIVE LOSS

The components of comprehensive loss are as follows for the year ended December 31, 2002:

Net loss                                                            $(13,443,924)
Net change in fair value of interest rate collar                         874,526
                                                                    ------------
Comprehensive loss                                                  $(12,569,398)
                                                                    ============

12. SUBSEQUENT EVENTS

In March 2003, the Partnership divested an assisted living community located in North Carolina. In conjunction with this transaction, the Partnership received gross sale proceeds of $3,995,000. The Partnership repaid the related mortgage note from gross proceeds of the sale in the amount of approximately $3,179,000.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES

Combined Financial Statements

Year ended December 31, 2003
With Report of Independent Certified Public Accountants

CONTENTS

Report of Independent Certified Public Accountants......................................       F-100

Combined Financial Statements

Combined Balance Sheets as of December 31, 2003 and 2002................................       F-101

Combined Statements of Operations for the years ended December 31, 2003,
     2002 and 2001......................................................................       F-102

Combined Statements of Changes in Equity for the years ended December 31, 2003,
     2002 and 2001......................................................................       F-103

Combined Statements of Cash Flows for the years ended December 31, 2003,
     2002 and 2001......................................................................       F-104

Notes to Combined Financial Statements..................................................       F-105

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Boards of Directors, Members and Partners of
Horizon Bay Senior Communities Twenty Communities

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in equity and of cash flows present fairly, in all material respects, the financial position of Horizon Bay Senior Communities Twenty Communities (the "Communities"), as defined in Note 1, at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets in 2002.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
March 3, 2004

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

                                                             2003               2002
ASSETS
Current assets
     Cash and cash equivalents                          $    4,287,002     $    3,071,653
     Accounts receivable, net                                2,126,811          1,284,394
     Prepaid expenses and other current assets               1,821,864            527,206
     Assets held for sale                                  403,433,510                  -
                                                        --------------     --------------
                 Total current assets                      411,669,187          4,883,253
                                                        --------------     --------------
Restricted assets
     Life care contract minimum liquid reserve fund          1,132,112          2,001,731
     Tenant security deposits, restricted cash               1,260,515          1,561,440
     Debt reserve fund and other deposits                            -          6,700,998
                                                        --------------     --------------
                 Total restricted assets                     2,392,627         10,264,169
                                                        --------------     --------------
Property, plant and equipment, net                                   -        393,817,130
Deferred financing fees, net                                         -          2,648,679
                                                        --------------     --------------
                 Total assets                           $  414,061,814     $  411,613,231
                                                        ==============     ==============
LIABILITIES AND EQUITY
Current liabilities
     Accounts payable                                   $    1,895,596     $    5,064,788
     Accrued wages and payroll expenses                      1,817,092          1,856,495
     Other accrued expenses and prepaid rent                 3,121,576          2,560,696
     Accrued real estate and property taxes                  1,797,100          2,262,474
     Reserve for workers' compensation                         865,870            500,000
     Reserve for general and professional liability          2,500,000          2,000,000
     Current portion of long-term debt                               -          8,303,880
     Debt associated with assets held for sale             293,291,314                  -
                                                        --------------     --------------
                 Total current liabilities                 305,288,548         22,548,333

Long-term debt, net of current portion                               -        272,019,095
Refundable security deposits                                   920,570          1,382,515
Refundable deposits                                          1,841,770          2,732,054
Unearned entrance fees                                       1,788,032          1,863,068
                                                        --------------     --------------
                 Total liabilities                         309,838,920        300,545,065

Commitments and contingencies
Equity                                                     104,222,894        111,068,166
                                                        --------------     --------------
                                                        $  414,061,814     $  411,613,231
                                                        ==============     ==============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                            2003               2002               2001
REVENUES
Monthly service and earned entrance fees               $  104,322,111     $  101,652,757     $   93,839,612
Other                                                       1,375,765          1,536,213          2,286,721
                                                       --------------     --------------     --------------
                 Total revenues                           105,697,876        103,188,970         96,126,333
                                                       --------------     --------------     --------------
EXPENSES
Community operations                                       62,251,131         59,153,208         57,324,633
Management fees                                             5,004,114          4,905,488          4,590,377
Real estate taxes                                           4,206,169          4,270,261          3,766,789
Depreciation and amortization                              11,902,147         11,826,181         11,393,367
Impairment of operating properties                                  -          6,000,000            307,643
                                                       --------------     --------------     --------------
                 Total expenses                            83,363,561         86,155,138         77,382,809
                                                       --------------     --------------     --------------
Operating income                                           22,334,315         17,033,832         18,743,524
                                                       --------------     --------------     --------------
Other income (expense)
     Interest income                                           31,716             86,124            198,662
     Interest expense                                     (15,356,095)       (18,168,101)       (20,920,014)
                                                       --------------     --------------     --------------
                 Total other income (expense)             (15,324,379)       (18,081,977)       (20,721,352)
                                                       --------------     --------------     --------------
                 Net income (loss)                     $    7,009,936     $   (1,048,145)    $   (1,977,828)
                                                       ==============     ==============     ==============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

BALANCE AT JANUARY 1, 2001                                                                $ 116,256,263
Reclassification of amounts receivable from parent                                          (14,532,822)
Net loss                                                                                     (1,977,828)
                                                                                          -------------
BALANCE AT DECEMBER 31, 2001                                                                 99,745,613
Reclassification of amounts payable to parent                                                12,370,698
Net loss                                                                                     (1,048,145)
                                                                                          -------------
BALANCE AT DECEMBER 31, 2002                                                                111,068,166
Reclassification of amounts receivable from parent                                          (13,855,208)
Net income                                                                                    7,009,936
                                                                                          -------------
BALANCE AT DECEMBER 31, 2003                                                              $ 104,222,894
                                                                                          =============

   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001



                                                                             2003             2002             2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                        $   7,009,936    $  (1,048,145)   $  (1,977,828)
Adjustments and other changes to reconcile net
 income (loss) to net cash provided by operating
 activities - increase (decrease) in cash
         Depreciation and amortization                                      11,902,147       11,826,181       11,393,367
         Amortization of deferred financing fees                             1,852,611        1,546,332        1,439,803
         Impairment of value on operating properties                                 -        6,000,000          307,643
         Accounts receivable, net                                             (842,417)          53,752         (115,659)
         Prepaids and other current assets                                  (1,294,658)       2,227,380       (1,436,627)
         Unearned entrance fees                                                (75,036)        (400,465)        (480,683)
         Accounts payable and other current liabilities                     (3,113,089)       3,561,170         (225,348)
         Reserve for workers' compensation                                     365,870                -         (162,282)
         Reserve for general and professional liability                        500,000                -        2,000,000
         Refundable security deposits and entrance fees                     (1,352,229)        (909,998)        (816,480)
                                                                         -------------    -------------    -------------
                                 Net cash provided by operating
                                  activities                                14,953,135       22,856,207        9,925,906
                                                                         -------------    -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                         (14,921,761)     (28,580,797)      (4,062,904)
Increase (decrease) in restricted assets                                     4,821,872       (2,289,100)       1,091,362
                                                                         -------------    -------------    -------------
                                 Net cash used in investing activities     (10,099,889)     (30,869,897)      (2,971,542)
                                                                         -------------    -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Member (distributions) contributions, net                                  (13,855,208)      12,370,698      (14,532,822)
Proceeds from notes payable and long-term debt                             135,975,000                -       12,000,000
Repayment of notes payable and long-term debt                             (123,006,661)      (3,133,909)      (4,494,097)
Deferred financing fees                                                     (2,751,028)        (268,124)        (447,820)
                                                                         -------------    -------------    -------------
                                 Net cash (used in) provided by
                                  financing activities                      (3,637,897)       8,968,665       (7,474,739)
                                                                         -------------    -------------    -------------
Increase (decrease) in cash and cash equivalents                             1,215,349          954,975         (520,375)
CASH AND CASH EQUIVALENTS
Beginning of period                                                          3,071,653        2,116,678        2,637,053
                                                                         -------------    -------------    -------------
End of period                                                            $   4,287,002    $   3,071,653    $   2,116,678
                                                                         =============    =============    =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest                                                   $  15,889,304    $  16,088,560    $  19,469,265


   The accompanying notes are an integral part of these financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

1.       ORGANIZATION AND NATURE OF BUSINESS

         The Horizon Bay Senior Communities Twenty Communities (the "Communities") consists of nineteen primarily independent living communities owned by WHSLC Realty, L.L.C. (WHSLC) and one community owned by WHSLC and WHSLH Realty, L.L.C. (WHSLH) (affiliated with Whitehall Street Real Estate Limited Partnerships and Goldman, Sachs & Co.).

         WHSLC was formed July 31, 1997 as a limited liability company pursuant to the Delaware Limited Liability Company Act. The Members of WHSLC are WHSLH and Senior Lifestyle Contribution Company, L.L.C. WHSLC was established to acquire and hold, directly or indirectly through one or more subsidiaries, equity interests in congregate, assisted living and nursing home properties.

         The Communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by the operators are generally not covered by health or other insurance and, therefore, monthly fees are generally payable by the resident, their family or another responsible party. The twenty communities each represent a separate legal entity in either the limited liability company or limited partnership form and are as follows: Carrington Point, Cherry Hills Club, East Bay Manor, Emerald Bay Manor, Greenwich Bay Manor, Heritage Palmeras, Heron's Run, Newport Place, North Bay Manor, Pinecrest Place, Prosperity Oaks, Sakonnet Bay Manor, South Bay Manor, The Park at Golf Mill, The Park at Olympia Fields, The Park at Riverchase, The Pointe at Newport Place, Treemont Retirement Community, Waterside Retirement Estates, and West Bay Manor.

         WHSLC entered into an agreement in December 2003, which was subsequently amended in 2004, to sell the communities to CNL Retirement Corp. (CNL) for approximately $562,000,000 (Note 8). The amendments extended certain dates within the due diligence period and clarified certain terms of the agreement regarding environmental remediation.

2.       SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The combined financial statements have been prepared to present the combined financial position, results of operations, and cash flows of the Communities and are presented for the purpose of complying with the Securities and Exchange Commission's rules and regulations regarding businesses acquired and to be acquired. The Communities will be operated under leasing structures between CNL and WHSLC and/or affiliates. The combined financial statements reflect the combined net assets and operations of the Communities. All significant intercompany transactions and balances within the Communities have been eliminated.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may ultimately differ from estimates, and such differences could be material.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of bank demand deposits, overnight repurchase/sweep accounts, which are typically invested in Euro-based instruments, and highly liquid debt instruments with maturities of three months or less when purchased.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         Credit losses are provided for in the financial statements based on management's best estimate of collectibility.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 30 years. Property and equipment of the Communities are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value is determined by utilizing the discounted cash flow method.

         Construction in progress includes direct costs related to acquisition, development and construction of facilities.

         DEFERRED FINANCING COSTS

         Costs incurred in connection with obtaining financing for Communities-owned facilities have been deferred and amortized on a straight-line basis over the term of the new financing. These costs include loan origination fees, legal fees, rate cap fees and other costs directly related to obtaining the financing. The amortization of these costs is included in interest expense.

         RESTRICTED ASSETS

         Restricted assets include debt service reserve funds under loan agreements, state statutes, tenant security deposits, escrow for real estate taxes, and cash collateralized for issued letters of credit.

         OBLIGATION TO PROVIDE FUTURE SERVICES

         One of the facilities included in the Communities annually calculates the present value of the net cost of future services and use of facilities to be provided to current residents and compares that amount with the balance of deferred revenue from unearned entrance fees. If the present value of the net cost of future services and use of facilities exceeds the deferred revenue from entrance fees, a liability is recorded (obligation to provide future services and use of facilities) with a corresponding charge to income. The present value of the net cost of future services and uses of facilities did not exceed the revenue anticipated, and therefore, no future service obligation was recorded at December 31, 2003 or 2002.

         REVENUE RECOGNITION

         Operating revenue consists of monthly services, which includes rent, assistance and other related services. Monthly services are recorded at the time such services are provided to tenants. Other revenue consists primarily of resident community fees recognized as income when received. Agreements with residents are generally for a term of one year and are cancelable by residents with thirty days notice.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         The Communities have one facility that offers life care contracts whereby the residents pay an entrance fee upon move-in, as well as a monthly rental payment. Earned entrance fees are one-time nonrecurring fees collected from tenants upon signing of the agreement and are amortized over the residents' life expectancy.

         ADVERTISING

         All costs associated with advertising and promoting the property are expensed in the year incurred. Advertising expense was approximately $1,275,000, $1,300,000 and $1,300,000 for the years ended December 31,
         2003, 2002, and 2001, respectively.

         INCOME TAXES

         No provision (benefit) for income taxes is provided on the net income
         (loss) of the Communities since it is reported by the members or partners on their respective income tax returns.

         DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, other assets, accounts payable, refundable security deposits and accrued expenses approximate fair value because of the short-term maturity of these instruments.

         The carrying amounts of refundable deposits may not approximate fair value since these liabilities are not short-term in nature. However, since these liabilities do not have specified maturity dates, management believes it is not practicable to determine their fair value.

         Based on the borrowing rates currently available to the Communities' debt with similar terms, management believes that the carrying value of notes payable and long-term debt approximates the fair value of the debt. Additionally, a significant portion of the Communities' debt bears interest at variable rates.

         RECLASSIFICATIONS

         Certain reclassifications of prior year amounts have been made to conform to current year presentation.

         NEW ACCOUNTING PRONOUNCEMENTS

         On January 1, 2002, the Communities adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting for the impairment or disposal of long-lived assets, primarily property and equipment.

         Management believes there are no other new accounting pronouncements for which adoption will have a material impact on the Communities' financial statements.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

3.       PROPERTY AND EQUIPMENT, INCLUDING ASSETS HELD FOR SALE

         Property and equipment at December 31, 2003, which is reflected as held for sale, and 2002 consists of the following:

                                       2003             2002
Land and improvements             $  35,049,633    $  34,653,913
Buildings and improvements          407,848,014      369,605,904
Equipment                            16,603,936       15,593,975
Construction in progress              1,135,777       25,858,000
                                  -------------    -------------
                                    460,637,360      445,711,792
Less:  accumulated depreciation     (63,800,616)     (51,894,662)
                                  -------------    -------------
                                    396,836,744      393,817,130
Less:  assets held for sale        (396,836,744)               -
                                  -------------    -------------
                                  $           -    $ 393,817,130
                                  =============    =============

         In 2002 and 2001, the Communities recognized impairments on two of its properties. To recognize the impairments, the Communities reduced the carrying value of buildings by a total of $6,307,643 at December 31, 2003 and 2002.

         There were no impairments recorded on the Communities' properties in 2003.

         DISPOSITION OF ASSETS

         In December 2003, WHSLC committed to a formalized plan and initiated actions under this plan to sell to CNL its interest in all of the real and personal property, debt reserve funds, and the related mortgage debt related to the Communities. The Communities' assets and liabilities that were part of this formalized plan have been classified as held for sale on the balance sheet at December 31, 2003. Completion of the sale of WHSLC's interest in the Communities is anticipated to occur in 2004 (Note 8). There were no adjustments recorded during 2003 to the carrying value for these assets and liabilities for impairment.

         The major components of assets and liabilities held for sale at December 31, 2003 are as follows:

ASSETS
Debt reserve fund and other deposits   $  3,049,670
Deferred financing fees, net           $  3,547,096
Property, plant and equipment          $396,836,744
LIABILITIES
Long-term debt                         $293,291,314

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

4.       LONG-TERM DEBT

         Long-term debt at December 31, 2003 relates to assets held for sale. Amounts outstanding at the end of 2003 and 2002 are as follows:

                                                                         2003             2002
DMBS plus 90 basis points (approximately 2.2% and 2.2% at December
 31, 2003 and 2002, respectively) master credit facility payable to a mortgage corporation and subject to $163,000,000 revolving credit facility. Due in October 2005. Collateralized by the real estate of the underlying facilities. Cross-defaulted with the
 Communities' other loans in the master credit facility.             $ 110,445,500    $ 112,287,000

LIBOR plus 2.50%, at a minimum of 7.45% (7.45% at
 December 31, 2002) mortgage notes payable to bank.
 Final payment made in 2003.  Collateralized by the real
 estate of the underlying facilities and partially
 guaranteed by the Communities.  Cross-defaulted with
 the Communities' other loans with the same bank.                                -       54,883,627

LIBOR plus 4%, at a minimum of 8% at December 31,
 2002; master credit facility payable to a mortgage corporation and subject to $55,000,000 non-revolving construction and
 mini-perm facility; refinanced in 2003. Collateralized by the real estate of the underlying facilities and cross-defaulted with the Communities' other obligations with the same mortgage
 corporation.                                                                    -       22,590,545

8.17% mortgage note payable in monthly installments of
 $283,042 including interest; final payment due April 15,
 2005.  The mortgage is collateralized by the real estate
 of one facility.  The note is guaranteed by WHSLC up
 to $10 million.                                                        33,187,586       33,786,550

LIBOR plus 2.35% (approximately 3.77% at December 31, 2002), mortgage note payable to bank; final payment made on
 September 30, 2003. The mortgage was collateralized by
 the real estate of two facilities.                                              -        6,977,154

7.875% mortgage note, payable in monthly installments
 of $95,900 including interest; final payment due in
 December 2038.  The mortgage is collateralized by
 the real estate of one facility.                                       13,683,228       13,753,981

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

8% mortgage note, payable in monthly installments of
 $75,094 including interest; final payment made in 2003.
 The mortgage was collateralized by the real estate of
 one facility.                                                                   -       10,415,470

8% mortgage note, payable in monthly installments of
 $64,605 including interest; final payment made in 2003.
 The mortgage was collateralized by the real estate of
 one facility.                                                                   -        7,143,620

10.125% mortgage note, payable in monthly installments
 of $58,600 including interest; final payment made in 2003.
 The mortgage was collateralized by the real estate of
 one facility.                                                                   -        6,615,028

LIBOR plus 4%, at a minimum of 7.5% (7.5% at December 31,
 2002) promissory note payable to a bank in monthly
 installments of $10,000, final payment made in 2003. The note was collateralized by real estate, fixed assets, and accounts
 receivable at one facility.                                                     -       11,870,000

DMBS plus 104 basis points (approximately 2.2% at December 31,
 2003) master credit facility payable to a mortgage corporation and subject to a $82,235,000 revolving credit facility. The note is due May 2008 and is collateralized by the real estate of the
 underlying facilities.                                                 82,235,000                -

LIBOR plus 370 basis points at a minimum of 5.95%
 (5.95% at December 31, 2003) master credit facility
 payable to a mortgage corporation and subject to a
 $56,900,000 credit facility. The note is due May 2008 and is
 collateralized by the real estate of the underlying facilities.        48,740,000                -

6.5% mortgage note payable due November 2004.   The
 mortgage is collateralized by the real estate of one
 facility.  The note is guaranteed by WHSLC.                             5,000,000                -
                                                                     -------------    -------------
                                                                       293,291,314      280,322,975
Less:  amounts related to assets held for sale                        (293,291,314)               -
Less:  current portion of long-term debt                                         -       (8,303,880)
                                                                     -------------    -------------
                                                                     $           -    $ 272,019,095
                                                                     =============    =============

         The credit facilities and significant mortgages contain debt covenant compliance requirements. Certain debt requires a debt service coverage ratio before actual management fees of 1.0 to 1.0 in the aggregate with an aggregate debt service coverage ratio, after assumed management fees, of 1.25 to 1.0. Coverage ratios for individual properties after assumed management fees of 1.10 to 1.0 is required for the individual affected properties. Certain occupancy ratios are required to be maintained. In addition, certain loan to value ratios are required.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

               As of December 31, 2002, the Communities were not in compliance with a debt covenant related to the net operating income and occupancy requirements at one of its properties. This loan had a scheduled maturity of September 30, 2003 and was refinanced in 2003. At December 31, 2002, the balance was classified as a current liability.

         Scheduled principal payments on long-term debt, which relate to assets held for sale, over the next five years, as of December 31, 2003, are as follows:

YEAR ENDING
2004                  $   1,206,031
2005                    117,186,622
2006                      1,867,013
2007                      2,002,238
2008                    158,201,340
Subsequent to 2008       12,828,070
                      -------------
                      $ 293,291,314
                      =============

5.       RELATED PARTY TRANSACTIONS

         Pursuant to various management agreements, the Communities pay management fees to Horizon Bay Management, L.L.C. ("Horizon Bay") which is owned 100% by WHSLH. The amounts incurred for management fees were $5,004,114, $4,905,488, and $4,590,377 for the years ended December 31,
         2003, 2002 and 2001, respectively. Management fees range from 4% to 5.5% of net revenue of the operating entities.

         The Communities routinely borrow and repay amounts to WHSLC on an uncollateralized and non-interest bearing basis. Such amounts relate to operational activities, property and equipment expenditures and the facilitation of cash management. The Communities were due a net amount of $13,855,208 and $14,532,822 at December 31, 2003 and 2001,
         respectively, and owed a net amount of $12,370,698 as of December 31, 2002. In conjunction with the aforementioned transaction between CNL and WHSLC, such amounts outstanding at the end of 2003, 2002 and 2001 have been reclassified to equity in the accompanying financial statements.

6.       COMMITMENTS AND CONTINGENCIES

         RENOVATIONS

         As of December 31, 2003, the Communities had substantially completed the renovation of several facilities. These renovation costs have been included in construction in progress and are approximately $1,136,000 and $25,739,000 at December 31, 2003 and 2002, respectively. There were no material commitments related to these projects at December 31, 2003.

         CONDOMINIUM INTERESTS AND SHARED SERVICE AGREEMENTS

         Two of the Communities' facilities are members of condominium associations and they each own an interest in their respective condominiums and share expenses with the other association members. These expenses may be contractual in nature. The two Communities own and operate the assisted living and congregate care portions of their respective buildings, and the other owners own and operate the skilled nursing portions of the facilities.

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         ASSERTED AND UNASSERTED CLAIMS

         The Communities are involved in various claims and legal proceedings as part of their ongoing operations. Claims have been assessed against the Communities by various claimants. The claims are in various stages of processing and some may ultimately be brought to trial. There are no known incidents occurring through December 31, 2003 that may result in the assertion of additional claims not provided for in the accompanying financial statements, however, other claims may be asserted in the future arising from services provided to residents and patients in the past. While it is possible that settlement of asserted claims and claims which may be assessed in the future could result in liabilities in excess of amounts, management believes that the excess liability, if any, will not materially affect the Communities' financial position, results of operations, or cash flows.

         DEBT GUARANTEE

         In connection with the Communities' acquisition of a portfolio of properties, the Communities are a guarantor of bank debt on two properties that the Communities do not own. The owner of these properties has defaulted under the terms of the loan agreements and is currently in the process of refinancing these loans. In the event that the bank would demand immediate repayment of the outstanding loan balance, the Communities have the ultimate obligation to repay the outstanding loan of approximately $3,500,000 in its entirety. However, management has obtained what it believes to be reasonable evidence that the value of the underlying loan collateral (for the two properties which are both completed and operational) is equal to or greater than the outstanding loan balance. Therefore, management has not accrued a liability for the guaranteed loan amount at December 31, 2003.

         LETTERS OF CREDIT

         The Communities are contingently liable to insurance carriers under general and professional and workers' compensation programs and have provided cash collateralized letters of credit aggregating $312,901 and $1,137,000 as of December 31, 2003 and 2002, respectively.

7.       INSURANCE

         The Communities carry various insurance coverages from commercial carriers. Some of the policies provide for a deductible amount. Losses related to deductible amounts are accrued based upon the Communities' estimates of the aggregate liability for claims incurred using certain actuarial assumptions and based on prior Communities' experience. The Communities' insurance programs consist of the following:

         WORKERS' COMPENSATION INSURANCE PROGRAM

         The Communities have a pre-funded, incurred retrospective program which does not include any self-insurance provisions. A prior self-funded program has continued to process and pay outstanding claims relative to incidents which occurred prior to December 1, 2000. The Communities have an accrual for known and potential claims related to the self-funded program of approximately $866,000 and $500,000 as of December 31, 2003 and 2002, respectively.

         GENERAL LIABILITY AND PROFESSIONAL MALPRACTICE INSURANCE

         Effective January 1, 2001, the Communities' general and professional liability insurance coverages were converted from a guaranty cost with no deductible to a claims-made policy. All valid claims incurred prior to January 1, 2001 will be the responsibility of the insurance company and the Communities will not have any exposure. Under the Communities' claims-made policy, valid

HORIZON BAY SENIOR COMMUNITIES TWENTY COMMUNITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

         claims at each location are limited to $1,000,000 per occurrence with a $3,000,000 limit per location and a $15,000,000 aggregate policy limit. The Communities' deductible for valid claims under the claims-made policy range from $100,000 to $5,000,000 per occurrence. The Communities have recorded an accrual for known and estimated incurred but not reported claims of approximately $2,500,000 and $2,000,000 as of December 31, 2003 and 2002, respectively.

         EMPLOYEE HEALTH BENEFITS PROGRAM

         The Communities have a fully-insured health and welfare plan to provide benefits to eligible employees.

8.       SUBSEQUENT EVENT

         In February 2004 WHSLC sold 19 of the 20 properties to CNL Retirement Properties, Inc. (CNL) for approximately $257.7 million in cash plus debt assumption of approximately $279.6 million for a total purchase price of $537.3 million. Horizon Bay simultaneously entered into a 15 year contract with CNL to manage the properties. Horizon Bay also entered into separate fifteen year lease agreements for each of the sold properties. The lease agreements obligate Horizon Bay to pay base annual rent of $37.4 million for the balance of 2004. Horizon Bay will pay $45.9 million, $50.0 million, $52.9 million and $54.4 million in years 2005, 2006, 2007 and 2008, respectively. Subsequent to the closing of the sale in February 2004, WHSLC will still own one property out of the 20 included in these financial statements, which is encumbered with $13.7 million of mortgage debt. WHSLC has entered into a sale agreement for this property, which is expected to close in 2004. The negotiated sales price for this property is $25.3 million. WHSLC will enter into a sale and lease back of this one remaining property with CNL; this sale and leaseback will become effective upon closing.

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors...................................................    F-115

Combined Statement of Certain Revenues and Certain Expenses for the year ended
     December 31, 2003...........................................................    F-116

Notes to Combined Statement of Certain Revenues and Certain Expenses.............    F-117

                         REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

                                         /s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                   YEAR ENDED
                                                               DECEMBER 31, 2003
                                                               -----------------
CERTAIN REVENUES:
Minimum rent                                                     $ 26,034,959
Recoveries from tenants                                             3,145,737
Other property revenues                                             1,068,013
                                                                 ------------
Total certain revenues                                             30,248,709

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                         3,574,837
Taxes                                                               2,888,446
Utilities                                                           2,268,661
Insurance                                                             614,748
Administrative                                                        692,389
Other operating                                                       178,299
                                                                 ------------
Total Operating Expenses                                           10,217,380
                                                                 ------------
EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                 $ 20,031,329
                                                                 ------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 2003

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties"). Medical Office Properties, Inc. has entered into a purchase and sale agreement to sell the Properties to CNL Retirement Properties, Inc. for $256,500,000.

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement includes the operations of the Properties for the twelve-month period ended December 31, 2003. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

PROPERTY                              LOCATION
--------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
       2004                                                  $  24,084,000
       2005                                                     21,131,000
       2006                                                     19,073,000
       2007                                                     16,890,000
       2008                                                     14,143,000
       Thereafter                                               35,988,000
                                                             -------------

                                                             $ 131,309,000
                                                             =============

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
       2004                                                   $   119,000
       2005                                                       119,000
       2006                                                       118,000
       2007                                                       115,000
       2008                                                       115,000
       Thereafter                                               5,131,000
                                                              -----------

                                                              $ 5,717,000
                                                              ===========

                          Sunrise Assisted Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                    December 31,         December 31,
                                        2003                 2002
                                    ------------         ------------
Current assets                       $ 235,895           $  254,386
Noncurrent assets                      773,903              861,765
Current liabilities                    164,772              114,747
Noncurrent liabilities                 353,147              533,725
Minority interests                       1,603                1,861
Stockholders' equity                   490,276              465,818

Consolidated Statements of Income Data:

                               Year Ended     Year Ended     Year Ended
                              December 31,   December 31,   December 31,
                                  2003           2002           2001
                              ------------   ------------   ------------
Revenues                       $1,188,301     $  505,912     $  428,219

Costs and expenses              1,074,633        394,164        322,779
                               ----------     ----------     ----------

Net income                     $   62,178     $   54,661     $   49,101
                               ==========     ==========     ==========

Basic earnings per share       $     2.92     $     2.44     $     2.25
                               ==========     ==========     ==========

Diluted earnings per share     $     2.63     $     2.23     $     2.08
                               ==========     ==========     ==========

                                  ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES


                      THE PRIOR PERFORMANCE TABLES IN THIS
                      ADDENDUM UPDATE AND REPLACE APPENDIX B
                      TO THE PROSPECTUS, DATED MARCH 26, 2003.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with one of the Prior Public Programs, the offering of which became fully subscribed between January 1999 and December 2003, through December 31, 2003, and for the remaining Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002, through December 31, 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003, in connection with one of the Prior Public Programs, and for the remaining Prior Public Programs commencing with inception through December 31, 2002. Information regarding the remaining Prior Public Programs through December 31, 2003, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by one of the Prior Public Programs between January 2001 and December 2003, and for the remaining Prior Public Programs between January 2000 and December 2002. Information regarding the sale or disposal of properties owned by the remaining Prior Public Programs between January 2001 and December 2003, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                    CNL Hospitality
                                                    Properties, Inc.
                                                   -----------------
                                                    (Notes 1 and 2)
Dollar amount offered                              $ 2,437,349,502
                                                   ===============

Dollar amount raised                                         100.0%
                                                   ---------------

Less offering expenses:

   Selling commissions and discounts                          (7.5)
   Organizational expenses                                    (3.0)
   Marketing support and due diligence expense
     reimbursement fees (includes amounts
     reallowed to unaffiliated entities)                      (0.5)
                                                   ---------------
                                                             (11.0)
                                                   ---------------
Reserve for operations                                          --
                                                   ---------------
Percent available for investment                              89.0%
                                                   ===============
Acquisition costs:

   Cash down payment                                          84.5%
   Acquisition fees paid to affiliates                         4.5
   Loan costs                                                   --
                                                   ---------------
Total acquisition costs                                       89.0%
                                                   ===============
Percent leveraged (mortgage financing divided
   by total acquisition costs)                                48.4%

Date offering began                                7/09/97, 6/17/99,
                                                    9/15/00, 4/23/02
                                                        and 02/05/03

Length of offering (in months)                     23, 15, 20, and 9,
                                                        respectively

Months to invest 90% of amount available              29, 16 and 22,
   for investment measured from date of offering        respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the Company received approximately $450,000,000, including $3,375,474 (337,547 shares) issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (39,274,968 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                  CNL Hospitality
                                                  Properties, Inc.   Other Programs
                                                  ----------------   --------------
                                                  (Notes 2 and 3)       (Note 1)
Date offering commenced                           7/9/97, 6/17/99,
                                                  9/15/00, 4/23/02
                                                      and 02/05/03      (Note 1)

Dollar amount raised                              $  2,437,349,502      (Note 1)
                                                  ================   ==============
Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                 182,801,213
     Real estate commissions                                    --
     Acquisition fees                                  109,680,728
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                           12,186,748
                                                  ----------------   --------------
Total amount paid to sponsor                           304,668,689      (Note 1)
                                                  ================   ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2003 (Note 6)                                     127,948,000      111,466,353
     2002 (Note 6)                                      84,484,672      167,271,966
     2001 (Note 6)                                      62,826,759      101,478,002
     2000 (Note 6)                                      45,528,919     (103,119,307)
     1999                                               13,348,795               NA
     1998                                                2,985,455               NA
     1997                                                   29,358               NA
Amount paid to sponsor from operations
   (administrative, accounting and
   management fees) (Notes 5 and 7):
     2003                                               15,061,000        3,093,990
     2002                                                7,824,672        7,333,973
     2001                                                4,418,759        8,241,644
     2000                                                1,878,358        5,489,273
     1999                                                  458,634               NA
     1998                                                  208,490               NA
     1997                                                    6,889               NA
Dollar amount of property sales and
   refinancing before deducting payments
   to sponsor:
     Cash                                                       --      786,418,991
     Notes                                                      --        2,030,581
Amount paid to sponsors from property
   sales and refinancing:
     Real estate commissions                                    --               --
     Incentive fees                                             --               --
Other (Notes 3 and 4)                                   73,669,384        4,480,309

Note 1: Other Programs in the table above includes prior public programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2000. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

     Past performance is not necessarily indicative of future performance.

Note 2
   (Continued:)   Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties
                  REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the
                  Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares)
                  issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality
                  Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002
                  Offering commenced immediately following the completion of the 2000 Offering on April 23, 2003, and upon completion of the 2002 Offering on February 5, 2003, the Company had received approximately $450,000,000 including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality
                  Properties REIT registered for the sale of up to $1.75 billion of Shares of Common Stock (the "2003 Offering"). As of
                  December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (39,274,968 shares) from its 2003 Offering, including $16,674,866
                  (1,667,487 shares) issued pursuant to the reinvestment plan.
                  The amounts shown represent the combined results of the CHP
                  Initial Offering, the 1999 Offering, the 2000 Offering, the
                  2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,612,000, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: During the years ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

      Past performance is not necessarily indicative of future performance.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                          RESTAURANT PROPERTIES, INC.

                                                             1994            1995             1996             1997
                                                         (Notes 1, 23     (Notes 23        (Notes 23       (Notes 2, 23
                                                            and 26)         and 26)          and 26)          and 26)
                                                         ------------   --------------   --------------   --------------
Continuing Operations:
  Gross revenue (Note 24)                                 $       --    $     539,776    $   4,363,456    $  15,516,102
  Equity in earnings of unconsolidated joint
    venture                                                       --               --               --               --
  Gain (loss) on sale of assets (Notes 7, 15, 18,
    21 and 23)                                                    --               --               --               --
  Provision for losses on assets (Notes 12, 14,
    17, 23 and 26)                                                --               --               --               --
  Sale of real estate (Notes 23 and 24)                           --               --               --               --
  Interest income                                                 --          119,355        1,843,228        3,941,831
  Less: Operating expenses (Notes 5, 23 and 26)                   --         (186,145)        (908,924)      (2,066,962)
        Transaction costs                                         --               --               --               --
        Net decrease in value of mortgage
          loans held for sale, net of related
          hedge                                                   --               --               --               --
        Interest expense (Notes 23 and 26)                        --               --               --               --
        Cost of real estate sold (Notes 23
          and 24)                                                 --               --               --               --
        Depreciation and amortization
          (Notes 23 and 26)                                       --         (104,131)        (521,871)      (1,795,062)
        Loss on termination of cash flow
          hedge accounting                                        --               --               --               --
        Advisor acquisition expense
          (Note 16)                                               --               --               --               --
        Minority interest in (income)/loss of
          consolidated joint ventures                             --              (76)         (29,927)         (31,453)
Discontinued Operations:
  Earnings/(loss) from discontinued operations,
    net (Notes 23 and 26)                                         --               --               --               --
  Gain on disposal of discontinued operations,
    net (Notes 23 and 26)                                         --               --               --               --
  Income tax benefit                                              --               --               --               --
Cumulative effect of accounting change                            --               --               --               --
                                                          ----------    -------------    -------------    -------------
Net income (loss) - GAAP basis                                    --          368,779        4,745,962       15,564,456
                                                          ==========    =============    =============    =============
Taxable income
  - from operations (Note 8)                                      --          379,935        4,894,262       15,727,311
                                                          ==========    =============    =============    =============
  - from gain (loss) on sale (Notes 7, 15, 18
      and 21)                                                     --               --               --          (41,115)
                                                          ==========    =============    =============    =============
Cash generated from (used in) operations
  (Notes 4 and 5)                                                 --          498,459        5,482,540       17,076,214
Cash generated from sales (Notes 7, 15, 18
  and 21)                                                         --               --               --        6,289,236
Cash generated from refinancing                                   --               --               --               --
                                                          ----------    -------------    -------------    -------------
Cash generated from (used in) operations, sales
  and refinancing                                                 --          498,459        5,482,540       23,365,450
Less: Cash distributions to investors (Note 9)
       - from operating cash flow (Note 4)                        --         (498,459)      (5,439,404)     (16,854,297)
       - from sale of properties                                  --               --               --               --
       - from cash flow from prior period                         --               --               --               --
       - from return of capital (Note 10)                         --         (136,827)              --               --
                                                          ----------    -------------    -------------    -------------
Cash generated (deficiency) after cash
  distributions                                                   --         (136,827)          43,136        6,511,153
Special items (not including sales of real estate
  and refinancing):
       Subscriptions received from stockholders                   --       38,454,158      100,792,991      222,482,560
       Sale of common stock to CNL Fund
         Advisors, Inc.                                      200,000               --               --               --
       Retirement of shares of common stock
         (Note 13)                                                --               --               --               --
       Contributions from minority interest of
          consolidated joint venture                              --          200,000           97,419               --
       Distributions to minority interest                         --               --          (39,121)         (34,020)
       Payment of stock issuance costs
         (Note 20)                                               (19)      (3,680,704)      (8,486,188)     (19,542,862)
       Acquisition of land and buildings on
         operating leases (Note 4)                                --      (18,835,969)     (36,104,148)    (143,542,667)
       Investment in direct financing leases
         (Note 4)                                                 --       (1,364,960)     (13,372,621)     (39,155,974)
       Proceeds from sales of equipment direct
         financing leases                                         --               --               --          962,274

      Past performance is not necessarily indicative of future performance.

     1998            1999            2000             2001           2002
 (Notes 3, 23    (Notes 3, 23     (Notes 23        (Notes 23       (Notes 23          2003
   and 26)          and 26)         and 26)          and 26)        and 26)         (Note 26)
--------------  --------------  --------------   --------------  --------------  --------------
$  29,560,219   $  57,979,792   $  83,618,889    $ 104,327,440   $  92,134,457   $  81,797,052


       16,018          97,307          97,559           98,561         100,493         107,702

           --      (1,851,838)       (721,230)      (1,136,997)       (347,179)       (157,488)

     (269,149)     (6,989,195)     (9,365,818)     (41,487,374)     (9,625,354)    (14,250,404)
           --              --              --      128,479,972     209,497,908              --
    8,984,546      13,335,146      29,794,446       46,676,272      39,899,581      34,393,394
   (3,493,160)    (12,830,157)    (28,508,769)     (32,477,683)    (31,763,002)    (26,349,946)
           --      (6,798,803)    (10,315,116)              --              --              --


           --        (551,011)     (6,854,932)      (5,070,213)     (5,368,261)     (1,852,941)
           --     (10,205,197)    (47,612,460)     (69,750,191)    (58,400,715)    (50,575,760)

           --              --              --     (118,537,146)   (193,178,891)             --

   (3,658,617)     (8,382,082)    (17,565,604)     (17,715,411)    (13,132,656)    (12,521,181)

           --              --              --       (8,060,600)             --        (501,500)

           --     (76,333,516)             --               --              --              --

      (30,156)        (41,678)      1,023,730       (1,250,245)     (2,408,702)     (1,913,277)


    1,042,707       2,733,898       9,336,468       (4,871,981)     (3,396,637)       (410,711)

           --              --              --               --      11,578,657      28,329,974
           --              --              --               --              --       6,345,551
           --              --              --       (3,840,902)             --              --
-------------   -------------   -------------    -------------   -------------   -------------
   32,152,408     (49,837,334)      2,927,163      (24,451,498)     35,589,693      42,440,465
=============   =============   =============    =============   =============   =============

   33,553,390      58,152,473      28,881,542       22,681,442       3,205,385      33,044,614
=============   =============   =============    =============   =============   =============

     (149,948)       (789,861)     (2,696,079)      (9,518,197)    (10,831,314)     (6,089,087)
=============   =============   =============    =============   =============   =============

   39,116,275     307,261,214    (155,961,649)      48,733,308     111,588,697     108,372,363

    2,385,941       5,302,433      12,833,063       12,658,578      67,084,608      25,312,090
           --              --              --               --              --              --
-------------   -------------   -------------    -------------   -------------   -------------

   41,502,216     312,563,647    (143,128,586)      61,391,886     178,673,305     133,684,453

  (39,116,275)    (60,078,825)             --      (48,733,308)    (67,990,684)    (68,244,434)
           --              --              --               --              --              --
     (265,053)             --     (66,329,582)     (17,733,389)             --              --
      (67,821)             --              --               --              --              --
-------------   -------------   -------------    -------------   -------------   -------------

    2,053,067     252,484,822    (209,458,168)      (5,074,811)    110,636,412      65,440,019


  385,523,966         210,736              --        3,691,600       9,750,000              --

           --              --              --               --              --              --

     (639,528)        (50,891)             --               --          (4,709)

           --         740,621          39,922               --              --              --
      (34,073)        (66,763)       (146,601)        (234,002)     (1,484,386)     (1,867,258)

  (34,579,650)       (737,190)     (1,493,436)      (1,493,436)     (1,493,437)     (1,493,437)

 (200,101,667)   (286,411,210)   (160,901,355)     (26,051,869)     (7,211,699)             --

  (47,115,435)    (63,663,720)    (15,368,629)              --              --              --

           --       2,252,766       1,848,664               --              --              --

      Past performance is not necessarily indicative of future performance.

                                                       1994         1995          1996         1997
                                                   (Notes 1, 23   (Notes 23    (Notes 23    (Notes 2, 23
                                                      and 26)      and 26)      and 26)        and 26)
                                                   ------------  -----------  ------------  ------------
     Proceeds from sale of consolidated
       partnership interest (Note 19)                      --            --            --            --
     Proceeds from sale of securities                      --            --            --            --
     Proceeds from borrowing from affiliate
       (Note 22)                                           --            --            --            --
     Investment in joint venture                           --            --            --            --
     Increase in restricted cash                           --            --            --            --
     Purchase of other investments (Note 4)                --            --            --            --
     Investment in mortgage, equipment and
       other notes receivable (Note 4)                     --            --   (13,547,264)  (16,923,383)
     Collections on mortgage, equipment and
       other notes receivable (Note 4)                     --            --       133,850       250,732
     Redemption of (investment in)
       certificates of deposit                             --            --            --    (2,000,000)
     Proceeds from the issuance of bonds                   --            --            --            --
     Payment on bonds                                      --            --            --            --
     Proceeds from borrowing on credit
       facility, note payable and subordinated
       note payable                                        --            --     3,666,896    19,721,804
     Payment on credit facility and note
       payable                                             --            --      (145,080)  (20,784,577)
     Reimbursement of organization,
       acquisition, and deferred offering and
       stock issuance costs paid on behalf of
       CNL Restaurant Properties, Inc.
       by related parties                            (199,036)   (2,500,056)     (939,798)   (2,857,352)
     Decrease (increase) in intangibles and
       other assets                                        --      (628,142)   (1,103,896)           --
     Proceeds from borrowings on mortgage
       warehouse facilities                                --            --            --            --
     Payments on mortgage warehouse
       facilities                                          --            --            --            --
     Payments of loan and bond issuance costs              --            --            --            --
     Other                                                 --            --       (54,533)       49,001
                                                   ----------    ----------   -----------   -----------
Cash generated (deficiency) after cash
  distributions and special items                         945    11,507,500    30,941,643     5,136,689
                                                   ==========    ==========   ===========   ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
  - from operations (Notes 8 and 25)                       --            20            61            67
                                                   ==========    ==========   ===========   ===========
  - from recapture                                         --            --            --            --
                                                   ==========    ==========   ===========   ===========
Capital gain (loss) (Notes 7, 15, 18 and 21)               --            --            --            --
                                                   ==========    ==========   ===========   ===========
Cash distributions to investors:
  Source (on GAAP basis):
  - from investment income                                 --            19            59            66
  - from capital gain                                      --            --            --            --
  - from investment income from prior period               --            --            --            --
  - from return of capital (Note 10)                       --            14             8             6
                                                   ----------    ----------   -----------   -----------
Total distributions on GAAP basis (Note 11):               --            33            67            72
                                                   ==========    ==========   ===========   ===========
  Source (on cash basis):
  - from sales                                             --            --            --            --
  - from refinancing                                       --            --            --            --
  - from operations (Note 4)                               --            26            67            72
  - from cash flow from prior period                       --            --            --            --
  - from return of capital (Note 10)                       --             7            --            --
                                                   ----------    ----------   -----------   -----------
Total distributions on cash basis (Note 11)                --            33            67            72
                                                   ==========    ==========   ===========   ===========
Total cash distributions as a percentage of
  original $1,000 investment (Note 6)                    0.00%         5.34%         7.06%         7.45%
Total cumulative cash distributions per
  $1,000 investment from inception                         --            33           100           172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)                       N/A           100%          100%         100%

     Past performance is not necessarily indicative of future performance.

    1998            1999           2000           2001           2002
(Notes 3, 23    (Notes 3, 23    (Notes 23      (Notes 23       (Notes 23        2003
   and 26)         and 26)       and 26)         and 26)        and 26)       (Note 26)
-------------  -------------  -------------   -------------  -------------  -------------

          --             --      1,187,238              --             --             --
          --             --      7,720,997         982,050             --             --

          --             --             --       8,708,400     11,750,000     18,709,603
    (974,696)      (187,452)            --         (10,000)      (150,000)            --
          --             --     (1,875,838)     (9,055,564)     6,357,321     (7,887,421)
 (16,083,055)            --     (2,831,779)             --             --             --

 (10,724,398)   (31,004,345)   (11,130,607)    (11,457,682)    (6,606,837)            --

   1,555,623      3,894,067      8,334,231       9,325,173     15,481,478     29,075,354

          --      2,000,000             --              --             --             --
          --             --    280,906,000     177,222,667             --     24,905,561
          --             --     (2,422,469)    (10,065,808)   (16,435,554)   (19,402,557)


   7,692,040    439,941,245    397,538,000      63,948,887    249,333,516     34,104,800

      (8,039)   (61,580,289)  (586,425,008)   (159,064,801)   (90,875,084)   (66,750,919)




  (4,574,925)    (1,492,310)            --              --             --             --

  (6,281,069)    (1,862,036)      (377,755)             --             --             --

          --     27,101,067    301,227,438     325,264,212    189,901,470    124,126,661

          --   (352,808,966)    (7,718,739)   (358,859,850)  (474,312,483)  (176,371,771)
          --     (5,947,397)   (20,891,532)     (9,633,523)       (22,557)    (2,231,032)
     (95,101)            --             --              --             --         19,064
------------   ------------   ------------    ------------   ------------   ------------

  75,613,060    (77,188,245)   (22,239,426)     (2,458,357)    (5,345,049)    20,376,667
============   ============   ============    ============   ============   ============




          63             73             30              15             --             30
============   ============   ============    ============   ============   ============
          --             --             --              --             --             --
============   ============   ============    ============   ============   ============
          --             --             --              --             --             --
============   ============   ============    ============   ============   ============


          60             --              3              --             40             47
          --             --             --              --             --             --
          --             --             --              --             --             --
          14             76             73              76             36             28
------------   ------------   ------------    ------------   ------------   ------------
          74             76             76              76             76             75
============   ============   ============    ============   ============   ============

          --             --             --              --             --             --
          --             --             --              --             --             --
          73             76             --              55             76             75
           1             --             76              21             --             --
          --             --             --              --             --             --
------------   ------------   ------------    ------------   ------------   ------------
          74             76             76              76             76             75
============   ============   ============    ============   ============   ============

       7.625%         7.625%         7.625%          7.625%         7.625%         7.625%

         246            322            398             474            550            625






         100%           100%           100%            100%           100%           100%


     Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:           For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%,
                  93.33%, 90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%,
                  respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

     Past performance is not necessarily indicative of future performance.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.


Note 17: During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400, respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.


Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

     Past performance is not necessarily indicative of future performance.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436,
                  $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21: During the year ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.


Note 26: As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN 46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.


     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.


                                                             1996         1997                          1999
                                                           (Note 1)     (Note 1)        1998          (Note 2)
                                                          ----------  -----------  --------------  --------------
Gross revenue                                             $      --   $       --   $   1,316,599   $   4,230,995
Dividend income (Note 10)                                        --           --              --       2,753,506
Interest and other income                                        --       46,071         638,862       3,693,004
Less: Operating expenses                                         --      (22,386)       (257,646)       (802,755)
      Interest expense                                           --           --        (350,322)       (248,094)
      Depreciation and amortization                              --         (833)       (388,554)     (1,267,868)
      Equity in loss of unconsolidated
        subsidiary after deduction of
        preferred stock dividends (Note 10)                      --           --              --        (778,466)
      Minority interest                                          --           --              --         (64,334)
Benefit from Income Taxes                                        --           --              --              --
Income from Continuing Operations                                --           --              --              --
                                                          ---------   ----------   -------------   -------------
Net income - GAAP basis                                          --       22,852         958,939       7,515,988
                                                          =========   ==========   =============   =============
Taxable income
     - from operations (Note 6)                                  --       46,071         609,304       7,613,284
                                                          =========   ==========   =============   =============
     - from gain (loss) on sale                                  --           --              --              --
                                                          =========   ==========   =============   =============
Cash generated from operations (Notes
  3 and 4)                                                       --       22,469       2,776,965      12,890,161
Less: Cash distributions to investors (Note 7)
       - from operating cash flow                                --      (22,469)     (1,168,145)    (10,765,881)
       - from sale of properties                                 --           --              --              --
       - from cash flow from prior period                        --           --              --              --
       - from return of capital (Note 8)                         --       (7,307)             --              --
                                                          ---------   ----------   -------------   -------------
Cash generated (deficiency) after cash
  distributions                                                  --       (7,307)      1,608,820       2,124,280
Special items (not including sales of real
  estate and refinancing):
       Subscriptions received from
         stockholders                                            --   11,325,402      31,693,678     245,938,907
       Sale of common stock to CNL
         Hospitality Corp. (formerly CNL
         Hospitality Advisors, Inc.)                        200,000           --              --              --
       Proceeds from mortgage loans and other
         notes payable                                           --           --              --              --
       Contribution from minority interest                       --           --              --       7,150,000
       Distributions to holders of minority
         interest                                                --           --              --              --
       Stock issuance costs                                (197,916)  (1,979,371)     (3,948,669)    (26,472,318)
       Acquisition of land, buildings and
         equipment                                               --           --     (28,752,549)    (85,089,887)
       Acquisition of RFS                                        --           --              --              --
       Investment in unconsolidated subsidiary                   --           --              --     (39,879,638)
       Deposit on property and other investments                 --           --              --              --
       Acquisition of additional interest CNL
         Hotel Investors, Inc.                                   --           --              --              --
       Redemption of (investment in) certificate of
         deposit                                                 --           --      (5,000,000)             --
       Increase in restricted cash                               --           --         (82,407)       (193,223)
       Proceeds of borrowing on line of credit                   --           --       9,600,000              --
       Payment on mortgage loans and line of credit              --           --              --      (9,600,000)
       Payment of other notes                                    --           --              --              --
       Payment of loan costs                                     --           --         (91,262)        (47,334)
       Decrease (increase) in intangibles and
         other assets                                            --     (463,470)       (676,026)     (5,068,727)
       Retirement of shares of common stock                      --           --              --        (118,542)
       Due from related parties - offering expenses              --           --              --              --
       Other                                                     --       (7,500)          7,500              --
                                                          ---------   ----------   -------------   -------------
Cash generated (deficiency) after cash
  distributions and special items                             2,084    8,867,754       4,359,085      88,743,518
                                                          =========   ==========   =============   =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
  - from operations (Note 6)                                     --            7              25              48
                                                          =========   ==========   =============   =============
  - from recapture                                               --           --              --              --
                                                          =========   ==========   =============   =============
Capital gain (loss) (Note 7)                                     --           --              --              --
                                                          =========   ==========   =============   =============


     Past performance is not necessarily indicative of future performance.

      2000               2001            2002             2003
    (Note 2)           (Note 2)        (Note 2)         (Note 2)
----------------   ----------------  -------------  ----------------
$    26,681,838    $    79,728,000    217,742,000   $   550,174,000
      2,780,063                 --             --                --
      6,637,318          9,289,000      7,784,000         6,966,000
     (3,311,988)       (22,514,000)  (130,886,000)     (392,582,000)
     (2,383,449)       (15,635,000)   (23,125,000)      (58,040,000)
     (7,830,456)       (22,281,000)   (37,810,000)      (79,876,000)


       (386,627)        (7,968,000)   (17,256,000)      (23,970,000
     (1,516,237)        (1,291,000)      (639,000)          778,000
             --                 --             --         1,321,000
             --                 --             --         1,222,000
---------------    ---------------   ------------   ---------------
     20,670,462         19,328,000     15,810,000         5,993,000
===============    ===============   ============   ===============

     14,507,032         16,938,386     24,804,256        24,674,829
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============

     43,650,561         58,408,000     76,660,000       112,887,000

    (28,082,275)       (48,410,000)   (74,217,000)     (112,887,000)
             --                 --             --                --
             --                 --             --                --
             --                 --             --       (17,074,000)
---------------    ---------------   ------------   ---------------

     15,568,286          9,998,000      2,443,000       (17,074,000)



    203,684,044        286,069,000    489,111,000     1,169,496,000


             --                 --             --                --

    102,081,950      1,379,907,000    118,720,000       866,912,000
             --                 --

    (10,217,828)        (2,896,000)      (530,000)         (380,000)
    (24,808,156)       (34,723,000)   (51,640,000)     (113,211,000)

   (310,711,912)      (351,621,000)  (446,520,000)   (1,224,313,000)
             --                 --             --      (450,350,000)
    (10,174,209)       (30,804,000)   (53,099,000)         (727,000)
             --                 --    (10,300,407)      (24,985,000)

    (17,872,573)                --             --                --

      5,000,000                 --             --                --
     (2,988,082)        (6,106,000)   (12,425,000)      (29,241,000)
             --          7,500,000     16,579,000            (6,000)
             --         (1,184,000)    (1,931,000)       (4,730,000)
             --                 --    (26,607,000)       (2,533,000)
     (1,342,713)        (4,932,000)    (2,395,000)       (9,751,000)

      2,510,090        (11,611,000)   (29,643,000)      (81,996,000)
     (2,503,484)        (2,313,000)    (2,391,000)       (6,591,000)
             --         (1,411,000)            --                --
             --                 --             --                --
---------------    ---------------   ------------   ---------------

    (51,774,587)       (6,044,000)    (10,628,000)       70,520,000
===============    ===============   ============   ===============




             38                 26             25                14
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============
             --                 --             --                --
===============    ===============   ============   ===============


     Past performance is not necessarily indicative of future performance.

                                                1996      1997             1999
                                              (Note 1)  (Note 1)  1998   (Note 2)
                                              --------  --------  -----  --------
Cash distributions to investors
    Source (on GAAP basis)
    - from investment income                        --        3     40        47
    - from capital gain                             --       --     --        --
    - from investment income from
       prior period                                 --       --     --        --
    - from return of capital (Note 8)               --        1      9        21
                                              --------  -------   ----   -------
Total distributions on GAAP basis
   (Note 9)                                         --        4     49        68
                                              ========  =======   ====   =======
   Source (on cash basis)
    - from sales                                    --       --     --        --
    - from refinancing                              --       --     --        --
    - from operations                               --        3     49        68
    - from cash flow from prior period              --       --     --        --
    - from return of capital (Note 8)               --        1     --        --
                                              --------  -------   ----   -------
Total distributions on cash basis (Note 9)          --        4     49        68
                                              ========  =======   ====   =======
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                      N/A     3.00%  4.67%     7.19%
Total cumulative cash distributions per
    $1,000 investment from inception               N/A        4     53       121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                    N/A      N/A    100%      100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality
                  Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.


Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.


Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

     Past performance is not necessarily indicative of future performance.

  2000       2001       2002       2003
(Note 2)   (Note 2)   (Note 2)   (Note 2)
--------   --------   --------   --------


     53         30         16          3
     --         --         --         --

     --         --         --
     20         45         60         72
-------    -------    -------    -------

     73         75         76         75
=======    =======    =======    =======

     --         --         --         --
     --         --         --         --
     73         75         76         65
     --         --         --         --
     --         --         --         10
-------    -------    -------    -------
     73         75         76         75
=======    =======    =======    =======

   7.38%     7.688%      7.75%      7.75%

    194        269        345        420

    100%       100%       100%       100%

Note 6: Taxable income presented is before the dividends paid deduction.

Note 7:           For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and
                  100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999,
                  1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)         12/31/86   09/13/00             676,503         --           --               --    676,503
   Golden Corral -
     Salisbury, MD (2) (11)         12/04/86   11/30/00             665,001         --           --               --    665,001
   Wendy's -
     Mesquite, TX (2)               09/29/86   02/20/02           1,064,259         --           --               --  1,064,259
   Burger King -
     Orlando, FL (30)               11/12/86   06/18/02             613,553         --           --               --    613,553

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)           09/01/87   06/15/00             601,400         --           --               --    601,400
   Popeye's -
     Sanford, FL (2)                06/28/87   09/13/00             631,359         --           --               --    631,359
   Popeye's -
     Altamonte Springs, FL (2)      02/11/87   09/13/00             494,052         --           --               --    494,052
   Popeye's -
     Apopka, FL (2)                 01/19/88   09/13/00             615,618         --           --               --    615,618
   IHOP -
     Peoria, AZ (20)                11/18/99   08/27/01             836,160         --           --               --    836,160
   KFC -
     Bay City, TX (2)               12/18/87   09/10/01             548,874         --           --               --    548,874
   Burger King -
     San Antonio, TX (2)            05/15/87   06/26/02             747,510         --           --               --    747,510
   Denny's -
     Casper, WY (2) (38)            09/15/87   08/09/02             346,252         --           --               --    346,252
   Denny's -
     Rock Springs, WY (2)           09/18/87   08/09/02             204,659         --           --               --    204,659
   Golden Corral -
     Tomball, TX                    05/13/87   10/10/02             458,175         --           --               --    458,175
   Golden Corral -
     Pineville, LA                  06/18/97   12/18/02             262,425         --           --               --    262,425

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                 04/12/88   09/13/00             507,365         --           --               --    507,365
   Golden Corral -
     Washington, IL (2) (3)         11/20/87   11/29/01             586,132         --           --               --    586,132
   Golden Corral -
     Schereville, IN (2) (23)       11/19/87   09/11/01             810,550         --           --               --    810,550
   Po' Folks -
     Titusville, FL (28)            10/30/87   01/09/02             121,558         --           --               --    121,558
   Burger King -
     Montgomery, AL (2) (36)        01/28/99   05/17/02              78,294         --      320,000               --    398,294
   Golden Corral -
     Altus, OK (2)                  10/14/87   09/27/02             307,785         --           --               --    307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)   08/18/88   09/30/02             106,315         --      640,000               --    746,315

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund, Ltd.:
   Popeye's -
     Merritt Island, FL (2)                --             518,409    518,409             909,409
   Golden Corral -
     Salisbury, MD (2) (11)                --             741,900    741,900           1,326,574
   Wendy's -
     Mesquite, TX (2)                      --             848,000    848,000           1,351,586
   Burger King -
     Orlando, FL (30)                      --             487,500    487,500             911,938

CNL Income Fund II, Ltd.:
   KFC -
     Jacksonville, FL (2)                  --             441,000    441,000             715,685
   Popeye's -
     Sanford, FL (2)                       --             560,000    560,000             850,322
   Popeye's -
     Altamonte Springs, FL (2)             --             426,568    426,568             684,445
   Popeye's -
     Apopka, FL (2)                        --             545,561    545,561             794,039
   IHOP -
     Peoria, AZ (20)                       --             764,975    764,975             125,468
   KFC -
     Bay City, TX (2)                      --             446,827    446,827             767,761
   Burger King -
     San Antonio, TX (2)                   --             703,500    703,500           1,251,201
   Denny's -
     Casper, WY (2) (38)                   --             566,700    566,700             872,849
   Denny's -
     Rock Springs, WY (2)                  --             667,900    667,900             928,587
   Golden Corral -
     Tomball, TX                           --             807,583    807,583           1,434,457
   Golden Corral -
     Pineville, LA                         --             645,400    645,400           1,115,813

CNL Income Fund III, Ltd.:
   Popeye's -
     Plant City, FL                        --             606,409    606,409             616,913
   Golden Corral -
     Washington, IL (2) (3)                --             690,500    690,500           1,083,951
   Golden Corral -
     Schereville, IN (2) (23)              --             694,100    694,100           1,053,524
   Po' Folks -
     Titusville, FL (28)                   --             714,117    714,117             166,684
   Burger King -
     Montgomery, AL (2) (36)               --             941,358    941,358             261,836
   Golden Corral -
     Altus, OK (2)                         --             557,900    557,900             920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)          --             924,921    924,921           1,309,270

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                10/21/88   06/29/00           1,056,475         --           --               --  1,056,475
   Shoney's -
     Temple Terrace, FL (2)         06/27/89   07/06/00           1,293,286         --           --               --  1,293,286
   Shoney's -
     Punta Gorda, FL (2)            02/02/89   07/06/00           1,060,297         --           --               --  1,060,297
   Big Boy -
     Topeka, KS (2)                 12/22/88   11/20/00             496,362         --           --               --    496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)         04/01/91   06/19/01             390,000         --           --               --    390,000
   Bellissimos Family
   Restaurant -
     Palm Bay, FL                   01/10/89   08/17/01             289,894         --           --               --    289,894
   Po' Folks -
     Titusville, FL (28)            10/30/87   01/09/02              44,052         --           --               --     44,052

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                    03/08/89   03/03/00             124,346         --           --               --    124,346
   Denny's -
     Daleville, IN (2)              02/06/89   03/02/01             300,386         --           --               --    300,386
   Denny's -
     Huron, OH (2) (6)              05/19/89   01/15/02             260,956         --           --               --    260,956
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)           07/10/89   01/17/02             654,530         --           --               --    654,530
   Taco Bell -
     Bountiful, UT (2)              08/17/89   01/28/02           1,039,998         --           --               --  1,039,998
   Burger King -
     Lawrenceville, GA (2)          06/27/89   06/20/02             847,000         --           --               --    847,000

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             478,062         --           --               --    478,062
   Popeye's -
     Tallahassee, FL                04/30/90   09/13/00             619,696         --           --               --    619,696
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             523,672         --           --               --    523,672
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             450,418         --           --               --    450,418
     Captain D's -
     Chester, PA (4)                02/09/90   05/22/01              83,000         --           --               --     83,000
   IHOP -
     Dublin, CA (14)                11/12/99   06/28/01           1,274,672         --           --               --  1,274,672
   IHOP -
     Round Rock, TX (21)            10/27/99   10/05/01           1,163,216         --           --               --  1,163,216
   Denny's -
     Cheyenne, WY                   12/19/89   12/21/01             290,800         --           --               --    290,800
   KFC -
     Caro, MI (35)                  04/02/90   11/15/02             396,840         --           --               --    396,840

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)                          --             614,500    614,500           1,038,530
   Shoney's -
     Temple Terrace, FL (2)                   --           1,155,705  1,155,705           1,496,453
   Shoney's -
     Punta Gorda, FL (2)                      --             947,500    947,500           1,271,574
   Big Boy -
     Topeka, KS (2)                           --             708,800    708,800             878,942
   Taqueria Jalisco -
     Corpus Christi, TX (2)                   --             622,310    622,310             331,788
   Bellissimos Family
   Restaurant -
     Palm Bay, FL                             --           1,070,822  1,070,822           1,250,729
   Po' Folks -
     Titusville, FL (28)                      --             258,795    258,795              60,406

CNL Income Fund V, Ltd.:
   Hardee's -
     Belding, MI                              --             630,432    630,432             250,715
   Denny's -
     Daleville, IN (2)                        --             547,600    547,600             589,375
   Denny's -
     Huron, OH (2) (6)                        --             448,100    448,100             764,529
   Market Street Buffet and Bakery -
     West Lebanon, NH (2)                     --           1,159,990  1,159,990            (29,353)
   Taco Bell -
     Bountiful, UT (2)                        --             614,249    614,249           1,053,833
   Burger King -
     Lawrenceville, GA (2)                    --             797,778    797,778           1,290,366

CNL Income Fund VI, Ltd.:
   Popeye's -
     Jacksonville, FL                         --             406,477    406,477             491,262
   Popeye's -
     Tallahassee, FL                          --             488,817    488,817             658,801
   Popeye's -
     Jacksonville, FL                         --             423,591    423,591             530,389
   Popeye's -
     Jacksonville, FL                         --             383,089    383,089             454,566
     Captain D's -
     Chester, PA (4)                          --             550,000    550,000             786,617
   IHOP -
     Dublin, CA (14)                          --           1,166,160  1,166,160             175,195
   IHOP -
     Round Rock, TX (21)                      --           1,076,103  1,076,103             192,394
   Denny's -
     Cheyenne, WY                             --             765,500    765,500           1,058,493
   KFC -
     Caro, MI (35)                            --             348,855    348,855             651,265

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                     08/21/90   06/20/00           1,005,000         --           --               --  1,005,000
   Popeye's -
     Lake City, FL                  04/30/90   09/13/00             598,959         --           --               --    598,959
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             417,581         --           --               --    417,581
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             494,680         --           --               --    494,680
   Popeye's -
     Brunswick, GA                  04/30/90   09/13/00             535,947         --           --               --    535,947
   Popeye's -
     Jacksonville, FL               04/30/90   09/13/00             345,168         --           --               --    345,168
   KFC -
     Friendswood, TX                06/13/90   12/14/00             725,000         --           --               --    725,000
   Church's -
     Daytona Beach, FL (22)         01/16/91   11/27/01             213,482         --      103,581               --    317,063
   Church's
     Gainesville, FL                01/16/91   11/29/01             182,750         --           --               --    182,750
   Johnnies -
     Saddlebrook, FL                04/04/90   12/21/01             698,050         --           --               --    698,050
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             218,833         --           --               --    218,833
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             130,073         --           --               --    130,073
   Jack in the Box -
     Mansfield, TX (34)             03/20/97   08/23/02             799,084         --           --               --    799,084

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL              06/12/91   07/06/00           1,135,380         --           --               --  1,135,380
   Shoney's -
     Brooksville, FL                02/18/91   07/06/00             940,013         --           --               --    940,013
   Shoney's -
     Sun City, FL                   03/04/91   07/06/00           1,327,317         --           --               --  1,327,317
   Popeye's -
     Jacksonville, FL               09/28/90   09/13/00             420,006         --           --               --    420,006
   Golden Corral -
     Middleburg Heights, OH (12)    05/31/96   03/21/01             236,740         --           --               --    236,740
   Quincy's -
     Statesville, NC                10/10/91   05/25/01             877,000         --           --               --    877,000
   Burger King -
     Baseball City, FL              06/18/91   05/02/02           1,184,559         --           --               --  1,184,559
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             447,392         --           --               --    447,392
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             265,926         --           --               --    265,926
   Bakers Square -
     Libertyville, IL (33)          08/31/00   09/05/02           1,076,041         --           --               --  1,076,041

                                                   Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
CNL Income Fund VII, Ltd.:
   Shoney's
     Pueblo, CO                               --             961,582    961,582             984,472
   Popeye's -
     Lake City, FL                            --             485,455    485,455             641,608
   Popeye's -
     Jacksonville, FL                         --             376,323    376,323             452,824
   Popeye's -
     Jacksonville, FL                         --             384,936    384,936             515,888
   Popeye's -
     Brunswick, GA                            --             468,797    468,797             574,076
   Popeye's -
     Jacksonville, FL                         --             340,429    340,429             407,175
   KFC -
     Friendswood, TX                          --             485,951    485,951             671,580
   Church's -
     Daytona Beach, FL (22)                   --             318,188    318,188             396,488
   Church's
     Gainesville, FL                          --             183,872    183,872             239,254
   Johnnies -
     Saddlebrook, FL                          --           1,100,000  1,100,000           1,324,170
   Burger King -
     Columbus, OH (31)                        --             167,259    167,259             190,438
   Burger King -
     Pontiac, MI (31)                         --             211,050    211,050             238,235
   Jack in the Box -
     Mansfield, TX (34)                       --             617,155    617,155             351,952

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL                        --             924,646    924,646           1,040,086
   Shoney's -
     Brooksville, FL                          --             816,355    816,355             961,418
   Shoney's -
     Sun City, FL                             --           1,055,820  1,055,820           1,238,581
   Popeye's -
     Jacksonville, FL                         --             352,445    352,445             401,169
   Golden Corral -
     Middleburg Heights, OH (12)              --             236,740    236,740             127,155
   Quincy's -
     Statesville, NC                          --             893,422    893,422             997,232
   Burger King -
     Baseball City, FL                        --             873,857    873,857           1,096,005
   Burger King -
     Columbus, OH (31)                        --             341,952    341,952             389,340
   Burger King -
     Pontiac, MI (31)                         --             431,480    431,480             487,058
   Bakers Square -
     Libertyville, IL (33)                    --             960,000    960,000             187,961

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY              12/20/91   05/15/00             693,350         --           --               --    693,350
   Denny's -
     Alliance, OH (16)              01/22/92   11/30/00                  --         --      200,000               --    200,000
   Denny's -
     Blufton, OH (17)               10/11/91   11/30/00                  --         --      300,000               --    300,000
   IHOP -
     Dublin, CA (14)                11/12/99   06/28/01             424,891         --           --               --    424,891
   Shoney's -
     Bedford, IN                    07/09/91   07/31/01             900,110         --           --               --    900,110
   Shell's Seafood Restaurant -
     Copley Township, OH            12/17/91   11/28/01           1,086,143         --           --               --  1,086,143
   Hardee's -
     Greenville, SC                 10/21/91   05/03/02             976,798         --           --               --    976,798
   Burger King -
     Greensboro, NC (29)            03/30/92   05/16/02             571,744         --           --               --    571,744
   Burger King -
     Columbus, OH (31)              09/27/91   06/03/02             549,515         --           --               --    549,515
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             402,545         --           --               --    402,545
   Burger King -
     Pontiac, MI (31)               09/27/91   06/27/02             326,626         --           --               --    326,626
   Shoney's -
     Huntsville, AL                 10/04/91   08/20/02             951,528         --           --               --    951,528
   Bakers Square -
     Libertyville, IL (33)          08/31/00   09/05/02             554,324         --           --               --    554,324
   Hardee's -
     Farragut, TN                   10/09/91   12/18/02             886,300         --           --               --    886,300

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                  12/20/91   12/28/00             749,675         --           --               --    749,675
   IHOP -
     Peoria, AZ (20)                11/18/99   08/27/01             905,840         --           --               --    905,840
   Jack in the Box -
     San Marcos, TX                 03/03/99   04/23/02           1,161,055         --           --               --  1,161,055
   Burger King -
     Greensboro, NC (29)            03/30/92   05/16/02             571,744         --           --               --    571,744
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             154,802         --           --               --    154,802
   Perkins -
     Ft. Pierce, FL                 02/04/92   12/20/02             329,175         --           --               --    329,175

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)            10/27/99   10/05/01             347,454         --           --               --    347,454
   Quincy's -
     Sebring, FL                    09/29/92   11/21/01           1,029,000         --           --               --  1,029,000

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund IX, Ltd.:
   Perkins -
     Williamsville, NY                     --             981,482    981,482             692,535
   Denny's -
     Alliance, OH (16)                     --             553,137    553,137             614,999
   Denny's -
     Blufton, OH (17)                      --             642,000    642,000             739,292
   IHOP -
     Dublin, CA (14)                       --             388,720    388,720              58,398
   Shoney's -
     Bedford, IN                           --             754,028    754,028             991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                   --             870,713    870,713             692,662
   Hardee's -
     Greenville, SC                        --             760,405    760,405             957,261
   Burger King -
     Greensboro, NC (29)                   --             460,989    460,989             479,360
   Burger King -
     Columbus, OH (31)                     --             420,008    420,008             478,210
   Burger King -
     Ashland, NH (32)                      --             325,018    325,018             322,154
   Burger King -
     Pontiac, MI (31)                      --             529,969    529,969             598,234
   Shoney's -
     Huntsville, AL                        --             763,901    763,901           1,050,434
   Bakers Square -
     Libertyville, IL (33)                 --             494,545    494,545              96,829
   Hardee's -
     Farragut, TN                          --             707,025    707,025             940,825

CNL Income Fund X, Ltd.:
   Perkins -
     Lancaster, NY                         --           1,111,111  1,111,111             706,575
   IHOP -
     Peoria, AZ (20)                       --             828,723    828,723             135,923
   Jack in the Box -
     San Marcos, TX                        --           1,020,829  1,020,829             288,292
   Burger King -
     Greensboro, NC (29)                   --             460,989    460,989             479,360
   Burger King -
     Ashland, NH (32)                      --             124,989    124,989             123,887
   Perkins -
     Ft. Pierce, FL                        --           1,002,337  1,002,337             623,996

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)                   --             321,434    321,434              57,468
   Quincy's -
     Sebring, FL                           --           1,054,550  1,054,550           1,111,338

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                   09/01/92   06/03/02             901,125         --           --               --    901,125
   Burger King -
     Ashland, NH (32)               06/29/92   06/03/02             915,559         --           --               --    915,559
   Burger King -
     East Detroit, MI               06/29/92   06/20/02             833,247         --           --               --    833,247

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                  12/23/92   03/03/00             797,227         --           --               --    797,227
   Shoney's -
     Bradenton, FL                  03/22/93   07/06/00           1,227,907         --           --               --  1,227,907
   Golden Corral -
     Middleburg Heights, OH (12)    05/31/96   03/21/01           1,663,260         --           --               --  1,663,260
   Jack in the Box -
     Rialto, CA                     01/15/93   09/28/01           1,382,365         --           --               --  1,382,365
   Johnnies -
     Winter Haven, FL               08/09/93   10/02/01           1,090,297         --           --               --  1,090,297
   Jack in the Box -
     Arlington, TX                  01/15/93   04/23/02           1,248,205         --           --               --  1,248,205
   Burger King -
     Valdosta, GA                   08/24/93   08/30/02             623,661         --           --               --    623,661

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                 07/30/93   04/09/01             947,000         --           --               --    947,000
   Burger King -
     Dayton, OH                     07/30/93   06/03/02           1,049,863         --           --               --  1,049,863
   Lion's Choice -
     Overland Park, KS (5)          12/16/93   08/12/02           1,242,050         --           --               --  1,242,050

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                   11/10/94   09/22/00           1,631,946         --           --               --  1,631,946
   Golden Corral -
     Paris, TX (13)                 07/26/96   05/25/01             400,000         --           --               --    400,000
   Razzleberries -
     Las Vegas, NV                  07/08/94   02/01/02           1,143,753         --           --               --  1,143,753
   Long John Silver's -
     Laurens, SC                    03/25/94   08/05/02             155,249         --           --               --    155,249
   Golden Corral -
     Greeley, CO                    12/13/94   09/25/02           1,306,595         --           --               --  1,306,595
   Checker's -
     Merriam, KS                    03/31/94   11/07/02             323,175         --           --               --    323,175

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XI, Ltd.
   (Continued):
   Burger King -
     Columbus, OH                          --             714,413    714,413             798,711
   Burger King -
     Ashland, NH (32)                      --             739,228    739,228             732,715
   Burger King -
     East Detroit, MI                      --             761,501    761,501             779,593

CNL Income Fund XII, Ltd.:
   Denny's -
     Cleveland, TN                         --             622,863    622,863             530,741
   Shoney's -
     Bradenton, FL                         --           1,000,000  1,000,000             898,776
   Golden Corral -
     Middleburg Heights, OH (12)           --           1,663,260  1,663,260             893,350
   Jack in the Box -
     Rialto, CA                            --           1,033,072  1,033,072             936,833
   Johnnies -
     Winter Haven, FL                      --           1,172,608  1,172,608           1,117,762
   Jack in the Box -
     Arlington, TX                         --             966,466    966,466             937,794
   Burger King -
     Valdosta, GA                          --             510,432    510,432             648,558

CNL Income Fund XIII, Ltd.:
   Quincy's -
     Mount Airy, NC                        --             968,134    968,134             755,601
   Burger King -
     Dayton, OH                            --             905,717    905,717           1,032,534
   Lion's Choice -
     Overland Park, KS (5)                 --           1,029,449  1,029,449             964,561

CNL Income Fund XIV, Ltd.:
   East Side Mario's -
     Columbus, OH                          --           1,631,946  1,631,946           1,103,012
   Golden Corral -
     Paris, TX (13)                        --             501,276    501,276             255,146
   Razzleberries -
     Las Vegas, NV                         --           1,006,514  1,006,514             631,310
   Long John Silver's -
     Laurens, SC                           --             448,796    448,796             257,444
   Golden Corral -
     Greeley, CO                           --           1,184,810  1,184,810           1,015,365
   Checker's -
     Merriam, KS                           --             284,609    284,609             269,328

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                  10/22/94   01/12/00             562,130         --           --               --    562,130
   Quincy's -
     Greer, SC (15)                 06/13/94   04/06/01             233,000         --      467,000               --    700,000
   Jack in the Box -
     Woodland Hills, CA             07/29/94   04/19/01           1,253,728         --           --               --  1,253,728
   Golden Corral -
     Paris, TX (13)                 07/26/96   05/25/01             400,000         --           --               --    400,000
   Jack in the Box -
     Altadena, CA                   07/29/94   10/04/01             937,250         --           --               --    937,250
   Jack in the Box -
     Redlands, CA                   07/29/94   02/15/02           1,300,882         --           --               --  1,300,882
   Long John Silver's -
     Medina, OH                     10/05/94   09/30/02             395,205         --           --               --    395,205
   Checker's -
     Stratford, NJ                  05/27/94   12/27/02             350,802         --           --               --    350,802

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN           12/18/95   09/29/00             575,777         --           --               --    575,777
   Denny's -
     Marana, AZ                     02/13/95   03/30/01           1,145,045         --           --               --  1,145,045
   Boston Market -
     St. Cloud, MN                  09/15/95   11/28/01             647,365         --           --               --    647,365
   Big Boy -
     Las Vegas, NV                  05/31/95   12/11/01           1,059,264         --           --               --  1,059,264
   Denny's -
     Mesquite, TX                   08/31/95   03/28/02             448,675         --           --               --    448,675
   Jack in the Box -
     Rancho Cordova, CA             10/31/94   06/04/02           1,325,054         --           --               --  1,325,054
   Denny's -
     Bucyrus, OH (26)               06/08/95   08/07/02             144,915         --           --               --    144,915

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA              11/04/96   09/13/00             607,361         --           --               --    607,361
   Boston Market -
     Long Beach, CA                 12/05/96   10/17/00             529,633         --           --               --    529,633
   Boston Market -
     Houston, TX                    06/19/96   01/19/01             782,648         --           --               --    782,648
   Mr. Fable's -
     Kentwood, MI                   09/05/95   06/21/01             681,300         --           --               --    681,300
   Boston Market -
     Inglewood, CA                  07/24/96   09/06/01             298,300         --           --               --    298,300

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XV, Ltd.:
   Long John Silver's
     Lexington, NC                         --             646,203    646,203             234,243
   Quincy's -
     Greer, SC (15)                        --             946,933    946,933             649,756
   Jack in the Box -
     Woodland Hills, CA                    --             939,806    939,806             648,254
   Golden Corral -
     Paris, TX (13)                        --             501,276    501,276             255,146
   Jack in the Box -
     Altadena, CA                          --             709,812    709,812             528,007
   Jack in the Box -
     Redlands, CA                          --             973,020    973,020             758,150
   Long John Silver's -
     Medina, OH                            --             812,056    812,056             285,620
   Checker's -
     Stratford, NJ                         --             287,391    287,391             271,787

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Columbia Heights, MN                  --             939,972    939,972             226,734
   Denny's -
     Marana, AZ                            --             719,234    719,234             587,377
   Boston Market -
     St. Cloud, MN                         --           1,075,093  1,075,093             502,978
   Big Boy -
     Las Vegas, NV                         --           1,160,553  1,160,553             476,249
   Denny's -
     Mesquite, TX                          --             987,353    987,353             480,530
   Jack in the Box -
     Rancho Cordova, CA                    --             900,290    900,290             705,521
   Denny's -
     Bucyrus, OH (26)                      --             540,000    540,000             385,051

CNL Income Fund XVII, Ltd.:
   Popeye's -
     Warner Robins, GA                     --             563,148    563,148             257,018
   Boston Market -
     Long Beach, CA                        --             832,280    832,280             156,091
   Boston Market -
     Houston, TX                           --             812,696    812,696             323,963
   Mr. Fable's -
     Kentwood, MI                          --             855,609    855,609             272,268
   Boston Market -
     Inglewood, CA                         --             857,488    857,488             196,478

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
(Continued):
   Jack in the Box -
     El Dorado, CA                  09/26/96   09/25/01           1,510,463         --           --               --  1,510,463
   Denny's -
     Mesquite, NV                   04/25/96   03/29/02             771,800         --           --               --    771,800
   Wendy's -
     Knoxville, TN                  07/30/96   05/31/02           1,045,425         --           --               --  1,045,425
   Bakers Square -
     Wilmette, IL                   01/31/00   06/27/02           1,682,371         --           --               --  1,682,371
   Jack in the Box -
     Mansfield, TX (34)             03/20/97   08/23/02             212,415         --           --               --    212,415

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                   07/13/97   06/29/01             848,550         --           --               --    848,550
   Jack in the Box -
     Henderson, NV                  06/30/97   07/12/01           1,278,046         --           --               --  1,278,046
   IHOP -
     Santa Rosa, CA                 05/21/97   12/28/01           1,664,829         --           --               --  1,664,829
   On the Border -
     San Antonio, TX                09/02/97   05/08/02             470,304         --           --               --    470,304
   Boston Market -
     San Antonio, TX                08/18/97   05/29/02             481,325         --           --               --    481,325
   Boston Market -
     Raleigh, NC (27)               01/23/97   08/07/02             714,050         --           --               --    714,050

CNL APF Partners, LP:
   Big Boy -
     Guadalupe, AZ                  04/16/97   03/23/01             883,685         --           --               --    883,685
   Tumbleweed's -
     Nashville, TN                  08/01/97   04/20/01             525,050         --           --               --    525,050
   Boston Market -
     Vacaville, CA                  05/06/97   05/08/01           1,064,430         --           --               --  1,064,430
   Big Boy -
     Independence, MO               01/19/99   05/22/01             524,513         --           --               --    524,513
   Big Boy -
     Belleville, IL (9)             02/26/99   06/13/01             375,000         --           --               --    375,000
   Tumbleweeds -
     Clarksville, TN                02/10/98   06/15/01             803,050         --           --               --    803,050
   Big Boy -
     Grandview, MO                  02/26/99   06/29/01             516,235         --           --               --    516,235
   Pizza Hut -
     Toledo, OH                     12/05/96   06/29/01             148,528         --           --               --    148,528
   Shoney's -
     Indian Harbor Beach, FL        01/24/97   08/13/01             457,016         --           --               --    457,016
   Black-eyed Pea -
     Wichita, KS                    10/01/97   08/15/01             300,000         --           --               --    300,000

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL Income Fund XVII, Ltd.
(Continued):
   Jack in the Box -
     El Dorado, CA                         --           1,097,220  1,097,220             581,924
   Denny's -
     Mesquite, NV                          --           1,186,460  1,186,460             494,461
   Wendy's -
     Knoxville, TN                         --             783,748    783,748             484,686
   Bakers Square -
     Wilmette, IL                          --           1,627,273  1,627,273             380,572
   Jack in the Box -
     Mansfield, TX (34)                    --             164,054    164,054              93,557

CNL Income Fund XVIII, Ltd.:
   Boston Market -
     Timonium, MD                          --           1,140,100  1,140,100             302,665
   Jack in the Box -
     Henderson, NV                         --           1,067,175  1,067,175             494,105
   IHOP -
     Santa Rosa, CA                        --           1,286,364  1,286,364             598,179
   On the Border -
     San Antonio, TX                       --           1,225,163  1,225,163             190,705
   Boston Market -
     San Antonio, TX                       --             857,595    857,595               9,631
   Boston Market -
     Raleigh, NC (27)                      --           1,225,686  1,225,686             511,581

CNL APF Partners, LP:
   Big Boy -
     Guadalupe, AZ                         --           1,706,768  1,706,768             140,439
   Tumbleweed's -
     Nashville, TN                         --           1,308,411  1,308,411             362,588
   Boston Market -
     Vacaville, CA                         --           1,437,474  1,437,474             358,396
   Big Boy -
     Independence, MO                      --           1,253,699  1,253,699              65,156
   Big Boy -
     Belleville, IL (9)                    --             761,074    761,074             (17,597)
   Tumbleweeds -
     Clarksville, TN                       --           1,440,247  1,440,247             229,692
   Big Boy -
     Grandview, MO                         --             962,290    962,290              36,150
   Pizza Hut -
     Toledo, OH                            --             328,381    328,381             (21,742)
   Shoney's -
     Indian Harbor Beach, FL               --             693,304    693,304              68,946
   Black-eyed Pea -
     Wichita, KS                           --             660,748    660,748             305,701

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN    02/10/98   09/24/01             871,496         --           --               --    871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN   08/01/97   09/26/01             844,905         --           --               --    844,905
   Big Boy -
     Granite City, IL               01/19/99   09/28/01             595,148         --           --               --    595,148
   Big Boy -
     Taylor, MI                     08/19/99   10/16/01             887,731         --           --               --    887,731
   Boston Market -
     Cedar Park, TX                 04/02/97   10/31/01             875,000         --           --               --    875,000
   Shoney's -
     Phoenix, AZ                    03/24/98   11/26/01             399,285         --           --               --    399,285
   Burger King -
     Atlanta, GA                    06/09/98   12/21/01             418,050         --           --               --    418,050
   Barbwires Steakhouse -
     Lawrence, KS                   08/01/97   12/28/01             718,000         --           --               --    718,000
   Boston Market -
     Jessup, MD                     05/06/97   02/19/02             324,343         --           --               --    324,343
   Black-eyed Pea -
     Herndon, VA                    07/14/98   02/22/02             815,875         --           --               --    815,875
   TGI Friday's -
     El Paso, TX                    08/14/98   03/19/02           1,594,729         --           --               --  1,549,729
   Big Boy -
     Las Vegas, NV                  08/20/97   04/19/02             981,540         --           --               --    981,540
   Big Boy -
     Overland Park, KS              02/26/99   04/26/02             577,580         --           --               --    577,580
   Burger King -
     Tappahannock, VA               03/16/99   05/16/02           1,089,779         --           --               --  1,089,779
   Burger King -
     Prattville, AL                 01/28/99   05/17/02             497,867         --           --               --    497,867
   Burger King -
     Tuskegee, AL                   01/28/99   05/17/02             397,867         --           --               --    397,867
   Burger King -
     Montgomery, AL                 01/28/99   05/17/02             797,867         --           --               --    797,867
   Burger King -
     Montgomery, AL                 01/28/99   05/17/02             397,867         --           --               --    397,867
   Black-eyed Pea -
     McKinney, TX                   12/30/98   05/31/02           1,149,064         --           --               --  1,149,064
   Black-eyed Pea -
     Forestville, MD (10)           10/01/97   06/01/02                  --         --           --               --         --
   Burger King -
     Coon Rapids, MN                03/16/99   06/03/02           1,078,973         --           --               --  1,078,973
   Burger King -
     Rochester, NH                  03/16/99   06/03/02           1,193,284         --           --               --  1,193,284

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN           --           1,410,719  1,410,719             191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN          --           1,471,963  1,471,963             386,178
   Big Boy -
     Granite City, IL                      --           1,037,579  1,037,579              10,800
   Big Boy -
     Taylor, MI                            --           1,227,132  1,227,132              61,898
   Boston Market -
     Cedar Park, TX                        --             827,223    827,223              71,386
   Shoney's -
     Phoenix, AZ                           --             482,368    482,368             (91,021)
   Burger King -
     Atlanta, GA                           --             926,261    926,261             227,653
   Barbwires Steakhouse -
     Lawrence, KS                          --           1,448,598  1,448,598             179,747
   Boston Market -
     Jessup, MD                            --           1,243,060  1,243,060             107,266
   Black-eyed Pea -
     Herndon, VA                           --           1,279,118  1,279,118             354,530
   TGI Friday's -
     El Paso, TX                           --           1,602,944  1,602,944             577,055
   Big Boy -
     Las Vegas, NV                         --           1,658,000  1,658,000             114,934
   Big Boy -
     Overland Park, KS                     --           1,037,383  1,037,383              (7,476)
   Burger King -
     Tappahannock, VA                      --             857,826    857,826             285,470
   Burger King -
     Prattville, AL                        --           1,018,519  1,018,519             285,895
   Burger King -
     Tuskegee, AL                          --             972,222    972,222             267,501
   Burger King -
     Montgomery, AL                        --           1,296,296  1,296,296             362,395
   Burger King -
     Montgomery, AL                        --           1,018,519  1,018,519             289,495
   Black-eyed Pea -
     McKinney, TX                          --           1,644,856  1,644,856             304,736
   Black-eyed Pea -
     Forestville, MD (10)                  --             643,925    643,925             477,253
   Burger King -
     Coon Rapids, MN                       --             844,815    844,815             288,892
   Burger King -
     Rochester, NH                         --             963,499    963,499             318,314

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Burger King -
     Columbus, OH                   03/16/99   06/03/02             950,938         --           --               --    950,938
   Burger King -
     Asheboro, NC                   03/16/99   06/03/02           1,513,213         --           --               --  1,513,213
   Hardee's -
     Gulf Shores, AL                03/16/99   06/13/02             904,861         --           --               --    904,861
   Burger King -
     Lancaster, OH                  03/16/99   06/14/02           1,321,822         --           --               --  1,321,822
   Burger King -
     John's Island, SC              03/16/99   06/14/02           1,289,282         --           --               --  1,289,282
   IHOP -
     Elk Grove, CA                  08/20/97   06/17/02           2,085,346         --           --               --  2,085,346
   Hardee's -
     Tusculum, TN                   03/16/99   06/17/02             653,460         --           --               --    653,460
   Pollo Tropical -
     Miami, FL                      09/22/98   06/20/02           1,302,936         --           --               --  1,302,936
   Burger King -
     St. Paul, MN                   03/16/99   06/26/02             849,273         --           --               --    849,273
   Texas Roadhouse -
     Joilet, IL                     02/25/00   06/27/02           1,940,745         --           --               --  1,940,745
   Black-eyed Pea -
     Phoenix, AZ                    09/30/97   06/28/02             281,000         --           --               --    281,000
   Black-eyed Pea -
     Mesa, AZ                       09/30/97   06/28/02           1,710,000         --           --               --  1,710,000
   Black-eyed Pea
     Phoenix, AZ                    09/30/97   06/28/02             425,000         --           --               --    425,000
   Black-eyed Pea
     Tucson, AZ                     09/30/97   06/28/02             234,000         --           --               --    234,000
   Jack in the Box -
     Fresno, CA                     05/22/98   07/18/02           1,244,289         --           --               --  1,244,289
   Black-eyed Pea
     Phoenix, AZ                    09/30/97   07/19/02             580,000         --           --               --    580,000
   Jack in the Box -
     Austin, TX                     10/05/99   07/22/02           1,384,759         --           --               --  1,384,759
   Black-eyed Pea -
     Albuquerque, NM (10)           01/00/00   07/26/02                  --         --           --               --         --
   Big Boy -
     St. Clairsville, OH            12/18/98   07/29/02             339,300         --           --               --    339,300
   Jack in the Box -
     Fort Worth, TX                 01/11/00   08/05/02           1,141,653         --           --               --  1,141,653
   Jack in the Box -
     Menlo Park, CA                 12/30/99   08/22/02           1,772,360         --           --               --  1,772,360
   Arby's -
     Lawrenceville, GA              02/08/00   08/26/02           1,422,750         --           --               --  1,422,750
   Darry's -
     Louisville, KY                 06/11/97   08/28/02           1,840,800         --           --               --  1,840,800

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Burger King -
     Columbus, OH                          --             744,585    744,585             257,877
   Burger King -
     Asheboro, NC                          --           1,228,831  1,228,831             436,666
   Hardee's -
     Gulf Shores, AL                       --             914,337    914,337             320,113
   Burger King -
     Lancaster, OH                         --             799,195    799,195             364,070
   Burger King -
     John's Island, SC                     --           1,077,802  1,077,802             367,639
   IHOP -
     Elk Grove, CA                         --           1,540,356  1,540,356             751,308
   Hardee's -
     Tusculum, TN                          --             666,045    666,045             233,604
   Pollo Tropical -
     Miami, FL                             --           1,318,182  1,318,182             392,816
   Burger King -
     St. Paul, MN                          --             747,713    747,713             271,528
   Texas Roadhouse -
     Joilet, IL                            --           1,745,014  1,745,014             384,473
   Black-eyed Pea -
     Phoenix, AZ                           --             641,371    641,371             265,557
   Black-eyed Pea -
     Mesa, AZ                              --           1,600,000  1,600,000             522,239
   Black-eyed Pea
     Phoenix, AZ                           --             641,254    641,254             282,585
   Black-eyed Pea
     Tucson, AZ                            --             641,871    641,871             251,809
   Jack in the Box -
     Fresno, CA                            --             972,841    972,841             394,246
   Black-eyed Pea
     Phoenix, AZ                           --             645,471    645,471             207,379
   Jack in the Box -
     Austin, TX                            --           1,289,945  1,289,945             299,499
   Black-eyed Pea -
     Albuquerque, NM (10)                  --             666,355    666,355             238,206
   Big Boy -
     St. Clairsville, OH                   --           1,144,209  1,144,209             169,976
   Jack in the Box -
     Fort Worth, TX                        --           1,062,145  1,062,145             223,450
   Jack in the Box -
     Menlo Park, CA                        --           1,546,740  1,546,740             368,611
   Arby's -
     Lawrenceville, GA                     --           1,374,986  1,374,986             314,054
   Darry's -
     Louisville, KY                        --           1,481,448  1,481,448             514,069

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Black-eyed Pea -
     Killeen, TX                    12/18/98   09/05/02           1,133,800         --           --               --  1,133,800
   IHOP -
     Fairfax, VA                    06/18/97   09/06/02           2,268,911         --           --               --  2,268,911
   Black eyed Pea -
     Oklahoma City, OK              03/26/97   09/10/02             475,000         --           --               --    475,000
   Arby's -
     Circleville, OH                09/09/99   09/10/02             993,900         --           --               --    993,900
   Black eyed Pea -
     Waco, TX (10)                  10/01/97   09/13/02              70,000         --           --               --     70,000
   Hardee's -
     Iuka, MS                       03/16/99   09/18/02             594,413         --           --               --    594,413
   Hardee's -
     Warrior, AL                    03/16/99   09/18/02             667,050         --           --               --    667,050
   Hardee's -
     Horn Lake, MS                  03/16/99   09/20/02             818,263         --           --               --    818,263
   Jack in the Box -
     Corning, CA                    09/17/99   09/24/02           1,266,556         --           --               --  1,266,556
   Bennigan's -
     Batavia, IL                    10/21/99   09/25/02           2,595,121         --           --               --  2,595,121
   Shoney's -
     Titusville, FL                 03/31/02   09/26/02             686,200         --           --               --    686,200
   Pollo Tropical -
     Sunrise, FL                    09/30/98   09/26/02           1,457,533         --           --               --  1,457,533
   Hardee's -
     Biscoe, NC                     03/16/99   09/27/02             564,984         --           --               --    564,984
   Black-eyed Pea -
     Bedford, TX                    03/26/97   09/30/02             921,175         --           --               --    921,175
   Black-eyed Pea -
     Norman, OK                     11/09/98   09/30/02           1,091,708         --           --               --  1,091,708
   Black-eyed Pea -
     Mesa, AZ                       11/30/98   09/30/02           1,325,500         --           --               --  1,325,000
   Hardee's -
     Aynor, SC                      03/16/99   09/30/02             586,189         --           --               --    586,189
   Denny's
     McKinney, TX                   06/05/96   10/02/02             600,000         --           --               --    600,000
   Black-eyed Pea -
     Scottsdale, AZ (10)            04/17/97   10/02/02                  --         --           --               --         --
   Arby's
     Renton, WA                     09/14/99   10/18/02           1,406,197         --           --               --  1,406,197
   Pizza-Hut -
     Belle, WV                      05/17/96   10/21/02              47,500         --           --               --     47,500
   Pizza Hut -
     Collinsville, IL               04/02/97   10/25/02             801,953         --           --               --    801,953
   Burger King -
     Tampa, FL                      08/19/99   10/28/02             770,306         --           --               --    770,306

                                                  Cost of Properties
                                                Including Closing and
                                                     Soft Costs
                                      ----------------------------------------
                                                                                      Excess
                                                      Total                        (deficiency)
                                                  acquisition cost,                 of property
                                       Original       capital                     operating cash
                                       mortgage     improvements                   receipts over
                                      financing     closing and                        cash
          Property                       (7)       soft costs (1)      Total     expenditures (19)
--------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Black-eyed Pea -
     Killeen, TX                             --           1,386,948  1,386,948             257,250
   IHOP -
     Fairfax, VA                             --           1,709,091  1,709,091             906,669
   Black eyed Pea -
     Oklahoma City, OK                       --             617,022    617,022             268,734
   Arby's -
     Circleville, OH                         --             925,329    925,329             237,321
   Black eyed Pea -
     Waco, TX (10)                           --             661,682    661,682             280,179
   Hardee's -
     Iuka, MS                                --             616,476    616,476             233,121
   Hardee's -
     Warrior, AL                             --             627,937    627,937             238,440
   Hardee's -
     Horn Lake, MS                           --             833,058    833,058             319,101
   Jack in the Box -
     Corning, CA                             --           1,158,524  1,158,524             314,769
   Bennigan's -
     Batavia, IL                             --           2,429,907  2,429,907             729,536
   Shoney's -
     Titusville, FL                          --                  --         --             (82,318)
   Pollo Tropical -
     Sunrise, FL                             --           1,454,545  1,454,545             527,258
   Hardee's -
     Biscoe, NC                              --             522,853    522,853             199,708
   Black-eyed Pea -
     Bedford, TX                             --             620,336    620,336             224,003
   Black-eyed Pea -
     Norman, OK                              --           1,429,799  1,429,799             335,124
   Black-eyed Pea -
     Mesa, AZ                                --           1,677,152  1,677,152             228,704
   Hardee's -
     Aynor, SC                               --             546,022    546,022             209,884
   Denny's
     McKinney, TX                            --           1,014,221  1,014,221             484,416
   Black-eyed Pea -
     Scottsdale, AZ (10)                     --             769,863    769,863             (31,203)
   Arby's
     Renton, WA                              --           1,286,545  1,286,545             261,304
   Pizza-Hut -
     Belle, WV                               --              47,485     47,485              13,301
   Pizza Hut -
     Collinsville, IL                        --             795,476    795,476             (55,653)
   Burger King -
     Tampa, FL                               --           1,057,404  1,057,404               5,224

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Big Boy -
     O'Fallon, MO                   01/19/99   10/31/02             679,925         --           --               --    679,925
   Golden Corral -
     Hopkinsville, KY               02/19/97   11/07/02             924,057         --           --               --    924,057
   Jack in the Box -
     Los Angeles, CA                01/04/99   12/10/02           1,793,802         --           --               --  1,793,802
   Hardee's
     Columbia, TN                   03/16/99   12/12/02             859,259         --           --               --    859,259
   Golden Corral -
     Olathe, KS                     10/02/97   12/19/02           1,751,760         --           --               --  1,751,760
   Darryl's -
     Hampton, VA                    06/11/97   12/19/02             871,290         --           --               --    871,290
   Jack in the Box -
     Humble, TX                     02/03/97   12/20/02           1,265,506         --           --               --  1,265,506
   Hardee's -
     Chalkville, AL                 03/16/99   12/20/02             680,428         --           --               --    680,428
   TGI Friday's -
     Lakeland, FL                   07/20/99   12/20/02             834,234         --           --               --    834,234
   Pollo Tropical -
     Miami, FL                      09/22/98   12/23/02           1,079,144         --           --               --  1,079,144
   Golden Corral -
     Universal City, TX             08/04/95   12/30/02             959,975         --           --               --    959,975
   Darryl's -
     Nashville, TN                  06/11/97   01/15/03             684,800         --           --               --    684,800
   Darryl's -
     Huntsville, AL                 06/11/97   01/29/03             312,205         --           --               --    312,205
   Jack in the Box -
     Humble, TX                     11/04/99   01/31/03           1,228,066         --           --               --  1,228,066
   Darryl's -
     Knoxville, TN                  06/11/97   02/18/03             381,800         --           --               --    381,800
   Darryl's -
     Evansville, IN                 06/11/97   02/21/03             455,458         --           --               --    455,458
   Sophia's House of Pancakes -
     Benton Harbor, MI              02/06/99   02/24/03             447,550         --           --               --    447,550
   Big Boy -
     Mansfield, OH                  01/27/99   02/28/03             379,791         --           --               --    379,791
   Hardee's -
     Petal, MS                      03/16/99   03/17/03             751,320         --           --               --    751,320
   Kentucky Fried Chicken -
     Gretna, LA                     05/11/99   04/21/03             497,300         --           --               --    497,300
   Black Eyed Pea -
     Albuquerque, NM                10/01/97   04/25/03             380,752         --           --               --    380,752
   Golden Corral -
     Liberty, MO                    10/23/97   06/16/03           1,463,800         --           --               --  1,463,800
   Denny's -
     Shawnee, OK                    09/06/95   06/24/03             691,325         --           --               --    691,325

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Big Boy -
     O'Fallon, MO                          --           1,017,250  1,017,250             (54,647)
   Golden Corral -
     Hopkinsville, KY                      --           1,260,576  1,260,576             255,379
   Jack in the Box -
     Los Angeles, CA                       --           1,575,414  1,575,414             591,448
   Hardee's
     Columbia, TN                          --             787,764    787,764             319,094
   Golden Corral -
     Olathe, KS                            --           1,577,340  1,577,340             791,627
   Darryl's -
     Hampton, VA                           --           1,203,391  1,203,391             595,216
   Jack in the Box -
     Humble, TX                            --             932,112    932,112             566,284
   Hardee's -
     Chalkville, AL                        --             608,445    608,445             248,876
   TGI Friday's -
     Lakeland, FL                          --           1,711,517  1,711,517              85,755
   Pollo Tropical -
     Miami, FL                             --           1,227,273  1,227,273             402,650
   Golden Corral -
     Universal City, TX                    --             994,152    994,152             747,387
   Darryl's -
     Nashville, TN                         --           1,185,158  1,185,158             574,421
   Darryl's -
     Huntsville, AL                        --           1,367,490  1,367,490             676,144
   Jack in the Box -
     Humble, TX                            --           1,119,706  1,119,706             350,984
   Darryl's -
     Knoxville, TN                         --           1,231,653  1,231,653             568,874
   Darryl's -
     Evansville, IN                        --           1,458,656  1,458,656             685,272
   Sophia's House of Pancakes -
     Benton Harbor, MI                     --           1,144,209  1,144,209             149,874
   Big Boy -
     Mansfield, OH                         --           1,085,571  1,085,571             151,051
   Hardee's -
     Petal, MS                             --             671,514    671,514             282,741
   Kentucky Fried Chicken -
     Gretna, LA                            --             749,106    749,106             155,564
   Black Eyed Pea -
     Albuquerque, NM                       --             667,290    667,290             216,972
   Golden Corral -
     Liberty, MO                           --           1,290,325  1,290,325             781,468
   Denny's -
     Shawnee, OK                           --           1,095,244  1,095,244             876,351

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Shoney's -
     Cocoa Beach, FL                02/28/02   07/02/03             846,413         --           --               --    846,413
   Hardee's -
     Johnson City, TN               03/16/99   07/15/03             965,117         --           --               --    965,117
   Roadhouse Grill -
     Roswell, GA                    03/29/00   08/15/03             949,800         --           --               --    949,800
   Darryl's -
     Raleigh, NC                    06/11/97   08/21/03           1,275,700         --           --               --  1,275,700
   Darryl's -
     Pensacola, FL                  06/11/97   09/24/03           1,314,713         --           --               --  1,314,713
   Golden Corral -
     Columbia, TN                   12/03/96   09/29/03             802,600         --           --               --    802,600
   Boston Market -
     Newport News, VA               07/16/97   09/30/03             751,018         --           --               --    751,018
   Randy's Steak and Seafood -
     Murfreesboro, TN               08/05/97   09/30/03             826,125         --           --               --    826,125
   Golden Corral -
     Winchester, KY                 06/05/97   10/01/03           1,784,192         --           --               --  1,784,192
   Hardee's -
     Rock Hill, SC                  03/16/99   10/03/03             767,702         --           --               --    767,702
   Golden Corral -
     Mobile, AL                     12/30/97   10/16/03           1,808,386         --           --               --  1,808,386
   Golden Corral -
     Enid, OK                       11/24/97   11/04/03           1,387,130         --           --               --  1,387,130
   Golden Corral -
     Muskogee, OK                   04/27/98   11/04/03           1,567,218         --           --               --  1,567,218
   Golden Corral -
     Edmond, OK                     07/20/98   11/04/03           1,625,782         --           --               --  1,625,782
   Roadhouse Grill -
     Columbus, OH                   11/16/99   12/08/03             889,069         --           --               --    889,069

CNL Funding 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                06/16/98   06/14/02           1,241,943         --           --               --  1,241,943
   Steak & Ale Restaurant -
     Austin, TX                     06/16/98   07/02/02           1,437,468         --           --               --  1,437,468
   Denny's -
     Santee, SC                     03/16/99   11/21/02             583,000         --           --               --    583,000

Maple & Main Orlando, LLC (18):
   Exxon -
     Punta Gorda, FL                11/0203    11/05/03             807,432         --           --               --    807,432
   Checker's -
     Tampa, FL                      09/16/03   12/31/03           1,193,775         --           --               --  1,193,775

                                               Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                    ----------------------------------------
                                                                                    Excess
                                                    Total                        (deficiency)
                                                acquisition cost,                 of property
                                     Original       capital                     operating cash
                                     mortgage     improvements                   receipts over
                                    financing     closing and                        cash
          Property                     (7)       soft costs (1)      Total     expenditures (19)
------------------------------------------------------------------------------------------------
CNL APF Partners, LP
   (Continued):
   Shoney's -
     Cocoa Beach, FL                       --           1,200,000  1,200,000             (71,331)
   Hardee's -
     Johnson City, TN                      --             759,531    759,531             362,827
   Roadhouse Grill -
     Roswell, GA                           --           1,849,940  1,849,940             218,627
   Darryl's -
     Raleigh, NC                           --           1,754,946  1,754,946             932,657
   Darryl's -
     Pensacola, FL                         --           1,057,526  1,057,526             479,075
   Golden Corral -
     Columbia, TN                          --           1,308,074  1,308,074             527,864
   Boston Market -
     Newport News, VA                      --           1,011,492  1,011,492             358,243
   Randy's Steak and Seafood -
     Murfreesboro, TN                      --           1,425,234  1,425,234             455,622
   Golden Corral -
     Winchester, KY                        --           1,216,826  1,216,826             903,531
   Hardee's -
     Rock Hill, SC                         --             660,104    660,104             332,232
   Golden Corral -
     Mobile, AL                            --           1,379,370  1,379,370           1,037,100
   Golden Corral -
     Enid, OK                              --           1,172,141  1,172,141             762,928
   Golden Corral -
     Muskogee, OK                          --           1,219,036  1,219,036             766,217
   Golden Corral -
     Edmond, OK                            --           1,516,169  1,516,169             898,804
   Roadhouse Grill -
     Columbus, OH                          --           1,754,536  1,754,536             200,097

CNL Funding 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                       --           1,232,558  1,232,558             504,926
   Steak & Ale Restaurant -
     Austin, TX                            --           1,372,093  1,372,093             568,339
   Denny's -
     Santee, SC                            --             678,340    678,340             251,554

Maple & Main Orlando, LLC (18):
   Exxon -
     Punta Gorda, FL                       --             754,450    754,450                  --
   Checker's -
     Tampa, FL                             --             756,039    756,039                  --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------------
                                                                                          Purchase
                                                                              Mortgage     money       Adjustments
                                                                              balance     mortgage    resulting from
                                      Date     Date of    Cash received net   at time    taken back   application of
          Property                  Acquired     Sale     of closing costs    of sale    by program        GAAP         Total
----------------------------------------------------------------------------------------------------------------------------------
RAI Restaurants, Inc. (18):
   Denny's -
     Orlando, FL                    12/01/02   06/27/03           1,329,635         --           --               --  1,329,635
   Denny's -
     Brooksville, FL                12/01/02   08/29/03           1,041,192         --           --               --  1,041,192
   Denny's -
     Orange City, FL                12/01/02   09/30/03           1,281,012         --           --               --  1,281,012
   Denny's -
     Palm Coast, FL                 12/01/02   12/23/03             999,951         --           --               --    999,951

South Street Investments, Inc. (18):
   Denny's -
     Apopka, FL                     11/20/02   09/26/03             508,538         --           --               --    508,538

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                      08/14/00   02/20/01           1,776,590         --           --               --  1,776,590
   Jack in the Box -
     Murietta, CA                   04/13/97   02/23/01           1,129,320         --           --               --  1,129,320
   Arby's -
     Kendallville, IN               07/10/96   04/06/01             792,940         --           --               --    792,940
   Black Angus -
     Folsom, CA                     12/04/00   04/24/01           2,581,569         --           --               --  2,581,569
   Jack in the Box -
     Kingsburg, CA                  04/10/97   06/11/01           1,169,090         --           --               --  1,168,840
   Jack in the Box -
     Garland, TX                    09/27/97   07/26/01           1,085,654         --           --               --  1,085,654

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                    12/07/00   03/30/01             214,900  1,212,813           --               --  1,427,713
   Arby's -
     Peoria, AZ                     03/03/01   04/19/01             154,871  1,200,463           --               --  1,355,335
   Arby's -
     Baxter, MN                     02/20/01   05/31/01              66,351    892,834           --               --    959,185
   Arby's -
     Eagan, MN                      02/20/01   06/29/01             106,348    880,945           --               --    987,293
   Arby's -
     St. Louis Park, MN             02/20/01   06/29/01             119,843    941,178           --               --  1,061,022
   Arby's -
     Willmar, MN                    02/20/01   07/18/01              44,507    704,324           --               --    748,831
   Arby's -
     Pooler, GA                     09/01/00   07/31/01             109,662  1,212,893           --               --  1,322,555
   Arby's -
     White Bear Township, MN        02/20/01   08/07/01              84,441    955,346           --               --  1,039,787
   Arby's -
     Coon Rapids, MN                02/20/01   08/28/01             168,982  1,281,068           --               --  1,450,050

                                                  Cost of Properties
                                                 Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                                                       Excess
                                                       Total                        (deficiency)
                                                   acquisition cost,                 of property
                                        Original       capital                     operating cash
                                        mortgage     improvements                   receipts over
                                       financing     closing and                        cash
          Property                        (7)       soft costs (1)      Total     expenditures (19)
---------------------------------------------------------------------------------------------------
RAI Restaurants, Inc. (18):
   Denny's -
     Orlando, FL                              --             859,437    859,437              65,356
   Denny's -
     Brooksville, FL                          --             910,000    910,000              66,305
   Denny's -
     Orange City, FL                          --           1,175,000  1,175,000              89,408
   Denny's -
     Palm Coast, FL                           --             889,549    889,549              91,267

South Street Investments, Inc. (18):
   Denny's -
     Apopka, FL                               --             467,800    467,800                  --

CNL Restaurant Property Services,
   Inc. (18):
   Black Angus -
     Boise, ID                                --           1,534,238  1,534,238             120,971
   Jack in the Box -
     Murietta, CA                             --             952,485    952,485             377,385
   Arby's -
     Kendallville, IN                         --             739,628    739,628             421,717
   Black Angus -
     Folsom, CA                               --           2,166,867  2,166,867             146,487
   Jack in the Box -
     Kingsburg, CA                            --           1,001,073  1,001,073             428,186
   Jack in the Box -
     Garland, TX                              --             936,119    936,119             367,842

CNL Restaurant Investors Properties,
   LLC (18):
   Arby's -
     Atlanta, GA                       1,212,813                  --  1,212,813              60,359
   Arby's -
     Peoria, AZ                        1,200,463                  --  1,200,463              40,467
   Arby's -
     Baxter, MN                          893,855                  --    893,855              26,023
   Arby's -
     Eagan, MN                           882,968                  --    882,968              33,246
   Arby's -
     St. Louis Park, MN                  943,340                  --    943,340              35,241
   Arby's -
     Willmar, MN                         707,592                  --    707,592              41,253
   Arby's -
     Pooler, GA                        1,223,108                  --  1,223,108             117,724
   Arby's -
     White Bear Township, MN             960,915                  --    960,915             148,790
   Arby's -
     Coon Rapids, MN                   1,288,536                  --  1,288,536              90,298

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                             -----------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP            Total
------------------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18):
     (Continued):
     Arby's -
         Eden Prairie, MN                02/20/01  09/07/01     107,288         936,215       --            --            1,043,503
     Arby's -
         Carmel, IN                      10/13/00  09/26/01     142,925       1,297,484       --            --            1,440.409
     Arby's -
         Winston Salem, NC               04/01/01  10/03/01     123,645       1,090,250       --            --            1,213,895
     Arby's -
         Carrboro, NC                    11/16/00  10/11/01     155,473       1,111,725       --            --            1,267,198
     Arby's -
         Cottage Grove, MN               02/02/01  11/27/01      61,878         703,412       --            --              765,290
     Arby's -
         Minnetonka, MN                  02/02/01  12/13/01     120,202         907,130       --            --            1,027,332
     Arby's -
         Maple Grove, MN                 02/02/01  12/14/01     150,455       1,176,200       --            --            1,326,655
     Arby's -
         Plymouth, MN                    02/02/01  12/21/01     100,063         846,616       --            --              946,679
     Arby's -
         Plymouth, MN                    02/02/01  12/21/01     120,817         899,893       --            --            1,020,710
     Arby's -
         New Castle, PA                  09/21/00  12/28/01      70,999       1,074,459       --            --            1,145,458
     Arby's -
         Oak Park Heights, MN            02/20/01  02/08/02     108,400         860,199       --            --              968,599
     Arby's -
         Greenwood, IN                   09/07/01  02/21/02     106,134       1,051,402       --            --            1,157,535
     Arby's -
         Hudson, WI                      02/20/01  03/06/02     141,804         949,356       --            --            1,091,160
     Arby's -
         Wauseon, OH                     04/10/01  03/11/02     101,408         700,080       --            --              801,488
     Arby's -
         St. Paul, MN                    02/20/01  03/21/02      87,658         713,993       --            --              801,651
     Arby's -
         Richfield, MN                   02/20/01  04/03/02     120,587       1,035,063       --            --            1,155,650
     Arby's -
         Crystal, MN                     02/20/01  04/17/02     113,810         945,740       --            --            1,059,550
     Arby's -
         Hopkins, MN                     02/20/01  04/26/02      90,927         829,399       --            --              920,326
     Arby's -
         Rochester, MN                   02/20/01  05/02/02     101,643         817,845       --            --              919,488
     Arby's -
         Apple Valley, MN                02/20/01  05/17/02     178,105       1,315,159       --            --            1,493,264
     Arby's -
         Pell City, AL                   09/18/01  06/21/02     102,875         936,662       --            --            1,039,537
     Arby's -
         East Huntington, PA             09/01/01  07/15/02     153,028       1,103,332       --            --            1,256,360

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18):
     (Continued):
     Arby's -
         Eden Prairie, MN                  942,798          --              942,798        51,912
     Arby's -
         Carmel, IN                      1,308,411          --            1,308,411       131,560
     Arby's -
         Winston Salem, NC               1,098,081          --            1,098,081        58,269
     Arby's -
         Carrboro, NC                    1,123,886          --            1,123,886       106,362
     Arby's -
         Cottage Grove, MN                 710,074          --              710,074        63,567
     Arby's -
         Minnetonka, MN                    916,844          --              916,844        78,525
     Arby's -
         Maple Grove, MN                 1,188,796          --            1,188,796       102,167
     Arby's -
         Plymouth, MN                      855,682          --              855,682        75,302
     Arby's -
         Plymouth, MN                      909,529          --              909,529        80,041
     Arby's -
         New Castle, PA                  1,088,971          --            1,088,971       145,107
     Arby's -
         Oak Park Heights, MN              870,487          --              870,487        10,593
     Arby's -
         Greenwood, IN                   1,051,402          --            1,051,402           330
     Arby's -
         Hudson, WI                        963,121          --              963,121        15,707
     Arby's -
         Wauseon, OH                       704,249          --              704,249         7,174
     Arby's -
         St. Paul, MN                      724,346          --              724,346         9,604
     Arby's -
         Richfield, MN                   1,051,406          --            1,051,406        16,798
     Arby's -
         Crystal, MN                       960,672          --              960,672        15,913
     Arby's -
         Hopkins, MN                       842,495          --              842,495        14,275
     Arby's -
         Rochester, MN                     831,824          --              831,824        15,757
     Arby's -
         Apple Valley, MN                1,337,639          --            1,337,639        23,636
     Arby's -
         Pell City, AL                     938,824          --              938,824         2,860
     Arby's -
         East Huntington, PA             1,115,401          --            1,115,401        18,068

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18)
     (Continued):
     Arby's -
         Florence, AL                    10/01/01  08/22/02     176,044       1,182,056       --            --          1,358,100
     Arby's -
         Troy, AL                        09/21/01  08/22/02     134,632         920,681       --            --          1,055,313
     Arby's -
         Muskegon, MI                    11/15/01  08/29/02     183,565       1,255,825       --            --          1,439,390
     Arby's -
         Greenville, MI                  07/25/02  10/31/02     196,093       1,074,766       --            --          1,270,860
     Arby's -
         Cullman, AL                     09/05/01  11/13/02     175,467         993,620       --            --          1,169,087
     Arby's -
         Evansville, IN                  04/01/02  11/15/02     166,901       1,080,328       --            --          1,247,229
     Arby's -
         Youngstown, OH                  04/10/02  11/27/02     109,192         903,118       --            --          1,012,310
     Arby's -
         Union City, TN                  09/04/02  12/30/02     207,127       1,158,879       --            --          1,366,005
     Arby's -
         Northwood, OH                   08/30/02  01/06/03     176,585       1,028,037       --            --          1,204,623
     Arby's -
         Winston-Salem, NC               09/06/02  01/27/03     253,741       1,098,131       --            --          1,351,872
     Arby's -
         Sikeston, MO                    10/15/02  02/05/03     244,103       1,168,224       --            --          1,412,328
     Arby's -
         Bowling Green, OH               09/23/02  02/12/03     288,402       1,261,682       --            --          1,550,084
     Arby's -
         Norcross, GA                    09/10/02  02/13/03     229,246       1,028,037       --            --          1,257,283
     Arby's -
         Montgomery, AL                  09/12/02  02/13/03     193,702       1,121,495       --            --          1,315,197
     Arby's -
         Buffalo, MN                     12/13/02  04/11/03     180,594         943,925       --            --          1,124,519
     Arby's -
         Bellevue, PA                    07/30/02  04/11/03     165,264         731,856       --            --            897,120
     Arby's -
         Toledo, OH                      09/30/02  04/15/03     217,636       1,074,766       --            --          1,292,402
     Arby's -
         Frankfort, IN                   08/08/02  05/19/03     266,795         986,104       --            --          1,252,899
     Arby's -
         Cullman, AL                     10/01/02  06/12/03     243,834       1,095,601       --            --          1,339,435
     Arby's -
         Albany, OR                      06/30/03  10/23/03     263,501         697,045       --            --            960,546
     Arby's -
         Birmingham, AL                  06/18/03  12/31/03     545,151       1,247,573       --            --          1,792,724

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Restaurant Investors Properties,
  LLC (18)
     (Continued):
     Arby's -
         Florence, AL                    1,196,262          --            1,196,262        17,628
     Arby's -
         Troy, AL                          931,745          --              931,745        10,910
     Arby's -
         Muskegon, MI                    1,261,682          --            1,261,682         6,545
     Arby's -
         Greenville, MI                  1,074,766          --            1,074,766          (198)
     Arby's -
         Cullman, AL                     1,001,853          --            1,001,853         8,373
     Arby's -
         Evansville, IN                  1,089,280          --            1,089,280        26,999
     Arby's -
         Youngstown, OH                    909,500          --              909,500         8,019
     Arby's -
         Union City, TN                  1,158,879          --            1,158,879        (2,918)
     Arby's -
         Northwood, OH                   1,028,037          --            1,028,037          (124)
     Arby's -
         Winston-Salem, NC               1,098,131          --            1,098,131          (132)
     Arby's -
         Sikeston, MO                    1,168,224          --            1,168,224            24
     Arby's -
         Bowling Green, OH               1,261,682          --            1,261,682           177
     Arby's -
         Norcross, GA                    1,028,037          --            1,028,037           372
     Arby's -
         Montgomery, AL                  1,121,495          --            1,121,495           165
     Arby's -
         Buffalo, MN                       943,925          --              943,925         2,623
     Arby's -
         Bellevue, PA                      734,403          --              734,403         2,706
     Arby's -
         Toledo, OH                      1,074,766          --            1,074,766           243
     Arby's -
         Frankfort, IN                     989,536          --              989,536         3,532
     Arby's -
         Cullman, AL                     1,098,131          --            1,098,131         2,505
     Arby's -
         Albany, OR                        699,498          --              699,498         2,963
     Arby's -
         Birmingham, AL                  1,247,573          --            1,247,573          (164)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     Jack in the Box -
         Surprise, AZ                    09/25/00  01/19/01     159,023       1,379,621       --            --          1,538,644
     Jack in the Box -
         Baton Rouge, LA                 07/06/00  01/31/01       9,972       1,473,571       --            --          1,483,542
     Jack in the Box -
         Burley, ID                      09/22/00  01/31/01          --         951,027       --            --            951,027
     Jack in the Box -
         Las Vegas, NV                   10/01/00  01/03/01     254,521       1,615,000       --            --          1,869,521
     Jack in the Box -
         Peoria, AZ                      09/15/00  03/08/01     112,352       1,247,170       --            --          1,359,522
     Jack in the Box -
         Cleburne, TX                    09/21/00  01/31/01       4,598       1,118,539       --            --          1,123,137
     Jack in the Box -
         Fresno, CA                      09/15/00  04/26/01     129,458         950,196       --            --          1,079,653
     Jack in the Box -
         Bakersfield, CA                 09/19/00  03/27/01      80,199         973,493       --            --          1,053,692
     Pizza Hut -
         Miami, FL                       10/06/00  06/29/01      69,130         588,593       --            --            657,723
     IHOP -
         Hiram, GA                       10/12/00  04/16/01      97,519       1,432,800       --            --          1,530,319
     IHOP -
         Jacksonville, NC                10/12/00  06/25/01      47,442       1,367,919       --            --          1,415,361
     IHOP -
         Pueblo, CO                      10/12/00  06/19/01      91,901       1,296,394       --            --          1,388,295
     Jack in the Box -
         Bermuda Dunes, CA               03/28/01  06/29/01     210,654       1,256,197       --            --          1,466,851
     Jack in the Box -
         Manteca, CA                     05/14/01  06/11/01     236,673       1,432,260       --            --          1,668,934
     Jack in the Box -
         Austin, TX (9)                  07/20/00  05/25/01          --         550,587       --            --            550,587
     IHOP -
         Littleton, CO                   12/28/00  07/20/01     141,982       1,860,395       --            --          2,002,377
     IHOP -
         Oklahoma City, OK               10/12/00  07/26/01     165,306       1,831,346       --            --          1,996,652
     Baker's Square -
         Anaheim, CA                     05/14/01  07/26/01     306,267       1,576,144       --            --          1,882,411
     Arby's -
         Southington, CT                 07/21/00  07/27/01     125,178         908,371       --            --          1,033,549
     Vicorp Village Inn -
         Scottsdale, AZ                  05/14/01  07/30/01     151,366         999,284       --            --          1,150,650
     IHOP -
         Shreveport, LA                  10/12/00  08/03/01      87,476       1,450,490       --            --          1,537,966

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     Jack in the Box -
         Surprise, AZ                    1,379,621          --            1,379,621        49,506
     Jack in the Box -
         Baton Rouge, LA                 1,483,542          --            1,483,542        80,121
     Jack in the Box -
         Burley, ID                        951,027          --              951,027        41,109
     Jack in the Box -
         Las Vegas, NV                   1,615,000          --            1,615,000        62,903
     Jack in the Box -
         Peoria, AZ                      1,254,037          --            1,254,037        53,180
     Jack in the Box -
         Cleburne, TX                    1,123,137          --            1,123,137        38,489
     Jack in the Box -
         Fresno, CA                        958,117          --              958,117        56,075
     Jack in the Box -
         Bakersfield, CA                   978,854          --              978,854        45,750
     Pizza Hut -
         Miami, FL                         589,199          --              589,199        44,786
     IHOP -
         Hiram, GA                       1,438,400          --            1,438,400        70,497
     IHOP -
         Jacksonville, NC                1,371,599          --            1,371,599        92,458
     IHOP -
         Pueblo, CO                      1,303,550          --            1,303,550        85,560
     Jack in the Box -
         Bermuda Dunes, CA               1,259,276          --            1,259,276        32,187
     Jack in the Box -
         Manteca, CA                     1,432,260          --            1,432,260        10,937
     Jack in the Box -
         Austin, TX (9)                    550,587          --              550,587            --
     IHOP -
         Littleton, CO                   1,869,159          --            1,869,159        90,731
     IHOP -
         Oklahoma City, OK               1,842,950          --            1,842,950       126,315
     Baker's Square -
         Anaheim, CA                     1,577,273          --            1,577,273        34,744
     Arby's -
         Southington, CT                   909,091          --              909,091        95,881
     Vicorp Village Inn -
         Scottsdale, AZ                  1,000,000          --            1,000,000        26,369
     IHOP -
         Shreveport, LA                  1,460,875          --            1,460,875       112,077

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     (Continued):
     Baker's Square -
         Rohnert Park, CA                05/14/01  08/06/01     246,540       1,270,898       --            --          1,517,438
     Village Inn -
         Aurora, CO                      05/14/01  08/08/01      40,903       1,543,233       --            --          1,584,136
     Village Inn -
         Denver, CO                      05/14/01  08/08/01     142,900         880,551       --            --          1,023,451
     IHOP -
         Huntsville, AL                  10/12/00  08/14/01      97,307       1,593,307       --            --          1,690,614
     Ruby Tuesday's -
         Orlando, FL                     05/30/00  08/17/01     156,571       1,598,221       --            --          1,754,792
     Pizza Hut -
         Miami, FL                       10/06/00  08/17/01      84,357         646,698       --            --            731,055
     IHOP -
         Statesboro, GA                  10/12/00  08/21/01      68,915       1,072,888       --            --          1,141,803
     Village Inn -
         Tempe, AZ                       05/14/01  08/24/01     149,028       1,043,952       --            --          1,192,980
     IHOP -
         San Antonio, TX                 12/28/00  08/27/01      76,227       1,594,606       --            --          1,670,833
     Jack in the Box -
         Coppell, TX                     03/28/01  08/29/01     170,623       1,608,077       --            --          1,778,700
     Village Inn -
         Denver, CO                      05/14/01  08/30/01     168,884       1,270,898       --            --          1,439,782
     TGI Friday's -
         Roseville, CA                   03/12/01  08/31/01     109,946       2,931,613       --            --          3,041,559
     Pizza Hut -
         Pembroke Pines, FL              10/06/00  08/31/01      52,912         397,968       --            --            450,880
     Village Inn -
         Ogden, UT                       05/14/01  09/18/01     146,763         907,784       --            --          1,054,547
     Pizza Hut -
         Key Largo, FL                   10/06/00  09/20/01      73,845         578,862       --            --            652,707
     Baker's Square -
         Hoffman Estates, IL             05/14/01  09/20/01     151,812       1,089,341       --            --          1,241,153
     Village Inn -
         Broomfield, CO                  05/14/01  09/20/01     184,629       1,134,730       --            --          1,319,359
     IHOP -
         Harrisonburg, VA                12/28/01  09/21/01     129,619       1,426,704       --            --          1,556,323
     Pizza Hut -
         Miami, FL                       10/06/00  09/21/01      95,727         710,011       --            --            805,738
     Jack in the Box -
         The Colony, TX                  09/15/00  09/28/01      86,043       1,313,521       --            --          1,399,564
     IHOP -
         Birmingham, AL                  10/12/00  10/12/01     178,092       1,362,594       --            --          1,540,686

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18):
     (Continued):
     Baker's Square -
         Rohnert Park, CA                1,272,727          --            1,272,727        31,889
     Village Inn -
         Aurora, CO                      1,545,456          --            1,545,456        40,127
     Village Inn -
         Denver, CO                        881,818          --              881,818        28,503
     IHOP -
         Huntsville, AL                  1,604,715          --            1,604,715       128,194
     Ruby Tuesday's -
         Orlando, FL                     1,611,142          --            1,611,142       193,571
     Pizza Hut -
         Miami, FL                         650,000          --              650,000        70,642
     IHOP -
         Statesboro, GA                  1,078,800          --            1,078,800        94,429
     Village Inn -
         Tempe, AZ                       1,045,455          --            1,045,455        32,022
     IHOP -
         San Antonio, TX                 1,603,687          --            1,603,687        89,761
     Jack in the Box -
         Coppell, TX                     1,616,034          --            1,616,034        67,526
     Village Inn -
         Denver, CO                      1,272,727          --            1,272,727        33,045
     TGI Friday's -
         Roseville, CA                   2,949,827          --            2,949,827       141,497
     Pizza Hut -
         Pembroke Pines, FL                400,000          --              400,000        37,304
     Village Inn -
         Ogden, UT                         909,091          --              909,091        34,339
     Pizza Hut -
         Key Largo, FL                     581,818          --              581,818        57,260
     Baker's Square -
         Hoffman Estates, IL             1,090,909          --            1,090,909        41,867
     Village Inn -
         Broomfield, CO                  1,136,364          --            1,136,364        43,611
     IHOP -
         Harrisonburg, VA                1,434,579          --            1,434,579        99,922
     Pizza Hut -
         Miami, FL                         713,636          --              713,636        58,013
     Jack in the Box -
         The Colony, TX                  1,332,122          --            1,332,122       131,045
     IHOP -
         Birmingham, AL                  1,370,975          --            1,370,975       135,065

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Village Inn -
         Naperville, IL                  05/14/01  10/24/01     155,181       1,019,762       --            --          1,174,943
     Village Inn -
         Tucson, AZ                      05/14/01  10/25/01     178,784       1,133,069       --            --          1,311,853
     RT -
         Las Vegas, NV                   07/17/00  11/05/01     199,079       1,785,377       --            --          1,984,456
     Jack in the Box -
         Charlotte, NC                   08/28/00  11/08/01      62,882       1,282,493       --            --          1,345,375
     Bakers Square -
         Rolling Meadows, FL             05/14/01  11/27/01     123,563         928,427       --            --          1,051,990
     TGIF Friday's -
         Albuquerque, NM                 01/08/01  12/14/01     137,493       2,401,376       --            --          2,538,869
     Bakers Square -
         Blaine, MN                      05/14/01  12/20/01       5,880       1,335,029       --            --          1,340,909
     Village Inn -
         Omaha, NE                       05/14/01  12/21/01     147,260       1,185,687       --            --          1,332,947
     Village Inn -
         Lincoln, NE                     05/14/01  12/19/01     148,006       1,040,870       --            --          1,188,876
     IHOP -
         Macon, GA                       12/28/00  12/10/01      28,518       1,246,710       --            --          1,275,228
     Bakers Square -
         Elk Grove, IL                   05/14/01  12/21/01     134,250         995,615       --            --          1,129,865
     Bakers Square -
         Gurnee, IL                      05/14/01  12/03/01     268,799       1,855,464       --            --          2,124,263
     Taco Cabana -
         Plugerville, TX                 12/29/00  12/05/01      30,596       1,444,219       --            --          1,474,815
     Taco Cabana -
         Pasadena, TX                    12/29/00  12/05/01      20,240         955,406       --            --            975,646
     Taco Cabana -
         Austin, TX                      12/29/00  12/05/01      24,947       1,177,594       --            --          1,202,541
     Taco Cabana -
         Houston, TX #177                02/29/00  12/05/01      19,769         933,188       --            --            952,957
     Taco Cabana -
         Houston, TX #144                12/29/00  12/05/01      29,653       1,399,782       --            --          1,429,435
     Taco Cabana -
         San Antonio, TX                 12/29/00  12/14/01      23,534       1,110,938       --            --          1,134,472
     Taco Cabana -
         Houston, TX                     12/29/00  12/14/01      28,242       1,333,125       --            --          1,361,367
     Taco Cabana -
         Houston, TX                     12/29/00  01/04/02      26,785       1,153,066       --            --          1,179,851
     Taco Cabana -
         Austin, TX                      12/29/00  01/04/02      25,137       1,082,108       --            --          1,107,245

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Village Inn -
         Naperville, IL                  1,022,727          --            1,022,727        42,657
     Village Inn -
         Tucson, AZ                      1,136,364          --            1,136,364        47,518
     RT -
         Las Vegas, NV                   1,800,000          --            1,800,000        55,017
     Jack in the Box -
         Charlotte, NC                   1,308,411          --            1,308,411       146,378
     Bakers Square -
         Rolling Meadows, FL               931,818          --              931,818        47,329
     TGIF Friday's -
         Albuquerque, NM                 2,430,996          --            2,430,996       141,808
     Bakers Square -
         Blaine, MN                      1,340,909          --            1,340,909        80,287
     Village Inn -
         Omaha, NE                       1,190,909          --            1,190,909        71,306
     Village Inn -
         Lincoln, NE                     1,045,455          --            1,045,455        62,597
     IHOP -
         Macon, GA                       1,258,065          --            1,258,065       109,912
     Bakers Square -
         Elk Grove, IL                   1,000,000          --            1,000,000        59,875
     Bakers Square -
         Gurnee, IL                      1,863,636          --            1,863,636       111,586
     Taco Cabana -
         Plugerville, TX                 1,474,815          --            1,474,815       131,766
     Taco Cabana -
         Pasadena, TX                      975,646          --              975,646        87,168
     Taco Cabana -
         Austin, TX                      1,202,541          --            1,202,541       107,440
     Taco Cabana -
         Houston, TX #177                  952,957          --              952,957        85,140
     Taco Cabana -
         Houston, TX #144                1,429,435          --            1,429,435       127,711
     Taco Cabana -
         San Antonio, TX                 1,134,472          --            1,134,472       101,358
     Taco Cabana -
         Houston, TX                     1,361,367          --            1,361,367       121,630
     Taco Cabana -
         Houston, TX                     1,179,852          --            1,179,852        26,766
     Taco Cabana -
         Austin, TX                      1,107,246          --            1,107,246        25,119

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Bakers Square -
         Normal, IL                      05/14/01  01/09/02     188,577       1,469,683       --            --          1,658,260
     IHOP -
         Nacogdoches, TX                 12/28/00  01/18/02     105,773       1,388,437       --            --          1,494,210
     IHOP -
         McAllen, TX                     12/28/00  02/15/02     120,708       1,427,813       --            --          1,548,521
     Pizza Hut -
         Dania, FL                       10/06/00  2/19/02       40,920         292,892       --            --            333,812
     Jack in the Box -
         Plano, TX                       09/25/01  02/26/02     147,787       1,719,706       --            --          1,867,493
     IHOP -
         Kennewick, WA                   12/20/01  02/27/02     152,934       1,626,400       --            --          1,779,334
     Jack in the Box -
         Stephenville, TX                03/28/01  02/28/02     164,069       1,344,498       --            --          1,508,567
     Village Inn -
         Coralville, IA                  05/14/01  02/28/02     159,126       1,070,921       --            --          1,230,046
     Taco Cabana -
         San Antonio, TX                 12/29/00  03/05/02      33,261       1,214,659       --            --          1,247,920
     Jack in the Box -
         San Antonio, TX                 09/26/01  03/06/02     135,343       1,442,978       --            --          1,578,322
     Krystal -
         Rincon, GA                      09/15/00  03/11/02      57,088       1,015,712       --            --          1,072,800
     Village Inn -
         Davenport, IA                   05/14/01  03/15/02     182,384       1,219,097       --            --          1,401,481
     Jack in the Box
         Katy, TX                        09/25/01  03/18/02     123,072       1,376,098       --            --          1,499,170
     IHOP -
         Albuquerque, NM                 10/29/01  03/19/02     161,229       1,660,447       --            --          1,821,676
     IHOP -
         Lafayette, LA                   12/28/00  03/19/02      87,911       1,548,629       --            --          1,636,540
     Jack in the Box -
         Round Rock, TX                  09/19/00  03/20/02     134,634       1,226,470       --            --          1,361,104
     Jack in the Box -
         Concord, NC                     07/07/00  03/22/02     126,308       1,296,102       --            --          1,422,410
     Jack in the Box -
         Cedar Hill, TX                  12/20/01  03/22/02     120,438       1,388,773       --            --          1,509,211
     IHOP -
         Brownsville, TX                 12/28/00  03/28/02      88,052       1,456,628       --            --          1,544,680
     IHOP -
         San Marco, TX                   12/20/01  03/28/02     156,600       1,509,200       --            --          1,665,800
     Bakers Square -
         Maple Grove, MN                 05/14/01  03/29/02     200,077       1,354,552       --            --          1,554,629

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Bakers Square -
         Normal, IL                      1,477,273          --            1,477,273         6,796
     IHOP -
         Nacogdoches, TX                 1,401,869          --            1,401,869        15,380
     IHOP -
         McAllen, TX                     1,443,318          --            1,443,318        18,025
     Pizza Hut -
         Dania, FL                         295,455          --              295,455         5,279
     Jack in the Box -
         Plano, TX                       1,728,972          --            1,728,972        14,854
     IHOP -
         Kennewick, WA                   1,627,500          --            1,627,500         2,842
     Jack in the Box -
         Stephenville, TX                1,361,617          --            1,361,617        19,729
     Village Inn -
         Coralville, IA                  1,077,273          --            1,077,273         8,156
     Taco Cabana -
         San Antonio, TX                 1,247,920          --            1,247,920        34,289
     Jack in the Box -
         San Antonio, TX                 1,456,085          --            1,456,085        11,979
     Krystal -
         Rincon, GA                      1,028,215          --            1,028,215        21,369
     Village Inn -
         Davenport, IA                   1,227,273          --            1,227,273         8,905
     Jack in the Box
         Katy, TX                        1,385,410          --            1,385,410        12,373
     IHOP -
         Albuquerque, NM                 1,664,998          --            1,664,998         4,653
     IHOP -
         Lafayette, LA                   1,566,820          --            1,566,820        20,424
     Jack in the Box -
         Round Rock, TX                  1,257,009          --            1,257,009        40,447
     Jack in the Box -
         Concord, NC                     1,331,738          --            1,331,738        46,935
     Jack in the Box -
         Cedar Hill, TX                  1,392,479          --            1,392,479         5,497
     IHOP -
         Brownsville, TX                 1,471,963          --            1,471,963        18,921
     IHOP -
         San Marco, TX                   1,511,250          --            1,511,250         2,990
     Bakers Square -
         Maple Grove, MN                 1,363,636          --            1,363,636        10,198

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     IHOP -
         Ammon, ID                       12/28/00  04/05/02      83,477       1,433,491       --            --          1,516,968
     Home Town Buffet -
         Visalia, CA                     12/28/01  04/10/02     329,510       2,409,694       --            --          2,739,205
     TB/KFC
         Gun Barrel City, TX             10/31/00  04/19/02      29,711         922,295       --            --            952,006
     Tahoe Joes
         Roseville, CA                   12/28/01  04/23/02     414,477       2,965,855       --            --          3,380,332
     Old Country Buffet
         Glendale, AZ                    12/28/01  04/25/02     246,584       1,818,524       --            --          2,065,108
     Home Town Buffet
         Temecula, CA                    12/28/01  04/26/02     298,731       2,000,577       --            --          2,299,308
     Village Inn
         Johnston, IA                    05/14/01  04/29/02     121,465         812,100       --            --            933,565
     Old Country Buffet
         Woodbury, MN                    12/28/01  04/29/02     191,917       1,600,461       --            --          1,792,378
     Bakers Square -
         Orland Park, IL                 05/14/01  04/30/02     292,465       1,940,017       --            --          2,232,482
     Pizza-Hut
         Oakland Park, FL                10/06/00  05/03/02      83,765         652,145       --            --            735,910
     Jack in the Box
         Magnolia, TX                    08/30/01  05/03/02     101,729       1,245,406       --            --          1,347,135
     IHOP -
         Westminister, CO                12/20/01  05/03/02     229,223       1,831,730       --            --          2,060,953
     Jack in the Box -
         Baton Rouge, LA                 12/20/01  05/03/02     185,925       1,405,359       --            --          1,591,284
     Village Inn
         Roy, UT                         05/14/01  05/06/02     142,392         933,183       --            --          1,075,575
     Home Town Buffet -
         Loma Linda, CA                  12/28/01  05/07/02     447,446       3,046,175       --            --          3,493,621
     Home Town Buffet -
         Champaign, IL                   12/28/01  05/08/02     195,577       1,768,682       --            --          1,964,259
     Jack in the Box -
         Baytown, TX                     09/19/00  05/10/02     108,115       1,141,081       --            --          1,249,196
     IHOP -
         Norman, OK                      10/12/00  05/13/02     219,316       1,554,570       --            --          1,773,886
     IHOP -
         Rockford, IL                    12/20/01  05/15/02     148,323       1,646,238       --            --          1,794,561
     Rio Bravo -
         Fayetteville, AR                06/29/00  05/17/02     147,141       1,171,240       --            --          1,318,381
     Bakers Square -
         Onalaska, WI                    05/14/01  05/17/02     119,693         924,167       --            --          1,043,860

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     IHOP -
         Ammon, ID                       1,451,613          --            1,451,613        19,833
     Home Town Buffet -
         Visalia, CA                     2,409,000          --            2,409,000          (773)
     TB/KFC
         Gun Barrel City, TX               931,818          --              931,818        17,313
     Tahoe Joes
         Roseville, CA                   2,965,000          --            2,965,000        (1,077)
     Old Country Buffet
         Glendale, AZ                    1,818,000          --            1,818,000        (1,856)
     Home Town Buffet
         Temecula, CA                    2,000,000          --            2,000,000          (746)
     Village Inn
         Johnston, IA                      818,182          --              818,182         6,761
     Old Country Buffet
         Woodbury, MN                    1,600,000          --            1,600,000          (612)
     Bakers Square -
         Orland Park, IL                 1,954,545          --            1,954,545        16,742
     Pizza-Hut
         Oakland Park, FL                  659,091          --              659,091         6,512
     Jack in the Box
         Magnolia, TX                    1,260,198          --            1,260,198        13,660
     IHOP -
         Westminister, CO                1,836,750          --            1,836,750         5,100
     Jack in the Box -
         Baton Rouge, LA                 1,412,154          --            1,412,154         7,539
     Village Inn
         Roy, UT                           940,909          --              940,909         8,152
     Home Town Buffet -
         Loma Linda, CA                  3,045,000          --            3,045,000          (619)
     Home Town Buffet -
         Champaign, IL                   1,768,000          --            1,768,000          (848)
     Jack in the Box -
         Baytown, TX                     1,173,149          --            1,173,149        40,830
     IHOP -
         Norman, OK                      1,577,745          --            1,577,745        51,274
     IHOP -
         Rockford, IL                    1,650,750          --            1,650,750         5,243
     Rio Bravo -
         Fayetteville, AR                1,200,000          --            1,200,000        39,827
     Bakers Square -
         Onalaska, WI                      931,818          --              931,818         8,241

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Ruby Tuesday -
         University Place, WA            08/23/00  05/31/02     133,340       1,574,504       --            --          1,707,844
     Pizza Hut -
         Pembroke Pines, FL              10/06/00  05/31/02      20,692         359,803       --            --            380,495
     Pizza Hut -
         N. Miami, FL                    10/06/00  05/31/02      15,365         267,154       --            --            282,519
     Bakers Square -
         Rochester, MN                   05/14/01  05/31/02     172,761       1,352,440       --            --          1,525,200
     Bakers Square -
         Stillwater, MN                  05/14/01  05/31/02     141,347         991,789       --            --          1,133,136
     Home Town Buffet -
         Louisville, KY                  12/28/01  05/31/02     199,891       1,500,579       --            --          1,700,470
     Old Country Buffet -
         Mesa, AZ                        12/28/01  06/03/02     306,624       2,115,024       --            --          2,421,648
     IHOP -
         Shreveport, LA                  10/12/00  06/04/02     207,681       1,643,127       --            --          1,850,808
     IHOP -
         Jonesboro, AR                   10/12/00  06/05/02     152,295       1,328,505       --            --          1,480,800
     Taco Cabana -
         Dallas, Texas                   12/29/00  06/06/02      33,359         987,667       --            --          1,021,026
     HomeTown Buffet -
         Oklahoma City, OK #737          12/28/01  06/13/02     204,563       1,455,705       --            --          1,592,205
     HomeTown Buffet -
         Oklahoma City, OK               12/28/01  06/13/02     136,500       1,955,947       --            --          2,160,510
     Jack in the Box -
         Corsicana, TX                   06/30/00  06/14/02      69,849       1,083,639       --            --          1,153,488
     Ruby Tuesday
         Port Lucie, FL                  06/06/00  06/14/02     119,187       1,583,384       --            --          1,702,571
     Bakers Square -
         Bradley, IL                     05/14/01  06/20/02     256,960       1,509,030       --            --          1,765,990
     IHOP -
         Evansville, IN                  03/29/02  06/20/02     166,194       1,469,696       --            --          1,635,890
     IHOP -
         Buford, GA                      03/29/02  06/20/02     212,950       1,679,961       --            --          1,892,911
     Taco Cabana -
         San Antonio, TX #107            12/29/00  06/26/02     <34,711>        921,822       --            --            887,111
     Taco Cabana -
         Universal City, TX              12/29/00  06/26/02     <40,496>      1,075,459       --            --          1,034,963
     Taco Cabana -
         Austin, TX                      12/29/00  06/26/02     <54,547>      1,448,578       --            --          1,394,031
     Taco Cabana -
         San Antonio, TX #130            12/29/00  06/26/02     <52,067>      1,382,733       --            --          1,330,666

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Ruby Tuesday -
         University Place, WA            1,590,909          --            1,590,909        40,555
     Pizza Hut -
         Pembroke Pines, FL                363,636          --              363,636        13,021
     Pizza Hut -
         N. Miami, FL                      270,000          --              270,000         5,191
     Bakers Square -
         Rochester, MN                   1,363,636          --            1,363,636        12,750
     Bakers Square -
         Stillwater, MN                  1,000,000          --            1,000,000         9,350
     Home Town Buffet -
         Louisville, KY                  1,500,000          --            1,500,000          (726)
     Old Country Buffet -
         Mesa, AZ                        2,114,000          --           2,1114,000        (1,045)
     IHOP -
         Shreveport, LA                  1,663,150          --            1,663,150        33,799
     IHOP -
         Jonesboro, AR                   1,348,500          --            1,348,500        56,238
     Taco Cabana -
         Dallas, Texas                   1,021,026          --            1,021,026        27,228
     HomeTown Buffet -
         Oklahoma City, OK #737          1,455,000          --            1,455,000        (1,031)
     HomeTown Buffet -
         Oklahoma City, OK               1,955,000          --            1,955,000          (767)
     Jack in the Box -
         Corsicana, TX                   1,118,650          --            1,118,650        52,045
     Ruby Tuesday
         Port Lucie, FL                  1,607,399          --            1,607,399        12,328
     Bakers Square -
         Bradley, IL                     1,522,727          --            1,522,727        15,133
     IHOP -
         Evansville, IN                  1,471,963          --            1,471,963         2,753
     IHOP -
         Buford, GA                      1,682,243          --            1,682,243         2,729
     Taco Cabana -
         San Antonio, TX #107              952,957          --              952,957        33,569
     Taco Cabana -
         Universal City, TX              1,111,783          --            1,111,783        39,164
     Taco Cabana -
         Austin, TX                      1,497,504          --            1,497,504        52,752
     Taco Cabana -
         San Antonio, TX #130            1,429,436          --            1,429,436        50,354

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Taco Cabana -
         Dallas, TX #136                 12/29/00  06/26/02     <44,463>      1,180,810       --            --          1,136,347
     Taco Cabana -
         Houston, TX #143                12/29/00  06/26/02     <47,108>      1,251,044       --            --          1,203,936
     Taco Cabana -
         San Antonio, TX #158            12/29/00  06/26/02     <49,918>      1,325,668       --            --          1,275,750
     Taco Cabana -
         Schertz, TX                     12/29/00  06/26/02     <40,331>      1,071,069       --            --          1,030,738
     Taco Cabana -
         Houston, TX                     12/29/00  06/26/02     <52,933>      1,404,681       --            --          1,351,748
     Taco Cabana -
         Houston, TX #174                12/29/00  06/26/02     <35,537>        943,770       --            --            908,233
     Taco Cabana -
         Katy, TX                        12/29/00  06/26/02     <40,331>      1,071,069       --            --          1,030,738
     Taco Cabana -
         Arlington, TX                   12/29/00  06/26/02     <38,843>      1,031,563       --            --            992,719
     Taco Cabana -
         Houston, TX #241                12/29/00  06/26/02     <49,670>      1,319,084       --            --          1,269,414
     Taco Cabana -
         Denton, TX                      12/29/00  06/26/02     <44,463>      1,180,810       --            --          1,136,347
     Baker Square -
         Bolingbrook, IL                 05/14/01  06/28/02     289,661       1,621,644       --            --          1,911,305
     IHOP -
         Harlingen, TX                   09/28/01  06/28/02     169,260       1,611,009       --            --          1,780,269
     Old Country Buffet -
         Madison, WI                     12/28/01  06/28/02     233,107       2,092,013       --            --          2,325,120
     HomeTown Buffet -
         Wichita, KS                     12/28/01  06/28/02     224,736       2,000,969       --            --          2,225,704
     Old Country Buffet -
         Mechanicsburg, PA               12/28/01  06/28/02     153,548       1,818,880       --            --          1,972,429
     IHOP -
         Rocky Mount, NC                 10/12/00  06/28/02      73,833       1,504,517       --            --          1,578,350
     JIB -
         Hickory, NC                     03/28/01  06/28/02     196,658       1,455,112       --            --          1,651,770
     HomeTown Buffet -
         Louisville, KY                  12/28/01  06/28/02     113,298       1,145,554       --            --          1,258,853
     Old Country Buffet -
         Franklin, OH                    12/28/01  06/28/02     129,930       1,318,638       --            --          1,448,568
     Pizza Hut -
         El Reno, OK                     01/18/02  06/28/02      51,697         367,573       --            --            419,270
     Bakers Square -
         Mt. Prospect, IL                05/14/01  07/02/02     278,538       1,914,440       --            --          2,192,978
     Old Country Buffet -
         Onalaska, WI                    12/28/01  07/10/02     146,806       1,455,705       --            --          1,602,511

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Taco Cabana -
         Dallas, TX #136                 1,220,693          --            1,220,693        38,129
     Taco Cabana -
         Houston, TX #143                1,293,299          --            1,293,299        45,558
     Taco Cabana -
         San Antonio, TX #158            1,370,443          --            1,370,443        76,694
     Taco Cabana -
         Schertz, TX                     1,107,246          --            1,107,246        39,004
     Taco Cabana -
         Houston, TX                     1,452,125          --            1,452,125        51,153
     Taco Cabana -
         Houston, TX #174                  975,647          --              975,647        34,369
     Taco Cabana -
         Katy, TX                        1,107,246          --            1,107,246        21,178
     Taco Cabana -
         Arlington, TX                   1,066,404          --            1,066,404        28,981
     Taco Cabana -
         Houston, TX #241                1,363,637          --            1,363,637        48,036
     Taco Cabana -
         Denton, TX                      1,220,693          --            1,220,693        43,001
     Baker Square -
         Bolingbrook, IL                 1,636,364          --            1,636,364        16,147
     IHOP -
         Harlingen, TX                   1,619,998          --            1,619,998        (1,134)
     Old Country Buffet -
         Madison, WI                     2,091,000          --            2,091,000        (1,199)
     HomeTown Buffet -
         Wichita, KS                     2,000,000          --            2,000,000        (1,147)
     Old Country Buffet -
         Mechanicsburg, PA               1,818,000          --            1,818,000        (1,523)
     IHOP -
         Rocky Mount, NC                 1,528,300          --            1,528,300        33,625
     JIB -
         Hickory, NC                     1,481,564          --            1,481,564        28,329
     HomeTown Buffet -
         Louisville, KY                  1,145,000          --            1,145,000          (660)
     Old Country Buffet -
         Franklin, OH                    1,318,000          --            1,318,000          (760)
     Pizza Hut -
         El Reno, OK                       368,764          --              368,764         1,591
     Bakers Square -
         Mt. Prospect, IL                1,931,818          --            1,931,818        19,310
     Old Country Buffet -
         Onalaska, WI                    1,455,000          --            1,455,000        (1,020)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Pizza Hut -
         Taylor, TX                      01/25/02  07/11/02      44,204         251,186       --            --            295,390
     IHOP -
         Cathedral City, CA              03/29/02  07/18/02     255,633       1,506,263       --            --          1,759,896
     Jack in the Box -
         Shelby, NC                      09/19/00  07/19/02     130,680       1,282,602       --            --          1,413,282
     Jack in the Box -
         Simpsonville, SC                09/26/01  07/19/02     102,456       1,485,174       --            --          1,587,630
     Old Country Buffet -
         Cincinnati, OH                  12/28/01  07/22/02     140,678         975,569       --            --          1,116,247
     OCB -
         Bourbonnais, IL                 12/28/01  07/23/02     128,046       1,273,743       --            --          1,401,789
     HomeTown Buffet -
         Rockford, IL                    12/28/01  07/23/02     260,488       2,274,326       --            --          2,534,814
     Pizza-Hut -
         Belton, TX                      01/25/02  07/24/02     109,036         615,776       --            --            724,812
     IHOP -
         Covington, LA                   03/29/02  07/26/02     222,517       1,716,670       --            --          1,939,187
     IHOP -
         Flourissant, MO                 03/29/02  07/30/02     151,617       1,548,233       --            --          1,699,850
     Jack in the Box -
         Rock Hill, SC                   09/15/00  08/05/02     106,828       1,143,510       --            --          1,250,338
     Jack in the Box -
         Greer, SC                       09/25/01  08/05/02     111,253       1,454,109       --            --          1,565,361
     Jack in the Box -
         Conroe, TX                      09/15/00  08/09/02     143,657       1,412,719       --            --          1,556,376
     Pizza Hut -
         Waco, TX (Baylor)               01/18/02  08/13/02      98,648         550,444       --            --            649,092
     Jack in the Box -
         Greenville, SC                  09/25/01  08/16/02     117,001       1,530,054       --            --          1,647,054
     Bakers Square -
         Eau Claire, WI                  05/14/01  08/20/02     190,268       1,169,094       --            --          1,359,362
     Bakers Square -
         Springfield, IL                 05/14/01  08/20/02     151,166       1,079,164       --            --          1,230,330
     Old Country Buffet -
         Mankato, MN                     12/28/01  08/20/02     179,487       1,637,118       --            --          1,816,605
     Jack in the Box -
         Baton Rouge, LA                 08/23/00  08/22/02      79,926       1,127,994       --            --          1,207,920
     TB/KFC -
         Center, TX                      10/31/00  08/30/02      15,631         852,554       --            --            868,185
     IHOP -
         Shawnee, OK                     12/20/01  08/30/02     144,543       1,434,527       --            --          1,579,070
     HomeTown Buffet -
         Medford, OR                     02/15/02  09/05/02     390,166       2,410,406       --            --          2,800,571

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Pizza Hut -
         Taylor, TX                        252,000          --              252,000         1,112
     IHOP -
         Cathedral City, CA              1,509,346          --            1,509,346         3,182
     Jack in the Box -
         Shelby, NC                      1,322,836          --            1,322,836        50,638
     Jack in the Box -
         Simpsonville, SC                1,503,608          --            1,503,608        21,487
     Old Country Buffet -
         Cincinnati, OH                    975,000          --              975,000          (821)
     OCB -
         Bourbonnais, IL                 1,273,000          --            1,273,000        (1,087)
     HomeTown Buffet -
         Rockford, IL                    2,273,000          --            2,273,000        (1,941)
     Pizza-Hut -
         Belton, TX                        618,282          --              618,282         2,875
     IHOP -
         Covington, LA                   1,720,183          --            1,720,183         2,971
     IHOP -
         Flourissant, MO                 1,551,402          --            1,551,402         3,922
     Jack in the Box -
         Rock Hill, SC                   1,181,275          --            1,181,275        46,288
     Jack in the Box -
         Greer, SC                       1,474,257          --            1,474,257        22,417
     Jack in the Box -
         Conroe, TX                      1,459,375          --            1,459,375        57,750
     Pizza Hut -
         Waco, TX (Baylor)                 553,145          --              553,145         3,009
     Jack in the Box -
         Greenville, SC                  1,551,255          --            1,551,255        24,584
     Bakers Square -
         Eau Claire, WI                  1,181,818          --            1,181,818        13,617
     Bakers Square -
         Springfield, IL                 1,090,909          --            1,090,909        12,569
     Old Country Buffet -
         Mankato, MN                     1,636,000          --            1,636,000        (1,503)
     Jack in the Box -
         Baton Rouge, LA                 1,167,135          --            1,167,135        48,323
     TB/KFC -
         Center, TX                        863,636          --              863,636        10,412
     IHOP -
         Shawnee, OK                     1,441,500          --            1,441,500         7,947
     HomeTown Buffet -
         Medford, OR                     2,409,000          --            2,409,000        (2,071)

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     HomeTown Buffet -
         Manchester, CT                  12/28/01  09/13/02     171,290       1,774,390       --            --          1,945,681
     Jack in the Box -
         Kilgore, TX                     06/27/02  09/18/02      95,181       1,093,811       --            --          1,188,992
     IHOP -
         Bristol, VA                     12/28/00  09/20/02      82,611       1,350,001       --            --          1,432,612
     Bakers Square -
         Akron, OH                       05/14/01  09/27/02     243,619       1,257,883       --            --          1,501,502
     Texas Roadhouse -
         Peoria, IL                      06/25/02  09/30/02     422,739       2,127,261       --            --          2,550,000
     Jack in the Box -
         Mesa, AZ                        06/27/02  10/04/02     202,549       1,475,706       --            --          1,678,254
     Pizza Hut -
         Rockmart, GA                    01/18/02  11/06/02      66,876         366,030       --            --            432,906
     Ruby Tuesday -
         Angola, IN                      07/01/01  11/08/02      83,924       1,415,770       --            --          1,499,694
     Krystals -
         Pelham, AL                      09/15/00  11/14/02     103,023         910,619       --            --          1,013,642
     HomeTown Buffets -
         Hilliard, OH                    12/28/01  11/22/02     200,829       1,615,595       --            --          1,816,424
     IHOP -
         Enid, OK                        09/28/01  12/05/02     213,823       1,323,224       --            --          1,537,046
     IHOP -
         Kansas City, MO                 03/29/02  12/05/02     218,978       1,500,970       --            --          1,719,949
     Perkins -
         Millington, TN                  05/24/02  12/06/02     163,718       1,111,111       --            --          1,274,829
     Perkins -
         Mankato, MN                     09/13/02  12/10/02     180,448       1,193,299       --            --          1,373,747
     Ruby Tuesday -
         Island Park, NY                 02/27/01  12/18/02     100,483       1,782,108       --            --          1,882,592
     Pizza Hut -
         Woodville, TX                   01/18/02  12/19/02      41,310         351,085       --            --            392,396
     Krystals -
         Trenton, GA                     09/15/00  12/20/02     130,970         896,970       --            --          1,027,940
     Pizza Hut -
         Bethany, OK                     01/18/02  01/10/03      87,368         475,014       --            --            562,382
     Jack in the Box -
         Las Vegas, NV                   09/26/02  02/13/03     415,356       1,650,496       --            --          2,065,852
     TGIF -
         Springfield, OH                 12/22/00  02/13/03     230,344       1,977,911       --            --          2,208,255
     Pizza Hut - 19th Street -
         Waco, TX                        01/18/02  03/11/03      68,010         401,190       --            --            469,200
     Captain D's -
         Gadsden, AL                     12/26/02  03/13/03      78,361         709,219       --            --            787,580

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     HomeTown Buffet -
         Manchester, CT                  1,773,000          --            1,773,000        (1,469)
     Jack in the Box -
         Kilgore, TX                     1,097,200          --            1,097,200         4,625
     IHOP -
         Bristol, VA                     1,373,272          --            1,373,272        25,525
     Bakers Square -
         Akron, OH                       1,272,727          --            1,272,727        16,331
     Texas Roadhouse -
         Peoria, IL                      2,134,177          --            2,134,177        10,527
     Jack in the Box -
         Mesa, AZ                        1,482,598          --            1,482,598         7,435
     Pizza Hut -
         Rockmart, GA                      368,764          --              368,764         2,914
     Ruby Tuesday -
         Angola, IN                      1,426,713          --            1,426,713        29,521
     Krystals -
         Pelham, AL                        928,108          --              928,108        26,012
     HomeTown Buffets -
         Hilliard, OH                    1,614,000          --            1,614,000        (1,717)
     IHOP -
         Enid, OK                        1,336,499          --            1,336,499         4,742
     IHOP -
         Kansas City, MO                 1,509,346          --            1,509,346         8,575
     Perkins -
         Millington, TN                  1,111,111          --            1,111,111           756
     Perkins -
         Mankato, MN                     1,193,299          --            1,193,299         1,108
     Ruby Tuesday -
         Island Park, NY                 1,800,000          --            1,800,000        21,046
     Pizza Hut -
         Woodville, TX                     354,013          --              354,013         3,077
     Krystals -
         Trenton, GA                       915,294          --              915,294        26,769
     Pizza Hut -
         Bethany, OK                       479,393          --              479,393         4,624
     Jack in the Box -
         Las Vegas, NV                   1,660,823          --            1,660,823        12,266
     TGIF -
         Springfield, OH                 2,039,614          --            2,039,614        69,637
     Pizza Hut - 19th Street -
         Waco, TX                          405,640          --              405,640         4,680
     Captain D's -
         Gadsden, AL                       709,905          --              709,905           801

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                             --------------------------------------------------------------------
                                                                                           Purchase
                                                                              Mortgage      money      Adjustments
                                                             Cash received     balance     mortgage   resulting from
                                           Date    Date of       net of        at time    taken back  application of
             Property                    Acquired    Sale    closing costs     of sale    by program       GAAP           Total
---------------------------------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Jack in the Box -
         San Antonio, TX                 09/26/02  03/14/03     290,469       1,158,678       --            --          1,449,147
     Jack in the Box -
         Round Rock, TX                  08/28/02  03/20/03     343,381       1,213,042       --            --          1,556,423
     Captain D's -
         Dothan, AL                      12/26/02  04/17/03     123,815         811,417       --            --            935,232
     Captain D's -
         Hopkinsville, KY                12/26/02  04/10/03     179,825         931,252       --            --          1,111,078
     Captain D's -
         Arab, AL                        12/26/02  04/30/03      87,733         596,217       --            --            683,950
     Captain D's -
         Crosslanes, WV                  12/26/02  04/21/03      56,254         464,941       --            --            521,195
     Taco Bell/KFC -
         Kaufman, TX                     10/31/00  05/06/03      (5,471)      1,025,569       --            --          1,020,098
     Jack in the Box -
         Yermo, CA                       08/26/02  05/06/03     353,295       1,602,027       --            --          1,995,322
     Captain D's -
         Montgomery, AL                  12/26/02  05/05/03     122,218         803,925       --            --            926,143
     Captain D's -
         Louisville, KY                  12/26/02  05/16/03     156,801         874,967       --            --          1,031,768
     Jack in the Box -
         Houston, TX                     09/26/02  05/20/03     277,860       1,030,231       --            --          1,308,091
     Jack in the Box -
         Paris, TX                       12/30/02  05/16/03     256,226       1,100,586       --            --          1,356,812
     Captain D's -
         Nashville, TN                   12/26/02  05/07/03      59,917         755,657       --            --            815,574
     Jack in the Box -
         Killeen, TX                     09/26/02  05/01/03     254,498       1,167,552       --            --          1,422,050
     Ground Round -
         Maple Grove, MN                 04/01/01  05/09/03      66,423       2,021,281       --            --          2,087,704
     Captain D's -
         Greenville, AL                  12/26/02  06/11/03     120,046         707,627       --            --            827,673
     Captain D's -
         Russellville, AL                12/26/02  06/27/03      71,941         658,889       --            --            730,830
     Captain D's -
         Madison, AL                     12/26/02  06/27/03      79,858         555,438       --            --            635,296
     Captain D's -
         Crossville, TN                  12/26/02  06/27/03      59,996         539,752       --            --            599,748
     Captain D's -
         Clinton, MS                     12/26/02  06/12/03      69,788         558,725       --            --            628,513
     Captain D's -
         Louisville, KY                  12/26/02  06/17/03      93,048         583,512       --            --            676,560

                                                    Cost of Properties
                                                   Including Closing and
                                                        Soft Costs
                                         ------------------------------------------
                                                                                           Excess
                                                           Total                        (deficiency)
                                                     acquisition cost,                  of property
                                          Original       capital                      operating cash
                                          mortgage     improvements                    receipts over
                                         financing     closing and                         cash
             Property                       (7)       soft costs (1)        Total     expenditures (19)
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
     (Continued):
     Jack in the Box -
         San Antonio, TX                 1,167,783          --            1,167,783        10,111
     Jack in the Box -
         Round Rock, TX                  1,244,536          --            1,244,536        12,825
     Captain D's -
         Dothan, AL                        812,600          --              812,600         1,469
     Captain D's -
         Hopkinsville, KY                  932,610          --              932,610         1,578
     Captain D's -
         Arab, AL                          597,086          --              597,086         1,207
     Captain D's -
         Crosslanes, WV                    465,619          --              465,619           744
     Taco Bell/KFC -
         Kaufman, TX                     1,045,455          --            1,045,455        36,878
     Jack in the Box -
         Yermo, CA                       1,622,463          --            1,622,463        21,343
     Captain D's -
         Montgomery, AL                    805,495          --              805,495         1,657
     Captain D's -
         Louisville, KY                    876,676          --              876,676         1,873
     Jack in the Box -
         Houston, TX                     1,041,674          --            1,041,674        12,633
     Jack in the Box -
         Paris, TX                       1,107,472          --            1,107,472         7,774
     Captain D's -
         Nashville, TN                     757,133          --              757,133         1,568
     Jack in the Box -
         Killeen, TX                     1,180,521          --            1,180,521        13,303
     Ground Round -
         Maple Grove, MN                 2,045,454          --            2,045,454        43,003
     Captain D's -
         Greenville, AL                    709,362          --              709,362         1,917
     Captain D's -
         Russellville, AL                  660,505          --              660,505         1,962
     Captain D's -
         Madison, AL                       556,800          --              556,800         1,654
     Captain D's -
         Crossville, TN                    541,076          --              541,076         1,607
     Captain D's -
         Clinton, MS                       560,095          --              560,095         1,523
     Captain D's -
         Louisville, KY                    584,943          --              584,943         1,640

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                 Selling Price, Net of
                                                           Closing Costs and GAAP Adjustments
                                                 -----------------------------------------------------
                                                                      Purchase
                                                   Cash                money    Adjustments
                                                 received  Mortgage   mortgage   resulting
                                                  net of    balance    taken       from
                               Date     Date of  closing    at time   back by   application
          Property           Acquired    Sale     costs     of sale   program     of GAAP      Total
------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Captain D's -
     Eufaula, AL             12/26/02  06/25/03    75,941    540,684     --         --         616,625
   Captain D's -
     Alabaster, AL           12/26/02  06/13/03   160,117    897,029     --         --       1,057,147
   Jack in the Box -
     Greenville, SC          01/16/03  06/13/03   274,469  1,317,214     --         --       1,591,684
   Jack in the Box -
     Marble Falls, TX        01/16/03  06/19/03   192,889  1,042,342     --         --       1,235,231
   Jack in the Box -
     San Diego, CA           01/16/03  06/18/03   394,649  2,104,372     --         --       2,499,021
   Arby's -
     Fraser, MI              09/11/01  06/20/03   185,909  1,042,073     --         --       1,227,982
   Arby's -
     Waterbury, CT           07/21/00  06/18/03   137,156    788,538     --         --         925,694
   Arby's -
     Orange, CT              07/21/00  06/18/03    87,401    518,182     --         --         605,583
   Captain D's -
     Laurel, MS              12/26/02  07/28/03    84,051    539,415     --         --         623,466
   Captain D's -
     Columbia, SC            12/26/02  07/17/03    83,877    606,787     --         --         690,664
   Texas Roadhouse -
     Roseville, MI           10/31/02  07/23/03   406,111  2,039,884     --         --       2,445,995
   Texas Roadhouse -
     Christianburg, VA       09/30/02  07/31/03   322,112  1,385,329     --         --       1,707,441
   Jack in the Box -
     Cookeville, TN          01/16/03  07/10/03   316,102  1,795,328     --         --       2,111,430
   Captain D's -
     Tupelo, MS              12/26/02  07/31/03   127,363    776,694     --         --         904,057
   Captain D's -
     Andalusia, AL           12/26/02  08/06/03   104,171    681,695     --         --         785,866
   Captain D's -
     Princeton, KY           12/26/02  08/07/03    74,770    555,446     --         --         630,216
   Ruby Tuesday -
     Tampa, FL               03/12/03  08/11/03   269,583  2,090,743     --         --       2,360,326
   Burger King -
     Wichita, KS             04/01/03  08/15/03   248,142  1,337,789     --         --       1,585,931
   Jack in the Box -
     Conover, NC             01/16/03  08/21/03   201,282  1,267,189     --         --       1,468,471
   Jack in the Box -
     Salinas, CA             12/30/02  08/29/03   490,183  1,493,196     --         --       1,983,379
   Captain D's -
     Franklin, KY            12/26/02  08/29/03   157,118  1,007,252     --         --       1,164,370

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Captain D's -
     Eufaula, AL               542,010       --          542,010       1,592
   Captain D's -
     Alabaster, AL             899,229       --          899,229       2,460
   Jack in the Box -
     Greenville, SC          1,326,457       --        1,326,457      11,407
   Jack in the Box -
     Marble Falls, TX        1,049,655       --        1,049,655       9,398
   Jack in the Box -
     San Diego, CA           2,119,137       --        2,119,137      18,848
   Arby's -
     Fraser, MI              1,045,546       --        1,045,546      17,829
   Arby's -
     Waterbury, CT             795,455       --          795,455      43,701
   Arby's -
     Orange, CT                522,727       --          522,727      68,944
   Captain D's -
     Laurel, MS                541,010       --          541,010       1,747
   Captain D's -
     Columbia, SC              608,581       --          608,581       1,915
   Texas Roadhouse -
     Roseville, MI           2,066,730       --        2,066,730      29,148
   Texas Roadhouse -
     Christianburg, VA       1,405,951       --        1,405,951      22,386
   Jack in the Box -
     Cookeville, TN          1,811,148       --        1,811,148      18,316
   Captain D's -
     Tupelo, MS                778,990       --          778,990       2,746
   Captain D's -
     Andalusia, AL             684,057       --          684,057       2,443
   Captain D's -
     Princeton, KY             557,371       --          557,371       1,842
   Ruby Tuesday -
     Tampa, FL               2,096,898       --        2,096,898       6,904
   Burger King -
     Wichita, KS             1,340,909       --        1,340,909       2,751
   Jack in the Box -
     Conover, NC             1,280,651       --        1,280,651      15,714
   Jack in the Box -
     Salinas, CA             1,509,782       --        1,509,782      18,707
   Captain D's -
     Franklin, KY            1,010,743       --        1,010,743       3,786

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                 Selling Price, Net of
                                                           Closing Costs and GAAP Adjustments
                                                 -----------------------------------------------------
                                                                      Purchase
                                                   Cash                money    Adjustments
                                                 received  Mortgage   mortgage   resulting
                                                  net of    balance    taken       from
                               Date     Date of  closing    at time   back by   application
          Property           Acquired    Sale     costs     of sale   program     of GAAP      Total
------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Jack in the Box -
     Simpsonville, SC        01/16/03  08/29/03   207,480  1,194,139     --         --       1,401,619
   Jack in the Box -
     Anderson, SC            01/16/03  09/16/03   261,828  1,296,208     --         --       1,558,036
   Casa Ole -
     Conroe, TX              04/16/03  09/15/03   119,734    771,309     --         --         891,043
   Captain D's -
     Warrensburg, CO         12/26/02  09/23/03    86,915    553,996     --         --         640,911
   Black Angus -
     Lone Tree, CO           05/16/02  09/19/03   274,517  2,685,785     --         --       2,960,302
   Captain D's -
     Bluefield, WV           12/26/02  09/05/03   146,431    959,496     --         --       1,105,927
   Captain D's -
     Ozark, AL               12/26/02  09/15/03    86,262    551,785     --         --         638,047
   Captain D's -
     Pearl, MS               12/26/02  09/11/03   103,074    656,502     --         --         759,576
   Jack in the Box -
     Austin, TX              09/26/02  09/15/03   355,976  1,338,759     --         --       1,694,735
   Village Inn -
     Virginia Beach, VA      06/16/03  09/26/03   453,559  1,894,510     --         --       2,348,069
   Captain D's -
     Cahokia, IL             12/26/02  09/24/03    97,626    625,492     --         --         723,118
   Captain D's -
     Birmingham, AL          12/26/02  09/24/03    89,973    577,550     --         --         667,523
   Jack in the Box -
     Simpsonville, SC        01/16/03  09/30/03   180,793  1,185,093     --         --       1,365,886
   Jack in the Box -
     Charlotte, NC           01/16/03  09/30/03   323,819  1,571,639     --         --       1,895,458
   Village Inn -
     Rio Rancho, NM          06/16/03  10/10/03   181,556    776,610     --         --         958,166
   Wendy's -
     Knoxville, TN           06/13/03  10/22/03   211,061  1,001,097     --         --       1,212,158
   Wendy's -
     Dayton, TN              06/13/03  10/28/03   115,511    814,846     --         --         930,357
   Jack in the Box -
     Uvalde, TX              01/16/03  10/31/03   208,018  1,075,470     --         --       1,283,488
   Baker's Square -
     St. Paul, MN            06/16/03  10/31/03   218,930  1,369,024     --         --       1,587,954
   Baker's Square -
     Dearborn, MI            06/16/03  11/06/03   141,169  1,282,503     --         --       1,423,672
   Baker's Square -
     Taylor, MI              06/16/03  11/07/03   235,315  1,153,258     --         --       1,388,573
   Baker's Square -
     Fresno, CA              06/16/03  11/20/03   302,249  1,133,375     --         --       1,435,624

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Jack in the Box -
     Simpsonville, SC        1,206,826       --        1,206,826      15,535
   Jack in the Box -
     Anderson, SC            1,312,350       --        1,312,350      18,287
   Casa Ole -
     Conroe, TX                775,000       --          775,000       4,395
   Captain D's -
     Warrensburg, CO           556,200       --          556,200       2,464
   Black Angus -
     Lone Tree, CO           2,702,533       --        2,702,533      48,363
   Captain D's -
     Bluefield, WV             963,314       --          963,314       3,970
   Captain D's -
     Ozark, AL                 553,981       --          553,981       2,378
   Captain D's -
     Pearl, MS                 659,114       --          659,114       2,400
   Jack in the Box -
     Austin, TX              1,362,587       --        1,362,587      25,277
   Village Inn -
     Virginia Beach, VA      1,900,000       --        1,900,000       8,997
   Captain D's -
     Cahokia, IL               627,981       --          627,981       2,792
   Captain D's -
     Birmingham, AL            579,848       --          579,848       2,578
   Jack in the Box -
     Simpsonville, SC        1,199,851       --        1,199,851      18,183
   Jack in the Box -
     Charlotte, NC           1,591,210       --        1,591,210      24,113
   Village Inn -
     Rio Rancho, NM            780,000       --          780,000       3,299
   Wendy's -
     Knoxville, TN             996,669       --          996,669       4,877
   Wendy's -
     Dayton, TN                811,242       --          811,242       4,143
   Jack in the Box -
     Uvalde, TX              1,090,848       --        1,090,848      17,468
   Baker's Square -
     St. Paul, MN            1,375,000       --        1,375,000       8,657
   Baker's Square -
     Dearborn, MI            1,290,000       --        1,290,000       7,815
   Baker's Square -
     Taylor, MI              1,160,000       --        1,160,000       7,327
   Baker's Square -
     Fresno, CA              1,140,000       --        1,140,000       8,258

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------


                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Village Inn -
     St. Petersburg, FL      06/16/03  12/16/03    269,803  1,141,622     --         --       1,411,425
   Johnny Carino's -
     Houston, TX             01/21/03  12/22/03    359,788  1,962,475     --         --       2,322,263
   Wendy's -
     Clinton, TN             06/13/03  12/30/03     222,804   998,671     --         --       1,221,475
   O'Charley's -
     Plainville (Avon), IN   10/17/03  12/30/03    275,191  2,697,512     --         --       2,972,703
   Johnny Carino's -
     Austin, TX              12/30/02  12/31/03    446,723  1,958,587     --         --       2,405,310
   Jack in the Box -
     Rock Hill, SC           01/16/03  12/31/03    231,483  1,046,466     --         --       1,277,949

CNL Funding 2002-A, LP
   (18):
   Jack in the Box -
     Marana, AZ              05/15/01  08/17/01    163,730  1,076,685     --         --       1,240,414
   Jack in the Box -
     St. George, UT          07/12/01  12/04/01    231,916  1,580,962     --         --       1,812,878
   Jack in the Box -
     Pumpkin Center, CA      08/30/02  11/09/01    128,563  1,206,531     --         --       1,335,094
   Black Angus -
     Las Vegas, NV           10/11/01  11/19/01    545,658  2,675,155     --         --       3,220,813
   Jack in the Box -
     Harrington, TX          05/31/01  11/29/01    144,639  1,280,652     --         --       1,430,291
   Black Angus -
     Phoenix, AZ             08/02/01  03/29/02    308,838  1,962,499     --         --       2,271,337
   Black Angus -
     Goodyear, AZ            07/23/01  05/01/02    305,468  1,855,849     --         --       2,161,317
   Jack in the Box -
     Charlotte, NC           08/30/01  06/14/02    152,691  1,450,809     --         --       1,603,500
   Jack in the Box -
     Baton Rouge, LA         08/30/01  07/12/02     80,374  1,145,280     --         --       1,225,654
   Jack in the Box -
     Lake Zurich, IL         09/26/01  12/20/02    440,278  2,215,642     --         --       2,655,920
   Bennigans -
     Killeen, TX             08/07/01  12/30/02    285,025  1,897,117     --         --       2,182,142

CNL Net Lease Investors, LP
   (18):
   JIB -
     Arlington, TX (8)       09/25/02  09/25/02  1,096,799        --      --         --       1,096,799
   Burger King -
     Jackson, MI (8)         09/25/02  09/25/02    958,464        --      --         --         958,464
   IHOP -
     Buffalo Grove, IL (8)   09/25/02  09/25/02  1,591,656        --      --         --       1,591,656

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Funding 2001-A, LP (18)
   (Continued):
   Village Inn -
     St. Petersburg, FL      1,150,000           --    1,150,000       9,548
   Johnny Carino's -
     Houston, TX             2,000,000           --    2,000,000      40,760
   Wendy's -
     Clinton, TN               996,669           --      996,669       7,376
   O'Charley's -
     Plainville (Avon), IN   2,704,545           --    2,704,545      17,164
   Johnny Carino's -
     Austin, TX              2,000,000           --    2,000,000      44,704
   Jack in the Box -
     Rock Hill, SC           1,065,349           --    1,065,349      21,553

CNL Funding 2002-A, LP
   (18):
   Jack in the Box -
     Marana, AZ              1,078,143           --    1,078,143      27,638
   Jack in the Box -
     St. George, UT          1,588,785           --    1,588,785      62,317
   Jack in the Box -
     Pumpkin Center, CA      1,210,280           --    1,210,280      22,265
   Black Angus -
     Las Vegas, NV           2,675,155           --    2,675,155      31,169
   Jack in the Box -
     Harrington, TX          1,285,047           --    1,285,047      68,509
   Black Angus -
     Phoenix, AZ             1,967,245           --    1,967,245      13,445
   Black Angus -
     Goodyear, AZ            1,862,193           --    1,862,193      11,485
   Jack in the Box -
     Charlotte, NC           1,467,708           --    1,467,708      17,149
   Jack in the Box -
     Baton Rouge, LA         1,160,007           --    1,160,007      16,487
   Jack in the Box -
     Lake Zurich, IL         2,246,512           --    2,246,512      39,380
   Bennigans -
     Killeen, TX             1,925,583           --    1,925,583      31,785

CNL Net Lease Investors, LP
   (18):
   JIB -
     Arlington, TX (8)              --    1,096,799    1,096,799          --
   Burger King -
     Jackson, MI (8)                --      958,464      958,464          --
   IHOP -
     Buffalo Grove, IL (8)          --    1,591,656    1,591,656          --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Arby's-Lee's
     Summit, MO (8)          09/25/02  09/25/02    956,778         --     --         --         956,778
   Krispy Kreme -
     Clive, IA (8)           09/25/02  09/25/02    719,193         --     --         --         719,193
   Boston Market
     Eden Prairie, MN (8)    09/25/02  09/25/02  1,096,256         --     --         --       1,096,256
   Denny's -
     Glenwood Springs, CO    09/25/02  09/30/02     71,421    724,289     --         --         795,710
   JIB -
     Apple Valley, CA        09/25/02  10/29/02    195,846  1,125,979     --         --       1,321,825
   Jack in the Box -
     Calexico, CA            09/25/02  11/08/02    267,747  1,380,933     --         --       1,648,680
   IHOP -
     Smyrna, GA              09/25/02  11/15/02    258,136  1,487,570     --         --       1,745,706
   IHOP -
     Las Vegas, NV           09/25/02  11/19/02    224,805  1,532,903     --         --       1,757,708
   Arby's -
     Lafayette, IN           09/25/02  11/21/02    142,253  1,233,489     --         --       1,375,742
   JIB -
     Pomona, CA              09/25/02  12/06/02    230,597  1,256,692     --         --       1,487,290
   IHOP -
     Bend, OR                09/25/02  12/10/02    196,621  1,335,109     --         --       1,531,730
   JIB -
     Woodinville, WA         09/25/02  12/12/02    238,915  1,416,445     --         --       1,655,360
   IHOP -
     Chico, CA               09/25/02  12/16/02    237,578  1,704,094     --         --       1,941,672
   IHOP -
     Phoenix, AZ             09/25/02  12/16/02    257,508  1,421,205     --         --       1,678,713
   Denny's -
     Grand Prairie, TX       09/25/02  12/18/02    166,695    641,605     --         --         808,300
   JIB -
     Stockton, CA            09/25/02  12/19/02    123,370  1,194,990     --         --       1,318,360
   JIB -
     Altadena, CA            09/25/02  12/19/02    238,359  1,568,973     --         --       1,807,332
   IHOP -
     Madera, CA              09/25/02  12/20/02    221,369  1,517,381     --         --       1,738,750
   JIB -
     Los Angeles, CA         09/25/02  12/20/02    281,609  1,440,875     --         --       1,722,484
   Stone Grill -
     Henderson, NV           09/25/02  12/20/02    129,187    315,790     --         --         444,977
   JIB -
     Veradale, WA            09/25/02  12/20/02    152,024  1,432,938     --         --       1,584,962
   Denny's -
     Tulsa, OK               09/25/02  12/23/02    111,276     87,719     --         --         198,995

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Arby's-Lee's
     Summit, MO (8)                 --      956,778      956,778         --
   Krispy Kreme -
     Clive, IA (8)                  --      719,193      719,193         --
   Boston Market
     Eden Prairie, MN (8)           --    1,096,256    1,096,256         --
   Denny's -
     Glenwood Springs, CO      724,289           --      724,289     (2,560)
   JIB -
     Apple Valley, CA        1,125,979           --    1,125,979       (390)
   Jack in the Box -
     Calexico, CA            1,380,873           --    1,380,873       (431)
   IHOP -
     Smyrna, GA              1,487,640           --    1,487,640       (255)
   IHOP -
     Las Vegas, NV           1,533,114           --    1,533,114          4
   Arby's -
     Lafayette, IN           1,234,521           --    1,234,521      1,632
   JIB -
     Pomona, CA              1,256,583           --    1,256,583       (501)
   IHOP -
     Bend, OR                1,334,916           --    1,334,916       (674)
   JIB -
     Woodinville, WA         1,416,512           --    1,416,512       (421)
   IHOP -
     Chico, CA               1,706,088           --    1,706,088      2,084
   IHOP -
     Phoenix, AZ             1,422,679           --    1,422,679      1,492
   Denny's -
     Grand Prairie, TX         643,812           --      643,812    (17,570)
   JIB -
     Stockton, CA            1,195,358           --    1,195,358         44
   JIB -
     Altadena, CA            1,569,349           --    1,569,349       (104)
   IHOP -
     Madera, CA              1,517,799           --    1,517,799        (23)
   JIB -
     Los Angeles, CA         1,441,506           --    1,441,506        319
   Stone Grill -
     Henderson, NV             316,876           --      316,876       (501)
   JIB -
     Veradale, WA            1,434,470           --    1,434,470      1,591
   Denny's -
     Tulsa, OK                  88,021           --       88,021     (8,056)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Chipolte Mexican Grill -
     Redlands, CA            09/25/02  12/26/02   184,168     947,782     --         --       1,131,950
   Arby's -
     Boise, ID               09/25/02  12/27/02   144,299     880,157     --         --       1,024,456
   IHOP -
     Las Vegas, NV - 752     09/25/02  12/30/02   301,535   1,654,627     --         --       1,956,162
   IHOP -
     Chesapeake, VA          09/25/02  12/30/02   224,282   1,596,258     --         --       1,820,540
   JIB -
     Sacramento, CA          09/25/02  12/31/02   121,340   1,230,480     --         --       1,351,820
   JIB -
     Delano, CA              09/25/02  12/31/02   218,259   1,193,558     --         --       1,411,817
  LJS -
     Pasadena, TX            09/25/02  01/10/03    84,314     653,823     --         --         738,137
   Jack in the Box -
     Caldwell, ID            09/25/02  01/14/03   249,924   1,249,841     --         --       1,499,765
   IHOP -
     Addison, TX             09/25/02  01/14/03   280,886   1,469,922     --         --       1,750,808
   IHOP -
     Arlington, TX           09/25/02  01/15/03   239,534   1,338,182     --         --       1,577,716
   Jack in the Box -
     Centralia, WA           09/25/02  01/17/03   176,522   1,108,218     --         --       1,284,740
   Denny's -
     Fort Worth, TX          09/25/02  01/17/03     5,513      75,058     --         --          80,571
   IHOP -
     Merced, CA              09/25/02  01/24/03   258,486   1,669,950     --         --       1,928,436
   Denny's -
     Port Charlotte, FL      09/25/02  01/29/03   254,391   1,260,009     --         --       1,514,400
   KFC -
     Virginia Beach, VA      09/25/02  01/30/03   151,884     861,262     --         --       1,013,146
   Checkers -
     Orlando, FL             09/25/02  02/04/03    33,051     479,392     --         --         512,443
   IHOP -
     Vernon Hills, IL        09/25/02  02/05/03   142,285   1,677,299     --         --       1,819,584
   IHOP -
     Pasadena, TX            09/25/02  02/07/03   189,401   1,238,542     --         --       1,427,943
   Denny's -
     Surfside Beach, SC      09/25/02  02/10/03   191,178     973,222     --         --       1,164,400
   Blackbear BBQ & Grill -
     Clinton, MO             09/25/02  02/11/03   111,135     149,853     --         --         260,988
   El Ranchito -
     Cheraw, SC              09/25/02  02/12/03    74,238     119,882     --         --         194,120
   IHOP -
     Orland Park, IL         09/25/02  02/12/03   237,989   1,496,687     --         --       1,734,676

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   Chipolte Mexican Grill -
     Redlands, CA              948,249       --          948,249        229
   Arby's -
     Boise, ID                 879,752       --          879,752     (1,105)
   IHOP -
     Las Vegas, NV - 752     1,654,674       --        1,654,674       (737)
   IHOP -
     Chesapeake, VA          1,595,915       --        1,595,915     (1,328)
   JIB -
     Sacramento, CA          1,230,859       --        1,230,859        (85)
   JIB -
     Delano, CA              1,193,846       --        1,193,846       (125)
  LJS -
     Pasadena, TX              653,146       --          653,146     (1,059)
   Jack in the Box -
     Caldwell, ID            1,249,541       --        1,249,541       (933)
   IHOP -
     Addison, TX             1,469,295       --        1,469,295     (1,299)
   IHOP -
     Arlington, TX           1,338,259       --        1,338,259       (392)
   Jack in the Box -
     Centralia, WA           1,109,947       --        1,109,947      1,738
   Denny's -
     Fort Worth, TX             75,447       --           75,447     (1,895)
   IHOP -
     Merced, CA              1,670,946       --        1,670,946        586
   Denny's -
     Port Charlotte, FL      1,261,536       --        1,261,536      6,452
   KFC -
     Virginia Beach, VA        862,729       --          862,729      1,631
   Checkers -
     Orlando, FL               479,298       --          479,298       (171)
   IHOP -
     Vernon Hills, IL        1,678,249       --        1,678,249        749
   IHOP -
     Pasadena, TX            1,237,835       --        1,237,835       (927)
   Denny's -
     Surfside Beach, SC        973,354       --          973,354         80
   Blackbear BBQ & Grill -
     Clinton, MO               150,894       --          150,894      4,808
   El Ranchito -
     Cheraw, SC                120,715       --          120,715     (3,748)
   IHOP -
     Orland Park, IL         1,497,535       --        1,497,535        131

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   JIB -
     Phoenix, AZ             09/25/02  02/19/03   318,477   1,369,163     --         --       1,687,640
   JIB -
     Fontana, CA             09/25/02  02/19/03   354,596   1,617,580     --         --       1,972,176
   Jack in the Box -
     Puyallup, WA            09/25/02  02/20/03   208,776   1,442,584     --         --       1,651,360
   JIB -
     Nampa, ID               09/25/02  02/28/03   133,479   1,182,901     --         --       1,316,380
   Arby's -
     Indianapolis, IN        09/25/02  03/07/03   146,983   1,290,641     --         --       1,437,624
   Golden Corral -
     Sherman, TX             09/25/02  03/14/03   144,018   1,334,643     --         --       1,478,661
   Denny's -
     Independence, MO        09/25/02  03/18/03    75,774     879,026     --         --         954,800
   Jack in the Box -
     New Caney, TX           09/25/02  03/26/03   235,592   1,081,827     --         --       1,317,419
   IHOP -
     Columbia, SC            09/25/02  03/27/03   199,074   1,421,913     --         --       1,620,987
   Golden Corral -
     Longmont, CO            09/25/02  03/28/03   102,544   1,129,798     --         --       1,232,342
   IHOP -
     Coeur D'Alene, ID       09/25/02  03/28/03   194,492   1,371,918     --         --       1,566,410
   IHOP -
     Hoffman Estates, IL     09/25/02  03/31/03   220,665   1,620,411     --         --       1,841,076
   Hardees -
     Hattiesburg, MS         09/25/02  04/04/03   112,845     952,123     --         --       1,064,968
   Arby's -
     Greenville, AL          09/25/02  04/04/03    42,568     347,029     --         --         389,597
   Jack in the Box -
     Peoria, AZ              09/25/02  04/04/03   276,589   1,286,205     --         --       1,562,794
   Denny's
     Goodyear, AZ            09/25/02  04/08/03   104,888   1,234,312     --         --       1,339,200
   Long John Silvers -
     Olathe, KS              09/25/02  04/17/03   113,541     687,429     --         --         800,970
   Wendy's -
     Escondido, CA           09/25/02  05/09/03   230,220   1,602,354     --         --       1,832,574
   Golden Corral -
     Jacksonville, FL        09/25/02  05/15/03   199,967   1,673,863     --         --       1,873,830
   Jack in the Box -
     Santa Maria, CA         09/25/02  05/20/03   246,072   1,345,328     --         --       1,591,400
   Jack in the Box -
     Post Falls, ID          09/25/02  05/22/03  (311,305)  1,256,355     --         --         945,050
   Golden Corral -
     Garden City, KS         09/25/02  05/30/03   201,188     964,009     --         --       1,165,197

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18):
   (Continued):
   JIB -
     Phoenix, AZ             1,368,852       --        1,368,852       (235)
   JIB -
     Fontana, CA             1,621,168       --        1,621,168      4,515
   Jack in the Box -
     Puyallup, WA            1,442,429       --        1,442,429        (11)
   JIB -
     Nampa, ID               1,185,224       --        1,185,224      3,311
   Arby's -
     Indianapolis, IN        1,289,765       --        1,289,765     (1,240)
   Golden Corral -
     Sherman, TX             1,344,925       --        1,344,925     11,110
   Denny's -
     Independence, MO          878,925       --          878,925       (531)
   Jack in the Box -
     New Caney, TX           1,084,227       --        1,084,227      2,136
   IHOP -
     Columbia, SC            1,421,690       --        1,421,690       (939)
   Golden Corral -
     Longmont, CO            1,138,018       --        1,138,018      9,457
   IHOP -
     Coeur D'Alene, ID       1,372,193       --        1,372,193       (296)
   IHOP -
     Hoffman Estates, IL     1,621,562       --        1,621,562        650
   Hardees -
     Hattiesburg, MS           951,381       --          951,381     (1,090)
   Arby's -
     Greenville, AL            348,619       --          348,619      1,586
   Jack in the Box -
     Peoria, AZ              1,287,666       --        1,287,666      1,232
   Denny's
     Goodyear, AZ            1,233,526       --        1,233,526    (11,939)
   Long John Silvers -
     Olathe, KS                690,258       --          690,258      2,995
   Wendy's -
     Escondido, CA           1,614,754       --        1,614,754     12,790
   Golden Corral -
     Jacksonville, FL        1,691,381       --        1,691,381     18,292
   Jack in the Box -
     Santa Maria, CA         1,346,677       --        1,346,677        994
   Jack in the Box -
     Post Falls, ID          1,256,928       --        1,256,928       (225)
   Golden Corral -
     Garden City, KS           974,016       --          974,016     11,189

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18)
   (Continued):
   IHOP -
     Lithia Springs, GA      09/25/02  06/02/03   221,383   1,352,517     --         --       1,573,900
   Japan Express -
     Lincolnton, NC          09/25/02  06/11/03    16,243     460,557     --         --         476,800
   Denny's -
     McAlester, OK           09/25/02  06/24/03   122,576     608,549     --         --         731,125
   Denny's -
     Yukon, OK               09/25/02  06/24/03  (467,777)    950,152     --         --         482,375
Golden Corral -
     Bartlesville, OK        09/25/02  06/26/03   107,249     806,482     --         --         913,731
   Jack in the Box -
     Beaumont, TX            09/25/02  07/11/03   221,438   1,201,362     --         --       1,422,800
   Jack in the Box -
     Decatur, TX             09/25/02  07/16/03   191,779   1,147,023     --         --       1,338,802
   Denny's -
     Enid, OK                09/25/02  08/11/03    25,602      88,942     --         --         114,544
   Jack in the Box -
     Irving, TX              09/25/02  08/15/03   277,222   1,514,638     --         --       1,791,860
   Golden Corral -
     Nacogdoches, TX         09/25/02  08/28/03    95,416     916,379     --         --       1,011,795
   Burger King -
     Maplewood, MN           09/25/02  09/08/03   235,232     683,943     --         --         919,175
   Long John Silvers -
     Independence, MO        09/25/02  09/17/03   184,834     936,247     --         --       1,121,081
   Remington Grill -
     Sanford, NC             09/25/02  09/22/03    15,420     420,129     --         --         435,549
   Golden Corral -
     Weslaco, TX             09/25/02  09/26/03   367,183     952,057     --         --       1,319,240
   Golden Corral -
     Ada, OK                 09/25/02  09/30/03   107,394     933,094     --         --       1,040,488
   Golden Corral -
     Abilene, TX             09/25/02  10/14/03   514,520   1,426,972     --         --       1,941,492
   Golden Corral -
     Shawnee, OK             09/25/02  11/04/03   399,131     967,722     --         --       1,366,853
   Jack in the Box,
     Ontario, OR             09/25/02  12/31/03   198,809   1,010,637     --         --       1,209,446

CNL Restaurant Capital, LP
   (24):
   Applebees -
     Salinas, CA             02/10/97  04/26/02   449,350   1,600,000     --         --       2,049,350
   Fazoli's -
     Cordova, TN (25)        12/28/01  06/28/02   638,052          --     --         --         638,052
   Fazoli's -
     Collierville, TN (25)   12/23/99  08/08/02   667,882          --     --         --         667,882

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CNL Net Lease Investors, LP
   (18)
   (Continued):
   IHOP -
     Lithia Springs, GA      1,357,533           --    1,357,533      4,861
   Japan Express -
     Lincolnton, NC            458,047           --      458,047     (2,852)
   Denny's -
     McAlester, OK             603,793           --      603,793     (5,996)
   Denny's -
     Yukon, OK                 948,836           --      948,836     (2,101)
Golden Corral -
     Bartlesville, OK          799,214           --      799,214     (8,512)
   Jack in the Box -
     Beaumont, TX            1,202,905           --    1,202,905      1,243
   Jack in the Box -
     Decatur, TX             1,146,569           --    1,146,569       (925)
   Denny's -
     Enid, OK                   90,536           --       90,536     (6,326)
   Jack in the Box -
     Irving, TX              1,514,477           --    1,514,477       (712)
   Golden Corral -
     Nacogdoches, TX           928,333           --      928,333     12,741
   Burger King -
     Maplewood, MN             681,042           --      681,042     (2,940)
   Long John Silvers -
     Independence, MO          932,101           --      932,101     (5,004)
   Remington Grill -
     Sanford, NC               417,044           --      417,044     (3,635)
   Golden Corral -
     Weslaco, TX               968,060           --      968,060     17,334
   Golden Corral -
     Ada, OK                   947,919           --      947,919     16,153
   Golden Corral -
     Abilene, TX             1,451,948           --    1,451,948     26,636
   Golden Corral -
     Shawnee, OK               986,246           --      986,246     16,502
   Jack in the Box,
     Ontario, OR             1,008,829           --    1,008,829     (2,471)

CNL Restaurant Capital, LP
   (24):
   Applebees -
     Salinas, CA                    --    1,496,871    1,496,871         --
   Fazoli's -
     Cordova, TN (25)               --      501,969      501,969         --
   Fazoli's -
     Collierville, TN (25)          --      621,070      621,070         --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                  Selling Price, Net of
                                                            Closing Costs and GAAP Adjustments
                                                 ------------------------------------------------------
                                                                       Purchase
                                                   Cash                 money    Adjustments
                                                 received   Mortgage   mortgage   resulting
                                                  net of     balance    taken       from
                               Date     Date of  closing     at time   back by   application
          Property           Acquired    Sale     costs      of sale   program     of GAAP      Total
-------------------------------------------------------------------------------------------------------
CFD Holdings, LLC:
   Denny's -
     Plant City, FL (25)     09/30/02  05/23/03  1,182,921      --        --         --       1,182,921
   Denny's -
     Fort Pierce, FL (25)    09/30/02  11/14/03    846,101      --        --         --         846,101
   Denny's -
     Orlando, FL (25)        09/30/02  12/03/03  1,072,542      --        --         --       1,072,542

                                     Cost of Properties
                                   Including Closing and
                                         Soft Costs
                             -----------------------------------
                                                                      Excess
                                            Total                  (deficiency)
                                         acquisition               of property
                                        cost, capital             operating cash
                             Original   improvements              receipts over
                             mortgage      closing                     cash
                             financing     and soft                expenditures
          Property              (7)       costs (1)      Total         (19)
--------------------------------------------------------------------------------
CFD Holdings, LLC:
   Denny's -
     Plant City, FL (25)        --        1,059,831    1,059,831     15,227
   Denny's -
     Fort Pierce, FL (25)       --          793,145      793,145     46,896
   Denny's -
     Orlando, FL (25)           --          949,611      949,611     62,823

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11) Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18) Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

      Past performance is not necessarily indicative of future performance.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

                                  ADDENDUM TO
                                   APPENDIX D


                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION


                           THE STATEMENT OF ESTIMATED
                           TAXABLE OPERATING RESULTS
                        BEFORE DIVIDENDS PAID DEDUCTION
                           IN THIS ADDENDUM SHOULD BE
                            READ IN CONJUNCTION WITH
                         APPENDIX D TO THE PROSPECTUS,
                             DATED MARCH 26, 2003.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 16, 2004
                FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had initial commitments to acquire as of February 16, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Medical Office Portfolio One
                                                     Properties (1) (2)
                                                ----------------------------
Estimated Taxable Operating Results Before
     Dividends Paid Deduction:

Rental Income                                             $25,886,000

Expense Recoveries (3)                                      3,146,000

Property Operating Expenses                                (8,897,000)

Real Estate Taxes                                          (2,889,000)

Asset Management Fees (4)                                  (1,539,000)

Interest Expense (5) (6) (7) (8) (9)                       (5,213,000)

General and Administrative Expenses                        (1,026,000)
                                                          -----------
Estimated Cash Available from Operations                    9,468,000

Depreciation and Amortization
    Expense (10) (11)                                      (7,117,000)
                                                          -----------
Estimated Taxable Operating Results Before
    Dividends Paid Deduction                              $ 2,351,000
                                                          ===========

                                  See Footnotes

------------------------

FOOTNOTES:

(1) The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2) The majority of the medical office buildings are expected to be leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings will have a total of approximately 345 tenants and the buildings will be managed by 11 regional third-party property managers.

(3) Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company plans to assume approximately $10 million in existing debt from the current owner, comprised of two loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 8.24% and that the loans will require principal and interest payments until maturity on October 1, 2009. It is estimated that the Company will incur $150,000 in loan costs which will be amortized under the straight-line method over the term of the loans.

(6) In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company plans to assume 58 million in existing debt from the current owner, comprised of seven loans with a commercial lender. It is expected that the loans will bear interest at a weighted average fixed rate of 5.38%. It is expected that Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, will require interest only payments through August 2004 and thereafter will require principal and interest payments through maturity. The remaining five loans are expected to require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. It is estimated that the Company will incur $871,000 in loan costs which will be amortized under the straight-line method over the term of the loans.

(7) In connection with the acquisition of the Columbia Property, the Company plans to assume $4 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.87% and that the loan will require principal and interest payments until maturity on August 1, 2009. It is estimated that the Company will incur $59,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(8) In connection with the acquisition of the Encino Property, the Company plans to assume $7.6 million in existing debt from the current owner. It is expected that the loan will bear interest at 5.78% and that the loan will require principal and interest payments until maturity on January 1, 2013. It is estimated that the Company will incur $114,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(9) In connection with the acquisition of the Denver Property, the Company plans to assume $4.8 million in existing debt from the current owner. It is expected that the loan will bear interest at 7.34% and that the loan will require principal and interest payments until maturity on July 1, 2010. It is estimated that the Company will incur $71,000 in loan costs which will be amortized under the straight-line method over the term of the loan.

(10) The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $195,661,000 for buildings and $17,326,000 for tenant improvements. Buildings are depreciated using the straight-line method over 39 years and tenant improvements are depreciated using the straight-line method over the remaining term of the leases.

(11) Leasing commissions totaling $7,300,000 will be amortized under the straight-line method over the remaining term of each lease. The amount also includes amortization of a lease intangible asset totaling $11,962,000 which will be amortized using the straight-line method over 39 years.

                                                                [LOGO]
Prospectus
CNL RETIREMENT PROPERTIES, INC.
175,000,000 Shares of Common Stock

Minimum Purchase -- 250 Shares ($2,500)
100 Shares ($1,000) for IRAs and Keogh and Pension Plans
Minimum purchase may be higher in certain states

         Of the 175,000,000 shares of common stock that we have registered, we are offering 150,000,000 shares to investors who meet our suitability standards and up to 25,000,000 shares to participants in our reinvestment plan.

         We are qualified and operated for federal income tax purposes as a real estate investment trust.




         An investment in our shares involves significant risks. See "Risk Factors" beginning on page 12 for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including:


o We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $1.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

o We rely on CNL Retirement Corp., our advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

o Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

o We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.

o We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

o If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

o We expect to pay substantial fees to some of our affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use 85% to acquire properties and to make mortgage loans.

o As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants.


                                                                                                       Total
                                                                                     Per Share         Maximum
                                                                                     ---------       --------------
  Public Offering Price..................................................            $10.00          $1,750,000,000
  Selling Commissions....................................................            $ 0.75          $  131,250,000
  Proceeds to the Company................................................            $ 9.25          $1,618,750,000

..........Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.


                              CNL SECURITIES CORP.
                                 March 26, 2003

o The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

o This offering will end no later than March 26, 2004, unless we elect to extend it to a date no later than March 26, 2005 in states that permit us to make this extension.

         No one is authorized to make any statements about the offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on February 28, 2003 but may no longer be accurate. We will amend or supplement this Prospectus, however, if there is a material change in the affairs of the Company.

         No one may make forecasts or predictions in connection with this offering concerning the future performance of an investment in the shares.

                                TABLE OF CONTENTS


TABLE OF CONTENTS ii
Questions and Answers About CNL Retirement
     Properties, Inc.'s Public
Offering...........................................................................................................          1
PROSPECTUS SUMMARY.................................................................................................          5
     CNL Retirement Properties, Inc................................................................................          5
     Our Business..................................................................................................          5
     Risk Factors..................................................................................................          5
     Our REIT Status...............................................................................................          7
     Our Management and Conflicts of Interest......................................................................          7
     Our Affiliates................................................................................................          8
     Our Investment Objectives.....................................................................................          8
     Management Compensation.......................................................................................          8
     The Offering .................................................................................................          10
RISK FACTORS.......................................................................................................          11
     Offering-Related Risks........................................................................................          11
         This is an unspecified property offering..................................................................          11
              You cannot evaluate properties that we have
                  not yet acquired or identified for acquisition...................................................          11
              We cannot assure you that we will obtain suitable investments........................................          11
              The managing dealer has not made an independent review of the Company or the Prospectus..............          11
              There is no limitation on the number of properties of a particular facility type which
                  we may acquire...................................................................................          11
              You will have no opportunity to evaluate procedures for resolving conflicts of interest..............          11
              You cannot evaluate secured equipment leases in which we have not yet entered or that we
                  have not yet identified..........................................................................          12
         There may be delays in investing the proceeds of this offering............................................          12
         The sale of shares by stockholders could be difficult.....................................................          12
     Company-Related Risks.........................................................................................          12
         We have limited operating history.........................................................................          12
         Our management has limited experience with investments in
              retirement properties................................................................................          12
         We are dependent on the advisor...........................................................................          12
         We will be subject to conflicts of interest...............................................................          13
              We will experience competition for properties........................................................          13
              There will be competing demands on our officers and directors........................................          13
              The timing of sales and acquisitions may favor the advisor...........................................          13
              Our properties may be developed by affiliates........................................................          13
              We may invest with affiliates of the advisor.........................................................          13
              There is no separate counsel for the Company, our affiliates and investors...........................          13
     Real Estate and Other Investment Risks........................................................................          13
         Possible lack of diversification increases the risk of investment.........................................          13

         Inability to continue to satisfy debt obligations by the tenant/operator of six of our properties
              may adversely affect our results of operations.......................................................          14

         We may rely on credit enhancements to our leases for minimum rent payments................................          14
         We do not have control over market and business conditions................................................          14
         Adverse trends in the health care and seniors' housing industry may impact our properties.................          14
         RetirementFacilities......................................................................................          14
              Some of our tenants and borrowers must attract senior citizens with ability to pay...................          14
              Failure to comply with government regulations could negatively affect our tenants and
                 borrowers.........................................................................................          15
              Our properties may not be readily adaptable to other uses............................................          15
              Our tenants and borrowers may rely on government reimbursement.......................................          15
              Cost control and other health care reform measures may reduce reimbursements to our tenants
                 and borrowers.....................................................................................          16
              Certificate of Need laws may impose investment barriers for us.......................................          16
              Privacy, administrative simplification and other health care provider laws...........................          16
         We will not control the management of our properties......................................................          16
         We may not control the joint ventures in which we enter...................................................          17
         Joint venture partners may have different interests than we have..........................................          17
         It may be difficult for us to exit a joint venture after an impasse.......................................          17
         We may not have control over properties under construction................................................          17
         We will have no economic interest in ground lease properties..............................................          17
         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks........          17
         It may be difficult to re-lease our properties............................................................          18
         We cannot control the sale of some properties.............................................................          18
         The liquidation of our assets may be delayed..............................................................          18
         Risks of Mortgage Lending.................................................................................          18
              Our mortgage loans may be impacted by unfavorable real estate market conditions......................          18
              Our mortgage loans will be subject to interest rate fluctuations.....................................          18
              Delays in liquidating defaulted mortgage loans could reduce our investment returns...................          18
              Returns on our mortgage loans may be limited by regulations..........................................          18
         Risks of Secured Equipment Leasing........................................................................          19
              Our collateral may be inadequate to secure leases....................................................          19
              Returns on our secured equipment leases may be limited by regulations................................          19
         Our properties may be subject to environmental liabilities................................................          19
     Financing Risks...............................................................................................          19
         We have obtained long-term financing and may require additional financing in the future...................          19
         Anticipated borrowing creates risks.......................................................................          19
         We can borrow money to make distributions.................................................................          20
     Miscellaneous Risks...........................................................................................          20
         Our properties may be unable to compete successfully......................................................          20

         Inflation could adversely affect our investment returns...................................................          20
         We may not have adequate insurance........................................................................          20
         Possible effect of ERISA..................................................................................          21
         Our governing documents may discourage takeovers..........................................................          21
         Our stockholders are subject to ownership limits..........................................................          21
         Majority stockholder vote may discourage changes of control...............................................          21
         Investors in our Company may experience dilution..........................................................          21
         The Board of Directors can take many actions without stockholder approval.................................          21
         We will rely on the advisor and Board of Directors to manage the Company..................................          22
         Our officers and directors have limited liability.........................................................          22
     Tax Risks.....................................................................................................          22
         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes..          22
         Our leases may be recharacterized as financings which would eliminate depreciation deductions on
              our properties.......................................................................................          22
         Excessive non-real estate asset values may jeopardize our REIT status.....................................          23
         We may have to borrow funds or sell assets to meet our distribution requirements..........................          23
         Ownership limits may discourage a change in control.......................................................          23
         We may be subject to other tax liabilities................................................................          23
         Changes in tax laws may prevent us from qualifying as a REIT..............................................          23
SUITABILITY STANDARDS AND HOW TO SUBSCRIBE.........................................................................          24
     Suitability Standards.........................................................................................          24
     How to Subscribe..............................................................................................          25
ESTIMATED USE OF PROCEEDS..........................................................................................          26
MANAGEMENT COMPENSATION............................................................................................          27
CONFLICTS OF INTEREST..............................................................................................          33
     Prior and Future Programs.....................................................................................          34
     Competition to Acquire Properties and Invest in Mortgage Loans................................................          34
     Sales of Properties...........................................................................................          35
     Development of Properties.....................................................................................          35
     Joint Investment With An Affiliated Program...................................................................          35
     Competition for Management Time...............................................................................          36
     Compensation of the Advisor...................................................................................          36
     Relationship with Managing Dealer.............................................................................          36
     Legal Representation..........................................................................................          36
     Certain Conflict Resolution Procedures........................................................................          37
SUMMARY OF REINVESTMENT PLAN.......................................................................................          38
     General.......................................................................................................          38
     Investment of Distributions...................................................................................          39
     Participant Accounts, Fees and Allocation of Shares...........................................................          39
     Reports to Participants.......................................................................................          40
     Election to Participate or Terminate Participation............................................................          40
     Federal Income Tax Considerations.............................................................................          41
     Amendments and Termination....................................................................................          41
REDEMPTION OF SHARES...............................................................................................          41
BUSINESS ..........................................................................................................          43
     General.......................................................................................................          43
     Industry Performance..........................................................................................          43
     Investment of Offering Proceeds...............................................................................          46
     Property Acquisitions.........................................................................................          48

     Retirement Community Brands...................................................................................          62
     Pending Investments...........................................................................................          62
     Retirement Community Brands for Pending Investments...........................................................          67

     Site Selection and Acquisition of Properties..................................................................          67
     Standards for Investment in Properties........................................................................          70
     Description of Properties.....................................................................................          71
     Description of Property Leases................................................................................          72
     Joint Venture Arrangements....................................................................................          76
     Mortgage Loans and Other Loans................................................................................          77
     Management Services...........................................................................................          78

     Borrowing.....................................................................................................          78
     Sale of Properties, Mortgage Loans and Secured Equipment Leases...............................................          80
     Competition...................................................................................................          81
     Regulation of Mortgage Loans and Secured Equipment Leases.....................................................          81
SELECTED FINANCIAL DATA............................................................................................          82
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............................          83
     Introduction..................................................................................................          83
     Liquidity and Capital Resources...............................................................................          84
     Results of Operations.........................................................................................          89
MANAGEMENT    .....................................................................................................          94
     General.......................................................................................................          94
     Fiduciary Responsibility of the Board of Directors............................................................          94
     Directors and Executive Officers..............................................................................          95
     Independent Directors.........................................................................................          99
     Committees of the Board of Directors..........................................................................          99
     Compensation of Directors and Executive Officers..............................................................          99
     Management Compensation.......................................................................................          99
THE ADVISOR AND THE ADVISORY AGREEMENT.............................................................................          99
     The Advisor...................................................................................................          99
     The Advisory Agreement........................................................................................          100
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................................          102
PRIOR PERFORMANCE INFORMATION......................................................................................          103
INVESTMENT OBJECTIVES AND POLICIES.................................................................................          109
     General.......................................................................................................          109
     Certain Investment Limitations................................................................................          110
DISTRIBUTION POLICY................................................................................................          112
     General.......................................................................................................          112
     Distributions.................................................................................................          112
SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS................................................................          114
     General.......................................................................................................          114
     Description of CapitalStock...................................................................................          114
     Board of Directors............................................................................................          116
     Stockholder Meetings..........................................................................................          116
     Advance Notice for Stockholder Nominations for Directors and Proposals of New Business........................          116
     Amendments to the Articles of Incorporation...................................................................          116
     Mergers, Combinations and Sale of Assets......................................................................          117
     Control Share Acquisitions....................................................................................          117
     Termination of the Company and REIT Status....................................................................          117
     Restriction of Ownership......................................................................................          118
     Responsibility of Directors...................................................................................          119
     Limitation of Liability and Indemnification...................................................................          119
     Removal of Directors..........................................................................................          120
     Inspection of Books and Records...............................................................................          120
     Restrictions on "Roll-Up" Transactions........................................................................          120
FEDERAL INCOME TAX CONSIDERATIONS..................................................................................          121
     Introduction..................................................................................................          121
     Taxation of the Company.......................................................................................          122
     Taxation of Stockholders......................................................................................          126
     State and Local Taxes.........................................................................................          129
     Characterization of Property Leases...........................................................................          129
     Characterization of Secured Equipment Leases..................................................................          130
     Investment in Joint Ventures..................................................................................          131
REPORTS TO STOCKHOLDERS............................................................................................          131
THE OFFERING.......................................................................................................          132
     General.......................................................................................................          132
     Plan of Distribution..........................................................................................          133
     Subscription Procedures.......................................................................................          136
     Escrow Arrangements...........................................................................................          137
     ERISA Considerations..........................................................................................          138
     Determination of Offering Price...............................................................................          139
SUPPLEMENTAL SALES MATERIAL........................................................................................          139
LEGAL OPINIONS.....................................................................................................          139
EXPERTS............................................................................................................          139
ADDITIONAL INFORMATION.............................................................................................          140
DEFINITIONS........................................................................................................          140

Financial Information..............................................................................................          F-1
Form of Reinvestment Plan..........................................................................................   Appendix A
Prior Performance Tables...........................................................................................   Appendix B
Subscription Agreement.............................................................................................   Appendix C
Statement of Estimated Taxable Operating Results
     Before Dividends Paid Deduction...............................................................................   Appendix D

                           Questions and Answers About
                CNL Retirement Properties, Inc.'s Public Offering


Q:     What is CNL Retirement Properties, Inc.?


A: The Company is a real estate investment trust, or a REIT, that was formed in 1997 to acquire properties and lease them on a long-term, triple-net basis. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics, and similar types of healthcare related facilities. In addition, the Company may provide mortgage financing loans and secured equipment leases to operators.

       As of February 28, 2003, the Company had invested in 38 retirement properties, located in 17 states, and had commitments to acquire 14 additional properties. As of December 31, 2002, the Company had total assets of over $441 million.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

       o combines the capital of many investors to acquire or provide financing for real estate,

       o  offers  benefits  of  a  diversified   portfolio  under   professional
       management,

       o typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

       o must pay distributions to investors of at least 90% of its taxable income.

Q:     What kind of offering is this?

A: We are offering up to 150,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 25,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:     How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Appendix C, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     How long will the offering last?

A: This offering will not last beyond March 26, 2004, unless we decide to extend the offering until not later than March 26, 2005, in any state that allows us to extend the offering.

Q:     Who can buy shares?

A:     Anyone who receives  this  Prospectus  can buy shares  provided that they
       have  a  net  worth  (not  including   home,   furnishings  and  personal
       automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.


Q:     Are there any risks involved in an investment in the shares?

A: An investment in our shares involves significant risks. You should read the "Risk Factors" section for a discussion of material risks that you should consider before you invest in the common stock being sold with this Prospectus, including the following:

o We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o Both the number of properties that we will acquire and the diversification of our investments will be reduced to the extent that the total proceeds of the offering are less than $1.5 billion. This will leave us exposed to a potential adverse effect from an underperforming tenant or an underperforming facility type.

o We rely on CNL Retirement Corp., the Company's advisor, subject to approval by the Company's board of directors, with respect to all investment decisions.

o Some of the officers of CNL Retirement Corp. and its affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that CNL Retirement Corp. will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. For a discussion of additional conflicts, see the "Conflicts of Interest" section of this Prospectus.

o There is currently no public trading market for the shares, and there is no assurance that one will develop. If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we will sell our assets and distribute the proceeds.

o We are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants may be dependent on their success in attracting seniors with sufficient independent means to pay for the tenants' services.

o We may, without the approval of a majority of our independent directors, incur debt totalling up to 300% of the value of our net assets, including debt to make distributions to stockholders in order to maintain our status as a real estate investment trust, or a REIT. If we are unable to meet our debt service obligations, we may lose our investment in any properties that secure underlying indebtedness on which we have defaulted.

o If we do not remain qualified as a REIT for federal income tax purposes, we could be subject to taxation on our income at regular corporate rates, which would reduce the amount of funds available for distributions to stockholders.

o We expect to pay substantial fees to some of our affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to our affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. We will not have as much of the offering proceeds to purchase properties and make mortgage loans as a result of such payments. Of the proceeds from the sale of shares, we will use 85% to acquire properties and to make mortgage loans.

o As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants.

Q:     Is there any minimum required investment?

A: Yes. Generally, individuals must initially invest at least $2,500 and IRA, Keogh or other qualified plans must initially invest at least $1,000. Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q:     After I subscribe for shares, can I change my mind and withdraw my money?

A:     Once  you  have   subscribed   for  shares  and  we  have  deposited  the
       subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.



       We anticipate listing the shares on a national securities exchange or over-the-counter market within six years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

       Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

       If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:     What will you do with the proceeds from this offering?

A: We plan to use 85% of the proceeds to purchase additional properties and to make mortgage loans, 8% to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share. For a discussion of the determination of the offering price, see "The Offering -- Determination of Offering Price" section of the Prospectus.

       Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

       Assuming 150,000,000 shares are sold in this offering, we expect to have an additional $1.275 billion of net offering proceeds available for investment in properties and mortgage loans and in excess of $2.7 billion in total assets.

Q:     What types of properties will you invest in?

A: We intend to purchase primarily assisted living facilities, medical office buildings and walk-in clinics. In addition, we may purchase congregate living facilities, skilled nursing facilities, continuing care retirement communities, life care communities and similar types of healthcare related facilities.

Q:     What are the terms of your leases?

A: The leases we have entered into to date, and the leases we expect to enter into in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum base rent on a monthly basis. In addition, our leases generally will provide for automatic fixed increases in the base rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease.

Q:     What investments have you made so far?

A: As of February 28, 2003, we have purchased, directly or indirectly, 38 retirement properties, all of which are, or, with respect to one construction property, will be, leased to tenants on a long-term, triple-net basis. These properties are located in 17 states and include brands such as Brighton Gardens(R) by Marriott(R), Homewood Residence and Marriott(R) MapleRidge(R).

Q:     What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in real estate on a triple-net basis. In addition, our Chief Operating Officer has extensive previous experience investing in retirement properties. Our directors are listed below:

       o James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer of CNL Holdings, Inc. and its subsidiaries with more than 25 years of real estate experience. CNL and the entities it has established have more than $5.3 billion in assets, representing interests in approximately 1,850 properties and approximately 1,000 mortgage loans in 49 states.

       o Robert A. Bourne-- President and Treasurer of CNL Financial Group, Inc. with over 20 years of real estate experience involving net lease financing.

       o David W. Dunbar -- Founder, Chairman and Chief Executive Officer of Peoples Florida Banking Corporation, with over 15 years of experience in the health care industry.

       o James W. Duncan, Jr.-- Former co-Chairman and President of PersonaCare, Inc., a company that provided sub-acute, skilled nursing and assisted living care with 12 facilities in six states.

       o Dr. Edward A. Moses -- Bank of America professor of finance and former dean of the Roy E. Crummer Graduate School of Business at Rollins College with over 25 years academic and business consulting experience.

Q:     How will you choose which investments to make?

A: We have hired CNL Retirement Corp. as our advisor. The advisor has the authority, subject to the approval of our directors, to make all of the Company's investment decisions.

Q:     Is the advisor independent of the Company?

A: No. Some of our directors and all of our officers are directors and officers of the advisor. The conflicts of interest the Company and the advisor face are discussed under the heading "Conflicts of Interest" later in this Prospectus.

Q: What are the fees that the Company will pay to the advisor and its affiliates in connection with this offering?

A: We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering) and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The Company estimates that 85% of the gross proceeds from this offering will be used to purchase properties and make other investments and of the balance, approximately 8% of the gross proceeds will be used to pay fees and expenses to affiliates and 7% will be used to pay selling commissions to broker dealers in connection with this offering. During the operating stage, the advisor will also receive a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month. In connection with the sale of properties, we will pay the advisor subordinated fees after stockholders have received distributions equal to their invested capital plus an 8% return on such capital. A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if the Company chooses to list its securities under certain circumstances or the contract with the advisor is terminated. Please see the "Management Compensation" section of this Prospectus for a detailed discussion of compensation.

Q:     If I buy shares, will I receive distributions and, if so, how often?

A: Historically, we have paid cash distributions every quarter since our operations commenced.

       We intend to continue to make quarterly cash distributions to our stockholders. The Board of Directors determines the amount of
       distributions.   The   amount   typically   depends   on  the  amount  of
       distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:     Are distributions I receive taxable?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:     When will I get my tax information?

A:     Your Form 1099 tax information will be mailed by January 31 of each year.

Q: Do you have a reinvestment plan where I can reinvest my distributions in additional shares?

A: Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan."


                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should
                   contact your registered representative or:

                              CNL Sales Department
                              Post Office Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                               PROSPECTUS SUMMARY

         This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                         CNL RETIREMENT PROPERTIES, INC.

         CNL Retirement Properties, Inc., which we sometimes refer to as the "Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a real estate investment trust, or a REIT. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of CNL Retirement Partners, LP. Properties acquired are expected to be held by CNL Retirement Partners, LP or wholly owned subsidiaries of CNL Retirement Partners, LP and, as a result, owned by the Company through such entities. Four corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (800) 522-3863.

OUR BUSINESS

         Our Company acquires properties located across the United States which it leases to tenants on a long-term, "triple-net" basis. This means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities and insurance. The properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics, and similar types of healthcare related facilities. We expect to structure the leases to provide for payment of base annual rent with periodic increases over the terms of the leases. We may also offer mortgage financing, and, to a lesser extent, furniture, fixtures and equipment financing through secured equipment leases as loans or direct financing leases, to operators. You can read the section of this Prospectus under the caption "Business" for a description of the properties we currently own, our pending investments, the types of properties that may be selected by our advisor, CNL Retirement Corp., the property selection and acquisition processes and the nature of the mortgage loans and secured equipment leases.

         We have and will continue to borrow money to acquire properties, make mortgage loans, enter into secured equipment leases and pay certain fees and intend to encumber properties in connection with the borrowing. We have obtained a line of credit and anticipate obtaining additional lines of credit. The Company anticipates that the aggregate amount of any lines of credit will be up to $125,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or permanent financing. The Company has also obtained permanent financing. The Board of Directors anticipates that we will obtain additional permanent financing and that the aggregate amount of that financing will not exceed 40% of our total assets. The line of credit and permanent financing are the only sources of funds for making secured equipment leases.

         Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2008, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2008, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

RISK FACTORS

         An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 12. You should read and understand all of the risk factors before making your decision to invest.

o As of February 28, 2003, we owned, directly or indirectly, 38 properties, and had commitments to acquire 14 additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

o We rely on the advisor, which, subject to approval by the Board of Directors, has responsibility for the management of our Company and our investments.

o The advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

o The Board of Directors will have significant flexibility regarding our operations, including, for example, the ability to issue additional shares and dilute stockholders' equity interests and the ability to change the compensation of the advisor and to employ and compensate affiliates. The Board of Directors can take such actions solely on its own authority and without stockholder approval.

o We may make investments that will not appreciate in value over time, such as building only properties, with the land owned by a third-party, and mortgage loans.

o If you must sell your shares, you will not be able to sell them quickly because it is not anticipated that there will be a public market for the shares in the near term, and there can be no assurance that listing will occur.

o In the future, if we do not obtain additional permanent financing, we may not be able to acquire as many properties or make as many mortgage loans or secured equipment leases as we anticipated, which could limit the diversification of our investments and our ability to achieve our investment objectives.

o In addition to general market and economic conditions, we are subject to risks arising out of government regulation of the health care industry, which may reduce the value of our investments and the amount of revenues we receive from tenants. Some of our tenants may be dependent upon government reimbursements and other tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.

o As of date of this Prospectus, we are subject to risks due to lack of diversification because the majority of the Company's properties are either Marriott-branded or American Retirement Corporation-branded communities and all of the properties are leased to only six tenants, some of whom are thinly capitalized.

o We cannot predict the amount of revenues we will receive from tenants and borrowers.

o We may, without the approval of a majority of the independent directors, incur debt totalling up to 300% of the value of our net assets, as defined in the glossary, including debt to make distributions to stockholders in order to maintain our status as a REIT. We cannot assure you that we will be able to meet our debt service obligations, including interest costs which may be substantial.

o In connection with any borrowing, we may mortgage or pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

o If our tenants or borrowers default, we will have less income with which to make distributions.

o The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

o Restrictions on ownership of more than 9.8% of the shares of our common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

o We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, and reduce the amount of funds available for paying distributions to you as a stockholder.

o We expect to pay substantial fees to affiliates and estimate that 8% of the proceeds from the sale of shares will be paid in fees and expenses to affiliates for services and as reimbursement for offering- and acquisition-related expenses incurred on our behalf. The amount of proceeds that will be available to purchase properties and to make mortgage loans will be decreased as a result of such payments.

OUR REIT STATUS

         We made an election to be taxed as a REIT beginning our taxable year ending December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

         We have retained the advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

         All of the executive officers and directors of the advisor also are officers or directors of the Company. The advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease of a property and each mortgage loan; (iii) locating and identifying potential lessees and formulating, evaluating and negotiating the terms of each secured equipment lease; and (iv) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the advisor's actions relating to the Company are subject to approval by the Board of Directors. The advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

         You can read the sections of this Prospectus under the captions "Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the advisor, as well as for a description of the services the advisor will provide.

         Some of our officers and directors, who are also officers or directors of the advisor, may experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the advisor, (v) compensation to the advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and that neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

         The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2002, these entities, which invest in properties that are leased primarily on a "triple-net" basis or leased to taxable REIT subsidiaries, but do not invest in retirement properties, had purchased, directly or indirectly, approximately 1,900 fast-food, family-style, and casual-dining restaurant properties and 56 hotel properties. Based on an analysis of the operating results of the 90 real estate limited partnerships and two unlisted public REITs in which our principals have served, individually or with others, as general partners or officers and directors, we believe that each of these entities has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B -- PriorPerformance Tables.

OUR INVESTMENT OBJECTIVES

         Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

         o     making distributions.

         o obtaining fixed income through the receipt of base rent and payments on mortgage loans and secured equipment leases, and increasing our income (and distributions) and providing protection against inflation through automatic increases in base rent or increases in the base rent based on increases in consumer price indices over the terms of the leases.

         o     remaining qualified as a REIT for federal income tax purposes.

         o providing you with liquidity for your investment within six years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within six years after commencement of the offering, selling our assets and distributing the proceeds.

         You can read the sections of this Prospectus under the captions "Business -- General," "Business -- Investment of Offering Proceeds," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Property Leases" and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

         We will pay the advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

         Offering Stage.

                Selling Commissions, Marketing Support Fee and Due Diligence Expense Reimbursements. The Company will pay the managing dealer selling commissions of 7.5% (a maximum of $112,500,000 if 150,000,000 shares are sold) and a marketing support fee of 0.5% (a maximum of $7,500,000 if 150,000,000 shares are sold). The managing dealer in turn may pass along selling commissions of up to 7% on shares sold by other soliciting dealers, and all or a portion of the marketing support fee it receives to soliciting dealers who agree to provide the managing dealer with certain marketing assistance and who are not affiliates of the Company. The Company will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of the Company, in an amount equal to 0.125% on shares sold by them (up to $1,875,000 if 150,000,000 shares are sold).

         Acquisition Stage.

                Acquisition Fees. The Company will pay the advisor a fee equal to 4.5% of the total proceeds of this offering, loan proceeds from permanent financing and amounts outstanding on the line of credit, if any, at the time of listing ($67,500,000 if 150,000,000 shares are sold and up to an additional $22,500,000 if permanent financing equals $500,000,000) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. Amounts used to finance secured equipment leases will not be used to calculate acquisition fees.

         Operational Stage.

                Asset Management Fee. The Company will pay the advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

                Secured Equipment Lease Servicing Fee. The Company will pay the advisor a one-time secured equipment lease servicing fee of 2% of the purchase price of the equipment that is the subject of a secured equipment lease for negotiating secured equipment leases and supervising the secured equipment lease program.

         Operational or Liquidation Stage.

         We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

                Deferred, Subordinated Real Estate Disposition Fee. The Company may pay the advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3% of the gross sales price of the property for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption "The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the advisor.

                Deferred, Subordinated Share of Net Sales Proceeds from the Sale of Assets. The Company will pay to the advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to 10% of net sales proceeds.


                The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs.

THE OFFERING

Offering Size............................   o    Maximum-- $1,750,000,000

                                            o    $1,500,000,000 of common stock to be offered to investors meeting certain suitability standards and up to $250,000,000 of common stock available to investors who purchased their shares in this offering or one of the prior offerings and who choose to participate in our reinvestment plan.  The sale of approximately 137,000,000 of the
                                                 175,000,000 shares is subject to approval by the stockholders of a proposal to increase the number of authorized shares of the Company.
                                                 You can read the section of the Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws-- Description of Capital
                                                 Stock" for a description of authorized shares.  Until such time, if any, as the stockholders approve an increase in the number of authorized shares, this offering will be limited to approximately
                                                 38,000,000 shares, up to 3,800,000 of which will be available to stockholders purchasing pursuant to the reinvestment plan.

Minimum Investments......................   o    Individuals-- $2,500-- Additional shares may be purchased in ten dollar increments.

                                            o    IRA, Keogh and other qualified
                                                 plans -- $1,000 -- Additional
                                                 shares may be purchased in ten
                                                 dollar increments.

                                                 (Note:  The amounts apply to most potential investors, but minimum investments may vary from state to state.  Please see
                                                 "The Offering" section, which begins on page 149).

Suitability Standards....................   o    Net worth (not including home, furnishings and personal
                                                 automobiles) of at least $45,000 and annual gross income of at least $45,000; or

                                            o    Net worth (not including home,
                                                 furnishings and personal
                                                 automobiles) of at least
                                                 $150,000.

                                                 (Note:  Suitability standards may vary from state to state.
                                                 Please see the "Suitability Standards and How to Subscribe"
                                                 section, which begins on page 25).

Duration and Listing.....................   Anticipated to be within six years from the commencement of this offering, if market conditions are favorable.  If the shares are listed on a national securities exchange or over-the-counter market, our Company will become a perpetual life entity, and we will then reinvest proceeds from the sale of assets.

Distribution Policy......................   Consistent with our objective of qualifying as a REIT, we expect to continue to pay quarterly distributions and distribute at least 90%
                                            of our REIT taxable income.

Our Advisor..............................   CNL Retirement Corp. will administer the day-to-day operations of our
                                            Company and select our Company's real estate investments, mortgage loans and secured equipment leases, subject to the approval of our directors.

Estimated Use of Proceeds................   o    85%-- To acquire properties and make mortgage loans

                                            o    8%-- To pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses

                                            o    7%-- To pay selling commissions to soliciting dealers in
                                                 connection with the offering

Our Reinvestment Plan....................   We have adopted a reinvestment plan which will allow some
                                            stockholders to have the full amount of their distributions reinvested in additional shares that may be available.  We have registered 25,000,000 shares of our common stock for this purpose.
                                            See the "Summary of Reinvestment Plan" and the "Federal Income Tax
                                            Considerations-- Taxation of Stockholders" sections and the Form of
                                            Reinvestment Plan accompanying this Prospectus as Appendix A for more specific information about the reinvestment plan.


                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this Prospectus before making your investment decision.

         We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

         This is an unspecified property offering.

                You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating particular properties and the tenants and operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants and therefore the Board of Directors has flexibility in assessing potential tenants. As of February 28, 2003, we have acquired, directly or indirectly, 38 retirement properties, and have entered into commitments to acquire 14 additional properties. The acquisition of the 14 properties is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. You can read the sections of this Prospectus under the captions "Business-- Property Acquisitions" and "Business-- Pending Investments" for a description of these properties. Accordingly, this is an unspecified property offering, and as a prospective investor, you have no information to assist you in evaluating the merits of any additional properties to be purchased or developed by the Company. In addition, the Board of Directors may approve future equity offerings or obtain additional financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the sections of this Prospectus under the captions "Business-- General," "Business-- Investment of Offering Proceeds," and "Business-- Standards for Investment in Properties" if you want more information about the types of properties in which we plan to invest and our criteria for evaluating properties.

                We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

                The managing dealer has not made an independent review of the Company or the Prospectus. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

                There is no limitation on the number of properties of a particular facility type which we may acquire. There is no limit on the number of properties of a particular facility type which we may acquire, and we are not obligated to invest in more than one type of facility. The Board of Directors, however, including a majority of the independent directors, will review our properties and potential investments in terms of geographic, facility type or tenant and operator diversification.

                You will have no opportunity to evaluate procedures for resolving conflicts of interest. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more programs sponsored by CNL. We have adopted guidelines to minimize such conflicts which you can review in the section of this Prospectus captioned "Conflicts of Interest-- Competition to Acquire Properties and Invest in Mortgage Loans." You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved.

                You cannot evaluate secured equipment leases in which we have not yet entered or that we have not yet identified. We have not yet made any arrangements to enter into a secured equipment lease. Therefore, you will not have any information with which to evaluate any individual secured equipment lease or the secured equipment lease program in general. We cannot assure you that we will be successful in choosing suitable operators who will fulfill their obligations under secured equipment leases or that we will be able to negotiate secured equipment leases on favorable terms.

         There may be delays in investing the proceeds of this offering. We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. The "Prior Performance Information" section provides a summary description of the investment experience of affiliates of the advisor in prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.


         We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro rata to the persons who are stockholders of the Company at that time.

         The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

         We have limited operating history. As of the date of this Prospectus, we have acquired, directly or indirectly, 38 retirement properties and prior to July 13, 1999, the date our operations commenced, had no previous performance history. As a result, you cannot be sure how the Company will be operated, whether it will pursue the objectives described in this Prospectus or how it will perform financially.

         Our management has limited experience with investments in retirement properties. None of the prior programs organized by our affiliates has invested in retirement properties. While certain of our directors and officers have experience in investing in retirement properties, the lack of experience of the majority of our management team and the advisor and its affiliates in purchasing, leasing and selling retirement properties may adversely affect our results of operations.

         We are dependent on the advisor. The advisor, subject to approval by the Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the advisor, with or without cause, but only subject to payment and release of the advisor from all guarantees and other obligations incurred as advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the advisor will achieve our objectives or that the Board of Directors will be able to act quickly to remove the advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

         We will be subject to conflicts of interest.

         We will be subject to conflicts of interest arising out of our relationships with the advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

                We will experience competition for properties. The advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the advisor to us may be subject to conflicts of interest. We cannot be sure that the advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

                There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the advisor have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

                The timing of sales and acquisitions may favor the advisor. The advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our Board of Directors must approve any investments and sales, but the advisor's recommendation to the Board may be influenced by the impact of the transaction on the advisor's compensation. The agreements between us and the advisor were not the result of arm's-length negotiations. As a result, the advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

                We may invest with affiliates of the advisor. We may invest in joint ventures with another program sponsored by the advisor or its affiliates. The Board of Directors, including the independent directors, must approve the transaction, but the advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

                There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

         Possible lack of diversification increases the risk of investment. There is no limit on the number of properties of a particular brand which we may acquire. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and brand diversification. The Company's 36 properties owned as of December 31, 2002, excluding one parcel of land on which a retirement facility is expected to be constructed, are leased to six tenants, three of which contributed approximately 42%, 22%, and 21% of total rental income for the year ended December 31, 2002. In addition, as of February 28, 2003, the majority of the Company's properties were either Marriott-branded or American Retirement Corporation-branded properties. Because of this concentration, there is a risk that any adverse developments affecting the tenants, or Marriott International, Inc. or American Retirement Corporation could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). On December 30, 2002, Marriott International, Inc. entered into a definitive agreement with Sunrise Assisted Living, Inc. to purchase all of the outstanding stock of Marriott Senior Living Services, Inc. For more information relating to this proposed transaction, see "Business -- Retirement Community Brands." Although the Company's 38 properties are located in 17 states, 13.2% of the properties are located in Florida and 10.5% are located in California. In addition, nine of the 14 pending acquisitions are expected to be leased to three of the existing tenants, and four of the properties are located in California and three are located in Colorado. The majority of the Company's Properties are either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders. Depending on the purchase price of each property, we may not be able to achieve diversification by tenant, facility type or geographic location. Lack of diversification increases the potential adverse effect on us of a single underperforming tenant, an underperforming facility type or a depressed geographic region.

         Inability to continue to satisfy debt obligations by the tenant/operator of six of our properties may adversely affect our results of operations. As of December 31, 2002, American Retirement Corporation, which we refer to as "ARC," was the parent company of the tenants to six of our 37 properties. ARC also operates the properties and is obligated to fund shortfall reserves relating to the properties. According to its December 31, 2001 audited financial statements, ARC had significant debt obligations that matured in 2002, as well as a net working capital deficit as a result of such maturities, and significant lease obligations. At December 31, 2001, ARC's cash balances and internally developed cash were not sufficient to satisfy its scheduled debt maturities in 2002. Since the latter part of 2001, ARC had been executing a refinancing plan that included the consummation of sale-leaseback transactions and various other refinancing and capital-raising transactions to repay debt and fund related reserve and escrow requirements. On September 30, 2002, ARC announced that it had successfully completed the refinancing of all debt that was due in 2002 and 2003. According to ARC's Form 10-K for the year ended December 31, 2002, ARC reported that although they had successfully completed their refinancing plan, they remain highly leveraged with a substantial amount of debt and lease obligations, and they had increased interest and lease costs. As a part of the refinancings, ARC has replaced a significant amount of mortgage debt with debt having higher interest rates or higher lease costs, increasing ARC's estimated annual debt and lease payments from prior periods. If ARC is not able to meet its future debt obligations and/or its ability to operate the properties became impaired, we would need to obtain a new tenant and operator for the properties and our results of operations could be affected if we are unable to do so within a brief time period. In addition, if these properties are unable to generate sufficient cash flow to make lease payments and ARC or a replacement tenant is unable to fund lease payments, the Company's results of operations would also be affected. As we acquire additional properties that will be leased to different tenants, the effect on our results of operations caused by any failure by ARC to continue to meet its obligations should diminish. As of February 19, 2003, ARC had met all of its obligations relating to the six properties.

         We may rely on credit enhancements to our leases for minimum rent payments. Our leases may have credit enhancement provisions, such as guarantees or shortfall reserves provided by a third-party tenant or operator. These credit enhancement provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its obligations, our results of operations could be adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make the rent payments.

         We do not have control over market and business conditions. Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of an operator or tenant to fulfill its obligations, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing government regulations, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

         Adverse trends in the health care and seniors' housing industry may impact our properties. The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the health care and seniors' housing industry, including greater competitive pressures, increased consolidation, industry overbuilding, increased regulation and reform, changing demographics, availability of labor, price levels and general economic conditions. The "Business -- General" section includes a description of the size and nature of the health care and seniors' housing industry and current trends in this industry. If operators of our properties are unable to adapt to dominant trends in the health care and seniors' housing industry, our income and funds available for distribution could be adversely impacted.

         Retirement Facilities.

                Some of our tenants and borrowers must attract senior citizens with ability to pay. Some of the properties which we intend to own or finance, in particular, assisted living and independent living facilities, depend on their ability to attract senior citizens with the ability to pay for the services they receive. While a portion of the fees payable by residents of retirement facilities may be reimbursed by government and private payors, many are substantially dependent on the ability of the residents and their families to pay directly. In addition, some payors, such as Medicare, limit the number of days for which payment will be made in some settings, such as skilled nursing facilities, and all payors limit the types of services for which payment will be made and/or the amount paid for each particular service. Inflation or other circumstances could affect the ability of residents to continue to pay for the services they receive. Although we do not anticipate that base lease and mortgage loan payments will be linked to the fees or rates received by the operators, certain leases and mortgage loans may provide that we will receive a percentage of the fees or rates charged by the operator to residents. If residents of retirement facilities are unable to pay fees owed to the facilities' operators, the tenants could be adversely affected and may be unable to make base lease and loan payments. This could have a material adverse impact on the amount of lease and loan payments we receive in excess of base amounts.

                Failure to comply with government regulations could negatively affect our tenants and borrowers. The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. The failure of any tenant, Operator or borrower to comply with such laws, requirements and regulations could affect a tenant's, Operator's or borrower's ability to operate the retirement facilities that we own or finance. Health care operators are subject to federal and state laws and regulations that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. They also require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided. These regulations may also enable the regulatory agency to place liens on the property which may be senior to our secured position. Possible sanctions for violation of these laws and regulations include loss of licensure or certification, the imposition of civil monetary and criminal penalties, and potential exclusion from the Medicare and Medicaid programs.

         Because this area of the law currently is subject to intense scrutiny, additional laws and regulations may be enacted or adopted that could require changes in the design of the properties and certain operations of our tenants, Operators and borrowers. For example, a tenant's or Operator's loss of licensure or Medicare/Medicaid certification could result in our having to obtain another tenant or Operator for the affected property. In addition, a tenant or Operator may be required to make significant modifications to the property and may not have the financial ability to do so. We cannot assure you that we could contract with another tenant or Operator on a timely basis or on acceptable terms. Our failure to do so could have an adverse effect on our financial condition or results of operations.

                Our properties may not be readily adaptable to other uses. We anticipate that some of the properties in which we will invest may be special purpose properties that could not be readily converted into general residential, retail or office use. Transfers of operations of retirement facilities often are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Therefore, if the operation of any of our properties becomes unprofitable for its tenant or operator due to competition, age of improvements or other factors such that the tenant becomes unable to meet its obligations under the lease, the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of the property. Should any of these events occur, our income and funds available for distribution could be reduced.

                Our tenants and borrowers may rely on government reimbursement. Our tenants and borrowers, particularly those operating skilled nursing facilities, may derive a significant portion of their revenues from governmentally funded programs, such as Medicaid and Medicare. Although, we do not anticipate that lease and mortgage loan payments will be linked to the level of government reimbursement received by the operators, to the extent that changes in government funding programs adversely affect the operators or the revenues received by those operators, such changes could adversely affect the ability of the tenants to make lease and loan payments to us and/or the amount of such payments if and to the extent they are based on gross revenues. Failure of the tenants and borrowers to make their lease and loan payments, and/or reductions in such payments, would have a direct and material adverse effect on our operations.

         Medicaid, which is a medical assistance program for persons with few assets and minimal income operated by individual states with the financial participation of the federal government, provides a significant source of revenue for skilled nursing facilities. The method of reimbursement under Medicaid varies from state to state, but is typically based on per diem or per diagnosis rates. The Medicaid program is subject to change and is affected by state and federal budget shortfalls and funding restrictions which may materially decrease rates of payment or delay payment. We cannot assure you that Medicaid payments will remain constant or be sufficient to cover costs allocable to Medicaid patients. While Medicare, the federal health program for the aged and some chronically disabled individuals, is not anticipated to be a major source of revenue for the types of retirement facilities in which we expect to invest or make mortgage loans, we have reserved the right to invest in or make mortgage loans to other types of retirement facilities that are substantially dependent on Medicare funding. Like the Medicaid program, the Medicare program is highly regulated and subject to frequent and substantial changes, many of which may result in reduced levels of payment for a substantial portion of health care services. In addition to pressures from providers of government reimbursement, we may experience pressures from private payors attempting to control health care costs, and reimbursement from private payors eventually may decrease to levels approaching those of government payors.

                Cost control and other health care reform measures may reduce reimbursements to our tenants and borrowers. The health care industry is facing various challenges, including increased government and private payor pressure on health care providers to control costs and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs has intensified in recent years as a result of the national health care reform debate and has continued as Congress attempts to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. Similar debates are ongoing at the state level in many states. We believe that government and private efforts to contain and reduce health care costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for services provided by some of our tenants and borrowers. We cannot predict whether governmental reforms will be adopted and, if adopted, whether the implementation of these reforms will have a material adverse effect on our financial condition or results of operations.

                Certificate of Need laws may impose investment barriers for us. Some states regulate the supply of some types of retirement facilities, such as skilled nursing facilities, through Certificate of Need laws. A Certificate of Need typically is a written statement issued by a state regulatory agency evidencing a community's need for a new, converted, expanded or otherwise significantly modified retirement facility or service which is regulated pursuant to the state's statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a Certificate of Need law.

                Privacy, administrative simplification and other health care provider laws. The health care industry has come under pressure to maintain confidentiality of patients medical records and to simplify the administrative paperwork by following standard transaction and transmission requirements.

         Under the Health Insurance Portability and Accountability Act (HIPAA) of 1996, the U.S. Department of Health and Human Service (HHS) published the Standards for Privacy of Individually Identifiable Information Final Rule in December 2000. Some of our tenants may be categorized as heath care providers and/or operators of facilities and will need to comply with those rules on or before April 14, 2003. In addition, beginning October 16, 2002, health care providers who submit electronic claims to Medicare must comply with HHS's rules promulgated under HIPAA's administrative simplification provisions governing standard transaction and transmission regulations. In addition, this law permits states to enact more stringent requirements that protect the privacy of medical records. We cannot predict or assess whether there may be broader laws or rules enacted or what final costs and requirements will be imposed upon our tenants.

         We will not control the management of our properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties either directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants or operators that we do not control to operate the properties successfully. We intend to enter into leasing agreements only with tenants having substantial prior experience in the operation of retirement facilities or medical office buildings and walk-in clinics or who contract with third-party operators having the same qualifications. While our previous property acquisitions and the 14 properties identified as probable acquisitions as of February 28, 2003 meet that criterion, there can be no assurance that we will be able to make such arrangements on other transactions. If our tenants or third-party operators are unable to operate the properties successfully, they may not be able to pay their rent, which could adversely affect our financial condition.

         We may not control the joint ventures in which we enter. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. If we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture.

         Joint venture partners may have different interests than we have. Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

         It may be difficult for us to exit a joint venture after an impasse. In our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

         We may not have control over properties under construction. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. Our agreements with a developer will provide safeguards designed to minimize these risks. In the event of a default by a developer, we generally will have the right to require the tenant to purchase the property that is under development at a pre-established price designed to reimburse us for all acquisition and development costs. We cannot be sure, however, that the tenants will have sufficient funds to fulfill their obligations under these agreements. You can read the section of this Prospectus under the caption "Business -- Site Selection and Acquisition of Properties" if you want more information about property development and renovation.

         We will have no economic interest in ground lease properties. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Therefore, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

         Multiple property leases or mortgage loans with individual tenants or borrowers increase our risks. The value of our properties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant or borrower could cause more than one property to become vacant or more than one loan to become nonperforming in some circumstances. Vacancies would reduce our cash receipts and could decrease the properties' resale value until we are able to re-lease the affected properties.

         It may be difficult to re-lease our properties. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

         We cannot control the sale of some properties. We expect to give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally will provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase."

         The liquidation of our assets may be delayed. If our shares are not listed on a national securities exchange or over-the-counter market by December 31, 2008, we are obligated under our Articles of Incorporation to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise. Neither the advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders' aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because a portion of the offering price from the sale of shares is used by the Company to pay expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders' invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans and secured equipment leases expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and secured equipment leases with terms of seven years, and those obligations may not expire before all of the properties are sold.

         Risks of Mortgage Lending.

                Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

                Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

                Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

                Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

         Risks of Secured Equipment Leasing.

                Our collateral may be inadequate to secure leases. In the event that a lessee defaults on a secured equipment lease, we may not be able to sell the subject equipment at a price that would enable us to recover our costs associated with the equipment. If we cannot recover our costs, it could affect our results of operations.

                Returns on our secured equipment leases may be limited by regulations. The secured equipment lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to operate the secured equipment lease program in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to operate the secured equipment lease program in several jurisdictions, it could reduce the amount of income we would receive.

                The section of this Prospectus captioned "Risk Factors -- Tax Risks" discusses certain federal income tax risks associated with the secured equipment lease program.

         Our properties may be subject to environmental liabilities. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. At certain properties, such as skilled nursing facilities, medical office buildings and walk-in clinics, some environmental and bio-medical hazardous wastes and products will be used and generated in the course of normal operations of the facility. While the leases will provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from the site.

         All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (i) the seller has (a) agreed in writing to indemnify us and/or (b) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) the Company has negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

         We have obtained long-term financing and may require additional financing in the future. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments and our ability to achieve our investment objectives.

         Anticipated borrowing creates risks. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Company anticipates that we will obtain one or more revolving lines of credit up to $125,000,000 to provide financing for the acquisition of assets, although the Board could determine to borrow a greater amount. The Company had previously obtained a revolving line of credit for up to $25,000,000. On March 17, 2003, we replaced the $25,000,000 line of credit with a new two-year, $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or permanent financing. Initially, we expect to repay any amounts borrowed under the line of credit as we receive additional offering proceeds. If we do not receive enough offering proceeds to repay the amounts due under the line of credit, we will need to seek additional equity or debt financing. We may also obtain additional long-term, permanent financing. We may not borrow more than 300% of our net assets. As of February 28, 2003, the Company had obtained permanent financing totalling approximately $45,600,000. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. We are not limited on the amount of assets we may use as security for the repayment of indebtedness. See "Business -- Borrowing" for a description of the line of credit and permanent financing the Company has obtained as of February 28, 2003.

         We can borrow money to make distributions. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

         Our properties may be unable to compete successfully. We anticipate that we will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources, in the acquisition, leasing and financing of properties. We may also compete with affiliates for mortgage loans and borrowers. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in some states, retirement facilities owned by non-profit entities are exempt from taxes on real property. We cannot be sure we will be able to identify suitable investments or that we will be able to consummate investments on commercially reasonable terms.

         In addition, the health care industry is highly competitive, and we anticipate that any property we acquire will compete with other facilities in the vicinity. We cannot assure you that our tenants will be able to compete effectively in any market that they enter. Our tenants' inability to compete successfully would have a negative impact on our financial condition and results of operations. In addition, due to the highly competitive environment, it is possible that the markets in which we acquire properties will be subject to over-building.

         Inflation could adversely affect our investment returns. Inflation may decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans and secured equipment leases may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

         We may not have adequate insurance. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

         Possible effect of ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be "plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited   transaction"   rules  under  ERISA  would  be  available  for  our
transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

         Our governing documents may discourage takeovers. Some provisions of our Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws -- Mergers, Combinations and Sale of Assets," "Summary of the Articles of Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

         Our stockholders are subject to ownership limits. The Articles of Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person. If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

         Majority stockholder vote may discourage changes of control. Stockholders may take some actions, including approving amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

         Investors in our Company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the fourth offering being undertaken by the Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "The Offering -- Plan of Distribution."

         The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

         We will rely on the advisor and Board of Directors to manage the Company. If you invest in the Company, you will be relying entirely on the management ability of the advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the advisor and the Board of Directors.

         Our officers and directors have limited liability. The Articles of Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification" for more information about the indemnification of our officers and directors.

TAX RISKS

         We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2002 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

         You should be aware that opinions of counsel are not binding on the Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

         If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

         Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties. Our tax counsel, Greenberg Traurig, LLP, is of the opinion, based upon certain assumptions, that the leases of properties where we would own the underlying land would constitute leases for federal income tax purposes, except with respect to leases structured as "financing leases" which would constitute financings for federal income tax purposes. However, with respect to properties where we would not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a property does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as "financing leases," we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans.

         Excessive non-real estate asset values may jeopardize our REIT status. In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Our secured equipment leases would not be considered real estate assets for federal income tax purposes. Therefore, the value of the secured equipment leases, together with any other property that is not considered a real estate asset for federal income tax purposes, must represent in the aggregate less than 25% of our total assets.

         In addition, under federal income tax law, we may not own securities in, or make secured equipment loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. For federal income tax purposes, the secured equipment leases would be considered loans which are not secured by an interest in real property. The value of the secured equipment leases entered into with any particular tenant under a lease or entered into with any particular borrower under a loan must not represent in excess of 5% of our total assets and, except with respect to secured equipment leases which provide for fixed "rent" or payments which represent a percentage of the tenant's gross income and fixed timing of all such payments as well as repayment of the financed amount ("Straight Debt"), must not represent in excess of 10% of the value of the tenant's total securities. Each of the secured equipment leases will be structured as Straight Debt.

         The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.

         We may have to borrow funds or sell assets to meet our distribution requirements. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

         Ownership limits may discourage a change in control. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

         We may be subject to other tax liabilities. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

         Changes in tax laws may prevent us from qualifying as a REIT. As we have previously described, we are treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

         The shares of common stock offered through this Prospectus (the "Shares") are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring, (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation, and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

         California, Iowa, Maine, Michigan, Missouri, Ohio, and Pennsylvania have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

         CALIFORNIA AND MICHIGAN -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $225,000.

         IOWA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.

         Maine -- The investor has either (i) a net worth (not including home, furnishings and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $200,000.

         MISSOURI, Ohio and Pennsylvania -- The investor has (i) a net worth (not including home, furnishings and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $150,000.

         The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

         Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering -- ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

         In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

         An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

         Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Plan of Distribution" and "The Offering -- Subscription Procedures."

         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes  certain  information  relating to the anticipated use of offering proceeds by the Company, assuming that 150,000,000 Shares are sold. The Company estimates that 85% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be used to purchase  properties  (the  "Properties")  and make  mortgage  loans  ("Mortgage
Loans"), and 8% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses ("Acquisition Expenses") incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.


                                                                                         Maximum Offering (1)
                                                                                    -------------------------------
                                                                                        Amount            Percent
                                                                                    --------------       ---------
GROSS PROCEEDS TO THE COMPANY (2).....................................              $1,500,000,000        100.000%
Less:
    Selling Commissions to CNL Securities Corp. (2)...................                 112,500,000          7.500%
    Marketing Support Fee to CNL Securities Corp. (2).................                   7,500,000          0.500%
    Due Diligence Reimbursements to CNL
       Securities Corp.(2)............................................                   1,875,000          0.125%
    Offering Expenses (3).............................................                  28,125,000          1.875%
                                                                                    ---------------    ------------

NET PROCEEDS TO THE COMPANY...........................................               1,350,000,000         90.000%
Less:
    Acquisition Fees to the Advisor (4)...............................                  67,500,000          4.500%
    Acquisition Expenses (5)..........................................                   7,500,000          0.500%
    Initial Working Capital Reserve (6)...............................                           -              -
                                                                                    ---------------    ------------

CASH AVAILABLE FOR PURCHASE OF PROPERTIES
    AND THE MAKING OF MORTGAGE LOANS BY
    THE COMPANY (7)...................................................               $1,275,000,000         85.000%
                                                                                    ===============    ============

------------------------

FOOTNOTES:

(1)    Excludes  25,000,000 Shares that may be sold pursuant to the Reinvestment
       Plan.

(2) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of
       Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and be reallowed Selling Commissions of up to 7%, with respect to Shares which they sell. In addition, a marketing support fee of 0.5% with respect to the Shares they sell will be reallowed to Soliciting Dealers who agree to provide certain marketing support services and due diligence expense reimbursements may be reallowed to Soliciting Dealers as reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from the Managing Dealer. See "The Offering -- Plan of Distribution" for a more complete description of these items.

(3) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the Shares, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the Company together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4) Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases generally will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to, contribute to the Company an aggregate amount of up to 1% of the net offering proceeds ("Net Offering Proceeds") available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7) Offering proceeds designated for investment in Properties or the making of Mortgage Loans may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See "Redemption of Shares."

                             MANAGEMENT COMPENSATION

         This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares in connection with this offering. The table excludes estimated amounts of compensation relating to any Shares issued under the Company's Reinvestment Plan. For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions." For information concerning loan origination and loan servicing fees, see "Business -- Borrowing." For information concerning compensation to the Directors, see "Management."


         A maximum of 150,000,000 Shares ($1,500,000,000) may be sold, subject to approval by the stockholders of an increase in the number of authorized Shares. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." An additional 25,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 25,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. If the stockholders do not approve an increase in the number of authorized Shares, a maximum of 38,000,000 Shares may be sold, including 3,800,000 Shares that may be sold pursuant to the Reinvestment Plan.

         The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

----------------------------   ----------------------------------------------------------------     -----------------------------
          Type of                                    Method of Computation                                   Estimated
       Compensation                                                                                        Maximum Amount
       and Recipient

----------------------------   -----------------------------------------------------------------    -----------------------------

                                                         Offering Stage

----------------------------   -----------------------------------------------------------------    -----------------------------
Selling Commissions to         Selling Commissions of 7.5% per Share on all Shares sold, subject     $112,500,000 if 150,000,000
Managing Dealer and            to reduction under certain circumstances as described in "The         Shares are sold.
Soliciting Dealers             Offering-- Plan of Distribution."  Soliciting Dealers may be
                               reallowed Selling Commissions of up to 7% with respect to Shares they sell.

----------------------------   -----------------------------------------------------------------    -----------------------------
Due diligence expense          Expense allowance equal to 0.125% of Gross proceeds to be used        Up to $1,875,000 if
reimbursements to              by the Managing Dealer to reimburse Soliciting Dealers for bona       150,000,000 Shares are
Managing Dealer and            fide due dilligence expenses.                                         sold.
Soliciting Dealers
----------------------------   -----------------------------------------------------------------    -----------------------------
Marketing support fee to       Marketing support fee of 0.5% of Gross Proceeds to the Managing       $7,500,000 if 150,000,000
Managing Dealer and            Dealer, which will be reallowed to Soliciting Dealers who agree       Shares are sold.
Soliciting Dealers             to provide certain marketing support services in the marketing of the offering pursuant to executed agreements with the Managing
                               Dealer.

----------------------------   -----------------------------------------------------------------    -----------------------------
Reimbursement to the           Actual expenses incurred.  The Offering Expenses paid by the          Actual amount is not
Advisor and its                Company, together with the 7.5% Selling Commissions, the              determinable at this time,
Affiliates for Offering        marketing support fee and due diligence expense reimbursements        but is estimated to be
Expenses                       incurred by the Company will not exceed 13% of the proceeds           $28,125,000 if 150,000,000
                               raised in connection with this offering.                              Shares are sold.

----------------------------   -----------------------------------------------------------------    -----------------------------

                                                       Acquisition Stage

----------------------------   -----------------------------------------------------------------    -----------------------------
Acquisition Fee to the         4.5% of Gross Proceeds, loan proceeds from permanent financing        $67,500,000 if 150,000,000
Advisor                        ("Permanent Financing") and amounts outstanding on the line of        Shares are sold plus
                               credit, if any, at the time of listing the Company's Common           $22,500,000 if Permanent
                               Common Stock on a national securities exchange or                     Financing equals
                               over-the-counter market ("Listing"), but excluding loan proceeds      $500,000,000.
                               used to finance secured equipment leases (collectively, "Total
                               Proceeds") payable to the Advisor as Acquisition Fees.

----------------------------   -----------------------------------------------------------------   -----------------------------
Other Acquisition Fees         Any fees paid to Affiliates of the Advisor in connection with the     Amount is not determinable
to Affiliates of the           financing, development, construction or renovation of a Property.     at this time.
Advisor                        Such fees are in addition to 4.5% of Total Proceeds payable to the Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor
                               (the "Independent Directors"), not otherwise interested in the transaction.
----------------------------   -----------------------------------------------------------------    -----------------------------

----------------------------    -----------------------------------------------------------------  -----------------------------
          Type of                                     Method of Computation                                      Estimated
       Compensation                                                                                            Maximum Amount
       and Recipient

----------------------------    -----------------------------------------------------------------  -----------------------------
Reimbursement of                Reimbursement to the Advisor and its Affiliates for expenses        Acquisition Expenses, which
Acquisition Expenses to         actually incurred.                                                  are based on a number of
the Advisor and its                                                                                 factors, including the
Affiliates                      The total of all Acquisition Fees and any Acquisition Expenses      purchase price of the
                                payable to the Advisor and its Affiliates shall be reasonable and   Properties, are not
                                shall not exceed an amount equal to 6% of the Real Estate Asset     determinable at this time.
                                Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                                commercially competitive, fair and reasonable to the Company.
                                Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                                customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                                Acquisition Expenses.

----------------------------    -----------------------------------------------------------------  -----------------------------

                                                        Operational Stage

----------------------------    -----------------------------------------------------------------  -----------------------------
Asset Management Fee to         A monthly Asset Management Fee in an amount equal to one-twelfth    Amount is not determinable
the Advisor                     of 0.60% of the Company's Real Estate Asset Value and the           at this time.  The amount
                                outstanding principal amount of any Mortgage Loans, as of the end   of the Asset Management Fee
                                of the preceding month.  Specifically, Real Estate Asset Value      will depend upon, among
                                equals the amount invested in the Properties wholly owned by the    other things, the cost of
                                Company, determined on the basis of cost, plus, in the case of      the Properties and the
                                Properties owned by any joint venture or partnership in which the   amount invested in Mortgage
                                Company is a co-venturer or partner ("Joint Venture"), the          Loans.
                                portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses.  The
                                Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the
                                Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

----------------------------    -----------------------------------------------------------------  -----------------------------

----------------------------  -----------------------------------------------------------------      -----------------------------
          Type of                                   Method of Computation                                      Estimated
       Compensation                                                                                          Maximum Amount
       and Recipient

----------------------------  -----------------------------------------------------------------      -----------------------------
Reimbursement to the          Operating Expenses (which, in general, are those expenses              Amount is not determinable
Advisor and Affiliates for    relating to administration of the Company on an ongoing basis)         at this time.
operating expenses            will be reimbursed by the Company.  To the extent that Operating
                              Expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of Average Invested Assets or 25% of Net Income
                              (the "2%/25% Guidelines"), the Advisor shall reimburse the
                              Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines. "Average Invested
                              Assets" means, for a specified period, the average of the
                              aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans
                              secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net
                              Income for purposes of calculating total allowable Operating
                              Expenses shall exclude the gain from the sale of the Company's assets.

----------------------------  -----------------------------------------------------------------      --------------------------
Deferred, subordinated        A deferred, subordinated real estate disposition fee, payable upon     Amount is not determinable
real estate disposition       the Sale of one or more Properties, in an amount equal to the  (i)     at this time. The amount of
fee payable to the            lesser of one-half of a Competitive Real Estate Commission, or (ii)    this fee, if it becomes
Advisor from a Sale or        3% of the sales price of such Property or Properties.  Payment of      payable, will depend upon
Sales of a Property not       such fee shall be made only if the Advisor provides a substantial      the price at which
in liquidation of the         amount of services in connection with the Sale of a Property or        Properties are sold.
Company                       Properties and shall be subordinated to receipt by the
                              stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return (as defined below) and (ii)
                              their aggregate invested capital ("Invested Capital"). In general,
                              Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior
                              Distributions to the stockholders from the Sale of assets. If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the
                              Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after
                              Listing, of 30 days during which the Shares are traded.
                              "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested
                              Capital.

----------------------------  -----------------------------------------------------------------      -----------------------------
Subordinated incentive        At such time, if any, as Listing occurs (other than on the Pink        Amount is not determinable
fee payable to the            Sheets on the OTC Bulletin Board), the Advisor shall be paid           at this time.
Advisor at such time, if      the subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs        amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until
                              the date of Listing exceeds (ii) the sum of (A)
                              100% of Invested Capital and (B) the total
                              Distributions required to be made to the
                              stockholders in order to pay the Stockholders' 8%
                              Return from inception through the date the market
                              value is determined. For purposes of calculating
                              the Subordinated Incentive Fee, the market value
                              of the Company shall be the average closing price
                              or average of bid and asked price, as the case
                              may be, over a period of 30 days during which the
                              Shares are traded with such period beginning 180
                              days after Listing. The Subordinated Incentive
                              Fee will be reduced by the amount of any prior
                              payment to the Advisor of a deferred,
                              subordinated share of Net Sales Proceeds from
                              Sales of assets of the Company.


---------------------------   ---------------------------------------------------------------------  ---------------------------
Deferred, subordinated        A deferred, subordinated share equal to 10% of Net Sales Proceeds      Amount is not determinable
share of Net Sales            from Sales of assets of the Company payable after receipt by the       at this time.
Proceeds from Sales of        stockholders of Distributions equal to the sum of (i) the

assets of the Company not     Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the         Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the        the Advisor.
Advisor

---------------------------   ---------------------------------------------------------------------  ---------------------------

---------------------------  -------------------------------------------------------------------     ---------------------------
         Type of
       Compensation                                                                                             Estimated
      and Recipient                                 Method of Computation                                     Maximum Amount

---------------------------  -------------------------------------------------------------------     ---------------------------
Performance Fee payable      Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor               occurred and the Advisor has met applicable performance standards,       at this time.
                             the Advisor shall be paid the Performance Fee in
                             the amount equal to 10% of the amount by which
                             (i) the appraised value of the Company's assets
                             on the date of termination of the Advisory
                             Agreement (the "Termination Date"), less any
                             indebtedness secured by such assets, plus total
                             Distributions paid to stockholders from the
                             Company's inception through the Termination Date,
                             exceeds (ii) the sum of 100% of Invested Capital
                             plus an amount equal to the Stockholders' 8%
                             Return from inception through the Termination
                             Date. The Performance Fee, to the extent payable
                             at the time of Listing, will not be payable in
                             the event the Subordinated Incentive Fee is paid.


---------------------------  -------------------------------------------------------------------     -----------------------------
Secured Equipment Lease      A fee paid to the Advisor out of the proceeds of the revolving          Amount is not determinable
Servicing Fee to the         line of credit (the "Line of Credit") or Permanent Financing for        at this time.
Advisor                      negotiating furniture, fixtures and equipment ("Equipment") loans
                             or  direct   financing   leases  (the   "Secured
                             Equipment  Leases") and  supervising the Secured
                             Equipment  Lease  program  equal  to 2%  of  the
                             purchase price of the Equipment  subject to each
                             Secured  Equipment  Lease and paid upon entering
                             into such  lease.  No other fees will be payable
                             in connection  with the Secured  Equipment Lease
                             program.

---------------------------  -------------------------------------------------------------------     -----------------------------
Reimbursement to the         Repayment by the Company of actual expenses incurred.                   Amount is not determinable
Advisor and Affiliates for                                                                           at this time.
Secured Equipment Lease
servicing expenses

---------------------------  -------------------------------------------------------------------     -----------------------------

                                                     Liquidation Stage

---------------------------  ---------------------------------------------------------------------   ----------------------------
Deferred, subordinated       A deferred, subordinated real estate disposition fee, payable upon      Amount is not determinable
real estate disposition      Sale of one or more Properties, in an amount equal to the lesser of     at this time. The amount of
fee payable to the           (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of     this fee, if it becomes
Advisor from a Sale or       the sales price of such Property or Properties. Payment of such         payable, will depend upon
Sales in liquidation of      fee shall be made only if the Advisor provides a substantial amount     the price at which
the Company                  of services in connection with the Sale of a Property or Properties     Properties are sold.
                             and shall be subordinated to receipt by the
                             stockholders of Distributions equal to the sum of
                             (i) their aggregate Stockholders' 8% Return and
                             (ii) their aggregate Invested Capital. If, at the
                             time of a Sale, payment of the disposition fee
                             is deferred because the subordination conditions
                             have not been satisfied, then the disposition fee
                             shall be paid at such later time as the
                             subordination conditions are satisfied.

---------------------------  ---------------------------------------------------------------------   ---------------------------
Deferred, subordinated       A deferred, subordinated share equal to 10% of Net Sales Proceeds       Amount is not determinable
share of Net Sales           from Sales of assets of the Company payable after receipt by the        at this time.
Proceeds from Sales of       stockholders of Distributions equal to the sum of (i) the
assets of the Company in     Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the           Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the       the Advisor.
Advisor

---------------------------  ---------------------------------------------------------------------   ---------------------------

                              CONFLICTS OF INTEREST

         The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

         The following chart indicates the relationship between the Company, the Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.


                                              CNL Holdings, Inc. (1)
                               Subsidiaries, Affiliates and Strategic Business Units
Capital Markets:                                        Retail Properties:
   CNL Capital Markets, Inc. (2)                          Commercial Net Lease Realty, Inc. (9)
     CNL Investment Company
       CNL Securities Corp. (3)                         Restaurant Properties:
     CNL Institutional Advisors, Inc.                     CNL American Properties Fund, Inc. (10)

Administrative Services:                                Hospitality Properties:
   CNL Shared Services, Inc. (4)                          CNL Hospitality Properties, Inc. (6)

Real Estate Services:                                   Retirement Properties:
   CNL Real Estate Services, Inc. (5)                     CNL Retirement Properties, Inc. (11)
     CNL Hospitality Corp. (6)
       CNL Hotel Development Company                    Financial Services:
     CNL Retirement Corp. (7)                             CNL Finance, Inc.
       CNL Retirement Development Corp. (8)                  CNL Capital Corp.
     CNL Realty & Development Corp.
     CNL Asset Management, Inc.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.


-----------------------

(1) CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2) CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of CNL Investment Company.

(3) CNL Securities Corp. is a wholly owned subsidiary of CNL Investment Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4) CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings, Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5) CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp., CNL Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management, Inc.


(6) CNL Hospitality Properties, Inc. is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of co-Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the position of Treasurer of CNL Hospitality Properties, Inc. CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Hospitality Properties, Inc. pursuant to an advisory agreement.


(7) CNL Retirement Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(8) CNL Retirement Development Corp. is a wholly owned subsidiary of CNL Retirement Corp., the Advisor to the Company.

(9) Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and Commercial Net Lease Realty, Inc. merged, at which time Commercial Net Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(10) CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc., CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund, Inc.

(11) CNL Retirement Properties, Inc., the Company, is a public, unlisted REIT. James M. Seneff, Jr. holds the positions of Chairman of the Board and Chief Executive Officer, and Robert A. Bourne holds the positions of Vice Chairman of the Board and Treasurer of the Company.

PRIOR AND FUTURE PROGRAMS

         In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

         Certain of these affiliated public or private real estate programs may invest in retirement properties, may purchase properties concurrently with the Company and may lease properties to tenants who also lease or operate certain of the Company's Properties. Such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

         Affiliates of the Advisor may compete with the Company to acquire properties or to invest in mortgage loans of a type suitable for acquisition or investment by the Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of retirement facilities, medical office buildings or walk-in clinics (collectively, the "Operators") or relationships with tenants of the same such facilities. See "Business -- Site Selection and Acquisition of Properties -- Interim Acquisitions." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition or investment.

         In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to the Company. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties to be transferred by the Advisor to the Company may be subject to conflicts of interest. The Company cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular property to it. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

         The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property or investment in a Mortgage Loan, as well as the terms of the lease of a Property or the terms of a Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with Operators or tenants. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to the Company.

         The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property, make a mortgage loan or enter into a secured equipment lease that also would be a suitable investment for an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain Conflict Resolution Procedures" below.

         The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

         A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation of the Advisor" below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

DEVELOPMENT OF PROPERTIES

         A conflict could arise in connection with the Advisor's determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

         The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Independent Directors may serve as directors of three REITs advised by the Advisor; however, the Company does not anticipate that it will share Independent Directors with other REITs advised by the Advisor.

COMPENSATION OF THE ADVISOR

         The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory
Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

         The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Advisor and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

         Greenberg Traurig, LLP, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include the following:

         1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation, or, if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         2. The  Company  will not  purchase  or lease  Properties  in which the
Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

         3. The Company will not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

         4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of retirement properties to be leased on a "triple-net" basis to tenants until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) The Advisor or its Affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer mortgage loans and/or to offer secured equipment leases.

         5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of facilities and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

         6. With respect to Shares owned by the Advisor, the Directors, or any Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

         Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment With An Affiliated Program" and "Conflicts of Interest -- Legal Representation."


                          SUMMARY OF REINVESTMENT PLAN


         The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Appendix A.

GENERAL

         An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan (the "Participants"). The Reinvestment Agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission (the "Commission") and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which currently is $10.00 per Share. At any time that the Company is not engaged in an offering, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 25,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including, but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.


         Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, the initial public offering (the "Initial Offering"), the 2000 offering (the "2000 Offering") or the 2002 offering (the "2002 Offering"), may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the Reinvestment Plan.

         At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

         Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

         For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

         The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the

Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

         Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support fee of 0.5% and due diligence expense reimbursements equal to 0.125%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.125% and 12.625% of the proceeds of reinvested Distributions, up to 7.625% of which may be reallowed to Soliciting Dealers.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS


         Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. If the Company is not engaged in an offering and until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "Summary of Reinvestment Plan -- General" above.


         Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

         Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.


         A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and the Company's record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan by notifying the Reinvestment Agent and completing any required forms.


         The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified

Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

         Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

         The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.


                              REDEMPTION OF SHARES

         Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by the Company exceed 5% of the number of shares of the Company's outstanding common stock at the beginning of such 12-month period.

         In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares, until such time as the Company commits to redeeming such Shares.

         If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to invest in additional Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.


         A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the

Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.


         Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8.0%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share. The net redemption price approximates the per Share net proceeds received by the Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain Soliciting Dealers in such offering.

         It is not anticipated that there will be a market for the Shares before Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

         A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

         The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when
Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."


                                BUSINESS

GENERAL


         The Company is a Maryland corporation that was organized on December 22, 1997. On December 2, 1999, the Company formed CNL Retirement Partners, LP, a Delaware limited partnership ("Retirement Partners"). CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of the Company and are the general and limited partner, respectively, of Retirement Partners. Properties acquired are expected to be held by Retirement Partners or wholly owned subsidiaries of Retirement Partners and, as a result, owned by the Company through such entities. Four corporations, which are wholly owned subsidiaries of the Company, have been formed to serve as the general partner of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future Properties. The term "Company" includes CNL Retirement Properties, Inc., CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP, and each of their subsidiaries.

         The Company was formed primarily to acquire Properties located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics, and similar types of healthcare related facilities. The Properties will be leased on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis to tenants, who in some cases will also be the

Operator of the Property. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance, in addition to the payment of rent. The lessees' ability to satisfy the lease obligations depends primarily on the Properties operating results. In addition, with respect to certain Properties, various forms of credit enhancements, such as corporate guarantees, secure the lessees' obligations. The Company selects its Properties for investment based on a credit underwriting process designed to identify those Properties that management believes will be able to fund such lease obligations. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may provide Mortgage Loans to Operators secured by real estate owned by the Operators. To a lesser extent, the Company may also offer Secured Equipment Leases to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.


         The Properties, which typically will be freestanding and will be located across the United States, will be leased to tenants and managed by Operators to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. The Company has not specified any percentage of Net Offering Proceeds to be invested in any particular type of Property. It is anticipated that the Properties will be leased to tenants that are national and regional Operators or to tenants that contract with selected national and regional Operators to manage the Properties. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property with (i) automatic fixed increases in base rent or (ii) increases in the base rent based on increases in consumer price indices, over the term of the lease. See "Business -- Description of Property Leases -- Computation of Lease Payments," below.


         The Operator of each of the Properties will be the tenant or a third-party Operator with whom the tenant has contracted. Therefore, throughout this Prospectus, references to an Operator may be to a tenant that is also the Operator or to a third-party Operator with whom the tenant has contracted.

INDUSTRY PERFORMANCE

         The Company believes that demographic trends are significant when looking at the potential for future growth in the health care industry. For 2003, the U.S. Census Bureau projects that there will be over 35.6 million
Americans  over  the age of 65,  representing  approximately  12.6%  of the U.S.
population or about one in eight Americans. Today's baby boomers (those born between 1946 and 1964) will begin reaching age 65 as early as 2011. According to the U.S. Census Bureau, baby boomers age 65 and older will grow in number to approximately 75 million by the year 2035. More than half of these seniors, 38.6 million, will be age 75 and older. In addition, the elderly population is projected to more than double between now and the year 2050, to 82 million. As illustrated below, most of this growth is expected to occur between 2010 and 2030 when the number of elderly is projected to grow by an average of 2.8% annually.

                                           Elderly Population Estimates

                                Over 85                       Over 75                        Over 65
       Date                 Population (000)              Population (000)              Population (000)
-------------------     -------------------------     -------------------------     --------------------------
   July 1, 2000                  4,312                         16,647                        34,835
   July 1, 2005                  4,968                         17,911                        36,370
   July 1, 2010                  5,786                         18,561                        39,715
   July 1, 2015                  6,396                         19,652                        45,959
   July 1, 2020                  6,763                         22,271                        53,733
   July 1, 2025                  7,441                         27,039                        62,641
   July 1, 2030                  8,931                         32,598                        70,319
   July 1, 2035                  11,486                        38,602                        74,774
   July 1, 2040                  14,284                        43,274                        77,177
   July 1, 2045                  17,220                        45,268                        79,142
   July 1, 2050                  19,352                        45,984                        81,999

         Source:  U.S. Census Bureau


         Seniors 75 and over are projected to be one of the most rapidly growing elderly age groups. Between now and 2030, this group is expected to grow 182%. During the same period of time, the entire population of the United States is expected to grow 47%. In addition to the growth in the number of elderly people, life expectancies are increasing. According to the Administration on Aging 2002 Profile of Older Americans, individuals reaching age 65 in 2000 had an average life expectancy of an additional 17.9 years.

                                      Life Expectancy Trends
                                       at Age 65 (in years)

   Year           Male          Female                    Year           Male         Female
------------      --------      ---------               ----------      -------       ---------
1965               12.9           16.3                  1997*            15.6           19.2
1980               14.0           18.4                  1998**           15.7           19.2
1985               14.4           18.6                  1999**           15.7           19.3
1990               15.0           19.0                  2000**           15.8           19.3
1991               15.1           19.1                  2005**           16.1           19.4
1992               15.2           19.2                  2010**           16.3           19.5
1993               15.1           19.0                  2015**           16.5           19.7
1994               15.3           19.0                  2020**           16.7           19.9
1995               15.3           19.0                  2025**           16.9           20.1
1996*              15.8           19.1                  2030**           17.1           20.4

            *    preliminary data
            **   estimated
            Source: Social Security Administration Office of Programs: Data from the Office of the Actuary

         Based on information from the Economic and Statistic Administration of the U.S. Department of Commerce, management believes that all of these trends suggest that as more people live to the oldest ages, there may also be more who face chronic, limiting illnesses or conditions. These conditions result in people becoming dependent on others for help in performing the activities of daily living. According to the Administration on Aging, nearly one quarter of all seniors over age 65 have health problems severe enough to limit their ability to perform one or more activities of daily living. The U.S. General Accounting Office anticipates that the number of older people needing assistance with activities of daily living will increase to 14 million by 2020, from 7 million in 1994.


           Percent of Persons Needing Assistance with
                Activities of Daily Living (ADLs)

           Years of Age                        Percentage
        ------------------                   --------------
              65-69                              8.1%

              70-74                              10.5%

              75-79                              16.9%

                85+                              34.9%


Source: U.S. Census Bureau, 1996 data

         According to the Alzheimer's Association, some of those people needing assistance on a daily basis are those coping with Alzheimer's disease. A progressive, degenerative disease of the brain, Alzheimer's disease is the most common form of dementia. Approximately four million Americans will face this disease, including one in ten persons over 65 and nearly half of those over 85. Unless a cure or prevention is found, Alzheimer's disease is projected to impact 14 million seniors by 2050.

         In addition to an aging population, according to 2001 data from the U.S. Census Bureau, a significant segment of the elderly population has the financial resources to afford retirement facilities, with people age 55 to 64 making a mean household income of $63,523 per year. The mean household income for those age 65 and over is more than $40,000 per year. In addition, according to 2001 data from the U.S. Census Bureau, 24% of those age 65 and over have an annual income in excess of $50,000. According to statistics cited from Age
Power: How the 21st Century Will Be Ruled by the New Old, men and women now in their 50s and older control 80% of all the money in U.S. savings-and-loan institutions and represent $66 of every $100 invested in the stock market. Individuals age 50 and over currently earn approximately $2 trillion in annual income, control more than $7 trillion in wealth and own 77% of the financial assets in America.


         America's seniors are also preparing for their future health care needs. They currently purchase more than 90% of long-term care insurance, representing $800 million in premiums, a figure growing 23% each year. American families are also exploring current and future health care needs. An estimated 22 million households are involved in elder care, a number that has tripled over the past decade and is expected to double in the next two decades. According to an April 2000 Newsweek article, more than 62% of today's baby boomers are concerned about care for an aging parent or relative.

         More than 70% of working-age Americans believe a comfortable retirement is a fundamental part of the American dream, according to Age Power: How the 21st Century Will Be Ruled by the New Old. To adequately prepare for future retirement needs, it is estimated that the baby boom generation will need to have saved at least $1 million per household to maintain their standard of living.

         Management believes that other changes and trends in the health care industry will create opportunities for growth of retirement facilities, including (i) the growth of operators serving specific health care niches, (ii) the consolidation of providers and facilities through mergers, integration of physician practices, and elimination of duplicative services, (iii) the pressures to reduce the cost of providing quality health care, (iv) more dual-income and single-parent households leaving fewer family members available for in-home care of aging parents and necessitating more senior care facilities, and (v) an anticipated increase in the number of insurance companies and health care networks offering privately funded long-term care insurance.


         According to the Centers for Medicare & Medicaid Services and the National Health Statistics Group, the health care industry represents 14.3% of the United States' gross domestic product ("GDP") with over $1.6 trillion in annual expenditures. The Health Care Financing Administration expects this figure to rise to over 1.6% of the GDP by 2011, with $2.8 trillion in annual expenditures. According to the Health Care Financing Administration, U.S. health care construction expenditures are estimated to be $23 billion in 2003 and growing. With regard to housing for seniors, there are three major contributors to growth and the attraction of capital, according to the National Investment Conference for the Senior Living and Long Term Care Industries in 1996. They are
(i) demographics, (ii) the limited supply of new product, and (iii) the investment community's increased understanding of the industry. The Company believes the growth in demand and facilities will continue at least 50 years due to the favorable demographics, the increase in public awareness of the industry, the preference of seniors for obtaining care in non-institutional settings and the cost savings realized in a non-institutional environment.

                     Estimate of Resident Demand for Seniors' Housing Categories - Private Pay

                                              Thousands of Residents

   Base               Independent Living             Assisted Living            Skilled Nursing
------------         ---------------------          ------------------         ------------------
   2000                      637                           511                        671
   2010                      751                           592                        773
   2020                      991                           720                        964
   2030                     1,389                         1,004                      1,309

Source: The State of Seniors Housing 2001,  prepared for the National Investment
        Conference for the Senior Living and Long-Term Care Industries, Revised 2001


INVESTMENT OF OFFERING PROCEEDS

         The Company intends to capitalize on the growing real estate needs in the seniors' housing and health care industries primarily by acquiring Properties and leasing them to tenants on a long-term (generally, 10 to 20 years, plus renewal options for an additional 10 to 20 years for operating leases or 35 years in the case of direct financing leases), "triple-net" basis. The Properties that the Company will acquire and lease are expected to include one or more of the following types:


o Seniors' Housing, Which Includes Congregate Living and Assisted Living Facilities. Congregate living communities offer a lifestyle choice, including residential accommodations with access to services, such as housekeeping, transportation, dining and social activities, for those who wish to maintain their lifestyles independently. The fastest growing segment of the seniors' housing industry is assisted living. While skilled nursing facilities focus on more intensive care, assisted living facilities provide housing for seniors that need assistance with activities of daily living, such as grooming, dressing, bathing, and eating. Assisted living facilities provide accommodations with limited health care available when needed but do not have an institutional feel. Certain assisted living facilities are also now specializing in meeting the needs of Alzheimer's and dementia patients prior to the time that their condition warrants a nursing home setting or, in some instances, in competition with what would otherwise be provided in a nursing home setting. According to the U.S. Department of Health and Human Services, at least 15%, and possibly as much as 70%, of the patients in nursing homes could more appropriately be cared for in a less institutional and more cost effective setting. In addition, seniors' housing facilities include continuing care retirement communities and life care communities which provide a full range of long-term care services in one location, such as congregate living, assisted living and skilled nursing facilities and home health care.

o Medical Office Buildings. Medical office buildings, including doctors' offices, special purpose facilities, such as diagnostic, cancer treatment and outpatient centers, and walk-in clinics also provide investment opportunities as more small physician practices consolidate to save on the increasing costs of private practice and single purpose medical facilities become more common.

o Skilled Nursing Facilities. Skilled nursing facilities provide extensive skilled nursing, post-acute care and other long-term care services to patients that may require full time medical care, medication monitoring, ventilation and intravenous therapies, sub-acute care, and Alzheimer's/dementia care. Throughout much of the United States, the supply of new skilled nursing facilities can be limited by complex Certificate of Need laws or similar state licensing regulations. As a result, the supply of skilled nursing facilities is growing very slowly. Demand for skilled nursing facilities is coming from a rapidly growing population over 75 years of age, and the discharge of patients from hospitals to skilled nursing units for extended care benefits. Some states have eliminated Certificate of Need laws allowing the market to address the issue of supply and demand. If trends such as this continue, it is probable that new skilled nursing facilities will be constructed to meet the demand, thereby providing potential development and investment opportunities for the Company.

                                      Continuum of long-term care facilities*

  Retirement/Congregate
          Living                    Assisted Living            Skilled Nursing Facility         Acute Care Hospitals
---------------------------    ---------------------------     --------------------------    ---------------------------
Informal concierge,            24-hour supervision,            24-hour medical care and      Short-term acute medical
emergency call system,         personal assistance as          protective oversight,         care
housekeeping &                 needed, emergency               medication management,
main-tenance, some group       response system, social         emergency response
activities, food service       activities, housekeeping        system, 3 meals per day,
and transportation             and maintenance, 3 meals        assistance with ADLs
                               per day, transportation,
                               assistance with
                               medication and shopping

* Interspersed throughout the continuum are visits to physicians offices, physical therapy, occupational therapy, and other short-term necessary health care services.


         Legg Mason Wood Walker, Inc. in its industry analysis, Health Facility REITs Substantial Growth Ahead (December 15, 1997), estimated the value of health care facilities in the United States to be $584 billion. Management believes, based on historical costs of property owned by publicly traded health care REITs, only a small portion of facilities in the United States are owned by REITs. Management believes that this fact, coupled with the industry trends previously discussed, provides a significant investment opportunity for the Company. Demographic trends may vary depending on the properties and regions selected for investment. The success of the future operations of the Company's Properties will depend largely on each tenant and Operator's ability to adapt to dominant trends in the industry in each specific region, including, among others, greater competitive pressures, increased consolidation and changing demographics. There can be no assurance that the tenants or Operators of the Company's Properties will be able to adapt to such trends.

         Management intends to structure the Company's leases to require the tenant to pay base annual rent with (i) automatic fixed increases in the base rent or (ii) increases in the base rent based on increases in consumer price indices over the term of the lease. In an effort to provide regular cash flow to the Company, the Company intends generally to structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross revenues at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in this industry segment through careful selection and screening of its tenants (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Operators and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business -- Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting tenants and Operators and particular Properties for investment.


         Management expects to acquire Properties in part with a view to diversification among facility type and in the geographic location of the Properties. There are no restrictions on the types of Properties in which the Company may invest. In addition, there are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. The Properties owned by the Company as of February 28, 2003, were located in 17 states and it is anticipated that additional Properties acquired by the Company in the future will be located in various geographic areas. Although the Properties are located in 17 states, 13.2% of the Properties are located in Florida and 10.5% are located in California. In addition, the majority of the Company's Properties are either assisted living facilities or assisted living facilities with units for residents with Alzheimer's and related memory disorders.


         The Company may also provide Mortgage Loans to Operators, or their affiliates, to enable them to acquire the land, land and buildings or buildings. The Mortgage Loans will be secured by property owned by the borrower. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

         To a lesser extent, the Company may also offer Secured Equipment Leases to Operators. The Secured Equipment Leases will consist primarily of leases of, and loans for the purchase of, Equipment. As of the date of this Prospectus, the Company has neither identified any prospective Operators that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have terms that equal or exceed the useful life of the subject Equipment (although such terms will not exceed 7 years), (ii) in the case of the leases, include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) in the case of the leases, provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.


         The Company has borrowed and will continue to borrow money to acquire Properties, Mortgage Loans and Secured Equipment Leases (collectively, the "Assets") and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company has obtained a line of credit and may obtain lines of credit aggregating up to $125,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company has also obtained Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 40% of the Company's total assets. In any event, the Company's total borrowings will be limited to 300% of Net Assets. The Permanent Financing may be used to acquire Assets and pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee to the Advisor. The Company had previously obtained a revolving line of credit for up to $25,000,000. On March 17, 2003, the Company replaced the $25,000,000 line of credit with a new two-year, $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. As of February 28, 2003, no amounts were outstanding on the line of credit. The Company had obtained Permanent Financing totalling approximately $45,600,000 to finance the acquisition of various Properties. See "Business -- Borrowing" for a description of the revolving line of credit and Permanent Financing the Company had obtained as of February 28, 2003.

         As of February 28, 2003, the Company had acquired, directly or indirectly, 38 retirement Properties and had initial commitments to acquire 14 additional Properties. As of February 28, 2003, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan or Secured Equipment Lease.


         The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, (iii) a satisfactory site inspection has been completed and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.


         Based generally on the amount invested or committed for investment in the 52 Properties that the Company had either acquired or committed to acquire as of February 28, 2003 and current market conditions, the Company and the Advisor have estimated an average investment of $5,000,000 to $15,000,000 per Property. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. In addition, the Board of Directors may determine to engage in future offerings of common stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Properties. See "Business -- Borrowing." Management estimates that 10% to 15% of the Company's investment will be for the cost of land, 80% to 85% for the cost of building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Business -- Joint Venture Arrangements" below and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of

Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.


         Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Line of Credit or Permanent Financing in an amount not to exceed 10% of total assets. Management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

PROPERTY ACQUISITIONS


         Brighton Gardens by Marriott located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, previously entered into a long-term lease agreement with a subsidiary of Marriott International, Inc. relating to this Property. On December 20, 2002, the lease was terminated and the Company simultaneously entered into a new long-term lease agreement with Eight Pack Management Corp. under substantially the same terms as the previous lease. This transaction was consummated in conjunction with the Company's purchase of the Marriott Portfolio Two Properties, as defined below.
The  general  terms  of the  lease  agreement  are  described  in  "Business  --
Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on December 20, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum annual rent of $1,419,512 for the first lease year with increases of 3% each lease year thereafter.

o In addition to minimum annual rent, the lease requires additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Property and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals $13,512,473. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.


o A security deposit equal to $553,956 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.


o Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent and percentage rent under the lease. The guarantee is limited to $2,769,780 and terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. As of February 28, 2003, Marriott International, Inc. had funded $1,773,599 of the guarantee to pay minimum rent due under the lease, leaving a balance of $996,181 to apply to future rent payments as necessary prior to the end of the fifth lease year. According to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period.


o The Orland Park Property is operated by Marriott Senior Living Services, Inc. In accordance with an operating agreement between the tenant and Marriott Senior Living Services, Inc., Marriott Senior Living Services, Inc. is entitled to receive base management fees based on predetermined percentages of gross revenues as well as incentive management fees based on net operating profits throughout the term of the lease.

         The federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.6 million.

         The Orland Park Property, which opened in October 1999, is a Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 65 assisted living units and 37 units for residents with Alzheimer's and related memory disorders. The Operator is an affiliate of the tenant and provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                     Orland Park Property
                   ---------------------------------------------------------

                      Average            Revenue               Revenue
                     Occupancy         per Occupied         per Available
     Year              Rate                Unit                 Unit
---------------    --------------     ---------------      ----------------
         *1999        23.30%                 $118.11          $  33.08
          2000        52.50%                  114.30             66.85
          2001        77.50%                  134.01            103.85

        **2002        81.80%                  120.83             98.79
       ***2003        91.50%                  121.86            111.53

     * Data for 1999 represents the period October 11, 1999 through December 31, 1999.

    ** Data for 2002 represents the period December 29, 2001 through
       January 3, 2003.

   *** Data for 2003 represents the period January 4, 2003 through
       January 31, 2003.


         The Property, which opened in October 1999, has not yet reached stabilization; therefore, the results presented above may not be indicative of its long-term operating potential.

         Eight Pack Management Corp., the tenant of the Orland Park Property and six of the Marriott Portfolio Two Properties, HRA Management Corporation, the tenant of the Marriott Portfolio One Properties, and Eleven Pack Management Corp., the tenant of the remaining six Marriott Portfolio Two Properties, are thinly capitalized, newly formed affiliated corporations. The principals of such corporations are Timothy S. Smick and Daniel Simmons. Mr. Smick served as a director of the Company until February 13, 2002 and Mr. Simmons was an officer of the Company until early 2000.

         Broadway Plaza at Pecan Park located in Arlington, Texas. On November 9, 2001, the Company acquired the Broadway Plaza at Pecan Park assisted living Property located in Arlington, Texas (the "Arlington Property") for $10,578,750 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a subsidiary of American Retirement Corporation relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on November 30, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,084,322 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Arlington Baseline Gross Revenues." The Arlington Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for four consecutive quarters. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $423,150 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

o In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $545,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.


o The lease for this Property contains cross-default terms with respect to the leases for the Boca Raton, Oak Park, Coconut Creek, Greenwood Village and Nashville Properties described below, meaning that if the tenant of any of these Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to any of these Properties regardless of whether the tenant of any such Property is under default under its lease.


o The Company and the tenant of the Property have also entered into an agreement, whereby, the Property may be divided into two parcels of land, the developed land that includes the building and surrounding grounds (approximately 4.4 acres) and an adjacent parcel of undeveloped land (approximately 2.8 acres). The tenant of the Property has the option to purchase the undeveloped parcel of land for $1. The purchase option expires in 2011 and the Company may buy out the purchase option at any time prior to its expiration for $600,000, the fair market value of the undeveloped land at acquisition. Development of the land is subject to certain limitations imposed by the Company. At December 31, 2002, the Company had assigned no value to the undeveloped parcel of land. In the event that the Company buys out the tenant's option, the option payment and closing costs will be recorded at that time.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Arlington Earnout Amount") if certain earnout provisions are achieved by October 31, 2004. The Arlington Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding October 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) multiplied by 8.52, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Arlington Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion for the Arlington Property is approximately $9.8 million.

         The Arlington Property, which opened in August 2000, includes 80 assisted living units and 15 units for residents with Alzheimer's and related memory disorders. The tenant is the Operator and provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Built in a park-like setting, the facility's amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is located in a suburb between Dallas and Fort Worth, Texas. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Arlington Property has grown by more than 43% and is expected to grow by 34% between 2000 and 2005. Currently, more than 138,000 seniors live in the Arlington area and, of those 65 and older, approximately 20% are no longer able to manage activities of daily living. Of area seniors 75 and older, close to one third experience limitations with self care. The Property is less than six miles from three hospitals and is within two miles of two shopping districts. Other senior living facilities located in proximity to the Arlington Property include Alterra Clare Bridge of Arlington, Arlington Villa Retirement Community, Edengardens - Bedford and Hearthstone at Arlington. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                                          Arlington Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                       Year                 Rate                 Unit                Unit*
               -------------------     ----------------    -----------------    -----------------
                        **2000               8.20%              $105.25             $15.14
                          2001              51.80%                93.66              48.61

                          2002              74.64%                88.80              66.28
                       ***2003              77.32%                93.33              72.16

     * The second assisted living building (40 units) did not open for residents until April 27, 2001.

    ** Data for 2000 represents the period August 15, 2000 through December
        31, 2000.

   *** Data for 2003 represents the period January 1, 2003 through January
        31, 2003.

         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in August 2000.

         Homewood Residence of Boca Raton located in Boca Raton, Florida. On November 9, 2001, the Company acquired the Homewood Residence of Boca Raton assisted living Property located in Boca Raton, Florida (the "Boca Raton Property") for $9,672,000 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a wholly owned subsidiary of American Retirement Corporation relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on November 30, 2016.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $991,380 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Boca Raton Baseline Gross Revenues." The Boca Raton Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for four consecutive quarters. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $386,880 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

o In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $210,000 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending March 31, 2002, or (ii) June 30, 2003. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.


o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Oak Park, Coconut Creek, Greenwood Village and Nashville Properties. See "Business-- Property Acquisitions-- Broadway Plaza at Pecan Park located in Arlington, Texas" above. In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Boca Raton Earnout Amount") if certain earnout provisions are achieved by August 31, 2004. The Boca Raton Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding August 31, 2004, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93%
         occupancy rate) multiplied by 8.52, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Boca Raton Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.


         The federal income tax basis of the depreciable portion for the Boca Raton Property is approximately $9 million.

         The Boca Raton Property, which opened in October 2000, includes 59 assisted living units and 13 units for residents with Alzheimer's and related memory disorders. The tenant is the Operator and provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a library and professionally maintained gardens. The Property is located approximately 20 miles north of Fort Lauderdale, Florida. Between 1990 and 2000, the number of seniors 55 and older in the ten-mile area surrounding the Boca Raton Property has grown nearly 22% and is expected to grow by 20% between 2000 and 2005. More than 205,000 seniors reside in the Boca Raton area and, of those 75 and older, approximately 23% are no longer able to manage activities of daily living. The Property is within eight miles of two hospitals and is less than seven miles from shopping areas. Other senior living facilities located in proximity to the Boca Raton Property include Avante Terrace, Brighton Gardens of Boca Raton, Elysium of Boca Raton, Inn at Casa Del Mar and The Sunrise Atrium of Boca Raton.

The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                                          Boca Raton Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------
                       *2000               23.80%              $ 93.80              $28.62
                        2001               47.70%                86.86               41.14

                        2002               84.16%                92.81               78.11
                      **2003               89.87%               104.35               93.78

     * Data for 2000 represents the period October 1, 2000 through December 31, 2000.
    **   Data for 2003 represents the period January 1, 2003 through January
          31, 2003.



         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in October 2000.

         Holley Court Terrace located in Oak Park, Illinois. On February 11, 2002, the Company acquired the Holley Court Terrace independent living Property located in Oak Park, Illinois (the "Oak Park Property") for $18,469,275 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a subsidiary of American Retirement Corporation relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,846,928 for the first lease year with increases of 1% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Oak Park Baseline Gross Revenues." The Oak Park Baseline Gross Revenues will equal gross revenues earned during the second 12 months of the lease. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $460,950 has been retained by the Company as security for the tenant's obligations under the lease. An additional deposit equal to $277,821, representing funds on deposit with the lender, was assigned to the Company.

o American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Coconut Creek, Greenwood Village and Nashville Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         The federal income tax basis of the depreciable portion of the Oak Park Property is approximately $17.2 million.

         On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Property. The loan bears interest at a variable rate ranging from 6.28% to 8.00% per annum and requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200.

         The Oak Park Property, which opened in May 1992, is operated by the tenant and includes 161 independent living units and 17 assisted living units. Amenities include a common activities room and dining room, a library, an exercise room, a recreation room and a beauty/barber shop. The Property is located in a suburb west of Chicago and is less than five miles from four hospitals and near shopping districts. The number of seniors in the ten-mile area surrounding the Oak Park Property is expected to grow by 17% between 2001 and 2006. Other senior living facilities located in proximity to the Oak Park Property include Bethlehem Woods, The British Home, Gardenhouse of Maywood and Plymouth Place. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the most recent five year period the independent living facility has been operational are as follows:

                                                           Oak Park Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------
                       1997                91.60%               $77.76               $74.29
                       1998                96.30%                84.66                81.53
                       1999                97.60%                80.19                78.24
                       2000                98.90%                84.51                83.61
                       2001                98.80%                80.01                79.04

                       2002                96.67%                82.02                78.55
                      *2003                94.65%                84.16                76.05

     * Data for 2003 represents the period January 1, 2003 through January 31, 2003.



         Homewood Residence of Coconut Creek located in Coconut Creek, Florida. On February 11, 2002, the Company acquired the Homewood Residence of Coconut

Creek assisted living Property located in Coconut Creek, Florida (the "Coconut Creek Property") for $9,687,563 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a subsidiary of American Retirement Corporation relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on February 11, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $968,756 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Coconut Creek Baseline Gross Revenues." The Coconut Creek Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the 36th month of the lease. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $387,503 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

o In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $262,500 at closing. The balance in the reserve is subject to quarterly changes based on proforma budgets for the following four fiscal quarters. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending June 30, 2002, or (ii) February 29, 2004. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park, Greenwood Village and Nashville Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Coconut Creek Earnout Amount") if certain earnout provisions are achieved by March 31, 2005. The Coconut Creek Earnout Amount is equal to the lesser of: (i) the adjusted net operating income of the Property (over the 12 months preceding March 31, 2005, adjusted, if necessary, to reflect net operating income that would be derived from the Property at a 93% occupancy rate) divided by 8.57, less the Company's initial investment in the Property (meaning the acquisition and transactional costs incurred by the Company in purchasing the Property and subsequent amounts incurred by the Company with respect to the Property); (ii) 20% of the Company's investment in the Property; or (iii) 94% of the fair market value of the Property, less the Company's investment in the Property. At such time that the Coconut Creek Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount payable.

         The federal income tax basis of the depreciable portion of the Coconut Creek Property is approximately $8.5 million.

         The Coconut Creek Property, which opened in February 2000, includes 80 assisted living units and 14 units for residents with Alzheimer's and related memory disorders. The tenant is the Operator and provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a library, a beauty/barber shop, an emergency call system and professionally maintained grounds. The Property is located approximately 14 miles north of Fort Lauderdale, Florida. The Property is within three miles of two hospitals and is near shopping areas and a park. The number of seniors in the ten-mile area surrounding the Coconut Creek Property is expected to grow by 16% between 2001 and 2006. In addition to the Company's Homewood Residence of Boca Raton, other senior living facilities located in proximity to the Coconut Creek Property include Brighton Gardens of Boca Raton, Chancellor Park of Deer Creek, Concorde Retirement Community, The Forum at Deer Creek, Park Regency, The Renaissance and Seasons. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:


                                                        Coconut Creek Property
                                       ----------------------------------------------------------
                                           Average           Revenue per            Revenue
                                          Occupancy            Occupied          per Available
                      Year                  Rate                 Unit                 Unit
               -------------------     ----------------    -----------------    -----------------
                       *2000               28.20%               $79.87               $22.52
                        2001               71.30%                77.11                53.93

                        2002               65.31%                90.82                59.37
                      **2003               65.96%                88.10                58.12

     * Data for 2000 represents the period February 14, 2000 through December 31, 2000.
    ** Data for 2003 represents the period January 1, 2003 through
        January 31, 2003.



         The Company believes that the results achieved by the Property, as shown in the table above, are not indicative of its long-term operating potential as the Property opened in February 2000.

         Heritage Club at Greenwood Village located in Greenwood Village, Colorado. On March 22, 2002, the Company acquired the Heritage Club at Greenwood Village assisted living/skilled nursing Property located in Greenwood Village, Colorado (the "Greenwood Village Property") for $17,865,375 from American Retirement Corporation. The Company, as lessor, has entered into a long-term lease agreement with a wholly owned subsidiary of American Retirement Corporation relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on March 31, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $1,786,537.50 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Greenwood Village Baseline Gross Revenues." The Greenwood Village Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the 36th month of the lease. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $714,615 has been retained by the Company as security for the tenant's obligations under the lease.

o American Retirement Corporation has guaranteed all of the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease. See "Risk Factors - Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

o In addition to the guarantee, American Retirement Corporation is required to maintain a "Tenant Reserve" which was established at $197,817 at closing. The reserve will terminate the later of (i) when "Minimum Rent Coverage" of 1.1 is achieved for four consecutive fiscal quarters, commencing with the quarter ending June 30, 2002, or (ii) March 21, 2004. Minimum Rent Coverage equals the total cash available for lease payments during each successive period of four consecutive fiscal quarters divided by the total minimum rent paid during such period.


o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park, Coconut Creek and Nashville Properties. See "Business -- Property Acquisitions -- Broadway Plaza at Pecan Park located in Arlington, Texas" above.


         In connection with the acquisition of this Property, the Company may be required to make additional payments (the "Greenwood Village Initial Earnout Amount" and the "Greenwood Village Final Earnout Amount") if certain earnout provisions are achieved. The Greenwood Village Initial Earnout Amount was funded on August 20, 2002, in the amount of $1,775,000 based on the Greenwood Village Property performing at a level sufficient to satisfy the requirements under the terms of the earnout agreement. In accordance with the Greenwood Village Initial Earnout Amount funding, the lease was amended to increase the annual minimum rent for the amount paid. The Greenwood Village Final Earnout Amount will be the lesser of: (i) the lesser of a) the actual net operating income for the Property for the 12 month period ending April 1, 2005, after a charge of 5% for a management fee, or b) that same amount as calculated as if the average occupancy for that period had been 93% multiplied by 8.567, less the Company's original investment and the Greenwood Village Initial Earnout Amount; (ii) $23,580,000 less the Company's original investment and the Greenwood Village Initial Earnout Amount or (iii) 94% of the fair market value of the Property, less the sum of the Company's investment and the Greenwood Village Initial Earnout Amount. At such time that the Greenwood Village Final Earnout Amount becomes payable, the lease will be amended to increase the annual minimum rent for any such amount paid.

         The federal income tax basis of the depreciable portion of the Greenwood Village Property is approximately $17 million.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, reset monthly, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan commitment fees of $191,000 with an additional fee of $19,000 due upon funding of the additional advance.

         The Greenwood Village Property, which opened in November 1999, includes 75 assisted living units, 13 units for residents with Alzheimer's and related memory disorders, and 90 skilled nursing units. The tenant is the Operator and provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a library, a beauty/barber shop and professionally maintained grounds. The Property is located in a suburb southeast of Denver and is less than ten miles from two hospitals and is near shopping and dining areas. The number of seniors in the ten-mile area surrounding the Greenwood Village Property is expected to grow by 29% between 2001 and 2006. Other senior living facilities located in proximity to the Greenwood Village Property include Marriott, Mariner and Sunrise. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living/skilled nursing facility has been operational are as follows:

                                    Greenwood Village Property
                  ---------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------
       *1999         27.50%             $  82.41             $  18.54
        2000         50.10%               111.08                55.60
        2001         86.50%               143.75               124.30

        2002         92.39%               167.07               154.35
      **2003         95.16%               173.44               165.05

     * Data for 1999 represents the period November 1, 1999 through December 31, 1999.
    ** Data for 2003 represents the period January 1, 2003 through January
    31, 2003.


         Marriott Portfolio One Properties. On May 16, 2002, the Company, through a joint venture in which it owned a 76.75% equity interest acquired the Brighton Gardens of Camarillo located in Camarillo, California (the "Camarillo Property") for $18,694,698 from Marriott Senior Living Services, Inc.; the Brighton Gardens of Towson located in Towson, Maryland (the "Towson Property") for $14,452,319 from VSC, Inc.; the Marriott MapleRidge of Dartmouth located in Dartmouth, Massachusetts (the "Dartmouth Property") for $9,488,304 from MSLS - MapleRidge, Inc.; and the Marriott MapleRidge of Laguna Creek located in Elk Grove, California (the "Elk Grove Property") for $8,054,110 from MSLS -
MapleRidge, Inc. In addition, on May 17, 2002, the joint venture acquired the Marriott MapleRidge of Clayton located in Clayton, Ohio (the "Clayton Property") for $8,110,569 from MSLS - MapleRidge, Inc. The Camarillo, Towson, Dartmouth, Elk Grove and Clayton Properties are hereinafter referred to as the "Marriott Portfolio One Properties." The purchase price for the Marriott Portfolio One Properties was determined based on a capitalization of estimated rental income, was negotiated on an arms length basis and was supported by an independent appraisal. A description of the Company's methodology for determining cash flow estimates available to make rental payments to the joint venture can be found in the discussion of the historical financial statements below. The joint venture borrowed approximately $23.5 million of the aggregate purchase price of the Marriott Portfolio One Properties with a commercial paper backed loan. The sellers of the Marriott Portfolio One Properties are affiliates of Marriott International, Inc. Marriott Senior Living Services, Inc., a wholly owned subsidiary of Marriott International, Inc., owned the minority interest in the joint venture and is the Operator of the Marriott Portfolio One Properties. On December 20, 2002, the Company purchased Marriott Senior Living Services, Inc.'s 23.25% minority interest for $8,500,000.

         The Company, as lessor, leased the Marriott Portfolio One Properties on a triple-net basis, pursuant to five separate, long-term lease agreements with HRA Management Corporation. HRA Management Corporation is described in further detail in "Business -- Property Acquisitions -- Brighton Gardens by Marriott located in Orland Park, Illinois," above. Because of these lease agreements, the Company is not receiving its return by investing in the operations of the Marriott Portfolio One Properties, but will instead receive payments of rent in its role as lessor of the Marriott Portfolio One Properties. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the leases are as follows:


o        The initial term of each lease expires in May 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.


o Minimum annual rent for the first through fifth lease years is adjustable based upon the cost of debt and a minimum return to the Company. Minimum annual rent is expected to range from $5,489,589 to $6,312,789 per year during the first five years of the lease term. Minimum rent consists of a fixed return on the cash investment in each Property and a floating amount that varies according to the interest rate on related debt. The leases do not provide for any fixed annual rent escalations during the initial term.

o In addition to minimum rent, the leases require percentage rent equal to 10% of gross revenues in excess of the "Baseline Gross Revenues," payable commencing in the sixth lease year. The Baseline Gross Revenues will equal total revenues for the fifth lease year.

o The tenant of the five Marriott Portfolio One Properties has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Marriott Portfolio One Properties. Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first lease year; 2% of gross receipts for the second through fifth lease years; 3% of gross receipts for the sixth through 17th lease years; and 3.5% of gross receipts every lease year thereafter.

o        Marriott International,  Inc. and Marriott Senior Living Services, Inc.
         had, with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligations under the leases. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Marriott Portfolio Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. As of February 28, 2003, the amount available under the guarantee is approximately $4,700,000. Net operating income from all of the Marriott Portfolio One Properties is pooled in determining whether the Marriott Portfolio One Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. In order to determine the amount of the guarantee that would be needed to fund minimum rent, the Company developed estimates of cash flow available to the tenant to pay minimum rent, as described below under the discussion relating to the historical financial statements. As a result of this analysis, the Company estimates that the guarantee will be used to fund approximately $1,189,000, $1,065,000, $924,000,
         $903,000 and $1,174,000, respectively, of the minimum base rent due during the first five years of the lease term. The balance of the guarantee will be paid into a reserve to be used, if necessary, in future periods. Thus, according to the Company's estimates, the guarantee will last for the full five year term and will be sufficient to allow the Company to receive the minimum rent during this period. For this reason, and based on its estimate of when occupancy stabilization would be reached, the Company agreed to accept a five year limited guarantee. However, the Company's estimates are based on assumptions and there can be no assurances as to what actual amounts will need to be paid under the guarantee.

o In addition, the leases for the Marriott Portfolio One Properties contain cross-default terms, meaning that if the tenant of the Marriott Portfolio One Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to all of the Marriott Portfolio One Properties, regardless of whether the tenant of any such Property is in default under its lease.

         The approximate federal income tax basis of the depreciable portion of the five Marriott Portfolio One Properties is as follows:

                   Camarillo Property                $17,300,000
                   Towson Property                    14,600,000
                   Clayton Property                    7,800,000
                   Dartmouth Property                  9,200,000
                   Elk Grove Property                  7,700,000

         Prior to December 20, 2002, at which time the Company purchased the minority interest in the joint venture from Marriott Senior Living Services, Inc., both the Company and Marriott Senior Living Services, Inc. shared in the costs and benefits of the joint venture in proportion to their percentage equity interest. In addition, pursuant to the terms of the operating agreements between the tenant and Marriott Senior Living Services, Inc., as compensation for providing services, Marriott Senior Living Services, Inc. receives the following fees from the pool of operating profits in the following order of priority: (i) a base management fee equal to 6% of gross revenues, to be paid prior to payment of minimum rent to the Company; (ii) incentive fees equal to $6,077,098 plus a 10% return thereon; and (iii) incentive fees equal to 20% to 50% of the remaining operating profit. Remaining operating profit is calculated after payment of the foregoing amounts, and the payment of (a) an administration fee equal to .83% of gross revenues (which is paid to the tenant after payment of the base management fee to Marriott Senior Living Services, Inc. and the minimum rent to the Company) and (b) any percentage rent which is paid to the Company after Marriott Senior Living Services, Inc. receives its incentive fees under
(ii) above. The remaining operating profit, if any, is shared between the tenant and Marriott Senior Living Services, Inc.


         The Camarillo Property, which opened in June 2000, includes 90 assisted living units, 24 units for residents with Alzheimer's and related memory disorders, and 28 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders as well as medical monitoring. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a TV parlor and a family visitation room. The Property is located in a suburb of Los Angeles and is within ten miles of two hospitals and is adjacent to shopping areas. The number of seniors in the ten-mile area surrounding the Camarillo Property is expected to grow by 19.5% between 2001 and 2006. Other senior living facilities located in proximity to the Camarillo Property include Aegis Assisted Living, Almavia of Camarillo, Camarillo Convalescent Hospital, Hillcrest Inn, Villa Los Posas and Wilshire Retirement Center.

         The Towson Property, which opened in June 2000, includes 66 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing, medication reminders, health and wellness assessments, emergency call response and scheduled transportation. Amenities include a common activities room and dining room, a private dining area, a beauty/barber shop, a family visitation room, a wellness center and a laundry room. The Property is located in a suburb of Baltimore and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Towson Property is expected to grow by 12.4% between 2001 and 2006. Other senior living facilities located in proximity to the Towson Property include Arden Courts, Catered Living of Cockville, HeartHomes at Lutherville, Morningside House of Satyr Hill and Sunrise Assisted Living of Towson.

         The Clayton Property, which opened in March 2000, includes 42 assisted living units and 42 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located northwest of downtown Dayton and is within ten miles of four hospitals, a mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Clayton Property is expected to grow by 14.9% between 2001 and 2006. Other senior living facilities located in proximity to the Clayton Property include Alterra Sterling House of Englewood, The Gables Assisted Living, Hearth & Home Assisted Living and Sunrise of Englewood.

         The Dartmouth Property, which opened in November 1999, includes 58 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located 30 miles east of Providence, Rhode Island and 60 miles south of Boston, Massachusetts, and is within two miles of two hospitals and is near the Dartmouth Mall and other shopping areas. The number of seniors in the ten-mile area surrounding the Dartmouth Property is expected to grow by 13.8% between 2001 and 2006. Other senior living facilities located in proximity to the Dartmouth Property include Alden Place, Heritage at Dartmouth and The Inn at Clifton.

         The Elk Grove Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room and dining room, a recreation center and a wellness center. The Property is located in a suburb of Sacramento and is within four miles of three hospitals and is adjacent to shopping and dining areas. The number of seniors in the ten-mile area surrounding the Elk Grove Property is expected to grow by 20.3% between 2001 and 2006. Other senior living facilities located in proximity to the Elk Grove Property include Aegis of Carmichael, The Grand Court Sacramento, Primrose Sacramento and Regency Place.

         The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:



                                                         Average          Cash From         Revenue          Revenue
                                                        Occupancy        Operations*      per Occupied    per Available
      Property            Location          Year           Rate        (in thousands)         Unit            Unit
 --------------------  ----------------  ------------  -------------   ----------------  ---------------  --------------
 Camarillo Property    Camarillo, CA         ***2000       48.90%             $(304 )        $121.53          $49.97
                                                2001       82.20%             1,030           128.55          105.71
                                            ****2002       79.04%             1,509           136.42          110.14
                                           *****2003       78.80%               130           139.54          111.72

 Towson Property       Towson, MD            ***2000       44.60%             $(310 )        $141.83          $63.20
                                                2001       70.70%               460           131.67           93.15
                                            ****2002       79.54%             1,173           133.63          108.06
                                           *****2003       90.30%               129           144.66          130.64

 Clayton Property      Clayton, OH           ***2000       31.50%             $(558 )        $107.00          $33.68
                                                2001       61.10%              (159 )          98.06           59.96
                                            ****2002       62.25%              (145 )         107.13           67.72
                                           *****2003      53.60%                (25 )         113.85           60.99

 Dartmouth Property    Dartmouth, MA          **1999       11.20%             $(149 )        $180.68          $20.28
                                             ***2000       50.70%              (113 )         110.36           55.90
                                                2001       82.30%               688           115.55           95.13
                                            ****2002       71.86%               475           122.62           89.86
                                           *****2003      64.50%                 10           121.34           78.26

 Elk Grove Property    Elk Grove, CA          **1999       12.10%             $(295 )        $136.22          $16.46
                                             ***2000       47.40%              (351 )          97.30           46.16
                                                2001       72.40%               211            99.72           72.24
                                            ****2002       95.41%               706           101.72           98.62
                                           *****2003      111.90%                81           101.67          113.78


* Based on information provided by Marriott International, Inc. from its departmental operating statements which presented a modified EBITDA (rather than net income or loss) based on its own internal expense allocation system for certain items.

** Data for the Dartmouth Property represents the period November 15, 1999 through December 31, 1999 and data for the Elk Grove Property represents the period September 22, 1999 through December 31, 1999.

*** Data for the Camarillo Property represents the period June 12, 2000 through December 29, 2000, data for the Towson Property represents the period June 1, 2000 through December 29, 2000 and data for the Clayton Property represents the period March 7, 2000 through December 29, 2000.


****     Data for 2002 represents the period December 29, 2001 through January
          3, 2003.

*****    Data for 2003 represents the period January 4, 2003 through January
          31, 2003.


         Historical financial statements for the Marriott Portfolio One Properties have not been presented because the Company does not believe that they are meaningful or relevant. As indicated above, the Marriott Portfolio One Properties were recently opened and the majority of them are still in the process of achieving stable occupancy rates. The Company estimated that the Marriott Portfolio One Properties would not be able to generate minimum rent until the Marriott Portfolio One Properties stabilized at approximately 91% occupancy. The Company also does not believe that the historical financial statements are relevant to predicting future operating results because of the internal expenses incurred by the seller and the difference in the future operating structure from that which was in place when the seller owned the Marriott Portfolio One Properties. Consequently their historical operating results are not considered by the Company to be indicative of the tenant's ability to generate the funds necessary to meet its obligations under the leases with the Company in the future. The Company's decision to make an investment in the Marriott Portfolio One Properties was not based on their historical operating performance. The Company's investment decision was based on estimates of future cash flows available for rental payments from the tenant that the Company developed, based on rent rolls and an analysis of the surrounding real estate market, including certain demographic information and industry standards to predict operating costs. The Company's estimates assumed achievement of certain occupancy levels based on this information and were prepared using cost factors that are consistent with the terms of the operating agreements that will be in place under the Marriott Portfolio One Properties' new ownership structure. The Company believes that the methodology and underlying assumptions used were reasonable and appropriate.

         In  connection  with  the  purchase  of  the  Marriott   Portfolio  One
Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Marriott Portfolio One Properties with an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102 percent of the outstanding loan balance. In conjunction with this transaction, the Company engaged Century Capital Markets LLC to act as its structuring agent (the "Structuring Agent"). As of February 28, 2003, the Company had paid the Structuring Agent approximately $644,900 in structuring fees and interest. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

         Prime Care Portfolio Properties. On September 30, 2002, the Company acquired the Brighton Gardens of Buckhead located in Atlanta, Georgia (the

"Atlanta-Buckhead Property") for $7,654,546 from Prime Care Two, LLC; Brighton Gardens of Brentwood located in Brentwood, Tennessee (the "Brentwood Property") for $6,349,794 from Prime Care Two, LLC; the Brighton Gardens of Charlotte located in Charlotte, North Carolina (the "Charlotte Property") for $3,218,389 from Prime Care One, LLC; the Brighton Gardens of Friendship Heights located in Chevy Chase, Maryland (the "Chevy Chase Property") for $19,310,331 from Prime Care One, LLC; the Brighton Gardens of Middletown located in Middletown, New Jersey (the "Middletown Property") for $11,481,818 from Prime Care Two, LLC; the Brighton Gardens of Mountainside located in Mountainside, New Jersey (the "Mountainside Property") for $12,438,636 from Prime Care One, LLC; the Brighton Gardens of Naples located in Naples, Florida (the "Naples Property") for $8,002,479 from Prime Care Two, LLC; the Brighton Gardens of Raleigh located in Raleigh, North Carolina (the "Raleigh Property") for $9,655,165 from Prime Care Two, LLC; the Brighton Gardens of Stamford located in Stamford, Connecticut (the "Stamford Property") for $13,569,421 from Prime Care Two, LLC; the Brighton Gardens of Venice located in Venice, Florida (the "Venice Property") for $6,523,760 from Prime Care One, LLC; and the Brighton Gardens of Winston-Salem located in Winston-Salem, North Carolina (the "Winston-Salem Property") for $7,045,661 from Prime Care Two, LLC. The Atlanta-Buckhead, Brentwood, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties are hereinafter referred to as the "Prime Care Portfolio Properties." These 11 Properties are operated and managed by Marriott Senior Living Services, Inc.

         The Company, as lessor, has entered into a long-term, triple-net lease agreement with Prime Care One, LLC and Prime Care Two, LLC relating to these 11 Properties. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o The lease expires on September 30, 2037.

o The minimum amount of annual rent as set forth in the leases is as follows:

                                                  Minimum
                    Property                    Annual Rent
         --------------------------------     -----------------
         Atlanta-Buckhead Property             $   837,862
         Brentwood Property                        695,044
         Charlotte Property                        352,283
         Chevy Chase Property                    2,166,197
         Middletown Property                     1,361,793
         Mountainside Property                   1,466,525
         Naples Property                           613,446
         Raleigh Property                        1,056,848
         Stamford Property                       1,485,300
         Venice Property                           714,087
         Winston-Salem Property                    771,214

o Minimum annual rent will increase by 2.5% beginning January 1, 2004 and each lease year thereafter until the end of the 29th lease year.

o In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

o Audited financial statements that present the historical operating results of these Properties are included in the Financial Information commencing on page F-1, as Prime Care One, LLC and PC1, LLC, and Prime Care Two, LLC and PC2, LLC, for the years ended December 31, 2002 and 2001, and Prime Care One Portfolio and Prime Care Two, LLC, for the years ended December 31, 2001, 2000 and 1999. Based on the Company's due diligence and underwriting procedures, management anticipates that the net operating income generated from the Properties together with an aggregate $2,000,000 tenant guarantee to fund any operating shortfalls related to the 11 Properties will be sufficient to fund amounts due under the terms and conditions of the direct financing lease.

o The tenants of these 11 Properties have established FF&E Reserve funds which will be used for the replacement and renewal of the furniture, fixtures and equipment relating to the Prime Care Portfolio Properties. Deposits to the FF&E Reserve are made every four weeks as follows: the greater of 2% of gross revenues or $350 per bed per annum through the third lease year; 3% of gross revenues for the fourth through tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to these 11 Properties are the property of the tenants.

o The lease for the 11 Properties contains pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the 11 Properties defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to all 11 Properties, regardless of whether the tenant of any such Property is in default under the lease.

o The lease contains provisions that allow the lessees to elect to purchase the Properties at the end of the term for a predetermined amount. The lease also permits the Company to require the lessees to purchase the Properties at the end of the lease term for the same predetermined amount. This lease is being treated as a financing lease for both financial reporting and tax accounting purposes.

o The tenants of these 11 Properties pay base management fees, which includes an administrative fee, to Marriott Senior Living Services, Inc. for the operation of the 11 Properties as follows: 5% of gross revenues through the 2007 fiscal year, 5.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 6% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 6% of gross revenues and remain at such level for the remainder of the lease term. Marriott Senior Living Services, Inc. is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

         The Atlanta-Buckhead Property, which opened in January 1998, includes 90 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in Buckhead, in northern Atlanta, Georgia. Other senior living facilities located in proximity to the Atlanta-Buckhead Property include Atria of Buckhead and Sunrise of Buckhead.

         The Brentwood Property, which opened in December 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 10 miles south of downtown Nashville, Tennessee. In addition to the Company's Homewood Residence at Brookmont Terrace Property, other senior living facilities located in proximity to the Brentwood Property include Belmont Village, Benton House/Beacon Pointe, Carestone at Brentwood, Morningside of Franklin and Southerland Place.

         The Charlotte Property, which opened in May 1997, includes 90 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Charlotte Property include Alterra Clare Bridge, Carolina House of Charlotte, Elmcroft, The Place at South Park, Sunrise of Eastover and The Village at Carolina Place.

         The Chevy Chase Property, which opened in January 1997, includes 108 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in a northwestern suburb of Washington D.C. Other senior living facilities located in proximity to the Chevy Chase Property include Kensington Park Retirement, Sibley Grand Oaks, Springhouse at Westwood and Summerville at Potomac.

         The Middletown Property, which opened in December 1997, includes 98 assisted living units and 25 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 30 miles southeast of Newark, New Jersey. Other senior living facilities located in proximity to the Middletown Property include Sunrise of Marlboro, The Sycamore and The Willows at Holmdel.

         The Mountainside Property, which opened in January 1997, includes 98 assisted living units and 21 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 12 miles southwest of downtown Newark, New Jersey. Other senior living facilities located in proximity to the Mountainside Property include Atria of Cranford, Chelsea at Fanwood, Spring Meadows, Sunrise of Westfield and Watchung Ridge.

         The Naples Property, which opened in February 1998, includes 93 assisted living units and 40 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Naples Property include Homewood Assisted Living, The Inn at Aston Gardens, Merrill Gardens, Orchid Terrace at Moorings Park and Windsor Place.

         The Raleigh Property, which opened in September 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and beauty/barber shop. Other senior living facilities located in proximity to the Raleigh Property include Heartfields at Cary, Manorhouse, Oakleaf Village, Sunrise of Raleigh and Woodland Terrace.

         The Stamford Property, which opened in December 1997, includes 90 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Stamford Property include Atria Town Center, The Osborn, Sunrise of Stamford and Westfield Court.

         The Venice Property, which opened in December 1996, includes 102 assisted living units and 27 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 20 miles south of Sarasota, Florida. Other senior living facilities located in proximity to the Venice Property include Alterra Sterling House, Aspen Bella Vita, Bon Secours Place at Healthpark, Park Place, and Village on the Isle.

         The Winston-Salem Property, which opened in June 1997, includes 90 assisted living units and 23 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. Other senior living facilities located in proximity to the Winston-Salem Property include Alterra Clare Bridge, Clemmons Village II, Elms at Tanglewood, Homestead Hills and Polo Ridge.

         The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:

                                                                                                            Revenue
                                                                           Average        Revenue per         per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------
Atlanta-Buckhead Property       Atlanta, GA                     1998       22.61%          $   98.83         $   21.21
                                                                1999       53.91%             100.59             54.23
                                                                2000       77.39%              99.60             77.09
                                                                2001       81.74%             108.75             88.89
                                                               *2002       79.19%             110.53             88.50
                                                              **2003       73.90%             109.34             80.85

Brentwood Property              Brentwood, TN                   1998       45.22%          $   91.27         $   41.27
                                                                1999       60.87%              97.19             59.16
                                                                2000       71.30%              97.65             69.63
                                                                2001       67.83%             101.50             68.84
                                                               *2002       72.90%             101.46             73.94
                                                              **2003       73.20%              98.71             72.22

Charlotte Property              Charlotte, NC                   1998       84.35%          $   92.37         $   77.91
                                                                1999       76.52%              96.54             73.88
                                                                2000       66.09%              98.55             65.13
                                                                2001       74.78%             102.12             76.37
                                                               *2002       77.30%              99.22             76.70
                                                              **2003       82.10%              99.57             82.59

Chevy Chase Property            Chevy Chase, MD                 1998       81.82%          $  125.51         $  102.69
                                                                1999       93.94%             126.11            118.47
                                                                2000       90.15%             136.01            122.62
                                                                2001       91.67%             143.78            131.80
                                                               *2002       93.30%             149.93            139.87
                                                              **2003       90.90%             152.78            138.93

Middletown Property             Middletown, NJ                  1998       52.17%          $  107.31         $   55.99
                                                                1999       73.91%             119.79             88.54
                                                                2000       75.65%             124.46             94.16
                                                                2001       86.96%             132.89            115.56
                                                               *2002       77.50%             135.21            104.80
                                                              **2003       76.20%             138.23            105.90

Mountainside Property           Mountainside, NJ                1998       88.62%          $  113.19         $  100.31
                                                                1999       81.30%             113.18             92.02

                                                                2000       84.55%             123.61            104.52
                                                                2001       81.30%             134.57            109.41
                                                               *2002       73.40%             138.63            101.75
                                                              **2003       70.40%             129.13             90.96


                                                                                                            Revenue
                                                                           Average        Revenue per         per
                                                                          Occupancy         Occupied        Available
         Property                      Location              Year           Rate              Unit             Unit
----------------------------    -----------------------    ----------   --------------    -------------     -----------
Naples Property                 Naples, FL                      1998       42.11%          $  102.26         $   43.06
                                                                1999       71.43%             113.04             80.74
                                                                2000       90.98%             110.05            100.12
                                                                2001       87.22%             112.75             98.34
                                                               *2002       76.70%             113.87             87.30
                                                              **2003       59.40%             122.05             72.46

Raleigh Property                Raleigh, NC                     1998       86.09%          $   87.81         $   75.59
                                                                1999       90.43%              94.22             85.21
                                                                2000       96.52%             105.64            101.96
                                                                2001       98.26%             110.47            108.55
                                                               *2002       96.40%             114.48            110.30
                                                              **2003       99.80%             115.60            115.38

Stamford Property               Stamford, CT                    1998       45.22%          $  126.79         $   57.33
                                                                1999       76.52%             132.38            101.30
                                                                2000       76.52%             134.30            102.77
                                                                2001       64.35%             138.63             89.20
                                                               *2002       72.10%             153.46            110.71
                                                              **2003       94.30%             151.19            142.64

Venice Property                 Venice, FL                      1998       90.48%          $  112.11         $  101.43
                                                                1999       88.44%             103.35             91.40
                                                                2000       87.76%             107.67             94.51
                                                                2001       86.39%             128.86            111.33
                                                               *2002       87.07%             116.17            101.08
                                                              **2003       87.10%             126.73            110.35

Winston-Salem Property          Winston Salem, NC               1998       63.48%          $   85.28         $   54.14
                                                                1999       85.22%              84.56             72.06
                                                                2000       89.57%              90.33             80.90
                                                                2001       84.35%              97.79             82.48
                                                               *2002       91.50%              98.66             90.95
                                                              **2003       95.30%             102.00             99.03

*        Data for 2002 represents the period January 1, 2002 through January
          3, 2003.
**       Data for 2003 represents the period January 4, 2003 through January
          31, 2003.


         The Prime Care Portfolio Properties serve as collateral for the Company's two-year, $85 million revolving line of credit described in "Business -- Borrowing," below.

         Brooksby Village Continuing Care Retirement Community located in Peabody, Massachusetts. On October 10, 2002, the Company acquired a parcel of land located in Peabody, Massachusetts, upon which the Brooksby Village Continuing Care Retirement Community is being constructed (the "Peabody Property"). The land was purchased from Peabody Campus, LLC, a wholly owned subsidiary of Erickson Retirement Communities, LLC, for $17,383,784. The Brooksby Village Continuing Care Retirement Community, once construction is completed, is expected to include 1,355 independent living apartments, 196 assisted living units and 160 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Peabody Campus, LLC. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Peabody Campus, LLC relating to the land. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on April 10, 2033.

o The lease requires minimum annual rent of $2,607,568 for the first through fifth lease years with increases of 3% each lease year thereafter, except as follows: in the 11th, 16th, 21st and 26th lease years, minimum annual rent will increase to the greater of (i) the prior lease year's minimum annual rent plus 3% or (ii) $2,607,568 plus the percentage increase in the fair market value of the Property over the previous ten lease years, in the case of the 11th lease year, or over the previous five lease years in the case of the 16th, 21st and 26th lease years.

o A security deposit equal to $1,303,784 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant will have the option to purchase the land during the lease term for a predetermined purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

o The Company's lease payments are subordinate to the bond financing secured by Erickson to complete the development of the Brooksby Village Continuing Care Retirement Community.

         Homewood Residence at Brookmont Terrace located in Nashville, Tennessee. On November 1, 2002, the Company acquired the Homewood Residence at Brookmont Terrace assisted living Property located in Nashville, Tennessee (the "Nashville Property") for $8,957,850 from ARC. The Company, as lessor, has entered into a long-term, triple-net lease agreement with a wholly owned subsidiary of ARC relating to this Property. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires on October 31, 2017.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $918,180 for the first lease year with increases of 2% each lease year thereafter.

o In addition to minimum rent, the lease requires percentage rent equal to 10% of gross revenues in excess of the "Nashville Baseline Gross Revenues." The Nashville Baseline Gross Revenues will be the prior 12 months total revenue for the period ending on the earlier of (i) the 36th month of the lease, or (ii) the month in which the facility achieves average occupancy of 93% for the prior 12 months. Percentage rents will be net of any minimum base rent increases.

o A security deposit equal to $358,314 has been retained by the Company as security for the tenant's obligations under the lease. The security deposit will remain in place until the expiration of the lease.

o ARC has guaranteed all of the tenant's obligations under the lease throughout the duration of the lease. Since the guarantee is unlimited, the Company estimates that the guarantee will be sufficient to fund any future operating shortfalls for the term of the lease.

o The lease for this Property contains cross-default terms with respect to the leases for the Arlington, Boca Raton, Oak Park, Coconut Creek and Greenwood Village Properties, meaning that if the tenant of any of these Properties defaults on its obligations under its leases, the Company will have the ability to pursue its remedies under the leases with respect to any of these Properties, regardless of whether the tenant of any such Property is otherwise in default under its lease.

         In connection with the acquisition of this Property, the Company may be required to make an additional payment (the "Nashville Earnout Amount") if certain earnout provisions are achieved by the end of the 30th month of the lease term. The Nashville Earnout Amount is equal to the lesser of: (i) the lesser of (a) the actual net operating income for the 12-month period ending April 30, 2005, or (b) that same amount as calculated as if the average occupancy for that period had been 93%; the lesser of (a) or (b) then being divided by 1.10 and the resulting number then being divided by the current lease rate, then subtracting from such number the Company's initial investment in the Property; (ii) 20% of the Company's initial investment in the Property; and
(iii) 94% of the fair market value of the Property, less the Company's initial investment in the Property. At such time that the Nashville Earnout Amount becomes payable, the lease will be amended to increase the basis by which annual minimum rent is calculated.

         The federal income tax basis of the depreciable portion of the Nashville Property is approximately $8.5 million.

         The Nashville Property, which opened in May 2000, includes 62 assisted living units and 30 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a common activities room, dining room and sun room, a beauty shop, covered porches, patios and a courtyard area. The Property is located in southwest Nashville, Tennessee, less than five miles from St. Thomas Hospital. In addition, the Nashville Property is within 15 miles of five additional hospitals and is near shopping and dining areas. Between 2002 and 2006, the age and income qualified population within a five-mile radius of the Nashville Property is expected to increase by 17.75%. Other senior living facilities located in proximity to the Nashville Property include Barton House, Belmont Village of Green Hills, Mary Queen of the Angels and The Waterford, which was under construction at the time the Nashville Property was acquired. The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the period the assisted living facility has been operational are as follows:

                                      Nashville Property
                  --------------------------------------------------------

                     Average            Revenue               Revenue
                    Occupancy         per Occupied         per Available
    Year              Rate                Unit                 Unit
-------------     --------------     ---------------      ----------------
       *2000         17.00%              $150.09               $24.45
        2001         62.00%                84.40                57.52
        2002         73.46%                93.52                68.70
      **2003         80.04%                93.21                74.60

     * Data for 2000 represents the period May 15, 2000 through December 31,
        2000.
    ** Data for 2003 represents the period January 1, 2003 through January
        31, 2003.

         Marriott Portfolio Two Properties. On December 20, 2002, the Company acquired 12 Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of $89,358,632. The Properties and related purchase prices include Brighton Gardens of Bellevue located in Bellevue, Washington (the "Bellevue Property") for $10,201,606; the Brighton Gardens of Hoffman Estates located in Hoffman Estates, Illinois (the "Hoffman Estates Property") for $7,543,752; the Brighton Gardens of Oklahoma City located in Oklahoma City, Oklahoma (the "Oklahoma City Property") for $3,646,636; the Brighton Gardens of Santa Rosa located in Santa Rosa, California (the "Santa Rosa Property") for $16,748,552; the Brighton Gardens of Tulsa located in Tulsa, Oklahoma (the "Tulsa Property") for $4,684,167; the Brighton Gardens of Vinings located in Atlanta, Georgia (the "Atlanta Property") for $7,374,428; the Marriott Hearthside of Lynnwood located in Lynnwood, Washington (the "Lynnwood Property") for $6,300,000; the Marriott Hearthside of Snohomish located in Snohomish, Washington (the "Snohomish Property") for $8,600,000; the Marriott
MapleRidge of Hemet located in Hemet, California (the "Hemet Property") for $4,109,688; the Marriott MapleRidge of Plymouth located in Plymouth, Massachusetts (the "Plymouth Property") for $4,580,387; the Marriott MapleRidge of Willoughby located in Willoughby, Ohio (the "Willoughby Property") for $4,930,498; and the Marriott Pleasant Hills Retirement Community located in Little Rock, Arkansas (the "Little Rock Property") for $10,638,918. The Bellevue, Hoffman Estates, Oklahoma City, Santa Rosa, Tulsa, Atlanta, Lynnwood, Snohomish, Hemet, Plymouth, Willoughby and Pleasant Hills Properties are hereinafter referred to as the "Marriott Portfolio Two Properties." These 12 Properties are operated and managed by Marriott Senior Living Services, Inc.

         The Company, as lessor, has entered into long-term, triple-net lease agreements with Eight Pack Management Corp. and Eleven Pack Management Corp. relating to these 12 Properties. Eight Pack Management Corp. and Eleven Pack
Management Corp. are described in further detail in "Business-- Property Acquisitions-- Brighton Gardens by Marriott located in Orland Park, Illinois," above. The general terms of the lease agreements are described in "Business -- Description of Property Leases." The principal features of the lease agreements with Eight Pack Management Corp. relating to the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o        The minimum annual rent as set forth in the leases is as follows:

                                                  Minimum
                 Property                       Annual Rent
        ----------------------------    ----------------------------
         Hoffman Estates Property                 $  780,967
         Tulsa Property                              484,928
         Hemet Property                              425,455
         Plymouth Property                           474,185
         Willoughby Property                         510,430
         Little Rock Property                      1,101,394

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.01. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the Operator has established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Hoffman Estates, Tulsa, Hemet and Willoughby Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Plymouth Property are 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Little Rock Property are 3.5% of gross revenues throughout the term of the lease. Funds in the FF&E Reserve relating to these six Properties are held by the Company.

o The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The principal features of the lease agreements with Eleven Pack Management Corp. relating to the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties are as follows:

o        The initial term of each lease expires on December 20, 2017.

o        Minimum annual rent as set forth in the leases is as follows:

                                                  Minimum
                 Property                       Annual Rent
        ----------------------------    ----------------------------
         Bellevue Property                        $  899,335
         Oklahoma City Property                      321,474
         Santa Rosa Property                       1,476,490
         Atlanta Property                            650,102
         Lynnwood Property                           555,384
         Snohomish Property                          758,144

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.0075. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the Operator has established an FF&E Reserve which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties. Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of each Property. Deposits to the FF&E Reserve for the Bellevue, Oklahoma City and Atlanta Properties are 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Santa Rosa Property are 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Lynnwood Property are 3% of gross revenues for the first through fourth lease years and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Snohomish Property are 3% of gross revenues for the first through eighth lease years and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these six Properties are held by the Company.

o The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living  Services,  Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The Bellevue Property, which opened in November 1999, includes 90 assisted living units and 27 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 13 miles east of downtown Seattle, Washington. Other senior living facilities located in proximity to the Bellevue Property include Robinswood Pointe, Sterling Park and Sunrise of Bellevue.

         The Hoffman Estates Property, which opened in December 1999, includes 73 assisted living units and 47 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 30 miles northwest of Chicago, Illinois. Other senior living facilities located in proximity to the Hoffman Estates Property include Sunrise of Schaumburg, Devonshire of Hoffman Estates and Friendship Village.

         The Oklahoma City Property, which opened in June 1999, includes 94 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 14 miles north of downtown Oklahoma City, Oklahoma. Other senior living facilities located in proximity to the Oklahoma City Property include St. Ann's, Manchester House, Canterbury and HearthStone.

         The Santa Rosa Property, which opened in December 2000, includes 92 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 58 miles north of downtown San Francisco, California, is near retail and dining areas and is less than five miles from two medical centers. Other senior living facilities located in proximity to the Santa Rosa Property include Sunrise of Santa Rosa, Chancellor Place, Avalon, and Springfield Place.

         The Tulsa Property, which opened in May 1999, includes 94 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located six miles southeast of downtown Tulsa, Oklahoma. Other senior living facilities located in proximity to the Tulsa Property include Ambassador's Courtyard, The Parke, Sterling House, Alzheimer Center of Tulsa and Southern Hills.

         The Atlanta Property, which opened in September 1999, includes 90 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in a suburb 12 miles northwest of downtown Atlanta, Georgia, and is less than five miles from four hospitals and retail and dining areas. In addition to the Brighton Gardens of Buckhead which the Company currently owns, other senior living facilities located in proximity to the Atlanta Property include Woodland Ridge, Sunrise, Carestone, Savannah Court and Atria.

         The Lynnwood Property, which opened in August 1989, includes 48 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington, located 17 miles north of downtown Seattle. Other senior living facilities located in proximity to the Lynnwood Property include Seabrook, Merrill Gardens, Chateau Pacific, Brighton Court and Scribner Gardens.

         The Snohomish Property, which opened in March 1993, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington, located 32 miles northeast of downtown Seattle. Other senior living facilities located in proximity to the Snohomish Property include Merrill Gardens, Ashley Pointe, Washington Oakes, Windsor Pointe and Everett Plaza.

         The Hemet Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 90 miles southeast of downtown Los Angeles, California. Other senior living facilities located in proximity to the Hemet Property include Sunwest Village, The Village, Valley Christian Home, Parkside Gardens and Strathaven Assisted Living.

         The Plymouth Property, which opened in June 2000, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 42 miles southeast of downtown Boston, Massachusetts. Other senior living facilities located in proximity to the Plymouth Property include Plymouth Crossing, Silver Lake Commons and Village of Duxbury.

         The Willoughby Property, which opened in December 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Cleveland, Ohio, located 18 miles northeast of downtown Cleveland. Other senior living facilities located in proximity to the Willoughby Property include Homewood Residence at Richmond Heights, Governor's Village, Salida Woods, Summerville at Mentor and the Fairways.

         The Little Rock Property, which opened in January 1984, includes 144 independent living units and 19 assisted living units. The Operator provides activities, scheduled transportation and dining plans to individual residents. In addition, the Operator provides assistance with daily living activities such as bathing, dressing and medication reminders to the assisted living residents. Amenities include a main living room, screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library, security and a beauty/barber shop. The Property is located eight miles west of downtown Little Rock, Arkansas. Other senior living facilities located in proximity to the Little Rock Property include Andover Place, Good Shepherd, and Parkway Village.

         The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years the facilities have been operational are as follows:

                                                                                Revenue          Revenue
                                                                Average       per Occupied         per
                                                               Occupancy          Unit          Available
         Property                 Location          Year         Rate                              Unit
 --------------------------  --------------------  --------   ------------    -------------    -------------
 Bellevue Property           Bellevue, WA              *1999          9.4%            $129.77         $ 12.05
                                                        2000         40.2%             125.54           50.51
                                                        2001         60.7%             124.72           75.72
                                                      **2002         58.8%             123.26           73.86
                                                     ***2003         68.0%             110.76           75.30

 Hoffman Estates Property    Hoffman Estates, IL        2000         56.6%            $110.08          $ 2.29
                                                        2001         74.1%             115.49           85.63
                                                      **2002         83.4%             117.59           99.99
                                                     ***2003         84.2%             118.89          100.06

 Oklahoma City Property      Oklahoma City, OK         *1999         30.4%             $87.68          $26.66
                                                        2000         57.5%              84.12           48.36

                                                        2001         67.4%              81.16           54.71
                                                      **2002         77.2%              78.01           61.36
                                                     ***2003         81.9%              73.46           60.15

 Santa Rosa Property         Santa Rosa, CA             2001         63.6%            $129.72          $82.51
                                                      **2002         85.6%             132.27          115.43
                                                     ***2003         89.1%             134.19          119.60

 Tulsa Property              Tulsa, OK                 *1999         27.2%            $100.27          $27.29
                                                        2000         65.4%              87.20           57.01
                                                        2001         73.1%              84.43           61.72
                                                      **2002         91.5%              85.18           79.46
                                                     ***2003         96.8%              85.92           83.19

 Atlanta Property            Atlanta, GA               *1999         16.2%            $110.82          $18.00
                                                        2000         48.2%              96.37           46.45
                                                        2001         57.3%             104.14           59.64
                                                      **2002         59.0%             107.19           64.43
                                                     ***2003         56.3%             119.98           67.60

 Lynnwood Property           Lynnwood, WA               1999        104.3%             $76.32          $79.64
                                                        2000         97.3%              88.24           85.89
                                                        2001         95.7%              95.40           91.33
                                                      **2002         96.6%             101.82          100.24
                                                     ***2003         98.3%             107.66          105.85

                                                                                  Revenue         Revenue
                                                                 Average       per Occupied         per
                                                                Occupancy          Unit          Available
         Property                 Location           Year         Rate                              Unit
 --------------------------  --------------------  ---------   ------------    --------------   -------------
 Snohomish Property          Snohomish, WA             1999         42.0%            $186.54          $78.31
                                                       2000         85.9%              87.49           75.16
                                                       2001         81.7%             100.36           81.99
                                                     **2002         86.9%             103.39           91.61
                                                    ***2003         87.0%             107.37           93.40

 Hemet Property              Hemet, CA                *1999         11.2%            $148.16          $16.61
                                                       2000         44.9%              90.04           40.40
                                                       2001         78.1%              95.34           74.51
                                                     **2002         83.2%              99.50           84.35
                                                    ***2003         68.3%             107.20           73.25

 Plymouth Property           Plymouth, MA             *2000         33.8%            $106.09        $  35.90
                                                       2001         69.8%             108.74           75.90
                                                     **2002         87.7%             115.87          103.54
                                                    ***2003        102.6%             121.66          124.81

 Willoughby Property         Willoughby, OH           *1999          8.8%            $216.00          $18.92
                                                       2000         62.5%              95.57           59.76
                                                       2001         85.5%              96.71           82.72
                                                     **2002         84.5%             104.77           90.25
                                                    ***2003         98.6%             106.99           95.90

 Little Rock Property        Little Rock, AR           1998         93.4%             $44.49          $41.56
                                                       1999         94.3%              46.18           43.56
                                                       2000         94.7%              48.64           46.07
                                                       2001         95.5%              52.68           50.32
                                                     **2002         96.8%              55.15           54.43
                                                    ***2003         97.7%              54.19           52.94

* Data for the Bellevue Property represents the months of November through December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.

** Data for 2002 represents the period December 29, 2001 through January 3,
        2003.
*** Data for 2003 represents the period January 4, 2003 through January
        31, 2003.

         Fox Run Village Continuing Care Retirement Community located in Novi, Michigan. On February 28, 2003, the Company acquired a parcel of land located in Novi, Michigan, upon which the Fox Run Village Continuing Care Retirement Community is being constructed (the "Novi Property"). The land was purchased from Novi Campus, LLC, a wholly owned subsidiary of Erickson Retirement Communities, LLC, for $17,000,000. The Fox Run Village Continuing Care Retirement Community, once construction is completed, is expected to include 1,497 independent living apartments, 128 assisted living units and 190 skilled nursing units. The Company will not own the buildings and improvements. The buildings and improvements will be owned by Novi Campus, LLC. The Company, as lessor, has entered into a long-term, triple-net lease agreement with Novi Campus, LLC relating to the land. The general terms of the lease agreement are described in "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial land lease expires on February 28, 2013.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of five years each.

o The lease requires minimum annual rent of $2,560,000 for the first through fifth lease years with increases of 3% each lease year thereafter.

o A security deposit equal to $1,275,000 has been retained by the Company as security for the tenant's obligations under the lease.

o The tenant will have the option to purchase the land during the lease term for a predetermined purchase price based on the date of such purchase option and other attributes including the amount of the Company's initial investment, consumer price indices and/or the fair market value of the land at the time the option is exercised.

o The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Fox Run Village Continuing Care Retirement Community.


         In addition to the above acquisitions, on May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.


RETIREMENT COMMUNITY BRANDS

         Marriott Brands. According to Marriott International, Inc.'s 2002 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 87 assisted senior living communities principally under the names "Brighton Gardens by Marriott" and "Marriott MapleRidge," and 42 independent living communities. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. Marriott MapleRidge assisted living communities consist of a cluster of six or seven 14-room cottages which offer residents a smaller scale, more intimate setting at a moderate price. The independent full-service senior living communities offer both independent living apartments and personal assistance units for seniors and most also offer licensed nursing care. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. The majority of the Company's Properties are Marriott brand Properties.

         According to Marriott International, Inc.'s 2002 Form 10-K, Marriott International, Inc. has decided to exit the senior living services business and sell its remaining related properties in 2003. On December 30, 2002, Marriott International, Inc. entered into a definitive agreement to sell all of the outstanding stock of Marriott Senior Living Services, Inc. to Sunrise Assisted Living, Inc. The stock purchase is expected to be completed in late March 2003. When the sale of Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assumed by Sunrise Assisted Living, Inc. to operate 29 of the 38 Properties that the Company has acquired as of February 28, 2003, that are currently operated by Marriott Senior Living Services, Inc. In addition, Sunrise Assisted Living, Inc. has agreed to assume the obligations to the Company under the guarantees from Marriott International, Inc. and Marriott Senior Living Services, Inc. upon its purchase of the stock. Additional information regarding Sunrise Assisted Living, Inc. can be found at http://www.sec.gov. In regards to 12 of the 14 proposed Properties for which the Company has entered into initial commitments to acquire as of February 28, 2003, it is expected that until the sale of the stock to Sunrise Assisted Living, Inc. is completed, Marriott Senior Living Services, Inc. will operate these Properties. There can by no assurance that these transactions will be consummated.

         American Retirement Corporation Brands. American Retirement Corporation operates in two business segments: retirement centers and free-standing assisted living facilities. According to American Retirement Corporation's 2002 Form 10-K, American Retirement Corporation operates 65 senior living facilities. The retirement centers consist of 32 continuing care retirement communities

("CCRCs"). The assisted living facilities consist of 33 facilities that provide assisted living and specialized care such as Alzheimer's and memory enhanced programs, the majority of which began operations during 1999 and 2000. The newer facilities are operated under the Homewood Residence brand. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities promote an environment that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. For the past three years, the American Seniors Housing Association, a seniors' housing trade association, ranked American Retirement Corporation as one of the nation's top ten largest managers of seniors' housing. See "Risk Factors -- Real Estate and Other Investment Risks" for a discussion of American Retirement Corporation's 2002 debt maturities.

         Erickson Brands. Erickson Retirement Communities currently has 11 large scale retirement communities in various stages of development located in Maryland, Massachusetts, Michigan, New Jersey, Pennsylvania and Virginia. Brooksby Village and Fox Run Village are two of Erickson's communities. In 2002, the American Seniors Housing Association ranked Erickson Retirement Communities as the nation's eleventh largest manager of seniors' housing.

PENDING INVESTMENTS

         As of February 28, 2003, the Company had initial commitments to acquire 14 additional Properties for an aggregate purchase price of approximately $333.7 million. The 14 Properties are nine Brighton Gardens Properties (one in each of Edgewood, Kentucky; Greenville, South Carolina; Northridge, Rancho Mirage and Yorba Linda, California; Colorado Springs, Denver and Lakewood, Colorado; and Salt Lake City, Utah), the Fairfax Property (in Fort Belvoir, Virginia), a MapleRidge Property (in Palm Springs, California), the Quadrangle Property (in Haverford, Pennsylvania) and two Sunrise Properties (one in each of Annapolis and Pikesville, Maryland). The two Sunrise Properties will be acquired from Prime Care Eight, LLC. Six of the Brighton Gardens Properties, the Fairfax Property, the MapleRidge Property and the Quadrangle Property will be acquired from Marriott Senior Living Services, Inc. and its affiliates and the remaining three Brighton Gardens will be acquired from Summit Companies, Inc. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that the acquisition of these Properties will be consummated or, if consummated, that they will be acquired on the terms described below. If acquired, the leases of these Properties are expected to be entered into on generally the same terms described in "Business -- Description of Property Leases." In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $46.6 million in connection with the acquisition of five of these Properties. The Company also plans to borrow up to $85 million in a revolving line of credit for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume the obligations of approximately $88.8 million in non-interest bearing bonds payable to certain residents of the Fairfax and the Quadrangle Properties.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the 14 Properties. There is no assurance that the leases will be entered into on the terms described below. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

                                          Estimated Purchase        Lease Term and            Minimum Annual
              Property                         Price               Renewal Options               Rent               Percentage Rent
-------------------------------------    ------------------  ----------------------    ---------------------------  ---------------
Brighton Gardens of Edgewood (1)(2)(3)         $2,654,631     15 years; two ten-year     $232,280 for the first            (12)
Edgewood, KY                                                  renewal options            lease year; increases by
(the "Edgewood Property")                                                                3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Greenville (1)(2)(3)       $4,132,969     15 years; two ten-year     $361,635 for the first            (12)
Greenville, SC                                                renewal options            lease year; increases by
(the "Greenville Property")                                                              3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Northridge (1)(2)(3)      $14,735,846     15 years; two ten-year     $1,289,387 for the first          (12)
Northridge, CA                                                renewal options            lease year; increases by
(the "Northridge Property")                                                              3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Rancho Mirage (1)(2)(3)   $13,833,657     15 years; two ten-year     $1,210,445 for the first          (12)
Rancho Mirage, CA                                             renewal options            lease year; increases by
(the "Rancho Mirage Property")                                                           3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Salt Lake City (1)(3)(5)  $15,028,664     15 years; two ten-year     $1,540,438 for the first          (13)
Salt Lake City, UT                                            renewal options            lease year; increases by
(the "Salt Lake City Property")                                                          3% each lease year
Existing retirement facility                                                             thereafter (4)

Brighton Gardens of Yorba Linda (1)(3)(5)     $13,483,926     15 years; two ten-year     $1,382,102 for the first          (13)

Yorba Linda, CA                                               renewal options            lease year; increases by
(the "Yorba Linda Property")                                                             3% each lease year
Existing retirement facility                                                             thereafter (4)

Fairfax (1)(3)(6)(7)                         $81,027,486      15 years; two ten-year     $4,373,622 for the first          (12)
Fort Belvoir, VA                                              renewal options            lease year; increases by
(the "Fort Belvoir Property")                                                            3% each lease year
Existing retirement facility                                                             thereafter (4)

MapleRidge of Palm Springs (1)(2)(3)           $2,653,469     15 years; two ten-year     $232,179 for the first            (12)
Palm Springs, CA                                              renewal options            lease year; increases by
(the "Palm Springs Property")                                                            3% each lease year
Existing retirement facility                                                             thereafter (4)

                                         Estimated Purchase      Lease Term and            Minimum Annual
           Property                            Price             Renewal Options                Rent                 Percentage Rent
-----------------------------------    ----------------------  ---------------------      -------------------------  ---------------
Quadrangle (1)(3)(6)(7)                         $111,521,719    15 years; two ten-year    $6,262,619 for the first           (12)
Haverford, PA                                                   renewal options           lease year; increases by
(the "Haverford Property")                                                                3% each lease year
Existing retirement facility                                                              thereafter (4)

Sunrise of Annapolis (8)(9)(10)(11)             $12,500,000         35 years              $1,400,000; increases by           (14)
Annapolis, MD                                                                             2.5% beginning January 1,
(the "Annapolis Property")                                                                2004 and each lease year
Existing retirement facility                                                              thereafter (4)

Sunrise of Pikesville (8)(9)(10)(11)            $10,100,000         35 years              $1,131,000; increases by           (14)
Pikesville, MD                                                                            2.5% beginning January 1,
(the "Pikesville Property")                                                               2004 and each lease year
Existing retirement facility                                                              thereafter (4)

Brighton Gardens of Colorado
Springs(1)(15)(16)                              $16,220,000     15 years; two five-year   $1,561,175 in the first            (12)
Colorado Springs, CO                                            renewal options           lease year; $1,612,000 in
(the "Colorado Springs Property")                                                         the second lease year;
Existing retirement facility                                                              increases by 2.5% each
                                                                                          lease year thereafter (4)

Brighton Gardens of Denver (1)(15)(16)            17,580,000    15 years; two five-year   $1,692,075 in the first            (12)
Denver, CO                                                      renewal options           lease year; $1,748,000 in
(the "Denver Property")                                                                   the second lease year;
Existing retirement facility                                                              increases by 2.5% each
                                                                                          lease year thereafter (4)

Brighton Gardens of Lakewood (1)(15)(16)         $18,538,000    15 years; two five-year   $1,784,283 in the first            (12)
Lakewood, CO                                                    renewal options           lease year; $1,840,000 in
(the "Lakewood Property")                                                                 the second lease year;
Existing retirement facility                                                              increases by 2.5% each
                                                                                          lease year thereafter (4)

------------------------
FOOTNOTES:

(1) It is expected that this Property will be operated and managed by Marriott Senior Living Services, Inc.; however, see the discussion regarding Sunrise Assisted Living, Inc.'s expected purchase of Marriott Senior Living Services, Inc.'s outstanding stock in "Business -- Retirement Community Brands" above.

(2) The leases for the Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are expected to be with Eleven Pack Management Corp., as lessee, which is the tenant for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties that are currently owned by the Company. These leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(3) In connection with the acquisition of the Edgewood, Greenville, Northridge, Rancho Mirage, Salt Lake City, Yorba Linda, Fort Belvoir, Palm Springs and Haverford Properties, the Company obtained a two-year, $85 million revolving line of credit which is secured by the Prime Care Portfolio Properties. The line of credit will bear interest at 30-day LIBOR plus 250 basis points. Interest only payments will be payable monthly.

(4)      Based on estimated purchase price.

(5) The leases for the Salt Lake City and Yorba Linda Properties are expected to be with Eight Pack Management Corp., as lessee, which is the tenant for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties currently owned by the Company. These leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease.

(6) The leases for the Fort Belvoir and Haverford Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these two Properties are expected to contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments due under each lease.

(7) It is expected that the Company will assume the obligations of the current owner of the Fort Belvoir and Haverford Properties under non-interest bearing bonds payable to certain retirement facility residents in the principal amount of $88,781,000. The proceeds from new bonds issued by the Company, will be used to retire the existing bonds.

(8) The leases for the Annapolis and Pikesville Properties are expected to be with the same unaffiliated lessee. The leases are expected to contain provisions that allow the lessee to elect to purchase the Properties at the end of the term for a predetermined amount. The leases are expected to also permit the Company to require the lessee to purchase the Properties at the end of the lease terms for the same predetermined amount. The leases are expected to be treated as financing leases for both financial reporting and tax accounting purposes.

(9) It is expected that this Property will be operated and managed by Sunrise Assisted Living, Inc.

(10) It is expected that the Company will assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties payable to a commercial bank in the principal amount of $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time.

(11) Audited financial statements that present the historical operating results of these Properties are included in the Financial Information commencing on page F-1 as Prime Care Eight, LLC. The purchase of the Properties by the Company is subject to acceptance by the Properties' current lender of the Company's assumption of the existing first mortgage debt secured by the Properties as well as certain concessions from others.

(12) It is expected that the lease will require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Property and minimum annual rent payable each lease year. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.0075.

(13) It is expected that the lease will require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Property and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.01.

(14) It is expected that percentage rent will be payable based on various predetermined percentages of the facilities' gross revenues with respect to achieving certain average annual occupancy level thresholds.

(15) The leases for the Colorado Springs, Denver and Lakewood Properties are expected to be with Summit Companies, Inc., as lessee. These leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these Properties are expected to contain pooling terms, meaning that net operating profits with respect to all Properties are combined for the purpose of funding rental payments due under each lease.

(16) In connection with the acquisition of the Colorado Springs, Denver and Lakewood Properties, the Company plans to borrow $26 million under a two-year mortgage loan collateralized by these three Properties. It is expected that the loan will bear interest at a rate of 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5%, and will require monthly principal and interest payments.

         Edgewood Property. The Edgewood Property, which opened in April 2000, is the Brighton Gardens of Edgewood located in Edgewood, Kentucky. The Edgewood Property includes 93 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Property is located 14 miles southwest of downtown Cincinnati, Ohio and is within five miles of a hospital and retail and dining areas.

         Greenville Property. The Greenville Property, which opened in January 2000, is the Brighton Gardens of Greenville located in Greenville, South Carolina. The Greenville Property includes 94 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in east Greenville and is within three miles of retail and dining areas.

         Northridge Property. The Northridge Property, which opened in December 2001, is the Brighton Gardens of Northridge located in Northridge, California. The Northridge Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in a northwestern suburb of Los Angeles, California, near San Fernando. The Property is within four miles of a hospital and retail and dining areas.

         Rancho Mirage Property. The Rancho Mirage Property, which opened in November 2000, is the Brighton Gardens of Rancho Mirage located in Rancho

Mirage, California. The Rancho Mirage Property includes 90 assisted living units, 26 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located near retail and dining areas and is across the street from a medical center.

         Salt Lake City Property. The Salt Lake City Property, which opened in April 2000, is the Brighton Gardens of Salt Lake City located in Salt Lake City, Utah. The Salt Lake City Property includes 98 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located on the outskirts of downtown Salt Lake City and is less than one mile from a medical center and retail and dining areas.

         Yorba Linda Property. The Yorba Linda Property, which opened in July 2000, is the Brighton Gardens of Yorba Linda located in Yorba Linda, California. The Yorba Linda Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Property is located in a southeastern suburb of Los Angeles, California, and is near retail and dining areas and within two miles from a medical center.

         Fort Belvoir Property. The Fort Belvoir Property, which opened in July 1989, is the Fairfax by Marriott, a continuing care retirement community, located in Fort Belvoir, Virginia. The Fort Belvoir Property includes 382 independent living units, 45 assisted living units and 60 skilled nursing units. The Property is located in northern Virginia and is within two miles of retail and dining areas and within five miles of a hospital.

         Palm Springs Property. The Palm Springs Property, which opened in December 1999, is the MapleRidge of Palm Springs located in Palm Springs, California. The Palm Springs Property includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Property is located in a residential area less than a mile from retail and dining areas and is within three miles of a medical center.

         Haverford Property. The Haverford Property, which opened in June 1989, is the Quadrangle by Marriott, a continuing care retirement community, located in Haverford, Pennsylvania. The Haverford Property includes 349 independent living units, 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 78 skilled nursing units. The Property is located outside Philadelphia, Pennsylvania, and is within five miles of retail and dining areas and is within three miles of three hospitals.

         Annapolis Property. The Annapolis Property, which opened in November 1995, is the Sunrise of Annapolis located in Annapolis, Maryland. The Annapolis Property includes 50 assisted living units and 22 units for residents with Alzheimer's and related memory disorders. The Property is located southeast of Baltimore, Maryland.

         Pikesville Property. The Pikesville Property, which opened in May 1996, is the Sunrise of Pikesville located in Pikesville, Maryland. The Pikesville Property includes 61 assisted living units and 18 units for residents with Alzheimer's and related memory disorders. The Property is located in a northern suburb of Baltimore, Maryland.

         Colorado Springs Property. The Colorado Springs Property, which opened in October 1999, is the Brighton Gardens of Colorado Springs located in Colorado Springs, Colorado. The Colorado Springs Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Property is located two miles from downtown Colorado Springs, Colorado.

         Denver Property. The Denver Property, which opened in October 1999, is the Brighton Gardens of Denver located in Denver, Colorado. The Denver Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Property is located nine miles from downtown Denver, Colorado.

         Lakewood Property. The Lakewood Property, which opened in August 1996, is the Brighton Gardens of Lakewood located in Denver, Colorado. The Lakewood Property includes 90 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 28 skilled nursing units. The Property is located five miles west of downtown Denver, Colorado.

RETIREMENT COMMUNITY BRANDS FOR PENDING INVESTMENTS

         Sunrise Brand. Sunrise Assisted Living, Inc. is one of the nation's oldest and largest providers of assisted living services. The prototypical Sunrise facilities resemble a Victorian mansion and generally have between 70 and 90 beds of assisted living and specialized care for people with memory disorders. According to Sunrise Assisted Living, Inc.'s 2001 Annual Report, Sunrise Assisted Living, Inc. operates 186 residences in the United States, Canada and the United Kingdom, with a combined resident capacity of more than 14,700. As of December 31, 2001, Sunrise Assisted Living, Inc. had 22 additional communities under construction and another 38 communities in some other stage of development. In 2001 and 2002, the American Seniors Housing Association ranked Sunrise Assisted Living, Inc. as the sixth largest seniors' housing operator in the country.

         In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior

Living Services, Inc. There can be no assurance that the sale of the Marriott Senior Living Services, Inc. stock to Sunrise Assisted Living, Inc. will be consummated. For more information regarding this proposed transaction see "Business-- Retirement Community Brands".


SITE SELECTION AND ACQUISITION OF PROPERTIES

         General. It is anticipated that the tenants and Operators selected by the Advisor, and as approved by the Board of Directors, will have personnel engaged in site selection and evaluation. In addition, due to rapid expansion, some tenants and Operators may outsource their site selection process to consultants or developers for review or may rely on third party analyses. The tenants and Operators and other parties generally conduct studies which typically include such factors as population trends, hospital or other medical facilities development, residential development, per capita or household median income, per capita or household median age, and other factors. The tenants and Operators are expected to make their site evaluations and analyses available to the Company.

         The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant and Operator, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential revenues expected to be generated by the business located on the property. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the tenant or operator.

         The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, Operators and Properties. Therefore, some of the properties proposed and approved by a tenant or operator may not be purchased by the Company.

         In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term, "triple-net" lease agreements, which may provide for monthly rental payments with automatic fixed increases in base rent at specified times during the lease terms or increases in the base rent based on increases in consumer price indices over the term of the leases, will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases" below for a discussion of the anticipated terms of the Company's leases.

         Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties, Mortgage Loans and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Property Leases."


         The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that the Company acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.


         The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

         Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will advance funds for construction or renovation costs, as they are incurred, pursuant to a development agreement with the developer. The developer may be the tenant or an Affiliate of the Company. An Affiliate may serve as a developer and enter into the development agreement with the Company if the transaction is approved by a majority of the Directors, including a majority of the Independent Directors. The Company believes that the ability to have an Affiliate capable of serving as the developer provides the Company an advantage by enhancing its relationship with key tenants and by giving it access to tenant opportunities at an earlier stage of the development cycle. As a result, the Company believes it will have a greater number of opportunities for investment presented to it than it might otherwise have and it will be able to obtain better terms by negotiating the terms of its investment at an earlier stage in the development cycle when there are fewer competitive alternatives available to the tenant.

         The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

         Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the developer (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

         In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third-party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business -- Mortgage Loans and Other Loans."

         Under  the  development  agreement,  the  developer  generally  will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between eight to 12 months. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

         The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer. The Indemnity
Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

         In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

         Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

         In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

         Interim Acquisitions. The Advisor and its Affiliates regularly may have opportunities to acquire properties suitable for the Company as a result of their relationships with various tenants and/or operators. See "Business -- Investment of Offering Proceeds" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

         Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and Operators and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

         The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

         The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

         Selection of Tenants and Operators. The selection of tenants and Operators by the Advisor, as approved by the Board of Directors, will be based on a number of factors which may include: an evaluation of the operations of their facilities, the number of facilities operated, the relationship of average revenue per available unit (or bed) to the average capital cost per unit (or bed) for each facility operated, the relative competitive position among the same types of facilities offering similar services, market penetration, the relative financial success of the Operator in the geographic area in which the Property is located, overall historical financial performance of the tenant and Operator, and the management capability of the Operator. The tenants and Operators are not expected to be affiliated with the Advisor, the Company or any Affiliate.

         Selection of Properties. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, and the prospects for long-term appreciation. The Company will obtain an independent appraisal for each Property it purchases. The proper location, design and amenities are important to the success of a Property.

         In selecting specific Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

         1. Each Property will be in what the Advisor believes is a prime location for that type of Property.

         2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing, and if applicable, developing the Property, and the lease also may provide for automatic fixed increases in base rent at specified times during the lease term or increases in the base rent based on increases in consumer price indices over the term of the lease.

         3. The initial lease term typically will be at least 10 to 20 years.

         4. In general, the Company will not acquire a Property if the Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

         The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. The Company anticipates acquiring Properties which may include, but will not be limited to, the following types:

         Congregate Living Facilities. Congregate living facilities are primarily apartment buildings which contain a significant amount of common space to accommodate dining, recreation, activities and other support services for senior citizens. These properties range in size from 100 to 500 units, with an average size of approximately 225 units. Units include studios and one and two bedrooms ranging in size from 450 square feet to over 1,500 square feet. Residents generally pay a base rent for their housing, which includes a meal program. In addition, a menu of other services is provided at an additional charge. The cost of congregate living facilities generally ranges from $10,000,000 to $40,000,000.

         Assisted Living Facilities. Assisted living facilities provide a special combination of housing, supportive services, personalized assistance and health care to their residents in a manner which is designed to respond to individual needs. These facilities offer a lower-cost alternative to skilled nursing facilities for those who do not require intensive nursing care. Industry standards suggest that a person is suitable for an assisted living facility when he or she needs assistance with three or fewer activities of daily living
("ADLs") on a daily basis. ADLs are activities such as eating, dressing, walking, bathing, and bathroom use. Assisted living facilities also provide assistance with instrumental activities of daily living ("IADLs"), such as shopping, telephone use and money management. The level of care provided by assisted living facilities has increased in recent years. With an increase in demand for the lower-cost services they provide, assisted living facilities have begun to provide care for an increasing number of physical disabilities, certain non-ambulatory conditions and early stages of specific diseases, such as Alzheimer's disease, where intensive medical treatment is not required.

         Current industry practice generally is to build freestanding assisted living facilities with an average of between 40 and 100 units, depending on such factors as market forces, site constraints and program orientation. Current economics place the size of the private living space of a unit in the range of 300 gross square feet for an efficiency unit to 750 square feet for a large one bedroom unit. Units are typically private, allowing residents the same general level of control over their units as residents of a rental apartment would typically have. Common areas on the most recently developed assisted living facilities may total as much as 30 to 40 percent of the gross square footage of a facility. The cost of assisted living facilities generally ranges from $8,000,000 to $20,000,000.

         Skilled Nursing Facilities. In addition to housing, meals, transportation, housekeeping, ADL and IADL care, skilled nursing facilities provide comprehensive nursing and long term care to their residents. Skilled nursing facilities accommodate persons who require varying levels of care. Many skilled nursing facilities are capable of serving residents with intensive needs. Some skilled nursing facilities specialize in certain types of disease care, such as Alzheimer's or Dementia care. The cost of the care provided in skilled nursing facilities is among the most expensive in the senior care segment of the health care industry, providing potential for substantial revenue generation. Based on discussions with executives with senior living/housing firms and studies performed by health care industry associations, PricewaterhouseCoopers LLP and the National Investment Center for the Seniors' Housing and Care Industries, in a 2001 update to a 1996 study it developed for institutional investors, estimated that the total monthly cost per resident of a skilled nursing facility is between $2,800 and $4,000. According to a 1997 study developed by NatWest Securities for certain of its investors, the high demand for beds in skilled nursing facilities, along with a restricted supply of new beds, has resulted in high occupancy rates and minimal skilled nursing facility lease and mortgage default rates.

         Skilled nursing facilities are also generally freestanding, but are typically more institutional in nature, allowing for efficient cleaning and sterilization. The rooms in skilled nursing facilities are equipped with patient monitoring devices and emergency call systems. Oxygen systems may also be present. Both multiple floor and single floor designs are common. Individual rooms in skilled nursing facilities may be as small as 100 square feet, with common areas varying greatly in size. Skilled nursing facilities historically have been located in close proximity to hospitals to facilitate doctors' visits. Today, the location of these facilities is less important where rotational visiting systems are in place and where more highly skilled nursing staffs are responsible for functions that used to be handled by doctors. The cost of skilled nursing facilities generally ranges from $5,000,000 to $10,000,000.

         Continuing Care Retirement Communities. Congregate living facilities sometimes have assisted living and/or skilled nursing facilities attached or adjacent to their locations. When this occurs, the projects are often referred to as continuing care retirement communities or life care communities. The intent of continuing care retirement communities or life care communities is to provide a continuum of care to the residents. In other words, as residents age and their health care needs increase, they can receive the care they need without having to move away from the "community" which has become their home. Continuing care retirement communities typically operate on a fee-for-service basis and the units are rented on a monthly basis to residents, while life care centers generally charge an entrance fee that is partially refundable and covers the cost of all of the residents' health care- related services, plus a monthly maintenance fee. Continuing care retirement communities and life care communities are the most expensive seniors' housing accommodations today with prices for each facility generally ranging from $40,000,000 to over $100,000,000.

         Medical Office Buildings. Medical office buildings, including walk-in clinics, are conventional office buildings with additional plumbing, mechanical and electrical service amenities, which facilitate physicians and medical delivery companies in the practice of medicine and delivery of health care services. These facilities can range in size from 3,000 square feet (walk-in clinic) up to 100,000 square feet (medical office building), with costs generally ranging from $1,000,000 to $10,000,000. It is common for medical office buildings to be located in close proximity to hospitals where physicians have practice privileges. Walk-in clinics are normally placed in retail/commercial locations to make accessibility convenient for patients and to provide medical services in areas which are not close or convenient to hospitals and larger physician practices.

         Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a tenant's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority and all other governmental certificates or permits which permit the use of the Property as a retirement facility, and shall receive a certificate from the tenant to the effect that (i) the Property is operational and in compliance with all required governmental permits and certificates and (ii) the Property is in compliance with all of the tenant's requirements, including, but not limited to, building plans and specifications approved by the tenant. The Company also will receive a certificate of occupancy and all other required governmental permits or certificates for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

         Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas and landscaping. Although, buildings may be suitable for conversion to various uses through modifications, some Properties may not be economically convertible to other uses.

         A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment and maintain the leasehold in a manner that allows operation for its intended purpose. These capital expenditures generally will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

         The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with the Operator.

         Financing Leases. Certain of the Company's transactions will be sale-leaseback transactions by which the Company will acquire fee simple title to the Property and lease the Property to the tenants pursuant to a "triple-net" lease which will provide the tenant with the right to take depreciation and treat rent payments as interest payments. Therefore, for state, real estate, commercial law, bankruptcy and Federal, state and local income tax purposes the lease is considered a financing arrangement and preserves ownership of the land and improvements in the lessee (a "Financing Lease").


         General. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Business -- Joint Venture Arrangements" below.


         Term of Leases. It presently is anticipated that, except in the case of a Financing Lease, Properties will be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Financing Leases are expected to have initial terms of 15 to 35 years, without renewals. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Except in the case of a Financing Lease, upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building. Under a Financing Lease, the tenant is required, at the lessor's election, to purchase the Property at the end of the lease term, or, at the tenant's election, may purchase the Property at the end of the lease term, in each instance, at a price equal to the unamortized purchase price paid by the Company to acquire fee simple title to the Property, as adjusted (increased) by the amount of any accrued and unpaid rent and increases in the lease rate (the "Lease Basis").

         Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. The leases may provide for automatic fixed increases in the minimum annual rent or increases in the base rent based on increases in consumer price indices at predetermined intervals during the term of the lease. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation" above. With a Financing Lease, fixed rent payments are based upon the product of the agreed upon rate of return multiplied by the Lease Basis. Fixed rent may increase annually based upon annual increases in the lease rate. The lease rate is intended to provide the Company with a desired rate of return. In addition to this minimum rent, the tenant may be responsible for the payment of additional rent, which is based upon a percentage of the gross revenues of the Property.


         In the case of Properties in which the Company owns only the building, the Company will structure its leases to recover its investment in the building by the expiration of the lease.

         Assignment and Sublease. Except for a Financing Lease, in general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld). A tenant may, however, assign or sublease a lease to its corporate affiliate or subsidiary or to its successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations. For a Financing Lease, the tenant is not permitted to assign or sublease, with the exception of small space subleases.

         Alterations to Premises. A tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.


         Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage of such purchase price. See "Federal Income Tax Considerations -- Characterization of Property Leases." With a Financing Lease, the Company cannot sell the Property except in circumstances where the tenant is not in compliance with the operating agreement, or the Company determines, based upon an opinion of counsel, that the operation or occupancy of the Property may result in the failure of the Company to qualify as a REIT or which may jeopardize receipt of "good income" under
Section 856(d) of the Code or "interest" for purposes of Section 856(f) of the Code. The Company also has the right to require the tenant to purchase the Property in the event of a material casualty or condemnation, or at the end of the term. The purchase price in each instance is equal to the adjusted Lease Basis.


         Substitution of Properties. Under certain leases, the tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved facility on the Property as long as such approved facility has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original facility.

         In addition, it is anticipated that certain Property leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that the tenant determines that the facility has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the facility. The tenant's determination that a facility has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the facility to the results of operations at the majority of other facilities then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

         Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

         Neither the tenant nor any of its subsidiaries, licensees, or sublicensees or any other affiliate will be permitted to use the original Property as a facility or other business of the same type for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

         Insurance, Taxes, Maintenance and Repairs. Tenants of Properties will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

         The leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as such lease term may be extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

         The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then-rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

         Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease:
(i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease, (vi) loss of licensure, (vii) loss of Medicare or Medicaid Certification and (viii) the forced removal of more than a specified number of patients as a result of deficiencies in the care provided at, or physical condition of, the facility.

         Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Business -- Description of Property Leases -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

         In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement tenant or will discontinue operation of the facility, the latter of which would require the Company or the defaulting tenant to arrange for an orderly transfer of the residents to another qualified facility. The Company will have no obligation to operate the facility and no Operator of a facility will be obligated to permit the Company or a replacement Operator to operate the facility.

JOINT VENTURE ARRANGEMENTS

         The Company may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter" and "Risk Factors -- Real Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

         Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

         The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

         Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

         Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner. Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

         In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (i)
(a) will contain a "qualified income offset" provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance, or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

         The Company may acquire Properties from time to time by issuing limited partnership units in Retirement Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. CNL Retirement GP Corp. is a wholly owned subsidiary of the Company and is the general partner of Retirement Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

         The Company may provide Mortgage Loans to Operators to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loans will be secured by such property.

         Generally, management believes the interest rate and terms of these transactions will be substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 10 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

         For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties -- Construction and Renovation," above.

         The Company may combine leasing and financing in connection with a Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive interest on its initial investment in each financed building. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

         The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or
Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

         The Company may also provide loans to entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

         Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria, such as, in some instances, a Financing Lease. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         Further, the Company will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The Company currently expects to provide Mortgage Loans and other loans in the aggregate principal amount of approximately 5% to 10% of the Company's total assets.


         On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a mortgage on a parcel of land owned by a joint venture in which the Company acquired a 99% interested on December 20, 2002. The Mortgage Loan bears interest at 9.35% per annum and requires monthly payments of interest only. The Mortgage Loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which contains approximately 39.8 acres located in Vero Beach, Florida, will be developed into a retirement community that is expected to include 252
independent  living  units  and  52  duplex  villas.   Upon  completion  of  the
development, the Company anticipates that it will enter into a long-term, triple-net lease agreement related to this Property with a retirement facility Operator.


MANAGEMENT SERVICES

         The Advisor provides management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor is responsible for assisting the Company in negotiating leases, Mortgage Loans and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' or Operators' books and records, and responding to tenant inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing and the Secured Equipment Leases. In exchange for these services, the Advisor is entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor receives the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee payable out of the proceeds of the borrowings equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING


         The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber Assets in connection with the borrowing. The Company has obtained a revolving line of credit and may obtain additional lines of credit aggregating up to $125,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company also has obtained Permanent Financing and may obtain additional Permanent Financing. The line of credit and Permanent Financing are the only source of funds for making Secured Equipment Leases and for paying the Secured Equipment Lease Servicing Fee.

         The Company had previously obtained a revolving line of credit for up to $25,000,000. On March 17, 2003, the Company replaced the $25,000,000 line of credit with a new two-year, $85,000,000 revolving line of credit that may be amended to allow the line of credit to be increased by $40,000,000. Eleven Properties with an aggregate cost of $115,200,000 are mortgaged to secure the $85,000,000 revolving line of credit. The credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. In connection with the new revolving line of credit, the Company has incurred loan fees and closing costs of $214,691 as of March 17, 2003.

         On February 11, 2002, the Company assumed approximately $13,000,000 of Permanent Financing relating to the Oak Park Property which is secured by a mortgage on the Oak Park Property as described in "Business -- Property Acquisitions." The loan bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points of the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. The loan requires monthly principal and interest payments through October 2003 with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred assumption fees of approximately $16,200.

         On June 7,  2002,  in  connection  with the  purchase  of the  Marriott
Portfolio One Properties, the Company borrowed $23,520,000 in the form of a five-year commercial paper backed loan secured by the Properties with an interest rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. Interest is payable monthly with principal due when the commercial paper loan matures. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. In connection with this loan, the Company incurred structuring fees equal to 2% of the loan. The monthly interest payments due under the loan include a margin of 30 basis points for monthly service provided by the Structuring Agent related to the administration of the loan. In connection with the loan, the Company incurred loan fees and closing costs of $539,215.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, but in no event shall the interest rate be less than 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, the Company incurred loan fees and closing costs of $329,933 with an additional fee of $19,000 due upon funding of the additional advance.

         The Company intends to obtain additional borrowings relating to the acquisition of its pending investments. See "Business -- Pending Investments" for a description of the anticipated borrowings.


         Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

         Similarly, management believes that the borrowings will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans and Secured Equipment Leases made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

         As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement, the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."


         The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company has replaced its $25,000,000 line of credit with a new line of credit, described above. The Board of Directors anticipates that the aggregate amounts of any lines of credit will be up to $125,000,000; however, the line of credit may be increased at the discretion of the Board of Directors. In addition, the Board of Directors anticipates that the aggregate amount of the Permanent Financing will not exceed 40% of the Company's total assets. However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, shall not exceed 300% of Net Assets.


SALE OF PROPERTIES, MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         For up to six years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the borrowings. At or prior to December 31, 2008, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties,
Mortgage Loans and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur by December 31, 2008, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

         In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, joint venture partners or Operators. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

         The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. The Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

COMPETITION

         The Company anticipates that it will compete with other REITs, real estate partnerships, health care providers and other investors, including, but not limited to, banks and insurance companies, many of which will have greater financial resources than the Company, in the acquisition, leasing and financing of Properties. Further, non-profit entities are particularly attracted to investments in retirement facilities because of their ability to finance acquisitions through the issuance of tax-exempt bonds, providing non-profit entities with a relatively lower cost of capital as compared to for-profit purchasers. In addition, in certain states, retirement facilities owned by non-profit entities are exempt from taxes on real property. As profitability increases for investors in retirement facilities, competition among investors likely will become increasingly intense.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

         The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1.

                                                                           Year Ended December 31,
                                                    ----------------------------------------------------------------------
                                                       2002           2001           2000         1999 (1)      1998 (1)
                                                    ------------  -------------  -------------  -------------  -----------
  Revenues                                          $18,852,028     $1,899,619    $ 1,084,730       $ 86,231        $  --
  Net earnings (loss) (2)(3)                         11,371,856        915,965        224,778        (28,390)          --
  Cash flows from operating activities               16,784,763      2,173,379      1,096,019         12,851           --
  Cash flows used in investing activities          (358,090,103)   (22,931,469)   (14,428,703)            --           --
  Cash flows provided by (used in) financing
       activities                                   355,384,104     47,301,313      8,766,346      4,731,279     (199,908)
  Cash distributions declared (4)                    14,379,477      1,507,322        502,078         50,404           --

  Earnings (loss) per Share (Basic and Diluted)            0.52           0.38           0.27          (0.07)          --
  Funds from operations (5)                          14,609,538      1,439,908        527,962        (28,390)          --
  Cash distributions declared per Share                    0.70           0.70           0.58           0.13           --
  Weighted average number of
       Shares outstanding (6): (Basic and Diluted)   22,034,955      2,391,072        845,833        412,713           --

                                                                                December 31,
                                                    ----------------------------------------------------------------------
                                                        2002          2001           2000          1999          1998
                                                    ------------- -------------  -------------  ------------  ------------
  Total assets                                      $441,765,453   $64,446,889    $14,688,560    $5,088,560      $976,579
  Total mortgages payable                             45,326,677            --             --            --            --
  Total stockholders' equity                         389,795,024    60,910,042      9,203,548     3,292,137       200,000

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The
         Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2002, 2001 and 2000, net earnings included, $1,374,665, $76,665 and $21,128, respectively, of these amounts. No such amounts were earned during 1999.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings),
         (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

         The following is a reconciliation of net earnings to FFO for the years ended December 31, 2002, 2001, 2000 and 1999:

                                                                          Year ended December 31,
                                                        2002              2001               2000             1999
                                                     -------------    --------------    --------------    -------------
             Net earnings                              $11,371,856         $915,965          $224,778         $(28,390)
                 Adjustments:
                    Effect of unconsolidated
                      subsidiaries                         149,801               --                --               --

                    Effect of minority interest           (233,691)              --                --               --

                    Depreciation of real estate
                      assets                             3,321,572          523,943            303,184              --
                                                    --------------   ---------------    --------------    -------------

             FFO                                       $14,609,538       $1,439,908           $527,962        $(28,390)
                                                    ==============   ===============    ==============    =============

             Weighted average shares:                   22,034,955        2,391,072            845,833         412,713
                                                    ==============   ===============    ==============    =============

(6) The weighted average number of Shares outstanding for the year ended December 31, 1999 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect," and "may."
Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, the availability of capital from borrowings under the Company's line of credit, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable tenants for its Properties and borrowers for its Mortgage Loans and Secured Equipment Leases, and the ability of such tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         The Company

         The Company was formed to acquire Properties located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, medical office buildings and walk-in clinics, and similar types of healthcare related facilities. The Properties are leased on a long-term, "triple-net" basis. The Company may also provide Mortgage Loans to Operators in the aggregate principal amount of approximately 5% to 10% of the Company's total assets. The Company also may offer Secured Equipment Leases to Operators. The aggregate principal amount of Secured Equipment Leases is not expected to exceed 10% of total assets.

LIQUIDITY AND CAPITAL RESOURCES

         Common Stock Offerings

         In 1998, the Company registered its Initial Offering of Shares of Common Stock and in connection with the Initial Offering, the Company received subscription proceeds of $9,718,974 (971,898 Shares). Following termination of the Initial Offering on September 18, 2000, the Company commenced its 2000 Offering. On May 24, 2002, the Company completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 Shares). Immediately following the completion of the 2000 Offering, the Company commenced its 2002
Offering   of  up  to  an   additional   45,000,000   Shares  of  Common   Stock
($450,000,000).

         As of December 31, 2002, the Company had received aggregate subscription proceeds of $442,346,060 (44,234,603 Shares), including $1,208,302 (120,830 Shares) through its Reinvestment Plan, from its Initial Offering, the 2000 Offering and the 2002 Offering (the "Prior Offerings") and contributions from the Advisor. As of December 31, 2002, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and offering expenses totalled approximately $392,300,000. The Company used approximately $319,000,000 of the net offering proceeds and approximately $45,600,000 of loan proceeds to invest in 37 retirement Properties. As of December 31, 2002, the Company had paid approximately
$32,500,000 in Acquisition Fees and Acquisition Expenses and had used approximately $400,000 to redeem 44,037 Shares of Common Stock, leaving approximately $40,400,000 available for investment in Properties and Mortgage Loans.

         During the period January 1, 2003 through February 28, 2003, the Company received additional net offering proceeds of approximately $90,700,000 and had approximately $113,200,000 available for investment in Properties and Mortgage Loans. See "Business -- Property Acquisitions" and "Business -- Pending Investments" for a description of the Properties owned by the Company or Properties the Company has entered into initial commitments to acquire as of February 28, 2003.

         The Company expects to use any uninvested net offering proceeds, plus any additional net offering proceeds from the sale of Shares from the 2002 Offering and this offering to purchase additional Properties and to a lesser extent, to invest in Mortgage Loans. In addition, the Company intends to borrow money to acquire Assets and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowing. The Company has obtained a $25,000,000 revolving line of credit which it anticipates replacing with a new line of credit, as described below. The Company has also obtained Permanent Financing. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Board of Directors anticipates that the aggregate amount of any Permanent Financing will not exceed 40% of the Company's total assets. The maximum amount the Company may borrow is 300% of the Company's Net Assets. The number of Properties to be acquired and Mortgage Loans in which the Company may invest will depend upon the amount of net offering proceeds and loan proceeds available to the Company.

         Management does not anticipate that an escalation of the current crisis in the Middle East will have a direct effect on the health care and seniors' housing industries. However, Marriott International, Inc., which has extensive investments in the hospitality industry, guarantees, within certain limitations, the obligations of the tenants of six of the Company's Properties to pay minimum rent under the leases for the Properties. To the extent that business or leisure travel is substantially reduced for a lengthy period of time due to an escalation of the crisis in the Middle East, the business of Marriott International, Inc. may be affected. Management does not anticipate that an escalation of the current crisis in the Middle East will have a significant effect on the Company's ability to raise capital in equity offerings. Gross offering proceeds during the year ended December 31, 2002 exceeded levels of previous years. Management expects that future offering proceeds and amounts available under the Company's line of credit will be sufficient to meet the Company's capital requirements.

         Redemptions

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, the Company elected to redeem Shares, subject to certain conditions and limitations. During the years ended December 31, 2002, 2001 and 2000, 37,306, 3,415 and 3,316 Shares,
respectively, were redeemed at $9.20 per Share for a total of $343,212, $31,420 and $30,508, respectively, and retired from Shares outstanding of Common Stock. No Shares were redeemed prior to 2000.

         Property Acquisitions and Investments

         At December 31, 2002, the Company owned 37 Properties located in 16 states, including one Property in a pre-construction phase with planned development for a seniors' housing complex. Upon completion of the development, the Company expects to enter into a long-term agreement with an Operator of the retirement facility to operate and manage the Property. The Company, as lessor, has entered into long-term lease agreements relating to the other Properties. The leases are on a triple-net basis, meaning the tenants are required to pay all repairs, maintenance, property taxes, utilities and insurance. Generally, the tenants are also required to make capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment and maintain the leasehold in a manner that allows operation for its intended purpose.

         On February 28, 2003, the Company acquired a parcel of land upon which a seniors' housing complex is being constructed. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC.

         During the year ended December 31, 2002, the Company acquired 22 Properties for an aggregate purchase price of $222.3 million that are subject to operating leases, each of which generally provide for an initial term of 15 years. Substantially all of the operating leases provide options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments. The leases provide that the minimum base rent required under the terms of the leases will increase at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all tenants are subject to contingent rent computed as a percentage of gross sales of the Properties. The majority of the leases also provide for the tenant to fund, in addition to its lease payment, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. Substantially all of the operating leases contain cross-default and pooling terms. The Properties are operated and managed by ARC, Marriott Senior Living Services, Inc. or Erickson Retirement Communities, LLC.

         In conjunction with the purchase of five of the Properties subject to operating leases, Marriott International, Inc. has, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of February 28, 2003, the remaining amount available under the limited guarantee was $4,705,842.

         On September 30, 2002, the Company acquired 11 Properties located in seven states through a direct financing transaction with two subsidiaries of Prime Care for $105,250,000 plus closing costs and a working capital advance. The Company, as lessor, entered into 35-year lease agreements that require aggregate minimum annual rent of $11,520,600 through December 31, 2003, and 2.5 percent annual increases thereafter. In addition to minimum rent, the leases require additional rent, which is based on a percentage of the tenants' gross revenues. The leases also provide for the tenants to fund, in addition to their lease payments, an FF&E Reserve fund. All property purchased with the funds from the FF&E Reserve will remain the property of the tenants. The leases contain provisions that allow the lessees to purchase the Properties at the end of the lease terms for the Company's investment amount. The leases also permit the Company to require the lessees to purchase the Properties at the end of the lease terms for the same amount. The leases of the 11 Properties contain cross-default and pooling terms. In addition, an affiliate of the tenants has guaranteed the tenants' obligations to pay minimum rent due under the leases up to a maximum of $2,000,000. As of February 28, 2003, the remaining amount available under the guarantee was $1,691,659. The 11 Properties are operated and managed by Marriott Senior Living Services, Inc.

         In connection with the acquisition of seven Properties, the Company obtained three permanent loans totalling $45.3 million secured by mortgages on the Properties. See "Borrowings" below.

         In a press release dated December 30, 2002, Sunrise Assisted Living, Inc. announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assumed by Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In regards to 12 of the 14 proposed Properties for which the Company has entered into initial commitments to acquire as of February 28, 2003, it is expected that until the sale of the Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, Marriott Senior Living Services, Inc. will operate these Properties. Sunrise Assisted Living, Inc. has agreed to assume the obligations to the Company under the guarantees from Marriott International, Inc. and Marriott Senior Living Services, Inc. upon its purchase of Marriott Senior Living Services, Inc.'s stock. Additional information regarding Sunrise Assisted Living, Inc. can be found at http://www.sec.gov. There can be no assurance that these transactions will be consummated.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The
Company's original equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         On August 12, 2002, the Company originated a Mortgage Loan in the principal amount of $1,870,000 secured by a parcel of land owned by a joint venture in which the Company acquired a 99% interest on December 20, 2002. The loan bears interest at 9.35% per annum and requires monthly payments of interest only. The loan matures on December 31, 2006, at which time all unpaid principal and interest is due. The land, which contains approximately 39.8 acres, is expected to be developed into a retirement community. The Company had incurred approximately $1.4 million in pre-development costs as of December 31, 2002.

         Borrowings

         In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in conjunction with the purchase of a Property located in Oak Park, Illinois. The mortgage bears interest at a floating rate of
(i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6% or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6%, not to exceed 8%. As of December 31, 2002, the interest rate was 5.84%. In accordance with the provisions of the mortgage, the Company has placed $277,821 in escrow, which represents three months of debt service related to the mortgage. In connection with the loan, the Company incurred assumptions fees of $16,156 that are being amortized over the remaining term of the loan. The Company anticipates refinancing the loan prior to its maturity date; however, if such financing is not available, the Company expects to have adequate offering proceeds available to repay this debt.

         In connection with the purchase of five Properties, the Company borrowed $23,520,000 in June 2002 in the form of commercial paper backed loan secured by these five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the re-marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance.

Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.51% as of December 31, 2002) plus a margin of 1.23%, which is inclusive of liquidity fees and administrative costs. As of December 31, 2002, the commercial paper loan interest rate was 2.74%. In connection with the loan, the Company incurred loan fees and closing costs of $539,215 that are being amortized over the term of the loan.

         On August 8, 2002, the Company entered into a commitment for $11,000,000 of Permanent Financing relating to the Greenwood Village Property which is secured by a mortgage on the Property. On August 29, 2002, the Company obtained an advance totalling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by the Greenwood Village Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90% per annum, but in no event shall the interest rate be less than 6.50%. As of December 31, 2002, the interest rate was 6.50%. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time. In connection with the loan, as of December 31, 2002, the Company incurred loan commitment fees and closing costs of $329,933 with an additional fee of $19,000 due upon funding of the additional advance.

         The Company had previously obtained a $25 million line of credit. On March 17, 2003, the Company replaced the $25 million line of credit with a new two-year, $85 million revolving line of credit that may be amended to allow the line of credit to be increased by $40 million. Eleven Properties with an aggregate cost of $115.2 million are mortgaged to secure the $85 million revolving line of credit. This credit facility requires payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. The Company may use the revolving line of credit to fund acquisitions, pay fees and fund working capital for general business purposes. Periodically, the Company expects to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. In connection with the new revolving line of credit, the Company has incurred loan fees and closing costs of $214,691 as of March 17, 2003.

         Contractual Obligations and Commitments

         The following table presents the Company's contractual cash obligations and related payment periods as of December 31, 2002:

                                       Less than
  Contractual Cash obligations          1 Year          2-3 Years       4-5 Years        Thereafter         Total
---------------------------------    --------------    -----------    --------------    -------------   --------------
Mortgages payable                    $  12,896,864     $  338,599       $32,091,214       $       --      $45,326,677
Refundable tenant security
     deposits                                   --             --                --        4,866,973        4,866,973
                                     -------------     ----------       -----------        ---------      -----------
Total Contractual Cash
     Obligations                     $  12,896,864     $  338,599       $32,091,214       $4,866,973      $50,193,650
                                     =============     ==========       ===========       ==========      ===========

         The following table presents the Company's commitments, contingencies and guarantees and related expiration periods as of December 31, 2002:

    Commitments, Contingencies           Less than
          and Guarantees                  1 Year           2-3 Years       4-5 Years    Thereafter         Total
-----------------------------------    --------------    -------------    -----------   -----------    ---------------
Guarantee of unsecured
     promissory note of
     unconsolidated subsidiary           $         --      $ 2,583,333     $      --     $      --       $  2,583,333
Earnout provisions (1)                             --       11,834,233            --            --         11,834,233
Pending investments (2)                   298,700,000               --            --            --        298,700,000
                                          -----------      -----------     ---------     ---------       ------------
Total Commitments,
     Contingencies and Guarantees        $298,700,000      $14,417,566     $      --     $      --       $313,117,566
                                         ============      ===========     =========     =========       ============

(1) In connection with the acquisition of five Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual minimum rent will increase accordingly.

(2) See "Pending Investments" section below for a description of Properties for which the Company had commitments to acquire as of February 28, 2003.

         Market Risk

         All of the Company's mortgage loans payable at December 31, 2002, were subject to variable interest rates, adjusted monthly or quarterly, as described in the "Borrowings" section above. Therefore, the Company is exposed to market changes in interest rates. To mitigate interest rate risk, the Company can pay down the mortgages with offering proceeds should interest rates rise substantially.

         The Company has mitigated its exposure to variable interest rates on its commercial paper loan by providing fluctuating lease payments under the leases for the Properties securing the loan as a result of changes in periodic interest rates due under the commercial paper loan. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has mitigated its exposure to liquidity risk by obtaining a liquidity facility that guarantees proceeds in the event that the marketing effort is unsuccessful.

         The Company may also be subjected to interest rate risk through outstanding balances on its variable rate line of credit. The Company may mitigate this risk by paying down its line of credit from offering proceeds should interest rates rise substantially. There were no amounts outstanding on the variable rate line of credit at December 31, 2002.

         Management estimates that a one-percentage point increase in interest rates for the year ended December 31, 2002, would have resulted in additional interest costs of approximately $263,612. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

         Pending Investments

         As of February 28, 2003, the Company had commitments to acquire 14 additional Properties located in eight states. The anticipated aggregate purchase price is approximately $333.7 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to assume Permanent Financing of approximately $46.6 million in connection with the acquisition of five Properties and to draw approximately $75 million on its new $85 million revolving line of credit for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume obligations of approximately $88.8 million in non-interest bearing bonds payable to certain residents of two of the Properties. In regards to 12 of the 14 proposed Properties for which the Company has entered into initial commitments to acquire as of February 28, 2003, it is expected that until the sale of the Marriott
Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, Marriott Senior Living Services, Inc. will operate these Properties. It is expected that Sunrise Assisted Living, Inc. will operate the remaining two proposed Properties. There can be no assurance that these transactions will be consummated.

         Cash and Cash Equivalents

         Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, which management believes to have appropriate safety of principal such as overnight repurchase agreements, certificates of deposit and money market funds. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located or to fund Mortgage Loans. At December 31, 2002, the Company had $40,799,871 invested in such short-term investments as compared to $26,721,107 at December 31, 2001. The increase in the amount invested in short-term investments primarily reflects proceeds received from the sale of Shares from the 2000 Offering and the 2002 Offering during the year ended December 31, 2002, offset by the purchase of 33 Properties. The funds remaining at December 31, 2002, along with additional funds expected to be received from the sale of Shares and amounts received from tenants, will be used primarily to purchase additional Properties, to make Mortgage Loans, to pay Offering Expenses and Acquisition Expenses, to pay Distributions to stockholders, to meet other Company expenses and, in management's discretion, to create cash reserves.

         Notes and Other Receivables

         The Company's notes and other receivables balance increased from $180,163 at December 31, 2001 to $3,192,203 as of December 31, 2002. The
increase is primarily due to a $2 million loan to an affiliate of one of the Company's lessees relating to the anticipated acquisition of two additional Properties. As of December 31, 2002, the Company had an initial commitment to purchase two additional Properties located in Maryland for approximately $22.6 million. In connection with this anticipated purchase, the Company loaned the seller $2 million to pay off debt at a discounted amount, making the purchase of the Properties economically viable. The note bears interest at 15% per annum and matures March 31, 2003. As security for this note, the seller has pledged a membership interest in its company. Additionally, certain members of the seller's company guaranteed the note.

         Other amounts included in the Company's accounts receivable balance as of December 31, 2002, include normal operating receivables such as rent payments due under the Company's long-term lease agreements and other receivables. As of

February 28, 2003, management believes accounts receivable as of December 31, 2002 are fully collectible.

         Liquidity Requirements

         During the years ended December 31, 2002, 2001 and 2000, the Company generated cash from operating activities (which includes cash received from tenants and interest, less cash paid for operating expenses) of $16,784,763, $2,173,379 and $1,096,019, respectively. For the years ended December 31, 2002, 2001 and 2000, cash from operating activities included security deposits of $3,502,987, $810,030 and $553,956, respectively, which were received from tenants. Management expects the Company to meet its short-term liquidity requirements, other than for Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, through cash flow provided by operating activities. Management believes that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and Distributions to stockholders. To the extent that the Company's cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of unforeseen expenses due to a tenant defaulting under the terms of its lease agreement, the Company may use borrowings under its line of credit. Management expects the Company to meet its other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and Secured Equipment Leases, with proceeds from its offerings, additional advances under its proposed line of credit and Permanent Financing. Management expects the Company to meet its long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

         An FF&E Reserve fund has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into the restricted FF&E Reserve account and periodically use these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. With respect to the Properties subject to operating leases, generally all funds in the FF&E Reserve, all interest earned on the funds and all property purchased with funds from the FF&E Reserve are and will remain the property of the Company. However, six Properties subject to operating leases include FF&E Reserve accounts which will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E Reserve accounts will become the property of the Company. The Properties subject to direct financing leases include FF&E Reserve accounts that are held by each tenant. All property purchased with funds from the FF&E Reserve accounts will remain the property of the tenants. In the event that the FF&E Reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased. For the years ended December 31, 2002, 2001 and 2000, revenue relating to the FF&E Reserve totalled $153,454, $39,199 and $19,672, respectively. Due to the fact that the Company's Properties are leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities, management does not believe that other working capital reserves are necessary at this time. However, management may maintain additional cash required to meet the Company's working capital needs. Management believes that the Company's Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

         Distributions

         The Company declared and paid Distributions to its stockholders totalling $14,379,477, $1,507,322 and $502,078 during the years ended December 31, 2002, 2001 and 2000, respectively. In addition, on January 1 and February 1, 2003, the Company declared Distributions of $0.0589 per Share to stockholders of record on January 1 and February 1, 2003, respectively, payable by March 31, 2003.

         For the years ended December 31, 2002, 2001 and 2000, approximately 65%, 65% and 54%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 35%, 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, and 2000, were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Generally the Company is required to distribute annually 90% of its real estate investment trust taxable income. In determining the amount of Distributions, management considers the amount of cash from operations, funds from operations and the general economic condition of the Company. The Company intends to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable quarterly.

         Related Party Transactions

         Certain Directors and officers of the Company hold similar positions with the Advisor and the Managing Dealer, CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

         CNL Securities Corp. receives Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $27,835,104, $4,463,981 and $486,846, respectively, of which $26,341,693, $4,175,827 and $437,940, respectively, was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, CNL Securities Corp. receives a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares, all or a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $1,855,674,
$297,599 and $32,456, respectively, the majority of which was or will be reallowed to other broker-dealers.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, in an amount equal to 0.20% of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2002, no such fees had been incurred.

         The Advisor receives Acquisition Fees for services in identifying Properties and structuring the terms of the Company's leases and Mortgage Loans equal to 4.5% of Total Proceeds. In addition, if there is a Listing, the Company will receive an Acquisition Fee of 4.5% of amounts outstanding on a line of credit, if any, at the time of the Listing. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $18,736,538, $2,676,430 and $292,108, respectively, of such fees. These fees are included in other assets prior to being allocated to individual Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $770,756, $93,219 and $55,396, respectively, of such fees.

         During the years ended December 31, 2002, 2001 and 2000, Affiliates incurred on behalf of the Company $5,613,049, $1,626,405, and $387,704, respectively, for certain Offering Expenses and due diligence expense reimbursements. In addition, during the years ended December 31, 2002, 2001 and 2000, Affiliates incurred on behalf of the Company $451,238, $353,852 and $112,961, respectively, for certain Acquisition Expenses and $565,013, $206,211 and $157,878, respectively, for certain Operating Expenses. As of December 31, 2002 and 2001, the Company owed Affiliates $347,786 and $1,772,807, respectively, for such amounts and unpaid fees and administrative expenses. Offering Expenses paid by the Company together with Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings.

         The Company incurs operating expenses relating to its administration. Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company in any Expense Year exceeds the Expense Cap. During the Expense Years ended June 30, 2001 and June 30, 2000, operating expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2002, 2001 and 2000.

         CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 7 to the Notes to Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a 2% structuring fee
($470,000), which was recorded as deferred loan costs and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors, and in which an Affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $5,740,852 and $3,000,000 at December 31, 2002 and 2001, respectively.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership.

         Other

         Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

         Critical Accounting Policies

         The Company's leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("FAS 13"), and have been accounted for as either operating leases or direct financing leases. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management has assumed that all payments to be received under its leases are collectible. Changes in management's estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease at the inception of the lease.

         Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building and equipment. In the event a Property is not acquired or its acquisition is no longer considered probable, costs directly related to the Property will be charged to expense.

RESULTS OF OPERATIONS

      Comparison of the year ended December 31, 2002 and December 31, 2001

         Net earning for the year ended December 31, 2002 totalled $11,371,856 or $0.52 per Share of Common Stock. This compares to net earnings of $915,965 or $0.38 per Share of Common Stock for the corresponding period in 2001. This increase in net earnings per Share is the result of the various factors described below.

         As of December 31, 2002 and 2001, the Company owned 37 Properties, including one Property under development, and three Properties, respectively. The Company has entered into long-term, triple-net lease agreements relating to 36 and three of these Properties in 2002 and 2001, respectively. The leases provide for minimum annual base rent generally payable in monthly installments. The leases also require minimum annual base rents to increase at predetermined intervals during the lease terms. In addition to annual base rent, substantially all of the leases require the payment of contingent rent computed as a percentage of gross revenues of the Property above specified thresholds.

         For the years ended December 31, 2002 and 2001, the Company earned $16,777,611 and $1,725,018, respectively, in rental income from its Properties under operating leases and earned income from its Properties subject to direct financing leases. The Company also earned $153,454 and $39,199 in FF&E Reserve income during the years ended December 31, 2002 and 2001, respectively. The increase in rental and FF&E Reserve income was due to the Company owning 36 Properties subject to lease agreements during the year ended December 31, 2002,as compared to three Properties during the year ended December 31, 2001. Because the majority of the Properties were owned for only a portion of 2002 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods and rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

         Of the 36 Properties subject to lease agreements, 35 of these Properties are leased to affiliates or wholly owned subsidiaries of ARC, HRA Management Corporation or Prime Care Properties, LLC and contributed 95.6% of the Company's total rental income during the year ended December 31, 2002. Six of these Properties are operated under the ARC brand and 29 Properties are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc. To mitigate credit risk, certain leases are combined into portfolios that contain cross-default and pooling terms. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level. Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risk of default, failure of these lessees, their guarantors or the ARC or Marriott brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods

         During the years ended December 31, 2002 and 2001, the Company also earned $1,913,205 and $135,402, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. Interest income increased during the year ended December 31, 2002, as compared to the year ended December 31, 2001, due to the Company having a larger amount of offering proceeds temporarily invested pending the acquisition of Properties. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of the Company's total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest income for the year ended December 31, 2002, was approximately $191,200 in interest income related to notes receivable.

         Operating expenses, including interest expense and depreciation and amortization expense, were $7,052,564 and $983,654 for the years ended December 31, 2002 and 2001, respectively (37.4% and 51.8%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company owning 37 Properties during the 2002 compared to the three Properties in 2001. Additionally, interest expense increased from $105,056 for the year ended December 31, 2001 to $1,408,611 for the year ended December 31, 2002, as a result of the Company entering into additional borrowing in 2002.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which total Operating Expenses paid or incurred by the Company exceed in any four consecutive quarters the Expense Cap. During the four quarters ended June 30, 2001, the Company's Operating Expenses totalled $439,456, exceeding the Expense Cap by $145,015; therefore the Advisor reimbursed the Company such amount in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap for any other Expense Years during the years ended December 31, 2002 and 2001.

         The dollar amount of operating expenses is expected to increase as the Company acquires additional Properties and invests in Mortgage Loans. However, general operating and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties and invests in Mortgage Loans.

         In May 2002, a joint venture in which the Company owned a 76.75% equity interest, purchased five Properties. The 23.25% minority interest in this joint venture was held by Marriott Senior Living Services, Inc. until December 20, 2002, when the Company purchased the 23.25% minority interest. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. The minority interest in earnings of the consolidated joint venture was $433,012 for the year ended December 31, 2002.

        Comparison of the year ended December 31, 2001 to the year ended
         December 31, 2000

         As of December 31, 2001 and 2000, the Company owned three Properties and one Property, respectively, consisting of land, buildings and equipment, and had entered into long-term, triple-net lease agreements relating to these Properties. The leases provide for minimum annual base rent ranging from approximately $991,000 to $1,350,000, which is generally payable in monthly installments. In addition, the leases also provide that the annual base rent required under the terms of the leases will increase at predetermined intervals. In addition to annual base rent, tenants pay contingent rent computed as a percentage of gross sales of the Property. The Company's lease for the Orland Park Property also required the establishment of an FF&E Reserve. The FF&E Reserve established for the Orland Park Property has been reported as additional rent for the years ended December 31, 2001 and 2000.

         During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases and FF&E Reserve revenue of $1,764,217 and $981,672, respectively. The increase in rental income and FF&E Reserve income is due to the Company owning three Properties during the year ended December 31, 2001, as compared to one Property during the year ended December 31, 2000. In addition, the Orland Park Property was owned for only a portion of 2000, compared to a full year in 2001.

         During the years ended December 31, 2001 and 2000, the Company earned $135,402 and $103,058, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The increase in interest income was primarily attributable to an increase in the dollar amount invested in short-term, liquid investments and the period of time the funds were invested pending investment in Properties, as compared to 2000.

         Operating expenses, including interest expense and depreciation and amortization expense, were $983,654 and $859,952 for the years ended December 31, 2001 and 2000, respectively. The increase in operating expenses during the year ended December 31, 2001, as compared to 2000, was partially the result of the Company owning three Properties during 2001, compared to one Property in 2000. Additionally, general operating and administrative expenses increased as a result of Company growth. Interest expense decreased from $367,374 for the year ended December 31, 2000 to $105,056 for the year ended December 31, 2001. The decrease in interest expense was a result of the Company repaying the amounts outstanding under its line of credit during the year ended December 31, 2001.

         Pursuant to the Advisory Agreement, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred exceed the Expense Cap in an Expense Year. During the Expense Years ended June 30, 2001 and 2000, the Company's Operating Expenses totalled $439,456 and $287,084, respectively, exceeding the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor has reimbursed the Company such amounts in accordance with the Advisory Agreement. The Company's Operating Expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2001 and 2000.

         New Accounting Standards

         In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB statement No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

         In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

         In November 2002, FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 clarifies the requirements relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to January 1, 2003, are not required to be revised or restated to reflect the effect of the recognition and measurement provisions of FIN 45.

         In January 2003, FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be considered by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Consolidation of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of December 31, 2002, the Company did not have any entities that would be characterized as variable interest entities under FIN 46. As of February 28, 2003, an Affiliate is considering a transaction that when consummated could result in a variable interest entity which could necessitate consolidating the operations of the Properties currently leased to HRA Management Corporation, Eight Pack Management Corp. and Eleven Pack Management Corp.

         Other

         The Company has elected, pursuant to Internal Revenue Code Section 856(c)(1), to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. As a REIT, for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. Such an event could materially affect the Company's net earnings. However, the Company believes that it is organized and operates in such a manner as to qualify for treatment as a REIT for the years ended December 31, 2002, 2001 and 2000. In addition, the Company intends to continue to operate the Company so as to remain qualified and a REIT for federal income tax purposes.

         The Company's current leases are, and it is anticipated that future leases will be, triple-net leases and contain provisions that management believes will mitigate the effect of inflation. Such provisions will include clauses requiring the payment of percentage rent based on certain gross sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in gross sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Company's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the Properties and on potential capital appreciation of the Properties.

         Management of the Company currently knows of no trends that will have a
material  adverse  effect  on  liquidity,   capital   resources  or  results  of
operations.

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

         The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the Company.

         The Directors will establish written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

           Name                   Age         Position with the Company
----------------------------     -------      ---------------------------------------------------------------
James M. Seneff, Jr.               56         Director, Chairman of the Board and Chief Executive Officer
Robert A. Bourne                   55         Director, Vice Chairman of the Board and Treasurer
David W. Dunbar                    50         Independent Director
James W. Duncan, Jr.               50         Independent Director
Edward A. Moses                    60         Independent Director
Thomas J. Hutchison III            61         President
Phillip M. Anderson, Jr.           43         Chief Operating Officer and Executive Vice President
Stuart J. Beebe                    44         Chief Financial Officer

Lynn E. Rose                       54         Secretary

         James M. Seneff, Jr. Director, Chairman of the Board and Chief Executive Officer. Mr. Seneff also is a director, Chairman of the Board and Chief Executive Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Retirement Corp., CNL
Capital Markets, Inc., CNL Investment Company and CNL Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5.3 billion in assets, representing interests in approximately 1, 850 properties and approximately 1,000 mortgage loans in 49 states. Mr. Seneff also serves as a director, Chairman of the Board and co-Chief Executive Officer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as a director, Chairman of the Board and Chief Executive Officer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Since 1992, Mr. Seneff has served as a director, Chairman of the Board and Chief Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities Corp. since 1979; CNL Investment Company since 1990; and CNL Institutional
Advisors, a registered investment advisor for pension plans, since 1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

         Robert A. Bourne. Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, Vice Chairman of the Board and Treasurer of CNL Retirement Corp., the Advisor to the Company. Mr. Bourne served as the President of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the President and Treasurer of CNL Financial Group, Inc.; Treasurer of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Hospitality Corp., its advisor, and CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Bourne served as President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to June 2002, served as a director of CNL Hospitality Properties, Inc. from 1996 to February 2003, and served as President of CNL Hotel Investors, Inc. from 1999 to July 2002. Mr. Bourne also serves as a director of CNLBank. He serves as a director and Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board since February 1999, of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL Securities Corp., the Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         David W. Dunbar. Independent Director. Mr. Dunbar serves as chairman and chief executive officer of Peoples Florida Banking Corporation and its subsidiaries, Peoples Bank and Southern Mortgage Corporation, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as chairman of the board of directors of Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in Pinellas County, Florida. He is a former member of the board of directors of North Bay Hospital, a 122-bed facility and a former member of the board of directors of Morton Plant Mease Foundation. During 1994 and 1995, Mr. Dunbar was a member of the board of directors and an executive officer of Peoples State Bank. Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr. Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa, Florida. Mr. Dunbar previously served as a member of the Florida Elections Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. In addition, from 1990 to 2000, Mr. Dunbar served as the Governor's appointee to the State of Florida Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from Florida State University in 1975. He is also a 1977 graduate of the American Bankers Association National Commercial Lending School at the University of Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana State University.

         James W. Duncan, Jr. Independent Director. Mr. Duncan is the president of NavTrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets. From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare, Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr. Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of Maryland School of Law in 1978.

         Edward A. Moses. Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate School of Business. From 1985 to 1989 he served as dean and professor of finance at the University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr. Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance Associations, served on the board of the Southern Business Administration Association, and served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State University, and is a member of the board of directors of HTE, Inc. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of Georgia in 1971.

         Thomas J. Hutchison III. President. Mr. Hutchison also serves as President and a director of CNL Retirement Corp., the Advisor of the Company. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of the Company and the Advisor. Mr. Hutchison serves as President and Chief Operating Officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the President and Chief Operating Officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as President and co-Chief Executive Officer of CNL Hospitality Properties, Inc. and President, co-Chief Executive Officer and a director of CNL Hospitality Corp., its advisor. He also serves as President of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. From 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. He served as Executive Vice President of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and

TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

         Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL's interest in the health care industry investments, including acquisitions, development, project analysis and due diligence. He also currently serves as the Chief Operating Officer of both CNL Retirement Corp., the Company's Advisor, and of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt ("Classic") is affiliated with Hyatt Hotels and Chicago's Pritzker family. Classic acquires, develops, owns and operates seniors' housing, assisted living, skilled nursing and Alzheimer's facilities throughout the United States. Mr. Anderson's responsibilities grew from overseeing construction of Classic's first properties to acquiring and developing new properties. After assuming responsibility for acquisitions, Mr. Anderson doubled the number of senior living apartments/beds ("units") in the portfolio by adding over 1,200 units. In addition, the development of an additional 1,000 units of seniors' housing commenced under Mr. Anderson's direction. Mr. Anderson also served on Classic's Executive Committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

         Stuart J. Beebe. Chief Financial Officer. Mr. Beebe also serves as Chief Financial Officer of CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Companies' activities. He also works closely with other senior management in the development and execution of the Companies' business strategy. Prior to joining CNL in December of 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest, privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln's Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trust(R) the National Association of Industrial Office Properties and the Urban Land Institute.

         Lynn E. Rose. Secretary. Ms. Rose served as Treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as Secretary of CNL Retirement Corp., the Advisor to the Company, and as Secretary of the subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is Secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as Secretary of CNL Hospitality Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose also serves as Secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as Treasurer from 1999 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, from 1994 through August 1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A.,

Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs advised by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time, as necessary, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. In addition to the above compensation, the Director serving as Chairman of the Audit Committee is entitled to receive fees of $750 per meeting attended with the Company's independent accountants ($375 for each telephonic meeting in which the Chairman participates) as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         CNL Retirement Corp. is a Florida corporation organized in July 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective September 15, 1998. CNL Retirement Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

         The directors and executive officers of the Advisor are as follows:

             James M. Seneff, Jr.              Chairman of the Board, Chief
                                                 Executive Officer, and Director
             Robert A. Bourne                  Vice Chairman of the Board,
                                                 Treasurer and Director
             Thomas J. Hutchison III           President and Director
             Phillip M. Anderson, Jr.          Chief Operating Officer
             Stuart J. Beebe                   Chief Financial Officer
             Lynn E. Rose                      Secretary

         The  backgrounds  of  these   individuals  are  described  above  under
"Management -- Directors and Executive Officers."

         Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

         The Advisor currently owns 20,000 Shares of Common Stock (the "Initial Investment"). The Advisor may not sell the Initial Investment while the Advisory Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, Directors or any of their Affiliates, or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares of Common Stock necessary to approve a matter on which the Advisor,

Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

         Under  the  terms  of  the   Advisory   Agreement,   the   Advisor  has
responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

         The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

         The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in any Expense Year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

         The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) the market value of the Company, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing (the "Market Value"), plus the total Distributions paid to stockholders from the Company's inception until the date of Listing, exceeds
(ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred subordinated share of Net Sales Proceeds from Sales of Assets of the Company. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

         If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

         Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory Agreement expires on May 13, 2003. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

         The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

         The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

         The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended December 31, 2002, the Company incurred approximately $27,800,000 of such fees in connection with the 2000 Offering and the 2002 Offering, of which approximately $26,300,000 was paid by CNL Securities Corp. as commissions to other broker-dealers. In addition, during the period January 1, 2003 through February 28, 2003, the Company incurred approximately $7,700,000 of such fees in connection with the 2002 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and the 2002 Offering, all or a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2002, the Company incurred approximately $1,900,000 of such fees in connection with the 2000 Offering and the 2002 Offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2003 through February 28, 2003, the Company incurred approximately $500,000 of such fees in connection with the 2002 Offering, the majority of which has been or will be reallowed to other broker-dealers.

         CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003 in the amount of 0.20% of Invested Capital from the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to Soliciting Dealers whose clients hold Shares on such date. As of December 31, 2002, no such fees had been incurred.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of Total Proceeds. For the year ended December 31, 2002, the Company incurred approximately $18,700,000 of such fees in connection with the 2000 Offering and the 2002 Offering. In addition, during the period January 1, 2003 through February 28, 2003, the Company incurred approximately $4,600,000 of such fees in connection with the 2002 Offering. Additionally, during the year ended December 31, 2002, the Company incurred Acquisition Fees totalling approximately $2,100,000 as a result of Permanent Financing used to acquire the certain Properties.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31, 2002 the Company incurred approximately $800,000 of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the year ended December 31, 2002, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2002, the Company incurred approximately $3,500,000 for these services, approximately $2,900,000 of such costs represented stock issuance costs, approximately $25,000 represented acquisition-related costs and approximately $600,000 represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank at February 28, 2003 and December 31, 2002 were approximately $5,500,000 and approximately $5,700,000, respectively. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         In conjunction with a loan related to the purchase of the Marriott Portfolio One Properties, the Company engaged Century Capital Markets LLC to act as its Structuring Agent. In connection with this loan, the Structuring Agent was paid structuring fees equal to 2% of the loan. Interest due under the loan is payable monthly and includes a margin of 30 basis points payable to the Structuring Agent for monthly services provided by the Structuring Agent related to the administration of the loan. As of February 28, 2003, the joint venture had paid the Structuring Agent approximately $645,000 in structuring fees and interest. Of this amount, structuring fees totalling $470,400 have been capitalized as loan costs. CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets LLC.

         On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. Prior public programs have invested only in restaurant properties and hotel properties and have not invested in retirement properties. Investors in the Company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior public real estate programs. Investors who purchase Shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates.

         Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.


         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL American Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Messrs. Seneff and Bourne also currently serve as directors and officers of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties, mortgage loans and secured equipment leases. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2002, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2.8 billion from a total of approximately 124,000 investors, and owned, directly or indirectly, approximately 1,900 fast-food, family-style and casual-dining restaurant properties, and 56 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                      Number of           Date 90% of Net
                                                                                       Limited             Proceeds Fully
                             Maximum                                                 Partnership            Invested or
Name of                      Offering                                                  Units or             Committed to
Entity                       Amount (1)                   Date Closed                Shares Sold           Investment (2)
------                       ----------                   -----------                -----------           --------------
CNL Income                   $15,000,000                  December 31, 1986             30,000             December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000                  August 21, 1987               50,000             November 1987
Fund II, Ltd.                (50,000 units)


                                                                                       Number of           Date 90% of Net
                                                                                        Limited             Proceeds Fully
                             Maximum                                                  Partnership            Invested or
Name of                      Offering                                                  Units or              Committed to
Entity                       Amount (1)                   Date Closed                 Shares Sold           Investment (2)
------                       ----------                   -----------                 -----------           --------------
CNL Income                   $25,000,000                  April 29, 1988                50,000              June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000                  December 6, 1988              60,000             February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000                  June 7, 1989                  50,000             December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000                  January 19, 1990              70,000             May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000                  August 1, 1990              30,000,000           January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000                  March 7, 1991               35,000,000           September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000                  September 6, 1991            3,500,000           November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000                  April 22, 1992               4,000,000           June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000                  October 8, 1992              4,000,000           September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  April 15, 1993               4,500,000           July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 13, 1993           4,000,000           August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000                  March 23, 1994               4,500,000           May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 22, 1994           4,000,000           December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  July 18, 1995                4,500,000           August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000                  October 10, 1996             3,000,000           December 1996
Fund XVII, Ltd.              (3,000,000 units)

CNL Income                   $35,000,000                  February 6, 1998             3,500,000           December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL American                 $747,464,413                 January 20, 1999 (3)      37,373,221 (3)         February 1999 (3)
Properties Fund, Inc.        (37,373,221 shares)


CNL Hospitality              $1,325,072,637                        (4)                    (4)                    (4)
Properties, Inc.             (132,507,264 shares)

---------------------
(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL American Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.


(4)      Effective  July  9,  1997,  CNL  Hospitality   Properties,   Inc.  (the
         "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totalling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares)
         through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totalling approximately $275,000,000. Following the completion of the 1999 Offering on
         September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of December 31, 2002, the Hospitality Properties REIT had received subscriptions totalling $1,267,821,302 (126,782,130 shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 56 properties, including one property consisting of land only.

         Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31, 2001, the partnership had raised $27.5 million from 267 investors and had invested approximately $8.8 million in the resort, which opened on November 30, 2002.

         As of December 31, 2002, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of all of these 69 nonpublic limited partnerships had terminated as of December 31, 2002. These 69 partnerships raised a total of $185,927,353 from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 304 projects as of December 31, 2002. These 304 projects consist of 19 apartment projects (comprising 9% of the total amount raised by all 69 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 69 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 70% of the total amount raised by all 69 partnerships), one condominium development (comprising 0.5% of the total amount raised by all 69 partnerships), four hotels/motels (comprising 4% of the total amount raised by all 69 partnerships), 28 commercial/retail properties (comprising 12% of the total amount raised by all 69 partnerships), and two tracts of undeveloped land (comprising 0.5% of the total amount raised by all 69 partnerships).


         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2001 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).


         In addition to the real estate limited partnerships described above, in 2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.

         The following table sets forth summary information, as of December 31, 2002, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
     -----------            --------------           -------------------            ---------            -------
CNL Income Fund,           22 fast-food or           AL, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              LA, MD, OK, PA, TX,
                           restaurants               VA, WA

CNL Income Fund II,        50 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, KS, LA, MI,
                           restaurants               MN, MO, NC, NM, OH,
                                                     TN, TX, WA, WY

CNL Income Fund            40 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
III, Ltd.                  family-style              GA, IA, IL, IN, KS,
                           restaurants               KY, MD, MI, MN, MO,
                                                     NC, NE, OK, TX

CNL Income Fund IV,        47 fast-food or           AL, DC, FL, GA, IL,             All cash            Public
Ltd.                       family-style              IN, KS, MA, MD, MI,
                           restaurants               MS, NC, OH, PA, TN,
                                                     TX, VA

      Name of                    Type of                                            Method of            Type of
       Entity                   Property                    Location                Financing            Program
       ------                   --------                    --------                ---------            -------
CNL Income Fund V,         36 fast-food or           AZ, FL, GA, IL, IN,             All cash            Public
Ltd.                       family-style              MI, NH, NY, OH, SC,
                           restaurants               TN, TX, UT, WA

CNL Income Fund VI,        66 fast-food or           AR, AZ, CA, FL, GA,             All cash            Public
Ltd.                       family-style              ID, IL, IN, KS, MA,
                           restaurants               MD, MI, MN, NC, NE,
                                                     NM, NY, OH, OK, PA,
                                                     TN, TX, VA, WA, WY

CNL Income Fund            59 fast-food or           AL, AZ, CO, FL, GA,             All cash            Public
VII, Ltd.                  family-style              IN, LA, MI, MN, NC,
                           restaurants               NE, OH, PA, SC, TN,
                                                     TX, UT, WA

CNL Income Fund            54 fast-food or           AZ, CO, FL, IL, IN,             All cash            Public
VIII, Ltd.                 family-style              LA, MI, MN, NC, NY,
                           restaurants               OH, OR, TN, TX, VA

CNL Income Fund IX,        54 fast-food or           AL, CA, CO, FL, GA,             All cash            Public
Ltd.                       family-style              IL, IN, LA, MD, MI,
                           restaurants               MN, MS, NC, NH, NY,
                                                     OH, SC, TN, TX

CNL Income Fund X,         59 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
Ltd.                       family-style              ID, IL, IN, LA, MI,
                           restaurants               MO, MT, NC, NE, NH,
                                                     NM, NY, OH, PA, SC,
                                                     TN, TX, WA

CNL Income Fund XI,        48 fast-food or           AL, AZ, CA, CO, CT,             All cash            Public
Ltd.                       family-style              FL, KS, LA, MA, MI,
                           restaurants               MS, NC, NH, NM, OH,
                                                     OK, PA, SC, TX, VA, WA

CNL Income Fund            58 fast-food or           AL, AZ, CA, CO, FL,             All cash            Public
XII, Ltd.                  family-style              GA, IA, IN, LA, MO,
                           restaurants               MS, NC, NM, OH, SC,
                                                     TN, TX, WA

CNL Income Fund            53 fast-food or           AL, AR, AZ, CA, CO,             All cash            Public
XIII, Ltd.                 family-style              FL, GA, IN, KS, LA,
                           restaurants               MD, MO, NC, OH, PA,
                                                     SC, TN, TX, VA

      Name of                    Type of                                            Method of           Type of
       Entity                   Property                    Location                Financing           Program
   -------------           -----------------         -------------------           ----------          --------
CNL Income Fund            72 fast-food or           AL, AZ, CO, FL, GA,             All cash          Public
XIV, Ltd.                  family-style              IL, KS, LA, MN, MO,
                           restaurants               MS, NC, NJ, NV, OH,
                                                     SC, TN, TX, VA

CNL Income und XV,         61 fast-food or           AL, CA, FL, GA, KS,             All cash          Public
Ltd.                       family-style              KY, MN, MO, MS, NC,
                           restaurants               NJ, NM, OH, OK, PA,
                                                     SC, TN, TX, VA

CNL Income Fund            53 fast-food or           AZ, CA, CO, DC, FL,             All cash          Public
XVI, Ltd.                  family-style              GA, ID, IN, KS, LA,
                           restaurants               MN, MO, NC, NM, NV,
                                                     OH, PA, TN, TX, UT, WI

CNL Income Fund            39 fast-food,             CA, FL, GA, IL, IN,             All cash          Public
XVII, Ltd.                 family-style or           MD, MI, NC, NE, NV,
                           casual-dining             OH, SC, TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,             AZ, CA, CO, FL, GA,             All cash          Public
XVIII, Ltd.                family-style or           IL, KY, MD, MN, NC,
                           casual-dining             NV, NY, OH, PA, TN,
                           restaurants               TX, VA

CNL American               1,118 fast-food,          AL, AR, AZ, CA, CO,               (1)             Public REIT
Properties Fund,           family-style or           CT, DE, FL, GA, IA,
Inc.                       casual-dining             ID, IL, IN, KS, KY,
                           restaurants               LA, MD, MI, MN, MO,
                                                     MS, NC, NE, NH, NJ,
                                                     NM, NV, NY, OH, OK,
                                                     OR, PA, RI, SC, TN,
                                                     TX, UT, VA, WA, WI, WV

CNL Hospitality            55 limited                AZ, CA, CO, CT, FL,               (2)             Public REIT
Properties, Inc.           service, extended         GA, HI, KS, MA, MD,
                           stay or full              ME, MI, NC, NJ, NV,
                           service hotels            OR, PA, TX, UT, VA, WA


---------------------
(1) As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April 1, 1999, APF has used proceeds from its lines of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2) As of December 31, 2002, approximately 42.95% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REITs equity offerings.

         A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the terms of the leases, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within six years after commencement of this offering, through (a) Listing, or, (b) if Listing does not occur by December 31, 2008, the commencement of orderly Sales of the Company's Assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

         The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to tenants under leases generally requiring the tenant to pay base annual rental with automatic fixed increases in base rent or increases in base rent based on increases in consumer price indices over the term of the lease, and (ii) offering Mortgage Loans and Secured Equipment Leases to Operators.


         In accordance with its investment policies, the Company intends to invest in Properties whose tenants are Operators to be selected by the Company, or whose tenants have contracted with third-party Operators approved by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular tenant or Operator which the Company may acquire, the Board of Directors, including a majority of the Independent Directors, will review the Company's Properties and potential investments in terms of geographic, property type and chain diversification. Potential Mortgage Loan borrowers and Secured Equipment Lease lessees or borrowers will similarly be Operators selected or approved by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee or borrower, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see the "Business" section.


         The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the Shares of outstanding Common Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies -- Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

         In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

         1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

         2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

         3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

         4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

         5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness ("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

         6. The Company may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset cover0age," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

         7. The Company may not incur any indebtedness which would result in an aggregate amount of Leverage in excess of 300% of Net Assets.

         8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company.

         9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's Articles of Incorporation.


         10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options"); provided however that Options may be issued (1) to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that, in the judgment of the Independent Directors, has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.


         11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

         12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

         13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         14. The Company will not invest in any foreign currency or bullion or engage in short sales.

         15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

         16. The Company will not make loans to the Advisor or its Affiliates, except (A) mortgage loans subject to the restrictions governing mortgage loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert) or (B) to wholly owned subsidiaries of the Company.

         17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

         18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

         The foregoing limitations may not be modified or eliminated without the approval of a majority of the Shares of outstanding Common Stock.

         Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale (or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its Shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.


                               DISTRIBUTION POLICY

GENERAL

         In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

         The following table presents total Distributions and Distributions per
Share:

                                                              Quarter
                                   --------------------------------------------------------------
                                      First           Second           Third           Fourth            Year
                                   -------------    ------------    -------------    ------------    --------------
   2002:
   Total Distributions               $1,552,344      $2,586,745       $4,097,267      $6,143,121       $14,379,477
   declared
   Distributions per Share               0.1749          0.1749           0.1749          0.1755            0.7002


   2001:
   Total Distributions                 $219,887        $247,922         $312,583        $726,930        $1,507,322
   declared
   Distributions per Share               0.1749          0.1749           0.1749          0.1749            0.6996

   2000:
   Total Distributions                  $43,593        $108,932         $160,911        $188,642          $502,078
   declared
   Distributions per Share               0.0750          0.1537           0.1749          0.1749            0.5785

   1999:
   Total Distributions                 (2)              (2)              $16,460         $33,944           $50,404
   declared
   Distributions per Share             (2)              (2)               0.0500          0.0750            0.1250

(1) In January and February 2003, the Company declared Distributions totalling $2,604,002 and $2,878,892, respectively (representing $0.0589 per Share), payable by March 31, 2003.


(2)      For the period  December 22, 1997 (date of inception)  through July 13,
         1999,  the  Company  did  not  make  any  cash  distributions   because
         operations had not commenced.


(3) For the years ended December 31, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and for the years ended December 31, 2002, 2001 and 2000, approximately 35%, 35% and 46%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 21%, 39%, 55% and 100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis, including deductions for depreciation expense. The
         Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2002, 2001 and 2000, represent a distribution rate of 7%, 7% and 5.785%, respectively, of Invested Capital.


         The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

         Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.



         The Company may, in the future, charge stockholders who elect the monthly distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions. The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Stockholders who elect the monthly Distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See "Summary of Reinvestment Plan."

         The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property distributions; and (iii) distributes in-kind property only to those stockholders who accept the Directors' offer.

         Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

         The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

         The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

         The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of this offering.

         The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law and the Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK


         General. The Company has authorized a total of 206,000,000 shares of capital stock, consisting of 100,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of February 28, 2003, the Company had 54,420,931 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering and 120,830 Shares issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.


         The Board of Directors has approved a resolution to amend the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 100,000,000 to 450,000,000. Pursuant to the Articles of Incorporation, this amendment must be approved by the affirmative vote of the holders of not less than a majority of the Shares of Common Stock outstanding and entitled to vote thereon. The Board of Directors expects to submit this matter to the stockholders for approval at the 2003 annual meeting. In the event that the increase in the number of authorized Shares is not approved by the stockholders, this offering will be limited to up to 38,000,000 Shares. In the event that the increase in the number of authorized Shares is approved by the stockholders, this offering will be for up to 175,000,000 Shares. See "The Offering." In addition, if the increase in the number of authorized Shares is approved by the stockholders, the Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized Shares, if it determines that such action is in the best interest of the Company.

         The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 Shares at any time.

         Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

         All of the Shares offered hereby will be fully paid and nonassessable when issued.

         The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. The issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have any interest in the transactions and who have access, at the expense of the Company, to the Company's or independent legal counsel. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

         Similarly, the voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

         For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

         The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the Shares of Common Stock present in person or by proxy and entitled to vote. Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

         An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

         At any meeting of stockholders, each stockholder is entitled to one vote per Share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the Shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the Shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

         The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

         Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the Shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS AND SALE OF ASSETS

         A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the Shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

         Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

         The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         Section 2.9 of the Articles of Incorporation provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

         The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the Shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the Shares of Common Stock outstanding and entitled to vote.

         Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2008, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

         It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

         If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section 856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) CNL Retirement Corp., during the period ending on December 31, 1998, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL Retirement Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

         Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management-- Fiduciary Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee  actually  received an improper  personal benefit in money, property,  or  services,  (iv)  in the  case  of any  criminal  proceeding,  the
Indemnitee  had  reasonable  cause  to  believe  that  the act or  omission  was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

         Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

         There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

         The Company has entered into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

         Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of Retirement Partners to the same extent that they have access to the books of account and records of the Company.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

         In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

         (ii)     one of the following:

                  (A) remaining stockholders of the Company and preserving their
         interests   therein  on  the  same  terms  and  conditions  as  existed previously; or

                  (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

         The Company is prohibited from  participating  in any proposed  Roll-Up
Transaction:

         (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder Meetings," above);

         (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

         (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's Articles of Incorporation and described in "Summary of the Articles of Incorporation and Bylaws -- Inspection of Books and Records," above; or

         (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.


                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

         The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

         General. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1999. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming that the Company makes an election pursuant to Section 1.337(d)-5T(b) of the Temporary Regulations upon its acquisition of an asset from a C corporation.

         If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

         Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

         Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not  closely  held as defined in section  856(h) of the Code;  and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

         In the case of a REIT which is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of Retirement Partners and of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

         Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly

(applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

         Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

         Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets (the "75% Asset Test") must consist of "real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

         Initially, the bulk of the Company's assets will be direct and indirect interests in real property. However, the Company will also hold the Secured Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." Therefore, the Secured Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the sum of the value of the Secured Equipment Leases, together with any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular Operator will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular Operator represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25% of the Company's total assets.

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of the value or voting power of an issuer's securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

         Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

         (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

         Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

         The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

         The Company will also receive payments under the terms of the Secured Equipment Leases. Although the Secured Equipment Leases will be structured as leases or loans, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes, then the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

         If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

         If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

         (b) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose either to lease or sell such Equipment.

         However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests. In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

         Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

         The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in the Company's deductions for Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

         Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and
(ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

         Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

         Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

         If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

         The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.

         The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

         Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors. See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

         Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

         The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

         Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

         Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 2002, the Non-U.S. Stockholder files IRS Form W-8BEN with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI (or, with respect to payments on or after January 1, 2002, files IRS Form W-8BEN with the Company) with the
Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.


         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

         The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

         The Company will purchase both new and existing Properties and lease them to tenants pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

         The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

         While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

         Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

         Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business -- Description of Property Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

CHARACTERIZATION OF SECURED EQUIPMENT LEASES

         The Company will purchase Equipment and lease it to Operators pursuant to leases of the type described in "Business -- Investment of Offering
Proceeds." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests."

         While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that certain of the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment Leases described in "Business -- Investment of Offering Proceeds," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

         On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business -- Investment of Offering Proceeds," and (ii) as represented by the Company, each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

         As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

         If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset Tests" and "Federal Income Tax Considerations -- Taxation of the Company -- Income Tests," above.


                             REPORTS TO STOCKHOLDERS

         The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

         Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

         If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

         Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company,   at  the  location  where  such  reports  are  kept  by  the  Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

         The fiscal year of the Company will be the calendar year.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.


                                  THE OFFERING

GENERAL


         A maximum of 175,000,000 Shares ($1,750,000,000) are being offered at a purchase price of $10.00 per Share, with the sale of 137,000,000 of such Shares subject to approval by the stockholders of a resolution to increase the number of authorized Shares of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock." Included in the 175,000,000 Shares offered, the Company has registered 25,000,000 Shares ($250,000,000) available to stockholders purchasing Shares in this offering or to stockholders who purchased Shares in one of the Prior Offerings who elect to participate in the Reinvestment Plan and who receive a copy of this Prospectus or a separate prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 25,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares, this offering will be limited to 38,000,000 Shares ($380,000,000), 3,800,000 Shares ($38,000,000) of which will be available to stockholders purchasing pursuant to the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See "Summary of Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized Shares of Common Stock available following termination of this offering.


         A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000) and, for Iowa investors, IRAs and qualified plans must make a minimum investment of 250 Shares ($2,500). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. See "The Offering -- General," "The Offering -- Subscription Procedures" and "Summary of Reinvestment Plan."

PLAN OF DISTRIBUTION

         The Shares are being offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

         Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "The Offering -- Escrow Arrangements" below.


         Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer will reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer an amount equal to 0.125% of Gross Proceeds to be used by the Managing Dealer to reimburse Soliciting Dealers for bona fide due diligence expenses, such reimbursement to be paid following submission of invoices supporting such expenses. The Company will also pay to the Managing Dealer an amount equal to 0.5% of Gross Proceeds as a marketing support fee. This fee will be reallowed to any Soliciting Dealer which enters into a marketing support fee agreement with the Managing Dealer, pursuant to which such Soliciting Dealer agrees to provide the marketing assistance in this offering required under the marketing support fee agreement, including using their internal marketing support personnel to assist the Managing Dealer's marketing team and using their internal marketing communication tools to promote the Company. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions, the marketing support fee and due diligence reimbursements on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment Plan."

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. Clients of an investment adviser registered under (i) the Investment Advisers Act of 1940, as amended, and (ii) applicable state securities laws in the states where the client resides and who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is inconsistent with accepting commissions may elect not to accept any commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 7% commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of commissions otherwise payable to a Soliciting Dealer shall be reduced in accordance with the following schedule:

                                                                         Reallowed Commissions on Sales
                                           Purchase Price per            per Incremental Share in Volume
                                          Incremental Share in                   Discount Range
            Number                          Volume Discount             ----------------------------------------
     of Shares Purchased                        Range                    Percent                Dollar Amount
-------------------------------         ----------------------          -----------            -----------------
        1   --       25,000                   $10.00                       7.0%                     $0.70
   25,001   --        50,000                    9.90                       6.0%                      0.60
   50,001   --        75,000                    9.80                       5.0%                      0.50
   75,001   --       100,000                    9.70                       4.0%                      0.40
 100,001    --       250,000                    9.60                       3.0%                      0.30
 250,001    --       500,000                    9.50                       2.0%                      0.20
 Over 500,000                                   9.40                       1.0%                      0.10


         For example, if an investor purchases 100,000 Shares, the investor could pay as little as $985,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $60,000 ($0.60 per Share). The net proceeds to the Company will not be affected by such discounts.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

Deferred Commission Arrangement.

         In addition, stockholders may agree with their participating Soliciting Dealer and the Managing Dealer to have Selling Commissions relating to their Shares paid over a six-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.50 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.25 per Share will be payable as Selling Commissions due upon subscription, $0.20 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the five years following such subscription (or for such five year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a stockholder electing the Deferred Commission Option will pay a 1% Selling Commission per year thereafter for five years which will be deducted from and paid by the Company out of distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer. The Deferred Commission Option is not available to California investors.

Sales Incentives.


         The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."


Other Compensation.

         In connection with the sale of Shares, certain associated persons of the Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 1.20% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and 0.7% will be paid by CNL Investment Company, and not by the Company.

         In addition, the Company and, to a lesser extent, its Affiliates will pay to their Affiliates, including CNL Investment Company and the Managing Dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars (in an amount estimated to equal approximately 0.28% of the Gross Proceeds), wholesaling activities (in an amount estimated to equal approximately 0.54% of the Gross Proceeds) and legal expenses (in an amount estimated to equal approximately 0.011% of Gross Proceeds). The Company will also reimburse the Soliciting Dealers for certain expenses incurred in connection with the offering (in an amount estimated to equal approximately 0.1% of the Gross Proceeds).


         The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed 10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

         Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per Share. Subscription proceeds will be held in trust for the benefit of investors until such time as investors are admitted as stockholders of the Company. See "The Offering -- Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

         The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

         Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

         Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

         Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

         To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.


         Investors, however, who are residents of California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.


         Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS


         The Escrow Agreement between the Company and SouthTrust Bank (the "Bank") provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to the Company upon request following the admission of a stockholder to the Company.


         The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

         A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the Shares by such Plan or IRA.

         Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

         In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

         Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and are currently registered under Section 12(g) of the Exchange Act.

         The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

         The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

         Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE


         The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering. There is no public market for the Shares on which to base market value. The Company has sold all of its Shares, commencing with its Initial Offering, at $10 per Share.



                           SUPPLEMENTAL SALES MATERIAL

         Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Retirement Properties, Inc.; (ii) a fact sheet describing the general features of the Company; (iii) a cover letter transmitting the Prospectus; (iv) a summary description of the offering; (v) a slide presentation; (vi) broker updates;
(vii) an audio cassette presentation; (viii) a video presentation; (ix) an electronic media presentation; (x) a cd-rom presentation; (xi) a script for telephonic marketing; (xii) seminar advertisements and invitations; and (xiii) certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.


                                 LEGAL OPINIONS

         The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm may invest in the Company, but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10% interest.


                                     EXPERTS


         The financial statements of the Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in this Prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Prime Care One Portfolio, Prime Care Two, LLC and Prime Care Eight, LLC at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the combined financial statements of Prime Care One, LLC and PC1, LLC and combined financial statements of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001 included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

         The combined financial statements of Marriott Senior Living Services Twenty-One Communities at December 28, 2001 and December 29, 2000, and for each of the three fiscal years in the period ended December 28, 2001, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.



                             ADDITIONAL INFORMATION

         A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. The Commission maintains a web site located at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.


                                   DEFINITIONS

         "2000 Offering" means the public offering of the Company of 15,500,000 Shares of Common Stock, including 500,000 Shares available pursuant to the Reinvestment Plan, which commenced in September 2000 and terminated on May 24, 2002.


         "2002 Offering" means the public offering of the Company of 45,000,000 Shares of Common Stock, including 5,000,000 Shares available pursuant to the Reinvestment Plan, which commenced in May 2002 and is expected to terminate in March 2003.


         "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

         "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

         "ADLs" means activities of daily living, such as eating, dressing, walking, bathing and bathroom use.

         "Advisor" means CNL Retirement Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Retirement Corp. or any successor advisors subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

         "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

         "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

         "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

         "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

         "Assets" means Properties, Mortgage Loans and Secured Equipment Leases, collectively.

         "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Bank" means SouthTrust Bank, escrow agent for the offering.

         "Board of Directors" means the Directors of the Company.

         "Bylaws" means the bylaws of the Company.

         "Certificate of Need laws" means laws enacted by certain states requiring a health care corporation to apply and to be approved prior to establishing or modifying a retirement facility.

         "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

         "Construction Fee" means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

         "Counsel" means tax counsel to the Company.


         "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling

Commissions paid over a six year period as described in "The Offering -- Plan of Distribution."


         "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

         "Director" means a member of the Board of Directors of the Company.

         "Distributions" means any distributions of money or other property by the Company to owners of Shares including distributions that may constitute a return of capital for federal income tax purposes.

         "Equipment" means the furniture, fixtures and equipment used at Retirement Facilities by Operators.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

         "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

         "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

         "IADLs"  means  instrumental   activities  of  daily  living,  such  as
shopping, telephone use and money management.

         "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

         "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

         "Initial Offering" means the initial offering of the Company which commenced on September 18, 1998 and terminated on September 18, 2000.

         "Invested Capital" means the amount calculated by multiplying the total number of Shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

         "IRA" means an Individual Retirement Account.

         "IRS" means the Internal Revenue Service.

         "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.


         "Line of Credit" means one or more lines of credit in an aggregate amount up to $125,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and to pay the Secured Equipment Lease Servicing Fee. The Line of Credit may be in addition to any Permanent Financing.


         "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

         "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

         "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrower.

         "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

         "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

         "Net  Offering   Proceeds"   means  Gross  Proceeds  less  (i)  Selling
Commissions, (ii) Offering Expenses, and (iii) the marketing support fee and due diligence expense reimbursements.

         "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

         "Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.


         "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees in connection with the 2000 Offering, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).


         "Operators" means operators of facilities at which seniors' housing or health care services are provided, including, but not limited to, congregate living facilities, assisted living facilities, skilled nursing facilities, continuing care retirement communities, life care communities, medical office buildings, walk-in clinics, and similar types of healthcare related facilities.

         "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

         "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

         "Performance  Fee" means the fee payable to the Advisor  under  certain
circumstances   if  certain   performance   standards  have  been  met  and  the
Subordinated Incentive Fee has not been paid.

         "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay the Secured Equipment Lease Servicing Fee, (iii) to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and (iv) to refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

         "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

         "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

         "Prior Offerings" means the prior public offerings of the Company; the Initial Offering and the 2000 Offering and the 2002 Offering.

         "Properties" means (i) the real properties, including the buildings located thereon and including Equipment, (ii) the real properties only, or (iii) the buildings only, including Equipment, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

         "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

         "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

         "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

         "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

         "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

         "Reinvestment  Proceeds" means net proceeds  available from the sale of
Shares  under  the  Reinvestment   Plan  to  redeem  Shares  or,  under  certain
circumstances, to invest in additional Properties or Mortgage Loans.

         "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

         "Retirement Partners" means CNL Retirement Partners, LP, a Delaware limited partnership. Properties acquired are expected to be held by Retirement Partners and, as a result, owned by the Company through Retirement Partners.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

         "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

         "Secured Equipment Leases" means the Equipment financing made available by the Company to Operators pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.

         "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan. No other fees will be payable in connection with the Secured Equipment Lease program.

         "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

         "Shares" means the shares of Common Stock of the Company, including the up to 175,000,000 shares to be sold in this offering.

         "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

         "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the Company;

         d.       possessing significant rights to control Company Properties;

         e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

         f. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

         "Stockholders' 8% Return" as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

         "Subscription Agreement" means the Subscription Agreement, in the form attached hereto as Appendix C.

         "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.


         "Termination Date" means the date of termination of the Advisory Agreement.

         "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases.

         "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

         "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of December 31, 2002 .....................................   F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002 ................   F-4

     Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002 ........   F-5

Audited Consolidated Financial Statements as recently filed in CNL Retirement
     Properties, Inc.'s December 31, 2002 Form 10-K:

     Report of Independent Certified Public Accountants ...............................................  F-12

     Consolidated Balance Sheets as of December 31, 2002 and 2001 .....................................  F-13

     Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000 .........  F-14

     Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002,
        2001 and 2000 .................................................................................  F-15

     Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000 .......  F-16

     Notes to Condensed Consolidated Financial Statements for the years ended December 31, 2002,
        2001 and 2000 .................................................................................  F-18

Financial Statement Schedule:

     Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002 ..................  F-30

     Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002 .........  F-32

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $102,103,651 in gross offering proceeds from the sale of 10,210,365 additional shares for the period January 1, 2003 through February 28, 2003, the assumption of a $20,600,000 loan under mortgage notes payable, the assumption of $88,781,000 in bonds payable, borrowings of $75,000,000 under a secured revolving line of credit, borrowings of $26,169,000 under a mortgage note payable and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of December 31, 2002, to purchase 15 Properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2002.

The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002, includes the historical operating results of the Properties described in (ii) above, as well as 37 properties purchased by the Company prior to December 31, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2002, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002

                                                                                      Pro Forma
                          ASSETS                                  Historical          Adjustments             Pro Forma
                                                                  ----------          -----------             ---------
Investment Properties:
     Accounted for using the operating method, net ...........   $272,483,664         $328,410,367 (b)       $617,684,891
                                                                                        16,790,860 (b)
     Accounted for using the direct financing method (c) .....    115,783,256           22,600,000 (b)        139,889,320
                                                                                         1,506,064 (b)
Cash and cash equivalents ....................................     40,799,871          102,103,651 (a)          1,171,889
                                                                                      (141,731,633)(b)
Restricted cash ..............................................      1,684,684                   --              1,684,684
Notes and other receivables ..................................      3,192,203                   --              3,192,203
Investment in unconsolidated subsidiary ......................        154,148                   --                154,148
Loan costs, net ..............................................      1,220,108            1,271,266 (b)          2,491,374
Accrued rental income ........................................      1,472,458                   --              1,472,458
Other assets .................................................      4,975,061            4,594,664 (a)          2,962,888
                                                                                        11,690,087 (b)
                                                                                       (18,296,924)(b)
                                                                 ------------         ------------           ------------
                                                                 $441,765,453         $328,938,402           $770,703,855
                                                                 ============         ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Line of credit ..........................................   $         --          $75,000,000 (b)        $75,000,000
     Mortgages payable .......................................     45,326,677           46,769,000 (b)         92,095,677
     Lifecare bonds payable ..................................             --           88,781,000 (b)         88,781,000
     Due to related parties ..................................        347,786           12,762,956 (a)         24,800,829
                                                                                        11,690,087 (b)
     Accounts payable and accrued expenses ...................      1,337,296                   --              1,337,296
     Security deposits .......................................      4,866,973                   --              4,866,973
     Rents paid in advance ...................................         91,432                   --                 91,432
                                                                 ------------         ------------           ------------
           Total liabilities .................................     51,970,164          235,003,043            286,973,207
                                                                 ------------         ------------           ------------

Minority interest ............................................            265                   --                    265
                                                                 ------------         ------------           ------------

Stockholders' equity:
 Preferred stock, without par value.
    Authorized and unissued 3,000,000 shares .................          -                   -                     -
 Excess shares, $0.01 par value per share.
    Authorized and unissued 103,000,000 shares ...............          -                   -                     -
 Common stock, $0.01 par value per share.
    Authorized 100,000,000 shares;
    issued 44,254,603 and outstanding
    44,210,566 shares; issued 54,464,968 and
    outstanding 54,420,931
    shares, as adjusted ......................................        442,106              102,104 (a)            544,210
 Capital in excess of par value ..............................    393,307,990          102,001,547 (a)        487,141,245
                                                                                        (8,168,292)(a)
 Accumulated distributions in excess of net earnings .........     (3,955,072)                   -             (3,955,072)
                                                                 ------------         ------------           ------------
           Total stockholders' equity ........................    389,795,024           93,935,359            483,730,383
                                                                 ------------         ------------           ------------
                                                                 $441,765,453         $328,938,402           $770,703,855
                                                                 ============         ============           ============

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2002

                                                                                  Pro Forma
                                                         Historical              Adjustments              Pro Forma
                                                         ----------              -----------              ---------
Revenues:
     Rental income from operating leases .............  $13,257,739              $47,822,873 (1)         $61,080,612
     Earned income from direct financing leases (2) ..    3,519,872               13,474,523 (1)          16,994,395
     Contingent rent .................................        7,758                       -                    7,758
     FF&E reserve income .............................      153,454                1,320,507 (3)           1,473,961
     Interest and other income .......................    1,913,205               (1,721,591)(4)             191,614
                                                        -----------              -----------             -----------
                                                         18,852,028               60,896,312              79,748,340
                                                        -----------              -----------             -----------
Expenses:
     Interest ........................................    1,408,611                6,807,887 (5)           8,216,498
     General operating and administrative ............    1,388,706                       --               1,388,706
     Property expenses ...............................       23,212                       --                  23,212
     Asset management fees to related party ..........      770,756                2,929,480 (6)           3,700,236
     Depreciation and amortization ...................    3,461,279               12,842,456 (7)          16,303,735
                                                        -----------              -----------             -----------
                                                          7,052,564               22,579,823              29,632,387
                                                        -----------              -----------             -----------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures ......   11,799,464               38,316,489              50,115,953

Equity in Earnings of Unconsolidated Subsidiary ......        5,404                       --                   5,404

Minority Interest in Earnings of Consolidated
     Joint Ventures ..................................     (433,012)                 433,012 (8)                 --
                                                        -----------              -----------             -----------


Net earnings .........................................  $11,371,856              $38,749,501             $50,121,357
                                                        ===========              ===========             ===========

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9) ...................  $      0.52                                      $      0.93
                                                        ===========                                      ===========


Weighted average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9) .......   22,034,955                                       53,706,215
                                                        ===========                                      ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $102,103,651 from the sale of 10,210,365 shares during the period January 1, 2003 through February 28, 2003, and the accrual of $12,762,956 for related acquisition fees of $4,594,664 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $7,657,774 (7.5% of gross proceeds) and marketing support fees of $510,518 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $141,731,633 of cash and cash equivalents, the assumption of a $20,600,000 loan under a mortgage note payable, borrowings of $75,000,000 under a secured revolving line of credit and borrowings of $26,169,000 under a mortgage note payable and the assumption of $88,781,000 in non-interest bonds payable to purchase 15 properties for $351,010,367 to pay loan costs of $1,271,266. Also represents the accrual of $5,479,605 of acquisition fees on permanent financing (4.5% of permanent financing) and $6,210,482 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties, the reclassification of $3,946,725 in miscellaneous acquisition costs and $12,844,135 in acquisition fees to properties on operating leases and the reclassification of $294,704 in miscellaneous acquisition costs and $1,211,360 in acquisition fees to net investment in direct financing leases.

                                                                              Acquisition
                                                                               Fees and
                                                                             Closing Costs
                                                                              Allocated to
                                                         Purchase Price        Investment            Total
                                                         --------------        ----------            -----
Sunrise in Annapolis, MD ............................      $ 12,500,000          $ 843,396        $ 13,343,396
Sunrise in Pikesville, MD ...........................        10,100,000            662,668          10,762,668
                                                           ------------          ---------        ------------
    Investment in direct financing leases (c) .......        22,600,000          1,506,064          24,106,064
                                                           ------------          ---------        ------------

Brighton Gardens in Edgewood, KY ....................         2,654,631            142,288           2,796,919
Brighton Gardens in Greenville, SC ..................         4,132,969            221,527           4,354,496
Brighton Gardens in Northridge, CA ..................        14,735,846            789,841          15,525,687
Brighton Gardens in Rancho Mirage, CA ...............        13,833,657            741,484          14,575,141
Brighton Gardens in Salt Lake City, UT ..............        15,028,664            949,160          15,977,824
Brighton Gardens in Yorba Linda, CA .................        13,483,926            851,599          14,335,525
Fairfax in Fort Belvoir, VA .........................        81,027,486          3,852,227          84,879,713
MapleRidge in Palm Springs, CA ......................         2,653,469            142,227           2,795,696
Quadrangle in Haverford, PA .........................       111,521,719          5,301,990         116,823,709
Fox Run Village in Novi, MI .........................        17,000,000            931,200          17,931,200
Brighton Gardens in Lakewood, CO ....................        18,538,000          1,015,597          19,553,597
Brighton Gardens in Denver, CO ......................        17,580,000            963,113          18,543,113
Brighton Gardens in Colorado Springs, CO ............        16,220,000            888,607          17,108,607
                                                           ------------          ---------        ------------

    Properties subject to operating leases ..........       328,410,367         16,790,860         345,201,227
                                                           ------------          ---------        ------------

                                                           $351,010,367        $18,296,924        $369,307,291
                                                           ============        ===========        ============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Balance Sheets - Continued:

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases. The direct financing leases have initial terms of 35 years and contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

Unaudited Pro Forma Consolidated Statement of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired or probable to be acquired by the Company as of February 28, 2003 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 14 pending acquisitions as of February 28, 2003, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                                                  Date the Property
                                                                                        Became
                                                                                   Operational as a
                                                                Date               Rental Property
                                                        Acquired/Probable by        for Pro Forma           Purchase
                                                             the Company               Purposes               Price
                                                        --------------------      -----------------        -----------
Acquired:
    Properties subject to operating leases:
        Holley Court Terrace in Oak Park, IL ........   February 11, 2002         January 1, 2002          $18,469,275
        Homewood Residence in Coconut Creek, FL .....   February 11, 2002         January 1, 2002            9,687,563
        Heritage Club in Greenwood Village, CO ......   March 22, 2002            January 1, 2002           17,865,375
        Brighton Gardens in Camarillo, CA a .........   May 16, 2002              January 1, 2002           18,694,698
        Brighton Gardens in Towson, MD a ............   May 16, 2002              January 1, 2002           14,452,319
        MapleRidge in Clayton, OH a .................   May 17, 2002              January 1, 2002            8,110,569
        MapleRidge in Dartmouth, MA a ...............   May 16, 2002              January 1, 2002            9,488,304
        MapleRidge in Elk Grove, CA a ...............   May 16, 2002              January 1, 2002            8,054,110
        Brooksby Village in Peabody, MA .............   October 10, 2002          January 1, 2002           17,383,784
        Homewood Residence in Nashville, TN .........   November 1, 2002          January 1, 2002            8,957,850
        Brighton Gardens in Bellevue, WA ............   December 20, 2002         January 1, 2002           10,201,606
        Brighton Gardens in Hoffman Estates, IL .....   December 20, 2002         January 1, 2002            7,543,752
        Brighton Gardens in Oklahoma City, OK .......   December 20, 2002         January 1, 2002            3,646,636
        Brighton Gardens in Santa Rosa, CA ..........   December 20, 2002         January 1, 2002           16,748,552
        Brighton Gardens in Tulsa, OK ...............   December 20, 2002         January 1, 2002            4,684,167
        Brighton Gardens in Atlanta, GA .............   December 20, 2002         January 1, 2002            7,374,428
        Hearthside in Lynnwood, WA ..................   December 20, 2002         January 1, 2002            6,300,000
        Hearthside in Snohomish, WA .................   December 20, 2002         January 1, 2002            8,600,000
        MapleRidge in Hemet, CA .....................   December 20, 2002         January 1, 2002            4,109,688
        MapleRidge in Plymouth, MA ..................   December 20, 2002         January 1, 2002            4,580,387
        MapleRidge in Willoughby, OH ................   December 20, 2002         January 1, 2002            4,930,498
        Pleasant Hills in Little Rock, AR ...........   December 20, 2002         January 1, 2002           10,638,918
        Fox Run Village in Novi, MI .................   February 28, 2003         January 1, 2002           17,000,000

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                       Date the Property
                                                                                             Became
                                                                                        Operational as a
                                                                     Date               Rental Property
                                                             Acquired/Probable by        for Pro Forma          Purchase
                                                                  the Company               Purposes              Price
                                                             --------------------      -----------------       ------------
     Acquired:
         Investments in direct financing leases:
             Brighton Gardens in Brentwood, TN b .........   September 30, 2002        January 1, 2002           $6,349,794
             Brighton Gardens in Atlanta, GA b ...........   September 30, 2002        January 1, 2002            7,654,546
             Brighton Gardens in Charlotte, NC b .........   September 30, 2002        January 1, 2002            3,218,389
             Brighton Gardens in Chevy Chase, MD b .......   September 30, 2002        January 1, 2002           19,310,331
             Brighton Gardens in Middletown, NJ b ........   September 30, 2002        January 1, 2002           11,481,818
             Brighton Gardens in Mountainside, N J b .....   September 30, 2002        January 1, 2002           12,438,636
             Brighton Gardens in Naples, FL b ............   September 30, 2002        January 1, 2002            8,002,479
             Brighton Gardens in Raleigh, NC b ...........   September 30, 2002        January 1, 2002            9,655,165
             Brighton Gardens in Stamford, CT b ..........   September 30, 2002        January 1, 2002           13,569,421
             Brighton Gardens in Venice, FL b ............   September 30, 2002        January 1, 2002            6,523,760
             Brighton Gardens in Winston-Salem, NC b .....   September 30, 2002        January 1, 2002            7,045,661
Probable:
      Properties subject to operating leases:
            Brighton Gardens in Edgewood, KY .............   December 6, 2002          January 1, 2002            2,654,631
            Brighton Gardens in Greenville, SC ...........   December 6, 2002          January 1, 2002            4,132,969
            Brighton Gardens in Northridge, CA ...........   December 6, 2002          January 1, 2002           14,735,846
            Brighton Gardens in Rancho Mirage, CA ........   December 6, 2002          January 1, 2002           13,833,657
            Brighton Gardens in Salt Lake City, UT .......   December 6, 2002          January 1, 2002           15,028,664
            Brighton Gardens in Yorba Linda, CA ..........   December 6, 2002          January 1, 2002           13,483,926
            Fairfax in Fort Belvoir, VA ..................   December 6, 2002          January 1, 2002           81,027,486
            MapleRidge in Palm Springs, CA ...............   December 6, 2002          January 1, 2002            2,653,469
            Quadrangle in Haverford, PA ..................   December 6, 2002          January 1, 2002          111,521,719
            Brighton Gardens in Colorado Springs, CO c ...   February 25, 2003         January 1, 2002           16,220,000
            Brighton Gardens in Denver, CO c .............   February 25, 2003         January 1, 2002           17,580,000
            Brighton Gardens in Lakewood, CO c ...........   February 25, 2003         January 1, 2002           18,538,000
      Investments in direct financing leases:
            Sunrise in Annapolis, MD .....................   September 3, 2002         January 1, 2002           12,500,000
            Sunrise in Pikesville, MD ....................   September 3, 2002         January 1, 2002           10,100,000

         a Prior to December 20, 2002, the properties in Camarillo, California; Towson, Maryland; Clayton, Ohio; Dartmouth, Massachusetts; and Elk Grove, California (the "Marriott Portfolio One Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the Company owned a 76.75 percent interest. On December 20, 2002, the Company purchased the remaining 23.25 percent minority interest for $8,500,000. See Note (8).

         b These properties are referred to as the "Prime Care Portfolio Properties."

         c These properties are referred to as the "Summit Properties."

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         The adjustment to rental income from operating leases for the year ended December 31, 2002, includes $2,216,648 relating to the Marriott Portfolio One Properties. If the operating cash flows of the Marriott Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustment to rental income from operating leases for the year ended December 31, 2002, includes assumed funding amounts under the guarantee of $1,381,000 based on the actual historical operating cash flows of the Marriott Portfolio One Properties during the Pro Forma Periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

(2) See Note (c) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(3) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two percent per annum by the Company during the year ended December 31, 2002.

(5) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                           Pro Forma
                                                                           Adjustment
                                                                          for the Year
                                                                          Ended December
                      Mortgage Loan              Interest Rate               31, 2002
                      --------------     ------------------------------   --------------
Holley Court          $12,974,397        Floating at 350 basis                $89,626
Terrace in Oak                           points over the 30-day
Park, IL,                                LIBOR, with a LIBOR
maturing October                         floor of 3.50.  If
2003                                     30-day LIBOR falls
                                         below 2.60, interest
                                         rate will be 30-day
                                         LIBOR plus 440 basis points.
                                         During the Pro Forma Period,
                                         the interest rate varied from
                                         6.23% to 6.28%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                         Pro Forma
                                                                         Adjustment
                                                                        for the Year
                                                                       Ended December
                      Mortgage Loan            Interest Rate              31, 2002
                      -------------       ------------------------     --------------
Marriott              $23,520,000         Floating at 186 basis          $  381,186
Portfolio One                             points over the rate
Properties                                of commercial paper
maturing June                             graded A1 by Standard
2007                                      & Poors or F1 by Fitch
                                          IBCA.  During the Pro
                                          Forma Period, the
                                          interest rate varied
                                          from 2.63% to 3.81%.

Sunrise in            $20,600,000         7.83%, with principal          $1,410,886
Annapolis and                             and interest payable
Pikesville, MD,                           monthly.
maturing
December 2008

Heritage Club in      $9,100,000          6.50%, with principal          $  386,404
Greenwood                                 and interest payable
Village, CO,                              monthly.
maturing
December 2006

Prime Care            $75,000,000         Floating at 250 basis          $3,223,000
Portfolio                                 points over the 30-day
Properties,                               LIBOR.  During the Pro
maturing two                              Forma Period, the
years from                                interest rate varied
funding date                              from 3.88% to 4.38%.

Summit                $26,169,000         Floating at 325 basis          $1,316,785
Properties,                               points over the 30-day
maturing two                              LIBOR with a minimum
years from                                interest rate of 5%
funding date                              and principal and
                                          interest payable
                                          monthly.  During the
                                          Pro Forma Period, the
                                          interest rate varied
                                          from 5.0% to 5.13%
                                                                         ----------
                                                                         $6,807,887
                                                                         ==========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $189,228 for the year ended December 31, 2002.

(6) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $11,580,188 for the year ended December 31, 2002. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $511,826 for the year ended December 31, 2002, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                         Land              Building             FF&E
                                                      -----------        -----------          --------
Holley Court Terrace in Oak Park, IL ..............   $ 2,144,134        $16,918,724          $447,007
Homewood Residence in Coconut Creek, FL ...........     1,682,701          7,981,073           559,197
Heritage Club in Greenwood Village, CO ............     1,964,700         17,943,422           942,063
Brighton Gardens in Camarillo, CA .................     2,486,381         16,852,469           541,453
Brighton Gardens in Towson, MD ....................       989,914         14,375,847           355,731
MapleRidge in Clayton, OH .........................       813,317          7,656,922           209,314
MapleRidge in Dartmouth, MA .......................       920,430          9,028,929           205,663
MapleRidge in Elk Grove, CA .......................       811,596          7,571,613           217,689
Brooksby Village in Peabody, MA ...................    18,345,033                  -                 -
Homewood Residence in Nashville, TN ...............       463,957          8,350,191           631,429
Brighton Gardens in Bellevue, WA ..................     2,164,828          8,360,448           502,884
Brighton Gardens in Hoffman Estates, IL ...........     1,724,422          5,843,963           512,316
Brighton Gardens in Oklahoma City, OK .............       784,454          2,701,571           444,105
Brighton Gardens in Santa Rosa, CA ................     2,161,222         15,025,466           586,516
Brighton Gardens in Tulsa, OK .....................     1,538,284          2,987,889           512,425
Brighton Gardens in Atlanta, GA ...................     1,772,658          5,652,512           446,313
Hearthside in Lynnwood, WA ........................     1,529,738          5,175,159           124,291
Hearthside in Snohomish, WA .......................       645,494          8,559,082           109,911
MapleRidge in Hemet, CA ...........................     1,175,581          2,891,964           365,263
MapleRidge in Plymouth, MA ........................     1,090,254          3,460,628           393,579
MapleRidge in Willoughby, OH ......................     1,090,639          3,886,167           345,981
Pleasant Hills in Little Rock, AR .................       523,295         10,457,948           370,052
Brighton Gardens in Edgewood, KY ..................       279,692          2,377,381           139,846
Brighton Gardens in Greenville, SC ................       435,450          3,701,322           217,724
Brighton Gardens in Northridge, CA ................     1,552,568         13,196,834           776,285
Brighton Gardens in Rancho Mirage, CA .............     1,457,514         12,388,870           728,757
Brighton Gardens in Salt Lake City, UT ............     1,597,782         13,581,150           798,892
Brighton Gardens in Yorba Linda, CA ...............     1,433,553         12,185,196           716,776
Fairfax in Fort Belvoir, VA .......................     4,751,939         77,751,805         2,375,969

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED December 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                          Land              Building             FF&E
                                                       -----------        ------------        -----------
MapleRidge in Palm Springs, CA ....................    $   279,570        $  2,376,341        $   139,785
Quadrangle in Haverford, PA .......................      6,540,303         107,013,254          3,270,152
Fox Run Village in Novi, MI .......................     17,931,200                  --                 --
Brighton Gardens in Colorado Springs, CO ..........      1,710,861          14,542,316            855,430
Brighton Gardens in Denver, CO ....................      1,854,311          15,761,646            927,156
Brighton Gardens in Lakewood, CO ..................      1,955,360          16,620,557            977,680
                                                       -----------        ------------        -----------
Total .............................................    $88,603,135        $473,178,659        $20,747,634
                                                       ===========        ============        ===========

(8)      Represents  adjustment  to minority  interest  for the  purchase of the
         23.25 percent minority interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares during the period January 1, 2003 through February 28, 2003, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the year ended December 31, 2002.

               Report of Independent Certified Public Accountants



To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.


In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/S/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 19, 2003

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                           December 31,
                                                                                    2002                   2001
                                                                                -------------           ------------
                                ASSETS

Investment Properties:
   Accounted for using the operating method, net                                $ 272,483,664           $ 35,232,568
   Accounted for using the direct financing method                                115,783,256                     --
Cash and cash equivalents                                                          40,799,871             26,721,107
Restricted cash                                                                     1,684,684                 35,109
Notes and other receivables                                                         3,192,203                180,163
Investment in unconsolidated subsidiary                                               154,148                     --
Loan costs, less accumulated amortization of $88,650 and $18,981                    1,220,108                 36,936
Accrued rental income                                                               1,472,458                 97,793
Other assets                                                                        4,975,061              2,143,213
                                                                                -------------           ------------

                                                                                $ 441,765,453           $ 64,446,889
                                                                                =============           ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                           $  45,326,677           $         --
    Due to related parties                                                            347,786              1,772,807
    Accounts payable and accrued expenses                                           1,337,296                294,839
    Security deposits                                                               4,866,973              1,363,986
    Rent paid in advance                                                               91,432                105,215
                                                                                -------------           ------------
          Total liabilities                                                        51,970,164              3,536,847
                                                                                -------------           ------------

Minority interest                                                                         265                     --
                                                                                -------------           ------------

Commitments and Contingencies (Note 13)

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000,000 shares
Excess shares, $.01 par value per share
       Authorized and unissued 103,000,000 shares
Common stock, $.01 par value per share
       Authorized 100,000,000 shares, issued 44,254,603 and 7,141,131 shares, respectively, outstanding 44,210,566 and 7,134,400
            shares, respectively                                                      442,106                 71,344
    Capital in excess of par value                                                393,307,990             61,786,149
    Accumulated distributions in excess of net earnings                            (3,955,072)              (947,451)
                                                                                -------------           ------------
          Total stockholders' equity                                              389,795,024             60,910,042
                                                                                -------------           ------------

                                                                                $ 441,765,453           $ 64,446,889
                                                                                =============           ============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

                                                                         Year Ended December 31,
                                                            2002                  2001                  2000
                                                        ------------           -----------           -----------
Revenues:
    Rental income from operating leases                 $ 13,257,7399          $ 1,725,018           $   962,000
    Earned income from direct financing leases             3,519,872                    --                    --
    Contingent rent                                            7,758                    --                    --
    FF&E reserve income                                      153,454                39,199                19,672
    Interest and other income                              1,913,205               135,402               103,058
                                                        ------------           -----------           -----------
                                                          18,852,028             1,899,619             1,084,730
                                                        ------------           -----------           -----------

Expenses:
    Interest                                               1,408,611               105,056               367,374
    General operating and administrative                   1,388,706               395,268               340,086
    Property expenses                                         23,212                    --                    --
    Asset management fees to related party                   770,756                93,219                55,396
    Reimbursement of operating expenses
       from related party                                         --              (145,015)             (213,886)
    Depreciation and amortization                          3,461,279               535,126               310,982
                                                        ------------           -----------           -----------
                                                           7,052,564               983,654               859,952
                                                        ------------           -----------           -----------

 Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary and Minority
    Interest in Earnings of Consolidated
    Joint Ventures                                        11,799,464               915,965               224,778

Equity in Earnings of Unconsolidated
     Subsidiary                                                5,404                    --                    --

Minority Interest in Earnings of
     Consolidated Joint Ventures                            (433,012)                   --                    --
                                                        ------------           -----------           -----------
Net Earnings                                            $ 11,371,856           $   915,965           $   224,778
                                                        ============           ===========           ===========

Net Earnings Per Share of Common
    Stock (Basic and Diluted)                           $       0.52           $      0.38           $      0.27
                                                        ============           ===========           ===========

Weighted Average Number of Shares of
    Common Stock Outstanding (Basic
    and Diluted)                                          22,034,955             2,391,072               845,833
                                                        ============           ===========           ===========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 2002, 2001 and 2000

                                                                                                    Accumulated
                                                            Common stock                           distributions
                                                     -------------------------      Capital in           in
                                                        Number          Par         excess of       excess of net
                                                      of shares        value         par value         earnings           Total
                                                     -----------     ---------     -------------   ---------------    -------------
Balance at December 31, 1999                             540,028     $   5,400     $   3,365,531     $    (78,794)    $   3,292,137

   Subscriptions received for common stock
       through public offerings and reinvestment
       plan                                              625,628         6,256         6,250,054               --         6,256,310

   Subscriptions released from escrow                     23,500           235           234,765               --           235,000

   Retirement of common stock                             (3,316)          (33)          (30,475)              --           (30,508)

   Stock issuance costs                                       --            --        (1,027,216)              --        (1,027,216)

   Adjustment to previously accrued stock
      issuance costs                                          --            --           755,125               --           755,125

   Net earnings                                               --            --                --          224,778           224,778

   Distributions declared and paid ($0.5785 per
       share)                                                 --            --                --         (502,078)         (502,078)
                                                     -----------     ---------     -------------     ------------     -------------

Balance at December 31, 2000                           1,185,840        11,858         9,547,784         (356,094)        9,203,548


   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                            5,951,975        59,520        59,460,231               --        59,519,751

   Retirement of common stock                             (3,415)          (34)          (31,386)              --           (31,420)

   Stock issuance costs                                       --            --        (7,190,480)              --        (7,190,480)

   Net earnings                                               --            --                --          915,965           915,965
   Distributions declared and paid ($0.6996 per
       share)                                                 --            --                --       (1,507,322)       (1,507,322)
                                                     -----------     ---------     -------------     ------------     -------------

Balance at December 31, 2001                           7,134,400        71,344        61,786,149         (947,451)       60,910,042
   Subscriptions received for common stock
       through  public  offering and  reinvestment
       plan                                           37,113,472       371,135       370,763,581               --       371,134,716

   Retirement of common stock                            (37,306)         (373)         (342,839)              --          (343,212)

   Stock issuance costs                                       --            --       (38,898,901)              --       (38,898,901)

   Net earnings                                               --            --                --       11,371,856        11,371,856

   Distributions  declared  and paid  ($0.7002 per            --            --                --      (14,379,477)      (14,379,477)
       share)                                                 --            --                --               --                --

Balance at December 31, 2002                          44,210,566     $ 442,106     $ 393,307,990     $ (3,955,072)    $ 389,795,024
                                                     ===========     =========     =============     ============     =============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Year Ended December 31,
                                                                        2002                 2001                 2000
                                                                   -------------         ------------         ------------
Increase (decrease) in cash and cash equivalents:
     Operating activities:
       Net earnings                                                $  11,371,856         $    915,965         $    224,778
       Adjustments to reconcile net earnings to
         net cash provided by operating activities:
           Depreciation                                                3,321,572              523,943              303,184
           Amortization                                                  139,707               11,183                7,798
           Changes in operating assets and liabilities:
              Receivables                                               (827,287)            (177,691)              (2,472)
              Accrued rental income                                   (1,374,665)             (76,665)             (21,128)
              Other assets                                               (36,107)              (5,737)               1,798
              Interest payable                                           114,801              (11,045)              11,045
              Accounts payable and other accrued expenses                484,199               45,469              (14,173)
              Due to related parties                                    (331,794)              34,060               29,885
         Security deposits                                             3,502,987              810,030              553,956
         Rent paid in advance                                            (13,783)             103,867                1,348
         Minority interest in income                                     433,277                   --                   --
                                                                   -------------         ------------         ------------
                  Net cash provided by operating activities           16,784,763            2,173,379            1,096,019
                                                                   -------------         ------------         ------------

     Investing activities:
       Additions to land, buildings and equipment on
         operating leases                                           (219,929,327)         (20,269,138)         (13,848,900)
       Investment in direct financing leases                        (109,720,000)                  --                   --
       Purchase of minority interest                                  (8,500,000)                  --                   --
       Investment in notes receivable                                 (2,000,000)                  --                   --
       Investment in unconsolidated subsidiary                          (350,364)                  --                   --
       Distributions received from unconsolidated                             --                   --
         subsidiaries                                                    190,922
       Payment of acquisition costs                                  (16,131,759)          (2,644,534)            (562,491)
       Increase in restricted cash                                    (1,649,575)             (17,797)             (17,312)
                                                                   -------------         ------------         ------------
                  Net cash used in investing activities             (358,090,103)         (22,931,469)         (14,428,703)
                                                                   -------------         ------------         ------------

     Financing activities:
       Proceeds from borrowings on mortgages payable                  32,620,000                   --                   --
       Principal payments on mortgages payable                          (267,720)                  --                   --
       Payment of loan costs                                          (1,308,758)                  --              (55,917)
       Proceeds from line of credit                                           --                   --            8,100,000
       Repayment of borrowings on line of credit                              --           (3,795,000)          (4,305,000)
       Subscriptions received from stockholders                      371,134,716           59,519,751            6,491,310
       Distributions to stockholders                                 (14,379,477)          (1,507,322)            (502,078)
       Retirement of common stock                                       (173,839)             (13,020)             (30,508)
       Payment of stock issuance costs                               (40,231,933)          (6,903,096)            (931,461)
       Contributions by minority interest                              8,500,000                   --                   --
       Distributions to minority interest                               (508,885)                  --                   --
                                                                   -------------         ------------         ------------
                  Net cash provided by financing activities          355,384,104           47,301,313            8,766,346
                                                                   -------------         ------------         ------------

Net increase (decrease) in cash and cash equivalents                  14,078,764           26,543,223           (4,566,338)
Cash and cash equivalents at beginning of year                        26,721,107              177,884            4,744,222
                                                                   -------------         ------------         ------------

Cash and cash equivalents at end of year                           $  40,799,871         $ 26,721,107         $    177,884
                                                                   =============         ============         ============

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                        Year Ended December 31,
                                                              2002              2001            2000
                                                          -----------        ----------        --------
Supplemental schedule of non-cash investing
      and financing activities:

       Amounts incurred by the Company and paid by
         related parties on behalf of the Company
         and its subsidiaries were as follows:
           Acquisition costs                              $   451,238        $  353,852        $112,961
           Stock issuance costs                             5,613,049         1,626,405         387,704
                                                          -----------        ----------        --------
                                                          $ 6,064,287        $1,980,257        $500,665
                                                          ===========        ==========        ========

       Adjustment to previously accrued stock
         issuance costs                                   $        --        $       --        $755,125
                                                          ===========        ==========        ========

       Mortgage assumed on property purchase              $12,974,397        $       --        $     --
                                                          ===========        ==========        ========

Supplemental disclosure of cash flow information:

       Cash paid during the year for interest             $ 1,293,810        $  116,101        $356,329
                                                          ===========        ==========        ========

          See accompanying notes to consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies:

Organization and Nature of Business - CNL Retirement Properties, Inc. is a corporation, which was organized pursuant to the laws of the State of Maryland on December 22, 1997. CNL Retirement GP Corp. and CNL Retirement LP Corp. are wholly owned subsidiaries of CNL Retirement Properties, Inc., each of which were organized pursuant to the laws of the State of Delaware in December 1999. CNL Retirement GP Corp. and CNL Retirement LP Corp. are the general and limited partners, respectively, of CNL Retirement Partners, LP. CNL Retirement Partners, LP is a Delaware limited partnership formed in December 1999. Properties acquired are generally expected to be held by CNL Retirement Partners, LP or its wholly owned subsidiaries and, as a result, owned by CNL Retirement Properties, Inc. through such entities. Four corporations, which are wholly owned subsidiaries of CNL Retirement Properties, Inc., have been formed to serve as the general partners of various other wholly owned subsidiaries which have been or will be formed for the purpose of acquiring future properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries, CNL Retirement GP Corp., CNL Retirement LP Corp., CNL Retirement Partners, LP and each of their subsidiaries. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT").

The Company acquires investment properties (the "Property or Properties") related to health care and seniors' housing facilities located across the United States. The Properties may include congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Company may provide mortgage financing ("Mortgage Loans") in the aggregate principal amount of approximately 5 to 10 percent of the Company's total assets and may offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of retirement and medical Properties. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Retirement Properties, Inc., each of its wholly owned subsidiaries and an entity in which the Company owns a 99% controlling interest. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

Investment in Unconsolidated Subsidiary - The Company owns a 10 percent interest in a limited partnership that owns an office building located in Orlando, Florida, in which Advisor and its affiliates lease office space. The Company's investment in the partnership is accounted for using the equity method as the Company has significant influence.

Investment Properties and Lease Accounting - Properties are leased on a long-term, triple-net basis to unrelated third parties, whereby the tenants are generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. For the years ended December 31, 2002 and 2001, the Company's tenants paid $1,124,997 and $138,159, respectively, in property taxes on behalf of the Company. The leases are accounted for using either the operating or direct financing method.

         Operating method - Under the operating method, Properties are recorded at cost. Revenue is recognized as rents are earned and depreciation is charged to operations as incurred. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 years and three years to seven years, respectively. Income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the Property is placed in service. Accrued rental income is the aggregate difference between scheduled rental payments that vary during the lease term and minimum rental revenue recognized on a straight-line basis.

         Direct financing method - For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the Properties has been recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unamortized unearned income.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies - Continued:

When a Property is sold, the related costs and accumulated depreciation, plus any accrued rental income, are removed from the accounts and any gain or loss from sale is reflected in income. Management reviews its Properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost. If an impairment is indicated, an impairment charge is recorded, reducing the Property to fair value.

FF&E Reserve Income - A furniture, fixtures and equipment ("FF&E") reserve has been established in accordance with substantially all of the lease agreements. In accordance with such agreements, the tenants deposit funds into restricted FF&E reserve accounts and periodically use these funds to cover the cost of the replacement, renewal and additions to FF&E. With respect to the Properties subject to operating leases, generally all funds in the FF&E reserve, all interest earned on the funds and all property purchased with funds from the FF&E reserve are and will remain the property of the Company; therefore, the Company recognizes the FF&E reserve payments as income upon receipt. FF&E purchased with FF&E reserve funds that improve or extend the useful lives of the respective Properties are capitalized. All other FF&E costs are reflected in property expenses. Six Properties subject to operating leases include FF&E reserve accounts that will be held by each tenant until the end of the lease term at which time all property purchased with funds from the FF&E reserve accounts will become the property of the Company. The Company has not recognized FF&E reserve income related to these six Properties. The Properties subject to direct financing leases include FF&E reserve accounts that are held by each tenant and all property purchased with funds from the FF&E accounts will remain the property of the tenants. Accordingly, the Company does not recognize FF&E reserve income relating to the direct financing leases. In the event that the FF&E reserve is not sufficient to maintain the Property in good working condition and repair, the Company may make fixed asset expenditures, in which case annual rent will be increased.

Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

Loan Costs - Loan costs are capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

Income Taxes - The Company has made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and related regulations. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90 percent of its REIT taxable income and meets certain other requirements for qualifying as a REIT. Accordingly, a provision for federal income taxes is not reported in the accompanying consolidated financial statements.

Earnings Per Share - Basic earnings per share is calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2002, 2001 and 2000, the Company did not have any potentially dilutive common shares.

Reclassifications - Certain items in the prior years' financial statements have been reclassified to conform with the 2002 presentation including a change in presentation of the statement of cash flows from the direct to the indirect method. These reclassifications had no effect on reported equity or net earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

1. Significant Accounting Policies - Continued:

Use of Estimates - Management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

New Accounting Standards - In April 2002, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement are not expected to have a significant impact on the financial position or results of operations of the Company.

In July 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment for an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

In November 2002, FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 clarifies the requirements relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company's previous accounting for guarantees issued prior to January 1, 2003 are not required to be revised or restated to reflect the effect of the recognition and measurement provisions of FIN 45.

In January 2003, FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Consolidation of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of December 31, 2002, the Company did not have any entities that would be characterized as variable interest entities under FIN 46.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

2. Public Offerings:


On September 18, 2000, the Company completed its initial offering and commenced a subsequent offering of up to 15,500,000 shares of common stock ($155,000,000) (the "2000 Offering"), which included up to 500,000 shares ($5,000,000) available to stockholders who elected to participate in the Company's reinvestment plan. On May 24, 2002, the Company completed its 2000 Offering pursuant to which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan.

Upon the completion of the 2000 Offering, the Company commenced an offering of up to 45,000,000 shares of common stock ($450,000,000) (the "2002 Offering"). Of the 45,000,000 shares of common stock offered, up to 5,000,000 are available to stockholders purchasing shares through the Company's reinvestment plan. The price per share and other terms of the 2002 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as for the Company's 2000 Offering. As of December 31, 2002, the Company had received total subscription proceeds from its initial public offering, the 2000 Offering and the 2002 Offering of $442,346,060 (44,234,603 shares), including $1,208,302 (120,830 shares) through the reinvestment plan.

On October 4, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with the proposed sale by the Company of up to 175,000,000 additional shares of common stock ($1,750,000,000) in an offering expected to commence immediately following the completion of the Company's 2002 Offering (the "2003 Offering"). Of the 175,000,000 shares of common stock expected to be offered, up to 25,000,000 are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors expects to submit, for a vote of the stockholders at the 2003 annual meeting, a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 450,000,000. Until such time, if any, as the stockholders approve an increase in the number of authorized shares of common stock of the Company, the 2003 Offering will be limited to 38,000,000 shares.

3. Investment Properties:

Accounted for Using the Operating Method - As of December 31, 2002, the Company owned 25 Properties that are subject to operating leases and a parcel of land in which a seniors' housing facility is being constructed. Properties under operating leases consisted of the following at December 31:

                                                     2002                 2001
                                                -------------         ------------
           Land                                 $  53,311,856         $  4,649,497
           Buildings                              210,891,405           29,209,418
           Equipment                               11,023,962            2,200,780
                                                -------------         ------------
                                                  275,227,225           36,059,695
           Less accumulated depreciation           (4,148,699)            (827,127)
                                                -------------         ------------
                                                  271,078,526           35,232,568
           Construction in progress                 1,405,138                   --
                                                -------------         ------------
                                                $ 272,483,664         $ 35,232,568
                                                =============         ============

Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. The operating leases generally provide options that allow the lessees to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases.

The leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of the lease commencing on the date the Property was placed in service. For the years ended December 31, 2002, 2001 and 2000, the Company recognized $1,374,665, $76,665 and $21,128, respectively, of the straight-lining of lease revenues over current contractually due amounts. This amount is included in rental income from operating leases in the accompanying consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

3. Investment Properties - Continued:

Future minimum lease payments due under the noncancellable operating leases at December 31, 2002 are as follows:

                 2003                                       $  24,801,231
                 2004                                          25,216,537
                 2005                                          25,642,909
                 2006                                          26,080,656
                 2007                                          27,012,268
                 Thereafter                                   362,025,974
                                                            -------------
                                                            $ 490,779,575
                                                            =============

Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on a percentage of the tenants' gross sales. The Company defers recognition of percentage rental income until the thresholds requiring such payments in accordance with the lease terms are met.


Accounted for Using the Direct Financing Method - Eleven Properties located in seven states were purchased in 2002 and are subject to long-term leases that have been classified as direct financing leases. The components of net investment in direct financing leases consisted of the following at December 31, 2002:

  Minimum lease payments receivable                            $626,137,430
  Estimated residual values                                     109,720,000
  Less unearned income                                         (620,074,174)
                                                               ------------

  Net investment in direct financing leases                    $115,783,256
                                                               ============

The direct financing leases have initial terms of 35 years and provide for minimum and contingent rent. The leases contain provisions that allow the lessees to elect to purchase the Properties at the end of the lease terms for the Company's aggregate initial investment amount of $109,720,000 plus adjustments, if any, as defined in the lease agreements. The leases also permit the Company to require the lessees to purchase the Properties at the end of the lease terms for the same amount.

Future minimum lease payments to be received on direct financing leases at December 31, 2002 are as follows:

                 2003                                           $  11,520,600
                 2004                                              11,808,615
                 2005                                              12,103,830
                 2006                                              12,406,426
                 2007                                              12,716,587
                 Thereafter                                       565,581,372
                                                                -------------
                                                                $ 626,137,430
                                                                =============

The above table does not include any amounts for future rents that may be received on the leases based on a percentage of the tenants' gross sales.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

4.       Purchase of Minority Interest:

On December 20, 2002, the Company purchased the 23.25% minority interest held by Marriott Senior Living Services, Inc. in a joint venture in which the Company owned the remaining 76.75% equity interest for $8,500,000. In May 2002, the joint venture purchased five Properties that are operated by Marriott Senior Living Services, Inc. Prior to December 20, 2002, each joint venture partner shared in the costs and benefits of the joint venture in proportion to its percentage equity interest. In conjunction with the purchase of the Properties, Marriott International, Inc. and Marriott Senior Living Services, Inc., with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases, as described in Note 12. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligation under the leases. The remaining guarantee at December 31, 2002 was $5,039,125.

If the purchase of the minority interest had occurred at the inception of the joint venture, net income would have been $11,804,868 or $0.54 per share of common stock. There would have been no effect on revenues as reported.

5.       Notes and Other Receivables:

Notes and other receivables include the following at December 31:


                                      2002            2001
                                   ----------        --------
Rental revenues receivable         $  809,279        $180,163
Notes receivable                    2,000,000              --
Other receivables                     345,424              --
Accrued interest receivable            37,500              --
                                   ----------        --------
                                   $3,192,203        $180,163
                                   ==========        ========

Notes receivable is comprised of a loan to an affiliate of one of the Company's lessees related to the anticipated acquisition of additional Properties. As of December 31, 2002, the Company had an initial commitment to purchase two additional Properties for approximately $22,600,000 as described in Note 13. In connection with this anticipated purchase, the Company loaned the seller $2,000,000 to pay off debt at a discounted amount making the purchase of the Properties economically viable. The note bears interest at 15 percent per annum and matures March 31, 2003. As security for this note, the seller has pledged a membership interest in its company. Additionally, certain members of the seller's company guarantee the note.

As of February 19, 2003, the rental revenues and other receivables as of December 31, 2002, had been fully collected.

6. Other Assets:

Other assets as of December 31, 2002 and 2001, were $4,975,061 and $2,143,213, respectively, and consisted of miscellaneous prepaid expenses and miscellaneous acquisition costs that will be capitalized to land, buildings and equipment upon the purchase of Properties.

7. Indebtedness:

In February 2002, the Company assumed a mortgage of $12,974,397 that matures on October 2, 2003, in connection with the purchase of a Property. The mortgage bears interest at a floating rate of (i) 350 basis points over the 30-day LIBOR if LIBOR is over 2.6 percent or (ii) 440 basis points over the 30-day LIBOR if LIBOR is under 2.6 percent not to exceed 8 percent. As of December 31, 2002, the interest rate was 5.84 percent. In accordance with the provisions of the mortgage, the Company has placed $277,821 in escrow, which represents three months of debt service related to the mortgage. This escrow reserve was included in restricted cash at December 31, 2002.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

7. Indebtedness - Continued:

In connection with the purchase of five Properties, the Company borrowed $23,520,000 in June 2002 in the form of a commercial paper backed loan secured by the five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the re-marketing effort is unsuccessful. The liquidity agent provides a liquidity facility for up to 102 percent of the outstanding loan balance. Interest is payable monthly with principal due when the commercial paper loan matures on June 6, 2007. The commercial paper loan bears interest at the commercial paper rate as determined by market demand (1.51 percent as of December 31, 2002) plus a margin of 1.23 percent, which is inclusive of liquidity fees and administrative costs. As of December 31, 2002, the commercial paper loan interest rate was 2.74 percent.

On August 8, 2002, the Company entered into a commitment for $11,000,000 of permanent financing secured by a mortgage on a Property. On August 29, 2002, the Company obtained an advance totaling $9,100,000 with a possible future advance in the amount of $1,900,000 subject to certain operating performance thresholds being achieved by this Property prior to February 27, 2004. The loan bears interest at a variable rate based on 90-day LIBOR plus 3.90 percent per annum, but in no event shall the interest rate be less than 6.50 percent. As of December 31, 2002, the interest rate was 6.50 percent. The loan requires monthly principal and interest payments through August 31, 2007, with all unpaid principal and interest due at that time.

The following is a schedule of maturities for all long-term borrowings at December 31, 2002:

           2003                                                  $12,896,864
           2004                                                      163,814
           2005                                                      174,785
           2006                                                      186,491
           2007                                                   31,904,723
           Thereafter                                                     --
                                                                 -----------
                Total                                            $45,326,677
                                                                 ===========

8. Redemption of Shares:

The Company has a redemption plan under which the Company may elect to redeem shares, subject to certain conditions and limitations. Under the redemption plan, prior to such time, if any, as listing of the Company's common stock on a national securities exchange or over-the-counter market occurs, any stockholder who has held shares for at least one year may present all or any portion equal to at least 25 percent of their shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may, at its option, redeem the shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of shares redeemed by the Company exceed 5 percent of the number of shares of the Company's outstanding common stock at the beginning of the 12-month period. During the years ended December 31, 2002, 2001 and 2000, 37,306, 3,415 and 3,316 shares, respectively, of common stock were redeemed for $343,212, $31,420 and $30,508, respectively, and retired.

9. Stock Issuance Costs:

The Company has incurred offering expenses, including commissions, marketing support fees, due diligence expense reimbursements, filing fees, and legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13 percent of the proceeds raised in connection with the 2002 Offering.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

9. Stock Issuance Costs - Continued:

During the years ended December 31, 2002, 2001 and 2000, the Company incurred $39,050,685, $7,190,480 and $1,027,216, respectively, in offering costs and due diligence expense reimbursements, including $29,690,777, $4,761,580 and $519,302, respectively, in commissions and marketing support fees. All amounts incurred for the years ended December 31, 2002, 2001 and 2000, have been treated as stock issuance costs and charged to stockholders' equity.

10. Distributions:

For the years ended December 31, 2002, 2001 and 2000, approximately 65 percent, 65 percent and 54 percent, respectively, of the distributions paid to stockholders were ordinary income and approximately 35 percent, 35 percent and 46 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2002, 2001 and 2000, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

11. Related Party Arrangements:

Certain directors and officers of the Company hold similar positions with the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. These affiliates receive fees and compensation in connection with the offerings, and the acquisition, management and sale of the assets of the Company.

CNL Securities Corp. receives commissions amounting to 7.5 percent of the total amount raised from the sale of shares for services in connection with the offerings, a substantial portion of which has been or will be paid as commissions to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $27,835,104, $4,463,981 and $486,846, respectively, of which $26,341,693, $4,175,827 and $437,940, respectively, was or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, CNL Securities Corp. receives a marketing support fee equal to 0.5 percent of the total amount raised from the sale of shares, all or a portion of which may be reallowed to other broker-dealers. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $1,855,674, $297,599 and $32,456, respectively, the majority of which was or will be reallowed to other broker-dealers.

CNL Securities Corp. will also receive, in connection with the 2000 Offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31, 2003, in the amount equal to 0.20 percent of the aggregate investment of stockholders who purchased shares in the 2000 Offering. CNL Securities Corp. in turn may reallow all or a portion of such fees to soliciting dealers whose clients hold shares on such date. As of December 31, 2002, no such fees had been incurred.

The Advisor receives acquisition fees for services in identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5 percent of the gross proceeds of the offering and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. In addition, if there is a listing, the Company will receive an acquisition fee of 4.5 percent of amounts outstanding on a line of credit, if any, at the time of listing the Company's common stock on a national securities exchange or over-the-counter market. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $18,736,538, $2,676,430 and $292,108, respectively, of such fees. These fees are included in other assets prior to being allocated to individual Properties.

The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of one-twelfth of 0.60 percent of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month. During the years ended December 31, 2002, 2001 and 2000, the Company incurred $770,756, $93,219 and $55,396, respectively, of such fees.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

The Company incurs operating expenses relating to its administration. Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of 2 percent of average invested assets or 25 percent of net income (the "Expense Cap"). During the Expense Years ended June 30, 2001 and June 30, 2000, operating expenses exceeded the Expense Cap by $145,015 and $213,886, respectively; therefore, the Advisor reimbursed the Company such amounts in accordance with the advisory agreement. The Company's operating expenses did not exceed the Expense Cap in any other Expense Years during the years ended December 31, 2002, 2001 and 2000.

CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). CCM made the arrangements for the $23,520,000 commercial paper loan described in Note 7. CCM was paid a 2 percent structuring fee ($470,400), which was recorded as deferred loan costs and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 30 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan.

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor and certain executive officers of the Company are stockholders. The amounts deposited with this bank were $5,740,852 and $3,000,000 at December 31, 2002 and 2001, respectively.

On May 30, 2002, the Company acquired a 10 percent interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the year ended December 31, 2002, the Company received $190,922 in distributions from the partnership.

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services are classified as follows:

                                                                     Years Ended December 31,
                                                            2002                2001              2000
                                                         ----------          ----------          --------
               Stock issuance costs                      $2,941,152          $  769,853          $117,679
               Land, buildings and equipment on
                    operating leases and other
                    assets                                   25,320              37,053            31,370
               General operating and
                    administrative expenses                 565,013             199,726           197,869
                                                         ----------          ----------          --------
                                                         $3,531,485          $1,006,632          $346,918
                                                         ==========          ==========          ========

During the years ended December 31, 2002, 2001 and 2000, affiliates incurred on behalf of the Company $5,613,049, $1,626,405 and $387,704, respectively, for certain offering expenses. In addition, during the years ended December 31, 2002 and 2001, affiliates incurred on behalf of the Company $451,238 and $353,852, respectively, for certain acquisition expenses and $565,013 and $206,211, respectively, for certain operating expenses.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

11. Related Party Arrangements - Continued:

Amounts due to related parties at December 31 are as follows:

                                                                            2002                2001
                                                                         ----------          ----------
                   Due to the Advisor and its affiliates:
                        Expenditures incurred for offering
                           expenses
                           on behalf of the Company                      $    1,366          $1,328,123
                        Accounting and administrative
                           Services                                          75,944              62,313
                        Acquisition fees and miscellaneous
                           acquisition expenses                             125,366             226,986

                                                                         ----------          ----------
                                                                            202,676           1,617,422
                                                                         ----------          ----------

                   Due to CNL Securities Corp.:
                        Commissions                                         145,110             145,670
                        Marketing support fee and due diligence
                           expense reimbursements                                --               9,715
                                                                         ----------          ----------
                                                                            145,110             155,385
                                                                         ----------          ----------
                                                                         $  347,786          $1,772,807
                                                                         ==========          ==========

12. Concentration of Credit Risk:

As of December 31, 2002, the Company owned 25 Properties in various states that are subject to operating leases. The lessees of 24 of these Properties are affiliates or wholly owned subsidiaries of American Retirement Corporation ("ARC") or HRA Management Corporation ("HRA") and contributed 74.8 percent of the Company's total rental income during the year ended December 31, 2002. Six of these Properties are operated under the ARC brand and 18 Properties are operated by Marriott Senior Living Services, Inc., a subsidiary of Marriott International, Inc.

To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. In addition, certain portfolios contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. For certain Properties, the Company has also required security deposits, guarantees from the tenant's parent company or additional cash reserve accounts to be held at the tenant level.

In connection with purchase of five Properties leased to HRA, Marriott International, Inc. and Marriott Senior Living Services, Inc. have, with certain limitations, guaranteed the tenant's obligation to pay minimum rent due under the leases up to a maximum of $5,880,000. As of December 31, 2002, $840,875 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $5,039,125.

As of December 31, 2002, the Company had invested in 11 Properties located in seven states through a direct financing transaction with two affiliates of Prime Care Properties, LLC. The direct financing leases contributed 20.8 percent of the Company's total rental income during the year ended December 31, 2002. The Properties are operated by Marriott Senior Living Services, Inc. An affiliate of the tenants has guaranteed the tenants' obligations to pay minimum rent due under the lease up to a maximum of $2,000,000. As of December 31, 2002, $308,341 of the guarantee had been used to pay rent leaving a remaining guarantee balance of $1,691,659.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

12. Concentration of Credit Risk - Continued:

Although the Company acquires Properties located in various states and regions and carefully screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the ARC or Marriott brand chains would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. When the sale of Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, it is expected that the long-term management agreements in which the Company's tenants have entered into with Marriott Senior Living Services, Inc. will be assumed by Sunrise Assisted Living, Inc. to operate all of the Company's Properties that are currently operated by Marriott Senior Living Services, Inc. In regards to nine of the 12 proposed Properties for which the Company has entered into initial commitments to acquire as of February 19, 2003, it is expected that until the sale of the Marriott Senior Living Services, Inc.'s stock to Sunrise Assisted Living, Inc. is completed, Marriott Senior Living Services, Inc will operate these Properties. There can be no assurance that these transactions will be consummated.

13. Commitments and Contingencies:

In connection with the acquisition of five Properties, the Company may be required to make additional payments (the "Earnout Amount") if certain earnout provisions are achieved by the earnout date (the "Earnout Date") for each Property. The calculation of the Earnout Amount generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an Earnout Amount is due, the lease will be amended and annual minimum rent will increase accordingly. During the year ended December 31, 2002, one Property was performing at a level sufficient to satisfy the requirements under the earnout provisions, and the Company funded an additional payment of $1,775,000. The lease was amended to increase the annual minimum rent by $177,500. The remaining Earnout Dates expire over the period August 2004 through April 2005 and the Company has a maximum obligation of $11,834,233 relating to the aggregate Earnout Amounts.

In connection with the acquisition of a 10 percent limited partnership interest in CNL Plaza, Ltd., the Company has severally guaranteed 16.67 percent, or $2,583,333, of a $15,500,000 unsecured promissory note of the limited partnership that matures November 30, 2004. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

As of December 31, 2002, the Company had a commitment to obtain a two-year $75 million revolving line of credit. The $75 million line of credit may be amended to allow the line of credit to be increased by $50 million. Eleven Properties with an aggregate cost of $115.2 million will be mortgaged to secure the revolving line of credit. This facility will require payment of interest only at LIBOR plus a premium until maturity and has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value.

As of December 31, 2002, the Company had commitments to acquire 12 additional Properties located in eight states. The anticipated aggregate purchase price is approximately $298.7 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. The Company plans to assume permanent financing of approximately $20.6 million in connection with the acquisition of two Properties and to draw up to $75 million on a revolving line of credit for the acquisition of nine of these Properties. In addition, the Company anticipates that it will assume obligations of approximately $88.8 million in non-interest bearing bonds payable to certain residents of two of the Properties. Marriott Senior Living Services, Inc. has committed to operate 9 of the these Properties, if acquired.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000

14. Selected Quarterly Financial Data:

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2002 and 2001:

2002 Quarter                        First            Second            Third            Fourth              Year
------------                        -----            ------            -----            ------              ----
Revenues                         $1,667,761        $3,305,669        $4,726,716       $9,151,882         $18,852,028
Net income                          828,604         1,702,338         2,508,526        6,332,388          11,371,856
Earnings per share:
    Basic and Diluted                  0.09              0.11              0.10             0.22                0.52

2001 Quarter                        First            Second            Third            Fourth              Year
------------                        -----            ------            -----            ------              ----
Revenues                          $ 356,362        $ 356,336         $ 382,764        $ 804,157          $1,899,619
Net income                           67,348          211,945           171,842          464,830             915,965
Earnings per share:
    Basic and Diluted                  0.05             0.15              0.09             0.09                0.38


15. Subsequent Events:

During the period January 1, 2003, through February 19, 2003, the Company received subscription proceeds for an additional 7,826,224 shares ($78,262,237) of common stock.

On January 1, 2003 and February 1, 2003, the Company declared distributions totaling $2,604,002 and $2,878,892, respectively, or $.0589 per share of common stock, payable by March 31, 2003, to stockholders of record on January 1, 2003 and February 1, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

    Properties the Company
        has Invested in Under
        Operating Leases:

                                                                                                             Costs Capitalized
                                                                       Initial Costs                     Subsequent to Acquisition
                                                     --------------------------------------------------  ------------------------
                                                                                                                     Carrying
                                   Encumbrances       Land           Buildings       Equipment     Improvements        Costs
                                 ---------------  --------------   -------------  --------------   --------------  -------------
 Brighton Gardens by Marriott:
     Orland Park, Illinois        $         --    $   2,162,388    $  11,533,074  $   1,044,018   $         --     $       --
     Camarillo, California           7,477,879        2,486,381       16,852,469        541,453             --             --
     Towson, Maryland                5,780,928          989,914       14,375,847        355,731             --             --
     Hoffman Estates, Illinois              --        1,724,422        5,843,963        512,316             --             --
     Tulsa, Oklahoma                        --        1,538,284        2,987,889        512,425             --             --
     Atlanta, Georgia                       --        1,772,658        5,652,512        446,313             --             --
     Oklahoma City, Oklahoma                --          784,454        2,701,571        444,105             --             --
     Santa Rosa, California                 --        2,161,222       15,025,466        586,516             --             --
     Bellevue, Washington                   --        2,164,828        8,360,448        502,884             --             --

 MapleRidge by Marriott:
     Laguna Creek, California        3,221,644          811,596        7,571,613        217,689             --             --
     Clayton, Ohio                   3,244,228          813,317        7,656,922        209,314             --             --
     Dartmouth, Massachusetts        3,795,321          920,430        9,028,929        205,663             --             --
     Plymouth, Massachusetts                --        1,090,254        3,460,628        393,579             --             --
     Cleveland, Ohio                        --        1,090,639        3,886,167        345,981             --             --
     Hemet, California                      --        1,175,581        2,891,964        365,263             --

Pleasant Hills by Marriott:
     Little Rock, Arkansas                  --          523,295       10,457,948        370,052             --             --

 Hearthside by Marriott:
     Lynnwood, Washington                   --        1,529,738        5,175,159        124,291             --             --
     Snohomish, Washington                  --          645,494        8,559,082        109,911             --             --

 Broadway Plaza:
     Arlington, Texas                       --        1,343,538        9,174,538        602,226             --             --

 Homewood Residence:
     Boca Raton, Florida                    --        1,143,571        8,501,806        554,536             --             --
     Coconut Creek, Florida                 --        1,682,701        7,981,073        559,197             --             --
     Brookmont, Tennessee                   --          463,957        8,350,191        631,429             --             --

 Holley Court Terrace:
     Oak Park, Illinois             12,743,332        2,144,134       16,918,724        447,007             --             --

 Heritage Club:
     Greenwood Village, Colorado     9,063,345        1,964,700       17,943,422        942,063             --             --

 Erickson Retirement Communities:
     Peabody, Massachusetts                 --       18,345,033               --             --             --             --

 Other:
     Vero Beach, Florida                    --        1,839,329               --             --      1,405,138             --
                                  ------------    -------------     -------------  ------------    ------------    -----------
                                  $ 45,326,677    $  53,311,858     $ 210,891,405  $ 11,023,962    $  1,405,138    $        --
                                  ============    =============     =============  ============    ============    ===========

             Gross Amount at Which Carried
                   at Close of Period
---------------------------------------------------------
                                                             Accumulated    Date of        Date
     Land        Buildings      Equipment        Total      Depreciation   Construction   Acquired
------------   ------------   ------------   ------------   ------------   ------------   --------
$  2,162,388   $ 11,533,074   $  1,044,018   $ 14,739,480   $  1,177,269        1999        4/00
   2,486,381     16,852,469        541,453     19,880,303        312,334        1999        5/02
     989,914     14,375,847        355,731     15,721,492        256,936        1999        5/02
   1,724,422      5,843,963        512,316      8,080,701          9,137        1999       12/02
   1,538,284      2,987,889        512,425      5,038,598          6,163        1999       12/02
   1,772,658      5,652,512        446,313      7,871,483          8,545        1996       12/02
     784,454      2,701,571        444,105      3,930,130          5,458        1999       12/02
   2,161,222     15,025,466        586,516     17,773,204         19,143        2000       12/02
   2,164,828      8,360,448        502,884     11,028,160         11,702        1999       12/02


     811,596      7,571,613        217,689      8,600,898        138,039        1999        5/02
     813,317      7,656,922        209,314      8,679,553        138,031        1999        5/02
     920,430      9,028,929        205,663     10,155,022        159,783        1999        5/02
   1,090,254      3,460,628        393,579      4,944,461          5,948        2000       12/02
   1,090,639      3,886,167        345,981      5,322,787          6,108        1999       12/02
   1,175,581      2,891,964        365,263      4,432,808          5,187        1998       12/02


     523,295     10,457,948        370,052     11,351,295         13,096        1984       12/02


   1,529,738      5,175,159        124,291      6,829,188          6,131        1989       12/02
     645,494      8,559,082        109,911      9,314,487          9,570        1993       12/02


   1,343,538      9,174,538        602,226     11,120,302        361,454        2000       11/01


   1,143,571      8,501,806        554,536     10,199,913        334,064        2000       11/01
   1,682,701      7,981,073        559,197     10,222,971        248,075        2000        2/02
     463,957      8,350,191        631,429      9,445,577         49,825        2000       11/02


   2,144,134     16,918,724        447,007     19,509,865        432,681        1992        2/02


   1,964,700     17,943,422        942,063     20,850,185        434,020        1999        3/02


  18,345,033            --              --     18,345,033             --                   10/02

   3,244,467            --              --      3,244,467             --                    8/02
------------   ------------   ------------   ------------   ------------
$ 54,716,996   $210,891,405   $ 11,023,962   $276,632,363   $  4,148,699
============   ============   ============   ============   ============

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                December 31, 2002

(a) Transactions in real estate and accumulated depreciation during 2000, 2001 and 2002 are summarized as follows:

                                                                       Accumulated
                                                        Cost (b) (d)   Depreciation
                                                        ------------   ------------
Properties the Company has Invested
   in Under Operating Leases:
     Balance, December 31, 1999                         $         --   $         --
     Acquisitions                                         14,721,092             --
     Depreciation Expense (c)                                     --        303,184
                                                        ------------   ------------

     Balance, December 31, 2000
     Acquisitions                                         14,721,092        303,184
     Depreciation Expense (c)                             21,338,603             --
                                                                  --        523,943
                                                        ------------   ------------

     Balance, December 31, 2001                           36,059,695        827,127
     Acquisitions                                        240,572,668             --
     Depreciation expense (c)                                     --      3,330,399
                                                        ------------   ------------
     Balance, December 31, 2002                         $276,632,363   $  4,157,526
                                                        ============   ============

(b) As of December 31, 2002, 2001, and 2000, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $276,489,406, $36,059,695 and $14,721,092, respectively. The leases are treated as operating leases for federal income tax purposes.

(c) Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and 3 to 7 years, respectively.

(d) Acquisition fees and miscellaneous expenses of $27,143,799, $1,941,656 and $872,192 are included in land, buildings and equipment on operating leases at December 31, 2002, 2001 and 2000, respectively.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Marriott International, Inc. ("Marriott") guaranteeing lease payments for the tenant relating to six of the Properties owned, directly or indirectly, by the Company as of February 28, 2003. The summarized financial information presented for Marriott as of January 3, 2003 and December 28, 2001, and for each of the years ended January 3, 2003, December 28, 2001 and December 29, 2000, was obtained from the Form 10-K filed by Marriott with the Securities and Exchange Commission for the year ended January 3, 2003.

                                                                                                         Page
Marriott International, Inc. and Subsidiaries:

    Selected  Financial  Data for the years ended January 3, 2003,  December 28,
    2001 and December 29, 2000                                                                            F-35


                       INDEX TO OTHER FINANCIAL statements

The following combined financial information is filed as part of this report as a result of the acquisition of five related Properties from American Retirement Corporation ("ARC"). The Company does not own any interest in ARC's operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company entered, see "Business -- Property Acquisitions."

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.):

    Report of Independent Certified Public Accountants                                                     F-36

    Combined Balance Sheets as of December 31, 2001 and 2000                                               F-37

    Combined Statements of Operations and Changes in Equity for the Years
       Ended December 31, 2001 and 2000                                                                    F-38

    Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000                       F-39

    Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000                  F-40

    Combining Balance Sheet as of December 31, 2001                                                        F-50

    Combining Statement of Operations and Changes in Equity for the Year Ended
       December 31, 2001                                                                                   F-51

    Combining Statement of Cash Flows for the Year Ended December 31, 2001                                 F-52

The following financial information is filed as part of this report as a result of the Company acquiring 11 related Properties from Prime Care One, LLC and Prime Care Two, LLC, and entering into initial commitments to acquire two related Properties from Prime Care Eight, LLC (collectively referred to herein as "Prime Care"). The Company does not own any interest in Prime Care's operations of the communities. As described in the notes to the accompanying financial statements, in connection with the Company's purchase of the 11 properties and the anticipated purchase of the two remaining properties, a condition of the sale was that the sales proceeds would be used to cure the existing defaults and extinguish the outstanding debts owed to Prime Care's lenders. For information on the Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business -- Property Acquisitions" and "Business -- Pending Investments."


Prime Care One, LLC and PC1, LLC
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)                      F-53

Prime Care Two, LLC and PC2, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                                     F-71

Prime Care One Portfolio
     (Includes the Venice, Mountainside, Friendship Heights and Charlotte Properties)                      F-88

Prime Care Two, LLC
     (Includes the Raleigh, Brentwood, Stamford, Middletown, Buckhead, Naples and Winston-
     Salem Properties)                                                                                    F-106

Prime Care Eight, LLC
     (Includes the Annapolis and Pikesville Properties)                                                   F-125

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties and entering into initial commitments to acquire an additional nine related Properties from Marriott
Senior Living Services, Inc. and MSLS-MapleRidge, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has or expects to enter into, see "Business -- Property Acquisitions" and "Business -- Pending
Investments."

Marriott Senior Living Services Twenty-One Communities
     (Includes the Bellevue, Edgewood, Greenville, Fairfax, Hoffman Estates, Hemet, Lynnwood,
     Northridge, Oklahoma City, Palm Springs, Pleasant Hills, Plymouth, Quadrangle, Rancho
     Mirage, Salt Lake City, Santa Rosa, Snohomish, Tulsa, Vinings, Willoughby and Yorba Linda
     Properties)                                                                                          F-143

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)

Consolidated Balance Sheet Data:

                                                                January 3,           December 28,
                                                                   2003                  2001
                                                                ----------            ----------
Current assets                                                  $ 1,744               $ 2,747
Noncurrent assets                                                 6,552                 6,360
Current liabilities                                               2,207                 1,970
Noncurrent liabilities                                            2,516                 3,659
Stockholders' equity                                              3,573                 3,478


Consolidated Statements of Income Data:


                                                    Fiscal Year           Fiscal Year           Fiscal Year
                                                       Ended                 Ended                 Ended
                                                     January 3,           December 28,         December 29,
                                                        2003                  2001                 2000
                                                  -----------------    -------------------    ----------------
Gross revenues                                          $8,441                $7,786               $7,911
                                                        ======                ======               ======
Costs and expenses (including
   income tax expense)                                   8,164                 7,550                7,432
                                                        ======                ======               ======
Net income                                              $  277                $  236               $  479
                                                        ======                ======               ======
Basic earnings per share                                $ 1.15                $ 0.97               $ 1.99
                                                        ======                ======               ======
Diluted earnings per share                              $ 1.10                $ 0.92               $ 1.89
                                                        ======                ======               ======


Consolidated Statements of Cash Flows Data:

                                                     Fiscal Year           Fiscal Year            Fiscal Year
                                                        Ended                 Ended                  Ended
                                                     January 3,            December 28,          December 29,
                                                        2003                 2001 (1)              2000 (1)
                                                  ------------------    -------------------     ----------------
Cash provided by operating activities                   $    516               $ 403                $   856
                                                        ========               =====                =======
Cash provided by investing activities                        317                (481)                (1,026)
                                                        ========               =====                =======
Cash (used in) provided by
    financing activities                                $ (1,447)              $ 564                $    21
                                                        ========               =====                =======

(1) Per Marriott International, Inc.'s 2002 Form 10-K, prior years amounts have been reclassified to conform to the 2002 presentation.

               Report of Independent Certified Public Accountants


To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations and changes in equity and of cash flows present fairly, in all material respects, the financial position of American Retirement Communities Portfolio (a Group of Related Properties Acquired by CNL Retirement Properties, Inc.) (the "Communities") at December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Communities' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our audit was conducted for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information is presented for purposes of additional analysis of the combined financial statements rather than to present the results of operations of the individual Communities. However, the combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the combined financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP


Orlando, Florida
May 7, 2002

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Balance Sheets
December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                    2001                2000
                                                                              -----------------   -----------------
Assets
Current assets:
    Cash                                                                             $ 488,319           $ 673,871
    Accounts receivable, net of allowance for doubtful
      accounts of $188,771 and $87,620                                               1,274,637             612,729
    Prepaid expenses and other                                                         150,921             125,446
                                                                              -----------------   -----------------
             Total current assets                                                    1,913,877           1,412,046
                                                                              -----------------   -----------------

Restricted cash                                                                      1,708,634             525,000
                                                                              -----------------   -----------------

Property and equipment, net                                                         33,183,957             572,314
                                                                              -----------------   -----------------

Other assets:
    Security deposits                                                                  810,030             258,983
    Deferred financing costs, net                                                      218,594                   -
                                                                              -----------------   -----------------
             Total other assets                                                      1,028,624             258,983
                                                                              -----------------   -----------------

             Total assets                                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                                             $ 692,029             $     -
    Accounts payable                                                                   519,267             599,762
    Accrued payroll                                                                    341,458             232,100
    Accrued property tax                                                               923,665             567,673
    Other accrued expenses                                                           1,127,946             236,759
                                                                              -----------------   -----------------
             Total current liabilities                                               3,604,365           1,636,294

Long-term debt, less current maturities                                             32,444,896                   -

Resident deposits                                                                      417,898             436,396
                                                                              -----------------   -----------------
             Total liabilities                                                      36,467,159           2,072,690
                                                                              -----------------   -----------------

Equity                                                                               1,367,933             695,653
                                                                              -----------------   -----------------

             Total liabilities and equity                                         $ 37,835,092         $ 2,768,343
                                                                              =================   =================

The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Statements of Operations and Changes in Equity
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                      2001               2000
                                                                               -----------------  ------------------
Revenue:
    Community resident and health care services                                     $ 17,946,629         $10,232,625
    Interest and other                                                                   319,339              28,249

                                                                               -----------------  ------------------
                Total revenue                                                         18,265,968          10,260,874
                                                                               -----------------  ------------------

Expenses:
    Community operating expenses                                                      15,533,428           9,687,518
    Lease expense                                                                      4,957,887           4,642,644
    Management fees                                                                      794,621             443,922
    Bad debt expense                                                                     101,151                   -
    Interest                                                                             323,949               2,659
    Amortization                                                                          29,499                   -
    Depreciation                                                                         344,687              78,153
                                                                               -----------------  ------------------
                Total expenses                                                        22,085,222          14,854,896
                                                                               -----------------  ------------------

Loss before income taxes                                                              (3,819,254)         (4,594,022)

Income taxes                                                                                   -                   -
                                                                               -----------------  ------------------

Net loss                                                                              (3,819,254)         (4,594,022)

Equity at beginning of year                                                              695,653             706,288

Net contributions from owner/operator                                                  4,491,534           4,583,387
                                                                               -----------------  ------------------

Equity at end of year                                                                $ 1,367,933          $  695,653
                                                                               =================  ==================

The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combined Statements of Cash Flows
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                                         2001                2000
                                                                                 -----------------   -----------------
Cash flows from operating activities:
    Net loss                                                                       $    (3,819,254)    $    (4,594,022)
    Depreciation and amortization                                                          374,186
                                                                                                                78,153
    Changes in assets and liabilities:
      Increase in accounts receivable                                                     (661,908)           (371,211)
      Increase in prepaid expenses and other                                               (25,475)            (64,474)
      (Increase) decrease in security deposits                                            (551,047)                438
      Increase in accounts payable and accrued expenses                                  1,276,042             919,634
      Decrease in resident deposits                                                        (18,498)            (10,986)
                                                                                 -----------------   -----------------
                Net cash used in operating activities                                   (3,425,954)         (4,042,468)
                                                                                 -----------------   -----------------

Cash flows from investing activities:
    Additions to property and equipment                                                (12,630,306)           (378,395)
    Increase in restricted cash                                                         (1,183,634)                  -
                                                                                 -----------------   -----------------
                Net cash used in investing activities                                  (13,813,940)           (378,395)
                                                                                 -----------------   -----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                            13,000,000                   -
    Payment of loan costs                                                                 (248,093)                  -
    Payments on long-term debt                                                            (189,099)                  -
    Net contributions from owner/operator                                                4,491,534           4,583,387
                                                                                 -----------------   -----------------
                Net cash provided by financing activities                               17,054,342           4,583,387
                                                                                 -----------------   -----------------

Net (decrease) increase in cash                                                           (185,552)            162,524

Cash at beginning of year                                                                  673,871             511,347
                                                                                 -----------------   -----------------

Cash at end of year                                                                $       488,319     $       673,871
                                                                                 =================   =================


Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                                         $       323,949     $         2,659
                                                                                 =================   =================

    Cash paid during the year for income taxes                                     $             -     $             -
                                                                                 =================   =================

    Non-cash investing and financing activities - Note 3

The accompanying notes are an integral part of these combined financial statements.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


   1.    Organization and Nature of Business:

         The ARC Retirement Communities Portfolio ("the Communities") consists of five assisted living/retirement communities located in Arlington, Texas, Boca Raton, Florida, Oak Park, Illinois, Coconut Creek, Florida and Greenwood Village, Colorado. The Communities are managed by American Retirement Corporation ("ARC"), a national senior living and health care services provider. During 2001 and the first quarter of 2002, ARC entered into a series of transactions with CNL Retirement Properties, Inc. ("CNL"), a real estate investment trust, to sell the land, buildings and certain equipment used in the operation of the Communities and lease it back on a triple-net basis. The leases with CNL contain collateralization and other requirements that are generally evaluated on an aggregate basis. During 2000, several of the Communities were in the development stage as summarized below:

                                                                                               Beginning
                                                                                             Annual Minimum
                                                 Commenced            Month Acquired         Lease Payment
                     Property                    Operations               by CNL               Due to CNL
           ------------------------------   ---------------------   --------------------  ---------------------
           Broadway Plaza                       August 2000            November 2001              $  1,084,322
               Arlington, TX

           Homewood Residence                   October 2000           November 2001                   991,380
               Boca Raton, FL

           Holley Court Terrace                  July 1993             February 2002                 1,846,928
               Oak Park, IL

           Homewood Residence                  February 2000           February 2002                   968,756
               Coconut Creek, FL

           Heritage Club                       November 1999            March 2002                   1,786,538
               Greenwood Village, CO
                                                                                         ---------------------
                                                                                                  $  6,677,924
                                                                                         =====================

         In connection with Communities that became operational during 1999 and 2000, ARC had previously entered into various transactions with third parties for their development. ARC had also entered into long-term leases with entities, including subsidiaries of a bank and a real estate investment trust. Upon completion of the development projects, the real estate and equipment were leased to ARC or other entities which then entered into management contracts with ARC for their operation. Two of these entities were affiliated with a Director of ARC. The management agreements provided ARC with rights of first offer to acquire the leasehold interest of the Communities.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies:

         Basis of Presentation
         The accompanying financial statements have been prepared to present the combined financial results of the Communities and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

         The combined financial statements reflect the historical accounts of the Communities including allocations of general and administrative expenses from the ARC corporate offices in the form of management fees. The management fees, calculated as a percentage of revenue, are based on determinations that ARC management believes to be reasonable. However, management believes that the Communities' corporate administrative and general expenses on a stand-alone basis may have been different had the Communities operated as unaffiliated entities.

         Liquidity
         As described in Note 1, several of the Communities recently commenced operations and consequently are expected to have cash flow deficits through a normal stabilization period. In connection with the CNL sale-leaseback transactions, ARC has restricted funds in the amount of approximately $3.9 million to fund cash flow deficits at the Communities, if required. To the extent additional funds are needed, ARC is obligated under the terms of the leases, to fund the required amounts. In the event ARC, as guarantor, is unable to fulfill its obligations, CNL, as lessor, could support the ongoing operations of the Communities and protect its interest as owner of the underlying real estate.

         Use of Estimates and Assumptions
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

         Recognition of Revenue
         The Communities provide residents with housing and health care services through various types of agreements. Housing and health care services are provided on an annual, monthly or per-diem basis. Residents pay a monthly housing fee, which entitles them to the use of certain amenities and services. Residents may also elect to obtain additional services, which are billed on a monthly basis or as the services are received. The Communities recognize revenues under these agreements as the services are provided.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  2.     Summary of Significant Accounting Policies - Continued:

         Recognition of Revenue - Continued
         Resident and health care revenues are reported at estimated net realizable amounts from residents, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

         Restricted Cash
         Restricted cash includes cash held by lenders under loan agreements in escrow for property taxes and property improvement and cash segregated under operating reserve provisions of lease agreements.

         Accounts Receivable
         Accounts receivable, net of an allowance for doubtful accounts, represent the estimate of the amount that ultimately will be realized in cash. ARC management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical payment trends, analyses of receivable portfolios by payor source and aging of receivables, as well as review of specific accounts, and makes adjustments to the allowance as necessary.

         Property and Equipment
         Property and equipment are recorded at cost and include interest and real estate capitalized during the construction period, as well as other costs directly related to the acquisition, development, and construction. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Buildings and improvements are depreciated over 40 and 15 years, respectively, and furniture, fixtures and equipment are depreciated over five to seven years.

         Impairment of Long-Lived Assets
         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         Deferred Financing Costs
         Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related debt agreement.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  2.     Summary of Significant Accounting Policies - Continued:

         Income Taxes
         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are recorded using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Insurance
         The Communities are self-insured for workers compensation claims up to certain limits. Additional stop-loss coverage is purchased to cover claims in excess of these limitations. The Communities have established reserves for all reported and unpaid claims and for estimated claims incurred but not yet reported, based upon historical claims loss experience. The Communities' operator maintains commercial insurance on a claims-made basis for general and professional liability. The operator also has professional liability coverage with a commercial insurance carrier with limits of $5 million for each occurrence and $15 million aggregate for potential losses related to these matters, if they occur. In addition, the Communities carry primary and secondary umbrella liability coverage with a $25 million per occurrence limit. The Communities, through ARC, carry a mandated crime insurance policy with a coverage limit of $1 million.

         Equity
         ARC transfers excess cash from and makes working capital advances and corporate allocations to the Communities. These advances include amounts to fund operating shortfalls. The resulting net balance of these transactions plus the initial investment in the Communities and the cumulative equity (deficit) of the Communities is classified as equity in the balance sheets.

         Concentrations of Credit Risk
         Financial instruments that potentially subject the Communities to significant concentrations of credit risk consist principally of cash, accounts receivable and restricted cash. The majority of the Communities' cash is in accounts with financial institutions that ARC management has determined to be high quality institutions. ARC management believes credit risk related to cash and restricted assets is minimal. The Communities' accounts receivable consist of monthly fees and charges due from residents.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

3.       Property and Equipment:

         During 2000 and for the majority of 2001, the Communities were operated under various operating lease arrangements (see Notes 1 and 6).

         On September 26, 2001, ARC acquired the land, building and equipment of the retirement center in Oak Park, Illinois previously leased under an operating lease. ARC financed this acquisition by entering into a $13.0 million mortgage note. In connection with this acquisition, land, buildings and equipment increased by $12.4 million.

         During November 2001, ARC exercised its option to acquire the land, building and equipment used in the operation of the Boca Raton, Florida and Arlington, Texas Communities and simultaneously completed sale-leaseback transactions with CNL under 15-year lease agreements, which contain two five-year renewal options and rights of first refusal to repurchase the leased assets. As a result of contingent earn-out agreements, these leases are accounted for as financing transactions and accordingly property and equipment and debt of approximately $20.2 million are recorded on the balance sheets.

         Property and equipment consists of the following at December 31:

                                                                                    2001              2000
                                                                             -----------------  ----------------
              Land                                                                $3,294,093            $    -
              Building and improvements                                           28,327,404
                                                                                                             -
              Equipment                                                            2,055,869           689,735
              Construction in progress                                                25,949
                                                                                                        57,250
                                                                            -----------------  ----------------
                                                                                  33,703,315           746,985
              Less accumulated depreciation                                         (519,358)         (174,671)
                                                                            -----------------  ----------------

                                                                                 $33,183,957          $572,314
                                                                            =================  ================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

4.       Long-Term Debt:

         Long-term debt consists of the following at December 31:

                                                                                        2001                2000
                                                                                  -----------------   -----------------
                Sale/leaseback financing payable in monthly
                  installments of $172,975 including interest
                  at 7.63% maturing in 2016                                            $ 20,171,493             $      -

                Mortgage note payable bearing interest at a floating rate equal to three hundred and fifty basis points in excess of the LIBOR rate (6.28% at December 31, 2001). Interest and principal is due monthly with remaining principal and unpaid interest due
                  October 1, 2003. The note is collateralized by certain land,
                  buildings and equipment                                                12,965,432                    -

                                                                                   -----------------   -----------------
                Total long-term debt                                                     33,136,925                    -

                Less current portion                                                       (692,029)                   -

                                                                                   -----------------   -----------------

                                                                                       $ 32,444,896              $     -
                                                                                   =================   =================

        The following is a schedule of future maturities of long-term debt as of December 31, 2001.

                         2002                                                                 $ 692,029
                         2003                                                                13,303,760
                         2004                                                                   642,537
                         2005                                                                   745,520
                         2006                                                                   929,067
                         Thereafter                                                          16,824,012
                                                                                       -----------------
                                                                                           $ 33,136,925
                                                                                       =================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

5.       Income Taxes:

        Total income tax expense consists of:

                                                                           2001               2000
                                                                      ----------------   -----------------
                U.S. Federal:
                  Current                                                      $    -             $    -
                  Deferred
                                                                                    -                  -
                                                                      ----------------  -----------------
                          Total U.S. Federal
                                                                                    -                  -
                                                                      ----------------  -----------------

                State:
                  Current
                  Deferred
                                                                                    -                  -
                                                                      ----------------  -----------------
                          Total State
                                                                                    -                  -
                                                                      ----------------  -----------------

                          Total                                                $    -             $    -
                                                                      ================  =================

        The tax effect of temporary differences that give rise to the following net deferred tax liability at December 31, 2001 and 2000 consists of:

                                                                                   2001              2000
                                                                             -----------------  ----------------
                Net operating loss carryforwards                                   $1,351,333         $ 242,979
                Valuation allowance                                                (1,351,333)         (242,979)
                                                                             -----------------  ----------------

                         Net deferred tax liability                                $        -         $       -
                                                                             =================  ================

        The following table summarizes the significant differences between the U.S. federal statutory tax rate and the Communities' effective tax rate for financial statement purposes:

                                                                                   2001               2000
                                                                              ----------------   ----------------
                Statutory tax rate (34%)                                         $ (1,298,546)      $ (1,561,967)
                State income taxes, net of federal benefit                           (116,669)           (18,254)
                Tax losses of nonconsolidated partnerships                            306,861          1,344,564
                Increase in valuation allowance                                     1,108,354            235,657
                                                                              ----------------   ----------------

                         Total                                                   $          -       $          -
                                                                              ================   ================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  5.     Income Taxes - Continued:

         For the year ended December 31, 2000, Broadway Plaza, Homewood Residence Boca Raton and Holley Court Terrace were included in ARC's consolidated federal income tax return. For the year ended December 31, 2001, Broadway Plaza, Homewood Residence Boca Raton, Holley Court Terrace and Homewood Residence Greenwood Village were included in ARC's consolidated federal income tax return. Communities that were not included in ARC's consolidated federal income tax returns were owned by partnerships not included in the ARC consolidated return. For the financial statement presentation, the separate-return method is used to allocate current and deferred federal and state tax expense to the Communities as if they were separate taxpayers. No tax benefit or expense has been reported with respect to the Communities owned by partnerships not included in the ARC consolidated return, since taxes on income generated by those partnerships are the responsibility of the partners.

         The Communities have tax net operating loss carryovers in the amount of $3,556,142, which expire beginning in 2020. The Communities have not recorded this potential deferred tax benefit because they do not have sufficient historical earnings on which to conclude that they are more likely than not to realize a future benefit.


6.       Leases:

         As of December 31, 2001 and 2000, two and four, respectively, of the Communities were operated under leasing structures which were treated as operating leases for financial reporting purposes and financing leases for income tax purposes. These leases provided ARC with termination rights whereby ARC could terminate the leases and acquire the assets at predetermined amounts in exchange for assuming the lessors' debt, forgiving notes receivable from the lessor, and repaying the lessors' equity. In November 2001, ARC elected to terminate two of the leases and simultaneously entered into a transaction with CNL (see
         Note 3). In February and March 2002, ARC elected to terminate two additional leases and subsequently entered into a transaction with CNL (see Note 10).

7.       Related Party Transactions:

         ARC performs management services for the Communities which includes certain corporate administrative and general expenses for financial, legal, accounting, human resources and information systems. These services are reflected as management fees on the statement of operations.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

8.       Employee Benefit Plans:

         The Communities' employees are eligible to participate in a defined contribution plan established by ARC, including features under Section 401(k) of the Internal Revenue Code (the "Plan"). The Plan permits employees to make voluntary contributions up to specified limits. Additional contributions may be made by the Communities at their discretion, that vest ratable over a five-year period. The Communities incurred $17,917 and $37,541 in expense for the years ended December 31, 2001 and 2000, respectively.



9.       Commitments and Contingencies:

         Federal and state governments regulate various aspects of the Communities' business. The development and operation of health care facilities and provision of health care services are subject to federal, state, and local licensure, certification, and inspection laws that regulate, among other matters, the number of licensed beds, the provision of services, the distribution of pharmaceuticals, billing practices and policies, equipment, staffing (including professional licensing), operating policies and procedures, fire prevention measures, environmental matters, and compliance with building and safety codes. Failure to comply with these laws and regulations could result in the denial of reimbursement, the imposition of fines, temporary suspension of admission of new patients, restrictions on the ability to expand existing facilities, and, in extreme cases, the revocation of a Community's license or closure.

         The Communities are subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the ultimate liability with respect to those proceedings and claims will not materially affect the financial position, operations, or liquidity of the Communities.


10.      Subsequent Events:

         In February and March of 2002, ARC exercised its right with respect to the Coconut Creek, Florida and Greenwood Village, Colorado Communities, respectively, operated under leasing arrangements to acquire the leased assets and simultaneously entered into sale-leaseback transactions with CNL which were accounted for as financings.

         In February of 2002, ARC entered into a sale-leaseback transaction with CNL in connection with the Holley Court Terrace Community purchased from a previous lessor on September 26, 2001 which will be accounted for as an operating lease.

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Notes to Combined Financial Statements - Continued
Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

  10.   Subsequent Events - Continued:

        As a result of these transactions, these Communities' future minimum lease payments are as follows:

                         2002                                   $ 3,866,000
                         2003                                     4,661,000
                         2004                                     4,735,000
                         2005                                     4,811,000
                         2006                                     4,888,000
                         Thereafter                              54,597,000
                                                           -----------------

                                                               $ 77,558,000
                                                           =================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Balance Sheet
December 31, 2001
--------------------------------------------------------------------------------

                                                                Properties         Properties
                                                               Acquired by        Acquired by
                                                               CNL in 2001        CNL in 2002          Combined
                                                            -----------------  -----------------  ------------------
Assets
Current assets:
    Cash                                                           $   1,000          $ 487,319           $ 488,319
    Accounts receivable                                               22,972          1,251,665           1,274,637
    Prepaid expenses and other                                        41,194            109,727             150,921
                                                            -----------------  -----------------  ------------------
             Total current assets                                     65,166          1,848,711           1,913,877
                                                            -----------------  -----------------  ------------------

Restricted cash                                                      906,634            802,000           1,708,634
                                                            -----------------  -----------------  ------------------

Property and equipment, net                                       20,301,080         12,882,877          33,183,957
                                                            -----------------  -----------------  ------------------

Other assets:
    Security deposits                                                810,030                  -             810,030
    Deferred financing costs, net                                          -            218,594             218,594

                                                            -----------------  -----------------  ------------------
             Total other assets                                      810,030            218,594           1,028,624
                                                            -----------------  -----------------  ------------------

             Total assets                                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================

Liabilities and Equity
Current liabilities:
    Current maturities of long-term debt                           $ 218,201          $ 473,828           $ 692,029
    Accounts payable                                                  42,825            476,442             519,267
    Accrued expenses                                                 668,071          1,724,998           2,393,069
                                                            -----------------  -----------------  ------------------
             Total current liabilities                               929,097          2,675,268           3,604,365

Long-term debt, less current maturities                           19,953,291         12,491,605          32,444,896
Resident deposits                                                      6,724            411,174             417,898
                                                            -----------------  -----------------  ------------------
             Total liabilities                                    20,889,112         15,578,047          36,467,159
                                                            -----------------  -----------------  ------------------
Equity                                                             1,193,798            174,135           1,367,933
                                                            -----------------  -----------------  ------------------
             Total liabilities and equity                       $ 22,082,910       $ 15,752,182        $ 37,835,092
                                                            =================  =================  ==================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Statement of Operations and Changes in Equity
Year Ended December 31, 2001
--------------------------------------------------------------------------------

                                                                   Properties         Properties
                                                                  Acquired by         Acquired by
                                                                  CNL in 2001         CNL in 2002          Combined
                                                                -----------------  ------------------  ------------------
Revenue:
    Community resident and health care services                      $ 2,828,364         $15,118,265         $17,946,629
    Interest and other                                                       149             319,190             319,339
                                                                -----------------  ------------------  ------------------
                  Total revenue                                        2,828,513          15,437,455          18,265,968
                                                                -----------------  ------------------  ------------------

Expenses:
    Community operating expenses                                       3,471,456          12,061,972          15,533,428
    Lease expense                                                      1,516,715           3,441,172           4,957,887
    Management fees                                                      141,418             653,203             794,621
    Bad debt expense                                                           -             101,151             101,151
    Interest                                                              94,432             229,517             323,949
    Amortization                                                               -              29,499              29,499
    Depreciation                                                         133,835             210,852             344,687
                                                                -----------------  ------------------  ------------------
                  Total expenses                                       5,357,856          16,727,366          22,085,222
                                                                -----------------  ------------------  ------------------

Loss before income taxes                                              (2,529,343)         (1,289,911)         (3,819,254)

Income taxes                                                                   -                   -                   -
                                                                -----------------  ------------------  ------------------

Net loss                                                              (2,529,343)         (1,289,911)         (3,819,254)

Equity at beginning of year                                              109,651             586,002             695,653

Net contributions from owner/operator                                  3,832,792             658,742           4,491,534
                                                                -----------------  ------------------  ------------------

Equity (deficit) at end of year                                      $ 1,413,100          $  (45,167)        $ 1,367,933
                                                                =================  ==================  ==================

American Retirement Communities Portfolio
(A Group of Related Properties Acquired by CNL Retirement Properties, Inc.) Combining Statement of Cash Flows
Year Ended December 31, 2001
--------------------------------------------------------------------------------

                                                                     Properties          Properties
                                                                    Acquired by          Acquired by
                                                                    CNL in 2001          CNL in 2002         Combined
                                                                  -----------------   -----------------  ----------------
Cash flows from operating activities:
    Net loss                                                           $(2,529,343)        $(1,289,911)     $(3,819,254)
    Depreciation and amortization                                          133,835             240,351          374,186
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable                           135,116            (797,024)        (661,908)
      Decrease (increase) in prepaid expenses
        and other assets                                                    19,044             (44,519)         (25,475)
       (Increase) decrease in security deposits                            (810,030)            258,983         (551,047)
      Increase in accounts payable and
        accrued expenses                                                   410,040             866,002        1,276,042
      Increase (decrease) in tenant deposits                                 2,324             (20,822)         (18,498)
                                                                   -----------------  ------------------  ----------------
                 Net cash used in operating activities                  (2,639,014)           (786,940)      (3,425,954)
                                                                  -----------------  ------------------  ----------------

Cash flows from investing activities:
    Additions to property and equipment                                   (133,112)        (12,497,194)     (12,630,306
    Increase in restricted assets                                         (906,634)           (277,000)      (1,183,634)
                                                                  -----------------  ------------------  ----------------
                 Net cash used in investing activities                  (1,039,746)        (12,774,194)     (13,813,940)
                                                                  -----------------  ------------------  ----------------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                     -          13,000,000       13,000,000
     Payment of loan costs                                                       -            (248,093)        (248,093)
     Payments on long-term debt                                           (154,532)            (34,567)        (189,099)
    Net contributions from owner/operator                                3,832,792             658,742        4,491,534
                                                                  -----------------  ------------------  ----------------
                 Net cash provided by financing activities               3,678,260          13,376,082       17,054,342
                                                                  -----------------  ------------------  ----------------

Net decrease in cash and cash equivalents                                     (500)           (185,052)        (185,552)


Cash at beginning of year                                                    1,500             672,371          673,871

                                                                  -----------------  ------------------  ----------------

Cash at end of year                                                      $   1,000          $  487,319         $ 488,319
                                                                  =================  ==================  ================


Supplemental disclosures of cash flow information:

    Cash paid during the year for interest                               $  94,432          $  229,517         $ 323,949
                                                                  =================  ==================  ================

    Cash paid during the year for taxes                                    $     -             $     -            $    -
                                                                  =================  ==================  ================

COMBINED FINANCIAL STATEMENTS

Prime Care One, LLC and PC1, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    Contents
Report of Independent Auditors...........................................................................F-54

Audited Financial Statements

Combined Balance Sheets..................................................................................F-55
Combined Statements of Operations........................................................................F-56
Combined Statements of Members' Equity (Deficit).........................................................F-57
Combined Statements of Cash Flows........................................................................F-58
Notes to Combined Financial Statements...................................................................F-59

                         Report of Independent Auditors

Board of Managers
Prime Care One, LLC
PC1, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of the Prime Care One, LLC and PC1, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care One, LLC and PC1, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                         Prime Care One LLC and PC1, LLC

                             Combined Balance Sheets

                                                                                       December 31
                                                                                2002                   2001
                                                                          ----------------      -----------------
Assets
Current assets:
   Cash and cash equivalents                                                     $  182,973             $  468,304
   Restricted cash                                                                  574,363                      -
   Accounts receivable, less allowance for doubtful accounts
     of $51,847 and $83,998 in 2002 and 2001                                        583,962                416,518
   Current portion of assets limited as to use                                    1,053,334              1,177,639
   Prepaid expenses and other assets                                                253,870                256,134
                                                                           ----------------      -----------------
   Total current assets                                                           2,648,502              2,318,595

Assets limited as to use, net of current portion                                         -                 254,161
Property and equipment, net                                                              -              48,388,566
Property and equipment under capital leases, net                                 36,226,479                      -
Other assets:
   Intangible assets, net of accumulated amortization
     of $313,667 in 2002                                                          5,959,647                      -
   Deferred financing costs, net of accumulated amortization
     of $165,690 and $2,860,376 in 2002 and 2001                                  1,299,933                156,337
                                                                           ----------------      -----------------
Total other assets                                                                7,259,580               156,337
                                                                           ----------------      -----------------
Total assets                                                                   $ 46,134,561           $ 51,117,659
                                                                           ================      =================

Liabilities and Members' Equity (Deficit)
Current liabilities:
   Accounts payable and accrued expenses                                         $  935,528            $ 5,686,736
   Accrued interest                                                                 361,469              5,503,845
   Deferred interest                                                                603,567                      -
   Notes payable                                                                          -             79,800,000
                                                                           ----------------      -----------------
Total current liabilities                                                         1,900,564             90,990,581

Debt service and shortfall advances loan                                                  -              5,900,000
Capital lease obligations                                                        44,753,256                      -
                                                                           ----------------      -----------------
Total liabilities                                                                46,653,820             96,890,581

Members' Equity (Deficit)
Managing member                                                                         100                    100
Holding company                                                                  11,514,687             10,726,257
Retained earnings (deficit)                                                     (12,034,046)           (56,499,279)
                                                                           ----------------      -----------------
Total members' equity (deficit)                                                    (519,259)           (45,772,922)
                                                                           ----------------      -----------------
Total liabilities and members' equity (deficit)                                $ 46,134,561           $ 51,117,659
                                                                           ================      =================

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                        Combined Statements of Operations

                                                                               Years ended December 31
                                                                              2002                  2001
                                                                         --------------         --------------
Operating revenue:
   Net resident service revenue                                             $21,050,963            $20,333,426
   Other operating revenue                                                       97,708                107,231
                                                                         --------------         --------------
Total operating revenue                                                      21,148,671             20,440,657

Operating expenses:
   Health care and resident services                                          5,329,231              4,902,799
   Activities                                                                   342,891                312,627
   Food service                                                               2,527,469              2,519,105
   Housekeeping and laundry                                                     669,816                694,154
   Plant operations and maintenance                                           1,509,606              1,385,811
   General and administrative                                                 5,749,872              5,348,960
   Depreciation                                                               1,881,454              3,034,838
   Amortization                                                                 479,356                603,343
   Interest                                                                   5,498,912              6,863,328
                                                                         --------------         --------------
Total operating expenses                                                     23,988,607             25,664,965
                                                                         --------------         --------------
                                                                             (2,839,936)            (5,224,308)
                                                                         --------------         --------------
Other income (expense):
   Investment income                                                              2,198                 20,989
   Gain on extinguishment of debt                                            51,548,815                      -
   Loss on sale of property                                                  (4,245,844)                     -
                                                                         --------------         --------------
Total other income (expense)                                                 47,305,169                 20,989

Income (Loss) before extraordinary item                                      44,465,233             (5,203,319)
Extraordinary loss on foreclosure of a facility                                       -            (11,937,045)
                                                                         --------------         --------------

Net income (loss)                                                           $44,465,233           $(17,140,364)
                                                                         ==============         ==============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                Combined Statements of Members' Equity (Deficit)

                                                  Managing                   Holding         Retained
                                     Number       Member's      Number      Company's        Earnings
                                     of Units      Equity      of Units       Equity         (Deficit)           Total
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, January 1, 2001                   1          $ 100          99     $10,726,257     $(39,358,915)     $(28,632,558)
Net loss                                    -              -           -               -      (17,140,364)      (17,140,364)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1            100          99      10,726,257      (56,499,279)      (45,772,922)
Contribution of restricted cash             -              -           -         788,430                -           788,430
Net income                                  -              -           -              -        44,465,233        44,465,233
                                     --------    -----------   ---------   --- ----------   --------------   --------------
Balances, December 31, 2002                 1          $ 100          99     $11,514,687     $(12,034,046)       $ (519,259)
                                     ========    ===========   =========   =============   ==============    ==============

See accompanying notes

                         Prime Care One LLC and PC1, LLC

                        Combined Statements of Cash Flows

                                                                             Years ended December 31
                                                                         2002                       2001
                                                                    ----------------            --------------
Operating activities
Net income (loss)                                                       $ 44,465,233             $ (17,140,364)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
   Extraordinary loss on foreclosure of a facility                                 -                11,937,045
   Gain on extinguishment of debt                                        (51,548,815)                        -
   Loss on sale of property                                                4,245,844                         -
   Depreciation                                                            1,881,454                 3,034,838
   Amortization                                                              479,356                   603,343
   Bad debt expense                                                           32,221                    57,773
   Changes in operating assets and liabilities:
     Accounts receivable                                                    (199,665)                  (74,409)
     Restricted cash                                                        (574,363)                        -
     Estimated third-party payor settlements                                       -                    37,809
     Prepaid expenses and other assets                                         2,264                    33,173
     Accounts payable and accrued expenses                                (1,411,049)                  358,327
     Deferred interest                                                       603,567                         -
     Accrued interest                                                        (11,038)                1,860,149
                                                                    ----------------            --------------
Net cash provided by (used in) operating activities                       (2,034,991)                  707,684

Investing activities
Purchase of property and equipment, net                                     (238,613)                 (135,141)
Proceeds received from transfer of property                               44,753,256                         -
Change in assets limited as to use                                           378,466                  (885,888)
                                                                    ----------------            --------------
Net cash provided by (used in) investing activities                       44,893,105                (1,021,029)

Financing activities
Contribution of restricted cash                                              788,430                         -
Payment of deferred financing costs                                       (1,309,285)                        -
Payment on notes payable                                                 (42,622,594)                        -
Increase in debt service and shortfall advances loan                              -                    473,353
                                                                    ----------------            --------------
Net cash provided by (used in) financing activities                      (43,143,449)                  473,353
                                                                    ----------------            --------------
Net increase (decrease) in cash and cash equivalents                        (285,331)                  160,008
Cash and cash equivalents beginning of year                                  468,304                   308,296
                                                                    ----------------            --------------
Cash and cash equivalents end of year                                     $  182,973                 $ 468,304
                                                                    ================            ==============

Supplemental cash flows information
Interest paid                                                            $ 4,906,383               $ 4,409,129
                                                                    ================            ==============

See accompanying notes

                        Prime Care One, LLC and PC1, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. Organization

Prime Care One, LLC and PC1, LLC (Company) were organized as limited liability companies in February 1997 under the laws of the State of Indiana and commenced operations in April 1997. The financial statements have been combined since Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care Corporation, the managing member. PC1, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida;
Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. Prior to September 4, 2001, the Company also owned a senior-living residential facility in Houston, Texas (Tanglewood). The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Prime Care One, LLC and PC1, LLC

2. Significant Accounting Policies (continued)

Restricted Cash

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

Property and Equipment

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

                        Prime Care One, LLC and PC1, LLC

2. Significant Accounting Policies (continued)

Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,273,313 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $313,667. Amortization expense is expected to be $1,254,663 per year for 2003-2006 and $940,995 in 2007.

Deferred Financing Costs

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $165,690 and $603,343 for 2002 and 2001, respectively.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                        Prime Care One, LLC and PC1, LLC

2. Significant Accounting Policies (continued)

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements (continued)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $208,000 in 2001. At December 31, 2002, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8% of the Company's resident service revenue for 2002 and 2001. Medicare and Medicaid receivables accounted for approximately 42% and 65% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

                        Prime Care One, LLC and PC1, LLC

3. Assets Limited As to Use

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:

                                                                                   December 31
                                                                            2002                  2001
                                                                     --------------------  --------------------
Collection account                                                   $              -        $    1,177,639
Furniture, fixtures and equipment reserve account                             343,856               254,161
Cash management account                                                       709,478                     -
                                                                     --------------------  --------------------
                                                                            1,053,334             1,431,800
Less current portion                                                       (1,053,334)           (1,177,639)
                                                                     --------------------  --------------------
                                                                     $              -        $      254,161
                                                                     ====================  ====================

Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

                        Prime Care One, LLC and PC1, LLC

4. Property and Equipment

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                                                                   December 31
                                                                            2002                  2001
                                                                   ------------------------------------------
Land                                                               $        5,639,202       $        6,903,000
Buildings                                                                  28,874,996               48,356,475
Furnishings and equipment                                                   2,047,127                4,940,502
                                                                   -------------------------------------------
                                                                           36,561,325               60,199,977
Accumulated depreciation                                                     (334,846)             (11,811,411)
                                                                   -------------------------------------------
                                                                   $       36,226,479       $       48,388,566
                                                                   ===========================================

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $4,245,844.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

The Tanglewood facility was sold by the Company's lender in a foreclosure sale on September 4, 2001. As a result, the Company wrote off the carrying value of the property and equipment related to the Tanglewood facility of $12,137,045. The carrying value of the property and equipment less the proceeds received from foreclosure of $200,000 have been reflected as an extraordinary loss on foreclosure of a facility in the 2001 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

5. Notes Payable and Capital Leases

The Company's notes payable and capital leases consists of the following:

                                                                                                  December 31
                                                                                          2002                 2001
                                                                                     --------------------------------------
Note payable - Payment of  $32,622,594 in September 2002 accepted as
   payment in full by the lender.                                                    $              -         $ 69,800,000

Subordinated note payable - Paid in full in September 2002.                                         -           10,000,000

Capital lease, payable to CNL Retirement PC1 Venice FL, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                           6,800,826                   -

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                          13,966,909                   -

Capital lease,  payable to CNL Retirement PC1 Friendship Heights MD,
   LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                          20,630,446                   -

Capital lease,  payable to CNL Retirement  PC1 North  Carolina,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                           3,355,075                   -
                                                                                  ----------------------------------------
                                                                                     $    44,753,256          $ 79,800,000
                                                                                  ========================================

The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 financial statements. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $5,445,700 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

                        Prime Care One, LLC and PC1, LLC

5. Notes Payable and Capital Leases (continued)

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $32,622,594 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest of $435,626 and provided $10,000,000 to PC1, LLC to pay off its existing debt of $10,000,000, including accrued interest of $3,484,167. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC1, LLC had $7,111,549 and $6,854,285 outstanding under a Debt Service and Shortfall Advances Loan Agreement. The amount included accrued interest of $1,211,549 and $954,285, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC1, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,793,618 and other payables that had not been funded as of September 30, 2002 of $1,546,449.

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,548,815 in the 2002 combined statement of operations.

                        Prime Care One, LLC and PC1, LLC

5. Notes Payable and Capital Leases (continued)

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care One, LLC and PC1, LLC

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care One, LLC has two members: a holding company (PC1, LLC) and a managing member (Prime Care Corporation). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC1, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2002 and 2001.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties on Prime Care Two, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $22,824.

                        Prime Care One, LLC and PC1, LLC

8. Management Fees

Under the terms of the previous operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services, Inc. (MSLS) operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. Through April 2002, the base fee was 5% of gross revenues and increased to 5.5% thereafter. The CAS fee was 2% of gross revenues throughout the term of the contract. The Company also paid an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,177,486 and $1,110,382, respectively, which consists solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $241,065, which consists solely of base and CAS fees.

                        Prime Care One, LLC and PC1, LLC

8. Management Fees (continued)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

COMBINED FINANCIAL STATEMENTS

Prime Care Two, LLC and PC2, LLC

Years Ended December 31, 2002 and 2001 with Report of Independent Auditors

                                    Contents

Report of Independent Auditors...........................................................................F-72

Audited Financial Statements

Combined Balance Sheets..................................................................................F-73
Combined Statements of Operations........................................................................F-74
Combined Statements of Members' Equity (Deficit).........................................................F-75
Combined Statements of Cash Flows........................................................................F-76
Notes to Combined Financial Statements...................................................................F-77

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
PC2, LLC
Indianapolis, Indiana

We have audited the combined balance sheets of Prime Care Two, LLC and PC2, LLC as of December 31, 2002 and 2001, and the related combined statements of operations, members' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Prime Care Two, LLC and PC2, LLC at December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 28, 2003

                        Prime Care Two, LLC and PC2, LLC

                             Combined Balance Sheets

                                                                                December 31
                                                                     ----------------------------------
                                                                         2002                  2001
                                                                     ------------         -------------
Assets
Current assets:
    Cash and cash equivalents                                        $    222,243         $     375,769
    Restricted cash                                                     1,117,297                    --
    Accounts receivable, less allowance for doubtful accounts
       of $115,800 and $180,812 in 2002 and 2001                          827,004               426,040
    Current portion of assets limited as to use                           638,575                    --
    Prepaid expenses and other assets                                     272,028               269,394
                                                                     ------------         -------------
Total current assets                                                    3,077,147             1,071,203
Assets limited as to use, net of current portion                               --                31,024
Property and equipment, net                                                    --            68,940,378
Property and equipment under capital leases, net                       55,668,149                    --
Other assets:
    Intangible assets, net of accumulated amortization
       of $328,214 in 2002                                              6,236,075                    --
    Deferred financing costs, net of accumulated amortization
       of $497,206 and $2,816,524 in 2002 and 2001                      1,072,182               489,492
                                                                     ------------         -------------
Total other assets                                                      7,308,257               489,492
                                                                     ------------         -------------
Total assets                                                         $ 66,053,553         $  70,532,097
                                                                     ============         =============
Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                            $    710,193         $   2,890,579
    Accrued interest                                                      524,723             6,202,859
    Deferred interest                                                     876,177                    --
    Notes payable                                                              --           101,000,000
                                                                     ------------         -------------
Total current liabilities                                               2,111,093           110,093,438
Debt service and shortfall advances loan                                       --             4,000,000
Capital lease obligations                                              64,966,744                    --
                                                                     ------------         -------------
Total liabilities                                                      67,077,837           114,093,438
Members' Equity (Deficit)
Managing member                                                               100                   100
Holding company                                                        12,708,001            11,746,431
Retained earnings (deficit)                                           (13,732,385)          (55,307,872)
                                                                     ------------         -------------
Total members' equity (deficit)                                        (1,024,284)          (43,561,341)
                                                                     ------------         -------------
Total liabilities and members' equity (deficit)                      $ 66,053,553         $  70,532,097
                                                                     ============         =============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Operations

                                                   Years ended December 31
                                             ---------------------------------
                                                 2002                 2001
                                             ------------         ------------
Operating revenue:
    Net resident service revenue             $ 30,122,341         $ 27,888,238
    Other operating revenue                       122,666              120,478
                                             ------------         ------------
Total operating revenue                        30,245,007           28,008,716
Operating expenses:
    Health care and resident services           8,555,086            7,496,096
    Activities                                    501,250              468,515
    Food service                                3,995,061            3,985,872
    Housekeeping and laundry                    1,006,548              878,452
    Plant operations and maintenance            2,386,934            2,132,954
    General and administrative                  8,943,035            7,873,272
    Depreciation                                3,237,264            3,666,576
    Amortization                                  825,420              743,014
    Interest                                    6,721,909            8,206,865
                                             ------------         ------------
Total operating expenses                       36,172,507           35,451,616
                                             ------------         ------------
                                               (5,927,500)          (7,442,900)
Other income (expense):
    Investment income                               1,923                1,036
    Gain on extinguishment of debt             51,098,644                   --
    Loss on sale of property                   (3,597,580)                  --
                                             ------------         ------------
Total other income (expense)                   47,502,987                1,036
                                             ------------         ------------
Net income (loss)                            $ 41,575,487         $ (7,441,864)
                                             ============         ============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                Combined Statements of Members' Equity (Deficit)

                                      Number        Managing                   Holding         Retained
                                        of          Member's     Number       Company's        Earnings
                                      Units         Equity      of Units       Equity         (Deficit)           Total
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, January 1, 2001                   1    $       100          99   $  11,746,431   $  (47,866,008)   $ (36,119,477)
Net loss                                    -              -           -               -       (7,441,864)      (7,441,864)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1            100          99      11,746,431      (55,307,872)     (43,561,341)
Contribution of restricted cash             -              -           -       1,211,570                -        1,211,570
Distribution to Prime Care
    Properties, LLC                         -              -           -        (250,000)               -         (250,000)
Net income                                  -              -           -               -       41,575,487        41,575,487
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2002                 1    $       100          99   $  12,708,001   $  (13,732,385)   $  (1,024,284)
                                     ========    ===========   =========   =============   ==============    ==============

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                        Combined Statements of Cash Flows

                                                                   Years ended December 31
                                                              --------------------------------
                                                                  2002                2001
                                                              ------------         -----------
Operating activities
Net income (loss)                                             $ 41,575,487         $(7,441,864)
Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Gain on extinguishment of debt                             (51,098,644)                 --
    Loss on sale of property                                     3,597,580                  --
    Depreciation                                                 3,237,264           3,666,576
    Amortization                                                   825,420             743,014
    Bad debt expense                                               (30,836)             92,641
    Changes in operating assets and liabilities:
       Accounts receivable                                        (370,128)             59,542
       Restricted cash                                          (1,117,297)                 --
       Estimated third-party payor settlements                          --             (15,312)
       Prepaid expenses and other assets                            (2,634)             34,766
       Accounts payable and accrued expenses                       168,802            (348,936)
       Deferred interest                                           876,177                  --
       Accrued interest                                            448,725           2,550,940
                                                              ------------         -----------
Net cash used in operating activities                           (1,890,084)           (658,633)
Investing activities
Purchase of property and equipment                                (126,904)           (139,258)
Proceeds received from transfer of property                     64,966,744                  --
Change in assets limited as to use                                (607,551)             30,922
                                                              ------------         -----------
Net cash provided by (used in) investing activities             64,232,289            (108,336)
Financing activities
Contribution of restricted cash                                  1,211,570                  --
Distribution to Prime Care Properties, LLC                        (250,000)                 --
Payment of deferred financing costs                             (1,079,895)                 --
Payment on notes payable                                       (62,377,406)                 --
Increase in debt service and shortfall advances loan                    --             359,332
                                                              ------------         -----------
Net cash provided by (used in) financing activities            (62,495,731)            359,332
                                                              ------------         -----------
Net decrease in cash and cash equivalents                         (153,526)           (407,637)
Cash and cash equivalents beginning of year                        375,769             783,406
                                                              ------------         -----------
Cash and cash equivalents end of year                         $    222,243         $   375,769
                                                              ============         ===========
Supplemental cash flows information
Interest paid                                                 $ (5,397,021)        $ 4,794,123
                                                              ============         ===========

See accompanying notes

                        Prime Care Two, LLC and PC2, LLC

                     Notes to Combined Financial Statements

                                December 31, 2002

1. Organization

Prime Care Two, LLC and PC2, LLC (Company) were organized as limited liability companies in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The financial statements have been combined since Prime Care Two, LLC is owned 99% by PC2, LLC, a special purpose holding company. The remaining 1% is owned by Prime Care 2 Corp., the managing member. PC2, LLC is owned 47.5% by Prime Care Properties, LLC and 52.5% by an outside investor. All significant intercompany transactions have been eliminated.

The Company owned seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. (See Note 5).

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

Restricted cash represents the amount contributed per the Refinancing and Acquisition Agreement, which shall serve as a lease guaranty to fund any operating shortfalls related to the properties. The restricted cash shall be held in escrow in an interest bearing account at CNL Bank pursuant to the Deposit Account Pledge Agreement, and at CNL's sole election, used to fund payments of minimum rent, property expenses, and the administration fee.

                        Prime Care Two, LLC and PC2, LLC

2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by CNL Bank under a Cash Management and Pooling Agreement at December 31, 2002. Assets limited as to use at December 31, 2001 were cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the combined statements of operations.

Property and Equipment

The initial values of property and equipment established in conjunction with the refinancing transaction and the capital lease were recorded at fair value based upon appraisals. Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term and includes amortization on capital leases. The assets are depreciated as follows:

Furnishings and equipment                             5 years
Buildings                                            30 years

Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives. The Company adopted the new rules on accounting for goodwill and other intangible assets on January 1, 2002.

Intangible assets of $6,564,289 established in conjunction with the refinancing transaction consist of the following: systems and procedures (staffing criteria, care plans, outcome tracking, billing procedures, and other related items); assembled workforce; referral networks; and reputational capital (name recognition). The intangible assets are being amortized over a five-year life. Total amortization expense for 2002 was $328,214. Amortization expense is expected to be $1,312,858 per year for 2003-2006 and $984,643 in 2007.

                        Prime Care Two, LLC and PC2, LLC

2. Significant Accounting Policies (continued)

Deferred Financing Costs

Deferred financing costs at December 31, 2002 represent costs associated with the refinancing transaction and are being amortized using the straight-line method over the term of the lease. The deferred financing costs at December 31, 2001, relating to the notes payable of the Company, were fully amortized during 2002. Total amortization expense was $497,206 and $743,014 for 2002 and 2001, respectively.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 7% and 5% of the Company's resident service revenue for 2002 and 2001, respectively. Medicare and Medicaid receivables accounted for approximately 24% and 43% of accounts receivable at December 31, 2002 and 2001, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                        Prime Care Two, LLC and PC2, LLC

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held in accordance with the Cash Management and Pooling Agreement, as follows:

                                                                                   December 31
                                                                     ----------------------------------------
                                                                            2002                 2001
                                                                     -------------------- -------------------
Collection account                                                   $                 -  $                 -

Furniture, fixtures and equipment reserve account                                498,791               31,024
Cash management account                                                          139,784                    -
                                                                     -------------------- -------------------
                                                                                 638,575               31,024
Less current portion                                                            (638,575)                   -
                                                                     -------------------- -------------------
                                                                     $                 -  $            31,024
                                                                     ==================== ===================

Effective September 30, 2002, the Operator collects and deposits all gross revenues (after payment of operating expenses and the base management fee), and deposits the FF&E Reserve Payments, pursuant to the provisions of the Clearing Account Agreement and the Cash Management and Pooling Agreement.

The landlord of the properties has established reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment of the properties (FF&E Reserve). Deposits to the FF&E Reserve are made every four weeks as follows: 2% of gross revenues or $350 per bed, whichever is greater, with respect to the period beginning on September 30, 2002 and ending on the last day of the third full fiscal year, 3% of gross revenues for the fourth through the tenth lease years; and 3.5% of gross revenues every lease year thereafter. Funds in the FF&E Reserve relating to the properties are the property of the tenants.

                        Prime Care Two, LLC and PC2, LLC

3. Assets Limited As to Use (continued)

Prior to September 30, 2002, the assets of the Collection account were used to reimburse the Operator of the Facilities and service the senior and subordinated debt incurred by the Company. The Company was in default on paying interest in 2001 and through September 30, 2002.

4. Property and Equipment

The Company's property and equipment under capital leases (at December 31, 2002) and property and equipment owned (at December 31, 2001) are as follows:

                                                                           December 31
                                                            -----------------------------------------
                                                                     2002                  2001
                                                            ------------------     ------------------
Land                                                        $        9,023,760     $        9,311,040
Buildings                                                           44,322,156             67,600,592
Furnishings and equipment                                            2,830,218              7,637,758
                                                            ------------------     ------------------
                                                                    56,176,134             84,549,390
Accumulated depreciation                                              (507,985)           (15,609,012)
                                                            ------------------     ------------------
                                                            $       55,668,149     $       68,940,378
                                                            ==================     ==================

As part of the Refinancing and Acquisition Agreement between the Company, its owners, and CNL on September 30, 2002, the Company transferred all of its properties to separate limited partnerships formed by CNL or its affiliates and CNL acquired all of the rights, title and interest in and to the properties. The transfer of the properties to CNL resulted in a loss in 2002 of $3,597,580.

The Company then entered into a 35-year capital lease with CNL, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a bargain price. The initial values of property and equipment established in conjunction with the capital lease at September 30, 2002 were recorded based upon appraisals. The appraised amounts were allocated based upon a proportion of the appraised amount to the total lease amount by property.

                        Prime Care Two, LLC and PC2, LLC

5. Notes Payable and Capital Leases

The Company's notes payable and capital leases consists of the following:

                                                                                                   December 31
                                                                                        --------------------------------
                                                                                            2002                2001
                                                                                        ------------        ------------
Note payable - Payment of  $53,377,406 in September 2002 accepted as
   payment in full by the lender                                                        $         --        $ 92,000,000

Subordinated note payable - Paid in full in September 2002
                                                                                                  --           9,000,000
Capital leases, payable to CNL Retirement PC1 North Carolina, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                          17,410,116                  --

Capital  lease,  payable to CNL  Retirement  PC1  Brentwood  TN, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                           6,619,471                  --

Capital  lease,  payable  to CNL  Retirement  PC1  Stamford  CT, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                          14,145,719                  --

Capital  lease,  payable  to CNL  Retirement  PC1  New  Jersey,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                          12,969,455                  --

Capital  lease,  payable  to CNL  Retirement  PC1  Buckhead  GA, LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                           7,979,636                  --

Capital  lease,  payable  to  CNL  Retirement  PC1  Naples  FL,  LP, interest at an initial rate of 10.5%, interest only payable monthly, with a final maturity date of September 30, 2037,
   secured by a lien on property                                                           5,842,347                  --
                                                                                        ------------        ------------
                                                                                        $ 64,966,744        $101,000,000
                                                                                        ============        ============

                        Prime Care Two, LLC and PC2, LLC

5. Notes Payable and Capital Leases (continued)

The Company was in default on paying interest and principal on the notes payable at December 31, 2001. The notes payable were classified as current in the accompanying December 31, 2001 combined financial statements. The Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the 2001 combined statement of operations. The unpaid interest had been accrued in the accompanying combined financial statements, but did not include amounts for late fees, which were estimated to be $7,410,900 at December 31, 2001. The notes payable were repaid or partially forgiven by the lender in 2002.

The Company and their owners entered into a Refinancing and Acquisition Agreement on September 30, 2002 with CNL Retirement Properties, Inc. (CNL) that included the refinancing of the notes payable of the Company. CNL provided $53,377,406 to Prime Care Two, LLC to pay off the existing debt of $92,000,000 plus accrued interest of $2,422,580 and provided $9,000,000 to PC2, LLC to pay off its existing debt of $9,000,000, including accrued interest of $2,814,250. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two, LLC facilities at the end of the term for a predetermined amount. The lease also permits CNL to require the Company to purchase the properties at the end of the lease term for the same predetermined amount.

At September 30, 2002 and December 31, 2001, PC2, LLC had $4,890,023 and $4,681,873 outstanding under a Debt Service and Shortfall Advances Loan
Agreement. The amount included accrued interest of $890,023 and $681,873, respectively. No payments were made during 2002 or 2001 on the Debt Service and Shortfall Advances Loan. Amounts due under the Debt Service and Shortfall Advances Loan were subordinate to amounts due by PC2, LLC under the subordinate debt from the Company's primary creditor. As part of the above refinancing transaction, the Debt Service and Shortfall Advances Loan with MSLS, including accrued interest, was extinguished. In addition, MSLS agreed to forgive amounts owed for subordinated management fees of $1,967,464 and other payables that had not been funded as of September 30, 2002 of $381,733.

                        Prime Care Two, LLC and PC2, LLC

5. Notes Payable and Capital Leases (continued)

The extinguishment of the notes payables with the lender and the forgiveness of certain liabilities by MSLS has been reflected as a gain on refinancing transaction of $51,098,643 in the 2002 combined statement of operations.

The Lease Agreements with CNL are interest only and the minimum annual rent is 10.5% beginning September 30, 2002 and will increase by 2.5% times the prior year's rate beginning January 1, 2004 and each lease year thereafter through the 29th year of the lease. There is a balloon payment of the principal amount of the lease at the end of the lease term. The minimum annual rent consists of the first-tier minimum rent which is 5% of the adjusted lease basis and the second-tier minimum rent which is the difference between the (1) adjusted lease basis multiplied by the adjusted lease rate for the fiscal year and (2) the first-tier minimum rent. In addition to minimum rent, the lease requires additional rent which will be payable based on various predetermined dollar amounts derived from achieving specific percentage occupancy levels beginning January 1, 2004.

The Company has calculated total lease payments over the life of the lease based upon the yearly increases noted above. Interest expense in the accompanying combined statement of operations reflects the average lease payment of 16.15% over the life of the lease. The difference between the average lease payment and the actual lease payment has been recorded as deferred interest in the accompanying combined financial statements.

The lease for the properties contains pooling terms, meaning that net operating profits with respect to all the properties are combined for the purpose of funding rental payments and the furniture, fixtures and equipment reserve account. In addition, the lease contains cross-default terms, meaning that if the tenant of any of the properties defaults on its obligations under the lease, CNL will have the ability to pursue its remedies under the lease with respect to all the properties, regardless of whether the tenant of any such property is in default under the lease.

There are various events which constitute an event of default under the lease agreement including failure to pay first-tier minimum rent, second-tier minimum rent or additional rent when due. However, CNL may not terminate the Lease Agreement for non-payment of second-tier minimum rent or additional rent.

                        Prime Care Two, LLC and PC2, LLC

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. Prime Care Two, LLC has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the limited member of the holding company elects one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Prior to September 30, 2002, the Company paid an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of PC2, LLC and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC was entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC through September 30, 2002 and for all of 2001 were $42,993 and $57,200, respectively.

Under the terms of the Lease Agreement, Prime Care Management, LLC, a limited liability company whose members are also shareholders of the Company's managing member, shall be paid $75,000 per year in aggregate from all leased properties (including properties of Prime Care One, LLC) as a first-tier administration fee. Prime Care Management, LLC is also entitled to a second-tier administration fee in the amount of 0.5% of gross revenues from the collective leased properties or $250,000 per year, whichever is greater, less the amount of the first-tier administration fee. The second-tier administration fee is subordinate to the payment of minimum rent. Total administration fees paid to Prime Care Management, LLC in 2002 under the Lease Agreement by the Company totaled $39,942.

                        Prime Care Two, LLC and PC2, LLC

8. Management Fees

Under the terms of the previous operating agreements for the Facilities, Marriott Senior Living Services operated the Facilities on behalf of the Company. The Company paid the Operator a base fee and a central administrative services (CAS) fee, which are both based on gross revenues. The base fee was 5% of gross revenues and the CAS fee was 2% of gross revenues. The Company also paid an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2002 and 2001 under this agreement were $1,618,966 and $1,952,380, respectively, which consist solely of base and CAS fees.

The Company entered into a new operating agreement with MSLS effective September 30, 2002 with the initial term expiring in twenty years. The term may then be extended at the Operator's election for each of three successive periods, each period consisting of five years.

Under the new operating agreement, base management fees payable to MSLS for the operation of the properties are as follows: 3% of gross revenues through the 2007 fiscal year, 3.5% of gross revenues for the 2008 fiscal year through the 2012 fiscal year, and 4% of gross revenues for the remainder of the lease term. Notwithstanding the foregoing, in the event certain operating profit thresholds are achieved prior to the 2013 lease year, the base management fees will automatically increase to 4% of gross revenues and remain at such level for the remainder of the lease term. MSLS is also entitled to incentive management fees up to 15% of operating profit remaining after payment of minimum annual rent and a tenant administration fee. Rent payments due under the lease are subordinate to the payment of base management fees.

In addition to base management fees, the Operator is paid, as an operating expense, the amount of 2% of gross revenues as a central administrative services
(CAS) fee. The Operator must provide to each of the retirement communities certain central administrative services, which include: marketing and public relations services; human resources program development; information systems support and development; and centralized computer payroll services. Management fees for the period from September 30, 2002 through December 31, 2002 under this new agreement were $346,097, which consists solely of base and CAS fees.

                        Prime Care Two, LLC and PC2, LLC

8. Management Fees (continued)

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2002 and 2001 reflect amounts due to the Operator.

In a press  release  dated  December 30, 2002,  Sunrise  Assisted  Living,  Inc.
announced it had entered into a definitive agreement with Marriott International, Inc. to acquire all of the outstanding stock of Marriott Senior Living Services, Inc. (MSLS). Under the terms of the Operating Agreements with MSLS, the Operating Agreements are automatically assumed by Sunrise Assisted Living, Inc. (Sunrise) when the sale of MSLS stock to Sunrise is completed.

                            Prime Care One Portfolio

                     Unaudited Combined Financial Statements

                                    Contents

Unaudited Combined Balance Sheet as of September 30, 2002.................  F-89

Unaudited Combined Statements of Operations and Equity (Deficit)
     for the Nine Months Ended September 30, 2002 and 2001................  F-90

Unaudited Combined Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001..........................................  F-91

Note to Unaudited Combined Financial Statements...........................  F-92

                            Prime Care One Portfolio

                        Unaudited Combined Balance Sheet

                                                                   Unaudited
                                                                  September 30,
                                                                      2002
                                                                  ------------
Assets
Current assets:
   Cash and cash equivalents ...................................  $     48,275
   Restricted cash .............................................       788,430
   Accounts receivable, less allowance for doubtful accounts
     of $55,182 as of September 30, 2002 .......................       439,038
   Current portion of assets limited as to use .................       342,959
   Prepaid expenses and other assets ...........................       338,706
                                                                  ------------
Total current assets ...........................................     1,957,408

Property and equipment, net ....................................    36,349,281
Other assets:
   Intangible assets ...........................................     6,273,313
   Deferred financing costs ....................................     1,309,285
                                                                  ------------
Total other assets .............................................     7,582,598
                                                                  ------------
Total assets ...................................................  $ 45,889,287
                                                                  ============

Liabilities and Members' Equity (Deficit)
Current liabilities:
   Accounts payable and accrued expenses .......................  $    587,748
   Accrued interest ............................................            --
   Note payable ................................................            --
                                                                  ------------
Total current liabilities ......................................       587,748

Capital lease obligation .......................................    44,753,256
                                                                  ------------
Total liabilities ..............................................    45,341,004

Members' Equity (Deficit)
Managing member ................................................           100
Holding company ................................................    11,514,687
Retained earnings (deficit) ....................................   (10,996,504)
                                                                  ------------
Total members' equity ..........................................       548,283
                                                                  ------------
Total liabilities and members' equity ..........................  $ 45,889,287
                                                                  ============

See accompanying note

                            Prime Care One Portfolio

        Unaudited Combined Statements of Operations and Equity (Deficit)

                                                     Unaudited
                                       For the Nine Months Ended September 30,
                                       ---------------------------------------
                                              2002               2001
                                          ------------       ------------
Operating Revenue:
   Net resident service revenue ....      $ 15,028,927       $ 14,391,076
   Other operating revenue .........           731,175            664,318
                                          ------------       ------------
Total operating revenue ............        15,760,102         15,055,394

Operating Expenses:
   Health care and resident services         3,924,503          3,560,236
   Activities ......................           252,937            219,627
   Food service ....................         1,856,261          1,900,733
   Housekeeping and laundry ........           496,772            512,361
   Plant operations and maintenance          1,166,923          1,049,040
   General and administrative ......         4,371,742          3,762,180
   Depreciation ....................         1,546,609          1,994,856
   Amortization of loan closing and
      deferred financing costs .....           156,337            452,506
   Interest ........................         2,440,372          4,152,950
                                          ------------       ------------
Total operating expenses ...........        16,212,456         17,604,489
                                          ------------       ------------
                                              (452,354)        (2,549,095)
                                          ------------       ------------
Other Income (expense):
   Investment income ...............             1,088             15,741
   Gain on extinguishment of debt ..        36,853,099                 --
   Loss on sale of property ........        (4,245,844)                --
                                          ------------       ------------
Total other income (expense): ......        32,608,343             15,741
                                          ------------       ------------

Net income (loss) ..................        32,155,989         (2,533,354)

Deficit at beginning of period .....       (32,396,136)       (29,643,476)
Contribution of restricted cash ....           788,430                 --
                                          ------------       ------------
Equity (deficit) at end of period ..      $    548,283       $(32,176,830)
                                          ============       ============

See accompanying note

                            Prime Care One Portfolio

                   Unaudited Combined Statements of Cash Flows

                                                                            Unaudited
                                                              For the Nine Months Ended September 30,
                                                              ---------------------------------------
                                                                     2002               2001
                                                                 ------------       ------------
Operating Activities
Net income (loss) .........................................      $ 32,155,989       $ (2,533,354)
Adjustments to reconcile net income (loss) to net cash used
   in operating activities:
   Gain on extinguishment of debt .........................       (36,853,099)                --
   Loss on sale of property ...............................         4,245,844                 --
   Depreciation ...........................................         1,546,609          1,994,856
   Amortization ...........................................           156,337            452,506
   Changes in operating assets and liabilities:
     Accounts receivable ..................................           (22,520)            42,582
     Restricted cash ......................................          (788,430)                --
     Prepaid expenses and other assets ....................           (82,572)          (155,488)
     Accounts payable and accrued expenses ................        (1,758,921)          (190,344)
     Accrued interest .....................................        (1,691,433)           355,728
                                                                 ------------       ------------
Net cash used in operating activities .....................        (3,092,196)           (33,514)

Investing Activities
Purchase of property and equipment, net ...................           (26,481)           (76,113)
Change in assets limited as to use ........................         1,088,841            312,739
                                                                 ------------       ------------
Net cash provided by investing activities .................         1,062,360            236,626

Financing Activities
Proceeds to refinance note payable ........................        44,753,256                 --
Contribution of restricted cash ...........................           788,430                 --
Payment of deferred financing costs .......................        (1,309,285)                --
Payment on note payable ...................................       (42,622,594)          (200,000)
                                                                 ------------       ------------
Net cash provided by (used in) financing activities .......         1,609,807           (200,000)
                                                                 ------------       ------------

Net increase (decrease) in cash and cash equivalents ......          (420,029)             3,112
Cash and cash equivalents beginning of period .............           468,304            308,147
                                                                 ------------       ------------
Cash and cash equivalents end of period ...................      $     48,275       $    311,259
                                                                 ============       ============

Supplemental cash flows information
Interest paid .............................................      $  4,131,805       $  3,797,222
                                                                 ============       ============


See accompanying note

                            Prime Care One Portfolio

                 Note to Unaudited Combined Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care One Portfolio Combined Financial Statements and should be read in conjunction with the Notes to Combined Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                            Prime Care One Portfolio
                  (A Group of Related Properties to be Acquired
                       by CNL Retirement Properties, Inc.)

                          Combined Financial Statements

                  Years ended December 31, 2001, 2000 and 1999

                                    Contents

Report of Independent Auditors...........................................   F-94

Combined Audited Financial Statements

Combined Balance Sheets..................................................   F-95
Combined Statements of Operations and Deficit............................   F-96
Combined Statements of Cash Flows........................................   F-97
Notes to Combined Financial Statements...................................   F-98

                         Report of Independent Auditors

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

We have audited the combined balance sheets of the Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.) (the Company) as of December 31, 2001 and 2000, and the related combined statements of operations and deficit and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Prime Care One Portfolio at December 31, 2001 and 2000, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying combined financial statements have been prepared assuming the Prime Care One Portfolio will continue as a going concern. The Company has incurred significant operating losses and is in a deficit position. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The combined financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                                            /s/Ernst & Young LLP

Indianapolis, Indiana
February 22, 2002,
except for Note 9 as to
which the date is
September 30, 2002

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                             Combined Balance Sheets

                                                                            December 31
                                                                      2001               2000
                                                                  ------------       ------------
Assets
Current assets:
   Cash and cash equivalents ...............................      $    468,304       $    308,147
   Accounts receivable, less allowance for doubtful accounts
     of $83,998 and $59,374 in 2001 and 2000 ...............           416,518            399,882
   Current portion of assets limited as to use .............         1,177,639            279,862
   Inventory ...............................................           132,669            123,900
   Prepaid expenses and other assets .......................           123,465            153,492
                                                                  ------------       ------------
Total current assets .......................................         2,318,595          1,265,283

Assets limited as to use, net of current portion ...........           254,161            266,050
Property and equipment, net ................................        48,388,566         50,838,508
Other assets:
   Loan closing costs, net of accumulated amortization
     of $1,337,126 and $1,055,533 in 2001 and 2000 .........            70,837            352,430
   Deferred financing costs, net of accumulated amortization
     of $1,523,250 and $1,201,500 in 2001 and 2000 .........            85,500            407,250
                                                                  ------------       ------------

Total other assets .........................................           156,337            759,680
                                                                  ------------       ------------
Total assets ...............................................      $ 51,117,659       $ 53,129,521
                                                                  ============       ============

Liabilities and Deficit
Current liabilities:
   Accounts payable and accrued expenses ...................      $  5,393,815       $  5,195,670
   Accrued interest ........................................         2,127,059          1,677,327
   Note payable ............................................        69,800,000         70,000,000
                                                                  ------------       ------------
Total current liabilities ..................................        77,320,874         76,872,997

Advances from PC1, LLC .....................................         5,900,000          5,900,000
                                                                  ------------       ------------
Total liabilities ..........................................        83,220,874         82,772,997
Deficit ....................................................       (32,103,215)       (29,643,476)
                                                                  ------------       ------------
Total liabilities and deficit ..............................      $ 51,117,659       $ 53,129,521
                                                                  ============       ============

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                  Combined Statements of Operations and Deficit

                                                           Years ended December 31
                                                           -----------------------
                                                 2001               2000               1999
                                             ------------       ------------       ------------
Operating revenue:
   Net resident service revenue .......      $ 20,333,426       $ 18,255,477       $ 17,816,606
   Other operating revenue ............           107,231            149,049             27,352
                                             ------------       ------------       ------------
Total operating revenue ...............        20,440,657         18,404,526         17,843,958

Operating expenses:
   Health care and resident services ..         4,902,799          4,513,387          4,081,692
   Activities .........................           312,627            330,467            301,308
   Food service .......................         2,519,105          2,698,701          2,662,388
   Housekeeping and laundry ...........           694,154            670,373            609,521
   Plant operations and maintenance ...         1,385,811          1,353,351          1,264,976
   General and administrative .........         4,933,764          4,989,775          4,760,776
   Depreciation .......................         2,590,224          2,557,531          2,505,380
   Amortization of loan closing and
     deferred financing costs .........           603,343            603,343            603,342
   Interest ...........................         4,979,558          6,453,928          5,639,835
                                             ------------       ------------       ------------

Total operating expenses ..............        22,921,385         24,170,856         22,429,218

                                             ------------       ------------       ------------
Loss from operations ..................        (2,480,728)        (5,766,330)        (4,585,260)
Nonoperating income - investment income            20,989             99,080            100,536
                                             ------------       ------------       ------------
Net loss ..............................        (2,459,739)        (5,667,250)        (4,484,724)

Deficit at beginning of year ..........       (29,643,476)       (23,528,449)       (17,746,922)
Distributions .........................                --           (447,777)        (1,296,803)
                                             ------------       ------------       ------------
Deficit at end of year ................      $(32,103,215)      $(29,643,476)      $(23,528,449)
                                             ============       ============       ============


See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                        Combined Statements of Cash Flows

                                                                       Years ended December 31
                                                                       -----------------------
                                                               2001              2000              1999
                                                            -----------       -----------       -----------
Operating activities
Net loss .............................................      $(2,459,739)      $(5,667,250)      $(4,484,724)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation ......................................        2,590,224         2,557,531         2,505,380
   Amortization ......................................          603,343           603,343           603,342
   Bad debt expense ..................................           57,773            53,596             5,080
   Changes in operating assets and liabilities:
     Accounts receivable .............................          (74,409)           76,387           883,030
     Estimated third-party payor settlements .........               --            27,707            18,385
     Inventory .......................................           (8,769)            2,700            40,071
     Prepaid expenses and other assets ...............           30,027           (65,649)           41,193
     Accounts payable and accrued expenses ...........          198,145        (6,164,557)        1,766,928
     Accrued interest ................................          449,732         1,084,934            92,088
     Deferred entrance fees ..........................               --                --           (57,945)
                                                            -----------       -----------       -----------
Net cash provided by (used in) operating activities ..        1,386,327        (7,491,258)        1,412,828

Investing activities
Purchase of property and equipment, net ..............         (140,282)         (328,195)         (206,301)
Change in assets limited as to use ...................         (885,888)        2,381,635           280,338
                                                            -----------       -----------       -----------
Net cash provided by (used in) investing activities ..       (1,026,170)        2,053,440            74,037

Financing activities
Distributions to members .............................               --          (447,777)       (1,296,803)
Payments made on note payable ........................         (200,000)               --                --
Advances from PC1, LLC ...............................               --         5,900,000                --
                                                            -----------       -----------       -----------
Net cash provided by (used in) financing activities ..         (200,000)        5,452,223        (1,296,803)
                                                            -----------       -----------       -----------
Net increase in cash and cash equivalents ............          160,157            14,405           190,062
Cash and cash equivalents beginning of year ..........          308,147           293,742           103,680
                                                            -----------       -----------       -----------
Cash and cash equivalents end of year ................      $   468,304       $   308,147       $   293,742
                                                            ===========       ===========       ===========

Supplemental cash flows information
Interest paid ........................................      $ 4,409,129       $ 5,368,994       $ 5,547,747
                                                            ===========       ===========       ===========

See accompanying notes

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

                     Notes to Combined Financial Statements

                                December 31, 2001


1. Organization

The Prime Care One Portfolio (Company) consists of four senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Venice, Florida; Mountainside, New Jersey; Friendship Heights, Maryland; and Charlotte, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living
Services, Inc. (MSLS or Operator). The Facilities are part of a group of senior-living residential facilities to be acquired by CNL Retirement Properties, Inc. as more fully described in Note 9.

The Company is part of Prime Care One, LLC, a limited liability company organized in 1997. Prime Care One, LLC is owned 99% by PC1, LLC, a special purpose holding company, and 1% by Prime Care Corporation, the managing member. PC1, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared to present the combined financial results of the Company and are presented for purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

The combined financial statements reflect the historical accounts of the Company including all debt and related costs which were cross-collateralized between the Facilities and an additional senior-living facility not being acquired by CNL Retirement Properties, Inc. Management believes the Company's interest, amortization and general and administrative expenses on a stand-alone basis may have been different had the Company operated as unaffiliated entities.

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment ........................    5 years
                Buildings ........................................   30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $603,343 in 2001 and 2000 and $603,342 in 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


2. Significant Accounting Policies (continued)

Prior to January 1, 1999, net resident service revenue included retroactive adjustments, which were accrued on an estimated basis in the period the related services were rendered. These amounts were adjusted in future periods as final settlements were determined. The Company was reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports, which are audited by the Medicare fiscal intermediary. The Company recorded changes in estimates and received final settlements related to prior year cost reports, which resulted in an increase in net patient service revenue of approximately $198,000 in 2001 and a decrease in net patient service revenue of approximately $412,000 in 2000. At December 31, 2001, all cost reports for 1998 and prior have been settled with the intermediary.

Revenues from the Medicare and Medicaid programs accounted for approximately 8%, 5% and 6% of the Company's resident service revenue for 2001, 2000 and 1999, respectively. Medicare and Medicaid receivables accounted for approximately 65% and 62% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Income Taxes

Taxes on the Company's income are liabilities of the Prime Care One, LLC's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                                 December 31
                                                          2001              2000
                                                       -----------       -----------
Collection account ..............................      $ 1,177,639       $   279,862
Furniture, fixtures and equipment reserve account          254,161           266,050
                                                       -----------       -----------
                                                         1,431,800           545,912
Less current portion ............................       (1,177,639)         (279,862)
                                                       -----------       -----------
                                                       $   254,161       $   266,050
                                                       ===========       ===========

The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $622,356 and $2,009,013, respectively, of interest payments were being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay accrued interest on debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

4. Property and Equipment

The Company's property and equipment are as follows:

                                         December 31
                                         -----------
                                   2001               2000
                               ------------       ------------
Land ....................      $  6,903,000       $  6,903,000
Buildings ...............        48,356,475         48,356,475
Furnishings and equipment         4,940,502          4,800,220
                               ------------       ------------
                                 60,199,977         60,059,695
Accumulated depreciation        (11,811,411)        (9,221,187)
                               ------------       ------------
                               $ 48,388,566       $ 50,838,508
                               ============       ============

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


5. Note Payable

The note payable consists of the following:

                                                                                               December 31
                                                                                          2001             2000
                                                                                      ------------      -----------
Note payable - Interest is payable monthly based upon the 30 day LIBOR rate +
   2.75% (4.89% at 12/31/01).  Principal payments until maturity vary based upon the  Company's  cash flow with final  payment due July 1, 2000,  by reason of acceleration  of the  note  by the  lender.  The  note is  collateralized  by
   substantially all of the Company's assets, including a first mortgage ..........   $ 69,800,000      $70,000,000
                                                                                      ============      ===========


The Company is in default on paying interest and principal on the note as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements, since the due date of the note was accelerated to July 1, 2000. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $5,445,700 and $1,949,000 at December 31, 2001 and 2000, respectively.

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the general member of the Company's holding company and whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC waived the administrative fees for 2001, 2000 and 1999.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


6. Related Party Transactions (continued)

As part of the original acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $10,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $447,777 and $1,296,803 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

Prime Care One, LLC's holding company has $5,900,000 available under a Debt Service and Shortfall Advances Loan Agreement with MSLS. The holding company borrowed the entire amount available during 2000 and advanced this amount, on a non-interest basis, to the Company. At December 31, 2001 and 2000, the holding company had $6,854,285 and $6,380,932 outstanding under this Debt Service and Shortfall Advances Loan Agreement. The amount includes accrued interest of $954,285 and $480,932, respectively, which is not charged to the Company. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company in order for it to repay amounts borrowed. No payments were made during 2001 and 2000. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

7. Management Fees

Under the terms of operating agreements for the Facilities, dated April 11, 1997, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2021 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


7. Management Fees (continued)

The Company pays the Operator a base fee and a central administrative services
(CAS) fee, which are both based on gross revenues. Through April 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 50% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 were $1,425,758, $1,280,698 and $1,239,362, respectively, which consists solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

8. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                            Prime Care One Portfolio
         (A Group of Related Properties to be Acquired by CNL Retirement
                                Properties, Inc.)

               Notes to Combined Financial Statements (continued)


9. Subsequent Event (Unaudited)

The Company, together with Prime Care Two, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the mortgage debt on the four facilities in the Prime Care One Portfolio. CNL provided $31,392,562 to Prime Care One, LLC to pay off the existing debt of $69,800,000 plus accrued interest on the Prime Care One Portfolio and $10,000,000 to PC1, LLC to pay off its existing debt, including accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care One Portfolio at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                               Prime Care Two, LLC

                         Unaudited Financial Statements



                                    Contents

Unaudited Balance Sheet as of September 30, 2002................................................     F-107

Unaudited Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001................................................................     F-108

Unaudited Statement of Members' Equity (Deficit)................................................     F-109

Unaudited Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001................................................................     F-110

Note to Unaudited Financial Statements..........................................................     F-111

                               Prime Care Two, LLC

                             Unaudited Balance Sheet

                                                                                           Unaudited
                                                                                          September 30
                                                                                              2002
                                                                                        -----------------
         Assets
         Current assets:
             Cash and cash equivalents                                                        $  966,810
             Restricted cash                                                                   1,211,570
             Accounts receivable, less allowance for doubtful accounts
                of $143,079 at September 30, 2002                                                686,116
             Assets limited to use                                                               497,861
             Prepaid expenses and other assets                                                   397,233
                                                                                        -----------------
         Total current assets                                                                  3,759,590

         Property and equipment, net                                                          56,066,843
         Other assets:
             Intangible assets                                                                 6,564,289
             Deferred financing costs                                                          1,079,895
                                                                                        -----------------
         Total other assets                                                                    7,644,184
                                                                                        -----------------
         Total assets                                                                       $ 67,470,617
                                                                                        =================

         Liabilities and Members' Equity (Deficit)
         Current liabilities:
             Accounts payable and accrued expenses                                           $ 1,292,179
             Accrued interest                                                                          -
             Note payable                                                                              -
                                                                                        -----------------
         Total current liabilities                                                             1,292,179

         Capital lease obligation                                                             64,966,744
                                                                                        -----------------
         Total liabilities                                                                    66,258,923

         Members' Equity (Deficit)
         Managing member                                                                             100
         Holding company                                                                      12,708,001
         Retained earnings (deficit)                                                         (11,496,407)
                                                                                        -----------------
         Total members' equity                                                                 1,211,694
                                                                                        -----------------
         Total liabilities and members' equity                                              $ 67,470,617
                                                                                        =================



See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Operations

                                                                            Unaudited
                                                                 Nine months ended September 30
                                                                 2002                      2001
                                                            ----------------         -----------------
Operating revenue:
    Net resident service revenue                                $21,554,819               $20,254,005
    Other operating revenue                                       1,035,717                   721,624
                                                            ----------------         -----------------
Total operating revenue                                          22,590,536                20,975,629


Operating expenses:
    Health care and resident services                             6,248,541                 5,432,462
    Activities                                                      375,067                   339,214
    Food service                                                  2,948,012                 2,990,751
    Housekeeping and laundry                                        753,021                   641,818
    Plant operations and maintenance                              1,766,971                 1,587,489
    General and administrative                                    6,773,790                 5,824,208
    Depreciation                                                  2,729,279                 2,747,433
    Amortization of loan closing and deferred
       financing costs                                              489,492                   495,903
    Interest                                                      3,032,927                 5,288,496
                                                            ----------------         -----------------
Total operating expenses                                         25,117,100                25,347,774
                                                            ----------------         -----------------
                                                                 (2,526,564)               (4,372,145)
Other income (expense):
    Investment income                                                   616                     1,036
    Gain on extinguishment of debt                               38,394,370                         -
    Loss on sale of property                                     (3,597,580)                        -
                                                            ----------------         -----------------
Total other income (expense)                                     34,797,406                     1,036
                                                            ----------------         -----------------

Net income (loss)                                              $ 32,270,842              $ (4,371,109)
                                                            ================         =================


See accompanying note

                               Prime Care Two, LLC

                Unaudited Statement of Members' Equity (Deficit)


                                                    Managing                   Holding          Retained
                                        Number      Member's      Number      Company's         Earnings
                                       of Units      Equity      of Units       Equity         (Deficit)           Total
                                       ---------   -----------   ---------   -------------    -------------    ---------------
Balances, January 1, 2002                      1         $ 100          99     $11,746,431     $(43,767,249)     $ (32,020,718)
Contribution of restricted cash                -             -           -       1,211,570                -          1,211,570
Distribution                                   -             -           -        (250,000)               -           (250,000)
Net income (unaudited)                         -             -           -               -       32,270,842         32,270,842
                                       ---------   -----------   ---------   -------------    -------------    ---------------

Balances, September 30, 2002
(unaudited)                                    1         $ 100          99     $12,708,001     $(11,496,407)      $ 1,211,694
                                       =========   ===========   =========   =============    =============    ===============

See accompanying note

                               Prime Care Two, LLC

                       Unaudited Statements of Cash Flows

                                                                                  Unaudited
                                                                       Nine months ended September 30
                                                                         2002                  2001
                                                                    ----------------      ----------------
Operating activities
Net income (loss)                                                       $ 32,270,842           $(4,371,109)
Adjustments to reconcile net income (loss) to net cash
    used by operating activities:
    Gain on extinguishment of debt                                       (38,394,370)                    -
    Loss on sale of property                                               3,597,580                     -
    Depreciation                                                           2,729,279             2,747,433
    Amortization                                                             489,492               495,903
    Changes in operating assets and liabilities:
       Accounts receivable                                                  (260,076)              (54,259)
       Restricted cash                                                    (1,211,570)                    -
       Estimated third-party payor settlements                                     -               (15,312)
       Prepaid expenses and other assets                                    (127,839)             (347,747)
       Accounts payable and accrued expenses                                  750,797             (204,171)
       Accrued interest                                                   (1,239,656)            1,474,586
                                                                    ----------------      ----------------
Net cash used in operating activities                                     (1,395,521)             (274,676)

Investing activities
Acquisition of property and equipment                                        (17,614)              (97,342)
Change in assets limited as to use                                          (466,837)               30,922
                                                                    ----------------      ----------------
Net cash used in investing activities                                       (484,451)              (66,420)

Financing activities
Proceeds received to refinance note payable                               64,966,744                     -
Contribution of restricted cash                                            1,211,570                     -
Distribution                                                                (250,000)                    -
Payment of deferred financing costs                                       (1,079,895)                    -
Payment on note of payable                                               (62,377,406)                    -
                                                                    ----------------      ----------------
Net cash provided by financing activities                                  2,471,013                     -

Net increase (decrease) in cash and cash equivalents                         591,041              (341,096)
Cash and cash equivalents beginning of period                                375,769               783,406
                                                                    ----------------      ----------------
Cash and cash equivalents end of period                                  $   966,810             $ 442,310
                                                                    ================      ================

Supplemental cash flows information
Interest paid                                                           $  4,272,582           $ 4,471,759
                                                                    ================      ================

See accompanying note

                               Prime Care Two, LLC

                      Note to Unaudited Financial Statement


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Two, LLC 2001 Financial
Statements and should be read in conjunction with the Notes to Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                               Prime Care Two, LLC

                              Financial Statements

                  Years ended December 31, 2001, 2000 and 1999



                                    Contents
Report of Independent Auditors....................................................     F-113

Audited Financial Statements

Balance Sheets....................................................................     F-114
Statements of Operations..........................................................     F-115
Statements of Members' Equity (Deficit)...........................................     F-116
Statements of Cash Flows..........................................................     F-117
Notes to Financial Statements.....................................................     F-118

                         Report of Independent Auditors

Board of Managers
Prime Care Two, LLC
Indianapolis, Indiana

We have audited the balance sheets of Prime Care Two, LLC as of December 31, 2001 and 2000, and the related statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Care Two, LLC at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Prime Care Two, LLC will continue as a going concern. As more fully described in Note 9, the Company has incurred significant operating losses and has negative members' equity. In addition, the Company is in default on paying debt service as described in Note 5. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.


                                                           /s/ Ernst & Young LLP
February 22, 2002,
except for Note 10 as to
which the date is
September 30, 2002

                               Prime Care Two, LLC

                                 Balance Sheets

                                                                                   December 31
                                                                           2001                  2000
                                                                      ----------------      ----------------
Assets
Current assets:
    Cash and cash equivalents                                              $   375,769            $  783,406
    Accounts receivable, less allowance for doubtful accounts
       of $180,812 and $140,088 in 2001 and 2000                               426,040               578,223
    Inventory and other assets                                                 269,394               304,160
                                                                      ----------------      ----------------
Total current assets                                                         1,071,203             1,665,789

Assets limited as to use                                                        31,024                61,946
Property and equipment, net                                                 68,940,378            72,467,696
Other assets:
    Loan closing costs, net of accumulated amortization of
       $1,046,079 and $798,876 in 2001 and 2000                                189,937               437,140
    Deferred financing costs, net of accumulated amortization
       of $1,770,445 and $1,356,445 in 2001 and 2000                           299,555               713,555
                                                                      ----------------      ----------------
Total other assets                                                             489,492             1,150,695
                                                                      ----------------      ----------------
Total assets                                                             $  70,532,097          $ 75,346,126
                                                                      ================      ================

Liabilities and Members' Equity (Deficit)
Current liabilities:
    Accounts payable and accrued expenses                                $   2,890,579           $ 3,239,515
    Accrued interest                                                         3,662,236             2,298,796
    Estimated third-party payor settlements                                          -                15,312
    Note payable                                                            92,000,000            92,000,000
                                                                      ----------------      ----------------
Total current liabilities                                                   98,552,815            97,553,623

Advances from PC2, LLC                                                       4,000,000             4,000,000
                                                                      ----------------      ----------------
Total liabilities                                                          102,552,815           101,553,623

Members' Equity (Deficit)
Managing member                                                                    100                   100
Holding company                                                             11,746,431            11,746,431
Deficit                                                                    (43,767,249)          (37,954,028)
                                                                      ----------------      ----------------
Total members' equity (deficit)                                            (32,020,718)          (26,207,497)
                                                                      ----------------      ----------------
Total liabilities and members' equity (deficit)                          $  70,532,097          $ 75,346,126
                                                                      ================      ================


See accompanying notes

                               Prime Care Two, LLC

                            Statements of Operations

                                                                      Years ended December 31
                                                          2001                  2000                  1999
                                                    -----------------     -----------------      ----------------
Operating revenue:
    Net resident service revenue                         $27,888,238           $26,819,493           $23,152,340
    Other operating revenue                                  120,478               140,859                96,765
                                                    -----------------     -----------------      ----------------
Total operating revenue                                   28,008,716            26,960,352            23,249,105


Operating expenses:
    Health care and resident services                      7,496,096             7,126,018             6,246,511
    Activities                                               468,515               509,910               450,154
    Food service                                           3,985,872             4,322,264             4,059,164
    Housekeeping and laundry                                 878,452               903,853               783,735
    Plant operations and maintenance                       2,132,954             2,132,462             1,950,963
    General and administrative                             7,873,272             8,388,079             7,797,319
    Depreciation                                           3,666,576             3,623,736             3,999,939
    Amortization of loan closing and deferred
       financing costs                                       661,203               661,203               661,192
    Interest                                               6,660,033             8,330,625             7,166,499
                                                    -----------------     -----------------      ----------------
Total operating expenses                                  33,822,973            35,998,150            33,115,476
                                                    -----------------     -----------------      ----------------
Loss from operations                                      (5,814,257)           (9,037,798)           (9,866,371)
Nonoperating income - investment income                        1,036                33,477                16,109
                                                    -----------------     -----------------      ----------------
Net loss                                                $ (5,813,221)        $  (9,004,321)        $  (9,850,262)
                                                    =================     =================      ================



See accompanying notes

                               Prime Care Two, LLC

                     Statements of Members' Equity (Deficit)


                                      Number       Managing                   Holding
                                        of          Member's      Number     Company's
                                       Units       Equity      of Units       Equity          Deficit            Total
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, January 1, 1999                   1          $ 100          99     $13,495,637     $(19,099,445)     $(5,603,708)
Distribution to members                     -              -           -      (1,143,070)               -       (1,143,070)
Net loss                                    -              -           -               -       (9,850,262)      (9,850,262)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 1999                 1            100          99      12,352,567      (28,949,707)     (16,597,040)
Distribution to members                     -              -           -        (606,136)               -         (606,136)
Net loss                                    -              -           -               -       (9,004,321)      (9,004,321)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2000                 1            100          99      11,746,431      (37,954,028)     (26,207,497)
Net loss                                    -              -           -               -       (5,813,221)      (5,813,221)
                                     --------    -----------   ---------   -------------   --------------    --------------
Balances, December 31, 2001                 1          $ 100          99     $11,746,431     $(43,767,249)    $(32,020,718)
                                     ========    ===========   =========   =============   ==============    ==============



See accompanying notes

                               Prime Care Two, LLC

                            Statements of Cash Flows

                                                                           Years ended December 31
                                                               2001                  2000                  1999
                                                          ----------------      ----------------      ----------------
Operating activities
Net loss                                                      $ (5,813,221)         $ (9,004,321)         $(9,850,262)
Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation                                                 3,666,576             3,623,736             3,999,939
    Amortization                                                   661,203               661,203               661,192
    Bad debt expense                                                92,641               237,132                81,605
    Changes in operating assets and liabilities:
       Accounts receivable                                          59,542               185,638              (419,760)
       Estimated third-party payor settlements                     (15,312)              117,261               (85,222)
       Inventory and other assets                                   34,766                37,622               (24,706)
       Accounts payable and accrued expenses                      (348,936)             (210,910)            1,807,338
       Accrued interest                                          1,363,440             1,620,466                40,876
       Deferred revenue                                                  -                     -               (53,397)
                                                          ----------------      ----------------      ----------------
Net cash used by operating activities                             (299,301)           (2,732,173)           (3,842,397)

Investing activities
Acquisition of property and equipment                             (139,258)             (380,628)              (62,783)
Change in assets limited as to use                                  30,922                647,825              212,164
                                                          ----------------      ----------------      ----------------
Net cash provided by (used in) investing activities               (108,336)              267,197               149,381

Financing activities
Advances from PC2, LLC                                                   -             2,822,122             3,835,561
Advances from Marriott Senior Living Services                            -                     -             1,177,878
Distributions to members                                                 -              (606,136)           (1,143,070)
                                                          ----------------      ----------------      ----------------
Net cash provided by financing activities                                -             2,215,986             3,870,369
                                                          ----------------      ----------------      ----------------
Net increase (decrease) in cash and cash equivalents              (407,637)             (248,990)              177,353
Cash and cash equivalents beginning of year                        783,406             1,032,396               855,043
                                                          ----------------      ----------------      ----------------
Cash and cash equivalents end of year                          $   375,769            $  783,406           $ 1,032,396
                                                          ================      ================      ================

Supplemental cash flows information
Interest paid                                                 $  4,794,123           $ 6,659,606           $ 7,147,211
                                                          ================      ================      ================



See accompanying notes

                               Prime Care Two, LLC

                          Notes to Financial Statements

                                December 31, 2001


1. Organization

Prime Care Two, LLC (Company) was organized as a limited liability company in May 1997 under the laws of the State of Indiana and commenced operations during 1997. The Company owns seven senior-living residential facilities (Facilities) known as Brighton Gardens. The Facilities are located in Raleigh, North Carolina; Brentwood, Tennessee; Stamford, Connecticut; Middletown, New Jersey; Buckhead, Georgia; Naples, Florida; and Winston-Salem, North Carolina. The Facilities offer various combinations of assisted living, specialized care for Alzheimers patients and skilled nursing services. The Facilities are managed by Marriott Senior Living Services, Inc. (MSLS or Operator).

The Company is owned 99% by PC2, LLC, a special purpose holding company, and 1% by Prime Care 2 Corp., the managing member. PC2, LLC is owned 24.24% by Prime Care Properties, LLC and 75.76% by outside investors.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under a Collection Account Security and Pledge Agreement (Pledge Agreement). Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statement of operations.

                               Prime Care Two, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             5 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $661,203 for 2001 and 2000 and $661,192 for 1999.

Net Resident Service Revenue, Accounts Receivable and Estimated Third-Party Payor Settlements

Resident service revenue for assisted living is reported at net realizable amounts from residents for services rendered. The residents of the facilities pay their residency fees on a month-to-month basis. Resident fees for nursing are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Effective January 1, 1999, services rendered to Medicare program beneficiaries are paid primarily at prospectively determined rates per resident. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Certain services are based on fee schedules.

Revenues from the Medicare and Medicaid programs accounted for approximately 5% of the Company's resident service revenue for both 2001 and 2000 and 3% for 1999. Medicare and Medicaid receivables accounted for approximately 43% and 23% of accounts receivable at December 31, 2001 and 2000, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations and potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

                               Prime Care Two, LLC

2.  Significant Accounting Policies (continued)

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements.

3. Assets Limited As to Use

Assets limited as to use represents cash funds held by a collateral agent in accordance with the Pledge Agreement, as follows:

                                                                     December 31
                                                               2001              2000
                                                          ---------------- ----------------
Furniture, fixtures and equipment reserve account                 $ 31,024         $ 61,946
                                                          ================ ================


The assets of the Collection account are used to reimburse the Operator of the Facilities and service the senior debt incurred by the Company as well as the subordinated debt incurred by the Company's holding company. The Company is in default on paying interest in 2001 and 2000. Thus, the lender takes any excess funds after operating expenses are paid and puts those funds in their suspense account. At December 31, 2001 and 2000, $233,539 and $2,733,560, respectively, of interest payments are being held in the lenders suspense account. The Company anticipates the amounts will ultimately be applied to pay the accrued interest on the debt, thus accrued interest has been reduced by the corresponding amount in the accompanying financial statements at December 31, 2001 and 2000.

                               Prime Care Two, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                                             December 31
                                                      2001                2000
                                              -------------------   -------------------
Land                                          $        9,311,040      $       9,311,040
Buildings                                             67,600,592             67,600,592
Furnishings and equipment                              7,637,758              7,498,500
                                              -------------------   -------------------
                                                      84,549,390             84,410,132
Accumulated depreciation                             (15,609,012)           (11,942,436)
                                              -------------------   -------------------
                                              $       68,940,378       $     72,467,696
                                              ===================   ===================

On March 22, 2000 the Company, the Company's holding company, the managing member and Marriott Senior Living Services (MSLS) entered into a restructuring agreement and release. The agreement provided for, among other things, the reduction of the purchase price by $7,400,000 with respect to the properties originally purchased from MSLS related entities in 1997. The $7,400,000 has been reflected as a reduction in the December 31, 2000 property and equipment balances.

5. Note Payable

The note payable consists of the following:

                                                                                       December 31
                                                                                2001                 2000
                                                                       -------------------   ------------------

Note payable - Interest  is payable  monthly  based upon the 30 day LIBOR rate + 2.50% (4.64% at  12/31/01).  Principal  payments are based upon the Company's cash  flow  with  final  payment  due
   September  12,  2002.   The  note  is collateralized  by
   substantially  all of the Company's  assets,  including a
   first mortgage.
                                                                           $  92,000,000          $  92,000,000
                                                                       ===================   ==================

The Company is in default on paying interest on the note payable as of December 31, 2001 and 2000. The note payable has been classified as current in the accompanying financial statements even though a Notice of Acceleration of the debt has not been received from the lender as of the report date. However, the Company was charged a termination fee of $456,491 in 2001, which has been reflected as additional interest expense in the combined statement of operations. The unpaid interest has been accrued in the accompanying financial statements, but does not include amounts for late fees, which are estimated to be $7,410,900 and $2,747,000 at December 31, 2001 and 2000, respectively.

                               Prime Care Two, LLC

5.  Note Payable (continued)

Under the terms of the Pledge Agreement, the Company is required to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The Pledge Agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC2, LLC) and a managing member (Prime Care 2 Corp.). The day-to-day management of the Company's business is exclusively vested in four managing directors. The managing member elects three of the managing directors and the Class B members of the holding company elect one.

Under the terms of the Company's Operating Agreement, certain actions, as defined in the Operating Agreement, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

7. Related Party Transactions

Under the terms of the Company's Operating Agreement, the Company pays an administrative fee to Prime Care Properties, LLC, a limited liability company that is the Class A member of the Company's holding company and whose members are also shareholders of the Company's managing member. Until Prime Care Properties, LLC is entitled to payments of its administrative fee due under the Administrative Agreement on a current basis, they shall be entitled to receive only $57,200 each year commencing on January 1, 2000. Total administrative fees paid to Prime Care Properties, LLC for 2001 and 2000 were $57,200.

As part of the acquisition of the Facilities, the Company's holding company obtained additional subordinated financing from the Company's primary creditor of $9,000,000. Certain assets limited as to use have been pledged to service the subordinated debt and these payments are recorded by the Company as distributions to the holding company. Distributions to the holding company for debt service totaled $0, $606,136 and $1,143,070 during 2001, 2000 and 1999, respectively. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the holding company in order for it to fund its debt service.

                               Prime Care Two, LLC

7.  Related Party Transactions (continued)

The Company's holding company had borrowed $7,400,000 under a Debt Service and Shortfall Advances Loan with MSLS during 1998 and 1999 and subsequently advanced this amount to the Company. As discussed in Note 4, the Company, the Company's holding company, the managing member and MSLS entered into a restructuring agreement and release whereby the borrowings of $7,400,000 outstanding under the existing Debt Service and Shortfall Advances Loan were used to fund the MSLS obligation with respect to the purchase price reduction. In addition, the agreement revised the Debt Service and Shortfall Advances Loan to allow for new borrowings up to $4,000,000. The Company subsequently received advances from the holding company of $4,000,000 from the new Debt Service and Shortfall Advances loan. Even though there is no requirement under any agreement, the Company will make payments, to the extent that funds are available, to the holding company to repay amounts advanced. No payments were made during 2001, 2000 or 1999. Amounts due by the holding company under the Debt Service and Shortfall Advances Loan are subordinate to amounts due by the holding company under the subordinate debt from the Company's primary creditor.

8. Management Fees

Under the terms of operating agreements for the Facilities, Marriott Senior Living Services operates the Facilities on behalf of the Company. The initial terms of the agreements expire December 31, 2022 and may be renewed for five five-year periods at the option of the Operator. The agreements cannot be terminated by the Company without approval of its lender and may be subject to a termination fee should approval be granted.

The Company pays the Operator a base fee and a central  administrative  services
(CAS) fee, which are both based on gross revenues. Through September 2002, the base fee is 5% of gross revenues and will increase to 5.5% thereafter. The CAS fee is 2% of gross revenues throughout the term of the contract. The Company also pays an incentive fee to the Operator, which is 25% of operating profit for each fiscal year after the Company has received a minimum operating profit amount, as defined in the operating agreement. Management fees for 2001, 2000 and 1999 approximated $1,952,000, $1,862,000 and $1,632,000, respectively, which consist solely of base and CAS fees.

Under the Agreement, management and employees are employees of the Operator. The majority of all costs are paid by the Operator who is then reimbursed by the Company. Consequently, the majority of accounts payable and accrued expenses at December 31, 2001 and 2000 reflect amounts due to the Operator.

                               Prime Care Two, LLC

9. Going Concern

The Company has incurred significant operating losses during the years ending December 31, 2001, 2000 and 1999 and is in a negative members' equity position at December 31, 2001 and 2000. The Company is currently not generating positive cash flow from operations. The Company is in default on paying interest on their debt during 2001 and 2000. In addition, the Company has obtained all amounts available from their holding company's Debt Service and Shortfall Advances Loan. All of these conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to negotiate with the lender to restructure the Company's debt. As of February 22, 2002, no formal plan or agreement has been reached. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

10. Subsequent Event (Unaudited)

The Company, together with Prime Care One, LLC and their owners, entered into a Refinancing Agreement on September 30, 2002 with CNL Retirement Properties, Inc.
(CNL) that included the refinancing of the seven facilities owned by Prime Care Two, LLC. CNL provided $54,607,438 to Prime Care Two, LLC to pay off its existing debt of $92,000,000, plus accrued interest, and $9,000,000 to PC2, LLC to pay off its existing debt, plus accrued interest. The former lender accepted the amounts advanced by CNL as payment in full on those debts, including any accrued interest to date. Prime Care One, LLC and Prime Care Two, LLC also jointly borrowed $4,470,000 to pay transfer, title, recording and closing costs of the transactions. The refinancing took the form of a sale-leaseback with a financing-capital lease term from CNL of 35 years, with an option to repurchase the Prime Care Two facilities at the end of the term for a bargain price. In addition, the accrued subordinated management fees and debt service advances loans, including accrued interest, from MSLS have been extinguished.

                              Prime Care Eight, LLC

                   Unaudited Consolidated Financial Statements



                                    Contents

Unaudited Consolidated Balance Sheet as of September 30, 2002...........................................      F-126

Unaudited Consolidated Statements of Operations for the Nine Months Ended
     September 30, 2002 and 2001........................................................................      F-127

Unaudited Consolidated Statement of Members' Equity.....................................................      F-128

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended
     September 30, 2002 and 2001........................................................................      F-129

Note to Unaudited Consolidated Financial Statements.....................................................      F-130

                              Prime Care Eight, LLC

                      Unaudited Consolidated Balance Sheet

                                                                                           Unaudited
                                                                                         September 30,
                                                                                             2002
                                                                                        ----------------
         Assets
         Current assets:
            Cash and cash equivalents                                                         $  544,816
            Accounts receivable, net                                                             200,890
            Assets limited as to use                                                             443,093
            Prepaid expenses and other current assets                                             51,019
                                                                                        ----------------
         Total current assets                                                                  1,239,818

         Property and equipment, net                                                          25,599,750
         Other assets:
            Loan closing costs, net of accumulated amortization
              of $125,767 at September 30, 2002                                                  193,648
            Deferred financing costs, net of accumulated amortization
              of $177,000 at September 30, 2002                                                  265,500
                                                                                        ----------------
         Total other assets                                                                      459,148
                                                                                        ----------------
         Total assets                                                                       $ 27,298,716
                                                                                        ================

         Liabilities and Members' Equity
         Current liabilities:
            Current portion of long-term debt                                                 $  399,702
            Accounts payable and accrued expenses                                              1,920,249
            Accrued interest                                                                     297,996
            Line of credit                                                                       898,244
                                                                                        ----------------
         Total current liabilities                                                             3,516,191

         Long-term debt                                                                       20,437,920
                                                                                        ----------------
         Total liabilities                                                                    23,954,111

         Members' Equity
         Managing member                                                                             100
         Holding company                                                                       5,182,059
         Deficit                                                                              (1,837,554)
                                                                                        ----------------
         Total members' equity                                                                 3,344,605
                                                                                        ----------------
         Total liabilities and members' equity                                              $ 27,298,716
                                                                                        ================

See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Operations

                                                                Unaudited
                                                  For the Nine Months Ended September 30,
                                                       2002                    2001
                                                   -----------             -----------
Operating revenue:
   Net resident service revenue                    $ 4,419,699             $ 4,563,086
   Other operating revenue                             927,910                 879,326
                                                   -----------             -----------
Total operating revenue                              5,347,609               5,442,412

Operating expenses:
   Resident services                                 1,080,289               1,028,668
   Activities                                           67,475                  70,719
   Food service                                        457,710                 457,368
   Housekeeping and laundry                             98,945                 102,673
   Plant operations and maintenance                    397,814                 384,930
   General and administrative                        1,669,948               1,490,629
   Depreciation                                        786,289                 765,429
   Amortization of loan closing and
      deferred financing costs                          57,339                  57,339
   Interest                                          1,329,011               1,312,718
                                                   -----------             -----------
Total operating expenses                             5,944,820               5,670,473
                                                   -----------             -----------
Loss from operations                                  (597,211)               (228,061)
Nonoperating income - investment income                  3,289                  12,946
                                                   -----------             -----------
Net loss                                           $  (593,922)            $  (215,115)
                                                   ===========             ===========


See accompanying note

                              Prime Care Eight, LLC

               Unaudited Consolidated Statement of Members' Equity


                                                           Managing                    Holding
                                              Number       Members'     Number        Company's
                                              of Units      Equity      of Units        Equity           Deficit          Total
                                              --------     ---------    ------      ------------       ------------     ---------
Balances, December 31, 2001                       1       $    100         99       $ 5,192,059       $(1,243,632)     $3,948,527
Distribution to members                          --             --         --           (10,000)               --         (10,000)
Net loss (Unaudited)                             --             --         --                --          (593,922)       (593,922)
                                              ------       --------     ------       -----------       -----------       ---------
Balances, September 30, 2002 (Unaudited)          1       $    100         99       $ 5,182,059       $(1,837,554)     $3,344,605
                                              ======       ========     ======       ===========       ===========      ==========


See accompanying note

                              Prime Care Eight, LLC

                 Unaudited Consolidated Statements of Cash Flows

                                                                             Unaudited
                                                                For the Nine Months Ended September 30,
                                                                     2002                    2001
                                                                  -----------             -----------
Operating activities
Net loss                                                          $  (593,922)            $  (215,115)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                       786,289                 765,429
   Amortization                                                        57,339                  57,339
   Changes in operating assets and liabilities:
     Accounts receivable                                              (72,019)                (56,646)
     Prepaid expenses and other current assets                         27,965                   8,565
     Accounts payable and accrued expenses                            625,957              (1,092,049)
     Accrued interest                                                  78,037                  40,448
                                                                  -----------             -----------
Net cash provided by (used in) operating activities                   909,646                (492,029)

Investing Activities
Purchase of property and equipment                                   (186,888)                (35,870)
Decrease (increase) in assets limited as to use                        61,619                 (22,384)
                                                                  -----------             -----------
Net cash used in investing activities                                (125,269)                (58,254)

Financing activities
Distribution to members                                               (10,000)               (878,272)
Proceeds from line of credit                                               --                 399,139
Payments on long-term debt                                           (278,583)               (257,287)
                                                                  -----------             -----------
Net cash used in financing activities                                (288,583)               (736,420)
                                                                  -----------             -----------
Net increase (decrease) in cash and cash equivalents                  495,794              (1,286,703)
Cash and cash equivalents beginning of period                          49,022               1,342,505
                                                                  -----------             -----------
Cash and cash equivalents end of period                           $   544,816             $    55,802
                                                                  ===========             ===========

Supplemental cash flows information
Interest paid                                                     $ 1,250,974             $ 1,272,270
                                                                  ===========             ===========


See accompanying notes

                              Prime Care Eight, LLC

               Note to Unaudited Consolidated Financial Statements


1. General

The statements presented herein have been prepared in accordance with the accounting policies described in the Prime Care Eight, LLC 2001 Consolidated Financial Statements and should be read in conjunction with the Notes to Consolidated Financial Statements which appear in that report.

The statements for the nine months ended September 30, 2002 and 2001 are unaudited; however, in the opinion of management, all adjustments, which include only normal and recurring accruals, have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                              Prime Care Eight, LLC

                        Consolidated Financial Statements

                  Years ended December 31, 2001, 2000 and 1999


                                    Contents

Report of Independent Auditors.......................................     F-132

Audited Financial Statements

Consolidated Balance Sheets..........................................     F-133
Consolidated Statements of Operations................................     F-134
Consolidated Statements of Members' Equity...........................     F-135
Consolidated Statements of Cash Flows................................     F-136
Notes to Consolidated Financial Statements...........................     F-137

                         Report of Independent Auditors

Board of Managers
Prime Care Eight, LLC
Indianapolis, Indiana

We have audited the consolidated balance sheets of Prime Care Eight, LLC as of December 31, 2001 and 2000, and the related consolidated statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Care Eight, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP
March 1, 2002

                              Prime Care Eight, LLC

                           Consolidated Balance Sheets

                                                                                   December 31
                                                                            2001                     2000
                                                                        ------------             ------------
Assets
Current assets:
   Cash and cash equivalents                                            $     49,022             $  1,342,505
   Accounts receivable, net                                                  128,871                  146,365
   Assets limited as to use                                                  504,712                  442,525
   Prepaid expenses and other current assets                                  78,984                   35,974
                                                                        ------------             ------------
Total current assets                                                         761,589                1,967,369

Property and equipment, net                                               26,199,151               27,162,027
Other assets:
   Loan closing costs, net of accumulated amortization
     of $101,615 and $69,413 in 2001 and 2000                                217,800                  250,002
   Deferred financing costs, net of accumulated amortization
     of $143,813 and $99,563 in 2001 and 2000                                298,687                  342,937
                                                                        ------------             ------------
Total other assets                                                           516,487                  592,939
                                                                        ------------             ------------
Total assets                                                            $ 27,477,227             $ 29,722,335
                                                                        ============             ============

Liabilities and Members' Equity
Current liabilities:
   Current portion of long-term debt                                    $    376,652             $    347,998
   Accounts payable and accrued expenses                                   1,294,292                2,109,692
   Accrued interest                                                          219,959                  157,794
   Line of credit                                                            898,244                  499,105
                                                                        ------------             ------------
Total current liabilities                                                  2,789,147                3,114,589

Long-term debt                                                            20,739,553               21,116,205
                                                                        ------------             ------------
Total liabilities                                                         23,528,700               24,230,794

Members' Equity
Managing member                                                                  100                      100
Holding company                                                            5,192,059                6,269,900
Deficit                                                                   (1,243,632)                (778,459)
                                                                        ------------             ------------
Total members' equity                                                      3,948,527                5,491,541
                                                                        ------------             ------------
Total liabilities and members' equity                                   $ 27,477,227             $ 29,722,335
                                                                        ============             ============


See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Operations

                                                                   Years ended December 31,
                                                      2001                    2000                    1999
                                                   -----------             -----------             -----------
Operating Revenue:
   Net resident service revenue                    $ 6,090,827             $ 5,851,814             $ 6,153,780
   Other operating revenue                           1,180,350               1,129,802                 909,343
                                                   -----------             -----------             -----------
Total operating revenue                              7,271,177               6,981,616               7,063,123

Operating Expenses:
   Health care and resident services                 1,432,618               1,442,486               1,354,266
   Activities                                          102,422                  91,090                  79,203
   Food service                                        616,359                 603,746                 584,988
   Housekeeping and laundry                            143,168                 128,491                 126,162
   Plant operations and maintenance                    511,177                 468,365                 445,159
   General and administrative                        2,091,340               1,992,242               1,900,890
   Depreciation                                      1,023,156               1,014,721                 999,104
   Amortization of loan closing and
      deferred financing costs                          76,452                  76,452                  74,062
   Interest                                          1,753,576               1,733,457               1,739,988
                                                   -----------             -----------             -----------
Total operating expenses                             7,750,268               7,551,050               7,303,822
                                                   -----------             -----------             -----------
Loss from operations                                  (479,091)               (569,434)               (240,699)
Nonoperating income - investment income                 13,918                  30,829                  25,485
                                                   -----------             -----------             -----------
Net loss                                           $  (465,173)            $  (538,605)            $  (215,214)
                                                   ===========             ===========             ===========


See accompanying notes

                              Prime Care Eight, LLC

                   Consolidated Statements of Members' Equity

                                                  Managing                    Holding
                                  Number of       Members'     Number of     Company's
                                    Units          Equity        Units         Equity          Deficit            Total
                                  ---------       --------      -------     -----------      -----------       -----------
Balances, January 1, 1999                 1       $    100           99     $ 8,779,285      $   (24,640)       $8,754,745
Distributions to members                 --             --           --      (1,161,760)              --        (1,161,760)
Net loss                                 --             --           --              --         (215,214)         (215,214)
                                  ---------       --------      -------     -----------      -----------       -----------
Balances, December 31, 1999               1            100           99       7,617,525         (239,854)        7,377,771
Distributions to members                 --             --           --      (1,347,625)              --        (1,347,625)
Net loss                                 --             --           --              --         (538,605)         (538,605)
                                  ---------       --------      -------     -----------      -----------       -----------
Balances, December 31, 2000               1            100           99       6,269,900         (778,459)        5,491,541
Distributions to members                 --             --           --      (1,077,841)              --        (1,077,841)
Net loss                                 --             --           --              --         (465,173)         (465,173)
                                  ---------       --------      -------     -----------      -----------       -----------
Balances, December 31, 2001               1       $    100           99     $ 5,192,059      $(1,243,632)       $3,948,527
                                  =========       ========      =======     ===========      ===========        ==========


See accompanying notes

                              Prime Care Eight, LLC

                      Consolidated Statements of Cash Flows

                                                                                      Years ended December 31
                                                                      2001                    2000                    1999
                                                                  -----------             -----------             -----------
Operating activities
Net loss                                                          $  (465,173)            $  (538,605)            $  (215,214)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
   Depreciation                                                     1,023,156               1,014,721                 999,104
   Amortization                                                        76,452                  76,452                  74,062
   Changes in operating assets and liabilities:
     Accounts receivable                                               17,494                  27,985                 (98,145)
     Prepaid expenses and other current assets                        (43,010)                 79,933                 (63,823)
     Accounts payable and accrued expenses                           (815,400)              1,524,694                 487,941
     Accrued interest                                                  62,165                 157,794                (148,864)
                                                                  -----------             -----------             -----------
Net cash provided by (used in) operating activities                  (144,316)              2,342,974               1,035,061

Investing activities
Purchase of property and equipment                                    (60,280)                (69,541)                (44,070)
Increase in assets limited as to use                                  (62,187)               (278,727)                188,374
                                                                  -----------             -----------             -----------
Net cash provided by (used in) investing activities                  (122,467)               (348,268)                144,304

Financing activities
Distributions to members                                           (1,077,841)             (1,347,625)             (1,161,760)
Proceeds from line of credit                                          399,139                 499,105                      --
Payments on long-term debt                                           (347,998)               (293,796)               (320,507)
Payment of loan closing and deferred financing fees                        --                      --                 (23,462)
                                                                  -----------             -----------             -----------
Net cash used in financing activities                              (1,026,700)             (1,142,316)             (1,505,729)
                                                                  -----------             -----------             -----------
Net increase (decrease) in cash and cash equivalents               (1,293,483)                852,390                (326,364)
Cash and cash equivalents beginning of year                         1,342,505                 490,115                 816,479
                                                                  -----------             -----------             -----------
Cash and cash equivalents end of year                             $    49,022             $ 1,342,505             $   490,115
                                                                  ===========             ===========             ===========

Supplemental cash flows information
Interest paid                                                     $ 1,691,411             $ 1,575,663             $ 1,888,852
                                                                  ===========             ===========             ===========


See accompanying notes

                              Prime Care Eight, LLC

                   Notes to Consolidated Financial Statements

                                December 31, 2001


1. Organization

Prime Care Eight, LLC (Company) was organized as a limited liability company in 1998 under the laws of the State of Indiana and commenced operations in September 1998 when it purchased two senior-living residential facilities. The Company wholly owns two Maryland limited liability companies, Annapolis Assisted Living, LLC and Pikesville Assisted Living, LLC, the title holders of the facilities. The two senior-living residential facilities (Facilities) are known as Sunrise Assisted Living of Annapolis located in Annapolis, Maryland and Sunrise Assisted Living of Pikesville located in Pikesville, Maryland. The
Facilities offer assisted living care for the elderly. The Facilities are managed by Sunrise Assisted Living Management, Inc. (Operator).

The consolidated financial statements include the accounts of Prime Care Eight, LLC and its two wholly owned limited liability companies. Intercompany accounts and transactions have been eliminated in consolidation.

The Company is owned 99% by PC8, LLC, a special purpose holding company, and 1% by Prime Care 8 Corp., the managing member. PC8, LLC is owned 100% by Prime Care Properties, LLC.

2. Significant Accounting Policies

Use of Estimates

Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Assets Limited As to Use

Assets limited as to use are cash and miscellaneous cash equivalents held by a collateral agent under an agreement with the lender. Amounts required to meet current liabilities of the Company have been classified as current assets. The assets limited as to use are carried at fair value. Realized and unrealized gains and losses are reflected in the statements of operations.

                              Prime Care Eight, LLC

2. Significant Accounting Policies (continued)

Property and Equipment

Expenditures for property and equipment and items which substantially increase the useful lives of existing assets are capitalized at cost. The Company provides for depreciation using the straight-line method over the expected estimated useful lives as follows:

                Furnishings and equipment                             7 years
                Buildings                                            30 years

Loan Closing and Deferred Financing Costs

Loan closing and deferred financing costs are being amortized using the straight-line method over the term of the debt. Total amortization expense was $76,452 for the years ended December 31, 2001 and 2000 and $74,062 for the year ended December 31, 1999.

Net Resident Service Revenue and Accounts Receivable

Net resident service revenue is reported at net realizable amounts from residents for services rendered. The residents of the Facilities pay their residency fees on a month-to-month basis.

Income Taxes

Taxes on the Company's income are liabilities of the Company's members. Accordingly, no provision for income taxes has been included in current operations. The Company operates in various states that have differing tax requirements. No provision has been made, as amounts of obligations are not material.

3. Assets Limited As to Use

Assets limited as to use represent cash funds held by a collateral agent in accordance with the note payable, as follows:

                                                                    December 31
                                                             2001                2000
                                                             ----                ----
Tax and insurance reserve account                       $        173,718    $        142,240
Replacement reserve account                                       61,223              30,514
Debt service reserve account                                     269,771             269,771
                                                        ----------------    ----------------
                                                        $        504,712    $        442,525
                                                        ================    ================

                              Prime Care Eight, LLC

4. Property and Equipment

The Company's property and equipment are as follows:

                                                                   December 31
                                                              2001               2000
                                                              ----               ----
Land                                                   $    1,854,603           $ 1,854,603
Buildings                                                  26,735,892            26,735,892
Furnishings and equipment                                     896,064               835,784
                                                       --------------           -----------
                                                           29,486,559            29,426,279
Accumulated depreciation                                   (3,287,408)           (2,264,252)
                                                       --------------           -----------
                                                       $   26,199,151          $ 27,162,027
                                                       ==============          ============

5. Long-Term Debt

Long-term debt consists of the following:

                                                                   December 31
                                                              2001             2000
                                                              ----             ----
Note payable - Interest at 7.83%. Interest and
   principal payments due monthly until maturity
   on October 1, 2008. The note is collateralized
   by substantially all of the Company's assets,
   including a first mortgage.                         $    21,116,205         $ 21,464,203
                                                       ---------------         ------------
Less current portion                                          (376,652)            (347,998)
                                                       ---------------         ------------
                                                       $    20,739,553         $ 21,116,205
                                                       ===============         ============

Future maturities of long-term debt at December 31, 2001 are as follows:

     2002                                                    $   376,652
     2003                                                        407,665
     2004                                                        436,554
     2005                                                        477,179
     2006                                                        516,470
     Thereafter                                               18,901,685
                                                             -----------
                                                             $21,116,205
                                                             ===========

                              Prime Care Eight, LLC

5. Long-Term Debt (continued)

The Company entered into a cash management agreement in connection with its note payable which requires the Company to maintain certain deposits with a trustee. Such deposits are included with assets limited as to use. The cash management agreement also includes a number of restrictive covenants that limit the Company's ability to incur additional debt or significantly change the nature of its operations.

The Operator shall provide a credit facility to the Company, on a revolving basis, of up to $3,000,000 to be utilized by the Company to provide the
Facilities with working capital, which it may require to fund any operating deficits. However, the subordination agreement between the lender for the holding company debt and the Operator further limits the credit facility to be used only for debt service on the holding company debt. The amounts available to the Company under the credit facility are reduced quarterly over the five-year term of the credit facility, if certain financial conditions are met. These conditions to reduce the amount available to the Company under the credit facility were not met during 2001, 2000 or 1999. There was $898,244 and $499,105 outstanding under the credit facility at December 31, 2001 and 2000, respectively. Outstanding amounts accrue interest at LIBOR plus 3.5% (average rate of 7.72% and 10.20% during 2001 and 2000, respectively). There was $77,583 and $13,072 in interest accrued on the credit facility at December 31, 2001 and 2000, respectively. There were no amounts borrowed during 1999.

6. Rights of Members

As a limited liability company (LLC), the members are not personally responsible for the obligations of the Company. The Company has two members: a holding company (PC8, LLC) and a managing member (Prime Care 8 Corp.). The day-to-day management of the Company's business is exclusively vested in three managing directors elected by the managing member.

Under the terms of the Company's Operating Agreement (Operating Agreement), certain actions, as defined therein, may not be initiated by the Company without unanimous consent of the members until the Company's senior debt is fully paid. These restrictions include issuing additional membership units, obtaining additional debt, purchasing real property, and filing for bankruptcy.

                              Prime Care Eight, LLC

7. Related Party Transactions

Under the terms of the Operating Agreement, the Company pays a monthly administrative fee to Prime Care Properties, LLC, a limited liability company whose members are also shareholders of the Company's managing member. Prime Care Properties, LLC is the sole member of the Company's holding company. Total administrative fees paid to Prime Care Properties, LLC for the years ended December 31, 2001, 2000 and 1999 were $71,340, $69,632 and $71,243, respectively.

In connection with the acquisition of the Facilities, the Company's special purpose holding company (the Holding Company) obtained financing from the Company's primary creditor. The Company is not obligated for the repayment of that financing, and none of its assets are subject to any security interest on that debt. The Holding Company then made a $9,165,000 contribution to the Company's capital. This capital contribution was used by the Company to fund a portion of its purchase of the Facilities. During the year ended December 31, 2001, 2000 and 1999, the Company made distributions to the Holding Company in the amount of $997,841, $1,097,625 and $1,161,760, respectively. These distributions were used by the Holding Company to pay its debt service on its financing. Even though there is no requirement under any agreement, the Company will continue to make distributions, to the extent that funds are available, to the Holding Company in order for it to fund its debt service. The Holding Company debt was due in 2001 and the Holding Company is working on different options to pay off or refinance the debt.

The Company has $110,009 and $207,333 included with accounts payable and accrued expenses in the accompanying consolidated financial statements at December 31, 2001 and 2000, respectively, relating to resident billings from when the Company was owned by Sunrise Assisted Living (Sunrise). This amount is expected to be settled in favor of the Company.

                              Prime Care Eight, LLC

8. Management Fees

Sunrise Assisted Living Management, Inc. manages the Facilities on behalf of the Company. The initial term of the operating agreement expires on September 30, 2013. The agreement may be renewed for three additional successive periods of five years each. The Facilities pay the Operator an operating fee and an incentive fee. The operating fee is based on 6% of the total operating revenue of the combined Facilities. The operating fee is payable monthly and one-half of the fee is subordinate to payments of principal and interest on the note payable. The subordinated management fee payable was $319,470 and $106,775 at December 31, 2001 2000, respectively, and is included with accounts payable and accrued expenses in the accompanying consolidated financial statements. The incentive fee is equal to 25% of the excess cash flows of the Facilities. The incentive fee shall only be paid annually, after audit, on the excess cash flow from the preceding year. Total operating fees for the years ended December 31, 2001, 2000 and 1999 were $428,909, $418,762 and $424,265, respectively. There were no incentive fees payable for the years ended December 31, 2001 and 2000.

9. Subsequent Event (Unaudited)

Prime Care Eight, LLC and its affiliates have agreed, in principle, to enter into a Refinancing Agreement with CNL Retirement Properties, Inc. (CNL) with respect to the two facilities owned by Prime Care Eight, LLC. Under the two-step plan, CNL has advanced $2,000,000 to an affiliate to repurchase the existing subordinated debt of PC8, LLC, including all accrued interest. The affiliate gave CNL a security interest in that subordinate loan. The principals of the Company guaranteed the advance. The second step would take the form of a sale-leaseback of the two facilities with a financing-capital lease term of 35 years with an option to repurchase the facilities from CNL at that time. Prime Care Eight, LLC would transfer to CNL ownership of the two title-holding subsidiaries. CNL would assume the existing first mortgage debt of Prime Care Eight, LLC, which, together with the $2,000,000 advance for the purchase of the subordinate loan, will constitute the basis for the repurchase option. The parties have also discussed with Sunrise its waiver of any claim for accrued subordinated management fees and the Sunrise line of credit. There can be no assurance that this transaction will occur or will be under the same terms contemplated above.

MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES

Combined Financial Statements

Fiscal Years ended December 28, 2001, December 29, 2000 and December 31, 1999 With Report of Independent Auditors

Contents

Report of Independent Auditors..........................................................................  F-144

Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001................................................  F-145

Combined Statements of Operations for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................  F-146

Combined Balance Sheets as of September 6, 2002 (unaudited),
     December 28, 2001 and December 29, 2000............................................................  F-147

Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001................................................  F-148

Combined Statements of Cash Flows for the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................  F-149

Combined Statement of Equity for the thirty-six weeks ended September 6, 2002
     (unaudited) and the fiscal years ended
     December 28, 2001, December 29, 2000 and December 31, 1999.........................................  F-150

Notes to Combined Statements............................................................................  F-151

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Marriott International, Inc.

We have audited the accompanying combined financial statements of Marriott Senior Living Services Twenty-One Communities (as defined in Note 1) as of December 28, 2001 and December 29, 2000 and the related combined statements of operations, equity, and cash flows for each of the three fiscal years in the period ended December 28, 2001. These financial statements are the responsibility of the management of Marriott Senior Living Services, Inc., a wholly-owned subsidiary of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Marriott Senior Living Services Twenty-One Communities, as of December 28, 2001 and December 29, 2000, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 28, 2001, in conformity with accounting principles generally accepted in the United States.


                                    /s/ Ernst & Young LLP

McLean, Virginia
January 9, 2003

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
         Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                                 (in thousands)
                                   (unaudited)

                                                                                    Thirty-six weeks ended
                                                                             --------------------------------------
                                                                             September 6, 2002   September 7, 2001
                                                                             -----------------   -----------------
     REVENUES
       Resident fees.....................................................     $        79,046     $        64,869
                                                                              ---------------     ---------------
     EXPENSES
       Community operating expenses......................................              59,365              52,481
       Depreciation and amortization.....................................               9,086               8,542
       General and administrative........................................               3,950               3,685
       Facilities development and pre-opening............................                 178                 970
       Provision for doubtful accounts...................................                  63                 336
                                                                              ---------------     ---------------
                                                                                       72,642              66,014
                                                                              ---------------     ---------------
     INCOME (LOSS) BEFORE INCOME TAXES  .................................               6,404              (1,145)
       Provision (benefit) for income taxes..............................               2,498                (447)
                                                                              ---------------     ---------------
     NET INCOME (LOSS)  .................................................     $         3,906     $          (698)
                                                                              ===============     ===============




                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF OPERATIONS
                      Fiscal Years Ended December 28, 2001,
                         December 29, 2000 and December
                             31, 1999 (in thousands)

                                                                                2001                2000                1999
                                                                                ----                ----                ----
     REVENUES
      Resident fees..................................................     $           97,819     $        70,242    $         48,273
                                                                          ------------------     ---------------    ----------------
     EXPENSES

     Community operating expenses....................................                 75,641              57,185              35,249
     Depreciation and amortization...................................                 12,975              10,849               8,014
     General and administrative......................................                  5,292               3,830               2,293
     Facilities development and pre-opening..........................                  1,207               3,194               2,603
     Provision for doubtful accounts.................................                    309                 261                  44
                                                                          ------------------     ---------------    ----------------

                                                                                      95,424              75,319              48,203
                                                                          ------------------     ---------------    ----------------
     INCOME (LOSS) BEFORE INCOME TAXES                                                 2,395              (5,077)                 70
     Provision (benefit) for income taxes............................                    934              (1,980)                 27
                                                                          ------------------     ---------------    ----------------
     NET INCOME (LOSS)  .............................................     $            1,461     $        (3,097)   $             43
                                                                          ==================     ===============    ================


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                             COMBINED BALANCE SHEETS
           September 6, 2002, December 28, 2001 and December 29, 2000
                                 (in thousands)

                                                                 September 6,        December 28,          December 29,
                                                                     2002                2001                  2000
                                                                     ----                ----                  ----
                                                                  (unaudited)
                          ASSETS
Current assets
   Cash and equivalents  .................................   $        2,511          $       1,176          $   1,246
   Inventories, at lower of average cost or market  ......              481                    430                530
   Accounts receivable, net of an allowance of $418,
    $461 and $295, respectively...........................            3,340                  2,930              2,364
   Other  ................................................                -                     45                 62
                                                             --------------          -------------          ---------
     Total current assets                                             6,332                  4,581              4,202
                                                             --------------          -------------          ---------


Property and equipment, net .............................           327,146                334,637            330,131
Other  ...................................................            2,240                  1,726              1,983
                                                             --------------          -------------          ---------
     Total assets                                            $      335,718           $    340,944         $  336,316
                                                             ==============           ============         ==========

                  LIABILITIES AND EQUITY

Current liabilities
   Accounts payable  .....................................   $        3,280           $      3,116        $    2,324
   Accrued payroll and benefits  .........................            3,661                  3,670             3,411
    Current maturities of lifecare bonds..................            8,312                  8,211             8,013
   Current portion of deferred revenue from
     nonrefundable lifecare fees..........................            4,511                  3,894             3,780
   Other accrued expenses.................................            5,949                  9,940             7,500
                                                             --------------          -------------          ---------
     Total current liabilities                                       25,713                 28,831            25,028
                                                             --------------          -------------          ---------

Lifecare bonds............................................           76,585                 76,485            75,748
Deferred revenue from nonrefundable lifecare fees.........           16,254                 16,498            14,918
Security deposits.........................................            1,163                  1,041             1,182
Other  ...................................................            4,285                  3,884             5,065
                                                             --------------          -------------          ---------
     Total liabilities....................................          124,000                126,739            121,941

Equity                                                              211,718                214,205            214,375
                                                             --------------          -------------          ---------
Total liabilities and equity..............................   $      335,718           $    340,944        $   336,316
                                                             ==============           ============        ===========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
         Thirty-six Weeks Ended September 6, 2002 and September 7, 2001
                                 (in thousands)
                                   (unaudited)

                                                                 Thirty-six weeks ended
                                                                 -----------------------
                                                                September 6,   September 7,
                                                                   2002           2001
                                                                 --------       --------
OPERATING ACTIVITIES
   Net income (loss)                                             $  3,906       $   (698)
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts                                   63            336
     Depreciation and amortization                                  9,086          8,542
   Working capital changes:
     Accounts receivable                                             (473)        (1,035)
     Inventories                                                      (51)            69
     Other assets                                                    (469)        (1,653)
     Accounts payable and accrued expenses                         (3,435)         1,079

     Security deposits                                                122           (125)
     Deferred revenue                                                 373          2,291
                                                                 --------       --------
   Net cash provided by nonrefundable activities                    9,122          8,806
                                                                 --------       --------

INVESTING ACTIVITIES
   Capital expenditures                                            (1,595)       (13,496)
                                                                 --------       --------
   Net cash used in investing activities                           (1,595)       (13,496)
                                                                 --------       --------

FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net                                  201             72
   Net (repayments to) advances from Marriott Senior Living
     Services, Inc.                                                (6,393)         4,272
                                                                 --------       --------
   Net cash (used in) provided by financing activities             (6,192)         4,344
                                                                 --------       --------

INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                               1,335           (346)
CASH AND EQUIVALENTS, beginning of period                           1,176          1,246
                                                                 --------       --------
CASH AND EQUIVALENTS, end of period                              $  2,511       $    900
                                                                 ========       ========

                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                        COMBINED STATEMENTS OF CASH FLOWS
                         Fiscal Years Ended December 28,
                           2001, December 29, 2000 and
                              December 31, 1999 (in
                                   thousands)

                                                                    2001            2000            1999
                                                                    ----            ----            ----
OPERATING ACTIVITIES
   Net income (loss)                                             $   1,461       $  (3,097)      $      43
   Adjustments to reconcile to cash provided by operations:
     Provision for doubtful accounts                                   309             261              44
     Depreciation and amortization                                  12,975          10,849           8,014
   Working capital changes:
     Accounts receivable                                              (875)           (224)          3,032
     Inventories                                                       100            (155)            (67)
     Other assets                                                      274           1,531          (3,881)
     Accounts payable and accrued expenses                           2,310           8,014            (781)
     Security deposits                                                (141)            106             162
     Deferred revenue from nonrefundable fees                        1,694           1,746           1,381
                                                                 ---------       ---------       ---------
   Net cash provided by operating activities                        18,107          19,031           7,947
                                                                 ---------       ---------       ---------
INVESTING ACTIVITIES
   Capital expenditures                                            (17,481)        (41,072)       (129,633)
                                                                 ---------       ---------       ---------
   Net cash used in investing activities                           (17,481)        (41,072)       (129,633)
                                                                 ---------       ---------       ---------
FINANCING ACTIVITIES
   Proceeds from lifecare bonds, net                                   935           1,683             284
   Net (repayments to) advances from Marriott Senior Living
        Services, Inc.                                              (1,631)         20,415         120,444
                                                                 ---------       ---------       ---------
   Net cash (used in) provided by financing activities                (696)         22,098         120,728
                                                                 ---------       ---------       ---------
(DECREASE) INCREASE IN CASH AND EQUIVALENTS
                                                                       (70)             57            (958)
CASH AND EQUIVALENTS, beginning of year                              1,246           1,189           2,147
                                                                 ---------       ---------       ---------
CASH AND EQUIVALENTS, end of year                                $   1,176       $   1,246       $   1,189
                                                                 =========       =========       =========


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          COMBINED STATEMENT OF EQUITY
                      September 6, 2002, December 28, 2001,
                              December 29, 2000 and
                              December 31, 1999 (in
                                   thousands)


                                                               Equity
                                                               ------
Balance, January 1, 1999 ..............................      $  76,570
Net income ............................................             43
Net advances from Marriott Senior Living Services, ....        120,444
   Inc ................................................
                                                             ---------
Balance, December 31, 1999 ............................        197,057
Net loss ..............................................         (3,097)
Net advances from Marriott Senior Living Services, Inc.         20,415
                                                             ---------
Balance, December 29, 2000 ............................        214,375
Net income ............................................          1,461
Net repayments to Marriott Senior Living Services, Inc.         (1,631)
                                                             ---------

Balance, December 28, 2001 ............................        214,205
Net income (unaudited) ................................          3,906
Net repayments to Marriott Senior Living Services, Inc.
 (unaudited) ..........................................         (6,393)
                                                             ---------
Balance, September 6, 2002 (unaudited) ................      $ 211,718
                                                             =========


                   See Notes To Combined Financial Statements

             MARRIOTT SENIOR LIVING SERVICES TWENTY-ONE COMMUNITIES
                          NOTES TO COMBINED STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Marriott Senior Living Services, Inc. ("MSLS" or the "Company"), a wholly-owned subsidiary of Marriott International, Inc. ("MI") operates independent full-service and assisted living senior living communities and provides related senior care services. Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The combined financial statements present the financial position, results of operations, and cash flows associated with twenty-one communities owned by MSLS (the "Communities"). See Subsequent Events.

All material intercompany transactions and balances between Communities included in these combined financial statements have been eliminated. The Communities are as follows:

Bellevue                        Northridge                     Salt Lake City
Edgewood                        Oklahoma City                  Santa Rosa
Greenville                      Palm Springs                   Snohomish
Fairfax                         Pleasant Hills                 Tulsa
Hoffman Estates                 Plymouth                       Vinings
Hemet                           Quadrangle                     Willoughby
Lynnwood                        Rancho Mirage                  Yorba Linda

The Communities utilize MI's centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by the Communities is deposited in and commingled with MI's general corporate funds. Similarly, operating expenses, including salaries as the Communities do not have any employees, capital expenditures and other cash requirements of the properties were paid by MI and charged to the Communities. General and administrative expenses are allocated by MI to MSLS, which are then allocated to the Communities. In the opinion of management, the methods for allocating costs are reasonable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Interim Period Financial Statements

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted. MSLS believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 6, 2002 and the results of operations and cash flows associated for the 36 weeks periods ended September 6, 2002 and September 7, 2001. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

Fiscal Year

The fiscal year ends on the Friday nearest to December 31. All fiscal years presented include 52 weeks.

Revenue Recognition

Resident fees are generated primarily from monthly charges for independent living units and assisted living suites and related senior care services The revenues are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a "fee for service" basis for supplemental items requested by residents. Ancillary revenue, including health care services, is recognized as the services are provided.

Continuing Care Agreements

Residents of certain communities (the "Lifecare Communities") are required to sign a continuing care agreement ("Care Agreement") with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS's obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident. The Care Agreements are guaranteed by MI.

When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying combined financial statements.

   The components of the entry fees for Lifecare Communities are as follows:

   a. Lifecare Bonds - This component is refundable to the resident or the resident's estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21.

   b. Lifecare Fee - This component is nonrefundable and equals the total entry fee less the component described in a.

Deferred Revenue from Nonrefundable Lifecare Fees

The nonrefundable portion of the entry fees as discussed above are deferred and recognized as revenue over the actuarially expected term of each resident's contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees for leased communities totaled $20,392,000 and $18,698,000 at December 28, 2001 and December 29, 2000, respectively.

Future Healthcare Services

Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

A portion of the revenue is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System ("PPS") for most of the Communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at December 28, 2001 or December 29, 2000.

Comprehensive Income

There are no items of other comprehensive income in any period presented in these financial statements.

Cash and Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Allowance for Doubtful Accounts

The Communities record an allowance for doubtful accounts when a receivable is deemed uncollectible.

Valuation of Long-Lived Assets

The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset's carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset's carrying amount and its fair value is recognized.

New Accounting Standards

The Communities adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

PROPERTY AND EQUIPMENT

                                                        2001          2000
                                                      --------      --------
                                                          (in thousands)
Land ...........................................      $ 40,457      $ 40,147
Building improvements ..........................       325,563       309,764
Furniture and equipment ........................        34,881        29,153
Construction in progress .......................         1,163         5,519
                                                      --------      --------
                                                       402,064       384,583
Less:  accumulated depreciation and amortization        67,427        54,452
                                                      --------      --------
                                                      $334,637      $330,131
                                                      ========      ========

Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $1,046,000 in 2001 and $4,280,000 in 2000. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to forty years).

OTHER ASSETS

Included in other long-term assets are cash escrow reserves for working capital, which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $1,289,000 as of December 28, 2001 and December 29, 2000.

INCOME TAXES

The Communities are owned by MSLS, but do not constitute all of the assets of MSLS. These financial statements have been prepared assuming the properties to be sold were the only assets of a stand-alone C- corporation taxed at a 35% federal income tax rate and an assumed 4% state income tax rate (net of a federal benefit).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of Lifecare bonds was estimated to be $56,632,000 and $56,006,000 at December 28, 2001, and December 29, 2000, respectively.

CONTINGENT LIABILITIES

On July 5, 2002, MSLS filed an action against the general contractor in connection with the building of one of the Communities, seeking damages for breach of contract and negligence relating to delays in the opening of the Community, and for numerous construction defects. MSLS is seeking damages in excess of $4 million. On August 21, 2002, the general contractor answered and filed a cross-complaint, seeking damages from MSLS in excess of $1.3M. MSLS intends to vigorously defend against this claim, however at this time the outcome of both of the lawsuits is uncertain and MSLS cannot estimate the potential gain or loss that will ultimately be recorded.

MSLS, as well as MI and other subsidiaries of MI, are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion, will not have a material impact on the results of the Communities.

SUBSEQUENT EVENTS (UNAUDITED)

On December 20, 2002, twelve of the twenty-one communities were sold for $89,359,000 to CNL Retirement Properties, Inc. (CNL). MSLS will record a pre-tax loss of approximately $21,000,000 during the fourth quarter as a result of the sale.

On December 30, 2002, MI entered a definitive agreement to sell the remaining nine communities to CNL. CNL will assume the lifecare bonds associated with the nine communities. The sale of the nine communities and the assumption of the lifecare bonds will result in an estimated pre-tax gain of approximately $36,000,000, which will be recorded when the transaction closes, which is estimated to occur in the first quarter of 2003.

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

         CNL  RETIREMENT   PROPERTIES,   INC.,  a  Maryland   corporation   (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

              (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions, the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

              (b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by CNL Retirement Corp. (the "Advisor") in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties;
         (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

              (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

              (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

              (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

              (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

              (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may
be) in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6.   Suitability.

              (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp. ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement

         (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

              (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

              (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

              (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

              (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.


         8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support fee of 0.5%, due diligence reimbursements equal to 0.125%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Retirement Corp. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.


         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

         11.  Termination.

              (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

              (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

              (c) After termination of the Reinvestment Plan or termination of a

         Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.


         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., Post Office Box 4920, Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs sponsored by two of the Company's principals (who also serve as the Chairman of the Board and Treasurer of the Company) and their Affiliates (the "Prior Public Programs") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

         A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL American Properties Fund, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties, or in the case of CNL Hospitality Properties, Inc., through investment in hotel properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         Stockholders should not construe inclusion of the following tables as implying that the Company will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions, or other factors could be substantially different. Stockholders should note that, by acquiring shares in the Company, they will not be acquiring any interest in any Prior Public Programs.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Company's principals and their Affiliates which sponsored the Prior Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by two of the Prior Public Programs between January 2000 and December 2002, and for the remaining Prior Public Programs between January 1999 and December 2001. Information regarding the sale or disposal of properties owned by the remaining Prior Public Programs between January 2000 and December 31, 2002, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                                     CNL American       CNL Hospitality
                                                                                      Properties          Properties,
                                                                                      Fund, Inc.              Inc.
                                                                                       (Note 1)         (Notes 2 and 3)
                                                                                       --------         ---------------
Dollar amount offered ........................................................      $  747,464,420      $  875,071,625
                                                                                    ==============      ==============

Dollar amount raised .........................................................               100.0%              100.0%
                                                                                    --------------      --------------

Less offering expenses:

   Selling commissions and discounts .........................................                (7.5)               (7.5)
   Organizational expenses ...................................................                (2.2)               (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities) ..................................................                (0.5)               (0.5)
                                                                                    --------------      --------------
                                                                                             (10.2)              (11.0)
                                                                                    --------------      --------------
Reserve for operations .......................................................                  --                  --
                                                                                    --------------      --------------

Percent available for investment .............................................                89.8%               89.0%
                                                                                    ==============      ==============

Acquisition costs:

   Cash down payment .........................................................                85.3%               84.5%
   Acquisition fees paid to affiliates .......................................                 4.5                 4.5
   Loan costs ................................................................                  --                  --
                                                                                    --------------      --------------

Total acquisition costs ......................................................                89.8%               89.0%
                                                                                    ==============      ==============

Percent leveraged (mortgage financing
   divided by total acquisition costs) .......................................            (Note 1)                33.8%

Date offering began ..........................................................            4/19/95,             7/09/97,
                                                                                           2/06/97             6/17/99
                                                                                       and 3/02/98         and 9/14/00

Length of offering (in months) ...............................................       22, 13 and 9,       23, 15 and 20,
                                                                                      respectively        respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering .....................................................      23, 16 and 11,      29, 16 and 22,
                                                                                      respectively        respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on

                  March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. During the offerings, APF did not utilize mortgage financing to acquire properties.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial

     Past performance is not necessarily indicative of future performance.

Note 2
   (Continued):   Offering   on  June  17,   1999  had   received   $150,072,637
                  (15,007,264  shares),  including $72,637 (7,264 shares) issued pursuant to the reinvestment plan.  Pursuant to a Registration
                  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective June 4, 1999, the  Hospitality  Properties
                  REIT  registered  for sale up to  $275,000,000  of  shares  of common stock (the "1999  Offering").  The 1999 Offering of the
                  Hospitality Properties REIT commenced following the completion of the  CHP  Initial  Offering  on June  17,  1999,  and  upon completion  of the 1999  Offering on September  14, 2000,  the
                  company had  received  approximately  $275,000,000,  including
                  $965,194  (96,520 shares) issued pursuant to the  reinvestment plan. Pursuant to a Registration  Statement on Form S-11 under the  Securities  Act of 1933,  as amended,  effective  May 23,
                  2000, the  Hospitality  Properties REIT registered for sale up
                  to   $450,000,000   of  shares  of  common  stock  (the  "2000
                  Offering").  The 2000 Offering of the  Hospitality  Properties
                  REIT  commenced  following the completion of the 1999 Offering on  September  14,  2000,  and  upon  completion  of the  2000
                  Offering  on  September   14,  2000,   the  Company   received
                  approximately  $450,000,000,   including  $3,375,474  (337,547
                  shares) issues pursuant to the reinvestment plan.  Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended,  effective April 1, 2002, the Hospitality
                  Properties  REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002  Offering").  As of December
                  31,  2002,  the  Hospitality   Properties  REIT  had  received
                  subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan.

Note 3: The amounts shown represent the combined results of the CHP Initial Offering, 1999 and the 2000 Offering only, due to the fact that the 2002 Offering was not yet fully subscribed at December 31, 2002.


     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                                            CNL American        CNL Hospitality
                                                                           Properties Fund,       Properties,
                                                                                 Inc.                Inc.
                                                                           ----------------       -----------
                                                                          (Notes 1, 2 and 6)    (Notes 4 and 8)
Date offering commenced ..............................................     4/19/95, 2/06/97     7/9/97, 6/17/99,
                                                                             and 3/02/98       9/15/00 and 4/22/02
Dollar amount raised .................................................      $  747,464,420       $1,267,821,302
                                                                            ==============       ==============
Amount paid to sponsor from proceeds of offering:
     Selling commissions and discounts ...............................          56,059,832           93,481,635
     Real estate commissions .........................................                  --                   --
     Acquisition fees (Note 5 and 8) .................................          33,604,618           55,816,065
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities) ........................................           3,737,322            6,128,567
                                                                            --------------       --------------
Total amount paid to sponsor .........................................          93,401,772          155,426,267
                                                                            ==============       ==============
Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:
     2002 (Note 7) ...................................................         115,447,476           78,164,925
     2001 (Note 7) ...................................................          52,767,575           57,356,723
     2000 (Note 7) ...................................................        (152,419,134)          45,528,919
     1999 (Note 7) ...................................................         311,630,414           13,348,795
     1998 ............................................................          42,216,874            2,985,455
     1997 ............................................................          18,514,122               29,358
     1996 ............................................................           6,096,045                   --
     1995 ............................................................             594,425                   --
     1994 ............................................................                  --                   --
     1993 ............................................................                  --                   --
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 6 and 9):
     2002 ............................................................           3,953,918            7,824,672

     2001 ............................................................           4,564,213            4,418,759
     2000 ............................................................           3,542,515            1,878,358
     1999 ............................................................           4,369,200              458,634
     1998 ............................................................           3,100,599              208,490
     1997 ............................................................           1,437,908                6,889
     1996 ............................................................             613,505                   --
     1995 ............................................................              95,966                   --
     1994 ............................................................                  --                   --
     1993 ............................................................                  --                   --
Dollar amount of property sales and refinancing before deducting payments to sponsor:
     Cash (Note 3) ...................................................         338,009,913                   --
     Notes ...........................................................                  --                   --
Amount paid to sponsors from property sales and refinancing:
     Real estate commissions .........................................                  --                   --
     Incentive fees ..................................................                  --                   --
     Other (Note 6) ..................................................                  --                   --


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "APF Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the APF Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of

      Past performance is not necessarily indicative of future performance.

Note 1
   (Continued):   common stock (the "1998  Offering").  The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. The amounts shown represent the combined results of the APF Initial Offering, the 1997 Offering and the 1998 Offering as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2: For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6). During the years ended December 31, 1999, 1998, 1997 and 1996, APF incurred $77,317, $54,998, $87,665 and $70,070, respectively, in secured equipment lease servicing fees.

Note 3:           Excludes  properties  sold and  substituted  with  replacement
                  properties,   as  permitted  under  the  terms  of  the  lease
                  agreements.

Note 4: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000
                  Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 5: In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1, 1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had incurred $6,175,521 of such fees (see Note 6).

Note 6: On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

Note 7: In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8: Generally, the Hospitality Properties REIT pays its affiliates selling commissions, a marketing support fee and acquisition fees equal to 7.5%, 0.5% and 4.5%, respectively, of gross proceeds. Under certain circumstances a portion of these fees may be waived. In addition, the advisor of the Hospitality Properties REIT is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the

      Past performance is not necessarily indicative of future performance.

                  terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2002 and 2001, the Hospitality Properties REIT paid the advisor $1,895,579 and $2,107,404, respectively, relating to these fees. These amounts were also excluded from this table.

Note 9: In addition to the amount paid to sponsor from operations presented in this table, during the years ended December 31, 1998, 1999, 2000, 2001 and 2002, APF incurred $300,206,
                  $1,493,437,    $1,493,436,    $1,493,436    and    $1,493,437,
                  respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 10: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. No Soliciting Dealer Warrants, however, will be exercisable until one year from the date of issuance. During the year ended
                  December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                                                                      1997
                                                                        1994          1995            1996          (Notes 2
                                                                      (Note 1)      (Note 23)       (Note 23)       and 23)
                                                                     ------------  ------------    ------------   -------------
Continuing Operations:
Gross revenue (Note 24)                                                   $   --     $ 539,776      $4,363,456    $ 15,516,102
Equity in earnings of unconsolidated joint venture                            --            --              --              --
Gain (loss) on sale of assets (Notes 7, 15, 18, 21 and 23)                    --            --              --              --
Provision for losses on assets (Notes 12, 14, 17 and 23)                      --            --              --              --
Sale of real estate (Notes 23 and 24)                                         --            --              --              --
Interest income                                                               --       119,355       1,843,228       3,941,831
Less:  Operating expenses (Note 23)                                           --      (186,145)       (908,924)     (2,066,962)
       Transaction costs                                                      --            --              --              --
       Loss on investment in securities                                       --            --              --              --
       Provision for loss on mortgage notes held for sale                     --            --              --              --
       Provision for loss on mortgage, equipment and other notes              --            --              --              --
          receivables                                                         --            --              --              --
       Interest expense (Note 23)                                             --            --              --              --
       Cost of real estate sold (Notes 23 and 24)                             --      (104,131)       (521,871)     (1,795,062)
       Depreciation and amortization (Note 23)                                --            --              --              --
       Loss on termination of cash flow hedge accounting                      --            --              --              --
       Advisor acquisition expense (Note 16)
       Minority interest in (income)/loss of consolidated joint               --           (76)        (29,927)        (31,453)
         Ventures

Discontinued Operations:
  Earnings/(loss) from discontinued operations, net (Note 23)                 --            --              --              --
  Gain on disposal of discontinued operations, net (Note 23)                  --            --              --              --

Cummulative effect of accounting change                                       --            --              --             --
                                                                     ------------  ------------    ------------   -------------
Net income (loss) - GAAP basis                                                --       368,779       4,745,962      15,564,456
                                                                     ============  ============    ============   =============
Taxable income
-  from operations (Notes 8 and 25)                                           --       379,935       4,894,262      15,727,311
                                                                     ============  ============    ============   =============
-  from gain (loss) on sale (Notes 7, 15, 18, 21 and 25)                      --            --              --         (41,115)
                                                                     ============  ============    ============   =============

                          - Intentionally left blank -

        Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------
   $29,560,219       $55,511,625     $ 86,558,213        $107,560,301         $99,358,298
        16,018            97,307           97,559           1,106,775             921,453
            --        (1,851,838)        (721,230)         (1,136,997)          (347,179)
      (269,149)       (6,198,447)      (2,214,159)        (16,900,116)         (8,639,377)
            --                --               --         105,645,379         189,425,562
     8,984,546        13,335,146       29,794,446          48,699,202          40,882,800
    (3,493,160)      (12,047,844)     (28,550,472)        (33,479,222)        (37,889,123)
            --        (6,798,803)     (10,315,116)                 --                  --
            --                --       (5,347,659)           (121,675)                 --
            --                --       (6,854,932          (5,070,213)         (5,368,261)
            --                --       (1,804,000)        (28,199,674)         (3,098,660)
            --        (8,346,585)     (46,944,260)        (68,371,033)        (58,780,246)
            --                --               --)        (97,586,970)       (175,184,763)
    (3,658,617        (9,554,319)     (16,401,286)        (18,213,287)        (13,732,875)
            --)               --               --          (8,060,600)                 --
            --       (76,333,516)              --                  --                  --

       (30,156)          (41,678)       1,023,730            (242,030)         (1,133,798)

     1,042,707         2,391,618        4,606,330          (6,240,436)         (1,892,409)
            --                --               --                  --          11,068,271
            --                --               --          (3,840,902)                 --
---------------   ---------------   --------------     ---------------    ----------------
    32,152,408       (49,837,334)       2,927,163         (24,451,498)         35,589,693
===============   ===============   ==============     ===============    ================

    33,553,390        58,152,473       28,881,542          22,681,442            (Note 25)
===============   ===============   ==============     ===============    ================
      (149,948)         (789,861)      (2,696,079)         (9,518,197)           (Note 25)
===============   ===============   ==============     ===============    ================

                          - Intentionally left blank -

      Past performance is not necessarily indicative of future performance.

                                                                            1994                                          1997
                                                                          (Note 1)        1995            1996          (Note 2)
                                                                         ------------  ------------    ------------   -------------
Cash generated from (used in) operations (Notes 4 and 5)                          --       498,459       5,482,540      17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                                --            --              --       6,289,236
Cash generated from refinancing                                                   --            --              --              --
                                                                         ------------  ------------    ------------   -------------
Cash generated from (used in) operations, sales and refinancing                   --       498,459       5,482,540      23,365,450
Less:  Cash distributions to investors (Note 9)
      -  from operating cash flow (Note 4)                                        --      (498,459)     (5,439,404)    (16,854,297)
      -  from sale of properties                                                  --            --              --              --
      -  from cash flow from prior period                                         --            --              --              --
      -  from return of capital (Note 10)                                         --      (136,827)             --              --
                                                                         ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions                              --      (136,827)         43,136       6,511,153
Special items (not including sales of real estate and refinancing):
      Subscriptions received from stockholders                                    --    38,454,158     100,792,991     222,482,560
      Sale of common stock to CNL Fund Advisors, Inc.                        200,000            --              --              --
      Retirement of shares of common stock (Note 13)                              --            --              --              --
      Contributions from minority interest of consolidated joint
       venture                                                                    --       200,000          97,419              --
      Distributions to minority interest                                          --            --         (39,121)        (34,020)
      Payment of stock issuance costs (Note 20)                                  (19)   (3,680,704)     (8,486,188)    (19,542,862)
      Acquisition of land and buildings on operating leases (Note 4)              --   (18,835,969)    (36,104,148)   (143,542,667)
      Investment in direct financing leases (Note 4)                              --    (1,364,960)    (13,372,621)    (39,155,974)
      Proceeds from sales of equipment direct financing leases                    --            --              --         962,274
      Proceeds from sale of consolidated partnership interest
       (Note 19)                                                                  --            --              --              --
      Proceeds from sale of securities                                            --            --              --              --
      Proceeds from borrowing from affiliate (Note 22)                            --            --              --              --
      Investment in joint venture                                                 --            --              --              --
      Increase in restricted cash                                                 --            --              --              --
      Purchase of other investments (Note 4)                                      --            --              --              --
      Investment in mortgage, equipment and other notes receivable
        (Note 4)                                                                  --            --     (13,547,264)    (16,923,383)

      Collections on mortgage, equipment and other notes receivable
        (Note 4)                                                                  --            --         133,850         250,732

      Redemption of (investment in) certificates of deposit                       --            --              --      (2,000,000)
      Proceeds from the issuance of bonds                                         --            --              --              --
      Payment on bonds                                                            --            --              --              --
      Proceeds from borrowing on credit facility, note payable
        and subordinated note payable                                             --            --       3,666,896      19,721,804
      Payment on credit facility and note payable                                 --            --        (145,080)    (20,784,577)
      Reimbursement of organization, acquisition, and deferred
        offering and stock issuance costs paid on behalf of CNL
        American Properties Fund, Inc. by related parties                   (199,036)   (2,500,056)       (939,798)     (2,857,352)
      Decrease (increase) in intangibles and other assets                         --      (628,142)     (1,103,896)             --
      Proceeds from borrowings on mortgage warehouse facilities                   --            --              --              --
      Payments on mortgage warehouse facilities                                   --            --              --              --
      Payments of loan and bond issuance costs                                    --            --              --              --
      Other                                                                       --            --         (54,533)         49,001
                                                                         ------------  ------------    ------------   -------------
Cash generated (deficiency) after cash distributions
    and special items                                                            945    11,507,500      30,941,643       5,136,689
                                                                         ============  ============    ============   =============

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
    -  from operations (Notes 8 and 25)                                           --            20              61              67
                                                                         ============  ============    ============   =============
    -  from recapture (Note 25)                                                   --            --              --              --
                                                                         ============  ============    ============   =============
Capital gain (loss) (Notes 7, 15, 18, 21 and 25)                                  --            --              --              --
                                                                         ============  ============    ============   =============
Cash distributions to investors:
    Source (on GAAP basis):
    -  from investment income                                                     --            19              59              66
    -  from capital gain                                                          --            --              --              --
    -  from investment income from prior
         period                                                                   --            --              --              --
    -  from return of capital (Note 10)                                           --            14               8               6
                                                                         ------------  ------------    ------------   -------------
Total distributions on GAAP basis (Note 11):                                      --            33              67              72
                                                                         ============  ============    ============   =============
   Source (on cash basis):
    -  from sales                                                                 --            --              --              --
    -  from refinancing                                                           --            --              --              --
    -  from operations (Note 4)                                                   --            26              67              72
    -  from cash flow from prior period                                           --            --              --              --
    -  from return of capital (Note 10)                                           --             7              --              --
                                                                         ------------  ------------    ------------   -------------
Total distributions on cash basis (Note 11)                                       --            33              67              72
                                                                         ============  ============    ============   =============

     Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------
    39,116,275       307,261,214     (155,961,649)         48,203,362         111,493,558
     2,385,941         5,302,433       12,833,063          11,207,122          67,043,108
          --                --               --                  --                   --
---------------   ---------------   --------------     ---------------    ----------------
    41,502,216       312,563,647     (143,128,586)         59,410,484         178,536,666

   (39,116,275)      (60,078,825)             --          (48,203,362)        (67,990,684)
          --                --                --                 --                   --
      (265,053)             --        (66,329,582)        (18,263,335)                --
       (67,821)             --                 --                --                   --
---------------   ---------------   --------------     ---------------    ----------------
     2,053,067       252,484,822     (209,458,168)         (7,056,213)        110,545,982

   385,523,966           210,736               --           3,691,600           9,750,000
            --                --               --                --                   --
      (639,528)          (50,891)              --                --                (4,709)

            --           740,621           39,922                --                  --
       (34,073)          (66,763)        (146,601)           (234,002)           (242,788)
   (34,579,650)         (737,190)      (1,493,436)         (1,493,436)         (1,493,437)
  (200,101,667)     (286,411,210)    (160,901,355)        (26,051,869)         (7,211,699)
   (47,115,435)      (63,663,720)     (15,368,629)               --                  --
            --         2,252,766        1,848,664           1,451,456              41,500

            --                --        1,187,238                --                  --
            --                --        7,720,997             982,050                --
            --                --               --           8,708,400          11,750,000
      (974,696)         (187,452)              --             (10,000)           (664,867)
            --                --       (1,875,838)         (9,055,564)          6,357,321
   (16,083,055)               --       (2,831,779)                 --                  --
   (10,724,398)      (31,004,345)     (11,130,607)        (11,457,682)         (6,606,837)
     1,555,623         3,894,067        8,334,231           9,325,173          14,967,959
            --         2,000,000               --                  --                  --
            --                --      280,906,000         177,222,667                  --
            --                --       (2,422,469)        (10,065,808)        (16,557,295)

     7,692,040       439,941,245      397,538,000          63,948,887         249,333,516
        (8,039)      (61,580,289)    (586,425,008)       (159,590,370)        (90,858,385)


    (4,574,925)       (1,492,310)              --                  --                --
    (6,281,069)       (1,862,036)        (377,755)                 --                --
            --        27,101,067      301,227,438         325,264,212         189,901,470
            --      (352,808,966)      (7,718,739)       (358,859,850)       (474,312,483)
            --        (5,947,397)     (20,891,532)         (9,633,523)            (22,557)
       (95,101)               --               --                  --                --
---------------   ---------------   --------------     ---------------    ----------------
    75,613,060       (77,188,245)     (22,239,426)         (2,913,872)         (5,327,309)
===============   ===============   ==============     ===============    ================


            63                73               30                  15            (Note 25)
===============   ===============   ==============     ===============    ================
            --                --               --                  --            (Note 25)
===============   ===============   ==============     ===============    ================
            --                --               --                  --            (Note 25)
===============   ===============   ==============     ===============    ================


            60                --                3                  --                  40
            --                --               --                  --                  --

            --                --               --                  --                  --
            14                76               73                  76                  36
---------------   ---------------   --------------     ---------------    ----------------
            74                76               76                  76                  76
===============   ===============   ==============     ===============    ================





           --                 --                --                 --                  --
           --                 --                --                 --                  --
            73                76                --                 55                  76
             1                --               76                  21                  --
           --                 --                --                 --                  --
---------------   ---------------   --------------     ---------------    ----------------
            74                76               76                  76                  76
===============   ===============   ==============     ===============    ================

                                                            1994                                          1997
                                                          (Note 1)         1995            1996          (Note 2)
                                                        ------------   ------------    ------------   -------------
Total cash distributions as a percentage of
    original $1,000 investment (Note 6)                      0.00%         5.34%           7.06%           7.45%
Total cumulative cash distributions per
    $1,000 investment from inception                           --            33             100             172
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                        N/A           100 %           100 %           100 %

      Past performance is not necessarily indicative of future performance.

     1998              1999             2000                2001               2002
   (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)           and 23)            and 23)             and 23)
---------------   ---------------   --------------     ---------------    ----------------
    7.625%            7.625%           7.625%              7.625%              7.625%

      246               322              398                 474                 550




      100%              100%             100%                100%                100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. ("APF") registered for sale $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, APF registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of APF commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, APF had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of APF and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. APF continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of APF.

Note 6:           Total cash  distributions  as a percentage of original  $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

Note 7: In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:           Taxable   income   presented  is  before  the  dividends  paid
                  deduction.

    Past performance is not necessarily indicative of future performance.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25%
                  and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Company recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, APF recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of APF elected to implement APF's redemption plan. Under the redemption plan, APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares). During 2002, the Company retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, APF recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, APF sold six properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties. In addition, APF recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. APF recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001 and 2002, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, APF sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the sale).

Note 19:          During  the  year  ended   December  31,  2000,  APF  received
                  $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 APF incurred $300,206, $1,493,437,
                  $1,493,436,   $1,493,436   and   $1,493,437   of  such   fees,
                  respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.

    Past performance is not necessarily indicative of future performance.

Note 21: During the year ended December 31, 2001 and 2002, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of APF advanced $6.0 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Company converted the outstanding principal balance plus accrued interest under the advances into shares of Company stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Company under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Company and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Company stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Company under the same terms as the previous advances.

Note 23: Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Company began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Company does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25: This information is not yet available; however, 100% of the distributions to the stockholders for 2002 were deemed return of capital.

         Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                          1996            1997                              1999
                                                        (Note 1)        (Note 1)           1998           (Note 2)
                                                      -------------   -------------    --------------   --------------
Gross revenue                                               $   --          $   --       $ 1,316,599      $ 4,230,995
Dividend income (Note 10)                                       --              --                --        2,753,506
Interest and other income                                       --          46,071           638,862        3,693,004
Less:  Operating expenses                                       --         (22,386)         (257,646)        (802,755)
       Interest expense                                         --              --          (350,322)        (248,094)
       Depreciation and amortization                            --            (833)         (388,554)      (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --              --                --         (778,466)
       Minority interest                                        --              --                --          (64,334)
                                                      -------------   -------------    --------------   --------------
Net income - GAAP basis                                         --          22,852           958,939        7,515,988
                                                      =============   =============    ==============   ==============
Taxable income
    -  from operations (Note 6)                                 --          46,071           609,304        7,613,284
                                                      =============   =============    ==============   ==============
    -  from gain (loss) on sale                                 --              --                --               --
                                                      =============   =============    ==============   ==============
Cash generated from operations (Notes
    3 and 4)                                                    --          22,469         2,776,965       12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --         (22,469)       (1,168,145)     (10,765,881)
      -  from sale of properties                                --              --                --               --
      -  from cash flow from prior period                       --              --                --               --
      -  from return of capital (Note 8)                        --          (7,307)               --               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions                                               --          (7,307)        1,608,820        2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --      11,325,402        31,693,678      245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000              --                --               --
      Proceeds from mortgage loans and other
       notes payable                                            --              --                --               --
      Contribution from minority interest                       --              --                --        7,150,000
      Distributions to holders of minority
       interest                                                 --              --                --               --
      Stock issuance costs                               (197,916)      (1,979,371)       (3,948,669)     (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --              --       (28,752,549)     (85,089,887)
      Investment in unconsolidated subsidiary                   --              --                --      (39,879,638)
      Deposit on property and other investments                 --              --                --               --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --              --                --               --
      Redemption of (investment in) certificate
       of deposit                                               --              --        (5,000,000)              --
      Increase in restricted cash                               --              --           (82,407)        (193,223)
      Proceeds of borrowing on line of credit                   --              --         9,600,000               --
      Payment on mortgage loans and line of credit              --              --                --       (9,600,000)
      Payment of other notes                                    --              --                --               --
      Payment of loan costs                                     --              --           (91,262)         (47,334)
      Decrease (increase) in intangibles and
        other assets                                            --        (463,470)         (676,026)      (5,068,727)
      Retirement of shares of common stock                      --              --                --         (118,542)
      Due from related parties - offering expenses              --              --                --               --
      Other                                                     --          (7,500)            7,500               --
                                                      -------------   -------------    --------------   --------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084       8,867,754         4,359,085       88,743,518
                                                      =============   =============    ==============   ==============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --               7                25               48
                                                      =============   =============    ==============   ==============
    -  from recapture                                           --              --                --               --
                                                      =============   =============    ==============   ==============
Capital gain (loss) (Note 7)                                    --              --                --               --
                                                      =============   =============    ==============   ==============

       Past performance is not necessarily indicative of future performance.

      2000               2001              2002
    (Note 2)           (Note 2)          (Note 2)
-----------------    --------------   ---------------
    $ 26,681,838       $67,968,306      $142,581,972
       2,780,063                --                --
       6,637,318         3,494,238        13,826,308
      (3,311,988)       (9,491,248)      (77,963,736)
      (2,383,449)      (14,653,011)      (18,330,110)
      (7,830,456)      (19,748,697)      (27,875,955)


        (386,627)       (7,092,674)      (16,164,591)
      (1,516,237)       (1,148,538)         (263,647)
-----------------    --------------   ---------------
      20,670,462        19,328,376        15,810,241
=================    ==============   ===============

      14,507,032        16,938,386        24,804,256
=================    ==============   ===============
             --                --                 --
=================    ==============   ===============

      43,650,561        52,937,964        70,340,253

     (28,082,275)      (48,409,660)      (74,217,458)
             --                 --                --
             --                 --                --
             --                 --                --
-----------------    --------------   ---------------

      15,568,286         4,528,304        (3,877,205)



     203,684,044       286,068,626       489,110,645


            --                 --                 --

     102,081,950        37,989,731        40,070,000
            --                 --                 --

     (10,217,828)       (2,896,299)         (413,664)
     (24,808,156)      (34,723,430)      (51,639,836)

    (310,711,912)     (117,233,515)     (307,447,324)
     (10,174,209)     (129,032,824)      (95,025,712)
              --                --       (10,300,407)

     (17,872,573)      (32,884,119)               --

       5,000,000                --                --
      (2,988,082)       (5,229,734)       (9,328,235)
              --         7,500,000        16,578,832
              --        (1,171,444)       (1,748,331)
              --                --       (26,606,636)
      (1,342,713)       (2,953,874)       (2,169,338)

       2,510,090       (11,610,690)      (29,643,305)
      (2,503,484)       (2,312,634)       (2,391,110)
              --        (1,410,900)               --
              --                --                --
-----------------    --------------   ---------------
     (51,774,587)       (5,372,802)        5,168,374
=================    ==============   ===============




              38                26                25
=================    ==============   ===============
              --               --                 --
=================    ==============   ===============
              --               --                 --
=================    ==============   ===============

        Past performance is not necessarily indicative of future performance.

                                                      1996             1997                               1999
                                                    (Note 1)         (Note 1)           1998            (Note 2)
                                                  -------------     ------------    -------------     -------------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
         prior period                                       --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                  -------------     ------------    -------------     -------------

Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                  =============     ============    =============     =============
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                                    ------------    -------------     -------------
                                                  -------------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                  =============     ============    =============     =============
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the end
    of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100%              100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced
                  September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000
                  Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of

                  December 31, 2002.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering, as applicable.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5:           Total cash  distributions  as a percentage of original  $1,000
                  investment  are  calculated  based  on  actual   distributions
                  declared for the period.

       Past performance is not necessarily indicative of future performance.

     2000             2001             2002
   (Note 2)         (Note 2)         (Note 2)
----------------   ------------    -------------


             53             30               16
             --             --               --

             --             --               --
             20             45               60
----------------   ------------    -------------

             73             75               76
================   ============    =============

             --             --               --
             --             --               --
             73             75               76
             --             --               --
             --             --               --
----------------   ------------    -------------
             73             75               76
================   ============    =============

           7.38%         7.688%           7.75%

            194            269              345






            100%           100%            100%

Note 6:           Taxable   income   presented  is  before  the  dividends  paid
                  deduction.

Note 7:           For the years ended December 31, 2002,  2001, 2000, 1999, 1998 and 1997,  approximately  51%,  52%,  63%,  75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
------------------------------   ---------     --------   ------------   --------   --------   -----------   ----------
CNL Income Fund, Ltd.:
   Golden Corral -
     Kent Island, MD (2)(4)       11/20/86     10/15/99      $ 870,457      --          --         --        $  870,457
   Popeye's -
     Merritt Island, FL (2)       12/31/86     09/13/00        676,503      --          --         --           676,503
   Golden Corral -
     Salisbury, MD (2) (11)       12/04/86     11/30/00        665,001      --          --         --           665,001

CNL Income Fund II, Ltd.:
   Golden Corral -
     Columbia, MO                 11/17/87     03/23/99        678,888      --          --         --           678,888
   Little House -
     Littleton, CO                10/07/87     11/05/99        150,000      --          --         --           150,000
   KFC -
     Jacksonville, FL (2)         09/01/87     06/15/00        601,400      --          --         --           601,400
   Popeye's -
     Sanford, FL (2)              06/28/87     09/13/00        631,359      --          --         --           631,359
   Popeye's -
     Altamonte Springs, FL (2)    02/11/87     09/13/00        494,052      --          --         --           494,052
   Popeye's -
     Apopka, FL (2)               01/19/88     09/13/00        615,618      --          --         --           615,618
   IHOP -
     Peoria, AZ (20)              11/18/99     08/27/01        836,160      --          --         --           836,160
   KFC -
     Bay City, TX (2)             12/18/87     09/10/01        532,254      --          --         --           532,254

CNL Income Fund III, Ltd.:
   Perkins -
     Flagstaff, AZ                09/30/88     04/30/99      1,091,193      --          --         --         1,091,193
   Denny's -
     Hagerstown, MD               08/14/88     06/09/99        700,977      --          --         --           700,977
   Popeye's -
     Plant City, FL               04/12/88     09/13/00        507,365      --          --         --           507,365
   Golden Corral -
     Washington, IL (2)           11/20/87     11/29/01        568,453      --          --         --           568,453
   Golden Corral -
     Schereville, IN (2) (23)     11/19/87     09/11/01        787,300      --          --         --           787,300

CNL Income Fund IV, Ltd.:
   Wendy's
     Detroit, MI (2)              10/21/88     06/29/00      1,056,475      --          --         --         1,056,475
   Shoney's -
     Temple Terrace, FL (2)       06/27/89     07/06/00      1,293,286      --          --         --         1,293,286
   Shoney's -
     Punta Gorda, FL (2)          02/02/89     07/06/00      1,060,297      --          --         --         1,060,297
   Big Boy -
     Topeka, KS (2)               12/22/88     11/20/00        496,362      --          --         --           496,362
   Taqueria Jalisco -
     Corpus Christi, TX (2)       04/01/91     06/19/01        378,300      --          --         --           378,300

                                              Cost of Properties
                                             Including Closing and
                                                  Soft Costs
                                     --------------------------------------
                                                                             Excess
                                                    Total                 (deficiency)
                                                 acquisition               of property
                                     Original       cost,                   operating
                                     mortgage      capital                     cash
                                     financing   improvements              receipts over
         Property                       (7)      closing and      Total        cash
                                                  soft costs               expenditures
                                                     (1)                       (19)
-------------------------------      ---------   -----------   ----------  -------------
CNL Income Fund, Ltd.:
  Golden Corral -
    Kent Island, MD (2)(4)              --       $ 726,600     $  726,600  $ 1,192,641
 Popeye's -
    Merritt Island, FL (2)              --         518,409        518,409      909,409
  Golden Corral -
    Salisbury, MD (2) (11)              --         741,900        741,900    1,326,574

CNL Income Fund II, Ltd.:
  Golden Corral -
    Columbia, MO                        --         511,200        511,200      780,594
  Little House -
    Littleton, CO                       --         330,456        330,456      349,883
  KFC -
    Jacksonville, FL (2)                --         441,000        441,000      715,685
  Popeye's -
    Sanford, FL (2)                     --         560,000        560,000      850,322
  Popeye's -
    Altamonte Springs, FL (2)           --         426,568        426,568      684,445
  Popeye's -
    Apopka, FL (2)                      --         545,561        545,561      794,039
  IHOP -
    Peoria, AZ (20)                     --         764,975        764,975      125,468
  KFC -
    Bay City, TX (2)                    --         446,827        446,827      767,761

CNL Income Fund III, Ltd.:
  Perkins -
    Flagstaff, AZ                       --         993,508        993,508    1,309,570
  Denny's -
    Hagerstown, MD                      --         861,454        861,454    1,065,467
  Popeye's -
    Plant City, FL                      --         606,409        606,409      616,913
  Golden Corral -
    Washington, IL (2)                  --         690,500        690,500    1,063,951
  Golden Corral -
    Schereville, IN (2) (23)            --         694,100        694,100    1,053,524

CNL Income Fund IV, Ltd.:
  Wendy's
    Detroit, MI (2)                     --         614,500        614,500    1,038,530
  Shoney's -
    Temple Terrace, FL (2)              --        1,155,705     1,155,705    1,496,453
  Shoney's -
    Punta Gorda, FL (2)                 --         947,500        947,500    1,271,574
  Big Boy -
    Topeka, KS (2)                      --         708,800        708,800      878,942
  Taqueria Jalisco -
    Corpus Christi, TX (2)              --         622,310        622,310      331,788

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                              Selling Price, Net of
                                                                        Closing Costs and GAAP Adjustments
                                                          ---------------------------------------------------------------
                                                                                    Purchase
                                                                         Mortgage   money      Adjustments
                                                                          balance   mortgage    resulting
                                   Date        Date of        Cash        at time   taken         from
          Property               Acquired       Sale      received net    of sale   back by    application     Total
                                                           of closing                program     of GAAP
                                                              costs
---------------------------      --------     ---------   ------------   --------   --------   -----------    --------
CNL Income Fund IV, Ltd.
(Continued):
   Bellissimos Family
Restaurant -
     Palm Bay, FL                 01/10/89     08/17/01        280,571      --          --         --           280,571

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   12/07/89     03/29/99        471,248      --          --         --           471,248
   Wendy's -
     Endicott, NY                 12/07/89     03/29/99        642,511      --          --         --           642,511
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        433,366      --          --         --           433,366
   Hardee's -
     Belding, MI                  03/08/89     03/03/00        124,346      --          --         --           124,346
   Denny's -
     Daleville, IN (2)            02/06/89     03/02/01        300,386      --          --         --           300,386

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN              01/05/90     06/03/99      1,059,373      --          --         --         1,059,373
   Burger King -
     Broadway, TN                 01/05/90     06/03/99      1,059,200      --          --         --         1,059,200
   Burger King -
     Sevierville, TN              01/05/90     06/03/99      1,168,298      --          --         --         1,168,298
   Burger King -
     Walker Springs, TN           01/10/90     06/03/99      1,031,274      --          --         --         1,031,274
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        478,062      --          --         --           478,062
   Popeye's -
     Tallahassee, FL              04/30/90     09/13/00        619,696      --          --         --           619,696
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        523,672      --          --         --           523,672
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        450,418      --          --         --           450,418
   Captain D's -
     Chester, PA                  02/09/90     05/22/01         83,000      --          --         --            83,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01      1,274,672      --          --         --         1,274,672
   IHOP -
     Round Rock, TX (21)          10/27/99     10/05/01      1,163,216      --          --         --         1,163,216
   Denny's -
     Cheyenne, WY                 12/19/89     12/21/01        290,800      --          --         --           290,800

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                05/04/90     06/03/99      1,059,954      --          --         --         1,059,954
   Burger King -
     Halls, TN (3)                01/05/90     06/03/99        451,054      --          --         --           451,054
   Shoney's
     Pueblo, CO                   08/21/90     06/20/00      1,005,000      --          --         --         1,005,000

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                -------------------------------------
                                                                         Excess
                                              Total                   (deficiency)
                                           acquisition                 of property
                                Original      cost,                     operating
                                mortgage     capital                      cash
                                financing  improvements               receipts over
          Property                 (7)     closing and      Total         cash
                                            soft costs                expenditures
                                               (1)                        (19)
---------------------------     ---------  ------------   ---------   -------------
CNL Income Fund IV, Ltd.
(Continued):
   Bellissimos Family
Restaurant -
     Palm Bay, FL                 --        1,070,822     1,070,822    1,250,729

CNL Income Fund V, Ltd.:
   Wendy's -
     Ithaca, NY                   --         471,297        471,297      446,286
   Wendy's -
     Endicott, NY                 --         471,255        471,255      608,495
   Burger King -
     Halls, TN (3)                 --         329,231       329,231      352,853
   Hardee's -
     Belding, MI                   --         630,432       630,432      250,715
   Denny's -
     Daleville, IN (2)             --         547,600       547,600      589,375

CNL Income Fund VI, Ltd.:
   Burger King -
     Greeneville, TN               --         890,240       890,240      950,054
   Burger King -
     Broadway, TN                  --         890,036       890,036      949,821
   Burger King -
     Sevierville, TN               --         890,696       890,696      951,292
   Burger King -
     Walker Springs, TN            --         864,777       864,777      921,429
   Popeye's -
     Jacksonville, FL              --         406,477       406,477      491,262
   Popeye's -
     Tallahassee, FL               --         488,817       488,817      658,801
   Popeye's -
     Jacksonville, FL              --         423,591       423,591      530,389
   Popeye's -
     Jacksonville, FL              --         383,089       383,089      454,566
   Captain D's -
     Chester, PA                   --         550,000       550,000      611,617
   IHOP -
     Dublin, CA (14)               --       1,166,160     1,166,160      175,195
   IHOP -
     Round Rock, TX (21)           --       1,076,103     1,076,103      192,394
   Denny's -
     Cheyenne, WY                  --         765,500       765,500    1,058,493

CNL Income Fund VII, Ltd.:
   Burger King -
     Maryville, TN                 --         890,668       890,668      954,457
   Burger King -
     Halls, TN (3)                 --         342,669       342,669      367,256
   Shoney's
     Pueblo, CO                    --         961,582       961,582      984,472

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                                ------------------------------------------------------
                                                                                    Purchase
                                                                 Cash                 money   Adjustments
                                                               received  Mortgage    mortgage  resulting
                                                                net of   balance      taken      from
                                    Date        Date of        closing   at time     back by   application
       Property                   Acquired       Sale           costs    of sale     program    of GAAP          Total
       --------                   --------       ----           -----    -------     -------    -------          -----
CNL Income Fund VII, Ltd.
(Continued):
   Popeye's -
     Lake City, FL                04/30/90     09/13/00        598,959      --          --         --           598,959
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        417,581      --          --         --           417,581
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        494,680      --          --         --           494,680
   Popeye's -
     Brunswick, GA                04/30/90     09/13/00        535,947      --          --         --           535,947
   Popeye's -
     Jacksonville, FL             04/30/90     09/13/00        345,168      --          --         --           345,168
   Kentucky Fried Chicken -
     Friendswood, TX              06/13/90     12/14/00        725,000      --          --         --           725,000
   Church's -
     Daytona Beach, FL (22)       01/16/91     11/27/01        213,482      --     103,581         --           317,063
   Church's
     Gainesville, FL              01/16/91     11/29/01        182,750      --          --         --           182,750
   Johnnies -
     Saddlebrook, FL              04/04/90     12/21/01        698,050      --          --         --           698,050

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL            06/12/91     07/06/00      1,135,380      --          --         --         1,135,380
   Shoney's -
     Brooksville, FL              02/18/91     07/06/00        940,013      --          --         --           940,013
   Shoney's -
     Sun City, FL                 03/04/91     07/06/00      1,327,317      --          --         --         1,327,317
   Popeye's -
     Jacksonville, FL             09/28/90     09/13/00        420,006      --          --         --           420,006
   Golden Corral -
     Middleburg Heights, OH       05/31/96     03/21/01        236,740      --          --         --           236,740
(12)
   Quincy's -
     Statesville, NC              10/10/91     05/25/01        877,000      --          --         --           877,000

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX           10/28/91     02/12/99      1,350,000      --          --         --         1,350,000
   Perkins -
     Rochester, NY                12/20/91     03/03/99      1,050,000      --          --         --         1,050,000
   Perkins -
     Williamsville, NY            12/20/91     05/15/00        693,350      --          --         --           693,350
   Denny's -
     Alliance, OH (16)            01/22/92     11/30/00             --      --     200,000         --           200,000
   Denny's -
     Blufton, OH (17)             10/11/91     11/30/00             --      --     300,000         --           300,000
   IHOP -
     Dublin, CA (14)              11/12/99     06/28/01        424,891      --          --         --           424,891

                                         Cost of Properties
                                       Including Closing and
                                             Soft Costs
                                  ---------------------------------
                                                                          Excess
                                              Total                    (deficiency)
                                           acquisition                  of property
                                              cost,                     operating
                                             capital                       cash
                                Original   improvements                 receipts over
                                mortgage   closing and                     cash
                               financing   soft costs                   expenditures
          Property               (7)           (1)           Total          (19)
     ------------------           --        ---------     ---------      ---------
CNL Income Fund VII, Ltd.
(Continued):
   Popeye's -
     Lake City, FL                 --         485,455       485,455        641,608
   Popeye's -
     Jacksonville, FL              --         376,323       376,323        452,824
   Popeye's -
     Jacksonville, FL              --         384,936       384,936        515,888
   Popeye's -
     Brunswick, GA                 --         468,797       468,797        574,076
   Popeye's -
     Jacksonville, FL              --         340,429       340,429        407,175
   Kentucky Fried Chicken -
     Friendswood, TX               --         485,951       485,951        671,580
   Church's -
     Daytona Beach, FL (22)        --         318,188       318,188        396,488
   Church's
     Gainesville, FL               --         183,872       183,872        239,254
   Johnnies -
     Saddlebrook, FL               --       1,100,000     1,100,000      1,324,170

CNL Income Fund VIII, Ltd.:
   Shoney's -
     Bayonet Point, FL             --         924,646       924,646      1,040,086
   Shoney's -
     Brooksville, FL               --         816,355       816,355        961,418
   Shoney's -
     Sun City, FL                  --       1,055,820     1,055,820      1,238,581
   Popeye's -
     Jacksonville, FL              --         352,445       352,445        401,169
   Golden Corral -
     Middleburg Heights, OH        --         236,740       236,740        127,155
(12)
   Quincy's -
     Statesville, NC               --         893,422       893,422        997,232

CNL Income Fund IX, Ltd.:
   Shoney's -
     Corpus Christi, TX            --       1,224,020     1,224,020      1,061,856
   Perkins -
     Rochester, NY                 --       1,064,815     1,064,815        862,189
   Perkins -
     Williamsville, NY             --         981,482       981,482        692,535
   Denny's -
     Alliance, OH (16)             --         553,137       553,137        614,999
   Denny's -
     Blufton, OH (17)              --         642,000       642,000        739,292
   IHOP -
     Dublin, CA (14)               --         388,720       388,720         58,398

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                                ------------------------------------------------------
                                                                                    Purchase
                                                                                     money     Adjustments
                                                                Cash     Mortgage   mortgage    resulting
                                                            received net balance      taken       from
                                   Date         Date of      of closing  at time     back by   application
       Property                   Acquired        Sale          costs    of sale     program     of GAAP         Total
       --------                   --------        ----          -----    -------     -------     -------         -----
CNL Income Fund IX, Ltd.
(Continued):
   Shoney's -
     Bedford, IN                  07/09/91      07/31/01       900,110      --          --         --           900,110
   Shell's Seafood Restaurant -
     Copley Township, OH          12/17/91      11/28/01     1,086,143      --          --         --         1,086,143

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                  02/26/92      03/03/99     1,150,000      --          --         --         1,150,000
   Shoney's -
     Fort Myers Beach, FL         09/08/95      08/26/99       931,725      --          --         --           931,725
   Perkins -
     Lancaster, NY                12/20/91      12/28/00       749,675      --          --         --           749,675
   IHOP -
     Peoria, AZ (20)              11/18/99      08/27/01       905,840      --          --         --           905,840

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)          10/27/99      10/05/01       347,454      --          --         --           347,454
   Quincy's -
     Sebring, FL                  09/29/92      11/21/01     1,029,000      --          --         --         1,029,000

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)            07/02/93      05/17/99       467,300      --      55,000         --           522,300
   Denny's -
     Cleveland, TN                12/23/92      03/03/00       797,227      --          --         --           797,227
   Shoney's -
     Bradenton, FL                03/22/93      07/06/00     1,227,907      --          --         --         1,227,907
   Golden Corral -
     Middleburg Heights, OH       05/31/96      03/21/01     1,663,260      --          --         --         1,663,260
(12)
   Jack in the Box -
     Rialto, CA                   01/15/93      09/28/01     1,382,365      --          --         --         1,382,365
   Johnnies -
     Winter Haven, FL             08/09/93      10/02/01     1,090,297      --          --         --         1,090,297

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                  07/27/93      07/16/99     1,063,318      --          --         --         1,063,318
   Quincy's -
     Mount Airy, NC               07/30/93      04/09/01       947,000      --          --         --           947,000

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA              03/31/94      05/25/99       696,300      --          --         --           696,300
   Long John Silver's -
     Shelby, NC                   06/22/94      11/12/99       494,178      --          --         --           494,178

                                                Cost of Properties
                                              Including Closing and
                                                   Soft Costs
                                      ------------------------------------
                                                                                     Excess
                                                    Total                          (deficiency)
                                                 acquisition                       of property
                                                    cost,                           operating
                                                  capital                             cash
                                    Original     improvements                     receipts over
                                    mortgage     closing and                          cash
                                    financing     soft costs                       expenditures
       Property                       (7)            (1)             Total            (19)
       --------                       ---            ---             -----            ----
CNL Income Fund IX, Ltd.
(Continued):
   Shoney's -
     Bedford, IN                       --          754,028          754,028           991,085
   Shell's Seafood Restaurant -
     Copley Township, OH               --          870,713          870,713           692,662

CNL Income Fund X, Ltd.:
   Perkins -
     Amherst, NY                       --        1,141,444        1,141,444           879,529
   Shoney's -
     Fort Myers Beach, FL              --          931,725          931,725           434,215
   Perkins -
     Lancaster, NY                     --        1,111,111        1,111,111           706,575
   IHOP -
     Peoria, AZ (20)                   --          828,723          828,723           135,923

CNL Income Fund XI, Ltd.:
   IHOP -
     Round Rock, TX (21)               --          321,434          321,434            57,468
   Quincy's -
     Sebring, FL                       --        1,054,550        1,054,550         1,111,338

CNL Income Fund XII, Ltd.:
   Long John Silver's -
     Morganton, NC (6)                 --          304,002          304,002           333,944
   Denny's -
     Cleveland, TN                     --          622,863          622,863           530,741
   Shoney's -
     Bradenton, FL                     --        1,000,000        1,000,000           898,776
   Golden Corral -
     Middleburg Heights, OH            --        1,663,260        1,663,260           893,350
(12)
   Jack in the Box -
     Rialto, CA                        --        1,033,072        1,033,072           936,833
   Johnnies -
     Winter Haven, FL                  --        1,172,608        1,172,608         1,117,762

CNL Income Fund XIII, Ltd.:
   Jack in the Box -
     Houston, TX                       --          861,321          861,321           521,565
   Quincy's -
     Mount Airy, NC                    --          968,134          968,134           755,601

CNL Income Fund XIV, Ltd.:
   Long John Silver's -
     Stockbridge, GA                   --          738,340          738,340           344,212
   Long John Silver's -
     Shelby, NC                        --          608,611          608,611           263,101

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                               Selling Price, Net of
                                                                         Closing Costs and GAAP Adjustments
                                                             ----------------------------------------------------------
                                                                                    Purchase
                                                                                     money     Adjustments
                                                             Cash       Mortgage    mortgage    resulting
                                                         received net   balance       taken       from
                                  Date        Date of     of closing    at time      back by   application
         Property               Acquired       Sale          costs      of sale      program     of GAAP         Total
         --------               --------       ----          -----      -------      -------     -------         -----
CNL Income Fund XIV, Ltd.
(Continued):
   Checker's -
     Kansas City, MO            03/31/94     12/10/99       268,450           --          --           --       268,450
   Checker's -
     Houston, TX                03/31/94     12/15/99       385,673           --          --           --       385,673
   East Side Mario's -
     Columbus, OH               11/10/94     09/22/00     1,631,946           --          --           --     1,631,946
   Golden Corral -
     Paris, TX (13)             07/26/96     05/25/01       400,000           --          --           --       400,000

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC               07/15/94     11/12/99       631,304           --          --           --       631,304
   Long John Silver's
     Lexington, NC              10/22/94     01/12/00       562,130           --          --           --       562,130
   Quincy's -
     Greer, SC (15)             06/13/94     04/06/01       233,000           --     467,000           --       700,000
   Jack in the Box -
     Woodland Hills, CA         07/29/94     04/19/01     1,253,728           --          --           --     1,253,728
   Golden Corral -
     Paris, TX (13)             07/26/96     05/25/01       400,000           --          --           --       400,000
   Jack in the Box -
     Altadena, CA               07/29/94     10/04/01       937,250           --          --           --       937,250

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS               05/08/98     11/23/99       667,311           --          --           --       667,311
   Boston Market -
     Columbia Heights, MN       12/18/95     09/29/00       575,777           --          --           --       575,777
   Denny's -
     Marana, AZ                 02/13/95     03/30/01     1,145,045           --          --           --     1,145,045
   Boston Market -
     St. Cloud, MN              09/15/95     11/28/01       647,365           --          --           --       647,365
   Big Boy -
     Las Vegas, NV              05/31/95     12/11/01     1,059,264           --          --           --     1,059,264

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)           04/29/97     12/02/99     1,675,385           --          --           --     1,675,385
   Popeye's -
     Warner Robins, GA          11/04/96     09/13/00       607,361           --          --           --       607,361
   Boston Market -
     Long Beach, CA             12/05/96     10/17/00       529,633           --          --           --       529,633
   Boston Market -
     Houston, TX                06/19/96     01/19/01       782,648           --          --           --       782,648

                                                 Cost of Properties
                                               Including Closing and
                                                     Soft Costs
                                         --------------------------------
                                                                                  Excess
                                                     Total                     (deficiency)
                                                   acquisition                  of property
                                                      cost,                     operating
                                                    capital                       cash
                                      Original    improvements                 receipts over
                                      mortgage    closing and                     cash
                                      financing    soft costs                   expenditures
         Property                        (7)          (1)           Total         (19)
         --------                        ---          ---           -----         ----
CNL Income Fund XIV, Ltd.
(Continued):
   Checker's -
     Kansas City, MO                      --         209,329        209,329        125,831
   Checker's -
     Houston, TX                          --         311,823        311,823        189,722
   East Side Mario's -
     Columbus, OH                         --       1,631,946      1,631,946      1,103,012
   Golden Corral -
     Paris, TX (13)                       --         501,276        501,276        255,146

CNL Income Fund XV, Ltd.:
   Long John Silver's -
     Gastonia, NC                         --         776,248        776,248        326,627
   Long John Silver's
     Lexington, NC                        --         646,203        646,203        234,243
   Quincy's -
     Greer, SC (15)                       --         946,933        946,933        649,756
   Jack in the Box -
     Woodland Hills, CA                   --         939,806        939,806        648,254
   Golden Corral -
     Paris, TX (13)                       --         501,276        501,276        255,146
   Jack in the Box -
     Altadena, CA                         --         709,812        709,812        528,007

CNL Income Fund XVI, Ltd.:
   Boston Market -
     Lawrence, KS                         --         774,851        774,851          2,893
   Boston Market -
     Columbia Heights, MN                 --         939,972        939,972        226,734
   Denny's -
     Marana, AZ                           --         719,234        719,234        587,377
   Boston Market -
     St. Cloud, MN                        --       1,075,093      1,075,093        502,978
   Big Boy -
     Las Vegas, NV                        --       1,160,553      1,160,553        476,249

CNL Income Fund XVII, Ltd.:
   Golden Corral -
     El Cajon, CA (5)                     --        1,692,994     1,692,994        512,474
   Popeye's -
     Warner Robins, GA                    --          563,148       563,148        257,018
   Boston Market -
     Long Beach, CA                       --          832,280       832,280        156,091
   Boston Market -
     Houston, TX                          --          812,696       812,696        323,963

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                Selling Price, Net of
                                                                          Closing Costs and GAAP Adjustments
                                                              -----------------------------------------------------------
                                                                                       Purchase
                                                                                        money     Adjustments
                                                               Cash       Mortgage     mortgage    resulting
                                                            received net  balance       taken        from
                                    Date        Date of     of closing    at time       back by    application
       Property                   Acquired       Sale         costs       of sale       program     of GAAP         Total
       --------                   --------       ----         -----       -------       -------     -------         -----
CNL Income Fund XVII, Ltd.
(Continued):
   Mr. Fablo's -
     Kentwood, MI                 09/05/95     06/21/01       681,300           --           --           --       681,300
   Boston Market -
     Inglewood, CA                07/24/96     09/06/01       298,300           --           --           --       298,300
   Jack in the Box -
     El Dorado, CA                09/26/96     09/25/01     1,510,463           --           --           --     1,510,463

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                  03/26/97     12/06/99       688,997           --           --           --       688,997
   Boston Market -
     Timonium, MD                 07/13/97     06/29/01       848,550           --           --           --       848,550
   Jack in the Box -
     Henderson, NV                06/30/97     07/12/01     1,278,046           --           --           --     1,278,046
   IHOP -
     Santa Rosa, CA               05/21/97     12/28/01     1,664,829           --           --           --     1,664,829

CNL American Properties Fund,
Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)         04/05/99     01/03/00     2,501,175           --           --           --     2,501,175
   Jack in the Box -
     Los Angeles, CA              06/30/95     02/18/00     1,516,800           --           --           --     1,516,800
   Golden Corral -
     Dublin, GA                   08/07/98     05/01/00     1,323,205           --           --           --     1,323,205
   Boston Market -
     San Antonio, TX              04/30/97     05/02/00       517,495           --           --           --       517,495
   Boston Market -
     Corvallis, OR                07/09/96     06/20/00       717,019           --           --           --       717,019
   Big Boy -
     St. Louis, MO                01/19/99     06/28/00     1,463,050           --           --           --     1,463,050
   Ground Round -
     Nanuet, NY                   12/02/97     06/30/00       964,825           --           --           --       964,825
   Big Boy -
     Jefferson City, MO           01/19/99     06/30/00       905,250           --           --           --       905,250
   Big Boy -
     Alton, IL                    01/19/99     06/30/00       905,250           --           --           --       905,250
   Boston Market -
     Liberty, MO                  08/18/97     09/13/00       538,800           --           --           --       538,800
   Mr. Fables -
     Grand Rapids, MI             03/19/96     09/26/00       722,100           --           --           --       722,100
   Pizza Hut -
     Dover, OH                    05/01/97     11/08/00       112,917           --           --           --       112,917
   Big Boy -
     St. Joseph, MO               04/27/99     11/27/00       646,550           --           --           --       646,550

                                           Cost of Properties
                                         Including Closing and
                                               Soft Costs
                                    --------------------------------
                                                                          Excess
                                                Total                  (deficiency)
                                             acquisition                of property
                                                cost,                    operating
                                               capital                     cash
                                  Original   improvements              receipts over
                                  mortgage   closing and                   cash
                                 financing    soft costs                expenditures
       Property                     (7)          (1)           Total       (19)
       --------                     ---          ---           -----       ----
CNL Income Fund XVII, Ltd.
(Continued):
   Mr. Fablo's -
     Kentwood, MI                      --       855,609       855,609     272,268
   Boston Market -
     Inglewood, CA                     --       857,488       857,488     196,478
   Jack in the Box -
     El Dorado, CA                     --     1,097,220     1,097,220     581,924

CNL Income Fund XVIII, Ltd.:
   Black Eyed Pea -
     Atlanta, GA                       --       617,610       617,610     187,183
   Boston Market -
     Timonium, MD                      --     1,140,100     1,140,100     302,665
   Jack in the Box -
     Henderson, NV                     --     1,067,175     1,067,175     494,105
   IHOP -
     Santa Rosa, CA                    --     1,286,364     1,286,364     598,179

CNL American Properties Fund,
Inc.:
   Golden Corral -
     Waldorf, MD (9) (10)              --     2,430,686     2,430,686          --
   Jack in the Box -
     Los Angeles, CA                   --     1,119,567     1,119,567     549,658
   Golden Corral -
     Dublin, GA                        --     1,272,765     1,272,765     190,590
   Boston Market -
     San Antonio, TX                   --       757,069       757,069      66,889
   Boston Market -
     Corvallis, OR                     --       925,427       925,427     312,232
   Big Boy -
     St. Louis, MO                     --     1,345,100     1,345,100      65,420
   Ground Round -
     Nanuet, NY                        --       927,273       927,273     245,426
   Big Boy -
     Jefferson City, MO                --     1,113,383     1,113,383      68,389
   Big Boy -
     Alton, IL                         --     1,012,254     1,012,254      41,032
   Boston Market -
     Liberty, MO                       --       765,530       765,530      84,802
   Mr. Fables -
     Grand Rapids, MI                  --       816,264       816,264     270,873
   Pizza Hut -
     Dover, OH                         --       233,896       233,896      86,601
   Big Boy -
     St. Joseph, MO                    --       885,883       885,883      35,138

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   -----------------------------------------------------------
                                                                                            Purchase
                                                                                             money
                                                                                            mortgage    Adjustments
                                                                   Cash         Mortgage     taken       resulting
                                                                received net    balance       back        from
                                         Date        Date of     of closing     at time        by      application
        Property                       Acquired       Sale         costs        of sale      program     of GAAP         Total
        --------                       --------       ----         -----        -------      -------     -------         -----
CNL American Properties Fund, Inc.
   (Continued):
   Boston Market -
     Baltimore, MD                     08/19/97     12/14/00       668,753           --           --           --       668,753
   Boston Market -
     Stafford, TX                      07/02/97     12/15/00       881,674           --           --           --       881,674
   Big Boy -
     Guadalupe, AZ                     04/16/97     03/23/01       883,685           --           --           --       883,685
   Tumbleweed's -
     Nashville, TN                     08/01/97     04/20/01       525,050           --           --           --       525,050
   Boston Market -
     Vacaville, CA                     05/06/97     05/08/01     1,064,430           --           --           --     1,064,430
   Big Boy -
     Independence, MO                  01/19/99     05/22/01       524,513           --           --           --       524,513
   Big Boy -
     Belleville, IL (9)                02/26/99     06/13/01       375,000           --           --           --       375,000
   Tumbleweeds -
     Clarksville, TN                   02/10/98     06/15/01       803,050           --           --           --       803,050
   Big Boy -
     Grandview, MO                     02/26/99     06/29/01       516,235           --           --           --       516,235
   Pizza Hut -
     Toledo, OH                        12/05/96     06/29/01       148,528           --           --           --       148,528
   Shoney's -
     Indian Harbor Beach, FL           01/24/97     08/13/01       457,016           --           --           --       457,016
   Black-eyed Pea -
     Wichita, KS                       10/01/97     08/15/01       300,000           --           --           --       300,000
   Tumbleweed Southwest Mesquite
Grill & Bar
     Hermitage, TN                     02/10/98     09/24/01       871,496           --           --           --       871,496
   Tumbleweed Southwest Mesquite
Grill & Bar
     Cookeville, TN                    08/01/97     09/26/01       844,905           --           --           --       844,905
   Big Boy -
     Granite City, IL                  01/19/99     09/28/01       595,148           --           --           --       595,148
   Big Boy -
     Taylor, MI                        08/19/99     10/16/01       887,731           --           --           --       887,731
   Boston Market -
     Cedar Park, TX                    04/02/97     10/31/01       875,000           --           --           --       875,000
   Shoney's -
     Phoenix, AZ                       03/24/98     11/26/01       399,285           --           --           --       399,285
   Burger King -
     Atlanta, GA                       06/09/98     12/21/01       418,050           --           --           --       418,050
   Barbwires Steakhouse -
     Lawrence, KS                      08/01/97     12/28/01       718,000           --           --           --       718,000
   Boston Market -
     Jessup, MD                        05/06/97     02/19/02       324,343           --           --           --       324,343
   Black-eyed Pea -
     Herndon, VA                       07/14/98     02/22/02       815,875           --           --           --       815,875
   TGI Friday's -
     El Paso, TX                       08/14/98     03/19/02     1,594,729           --           --           --     1,549,729

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                         ------------------------------------
                                                     Total                           Excess
                                                   acquisition                    (deficiency)
                                                     cost,                        of property
                                                    capital                      operating cash
                                      Original    improvements                    receipts over
                                      mortgage    closing and                         cash
                                      financing    soft costs                      expenditures
       Property                          (7)          (1)            Total            (19)
     -------------                       --        ---------        ---------        -------
CNL American Properties Fund, Inc
   (Continued):
   Boston Market -
     Baltimore, MD                       --        1,378,051        1,378,051        472,895
   Boston Market -
     Stafford, TX                        --        1,077,979        1,077,979        372,102
   Big Boy -
     Guadalupe, AZ                       --        1,706,768        1,706,768        140,439
   Tumbleweed's -
     Nashville, TN                       --        1,308,411        1,308,411        362,588
   Boston Market -
     Vacaville, CA                       --        1,437,474        1,437,474        358,396
   Big Boy -
     Independence, MO                    --        1,253,699        1,253,699         65,156
   Big Boy -
     Belleville, IL (9)                  --          761,074          761,074        (17,597)
   Tumbleweeds -
     Clarksville, TN                     --        1,440,247        1,440,247        229,692
   Big Boy -
     Grandview, MO                       --          962,290          962,290         36,150
   Pizza Hut -
     Toledo, OH                          --          328,381          328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL             --          693,304          693,304         68,946
   Black-eyed Pea -
     Wichita, KS                         --          660,748          660,748        305,701
   Tumbleweed Southwest Mesquite
Grill & Bar
     Hermitage, TN                       --        1,410,719        1,410,719        191,005
   Tumbleweed Southwest Mesquite
Grill & Bar
     Cookeville, TN                      --        1,471,963        1,471,963        386,178
   Big Boy -
     Granite City, IL                    --        1,037,579        1,037,579         10,800
   Big Boy -
     Taylor, MI                          --        1,227,132        1,227,132         61,898
   Boston Market -
     Cedar Park, TX                      --          827,223          827,223         71,386
   Shoney's -
     Phoenix, AZ                         --          482,368          482,368        (91,021)
   Burger King -
     Atlanta, GA                         --          926,261          926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                        --        1,448,598        1,448,598        179,747
   Boston Market -
     Jessup, MD                          --        1,243,060        1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                         --        1,279,118        1,279,118        354,530
   TGI Friday's -
     El Paso, TX                         --        1,602,944        1,602,944        577,055

      Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                                -----------------------------------------------------------
                                                                                      Purchase
                                                                                        money
                                                                                      mortgage  Adjustments
                                                                 Cash      Mortgage      taken    resulting
                                                              received net balance      back       from
                                        Date        Date of    of closing  at time       by      application
        Property                      Acquired       Sale       costs      of sale      program     of GAAP           Total
        --------                      --------       ----       -----      -------      -------     -------           -----
CNL American Properties Fund, Inc.
   (Continued):
   Big Boy -
     Las Vegas, NV                    08/20/97     04/19/02       981,540      --           --        --           981,540
   Big Boy -
     Overland Park, KS                02/26/99     04/26/02       577,580      --           --        --           577,580
   Burger King -
     Tappahannock, VA                 03/16/99     05/16/02     1,089,779      --           --        --         1,089,779
   Burger King -
     Prattville, AL                   01/28/99     05/17/02       497,867      --           --        --           497,867
   Burger King -
     Tuskegee, AL                     01/28/99     05/17/02       397,867      --           --        --           397,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       797,867      --           --        --           797,867
   Burger King -
     Montgomery, AL                   01/28/99     05/17/02       397,867      --           --        --           397,867
   Black-eyed Pea -
     McKinney, TX                     12/30/98     05/31/02     1,149,064      --           --        --         1,149,064
   Black-eyed Pea -
     Forestville, MD                  10/01/97     06/01/02            --      --           --        --                --
   Burger King -
     Coon Rapids, MN                  03/16/99     06/03/02     1,078,973      --           --        --         1,078,973
   Burger King -
     Rochester, NH                    03/16/99     06/03/02     1,193,284      --           --        --         1,193,284
   Burger King -
     Columbus, OH                     03/16/99     06/03/02       950,938      --           --        --           950,938
   Burger King -
     Asheboro, NC                     03/16/99     06/03/02     1,513,213      --           --        --         1,513,213
   Hardee's -
     Gulf Shores, AL                  03/16/99     06/13/02       904,861      --           --        --           904,861
   Steak & Ale -
     Palm Harbor, FL                  06/16/98     06/14/02     1,241,943      --           --        --         1,241,943
   Burger King -
     Lancaster, OH                    03/16/99     06/14/02     1,321,822      --           --        --         1,321,822
   Burger King -
     John's Island, SC                03/16/99     06/14/02     1,289,282      --           --        --         1,289,282
   IHOP -
     Elk Grove, CA                    08/20/97     06/17/02     2,085,346      --           --        --         2,085,346
   Hardee's -
     Tusculum, TN                     03/16/99     06/17/02       653,460      --           --        --           653,460
   Pollo Tropical -
     Miami, FL                        09/22/98     06/20/02     1,302,936      --           --        --         1,302,936
   Burger King -
     St. Paul, MN                     03/16/99     06/26/02       849,273      --           --        --           849,273
   Texas Roadhouse -
     Joilet, IL                       02/25/00     06/27/02     1,940,745      --           --        --         1,940,745
   Black-eyed Pea -
     Phoenix, AZ                      09/30/97     06/28/02       281,000      --           --        --           281,000

                                                              Cost of Properties
                                                            Including Closing and
                                                                   Soft Costs
                                                --------------------------------------------------
                                                                    Total                                          Excess
                                                                 acquisition                                    (deficiency)
                                                                    cost,                                        of property
                                                                   capital                                     operating cash
                                             Original            improvements                                  receipts over
                                             mortgage            closing and                                        cash
                                             financing            soft costs                                    expenditures
       Property                                 (7)                  (1)                   Total                    (19)
     -------------                              --                ---------              ---------                 -------
CNL American Properties Fund,
   (Continued):
   Big Boy -
     Las Vegas, NV                              --                1,658,000              1,658,000                 114,934
   Big Boy -
     Overland Park, KS                          --                1,037,383              1,037,383                  (7,476)
   Burger King -
     Tappahannock, VA                           --                  857,826                857,826                 285,470
   Burger King -
     Prattville, AL                             --                1,018,519              1,018,519                 285,895
   Burger King -
     Tuskegee, AL                               --                  972,222                972,222                 267,501
   Burger King -
     Montgomery, AL                             --                1,296,296              1,296,296                 362,395
   Burger King -
     Montgomery, AL                             --                1,018,519              1,018,519                 289,495
   Black-eyed Pea -
     McKinney, TX                               --                1,644,856              1,644,856                 304,736
   Black-eyed Pea -
     Forestville, MD                            --                  643,925                643,925                 477,253
   Burger King -
     Coon Rapids, MN                            --                  844,815                844,815                 288,892
   Burger King -
     Rochester, NH                              --                  963,499                963,499                 318,314
   Burger King -
     Columbus, OH                               --                  744,585                744,585                 257,877
   Burger King -
     Asheboro, NC                               --                1,228,831              1,228,831                 436,666
   Hardee's -
     Gulf Shores, AL                            --                  914,337                914,337                 320,113
   Steak & Ale -
     Palm Harbor, FL                            --                1,232,558              1,232,558                 504,926
   Burger King -
     Lancaster, OH                              --                  799,195                799,195                 364,070
   Burger King -
     John's Island, SC                          --                1,077,802              1,077,802                 367,639
   IHOP -
     Elk Grove, CA                              --                1,540,356              1,540,356                 751,308
   Hardee's -
     Tusculum, TN                               --                  666,045                666,045                 233,604
   Pollo Tropical -
     Miami, FL                                  --                1,318,182              1,318,182                 392,816
   Burger King -
     St. Paul, MN                               --                  747,713                747,713                 271,528
   Texas Roadhouse -
     Joilet, IL                                 --                1,745,014              1,745,014                 384,473
   Black-eyed Pea -
     Phoenix, AZ                                --                  641,371                641,371                 265,557


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                            Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                            ----------------------------------------------------------
                                                                                    Purchase
                                                                                     money    Adjustments
                                                               Cash       Mortgage  mortgage  resulting
                                                            received net   balance    taken      from
                                       Date       Date of    of closing    at time  back by   application
     Property                        Acquired      Sale        costs       of sale  program     of GAAP       Total
==============================      ==========  ==========  ============  ========  ========  ===========  ===========
CNL American Properties Fund, Inc.
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                         09/30/97    06/28/02    1,710,000      --         --          --        1,710,000
   Black-eyed Pea
     Phoenix, AZ                      09/30/97    06/28/02      425,000      --         --          --          425,000
   Black-eyed Pea
     Tucson, AZ                       09/30/97    06/28/02      234,000      --         --          --          234,000
   Steak & Ale Restaurant -
     Austin, TX                       06/16/98    07/02/02    1,437,468      --         --          --        1,437,468
   Jack in the Box -
     Fresno, CA                       05/22/98    07/18/02    1,244,289      --         --          --        1,244,289
   Black-eyed Pea
     Phoenix, AZ                      09/30/97    07/19/02      580,000      --         --          --          580,000
   Jack in the Box -
     Austin, TX                       10/05/99    07/22/02    1,384,759      --         --          --        1,384,759
   Black-eyed Pea -
     Albuquerque, NM                  01/00/00    07/26/02           --      --         --          --               --
   Big Boy -
     St. Clairsville, OH              12/18/98    07/29/02      339,300      --         --          --          339,300
   Jack in the Box -
     Fort Worth, TX                   01/11/00    08/05/02    1,141,653      --         --          --        1,141,653
   Jack in the Box -
     Menlo Park, CA                   12/30/99    08/22/02    1,772,360      --         --          --        1,772,360
   Arby's -
     Lawrenceville, GA                02/08/00    08/26/02    1,422,750      --         --          --        1,422,750
   Darry's -
     Louisville, KY                   06/11/97    08/28/02    1,840,800      --         --          --        1,840,800
   Black-eyed Pea -
     Killeen, TX                      12/18/98    09/05/02    1,133,800      --         --          --        1,133,800
   IHOP -
     Fairfax, VA                      06/18/97    09/06/02    2,268,911      --         --          --        2,268,911
   Black eyed Pea -
     Oklahoma City, OK                03/26/97    09/10/02      475,000      --         --          --          475,000
   Arby's -
     Circleville, OH                  09/09/99    09/10/02      993,900      --         --          --          993,900
   Black eyed Pea -
     Waco, TX                         10/01/97    09/13/02       70,000      --         --          --           70,000
   Hardee's -
     Iuka, MS                         03/16/99    09/18/02      594,413      --         --          --          594,413
   Hardee's
     Warrior, AL                      03/16/99    09/18/02      667,050      --         --          --          667,050
   Hardee's -
     Horn Lake, MS                    03/16/99    09/20/02      818,263      --         --          --          818,263
   Jack in the Box -
     Corning, CA                      09/17/99    09/24/02    1,266,556      --         --          --        1,266,556
   Bennigan's -
     Batavia, IL                      10/21/99    09/25/02    2,595,121      --         --          --        2,595,121

                                        Cost of Properties
                                       Including Closing and
                                            Soft Costs
                               --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                               cost,                     operating
                                              capital                      cash
                                Original    improvements               receipts over
                                mortgage     closing and                   cash
                                financing    soft costs                 expenditures
      Property                    (7)           (1)          Total          (19)
=============================  ===========  =============  ==========  =============
CNL American Properties Fund
   (Continued):
   Black-eyed Pea -
     Mesa, AZ                        --       1,600,000     1,600,000       522,239

   Black-eyed Pea
     Phoenix, AZ                     --         641,254       641,254       282,585
   Black-eyed Pea
     Tucson, AZ                      --         641,871       641,871       251,809
   Steak & Ale Restaurant -
     Austin, TX                      --       1,372,093     1,372,093       568,339
   Jack in the Box -
     Fresno, CA                      --         972,841       972,841       394,246
   Black-eyed Pea
     Phoenix, AZ                     --         645,471       645,471       207,379
   Jack in the Box -
     Austin, TX                      --       1,289,945     1,289,945       299,499
   Black-eyed Pea -
     Albuquerque, NM                 --         666,355       666,355       238,206
   Big Boy -
     St. Clairsville, OH             --       1,144,209     1,144,209       169,976
   Jack in the Box -
     Fort Worth, TX                  --       1,062,145     1,062,145       223,450
   Jack in the Box -
     Menlo Park, CA                  --       1,546,740     1,546,740       368,611
   Arby's -
     Lawrenceville, GA               --       1,374,986     1,374,986       314,054
   Darry's -
     Louisville, KY                  --       1,481,448     1,481,448       514,069
   Black-eyed Pea -
     Killeen, TX                     --       1,386,948     1,386,948       257,250
   IHOP -
     Fairfax, VA                     --       1,709,091     1,709,091       906,669
   Black eyed Pea -
     Oklahoma City, OK               --         617,022       617,022       268,734
   Arby's -
     Circleville, OH                 --         925,329       925,329       237,321
   Black eyed Pea -
     Waco, TX                        --         661,682       661,682       280,179
   Hardee's -
     Iuka, MS                        --         616,476       616,476       233,121
   Hardee's
     Warrior, AL                     --         627,937       627,937       238,440
   Hardee's -
     Horn Lake, MS                   --         833,058       833,058       319,101
   Jack in the Box -
     Corning, CA                     --       1,158,524     1,158,524       314,769
   Bennigan's -
     Batavia, IL                     --       2,429,907     2,429,907       729,536

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                            Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                            ----------------------------------------------------------
                                                                                    Purchase
                                                                                     money    Adjustments
                                                               Cash       Mortgage  mortgage  resulting
                                                            received net   balance    taken      from
                                       Date       Date of    of closing    at time  back by   application
     Property                        Acquired      Sale        costs       of sale  program     of GAAP       Total
==============================      ==========  ==========  ============  ========  ========  ===========  ===========
CNL American Properties Fund, Inc.
   (Continued):
   Shoney's -
     Titusville, FL                   03/31/02   09/26/02       686,200      --         --        --           686,200
   Pollo Tropical -
     Sunrise, FL                      09/30/98   09/26/02     1,457,533      --         --        --         1,457,533
   Hardee's -
     Biscoe, NC                       03/16/99   09/27/02       564,984      --         --        --           564,984
   Black-eyed Pea -
     Bedford, TX                      03/26/97   09/30/02       921,175      --         --        --           921,175
   Black-eyed Pea -
     Norman, OK                       11/09/98   09/30/02     1,091,708      --         --        --         1,091,708
   Black-eyed Pea -
     Mesa, AZ                         11/30/98   09/30/02     1,325,500      --         --        --         1,325,000
   Hardee's -
     Aynor, SC                        03/16/99   09/30/02       586,189      --         --        --           586,189
   Denny's
     McKinney, TX                     06/05/96   10/02/02       600,000      --         --        --           600,000
   Black-eyed Pea -
     Scottsdale, AZ                   04/17/97   10/02/02            --      --         --        --                --
   Arby's
     Renton, WA                       09/14/99   10/18/02     1,406,197      --         --        --         1,406,197
   Pizza-Hut -
     Belle, WV                        05/17/96   10/21/02        47,500      --         --        --            47,500
   Pizza Hut -
     Collinsville, IL                 04/02/97   10/25/02       801,953      --         --        --           801,953
   Burger King -
     Tampa, FL                        08/19/99   10/28/02       770,306      --         --        --           770,306
   Big Boy -
     O'Fallon, MO                     01/19/99   10/31/02       679,925      --         --        --           679,925
   Golden Corral -
     Hopkinsville, KY                 02/19/97   11/07/02       924,057      --         --        --           924,057
   Denny's -
     Santee, SC                       03/16/99   11/21/02       583,000      --         --        --           583,000
   Jack in the Box -
     Los Angeles, CA                  01/04/99   12/10/02     1,793,802      --         --        --         1,793,802
   Hardee's
     Columbia, TN                     03/16/99   12/12/02       859,259      --         --        --           859,259
   Golden Corral -
     Olathe, KS                       10/02/97   12/19/02     1,751,760      --         --        --         1,751,760
   Darryl's -
     Hampton, VA                      06/11/97   12/19/02       871,290      --         --        --           871,290
   Jack in the Box -
     Humble, TX                       02/03/97   12/20/02     1,265,506      --         --        --         1,265,506
   Hardee's -
     Chalkville, AL                   03/16/99   12/20/02       680,428      --         --        --           680,428
   TGI Friday's -
     Lakeland, FL                     07/20/99   12/20/02       834,234      --         --        --           834,234


                                        Cost of Properties
                                       Including Closing and
                                            Soft Costs
                               --------------------------------------
                                                                          Excess
                                               Total                   (deficiency)
                                            acquisition                 of property
                                               cost,                     operating
                                              capital                      cash
                                Original    improvements               receipts over
                                mortgage     closing and                   cash
                                financing    soft costs                 expenditures
      Property                    (7)           (1)          Total          (19)
=============================  ===========  =============  ==========  =============
CNL American Properties Fund,
   (Continued):
   Shoney's -

     Titusville, FL               --                 --           --      (82,318)
   Pollo Tropical -
     Sunrise, FL                  --          1,454,545    1,454,545      527,258
   Hardee's -
     Biscoe, NC                   --            522,853      522,853      199,708
   Black-eyed Pea -
     Bedford, TX                  --            620,336      620,336      224,003
   Black-eyed Pea -
     Norman, OK                   --          1,429,799    1,429,799      335,124
   Black-eyed Pea -
     Mesa, AZ                     --          1,677,152    1,677,152      228,704
   Hardee's -
     Aynor, SC                    --            546,022      546,022      209,884
   Denny's
     McKinney, TX                 --          1,014,221    1,014,221      484,416
   Black-eyed Pea -
     Scottsdale, AZ               --            769,863      769,863      (31,203)
   Arby's
     Renton, WA                   --          1,286,545    1,286,545      261,304
   Pizza-Hut -
     Belle, WV                    --             47,485       47,485       13,301
   Pizza Hut -
     Collinsville, IL             --            795,476      795,476      (55,653)
   Burger King -
     Tampa, FL                    --          1,057,404    1,057,404        5,224
   Big Boy -
     O'Fallon, MO                 --          1,017,250    1,017,250      (54,647)
   Golden Corral -
     Hopkinsville, KY             --          1,260,576    1,260,576      255,379
   Denny's -
     Santee, SC                   --            678,340      678,340      251,554
   Jack in the Box -
     Los Angeles, CA              --          1,575,414    1,575,414      591,448
   Hardee's
     Columbia, TN                 --            787,764      787,764      319,094
   Golden Corral -
     Olathe, KS                   --          1,577,340    1,577,340      791,627
   Darryl's -
     Hampton, VA                  --          1,203,391    1,203,391      595,216
   Jack in the Box -
     Humble, TX                   --            932,112      932,112      566,284
   Hardee's -
     Chalkville, AL               --            608,445      608,445      248,876
   TGI Friday's -
     Lakeland, FL                 --          1,711,517    1,711,517       85,755


    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                            Selling Price, Net of
                                                                      Closing Costs and GAAP Adjustments
                                                            ----------------------------------------------------------
                                                                                    Purchase
                                                                                     money    Adjustments
                                                               Cash       Mortgage  mortgage  resulting
                                                            received net   balance    taken      from
                                       Date       Date of    of closing    at time  back by   application
     Property                        Acquired      Sale        costs       of sale  program     of GAAP       Total
==============================      ==========  ==========  ============  ========  ========  ===========  ===========
CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                       09/22/98   12/23/02     1,079,144          --       --        --         1,079,144
   Golden Corral -
     Universal City, TX              08/04/95   12/30/02       959,975          --       --        --           959,975

CNL Restaurant Property Services,
Inc. (18):
   Black Angus -
     Boise, ID                       08/14/00   02/20/01     1,776,590          --       --        --         1,776,590
   Jack in the Box -
     Murietta, CA                    04/13/97   02/23/01     1,129,320          --       --        --         1,129,320
   Arby's -
     Kendallville, IN                07/10/96   04/06/01       792,940          --       --        --           792,940
   Black Angus -
     Folsom, CA                      12/04/00   04/24/01     2,581,569          --       --        --         2,581,569
   Jack in the Box -
     Kingsburg, CA                   04/10/97   06/11/01     1,169,090          --       --        --         1,168,840
   Jack in the Box -
     Garland, TX                     09/27/97   07/26/01     1,085,654          --       --        --         1,085,654

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                     12/07/00   03/30/01       214,900   1,212,813       --        --         1,427,713
   Arby's -
     Peoria, AZ                      03/03/01   04/19/01       154,871   1,200,463       --        --         1,355,335
   Arby's -
     Baxter, MN                      02/20/01   05/31/01        66,351     892,834       --        --           959,185
   Arby's -
     Eagan, MN                       02/20/01   06/29/01       106,348     880,945       --        --           987,293
   Arby's -
     St. Louis Park, MN              02/20/01   06/29/01       119,843     941,178       --        --         1,061,022
   Arby's -
     Willmar, MN                     02/20/01   07/18/01        44,507     704,324       --        --           748,831
   Arby's -
     Pooler, GA                      09/01/00   07/31/01       109,662   1,212,893       --        --         1,322,555
   Arby's -
     White Bear Township, MN         02/20/01   08/07/01        84,441     955,346       --        --         1,039,787
   Arby's -
     Coon Rapids, MN                 02/20/01   08/28/01       168,982   1,281,068       --        --         1,450,050
   Arby's -
     Eden Prairie, MN                02/20/01   09/07/01       107,288     936,215       --        --         1,043,503
   Arby's -
     Carmel, IN                      10/13/00   09/26/01       142,925   1,297,484       --        --         1,440,409
   Arby's -
     Winston Salem, NC               04/01/01   10/03/01       123,645   1,090,250        --        --         1,213,895


                                             Cost of Properties
                                            Including Closing and
                                                  Soft Costs
                                    ------------------------------------
                                                                              Excess
                                                   Total                   (deficiency)
                                                acquisition                 of property
                                                   cost,                     operating
                                                  capital                      cash
                                    Original    improvements               receipts over
                                    mortgage     closing and                   cash
                                    financing    soft costs                 expenditures
      Property                        (7)           (1)          Total          (19)
=============================       ==========  =============  ==========  =============
CNL American Properties Fund, Inc.
   (Continued):

   Pollo Tropical -
     Miami, FL                             --   1,227,273       1,227,273       402,650
   Golden Corral -
     Universal City, TX                    --     994,152         994,152       747,387

CNL Restaurant Property Services,
Inc. (18):
   Black Angus -
     Boise, ID                             --   1,534,238       1,534,238       120,971
   Jack in the Box -
     Murietta, CA                          --     952,485         952,485       377,385
   Arby's -
     Kendallville, IN                      --     739,628         739,628       421,717
   Black Angus -
     Folsom, CA                            --   2,166,867       2,166,867       146,487
   Jack in the Box -
     Kingsburg, CA                         --   1,001,073       1,001,073       428,186
   Jack in the Box -
     Garland, TX                           --     936,119         936,119       367,842

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                    1,212,813          --       1,212,813        60,359
   Arby's -
     Peoria, AZ                     1,200,463          --       1,200,463        40,467
   Arby's -
     Baxter, MN                       893,855          --         893,855        26,023
   Arby's -
     Eagan, MN                        882,968          --         882,968        33,246
   Arby's -
     St. Louis Park, MN               943,340          --         943,340        35,241
   Arby's -
     Willmar, MN                      707,592          --         707,592        41,253
   Arby's -
     Pooler, GA                     1,223,108          --       1,223,108       117,724
   Arby's -
     White Bear Township, MN          960,915          --         960,915       148,790
   Arby's -
     Coon Rapids, MN                1,288,536          --       1,288,536        90,298
   Arby's -
     Eden Prairie, MN                 942,798          --         942,798        51,912
   Arby's -
     Carmel, IN                     1,308,411          --       1,308,411       131,560
   Arby's -
     Winston Salem, NC              1,098,081          --       1,098,081        58,269


   Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========
CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                  11/16/00      10/11/01        155,473         1,111,725         --            --       1,267,198
   Arby's -
     Cottage Grove, MN             02/02/01      11/27/01         61,878           703,412         --            --         765,290
   Arby's -
     Minnetonka, MN                02/02/01      12/13/01        120,202           907,130         --            --       1,027,332
   Arby's -
     Maple Grove, MN               02/02/01      12/14/01        150,455         1,176,200         --            --       1,326,655
   Arby's -
     Plymouth, MN                  02/02/01      12/21/01        100,063           846,616         --            --         946,679
   Arby's -
     Plymouth, MN                  02/02/01      12/21/01        120,817           899,893         --            --       1,020,710
   Arby's -
     New Castle, PA                09/21/00      12/28/01         70,999         1,074,459         --            --       1,145,458
   Arby's -
     Oak Park Heights, MN          02/20/01      02/08/02        968,599           860,199         --            --       1,828,798
   Arby's -
     Greenwood, IN                 09/07/01      02/21/02      1,157,535         1,051,402         --            --       2,208,937
   Arby's -
     Hudson, WI                    02/20/01      03/06/02      1,091,160           949,356         --            --       2,040,516
   Arby's -
     Wauseon, OH                   04/10/01      03/11/02        801,488           700,080         --            --       1,501,568
   Arby's -
     St. Paul, MN                  02/20/01      03/21/02        801,651           713,993         --            --       1,515,644
   Arby's -
     Richfield, MN                 02/20/01      04/03/02      1,155,650         1,035,063         --            --       2,190,713
   Arby's -
     Crystal, MN                   02/20/01      04/17/02      1,059,550           945,740         --            --       2,005,290
   Arby's -
     Hopkins, MN                   02/20/01      04/26/02        920,326           829,399         --            --       1,749,725
   Arby's =
     Rochester, MN                 02/20/01      05/02/02        919,488           817,845         --            --       1,737,333
   Arby's -
     Apple Valley, MN              02/20/01      05/17/02      1,493,264         1,315,159         --            --       2,808,423
   Arby's -
     Pell City, AL                 09/18/01      06/21/02      1,039,537           936,662         --            --       1,976,199
   Arby's -
     East Huntington, PA           09/01/01      07/15/02      1,256,360         1,103,332         --            --       2,359,692
   Arby's -
     Florence, AL                  10/01/01      08/22/02      1,358,100         1,182,056         --            --       2,540,156
   Arby's -
     Troy, AL                      09/21/01      08/22/02      1,055,313           920,681         --            --       1,975,994
   Arby's -
     Muskegon, MI                  11/15/01      08/29/02      1,439,390         1,255,825         --            --       2,695,215


                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                        Original       improvements                    receipts over
                                        mortgage       closing and                          cash
                                        financing       soft costs                      expenditures
          Property                         (7)             (1)            Total             (19)
===============================         ==========    =============    ============    ===============
CNL Restaurant Investors
Properties, LLC (18)

   (Continued):
   Arby's -
     Carrboro, NC                        1,123,886          --            1,123,886            106,362
   Arby's -
     Cottage Grove, MN                     710,074          --              710,074             63,567
   Arby's -
     Minnetonka, MN                        916,844          --              916,844             78,525
   Arby's -
     Maple Grove, MN                     1,188,796          --            1,188,796            102,167
   Arby's -
     Plymouth, MN                          855,682          --              855,682             75,302
   Arby's -
     Plymouth, MN                          909,529          --              909,529             80,041
   Arby's -
     New Castle, PA                      1,088,971          --            1,088,971            145,107
   Arby's -
     Oak Park Heights, MN                  870,487          --              870,487             10,593
   Arby's -
     Greenwood, IN                       1,051,402          --            1,051,402                330
   Arby's -
     Hudson, WI                            963,121          --              963,121             15,707
   Arby's -
     Wauseon, OH                           704,249          --              704,249              7,174
   Arby's -
     St. Paul, MN                          724,346          --              724,346              9,604
   Arby's -
     Richfield, MN                       1,051,406          --            1,051,406             16,798
   Arby's -
     Crystal, MN                           960,672          --              960,672             15,913
   Arby's -
     Hopkins, MN                           842,495          --              842,495             14,275
   Arby's =
     Rochester, MN                         831,824          --              831,824             15,757
   Arby's -
     Apple Valley, MN                    1,337,639          --            1,337,639             23,636
   Arby's -
     Pell City, AL                         938,824          --              938,824              2,860
   Arby's -
     East Huntington, PA                 1,115,401          --            1,115,401             18,068
   Arby's -
     Florence, AL                        1,196,262          --            1,196,262             17,628
   Arby's -
     Troy, AL                              931,745          --              931,745             10,910
   Arby's -
     Muskegon, MI                        1,261,682          --            1,261,682              6,545


       Past performance is not necessarily indicative of future performance.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========
CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                07/25/02      10/31/02      1,270,860        1,074,766        --             --         2,345,626
   Arby's -
     Cullman, AL                   09/05/01      11/13/02      1,169,087         993,620         --             --         2,162,707
   Arby's -
     Evansville, IN                04/01/02      11/15/02      1,247,229        1,080,328        --             --         2,327,557
   Arby's -
     Youngstown, OH                04/10/02      11/27/02      1,012,310         903,118         --             --         1,915,428
   Arby's -
     Union City, TN                09/04/02      12/30/02      1,366,005        1,158,879        --             --         2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                  09/25/00      01/19/01        159,023        1,379,621        --             --         1,538,644
   Jack in the Box -
     Baton Rouge, LA               07/06/00      01/31/01          9,972        1,473,571        --             --         1,483,542
   Jack in the Box -
     Burley, ID                    09/22/00      01/31/01             --         951,027         --             --           951,027
   Jack in the Box -
     Las Vegas, NV                 10/01/00      01/03/01        254,521        1,615,000        --             --         1,869,521
   Jack in the Box -
     Peoria, AZ                    09/15/00      03/08/01        112,352        1,247,170        --             --         1,359,522
   Jack in the Box -
     Cleburne, TX                  09/21/00      01/31/01          4,598        1,118,539        --             --         1,123,137
   Jack in the Box -
     Fresno, CA                    09/15/00      04/26/01        129,458         950,196         --             --         1,079,653
   Jack in the Box -
     Bakersfield, CA               09/19/00      03/27/01         80,199         973,493         --             --         1,053,692
   Pizza Hut -
     Miami, FL                     10/06/00      06/29/01         69,130         588,593         --             --           657,723
   IHOP -
     Hiram, GA                     10/12/00      04/16/01         97,519        1,432,800        --             --         1,530,319
   IHOP -
     Jacksonville, NC              10/12/00      06/25/01         47,442        1,367,919        --             --         1,415,361
   IHOP -
     Pueblo, CO                    10/12/00      06/19/01         91,901        1,296,394        --             --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA             03/28/01      06/29/01        210,654        1,256,197        --             --         1,466,851
   Jack in the Box -
     Manteca, CA                   05/14/01      06/11/01        236,673        1,432,260        --             --         1,668,934
   Jack in the Box -
     Austin, TX (9)                07/20/00      05/25/01             --         550,587         --             --           550,587



                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                     Original       improvements                    receipts over
                                     mortgage       closing and                          cash
                                     financing       soft costs                      expenditures
          Property                      (7)             (1)            Total             (19)
===============================      ==========    =============    ============    ===============
CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -

     Greenville, MI                     1,074,766        --           1,074,766             (198)
   Arby's -
     Cullman, AL                        1,001,853        --           1,001,853            8,373
   Arby's -
     Evansville, IN                     1,089,280        --           1,089,280           26,999
   Arby's -
     Youngstown, OH                       909,500        --             909,500            8,019
   Arby's -
     Union City, TN                     1,158,879        --           1,158,879           (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                       1,379,621        --           1,379,621           49,506
   Jack in the Box -
     Baton Rouge, LA                    1,483,542        --           1,483,542           80,121
   Jack in the Box -
     Burley, ID                           951,027        --             951,027           41,109
   Jack in the Box -
     Las Vegas, NV                      1,615,000        --           1,615,000           62,903
   Jack in the Box -
     Peoria, AZ                         1,254,037        --           1,254,037           53,180
   Jack in the Box -
     Cleburne, TX                       1,123,137        --           1,123,137           38,489
   Jack in the Box -
     Fresno, CA                           958,117        --             958,117           56,075
   Jack in the Box -
     Bakersfield, CA                      978,854        --             978,854           45,750
   Pizza Hut -
     Miami, FL                            589,199        --             589,199           44,786
   IHOP -
     Hiram, GA                          1,438,400        --           1,438,400           70,497
   IHOP -
     Jacksonville, NC                   1,371,599        --           1,371,599           92,458
   IHOP -
     Pueblo, CO                         1,303,550        --           1,303,550           85,560
   Jack in the Box -
     Bermuda Dunes, CA                  1,259,276        --           1,259,276           32,187
   Jack in the Box -
     Manteca, CA                        1,432,260        --           1,432,260           10,937
   Jack in the Box -
     Austin, TX (9)                       550,587        --             550,587               --

    Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========
CNL Funding 2001-A, LP (18)
    (Continued):
   IHOP -
     Littleton, CO                 12/28/00      07/20/01       141,982         1,860,395        --             --         2,002,377
   IHOP -
     Oklahoma City, OK             10/12/00      07/26/01       165,306         1,831,346        --             --         1,996,652
   Baker's Square -
     Anaheim, CA                   05/14/01      07/26/01       306,267         1,576,144        --             --         1,882,411
   Arby's -
     Southington, CT               07/21/00      07/27/01       125,178          908,371         --             --         1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                05/14/01      07/30/01       151,366          999,284         --             --         1,150,650
   IHOP -
     Shreveport, LA                10/12/00      08/03/01        87,476         1,450,490        --             --         1,537,966
   Baker's Square -
     Rohnert Park, CA              05/14/01      08/06/01       246,540         1,270,898        --             --         1,517,438
   Village Inn -
     Aurora, CO                    05/14/01      08/08/01        40,903         1,543,233        --             --         1,584,136
   Village Inn -
     Denver, CO                    05/14/01      08/08/01       142,900          880,551         --             --         1,023,451
   IHOP -
     Huntsville, AL                10/12/00      08/14/01        97,307         1,593,307        --             --         1,690,614
   Ruby Tuesday's -
     Orlando, FL                   05/30/00      08/17/01       156,571         1,598,221        --             --         1,754,792
   Pizza Hut -
     Miami, FL                     10/06/00      08/17/01        84,357          646,698         --             --           731,055
   IHOP -
     Statesboro, GA                10/12/00      08/21/01        68,915         1,072,888        --             --         1,141,803
   Village Inn -
     Tempe, AZ                     05/14/01      08/24/01       149,028         1,043,952        --             --         1,192,980
   IHOP -
     San Antonio, TX               12/28/00      08/27/01        76,227         1,594,606        --             --         1,670,833
   Jack in the Box -
     Coppell, TX                   03/28/01      08/29/01       170,623         1,608,077        --             --         1,778,700
   Village Inn -
     Denver, CO                    05/14/01      08/30/01       168,884         1,270,898        --             --         1,439,782
   TGI Friday's -
     Roseville, CA                 03/12/01      08/31/01       109,946         2,931,613        --             --         3,041,559
   Pizza Hut -
     Pembroke Pines, FL            10/06/00      08/31/01        52,912          397,968         --             --           450,880
   Village Inn -
     Ogden, UT                     05/14/01      09/18/01       146,763          907,784         --             --         1,054,547
   Pizza Hut -
     Key Largo, FL                 10/06/00      09/20/01        73,845          578,862         --             --           652,707
   Baker's Square -
     Hoffman Estates, IL           05/14/01      09/20/01       151,812         1,089,341        --             --         1,241,153
   Village Inn -
     Broomfield, CO                05/14/01      09/20/01       184,629         1,134,730        --             --         1,319,359



                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                        Original       improvements                    receipts over
                                        mortgage       closing and                          cash
                                        financing       soft costs                      expenditures
          Property                         (7)             (1)            Total             (19)
===============================         ==========    =============    ============    ===============

CNL Funding 2001-A, LP (18)
    (Continued):
   IHOP -
     Littleton, CO                      1,869,159          --            1,869,159           90,731
   IHOP -
     Oklahoma City, OK                  1,842,950          --            1,842,950          126,315
   Baker's Square -
     Anaheim, CA                        1,577,273          --            1,577,273           34,744
   Arby's -
     Southington, CT                      909,091          --              909,091           95,881
   Vicorp Village Inn -
     Scottsdale, AZ                     1,000,000          --            1,000,000           26,369
   IHOP -
     Shreveport, LA                     1,460,875          --            1,460,875          112,077
   Baker's Square -
     Rohnert Park, CA                   1,272,727          --            1,272,727           31,889
   Village Inn -
     Aurora, CO                         1,545,456          --            1,545,456           40,127
   Village Inn -
     Denver, CO                           881,818          --              881,818           28,503
   IHOP -
     Huntsville, AL                     1,604,715          --            1,604,715          128,194
   Ruby Tuesday's -
     Orlando, FL                        1,611,142          --            1,611,142          193,571
   Pizza Hut -
     Miami, FL                            650,000          --              650,000           70,642
   IHOP -
     Statesboro, GA                     1,078,800          --            1,078,800           94,429
   Village Inn -
     Tempe, AZ                          1,045,455          --            1,045,455           32,022
   IHOP -
     San Antonio, TX                    1,603,687          --            1,603,687           89,761
   Jack in the Box -
     Coppell, TX                        1,616,034          --            1,616,034           67,526
   Village Inn -
     Denver, CO                         1,272,727          --            1,272,727           33,045
   TGI Friday's -
     Roseville, CA                      2,949,827          --            2,949,827          141,497
   Pizza Hut -
     Pembroke Pines, FL                   400,000          --              400,000           37,304
   Village Inn -
     Ogden, UT                            909,091          --              909,091           34,339
   Pizza Hut -
     Key Largo, FL                        581,818          --              581,818           57,260
   Baker's Square -
     Hoffman Estates, IL                1,090,909          --            1,090,909           41,867
   Village Inn -
     Broomfield, CO                     1,136,364          --            1,136,364           43,611


        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Harrisonburg, VA              12/28/01       09/21/01      129,619         1,426,704       --              --         1,556,323
   Pizza Hut -
     Miami, FL                     10/06/00       09/21/01       95,727          710,011        --              --           805,738
   Jack in the Box -
     The Colony, TX                09/15/00       09/28/01       86,043         1,313,521       --              --         1,399,564
   IHOP -
     Birmingham, AL                10/12/00       10/12/01      178,092         1,362,594       --              --         1,540,686
   Village Inn -
     Naperville, IL                05/14/01       10/24/01      155,181         1,019,762       --              --         1,174,943
   Village Inn -
     Tucson, AZ                    05/14/01       10/25/01      178,784         1,133,069       --              --         1,311,853
   RT -
     Las Vegas, NV                 07/17/00       11/05/01      199,079         1,785,377       --              --         1,984,456
   Jack in the Box -
     Charlotte, NC                 08/28/00       11/08/01       62,882         1,282,493       --              --         1,345,375
   Bakers Square -
     Rolling Meadows, FL           05/14/01       11/27/01      123,563          928,427        --              --         1,051,990
   TGIF Friday's -
     Albuquerque, NM               01/08/01       12/14/01      137,493         2,401,376       --              --         2,538,869
   Bakers Square -
     Blaine, MN                    05/14/01       12/20/01        5,880         1,335,029       --              --         1,340,909
   Village Inn -
     Omaha, NE                     05/14/01       12/21/01      147,260         1,185,687       --              --         1,332,947
   Village Inn -
     Lincoln, NE                   05/14/01       12/19/01      148,006         1,040,870       --              --         1,188,876
   IHOP -
     Macon, GA                     12/28/00       12/10/01       28,518         1,246,710       --              --         1,275,228
   Bakers Square -
     Elk Grove, IL                 05/14/01       12/21/01      134,250          995,615        --              --         1,129,865
   Bakers Square -
     Gurnee, IL                    05/14/01       12/03/01      268,799         1,855,464       --              --         2,124,263
   Taco Cabana -
     Plugerville, TX               12/29/00       12/05/01       30,596         1,444,219       --              --         1,474,815
   Taco Cabana -
     Pasadena, TX                  12/29/00       12/05/01       20,240          955,406        --              --           975,646
   Taco Cabana -
     Austin, TX                    12/29/00       12/05/01       24,947         1,177,594       --              --         1,202,541
   Taco Cabana -
     Houston, TX #177              02/29/00       12/05/01       19,769          933,188        --              --           952,957
   Taco Cabana -
     Houston, TX #144              12/29/00       12/05/01       29,653         1,399,782       --              --         1,429,435
   Taco Cabana -
     San Antonio, TX               12/29/00       12/14/01       23,534         1,110,938       --              --         1,134,472
   Taco Cabana -
     Houston, TX                   12/29/00       12/14/01       28,242         1,333,125       --              --         1,361,367



                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                        Original       improvements                    receipts over
                                        mortgage       closing and                          cash
                                        financing       soft costs                      expenditures
          Property                         (7)             (1)            Total             (19)
===============================         ==========    =============    ============    ===============
CNL Funding 2001-A, LP (18)

  (Continued):
   IHOP -
     Harrisonburg, VA                   1,434,579           --           1,434,579            99,922
   Pizza Hut -
     Miami, FL                            713,636           --             713,636            58,013
   Jack in the Box -
     The Colony, TX                     1,332,122           --           1,332,122           131,045
   IHOP -
     Birmingham, AL                     1,370,975           --           1,370,975           135,065
   Village Inn -
     Naperville, IL                     1,022,727           --           1,022,727            42,657
   Village Inn -
     Tucson, AZ                         1,136,364           --           1,136,364            47,518
   RT -
     Las Vegas, NV                      1,800,000           --           1,800,000            55,017
   Jack in the Box -
     Charlotte, NC                      1,308,411           --           1,308,411           146,378
   Bakers Square -
     Rolling Meadows, FL                  931,818           --             931,818            47,329
   TGIF Friday's -
     Albuquerque, NM                    2,430,996           --           2,430,996           141,808
   Bakers Square -
     Blaine, MN                         1,340,909           --           1,340,909            80,287
   Village Inn -
     Omaha, NE                          1,190,909           --           1,190,909            71,306
   Village Inn -
     Lincoln, NE                        1,045,455           --           1,045,455            62,597
   IHOP -
     Macon, GA                          1,258,065           --           1,258,065           109,912
   Bakers Square -
     Elk Grove, IL                      1,000,000           --           1,000,000            59,875
   Bakers Square -
     Gurnee, IL                         1,863,636           --           1,863,636           111,586
   Taco Cabana -
     Plugerville, TX                    1,474,815           --           1,474,815           131,766
   Taco Cabana -
     Pasadena, TX                         975,646           --             975,646            87,168
   Taco Cabana -
     Austin, TX                         1,202,541           --           1,202,541           107,440
   Taco Cabana -
     Houston, TX #177                     952,957           --             952,957            85,140
   Taco Cabana -
     Houston, TX #144                   1,429,435           --           1,429,435           127,711
   Taco Cabana -
     San Antonio, TX                    1,134,472           --           1,134,472           101,358
   Taco Cabana -
     Houston, TX                        1,361,367           --           1,361,367           121,630

       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========
CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                   12/29/00      01/04/02     1,179,851         1,153,066       --              --         2,332,917
   Taco Cabana -
     Austin, TX                    12/29/00      01/04/02     1,107,245         1,082,108       --              --         2,189,353
   Bakers Square -
     Normal, IL                    05/14/01      01/09/02     1,658,260         1,469,683       --              --         3,127,943
   IHOP -
     Nacogdoches, TX               12/28/00      01/18/02     1,494,210         1,388,437       --              --         2,882,647
   IHOP -
     McAllen, TX                   12/28/00      02/15/02     1,548,521         1,427,813       --              --         2,976,334
   Pizza Hut -
     Dania, FL                     10/06/00      2/19/02        333,812          292,892        --              --           626,704
   Jack in the Box -
     Plano, TX                     09/25/01      02/26/02     1,867,493         1,719,706       --              --         3,587,199
   IHOP -
     Kennewick, WA                 12/20/01      02/27/02     1,779,334         1,626,400       --              --         3,405,734
   Jack in the Box -
     Stephenville, TX              03/28/01      02/28/02     1,508,567         1,344,498       --              --         2,853,065
   Village Inn -
     Coralville, IA                05/14/01      02/28/02     1,230,046         1,070,921       --              --         2,300,967
   Taco Cabana -
     San Antonio, TX               12/29/00      03/05/02     1,247,920         1,214,659       --              --         2,462,579
   Jack in the Box -
     San Antonio, TX               09/26/01      03/06/02     1,578,322         1,442,978       --              --         3,021,300
   Krystal -
     Rincon, GA                    09/15/00      03/11/02     1,072,800         1,015,712       --              --         2,088,512
   Village Inn -
     Davenport, IA                 05/14/01      03/15/02     1,401,481         1,219,097       --              --         2,620,578
   Jack in the Box
     Katy, TX                      09/25/01      03/18/02     1,499,170         1,376,098       --              --         2,875,268
   IHOP -
     Albuquerque, NM               10/29/01      03/19/02     1,821,676         1,660,447       --              --         3,482,123
   IHOP -
     Lafayette, LA                 12/28/00      03/19/02     1,636,540         1,548,629       --              --         3,185,169
   Jack in the Box -
     Round Rock, TX                09/19/00      03/20/02     1,361,104         1,226,470       --              --         2,587,574
   Jack in the Box -
     Concord, NC                   07/07/00      03/22/02     1,422,410         1,296,102       --              --         2,718,512
   Jack in the Box -
     Cedar Hill, TX                12/20/01      03/22/02     1,509,211         1,388,773       --              --         2,897,984
   IHOP -
     Brownsville, TX               12/28/00      03/28/02     1,544,680         1,456,628       --              --         3,001,308
   IHOP -
     San Marco, TX                 12/20/01      03/28/02     1,665,800         1,509,200       --              --         3,175,000
   Bakers Square -
     Maple Grove, MN               05/14/01      03/29/02     1,554,629         1,354,552       --              --         2,909,181



                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                        Original       improvements                    receipts over
                                        mortgage       closing and                          cash
                                        financing       soft costs                      expenditures
          Property                         (7)             (1)            Total             (19)
===============================         ==========    =============    ============    ===============
CNL Funding 2001-A, LP (18)

  (Continued):
   Taco Cabana -
     Houston, TX                        1,179,852           --          1,179,852          26,766
   Taco Cabana -
     Austin, TX                         1,107,246           --          1,107,246          25,119
   Bakers Square -
     Normal, IL                         1,477,273           --          1,477,273           6,796
   IHOP -
     Nacogdoches, TX                    1,401,869           --          1,401,869          15,380
   IHOP -
     McAllen, TX                        1,443,318           --          1,443,318          18,025
   Pizza Hut -
     Dania, FL                            295,455           --            295,455           5,279
   Jack in the Box -
     Plano, TX                          1,728,972           --          1,728,972          14,854
   IHOP -
     Kennewick, WA                      1,627,500           --          1,627,500           2,842
   Jack in the Box -
     Stephenville, TX                   1,361,617           --          1,361,617          19,729
   Village Inn -
     Coralville, IA                     1,077,273           --          1,077,273           8,156
   Taco Cabana -
     San Antonio, TX                    1,247,920           --          1,247,920          34,289
   Jack in the Box -
     San Antonio, TX                    1,456,085           --          1,456,085          11,979
   Krystal -
     Rincon, GA                         1,028,215           --          1,028,215          21,369
   Village Inn -
     Davenport, IA                      1,227,273           --          1,227,273           8,905
   Jack in the Box
     Katy, TX                           1,385,410           --          1,385,410          12,373
   IHOP -
     Albuquerque, NM                    1,664,998           --          1,664,998           4,653
   IHOP -
     Lafayette, LA                      1,566,820           --          1,566,820          20,424
   Jack in the Box -
     Round Rock, TX                     1,257,009           --          1,257,009          40,447
   Jack in the Box -
     Concord, NC                        1,331,738           --          1,331,738          46,935
   Jack in the Box -
     Cedar Hill, TX                     1,392,479           --          1,392,479           5,497
   IHOP -
     Brownsville, TX                    1,471,963           --          1,471,963          18,921
   IHOP -
     San Marco, TX                      1,511,250           --          1,511,250           2,990
   Bakers Square -
     Maple Grove, MN                    1,363,636           --          1,363,636          10,198



      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------
                                                                                             Purchase
                                                                                              money
                                                                                             mortgage      Adjustments
                                                                 Cash           Mortgage       taken        resulting
                                                             received net        balance       back           from
                                     Date        Date of     of closing          at time        by         application
            Property               Acquired        Sale           costs          of sale      program        of GAAP         Total
=============================      ========      ========    =============      =========    =========     ===========   ===========
CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                     12/28/00       04/05/02     1,516,968         1,433,491       --             --         2,950,459
   Home Town Buffet -
     Visalia, CA                   12/28/01       04/10/02     2,739,205         2,409,694       --             --         5,148,899
   TB/KFC
     Gun Barrel City, TX           10/31/00       04/19/02       952,006          922,295        --             --         1,874,301
   Tahoe Joes
     Roseville, CA                 12/28/01       04/23/02     3,380,332         2,965,855       --             --         6,346,187
   Old Country Buffet
     Glendale, AZ                  12/28/01       04/25/02     2,065,108         1,818,524       --             --         3,883,632
   Home Town Buffet
     Temecula, CA                  12/28/01       04/26/02     2,299,308         2,000,577       --             --         4,299,884
   Village Inn
     Johnston, IA                  05/14/01       04/29/02       933,565          812,100        --             --         1,745,665
   Old Country Buffet
     Woodbury, MN                  12/28/01       04/29/02     1,792,378         1,600,461       --             --         3,392,839
   Bakers Square -
     Orland Park, IL               05/14/01       04/30/02     2,232,482         1,940,017       --             --         4,172,499
   Pizza-Hut
     Oakland Park, FL              10/06/00       05/03/02       735,910          652,145        --             --         1,388,055
   Jack in the Box
     Magnolia, TX                  08/30/01       05/03/02     1,347,135         1,245,406       --             --         2,592,541
   IHOP -
     Westminister, CO              12/20/01       05/03/02     2,060,953         1,831,730       --             --         3,892,683
   Jack in the Box -
     Baton Rouge, LA               12/20/01       05/03/02     1,591,284         1,405,359       --             --         2,996,643
   Village Inn
     Roy, UT                       05/14/01       05/06/02     1,075,575          933,183        --             --         2,008,758
   Home Town Buffet -
     Loma Linda, CA                12/28/01       05/07/02     3,493,621         3,046,175       --             --         6,539,796
   Home Town Buffet -
     Champaign, IL                 12/28/01       05/08/02     1,964,259         1,768,682       --             --         3,732,941
   Jack in the Box -
     Baytown, TX                   09/19/00       05/10/02     1,249,196         1,141,081       --             --         2,390,277
   IHOP -
     Norman, OK                    10/12/00       05/13/02     1,773,886         1,554,570       --             --         3,328,456
   IHOP -
     Rockford, IL                  12/20/01       05/15/02     1,794,561         1,646,238       --             --         3,440,799
   Rio Bravo -
     Fayetteville, AR              06/29/00       05/17/02     1,318,381         1,171,240       --             --         2,489,621
   Bakers Square -
     Onalaska, WI                  05/14/01       05/17/02     1,043,860          924,167        --             --         1,968,027
   Ruby Tuesday -
     University Place, WA          08/23/00       05/31/02     1,707,844         1,574,504       --             --         3,282,348
   Pizza Hut -
     Pembroke Pines, FL            10/06/00       05/31/02       380,495          359,803        --             --           740,298


                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                     ----------------------------------------------
                                                         Total                           Excess
                                                      acquisition                      (deficiency)
                                                         cost,                         of property
                                                        capital                       operating cash
                                        Original       improvements                    receipts over
                                        mortgage       closing and                          cash
                                        financing       soft costs                      expenditures
          Property                         (7)             (1)            Total             (19)
===============================         ==========    =============    ============    ===============
CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                          1,451,613             --         1,451,613          19,833

   Home Town Buffet -
     Visalia, CA                        2,409,000             --         2,409,000            (773)
   TB/KFC
     Gun Barrel City, TX                  931,818             --           931,818          17,313
   Tahoe Joes
     Roseville, CA                      2,965,000             --         2,965,000          (1,077)
   Old Country Buffet
     Glendale, AZ                       1,818,000             --         1,818,000          (1,856)
   Home Town Buffet
     Temecula, CA                       2,000,000             --         2,000,000            (746)
   Village Inn
     Johnston, IA                         818,182             --           818,182           6,761
   Old Country Buffet
     Woodbury, MN                       1,600,000             --         1,600,000            (612)
   Bakers Square -
     Orland Park, IL                    1,954,545             --         1,954,545          16,742
   Pizza-Hut
     Oakland Park, FL                     659,091             --           659,091           6,512
   Jack in the Box
     Magnolia, TX                       1,260,198             --         1,260,198          13,660
   IHOP -
     Westminister, CO                   1,836,750             --         1,836,750           5,100
   Jack in the Box -
     Baton Rouge, LA                    1,412,154             --         1,412,154           7,539
   Village Inn
     Roy, UT                              940,909             --           940,909           8,152
   Home Town Buffet -
     Loma Linda, CA                     3,045,000             --         3,045,000            (619)
   Home Town Buffet -
     Champaign, IL                      1,768,000             --         1,768,000            (848)
   Jack in the Box -
     Baytown, TX                        1,173,149             --         1,173,149          40,830
   IHOP -
     Norman, OK                         1,577,745             --         1,577,745          51,274
   IHOP -
     Rockford, IL                       1,650,750             --         1,650,750           5,243
   Rio Bravo -
     Fayetteville, AR                   1,200,000             --         1,200,000          39,827
   Bakers Square -
     Onalaska, WI                         931,818             --           931,818           8,241
   Ruby Tuesday -
     University Place, WA               1,590,909             --         1,590,909          40,555
   Pizza Hut -
     Pembroke Pines, FL                   363,636             --           363,636          13,021

         Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                                received net  balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ ============== ========== ========== ============ ==============
CNL Funding 2001-A, LP (18)
  (Continued):
   Pizza Hut -
     N. Miami, FL                     10/06/00     05/31/02      282,519       267,154        --        --           549,673
   Bakers Square -
     Rochester, MN                    05/14/01     05/31/02    1,525,200     1,352,440        --        --         2,877,640
   Bakers Square -
     Stillwater, MN                   05/14/01     05/31/02    1,133,136       991,789        --        --         2,124,925
   Home Town Buffet -
     Louisville, KY                   12/28/01     05/31/02    1,700,470     1,500,579        --        --         3,201,049
   Old Country Buffet -
     Mesa, AZ                         12/28/01     06/03/02    2,421,648     2,115,024        --        --         4,536,672
   IHOP -
     Shreveport, LA                   10/12/00     06/04/02    1,850,808     1,643,127        --        --         3,493,935
   IHOP -
     Jonesboro, AR                    10/12/00     06/05/02    1,480,800     1,328,505        --        --         2,809,305
   Taco Cabana -
     Dallas, Texas                    12/29/00     06/06/02    1,021,026       987,667        --        --         2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737           12/28/01     06/13/02    1,592,205     1,455,705        --        --         3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                12/28/01     06/13/02    2,160,510     1,955,947        --        --         4,116,457
   Jack in the Box -
     Corsicana, TX                    06/30/00     06/14/02    1,153,488     1,083,639        --        --         2,237,127
   Ruby Tuesday
     Port Lucie, FL                   06/06/00     06/14/02    1,702,571     1,583,384        --        --         3,285,955
   Bakers Square -
     Bradley, IL                      05/14/01     06/20/02    1,765,990     1,509,030        --        --         3,275,020
   IHOP -
     Evansville, IN                   03/29/02     06/20/02    1,635,890     1,469,696        --        --         3,105,586
   IHOP -
     Buford, GA                       03/29/02     06/20/02    1,892,911     1,679,961        --        --         3,572,872
   Taco Cabana -
     San Antonio, TX #107             12/29/00     06/26/02      887,111       921,822        --        --         1,808,933
   Taco Cabana -
     Universal City, TX               12/29/00     06/26/02    1,034,963     1,075,459        --        --         2,110,422
   Taco Cabana -
     Austin, TX                       12/29/00     06/26/02    1,394,031     1,448,578        --        --         2,842,609
   Taco Cabana -
     San Antonio, TX #130             12/29/00     06/26/02    1,330,666     1,382,733        --        --         2,713,399
   Taco Cabana -
     Dallas, TX #136                  12/29/00     06/26/02    1,136,347     1,180,810        --        --         2,317,157
   Taco Cabana -
     Houston, TX #143                 12/29/00     06/26/02    1,203,936     1,251,044        --        --         2,454,980
   Taco Cabana -
     San Antonio, TX #158             12/29/00     06/26/02    1,275,750     1,325,668        --        --         2,601,418
   Taco Cabana -
     Schertz, TX                      12/29/00     06/26/02    1,030,738     1,071,069        --        --         2,101,807



                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------

                                                   Total                        Excess
                                                acquisition                  (deficiency)
                                                   cost,                     of property
                                                 capital                    operating cash
                                     Original   improvements                 receipts over
                                     mortgage    closing and                     cash
                                    financing    soft costs                 expenditures
          Property                     (7)          (1)          Total           (19)
==================================  ==========  ============  ============  ==============

CNL Funding 2001-A, LP (18)

  (Continued):
   Pizza Hut -
     N. Miami, FL                      270,000       --           270,000           5,191
   Bakers Square -
     Rochester, MN                   1,363,636       --         1,363,636          12,750
   Bakers Square -
     Stillwater, MN                  1,000,000       --         1,000,000           9,350
   Home Town Buffet -
     Louisville, KY                  1,500,000       --         1,500,000            (726)
   Old Country Buffet -
     Mesa, AZ                        2,114,000       --        2,1114,000          (1,045)
   IHOP -
     Shreveport, LA                  1,663,150       --         1,663,150          33,799
   IHOP -
     Jonesboro, AR                   1,348,500       --         1,348,500          56,238
   Taco Cabana -
     Dallas, Texas                   1,021,026       --         1,021,026          27,228
   HomeTown Buffet -
     Oklahoma City, OK #737          1,455,000       --         1,455,000          (1,031)
   HomeTown Buffet -
     Oklahoma City, OK               1,955,000       --         1,955,000            (767)
   Jack in the Box -
     Corsicana, TX                   1,118,650       --         1,118,650          52,045
   Ruby Tuesday
     Port Lucie, FL                  1,607,399       --         1,607,399          12,328
   Bakers Square -
     Bradley, IL                     1,522,727       --         1,522,727          15,133
   IHOP -
     Evansville, IN                  1,471,963       --         1,471,963           2,753
   IHOP -
     Buford, GA                      1,682,243       --         1,682,243           2,729
   Taco Cabana -
     San Antonio, TX #107              952,957       --           952,957          33,569
   Taco Cabana -
     Universal City, TX              1,111,783       --         1,111,783          39,164
   Taco Cabana -
     Austin, TX                      1,497,504       --         1,497,504          52,752
   Taco Cabana -
     San Antonio, TX #130            1,429,436       --         1,429,436          50,354
   Taco Cabana -
     Dallas, TX #136                 1,220,693       --         1,220,693          38,129
   Taco Cabana -
     Houston, TX #143                1,293,299       --         1,293,299          45,558
   Taco Cabana -
     San Antonio, TX #158            1,370,443       --         1,370,443          76,694
   Taco Cabana -
     Schertz, TX                     1,107,246       --         1,107,246          39,004

   Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                                received net  balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                      12/29/00     06/26/02    1,351,748     1,404,681      --        --         2,756,429
   Taco Cabana -
     Houston, TX #174                 12/29/00     06/26/02      908,233      943,770       --        --         1,852,003
   Taco Cabana -
     Katy, TX                         12/29/00     06/26/02    1,030,738     1,071,069      --        --         2,101,807
   Taco Cabana -
     Arlington, TX                    12/29/00     06/26/02      992,719     1,031,563      --        --         2,024,282
   Taco Cabana -
     Houston, TX #241                 12/29/00     06/26/02    1,269,414     1,319,084      --        --         2,588,498
   Taco Cabana -
     Denton, TX                       12/29/00     06/26/02    1,136,347     1,180,810      --        --         2,317,157
   Baker Square -
     Bolingbrook, IL                  05/14/01     06/28/02    1,911,305     1,621,644      --        --         3,532,949
   IHOP -
     Harlingen, TX                    09/28/01     06/28/02    1,780,269     1,611,009      --        --         3,391,278
   Old Country Buffet -
     Madison, WI                      12/28/01     06/28/02    2,325,120     2,092,013      --        --         4,417,133
   HomeTown Buffet -
     Wichita, KS                      12/28/01     06/28/02    2,225,704     2,000,969      --        --         4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                12/28/01     06/28/02    1,972,429     1,818,880      --        --         3,791,309
   IHOP -
     Rocky Mount, NC                  10/12/00     06/28/02    1,578,350     1,504,517      --        --         3,082,867
   JIB -
     Hickory, NC                      03/28/01     06/28/02    1,651,770     1,455,112      --        --         3,106,882
   HomeTown Buffet -
     Louisville, KY                   12/28/01     06/28/02    1,258,853     1,145,554      --        --         2,404,407
   Old Country Buffet -
     Franklin, OH                     12/28/01     06/28/02    1,448,568     1,318,638      --        --         2,767,206
   Pizza Hut -
     El Reno, OK                      01/18/02     06/28/02      419,270      367,573       --        --           786,843
   Bakers Square -
     Mt. Prospect, IL                 05/14/01     07/02/02    2,192,978     1,914,440      --        --         4,107,418
   Old Country Buffet -
     Onalaska, WI                     12/28/01     07/10/02    1,602,511     1,455,705      --        --         3,058,216
   Pizza Hut -
     Taylor, TX                       01/25/02     07/11/02      295,390      251,186       --        --           546,576
   IHOP -
     Cathedral City, CA               03/29/02     07/18/02    1,759,896     1,506,263      --        --         3,266,159
   Jack in the Box -
     Shelby, NC                       09/19/00     07/19/02    1,413,282     1,282,602      --        --         2,695,884
   Jack in the Box -
     Simpsonville, SC                 09/26/01     07/19/02    1,587,630     1,485,174      --        --         3,072,804
   Old Country Buffet -
     Cincinnati, OH                   12/28/01     07/22/02    1,116,247      975,569       --        --         2,091,816




                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                   --------------------------------------
                                                   Total                        Excess
                                                acquisition                  (deficiency)
                                                   cost,                     of property
                                                 capital                    operating cash
                                     Original   improvements                 receipts over
                                     mortgage    closing and                     cash
                                    financing    soft costs                 expenditures
          Property                     (7)          (1)          Total           (19)
================================    ==========  ============   ==========    ============
CNL Funding 2001-A, LP (18)

  (Continued):
   Taco Cabana -
     Houston, TX                    1,452,125       --         1,452,125          51,153
   Taco Cabana -
     Houston, TX #174                 975,647       --           975,647          34,369
   Taco Cabana -
     Katy, TX                       1,107,246       --         1,107,246          21,178
   Taco Cabana -
     Arlington, TX                  1,066,404       --         1,066,404          28,981
   Taco Cabana -
     Houston, TX #241               1,363,637       --         1,363,637          48,036
   Taco Cabana -
     Denton, TX                     1,220,693       --         1,220,693          43,001
   Baker Square -
     Bolingbrook, IL                1,636,364       --         1,636,364          16,147
   IHOP -
     Harlingen, TX                  1,619,998       --         1,619,998          (1,134)
   Old Country Buffet -
     Madison, WI                    2,091,000       --         2,091,000          (1,199)
   HomeTown Buffet -
     Wichita, KS                    2,000,000       --         2,000,000          (1,147)
   Old Country Buffet -
     Mechanicsburg, PA              1,818,000       --         1,818,000          (1,523)
   IHOP -
     Rocky Mount, NC                1,528,300       --         1,528,300          33,625
   JIB -
     Hickory, NC                    1,481,564       --         1,481,564          28,329
   HomeTown Buffet -
     Louisville, KY                 1,145,000       --         1,145,000            (660)
   Old Country Buffet -
     Franklin, OH                   1,318,000       --         1,318,000            (760)
   Pizza Hut -
     El Reno, OK                      368,764       --           368,764           1,591
   Bakers Square -
     Mt. Prospect, IL               1,931,818       --         1,931,818          19,310
   Old Country Buffet -
     Onalaska, WI                   1,455,000       --         1,455,000          (1,020)
   Pizza Hut -
     Taylor, TX                       252,000       --           252,000           1,112
   IHOP -
     Cathedral City, CA             1,509,346       --         1,509,346           3,182
   Jack in the Box -
     Shelby, NC                     1,322,836       --         1,322,836          50,638
   Jack in the Box -
     Simpsonville, SC               1,503,608       --         1,503,608          21,487
   Old Country Buffet -
     Cincinnati, OH                   975,000       --           975,000            (821)


      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                               received net   balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ =============  ========== =========  ============ ==============

CNL Funding 2001-A, LP (18)
  (Continued):
   OCB -
     Bourbonnais, IL                  12/28/01     07/23/02    1,401,789    1,273,743       --        --         2,675,532
   HomeTown Buffet -
     Rockford, IL                     12/28/01     07/23/02    2,534,814    2,274,326       --        --         4,809,140
   Pizza-Hut -
     Belton, TX                       01/25/02     07/24/02      724,812     615,776        --        --         1,340,588
   IHOP -
     Covington, LA                    03/29/02     07/26/02    1,939,187    1,716,670       --        --         3,655,857
   IHOP -
     Flourissant, MO                  03/29/02     07/30/02    1,699,850    1,548,233       --        --         3,248,083
   Jack in the Box -
     Rock Hill, SC                    09/15/00     08/05/02    1,250,338    1,143,510       --        --         2,393,848
   Jack in the Box -
     Greer, SC                        09/25/01     08/05/02    1,565,361    1,454,109       --        --         3,019,470
   Jack in the Box -
     Conroe, TX                       09/15/00     08/09/02    1,556,376    1,412,719       --        --         2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                01/18/02     08/13/02      649,092      550,444       --        --         1,199,536
   Jack in the Box -
     Greenville, SC                   09/25/01     08/16/02    1,647,054    1,530,054       --        --         3,177,108
   Bakers Square -
     Eau Claire, WI                   05/14/01     08/20/02    1,359,362    1,169,094       --        --         2,528,456
   Bakers Square -
     Springfield, IL                  05/14/01     08/20/02    1,230,330    1,079,164       --        --         2,309,494
   Old Country Buffet -
     Mankato, MN                      12/28/01     08/20/02    1,816,605    1,637,118       --        --         3,453,723
   Jack in the Box -
     Baton Rouge, LA                  08/23/00     08/22/02    1,207,920    1,127,994       --        --         2,335,914
   TB/KFC -
     Center, TX                       10/31/00     08/30/02      868,185      852,554       --        --         1,720,739
   IHOP -
     Shawnee, OK                      12/20/01     08/30/02    1,579,070    1,434,527       --        --         3,013,597
   HomeTown Buffet -
     Medford, OR                      02/15/02     09/05/02    2,800,571    2,410,406       --        --         5,210,977
   HomeTown Buffet -
     Manchester, CT                   12/28/01     09/13/02    1,945,681    1,774,390       --        --         3,720,071
   Jack in the Box -
     Kilgore, TX                      06/27/02     09/18/02    1,188,992    1,093,811       --        --         2,282,803
   IHOP -
     Bristol, VA                      12/28/00     09/20/02    1,432,612    1,350,001       --        --         2,782,613
   Bakers Square -
     Akron, OH                        05/14/01     09/27/02    1,501,502    1,257,883       --        --         2,759,385
   Texas Roadhouse -
     Peoria, IL                       06/25/02     09/30/02    2,550,000    2,127,261       --        --         4,677,261
   Jack in the Box -
     Mesa, AZ                         06/27/02     10/04/02    1,678,254    1,475,706       --        --         3,153,960


                                          Cost of Properties
                                        Including Closing and
                                              Soft Costs
                                 -------------------------------------
                                                Total                        Excess
                                             acquisition                  (deficiency)
                                                cost,                     of property
                                               capital                   operating cash
                                  Original   improvements                 receipts over
                                  mortgage    closing and                     cash
                                 financing    soft costs                 expenditures
          Property                  (7)          (1)          Total           (19)
============================     ==========  ============   ==========   ==============

CNL Funding 2001-A, LP (18)

  (Continued):
   OCB -
     Bourbonnais, IL              1,273,000       --         1,273,000          (1,087)
   HomeTown Buffet -
     Rockford, IL                 2,273,000       --         2,273,000          (1,941)
   Pizza-Hut -
     Belton, TX                     618,282       --           618,282           2,875
   IHOP -
     Covington, LA                1,720,183       --         1,720,183           2,971
   IHOP -
     Flourissant, MO              1,551,402       --         1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                1,181,275       --         1,181,275          46,288
   Jack in the Box -
     Greer, SC                    1,474,257       --         1,474,257          22,417
   Jack in the Box -
     Conroe, TX                   1,459,375       --         1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)              553,145       --           553,145           3,009
   Jack in the Box -
     Greenville, SC               1,551,255       --         1,551,255          24,584
   Bakers Square -
     Eau Claire, WI               1,181,818       --         1,181,818          13,617
   Bakers Square -
     Springfield, IL              1,090,909       --         1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                  1,636,000       --         1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA              1,167,135       --         1,167,135          48,323
   TB/KFC -
     Center, TX                     863,636       --           863,636          10,412
   IHOP -
     Shawnee, OK                  1,441,500       --         1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                  2,409,000       --         2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT               1,773,000       --         1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                  1,097,200       --         1,097,200           4,625
   IHOP -
     Bristol, VA                  1,373,272       --         1,373,272          25,525
   Bakers Square -
     Akron, OH                    1,272,727       --         1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                   2,134,177       --         2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                     1,482,598       --         1,482,598           7,435



       Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------


                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                                received net  balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ ============== ========== ========== ============ ==============
CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                     01/18/02     11/06/02      432,906       366,030      --        --           798,936
   Ruby Tuesday -
     Angola, IN                       07/01/01     11/08/02    1,499,694     1,415,770      --        --         2,915,464
   Krystals -
     Pelham, AL                       09/15/00     11/14/02    1,013,642       910,619      --        --         1,924,261
   HomeTown Buffets -
     Hilliard, OH                     12/28/01     11/22/02    1,816,424     1,615,595      --        --         3,432,019
   IHOP -
     Enid, OK                         09/28/01     12/05/02    1,537,046     1,323,224      --        --         2,860,270
   IHOP -
     Kansas City, MO                  03/29/02     12/05/02    1,719,949     1,500,970      --        --         3,220,919
   Perkins -
     Millington, TN                   05/24/02     12/06/02    1,274,829     1,111,111      --        --         2,385,940
   Perkins -
     Mankato, MN                      09/13/02     12/10/02    1,373,747     1,193,299      --        --         2,567,046
   Ruby Tuesday -
     Island Park, NY                  02/27/01     12/18/02    1,882,592     1,782,108      --        --         3,664,700
   Pizza Hut -
     Woodville, TX                    01/18/02     12/19/02      392,396       351,085      --        --           743,481
   Krystals -
     Trenton, GA                      09/15/00     12/20/02    1,027,940       896,970      --        --         1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                       05/15/01     08/17/01      163,730     1,076,685      --        --         1,240,414
   Jack in the Box -
     St. George, UT                   07/12/01     12/04/01      231,916     1,580,962      --        --         1,812,878
   Jack in the Box -
     Pumpkin Center, CA               08/30/02     11/09/01      128,563     1,206,531      --        --         1,335,094
   Black Angus -
     Las Vegas, NV                    10/11/01     11/19/01      545,658     2,675,155      --        --         3,220,813
   Jack in the Box -
     Harrington, TX                   05/31/01     11/29/01      144,639     1,280,652      --        --         1,430,291
   Black Angus -
     Phoenix, AZ                      08/02/01     03/29/02    2,271,337     1,962,499      --        --         4,233,836
   Black Angus -
     Goodyear, AZ                     07/23/01     05/01/02    2,161,317     1,855,849      --        --         4,017,166
   Jack in the Box -
     Charlotte, NC                    08/30/01     06/14/02    1,603,500     1,450,809      --        --         3,054,309
   Jack in the Box -
     Baton Rouge, LA                  08/30/01     07/12/02    1,225,654     1,145,280      --        --         2,370,934
   Jack in the Box -
     Lake Zurich, IL                  09/26/01     12/20/02    2,655,920     2,215,642      --        --         4,871,562
   Bennigans -
     Killeen, TX                      08/07/01     12/30/02    2,182,142     1,897,117      --        --         4,079,259

                                               Cost of Properties
                                             Including Closing and
                                                   Soft Costs
                                      -------------------------------------
                                                     Total                        Excess
                                                  acquisition                  (deficiency)
                                                     cost,                     of property
                                                   capital                    operating cash
                                      Original    improvements                 receipts over
                                      mortgage     closing and                     cash
                                     financing     soft costs                 expenditures
          Property                      (7)           (1)          Total           (19)
============================         ==========   ============   ==========    ============

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                        368,764       --           368,764           2,914
   Ruby Tuesday -
     Angola, IN                        1,426,713       --         1,426,713          29,521
   Krystals -
     Pelham, AL                          928,108       --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                      1,614,000       --         1,614,000          (1,717)
   IHOP -
     Enid, OK                          1,336,499       --         1,336,499           4,742
   IHOP -
     Kansas City, MO                   1,509,346       --         1,509,346           8,575
   Perkins -
     Millington, TN                    1,111,111       --         1,111,111             756
   Perkins -
     Mankato, MN                       1,193,299       --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                   1,800,000       --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                       354,013       --           354,013           3,077
   Krystals -
     Trenton, GA                         915,294       --           915,294          26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                        1,078,143       --         1,078,143          27,638
   Jack in the Box -
     St. George, UT                    1,588,785       --         1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                1,210,280       --         1,210,280          22,265
   Black Angus -
     Las Vegas, NV                     2,675,155       --         2,675,155          31,169
   Jack in the Box -
     Harrington, TX                    1,285,047       --         1,285,047          68,509
   Black Angus -
     Phoenix, AZ                       1,967,245       --         1,967,245          13,445
   Black Angus -
     Goodyear, AZ                      1,862,193       --         1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                     1,467,708       --         1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                   1,160,007       --         1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                   2,246,512       --         2,246,512          39,380
   Bennigans -
     Killeen, TX                       1,925,583       --         1,925,583          31,785


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                                received net  balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                09/25/02     09/25/02    1,096,799           --        --        --         1,096,799
   Burger King -
     Jackson, MI (8)                  09/25/02     09/25/02      958,464           --        --        --           958,464
   IHOP -
     Buffalo Grove, IL (8)            09/25/02     09/25/02    1,591,656           --        --        --         1,591,656
   Arby's-Lee's
     Summit, MO (8)                   09/25/02     09/25/02      956,778           --        --        --           956,778
   Krispy Kreme -
     Clive, IA (8)                    09/25/02     09/25/02      719,193           --        --        --           719,193
   Boston Market
     Eden Prairie, MN (8)             09/25/02     09/25/02    1,096,256           --        --        --         1,096,256
   Denny's -
     Glenwood Springs, CO             09/25/02     09/30/02      795,710      724,289        --        --         1,519,999
   JIB -
     Apple Valley, CA                 09/25/02     10/29/02    1,321,825    1,125,979        --        --         2,447,804
   Jack in the Box -
     Calexico, CA                     09/25/02     11/08/02    1,648,680    1,380,933        --        --         3,029,613
   IHOP -
     Smyrna, GA                       09/25/02     11/15/02    1,745,706    1,487,570        --        --         3,233,276
   IHOP -
     Las Vegas, NV                    09/25/02     11/19/02    1,757,708    1,532,903        --        --         3,290,611
   Arby's -
     Lafayette, IN                    09/25/02     11/21/02    1,375,742    1,233,489        --        --         2,609,231
   JIB -
     Pomona, CA                       09/25/02     12/06/02    1,487,290    1,256,692        --        --         2,743,982
   IHOP -
     Bend, OR                         09/25/02     12/10/02    1,531,730    1,335,109        --        --         2,866,839
   JIB -
     Woodinville, WA                  09/25/02     12/12/02    1,655,360    1,416,445        --        --         3,071,805
   IHOP -
     Chico, CA                        09/25/02     12/16/02    1,941,672    1,704,094        --        --         3,645,766
   IHOP -
     Phoenix, AZ                      09/25/02     12/16/02    1,678,713    1,421,205        --        --         3,099,918
   Denny's -
     Grand Prairie, TX                09/25/02     12/18/02      808,300      641,605        --        --         1,449,905
   JIB -
     Stockton, CA                     09/25/02     12/19/02    1,318,360    1,194,990        --        --         2,513,350
   JIB -
     Altadena, CA                     09/25/02     12/19/02    1,807,332    1,568,973        --        --         3,376,305
   IHOP -
     Madera, CA                       09/25/02     12/20/02    1,738,750    1,517,381        --        --         3,256,131
   JIB -
     Los Angeles, CA                  09/25/02     12/20/02    1,722,484    1,440,875        --        --         3,163,359
   Stone Grill -
     Henderson, NV                    09/25/02     12/20/02      444,977      315,790        --        --           760,767


                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                     -------------------------------------
                                                  Total                        Excess
                                               acquisition                  (deficiency)
                                                  cost,                     of property
                                                 capital                    operating cash
                                   Original    improvements                 receipts over
                                   mortgage     closing and                     cash
                                  financing     soft costs                 expenditures
          Property                   (7)           (1)          Total           (19)
================================  ==========   ============   ==========    ============

CNL Net Lease Investors, LP (18
   JIB -
     Arlington, TX (8)                   --     1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                     --       958,464      958,464              --
   IHOP -
     Buffalo Grove, IL (8)               --     1,591,656    1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                      --       956,778      956,778              --
   Krispy Kreme -
     Clive, IA (8)                       --       719,193      719,193              --
   Boston Market
     Eden Prairie, MN (8)                --     1,096,256    1,096,256              --
   Denny's -
     Glenwood Springs, CO           724,289            --      724,289          (2,560)
   JIB -
     Apple Valley, CA             1,125,979            --    1,125,979            (390)
   Jack in the Box -
     Calexico, CA                 1,380,873            --    1,380,873            (431)
   IHOP -
     Smyrna, GA                   1,487,640            --    1,487,640            (255)
   IHOP -
     Las Vegas, NV                1,533,114            --    1,533,114               4
   Arby's -
     Lafayette, IN                1,234,521            --    1,234,521           1,632
   JIB -
     Pomona, CA                   1,256,583            --    1,256,583            (501)
   IHOP -
     Bend, OR                     1,334,916            --    1,334,916            (674)
   JIB -
     Woodinville, WA              1,416,512            --    1,416,512            (421)
   IHOP -
     Chico, CA                    1,706,088            --    1,706,088           2,084
   IHOP -
     Phoenix, AZ                  1,422,679            --    1,422,679           1,492
   Denny's -
     Grand Prairie, TX              643,812            --      643,812         (17,570)
   JIB -
     Stockton, CA                 1,195,358            --    1,195,358              44
   JIB -
     Altadena, CA                 1,569,349            --    1,569,349            (104)
   IHOP -
     Madera, CA                   1,517,799            --    1,517,799             (23)
   JIB -
     Los Angeles, CA              1,441,506            --    1,441,506             319
   Stone Grill -
     Henderson, NV                  316,876            --      316,876            (501)



        Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


                                                                                   Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------

                                                                                         Purchase
                                                                                          money
                                                                                         MORTGAGE   Adjustments
                                                                   Cash       Mortgage     taken     resulting
                                                                received net  balance      back        from
                                       Date        Date of      of closing    at time       by     application
          Property                   Acquired       Sale          costs       of sale    program      of GAAP       Total
================================== ============= ============ ============== ========== ========== ============ ==============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                     09/25/02     12/20/02    1,584,962    1,432,938       --        --         3,017,900
   Denny's -
     Tulsa, OK                        09/25/02     12/23/02      198,995      87,719        --        --           286,714
   Chipolte Mexican Grill -
     Redlands, CA                     09/25/02     12/26/02    1,131,950     947,782        --        --         2,079,732
   Arby's -
     Boise, ID                        09/25/02     12/27/02    1,024,456     880,157        --        --         1,904,613
   IHOP -
     Las Vegas, NV - 752              09/25/02     12/30/02    1,956,162    1,654,627       --        --         3,610,789
   IHOP -
     Chesapeake, VA                   09/25/02     12/30/02    1,820,540    1,596,258       --        --         3,416,798
   JIB -
     Sacramento, CA                   09/25/02     12/31/02    1,351,820    1,230,480       --        --         2,582,300
   JIB -
     Delano, CA                       09/25/02     12/31/02    1,411,817    1,193,558       --        --         2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                      02/10/97     04/26/02    2,049,350          --        --        --         2,649,350
   Fazoli's -
     Cordova, TN (25)                 12/28/01     06/28/02      638,052          --        --        --           638,052
   Fazoli's -
     Collierville, TN (25)            12/23/99     08/08/02      667,882          --        --        --           667,882


                                             Cost of Properties
                                           Including Closing and
                                                 Soft Costs
                                    -------------------------------------
                                                  Total                        Excess
                                               acquisition                  (deficiency)
                                                  cost,                     of property
                                                 capital                    operating cash
                                   Original    improvements                 receipts over
                                   mortgage     closing and                     cash
                                  financing     soft costs                 expenditures
          Property                   (7)           (1)          Total           (19)
================================  ==========   ============   ==========    ============

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                    1,434,470       --         1,434,470           1,591
   Denny's -
     Tulsa, OK                          88,021       --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                      948,249       --           948,249             229
   Arby's -
     Boise, ID                         879,752       --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752             1,654,674       --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                  1,595,915       --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                  1,230,859       --         1,230,859             (85)
   JIB -
     Delano, CA                      1,193,846       --         1,193,846            (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                            --     1,748,118    1,496,871              --
   Fazoli's -
     Cordova, TN (25)                       --       501,969      501,969              --
   Fazoli's -
     Collierville, TN (25)                  --       621,070           --            (207)


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.
(3) CNL Income Fund V, Ltd. owns a 49 percent interest and CNL Income Fund VII, Ltd. owns a 51 percent interest in this joint venture. The amounts presented for CNL Income Fund V, Ltd. and CNL Income Fund VII, Ltd. represent each partnership's percent interest in the property owned by Halls Joint Venture.
(4) Cash received net of closing costs includes $50,000 received as a lease termination fee.
(5)      CNL Income Fund XVII,  Ltd. owned an 80 percent  interest in this joint venture. The amounts presented represent the partnership's percent interest in the property owned by El Cajon Joint Venture. A third party owned the remaining 20 percent interest in this joint venture.
(6) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.25% per annum and provides for 60 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in January 2001.
(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.
(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL American Properties Fund, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.
(9) This property was being constructed and was sold prior to completion of construction.
(10) Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.
(11) Cash received net of closing costs include $35,863 received as a lease termination fee.
(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture. Past performance is not necessarily indicative of future performance.
(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.
(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.
(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.
(16) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.
(17) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.
(18) Information in this table includes properties sold by CNL Restaurant Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.
(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.
(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.
(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.
(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.
(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.
(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Franchise Network, LP, subsidiaries of CNL American Properties Fund, Inc. (25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

        Past performance is not necessarily indicative of future performance.

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

Subscription Agreement                                                 [LOGO]
CNL RETIREMENT PROPERTIES, INC.


1.  _____________   INVESTMENT _________________________________________________

This is an (check one):

|_|   Initial Investment

|_|   Additional Investment in this offering

|_| Check this box if you are purchasing these Shares through a Registered Investment Adviser or net of commission.


Make Investment Check Payable to:  SouthTrust Bank

This subscription is in the amount of $________________ for the purchase of _________ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

2.  ______________________  FORM OF OWNERSHIP __________________________________

(Select only one)
|_|IRA                                            |_| INDIVIDUAL
|_|SEP/IRA                                        |_| JOINT  TENANTS  WITH RIGHT OF  SURVIVORSHIP  (all parties must sign)
|_|KEOGH (H.R. 10)                                |_| HUSBAND AND WIFE AS COMMUNITY PROPERTY
|_|PENSION OR PROFIT SHARING PLAN                     (two signatures required)
   |_|TAXABLE    |_| TAX EXEMPT                   |_| A  MARRIED  PERSON   SEPARATE   PROPERTY  (one  signature required)
|_|TRUST (include title and signature pages)      |_| TENANTS IN COMMON
   |_|TAXABLE    |_| TAX EXEMPT                   |_| CUSTODIAN FOR ____________________________________________________
|_|CHARITABLE REMAINDER TRUST                         Under the|_|  UGMA of the State of _______________________________
|_|NON-PROFIT ORGANIZATION                                     |_|  UTMA of the State of _______________________________
                                                  |_| CORPORATION  OR  PARTNERSHIP   (Corporate  Resolution  or Partnership
                                                      Agreement must be attached)

3. __________________ INVESTOR INFORMATION ___________________________________

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

______________________________________     ____________________________________
1st Registration Name                      Investor Social Security Number

______________________________________     ____________________________________
2nd Registration Name                      Taxpayer ID Number

______________________________________     ____________________________________
Address                                    Custodian Account Number

______________________________________     ____________________________________
City/State/Zip                             Custodian Phone Number

_______________________________________    ____________________________________
Investor Mailing Address (IRA Accounts)    Investor E-mail Address

______________________________________     ____________________________________
City/State/Zip                             Daytime Phone Number

|_|Check this box if you are a U.S. citizen         |_|Check   this  box  if  you  are  a  U.S.   citizen residing outside the U.S.
|_|Check this box if you are a foreign citizen      |_|Check  this  box  if you  are  subject  to  backup withholding

4. _________________ DISTRIBUTIONS_____________________________________________

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section
3. Choose Option a or b. IRA accounts may not direct distributions without the custodian's approval.

a. |_| DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)

b. |_| DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors
       Only)

I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution  ______________________________________________________

Address _____________________________________________________________________

City/State/Zip ______________________________________________________________

Account Type (check one):  |_|  Checking   |_|  Savings

Account Number _________________ Bank ABA Routing Number _____________________

5.____________________________ SUBSCRIBER SIGNATURES __________________________

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN
SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)  I have received the Prospectus                  __________      __________
                                                     Initials        Initials


(b) I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."

                                                     __________      __________
                                                     Initials        Initials

X _________________________ __________ X_____________________________ _________
  Signature of Investor      Date       Signature of Joint Investor      Date

6.  ____________________________ BROKER INFORMATION __________________________
    The Broker's Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

    Broker/Dealer Name  ______________________________________________________

    Financial Advisor Name  __________________________________________________

    Advisor Mailing Address  _________________________________________________

    City/State/Zip  __________________________________________________________

    Advisor Number_______________________ Telephone Number ___________________

    E-mail Address ______________________ Fax Number _________________________


|_| Telephonic Subscription

|_| Deferred Commission Option     (Please refer to the Prospectus for details.)
    (not available to CA investors)

|_| Registered Investment Adviser (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X___________________________ _______ X_______________________________  ________
 Financial Advisor Signature  Date    Branch Manager Signature          Date
                                      (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

Return to: CNL Investor Relations |X| PO Box 1033 |X| Orlando, FL |X| 32802-1033 Overnight Delivery: CNL Investor Relations |X| 450 South Orange Avenue |X| Orlando, FL |X| 32801 CNL Investor Relations: tel (407) 650-1000 |X| toll-free
(866) 650-0650 |X| fax (407) 650-1231


--------------------------------------------------------------------------------
For Office Use Only****

Sub.# ___________________ Admit Date ______________  Amount_______________

Check #__________________ Region __________________  W/S__________Rev. 03/03

--------------------------------------------------------------------------------

                                   APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                            THROUGH FEBRUARY 28, 2003
                For the Year Ended December 31, 2002 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company as of February 28, 2003 and the Properties for which the Company had initial commitments as of February 28, 2003. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2002 and (ii) and been operational during the period January 1, 2002 through December 31, 2002. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                    Brighton Gardens                       Homewood        Boca Holley
                                      by Marriott     Broadway Plaza       Residence      Court Terrace
                                    Orland Park (16)  Arlington (12)       Raton (12)     Oak Park (12)
                                    ----------------  --------------       ----------     -------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1) ..............      $ 1,350,268       $ 1,084,322       $   991,380       $ 1,846,927

Earned Income (1) ..............               --                --                --

FF&E Reserve Income (2) ........           29,481                --                --

Asset Management Fees (3) ......          (83,093)          (63,473)          (58,032)         (110,816)

Interest Expense (4)(5)(6)(7)(8)               --                --                --          (932,266)

General and Administrative
    Expenses (9) ...............         (110,422)          (86,746)          (79,310)         (147,754)
                                      -----------       -----------       -----------       -----------

Estimated Cash Available from
    Operations .................        1,186,234           934,103           854,038           656,091

Depreciation and Amortization
    Expense (10) (11) ..........         (624,510)         (454,065)         (440,229)         (704,627)
                                      -----------       -----------       -----------       -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction .............      $   561,724       $   480,038       $   413,809       $   (48,536)
                                      ===========       ===========       ===========       ===========

                                  See Footnotes

                                                               Heritage Club         Brighton Gardens      Brighton Gardens
                                      Homewood Residence         Greenwood             by Marriott            by Marriott
                                      Coconut Creek (12)        Village (12)          Camarillo (13)          Towson (13)
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1) ..............      $        968,756       $      1,786,538       $      1,701,799       $      1,322,634

Earned Income (1) ..............                    --                     --                     --

FF&E Reserve Income (2) ........                    --                     --                 63,587                 31,387

Asset Management Fees (3) ......               (58,125)              (117,842)              (112,168)               (86,714)

Interest Expense (4)(5)(6)(7)(8)                    --                     --               (447,475)              (345,930)

General and Administrative
    Expenses (9) ...............               (77,500)              (142,923)              (136,144)              (105,811)
                                      ----------------       ----------------       ----------------       ----------------

Estimated Cash Available from
    Operations .................               833,131              1,525,773              1,069,599                815,566

Depreciation and Amortization
    Expense (10) (11) ..........              (402,060)              (840,901)              (755,339)              (620,367)
                                      ----------------       ----------------       ----------------       ----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction .............      $        431,071       $        684,872       $        314,260       $        195,199
                                      ================       ================       ================       ================

                                 See Footnotes

                                        MapleRidge        MapleRidge         MapleRidge       Brighton Gardens
                                       by Marriott        by Marriott        by Marriott        by Marriott
                                       Clayton (13)      Dartmouth (13)     Elk Grove (13)     Brentwood (14)
                                       ------------      --------------     --------------     --------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1) ..............      $    755,200       $    878,784       $    750,467       $         --

Earned Income (1) ..............                --                 --                 --            695,044

FF&E Reserve Income (2) ........            18,333             47,826             22,116                 --

Asset Management Fees (3) ......           (48,663)           (56,930)           (48,325)           (38,099)

Interest Expense (4)(5)(6)(7)(8)          (194,134)          (227,111)          (192,782)          (281,570)

General and Administrative
    Expenses (9) ...............           (60,416)           (70,303)           (60,037)           (55,604)
                                      ------------       ------------       ------------       ------------

Estimated Cash Available from
    Operations .................           470,320            572,266            471,439            319,771

Depreciation and Amortization
    Expense (10) (11) ..........          (335,148)          (386,831)          (333,616)                --
                                      ------------       ------------       ------------       ------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction .............      $    135,172       $    185,435       $    137,823       $    319,771
                                      ============       ============       ============       ============

                                  See Footnotes

                                      Brighton Gardens
                                        by Marriott        Brighton Gardens    Brighton Gardens     Brighton Gardens
                                         Atlanta -           by Marriott          by Marriott         by Marriott
                                       Buckhead (14)        Charlotte (14)      Chevy Chase (14)     Middletown (14)
                                       -------------        --------------      ----------------     ---------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1) ..............      $           --       $           --       $           --       $           --

Earned Income (1) ..............             837,863              352,283            2,166,197            1,361,793

FF&E Reserve Income (2) ........                  --                   --                   --                   --

Asset Management Fees (3) ......             (45,927)             (19,310)            (115,862)             (68,891)

Interest Expense (4)(5)(6)(7)(8)            (339,427)            (142,714)            (856,282)            (509,141)

General and Administrative
    Expenses (9) ...............             (67,029)             (28,183)            (173,296)            (108,943)
                                      --------------       --------------       --------------       --------------

Estimated Cash Available from
    Operations .................             385,480              162,076            1,020,757              674,818

Depreciation and Amortization
    Expense (10) (11) ..........                  --                   --                   --                   --
                                      --------------       --------------       --------------       --------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction .............      $      385,480       $      162,076       $    1,020,757       $      674,818
                                      ==============       ==============       ==============       ==============

                                  See Footnotes

                                   Brighton Gardens      Brighton Gardens    Brighton Gardens   Brighton Gardens
                                     by Marriott           by Marriott          by Marriott        by Marriott
                                   Mountainside (14)        Naples (14)         Raleigh (14)      Stamford (14)
                                   -----------------        -----------         ------------      -------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $         -          $         -          $         -       $         -

Earned Income (1)                       1,466,525              613,446            1,056,848         1,485,300

FF&E Reserve Income (2)                         -                    -                    -                 -

Asset Management Fees (3)                 (74,632)             (48,015)             (57,931)          (81,417)

Interest Expense (4)(5)(6)(7)(8)         (551,569)            (354,856)            (428,141)         (601,712)

General and Administrative
    Expenses (9)                         (117,322)             (49,076)             (84,548)         (118,824)
                                      -----------          -----------          -----------       -----------

Estimated Cash Available from
    Operations                            723,002              161,499              486,228           683,347

Depreciation and Amortization
    Expense (10) (11)                           -                    -                    -                 -
                                      -----------          -----------          -----------       -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $   723,002          $   161,499          $   486,228       $   683,347
                                      ===========          ===========          ===========       ===========

                                  See Footnotes

                                                                                   Brooksby Village
                                        Brighton Gardens     Brighton Gardens      Continuing Care
                                          by Marriott          by Marriott            Retirement      Homewood Residence
                                          Venice (14)       Winston-Salem (14)      Community (15)       Nashville (12)
                                     --------------------  -------------------  -------------------  --------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                             $    -                 $   -          $2,607,568            $ 918,180

Earned Income (1)                            714,087               771,214                   -                    -

FF&E Reserve Income (2)                            -                     -                   -                    -

Asset Management Fees (3)                    (39,143)              (42,274)           (104,303)             (53,747)

Interest Expense (4)(5)(6)(7)(8)            (289,285)             (312,427)                  -                    -

General and Administrative
    Expenses (9)                             (57,127)              (61,697)           (208,605)             (73,454)
                                       -------------       ---------------       -------------        -------------

Estimated Cash Available from
    Operations                               328,532               354,816           2,294,660              790,979

Depreciation and Amortization
    Expense (10) (11)                              -                     -                   -             (386,464)
                                       -------------       ---------------       -------------        -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $ 328,532              $354,816          $2,294,660            $ 404,515
                                       =============       ===============       =============        =============

                                  See Footnotes

                                        Brighton Gardens     Brighton Gardens       Brighton Gardens      Brighton Gardens
                                          by Marriott           by Marriott            by Marriott         by Marriott
                                          Bellevue (16)      Hoffman Estates (17)   Oklahoma City (16)    Santa Rosa (16)
                                       ------------------    --------------------   -------------------   ----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $ 892,641               $ 773,235            $ 319,081           $1,465,498

arned Income (1)                                    -                       -                    -                    -

FF&E Reserve Income (2)                         31,972                  37,402               23,899               43,456

Asset Management Fees (3)                      (61,210)                (45,263)            (21,880)             (100,491)

Interest Expense (4)(5)(6)(7)(8)                     -                       -                   -                     -

General and Administrative
    Expenses (9)                               (71,411)                (61,859)            (25,526)             (117,240)
                                         -------------         ---------------       -------------         -------------

Estimated Cash Available from
    Operations                                 791,992                 703,515             295,574             1,291,223

Depreciation and Amortization
    Expense (10) (11)                         (444,300)               (329,898)          (158,818)              (729,432)
                                         -------------         ---------------       -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $ 347,692               $ 373,617           $ 136,756             $ 561,791
                                         =============         ===============       =============         =============

                                  See Footnotes

                                      Brighton Gardens       Brighton Gardens       Hearthside             Hearthside
                                        by Marriott             by Marriott         By Marriott            by Marriott
                                         Tulsa (17)             Atlanta (16)       Lynnwood (16)         Snohomish (16)
                                   ---------------------    ------------------  ------------------    ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $480,127              $ 645,262           $ 551,250             $ 752,500

Earned Income (1)                                   -                      -                   -                     -

FF&E Reserve Income (2)                        26,959                 25,181              23,936                25,068

Asset Management Fees (3)                     (28,105)               (44,247)            (37,800)              (51,600)

Interest Expense (4)(5)(6)(7)(8)                    -                      -                   -                     -

General and Administrative
    Expenses (9)                              (38,410)               (51,621)            (44,100)              (60,200)
                                        -------------        ---------------       -------------         -------------

Estimated Cash Available from
    Operations                                440,571                574,575             493,286               665,768

Depreciation and Amortization
    Expense (10) (11)                        (204,844)              (321,170)           (274,377)             (374,547)
                                        -------------        ---------------       -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $235,727              $ 253,405           $ 218,909             $ 291,221
                                        =============        ===============       =============         =============

                                  See Footnotes

                                        MapleRidge       MapleRidge        MapleRidge       Pleasant Hills
                                       by Marriott      by Marriott        by Marriott        by Marriott
                                        Hemet (17)     Plymouth (17)     Willoughby (17)   Little Rock (17)
                                      ------------     -------------     ---------------   ----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $   421,243       $   469,490       $   505,376       $ 1,090,489

Earned Income (1)                              --                --                --                --

FF&E Reserve Income (2)                    22,782            23,209            25,292            29,855

Asset Management Fees (3)                 (24,658)          (27,482)          (29,583)          (63,834)

Interest Expense (4)(5)(6)(7)(8)               --                --                --                --

General and Administrative
    Expenses (9)                          (33,699)          (37,559)          (40,430)          (87,239)
                                      -----------       -----------       -----------       -----------

Estimated Cash Available from
    Operations                            385,668           427,658           460,655           969,271

Depreciation and Amortization
    Expense (10) (11)                    (179,722)         (200,306)         (215,616)         (465,252)
                                      -----------       -----------       -----------       -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $   205,946       $   227,352       $   245,039       $   504,019
                                      ===========       ===========       ===========       ===========

                                  See Footnotes

                                        Brighton Gardens       Brighton Gardens      Brighton Gardens    Brighton Gardens
                                          by Marriott            by Marriott            by Marriott         by Marriott
                                         Edgewood (16)         Greenville (16)        Northridge (16)   Rancho Mirage (16)
                                        ----------------      ----------------      ----------------   ------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                            $232,280               $ 361,635           $1,289,387            $1,210,445

Earned Income (1)                                   -                       -                    -

FF&E Reserve Income (2)                        17,293                  37,255                  296                35,801

Asset Management Fees (3)                     (15,928)                (24,798)             (88,415)              (83,002)

Interest Expense (4)(5)(6)(7)(8)                    -                       -                    -                     -

General and Administrative
    Expenses (9)                              (18,582)                (28,931)            (103,151)              (96,836)
                                        -------------         ---------------        -------------         -------------

Estimated Cash Available from
    Operations                                215,063                 345,161            1,098,117             1,066,408

Depreciation and Amortization
    Expense (10) (11)                        (114,419)               (179,999)            (641,775)             (596,255)
                                        -------------         ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $100,644               $ 165,162             $456,342             $ 470,153
                                        =============         ===============        =============         =============

                                  See Footnotes

                                         Brighton Gardens     Brighton Gardens        Fairfax            MapleRidge
                                           by Marriott          by Marriott         by Marriott          by Marriott
                                       Salt Lake City (17)    Yorba Linda (17)    Fort Belvoir (18)    Palm Springs (16)
                                       -------------------    ----------------    -----------------    -----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                           $1,540,438             $1,382,102          $ 4,598,507              $232,179

Earned Income (1)                                    -                      -                    -

FF&E Reserve Income (2)                         48,414                 43,136              186,253                13,367

Asset Management Fees (3)                      (90,172)               (80,904)            (256,017)              (15,921)

Interest Expense (4)(5)(6)(7)(8)                     -                      -                    -                     -

General and Administrative
    Expenses (9)                              (123,235)              (110,568)            (367,881)              (18,574)
                                         -------------        ---------------        -------------         -------------

Estimated Cash Available from
    Operations                               1,375,445              1,233,766            4,160,862               211,051

Depreciation and Amortization
    Expense (10) (11)                         (657,221)              (589,668)          (3,302,532)             (115,564)
                                         -------------        ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $ 718,224              $ 644,098            $ 858,330              $ 95,487
                                         =============        ===============        =============         =============

                                  See Footnotes

                                                              Fox Run Village
                                          Quadrangle          Continuing Care
                                         by Marriott             Retirement           Sunrise of             Sunrise of
                                        Haverford (18)         Community (15)       Annapolis (19)         Pikesville (19)
                                        --------------         --------------       --------------         ---------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $6,385,438             $2,560,000               $    -                    $ -

Earned Income (1)                                   -                      -            1,312,500              1,060,500

FF&E Reserve Income (2)                       259,164                      -                    -                      -

Asset Management Fees (3)                    (366,592)              (102,000)             (75,000)               (60,600)

Interest Expense (4)(5)(6)(7)(8)                    -                      -             (780,357)              (630,529)

General and Administrative
    Expenses (9)                             (510,835)              (204,800)            (105,000)               (84,840)
                                        -------------        ---------------        -------------          -------------

Estimated Cash Available from
    Operations                              5,767,175              2,253,200              352,143                284,531

Depreciation and Amortization
    Expense (10) (11)                      (4,545,421)                     -               (5,743)                (4,640)
                                        -------------        ---------------        -------------          -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                         $1,221,754             $2,253,200            $ 346,400               $279,891
                                        =============        ===============        =============          =============

                                  See Footnotes

                                       Brighton Gardens         Brighton Gardens    Brighton Gardens
                                         by Marriott              by Marriott           by Marriott        Vero Beach,
                                    Colorado Springs (20)         Denver (20)         Lakewood (20)       Florida (21)
                                    ---------------------     --------------------  ----------------    ----------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                          $1,561,175             $1,692,075           $1,784,283              (21)

Earned Income (1)                                   -                      -                    -              (21)

FF&E Reserve Income (2)                             -                      -                    -              (21)

Asset Management Fees (3)                     (97,320)              (105,480)            (111,228)             (21)

Interest Expense (4)(5)(6)(7)(8)             (405,570)              (439,576)            (463,529)             (21)

General and Administrative
    Expenses (9)                             (124,894)              (135,366)            (142,743)             (21)
                                        -------------        ---------------        -------------         -------------

Estimated Cash Available from
    Operations                                933,391              1,011,653            1,066,783              (21)

Depreciation and Amortization
    Expense (10) (11)                        (703,141)              (762,098)            (803,628)             (21)
                                        -------------        ---------------        -------------         -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                           $230,250               $249,555             $263,155              (21)
                                        =============        ===============        =============         =============

                                  See Footnotes

                                                         Total
                                            ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                    $50,158,959

Earned Income (1)                                     13,893,600

FF&E Reserve Income (2)                                1,192,720

Asset Management Fees (3)                             (3,743,262)

Interest Expense (4) (5) (6) (7) (8)                  (9,726,383)

General and Administrative
    Expenses (9)                                      (5,126,604)
                                                   -------------

Estimated Cash Available from
    Operations                                        46,649,030

Depreciation and Amortization
    Expense (10) (11)                                (23,204,543)
                                                   -------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                   $23,444,487
                                                   =============

                                  See Footnotes

FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases do not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Properties ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned based on a percentage (determined by factors such as age of the Property) of gross revenues and has been estimated based on historical gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) In conjunction with the purchase of the Oak Park Property, the Company assumed a mortgage note secured by the Oak Park Property in the principal amount of $12,974,397 with an interest rate based on LIBOR plus 350 basis points, not to exceed 8.0% per annum. (5) In connection with the purchase of the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties (the "Marriott Portfolio One Properties"), the Company borrowed $23,520,000 in the form of a commercial paper backed loan secured by these five Properties. The loan bears interest at a rate of 123 basis points over commercial paper rate as determined by market demand, which approximates 30-day LIBOR per annum. The loan matures in June 2007. (6) The Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. (7) The Company has obtained a two-year, $85 million revolving line of credit secured by the Prime Care Portfolio Properties (see Prime Care Portfolio Properties defined in Note 10 below). The Company expects to draw $75 million of the line of credit to acquire nine Properties. The facility requires payment of interest only at LIBOR plus a premium until maturity. (8) In connection with the purchase of the Colorado Springs, Denver and Lakewood Properties, the Company is expected to borrow approximately $26 million under a two-year mortgage loan. It is expected that the loan will bear interest at a rate of 30-day LIBOR plus 325 basis points, with a minimum interest rate of 5% and will require monthly principal and interest payments.

(9) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(10)     The federal tax basis of the  depreciable  portion of each Property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method are as follows:

                                                                          Furniture and
                                                 Buildings                   Fixtures
                                               (5-15 years)                 (39 years)
                                              --------------             -----------------
         Orland Park Property                    $11,533,074                  $1,025,630
         Arlington Property                        9,174,538                     602,226
         Boca Raton Property                       9,056,342                     554,537
         Oak Park Property                        16,918,724                     447,007
         Coconut Creek Property                    7,981,073                     559,197
         Greenwood Village Property               17,943,422                     942,063
         Camarillo Property                       16,852,469                     541,453
         Towson Property                          14,375,847                     355,731
         Clayton Property                          7,656,922                     209,314
         Dartmouth Property                        9,028,929                     205,663
         Elk Grove Property                        7,571,613                     217,689
         Nashville Property                        8,029,857                     472,345
         Bellevue Property                         9,231,564                     543,033
         Hoffman Estates Property                  6,854,531                     403,208
         Oklahoma City Property                    3,299,888                     194,110
         Santa Rosa Property                      15,155,978                     891,529
         Tulsa Property                            4,256,207                     250,365
         Atlanta-Buckhead Property                 6,673,214                     392,542
         Lynnwood Property                         5,700,951                     335,350
         Snohomish Property                        7,782,250                     457,779
         Hemet Property                            3,734,214                     219,660
         Plymouth Property                         4,161,909                     244,818
         Willoughby Property                       4,480,033                     263,531
         Little Rock Property                      9,666,914                     568,642
         Edgewood Property                         2,377,381                     139,846
         Greenville Property                       3,739,976                     219,999
         Northridge Property                      13,334,656                     784,392
         Rancho Mirage Property                   12,388,870                     728,757
         Salt Lake City Property                  13,655,599                     803,271
         Yorba Linda Property                     12,251,993                     720,705
         Fort Belvoir Property                    77,751,805                   2,321,684
         Palm Springs Property                     2,401,157                     141,246
         Haverford Property                      107,013,254                   3,324,436

(11)     Loan  costs   totalling   $2,154,798  have  been  amortized  under  the
         straight-line method over the term of each loan.


(12) The leases for the Arlington, Boca Raton, Oak Park, Coconut Creek, Greenwood Village and Nashville Properties are cross-collateralized and cross-defaulted.

(13) The lessee of the Marriott Portfolio One Properties is the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these five Properties contain pooling terms, meaning that net operating profits with respect to all five Properties are combined for the purpose of funding rental payments due under each lease ("Pooling").

(14) The lessee of the Brentwood, Atlanta - Buckhead, Charlotte, Chevy Chase, Middletown, Mountainside, Naples, Raleigh, Stamford, Venice and Winston-Salem Properties (the "Prime Care Portfolio Properties"), is the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these 11 Properties contain Pooling terms.

(15)     The leases for these Properties are land leases only.

(16) The lessee for the Orland Park, Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties is expected to be the same unaffiliated lessee. The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these 11 Properties are expected to contain Pooling terms.

(17) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock, Salt Lake City and Yorba Linda Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these eight Properties contain Pooling terms.

(18) The leases for the Fort Belvoir and Haverford Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these two Properties are expected to contain Pooling terms.

(19) The lessee of the Annapolis and Pikesville Properties is expected to be the same unaffiliated lessee.

(20) The lessee for the Colorado Springs, Denver and Lakewood Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross defaulted. In addition, the leases for these three Properties are expected to contain Pooling terms.

(21)     The  Vero   Beach,   Florida   Property  is  a  parcel  of  land  in  a
         pre-construction phase with planned development into a seniors' housing complex.

                                     PART II

                     Information Not Required In Prospectus

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial Statements:


            The following financial statements are included in this Prospectus Supplement dated March 23, 2004.



            (1)   Pro Forma Consolidated Balance Sheet as of December 31, 2003



            (2) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003



            (3) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2003






            (4) Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.



            (5)   Consolidated Balance Sheets as of December 31, 2003 and 2002



            (6) Consolidated Statements of Earnings for the years ended December 31, 2003, 2002 and 2001



            (7) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2003, 2002 and 2001



            (8) Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001



            (9) Notes to Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001



            (10) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003



            (11) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2003


            Other Financial Statements:

            The following other financial information is included in this Prospectus Supplement.

            Marriott Senior Living Services Nine Communities


            (12)  Report of Independent Auditors



            (13) Unaudited Combined Statements of Operations for the twelve weeks ended March 28, 2003 and March 22, 2002



            (14) Combined Statements of Operations for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000



            (15) Combined Balance Sheets as of March 28, 2003 (unaudited), January 3, 2003 and December 28, 2001

            (16) Unaudited Combined Statements of Cash Flows for the twelve weeks ended March 28, 2003 and March 22, 2002



            (17) Combined Statements of Cash Flows for the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000



            (18) Combined Statement of Equity for the twelve weeks ended March 28, 2003 (unaudited) and the fiscal years ended January 3, 2003, December 28, 2001 and December 29, 2000



            (19)  Notes to Combined Statements


            Sunrise Senior Living Services Fourteen Communities


            (20)  Report of Independent Auditors



            (21) Unaudited Combined Statements of Operations for the six months ended June 30, 2003 and 2002



            (22) Combined Statements of Operations for the year ended December 31, 2002



            (23) Combined Balance Sheets as of June 30, 2003 (unaudited) and December 31, 2002



            (24) Unaudited Combined Statements of Cash Flows for the six months ended June 30, 2003 and 2002






            (25) Combined Statements of Cash Flows for the year ended December 31, 2002



            (26)  Notes to Combined Statements


            Sunrise Senior Living, Inc. Sixteen Communities


            (27)  Report of Independent Auditors



            (28) Combined Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002



            (29) Combined Statements of Operations for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002



            (30) Combined Statements of Changes in Partners' Capital for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002



            (31) Combined Statements of Cash Flows for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002



            (32)  Notes to Combined Financial Statements


            EdenCare Senior Living Services, L.P.


            (33)  Pro Forma Consolidated Balance Sheet as of September 30, 2003



            (34) Pro Forma Consolidated Statement of Operations as of September 30, 2003



            (35) Pro Forma Consolidated Statement of Operations as of December 31, 2002



            (36)  Report of Independent Auditors

            (37) Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002



            (38) Consolidated Statements of Operations for the nine months ended September 30, 2003 and 2002 (unaudited) and for the year ended December 31, 2002



            (39) Consolidated Statements of Partners' Deficit for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002



            (40) Consolidated Statements of Cash Flows for the nine months ended September 30, 2003 and 2002 (unaudited) and for the year ended December 31, 2002



            (41)  Notes to Consolidated Financial Statements


            Horizon Bay Senior Communities Twenty Communities


            (42)  Report of Independent Certified Public Accountants



            (43)  Combined Balance Sheets as of December 31, 2003 and 2002



            (44) Combined Statements of Operations for the years ended December 31, 2003, 2002 and 2001






            (45) Combined Statements of Changes in Equity for the years ended December 31, 2003, 2002 and 2001



            (46) Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001



            (47)  Notes to Combined Financial Statements



            Medical Office Properties Twenty-Two Properties



            (48)  Report of Independent Auditors



            (49) Combined Statement of Certain Revenues and Certain Expenses for the year ended December 31, 2003



            (50) Notes to Combined Statement of Certain Revenues and Certain Expenses


            Sunrise Assisted Living, Inc.


            (51) Summarized financial information presented for Sunrise Assisted Living, Inc. as of December 31, 2003 and December 31, 2002, and the years ended December 31, 2003, December 31, 2002 and December 31, 2001


            The following financial statements are included in the Prospectus.


            (52)  Pro Forma Consolidated Balance Sheet as of December 31, 2002



            (53) Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002



            (54) Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002

            (55) Report of Independent Certified Public Accountants for CNL Retirement Properties, Inc.



            (56)  Consolidated Balance Sheets as of December 31, 2002 and 2001



            (57) Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000



            (58) Consolidated Statements of Stockholders' Equity for the years ended December 31, 2002, 2001 and 2000



            (59) Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000



            (60) Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000



            (61) Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002



            (62) Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002


            Other Financial Statements:

            The following other financial information is included in the Prospectus.

            Marriott International, Inc. and Subsidiaries


            (63) Summarized financial information presented for Marriott International, Inc. as of January 3, 2003 and December 28, 2001, and the years ended January 3, 2003, December 28, 2001 and December 29, 2000


            The following other financial statements are included in the Prospectus.

            American Retirement Communities Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)


            (64)  Report of Independent Certified Public Accountants



            (65)  Combined Balance Sheets as of December 31, 2001 and 2000



            (66) Combined Statements of Operations and Changes in Equity for the Years Ended December 31, 2001 and 2000



            (67) Combined Statements of Cash Flows for the Years Ended December 31, 2001 and 2000



            (68) Notes to Combined Financial Statements for the Years Ended December 31, 2001 and 2000



            (69)  Combining Balance Sheet as of December 31, 2001



            (70) Combining Statement of Operations and Changes in Equity for the Year Ended December 31, 2001



            (71) Combining Statement of Cash Flows for the Year Ended December 31, 2001


            Prime Care One, LLC and PC1, LLC


            (72)  Report of Independent Auditors



            (73)  Combined Balance Sheets as of December 31, 2002 and 2001



            (74) Combined Statements of Operations for the years ended December 31, 2002 and 2001

            (75) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001



            (76) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001



            (77) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001


            Prime Care Two, LLC and PC2, LLC


            (78)  Report of Independent Auditors



            (79)  Combined Balance Sheets as of December 31, 2002 and 2001



            (80) Combined Statements of Operations for the years ended December 31, 2002 and 2001



            (81) Combined Statements of Members' Equity (Deficit) for the years ended December 31, 2002 and 2001



            (82) Combined Statements of Cash Flows for the years ended December 31, 2002 and 2001



            (83) Notes to Combined Financial Statements for the years ended December 31, 2002 and 2001


            Prime Care One Portfolio (A Group of Related Properties Acquired by CNL Retirement Properties, Inc.)


            (84)  Unaudited Combined Balance Sheet as of September 30, 2002



            (85) Unaudited Combined Statements of Operations and Equity (Deficit) for the nine months ended September 30, 2002 and 2001



            (86) Unaudited Combined Statements of Cash Flows for the nine months ended September 30, 2002 and 2001



            (87) Note to Unaudited Combined Financial Statements for the nine months ended September 30, 2002 and 2001



            (88)  Report of Independent Auditors



            (89)  Combined Balance Sheets as of December 31, 2001 and 2000



            (90) Combined Statements of Operations and Deficit for the years ended December 31, 2001, 2000 and 1999



            (91) Combined Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999



            (92) Notes to Combined Financial Statements for the years ended December 31, 2001, 2000 and 1999


            Prime Care Two, LLC


            (93)  Unaudited Balance Sheet as of September 30, 2002



            (94) Unaudited Statements of Operations for the nine months ended September 30, 2002 and 2001



            (95) Unaudited Statement of Members' Equity (Deficit) for the nine months ended September 30, 2002



            (96) Unaudited Statements of Cash Flows for the nine months ended September 30, 2002 and 2001



            (97) Note to Unaudited Financial Statements for the nine months ended September 30, 2002 and 2001



            (98)  Report of Independent Auditors

            (99)  Balance Sheets as of December 31, 2001 and 2000



            (100) Statements of Operations for the years ended December 31,
                  2001, 2000 and 1999



            (101) Statements of Members' Equity (Deficit) for the years ended
                  December 31, 2001, 2000 and 1999



            (102) Statements of Cash Flows for the years ended December 31,
                  2001, 2000 and 1999



            (103) Notes to Financial Statements for the years ended December 31,
                  2001, 2000 and 1999


            Prime Care Eight, LLC


            (104) Unaudited Consolidated Balance Sheet as of September 30, 2002



            (105) Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2002 and 2001



            (106) Unaudited Consolidated Statement of Members' Equity for the
                  nine months ended September 30, 2002



            (107) Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001



            (108) Note to Unaudited Consolidated Financial Statements for the
                  nine months ended September 30, 2002 and 2001



            (109) Report of Independent Auditors



            (110) Consolidated Balance Sheets as of December 31, 2001 and 2000



            (111) Consolidated Statements of Operations for the years ended
                  December 31, 2001, 2000 and 1999



            (112) Consolidated Statements of Members' Equity for the years ended
                  December 31, 2001, 2000 and 1999



            (113) Consolidated Statements of Cash Flows for the years ended
                  December 31, 2001, 2000 and 1999



            (114) Notes to Consolidated Financial Statements for the years ended
                  December 31, 2001, 2000 and 1999


            Marriott Senior Living Services Twenty-One Communities


            (115) Report of Independent Auditors



            (116) Unaudited Combined Statements of Operations for the thirty-six weeks ended September 6, 2002 and September 7, 2001



            (117) Combined Statements of Operations for the fiscal years ended
                  December 28, 2001, December 29, 2000 and December 31, 1999



            (118) Combined Balance Sheets as of September 6, 2002 (unaudited),
                  December 28, 2001 and December 29, 2000

            (119) Unaudited Combined Statements of Cash Flows for the thirty-six weeks ended September 6, 2002 and September 7, 2001



            (120) Combined Statements of Cash Flows for the fiscal years ended
                  December 28, 2001, December 29, 2000 and December 31, 1999



            (121) Combined Statements of Equity for the thirty-six weeks ended
                  September 6, 2002 (unaudited) and the fiscal years ended December 28, 2001, December 29, 2000 and December 31, 1999



            (122) Notes to Combined Statements


            All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

            (b) Exhibits:

            1.1   Form of Managing Dealer Agreement (Previously filed as Exhibit
                  1.1 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 (Registration No. 333-100347) filed March 24, 2003 and incorporated herein by reference.)

            1.2   Form of Participating Broker Agreement (Previously filed as
                  Exhibit 1.2 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            1.3   Form of Marketing Support Fee Agreement (Previously filed as
                  Exhibit 1.3 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            3.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as
                  Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-107486) filed July 30, 2003 and incorporated herein by reference.)

            3.2   CNL Health Care Properties, Inc. Bylaws (Previously filed as
                  Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

            3.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

            3.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

            4.1 Articles of Amendment and Restatement of CNL Retirement Properties, Inc. dated July 28, 2003 (Previously filed as
                  Exhibit 3.8 to the Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

            4.2   CNL Health Care Properties, Inc. Bylaws (Previously filed as
                  Exhibit 3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

            4.3 Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc. (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 31, 2000 and incorporated herein by reference.)

            4.4 Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

            4.5 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

            5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc. (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            8 Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            10.1 Form of Escrow Agreement between CNL Retirement Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            10.2 Advisory Agreement, dated as of May 14, 2003, between CNL Retirement Properties, Inc. and CNL Retirement Corp. (Previously filed as Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

            10.3  Form of Joint Venture Agreement (Previously filed as Exhibit
                  10.3 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

            10.4  Form of Indemnification and Put Agreement (Previously filed as
                  Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

            10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

            10.6 Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

            10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit
                  10.7 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

            10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

            10.9 Indemnification Agreement between CNL Health Care Properties, Inc. and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M. Anderson, Jr. dated February 19, 1999, James W. Duncan dated February 22, 2002, and Stuart
                  J. Beebe dated July 15, 2002 (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

            10.10 Agreement of Limited Partnership of CNL Health Care Partners,
                  LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2000 and incorporated herein by reference.)

            10.11 Purchase and Sale Agreement between CNL Health Care Partners,
                  LP and Marriott Senior Living Services, Inc., relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

            10.12 Lease Agreement between CNL Health Care Partners, LP and BG
                  Orland Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

            10.13 Revolving Line of Credit Agreement with CNL Health Care
                  Properties, Inc., CNL Health Care Partners, LP and Colonial Bank, dated April 20, 2000 (Previously filed as Exhibit 10.13 to the Registrant's Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

            10.14 Real Estate Purchase and Sale Contract between CNL Retirement
                  Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

            10.15 Lease Agreement between CNL Retirement - AM/Texas, LP and ARC
                  Pecan Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

            10.16 Real Estate Purchase and Sale Contract between CNL Retirement
                  Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

            10.17 Lease Agreement between CNL Retirement - AM/Florida, LP and
                  ARC Boca Raton, Inc. dated November 9, 2001, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida (Previously filed as Exhibit 10.17 to Post-Effective Amendment No. Six to the Registrant's Registration Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

            10.18 Lease Agreement between CNL Retirement Corp. and ARC Holley
                  Court, LLC dated February 11, 2002, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as
                  Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

            10.19 Real Estate Purchase and Sale Contract between CNL Retirement
                  Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

            10.20 Lease Agreement between CNL Retirement - AM/Florida, LP and
                  ARC Coconut Creek, LLC dated February 11, 2002, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

            10.21 Real Estate Purchase and Sale Contract between CNL Retirement
                  Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant's Registration Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

            10.22 Lease Agreement between CNL Retirement - AM/Colorado LP and
                  ARC Greenwood Village, Inc. dated March 21, 2002, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 (File No. 333-76538) filed May 10, 2002) and incorporated herein by reference.)

            10.23 Real Estate Purchase and Sale Contract between CNL Retirement
                  Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village, Colorado (Previously filed as Exhibit 10.23 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

            10.24 Loan Agreement between ARC Holley Court, LLC, as Borrower, and
                  GMAC Commercial Mortgage Corporation, as Lender, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as Exhibit 10.24 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

            10.25 Lease Agreement between CNL Retirement Camarillo CA, LP and
                  HRA Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Camarillo - Camarillo, California (Previously filed as Exhibit 10.25 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.26 Lease Agreement between CNL Retirement Towson MD, LP and HRA
                  Management Corporation dated May 16, 2002 relating to the Brighton Gardens of Towson - Towson, Maryland (Previously filed as Exhibit 10.26 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.27 Lease Agreement between CNL Retirement Clayton OH, LP and HRA
                  Management Corporation dated May 17, 2002 relating to the Marriott MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit 10.27 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.28 Lease Agreement between CNL Retirement Dartmouth MA, LP and
                  HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.29 Lease Agreement between CNL Retirement Laguna Creek CA, LP and
                  HRA Management Corporation dated May 16, 2002 relating to the Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.30 Purchase and Sale Agreement between Marriott Senior Living
                  Services, Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott International, Inc. and CNL Retirement MA1, LP, as Purchaser, and HRA Management Corporation, as Tenant, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.31 Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP, CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP, CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National Association, Collateral Agent, relating to the Brighton Gardens of Camarillo - Camarillo, California; Brighton Gardens of Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and Marriott MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as
                  Exhibit 10.31 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed July 31, 2002 and incorporated herein by reference.)

            10.32 Loan Agreement between General Electric Capital Corporation, as Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated August 8, 2002, relating to the Heritage Club at Greenwood

                  Village - Greenwood Village, Colorado (Previously filed as
                  Exhibit 10.25 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

            10.33 Mortgage Loan Agreement between CNL Retirement Properties,
                  Inc., as Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

            10.34 Refinancing and Acquisition Agreement dated September 30,
                  2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC, PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit 10.27 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

            10.35 Lease Agreement dated September 30, 2002, between CNL
                  Retirement PC1 Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1 New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT, LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1 Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care Two, LLC, as Lessees, relating to the Brighton Gardens of Venice - Venice, Florida; Brighton Gardens of Mountainside - Mountainside, New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase, Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina; Brighton Gardens of Winston-Salem - Winston Salem, North Carolina; Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of Stamford - Stamford, Connecticut; Brighton Gardens of Middleton - Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta, Georgia; and Brighton Gardens of Naples - Naples, Florida (Previously filed as Exhibit 10.28 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

            10.36 Ground Lease Agreement between CNL Retirement ER1, LP and
                  Peabody Campus, LLC dated October 10, 2002, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.36 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.37 Purchase and Sale Agreement between CNL Retirement ER1, LP, as
                  Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby Village Continuing Care Retirement Community - Peabody, Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.38 Lease Agreement between CNL Retirement AM/Tennessee LP and
                  Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.38 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.39 Purchase and Sale Agreement between CNL Retirement Corp., as
                  Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee (Previously filed as Exhibit 10.39 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.40 Lease Agreement between CNL Retirement MA3 Washington, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Bellevue - Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.41 Lease Agreement between CNL Retirement MA2 Illinois, LP and
                  Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois

                  (Previously filed as Exhibit 10.41 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.42 Lease Agreement between CNL Retirement MA3 Oklahoma, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma (Previously filed as Exhibit 10.42 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.43 Lease Agreement between CNL Retirement MA3 California, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Santa Rosa - Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.44 Lease Agreement between CNL Retirement MA2 Oklahoma, LP and
                  Eight Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as Exhibit 10.44 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.45 Lease Agreement between CNL Retirement MA3 Georgia, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Brighton Gardens of Vinings - Atlanta, Georgia (Previously filed as Exhibit 10.45 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.46 Lease Agreement between CNL Retirement MA3 Washington, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as Exhibit 10.46 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.47 Lease Agreement between CNL Retirement MA3 Washington, LP and
                  Eleven Pack Management Corp. dated December 20, 2002, relating to the Hearthside of Snohomish - Snohomish, Washington (Previously filed as Exhibit 10.47 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.48 Lease Agreement between CNL Retirement MA2 California, LP and
                  Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Hemet - Hemet, California (Previously filed as Exhibit 10.48 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.49 Lease Agreement between CNL Retirement MA2 Massachusetts, LP and Eight Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.50 Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight
                  Pack Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby - Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.51 Lease Agreement between CNL Retirement MA2 Arkansas, LP and
                  Eight Pack Management Corp. dated December 20, 2002, relating to the Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.52 Purchase and Sale Agreement between Marriott Senior Living
                  Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement Partners, LP as the Orland Park Owner and Eight Pack Management Corp., as Tenant, relating to the Brighton Gardens of Hoffman Estates - Hoffman Estates, Illinois; Brighton Gardens of

                  Tulsa - Tulsa, Oklahoma; MapleRidge of Hemet - Hemet, California; MapleRidge of Plymouth - Plymouth, Massachusetts; MapleRidge of Willoughby - Willoughby, Ohio and Pleasant Hills Retirement Community - Little Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.53 Purchase and Sale Agreement between Marriott Senior Living
                  Services, Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue, Washington; Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa - Santa Rosa, California; Brighton Gardens of Vinings - Atlanta, Georgia; Hearthside of Lynnwood - Lynnwood, Washington and Hearthside of Snohomish - Snohomish, Washington (Previously filed as
                  Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant's Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

            10.54 Credit Agreement dated as of March 17, 2003 by and among CNL
                  Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a Parent and Guarantor, CNL Retirement LP Corp., as a Parent and Guarantor, CNL Retirement Properties, Inc. and each of the other Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

            10.55 Purchase and Sale Agreement between Marriott Continuing Care,
                  LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3, LP, as Purchaser, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia and the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania. (Previously filed as Exhibit 10.48 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

            10.56 Lease Agreement between CNL Retirement MA3 Virginia, LP and
                  Marriott Continuing Care, LLC dated March 28, 2003, relating to the Fairfax Continuing Care Retirement Community - Fort Belvoir, Virginia. (Previously filed as Exhibit 10.49 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

            10.57 Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and Marriott Continuing Care, LLC dated March 28, 2003, relating to the Quadrangle Continuing Care Retirement Community - Haverford, Pennsylvania. (Previously filed as
                  Exhibit 10.50 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

            10.58 Assumption and Reimbursement Agreement between Marriott
                  International, Inc., as Assignor, Marriott Continuing Care, LLC, as Assignor, CNL Retirement Properties, Inc., as Assignee, CNL Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3 Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

            10.59 Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC
                  99C-2, LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC, WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC 99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, and WEC 99C-14, LLC, respectively, as Sellers, and CNL Retirement Properties, Inc., as Purchaser dated August 29, 2003. (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

            10.60 Purchase and Sale Agreement by and among Sunrise Assisted
                  Living Limited Partnership, Sunrise Farmington Hills Assisted Living, L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living, L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay, LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty Pack Management Corp., as Tenant dated September 29, 2003. (Previously filed as Exhibit 10.60. to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

            10.61 Pooling Agreement by and among Sunrise Senior Living
                  Management, Inc., as Manager and Twenty Pack Management Corp., Sunrise Five Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun1, LP, CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1 Cresskill NJ, LP, CNL Retirement Sun1 Edmonds WA, LP, CNL Retirement Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, as Landlords dated September 30, 2003. (Previously filed as
                  Exhibit 10.61 to Post-Effective Amendment No. Three to the Registrant's Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)


            10.62 Purchase and Sale Agreement by and among Riverchase Assisted
                  Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit 10.62 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.63 First Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.64 Second Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.65 Third Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.65 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

            10.66 Fourth Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.67 Fifth Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.68 Sixth Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.69 Seventh Amendment to Purchase and Sale Agreement by and among
                  Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management - Carrington Pointe, L.L.C., Integrated Living Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle Prosperity Limited Partnership, Integrated Living Communities of Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.69 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.70 Purchase and Sale Agreement by and between Niles Lifestyle
                  Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 19, 2003 (Previously filed as Exhibit
                  10.70 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.71 First Amendment to Purchase and Sale Agreement by and between
                  Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit 10.71 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

            10.72 Second Amendment to Purchase and Sale Agreement by and between
                  Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.72 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.73 Third Amendment to Purchase and Sale Agreement by and between
                  Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.73 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            10.74 Fourth Amendment to Purchase and Sale Agreement by and between
                  Niles Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit 10.74 to Pre-Effective Amendment No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)



            23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated March 17, 2004 (Filed herewith.)


            23.2 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)


            23.3 Consent of Ernst & Young LLP, Independent Auditors, dated March 22, 2004 (Filed herewith.)



            23.4 Consent of Ernst & Young LLP, Independent Auditors, dated March 17, 2004 (Filed herewith.)



            23.5 Consent of Ernst & Young LLP, Independent Auditors, dated March 22, 2004 (Filed herewith.)



            23.6 Consent of Ernst & Young LLP, Independent Auditors, dated March 17, 2004 (Filed herewith.)



            23.7 Consent of Ernst & Young LLP, Independent Auditors, dated March 17, 2004 (Filed herewith.)



            23.8 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated March 17, 2004 (Filed herewith.)



            24.   Power of Attorney (Filed herewith.)

                                    TABLE VI
                      ACQUISITION OF PROPERTIES BY PROGRAMS


      Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships sponsored by Affiliates of the Company through December 31, 2002, and the acquisition of real properties by the unlisted public REITs sponsored by Affiliates of the Company through December 31, 2003. Information concerning the acquisition of real properties by the public real estate limited partnerships sponsored by Affiliates of the Company through December 31, 2003, will be provided in a Post-Effective Amendment to the Registration Statement once this information is available. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                   CNL Income           CNL Income           CNL Income           CNL Income
                                     Fund,               Fund II,            Fund III,             Fund IV,
                                      Ltd.                 Ltd.                 Ltd.                 Ltd.
                               ------------------   ------------------   ------------------   -------------------
                                    (Note 2)             (Note 3)             (Note 4)             (Note 5)

Locations                      AL, AZ, CA, FL,      AL, AZ, CO,            AL, AZ, CA,        AL, DC, FL,
                               GA, LA, MD, OK,      FL, GA, IL,            CO, FL, GA,        GA, IL, IN,
                               PA, TX, VA, WA       IN, KS, LA,            IA, IL, IN,        KS, MA, MD,
                                                    MI, MN, MO,            KS, KY, MD,        MI, MS, NC,
                                                    NC, NM, OH,            MI, MN, MO,        OH, PA, TN,
                                                    TN, TX, WA,          NC, NE, OK, TX       TX, VA
                                                    WY
Type of property                  Restaurants          Restaurants           Restaurants         Restaurants

Gross leasable space
   (sq. ft.) or number                   22 units             50 units             40 units             47 units
   of units and total
   square feet of units                80,314 s/f          190,753 s/f          170,944 s/f          166,494 s/f

Dates of purchase              2/18/86 - 12/31/97   2/11/87 - 11/18/99   2/11/87 - 10/25/99   10/30/87 - 1/19/99

Cash down payment (Note 1)            $13,435,137          $27,417,112          $25,000,031          $28,643,526

Contract purchase price
  plus acquisition fee                $13,361,435          $27,266,696          $24,891,350          $28,541,500

Other cash expenditures
  expensed                                     --                   --                   --                   --

Other cash expenditures
  capitalized                              73,702              150,416              108,681              102,026
                               ------------------   ------------------   ------------------   ------------------
Total acquisition cost
  (Note 1)                            $13,435,137          $27,417,112          $25,000,031          $28,643,526
                               ==================   ==================   ==================   ==================

Note 1: This amount was derived from capital contributions or proceeds from partners or stockholders, respectively, and net sales proceeds reinvested in other properties. With respect to CNL American Properties Fund, Inc., amounts were also advanced under its line of credit to facilitate the acquisition of these properties. With respect to CNL Hospitality Properties, Inc. amounts were also advanced under its line of credit or through permanent financing to facilitate the acquisition of these properties.

Note 2: The partnership owns a 50% interest in a joint venture which owns a restaurant property. In addition, the partnership owns a 12.17% interest in one restaurant property held as tenants-in-common with affiliates. The partnership previously owned a 50% interest in two separate joint ventures which each owned a restaurant property.

Note 3: The partnership owns a 49%, a 50%, and a 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87%, a 57.91%, a 47%, a 37.01%, a 39.39%, and a 13.38% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 4: The partnership owns a 69.07% and a 46.88% interest in two separate joint ventures which each own one restaurant property. In addition, the partnership owns a 33%, a 9.84%, a 25.87%, and a 20% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 73.4% interest in a joint venture which owned a restaurant property.

Note 5: The partnership owns a 51%, a 57%, a 96.1%, a 68.87%, and a 35.71% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 53% and a 76% interest in two restaurant properties held as tenants-in-common with affiliates. The partnership previously owned a 26.6% interest in a joint venture which owned a restaurant property.

                                   CNL Income            CNL Income          CNL Income           CNL Income
                                     Fund V,              Fund VI,            Fund VII,           Fund VIII,
                                      Ltd.                  Ltd.                Ltd.                 Ltd.
                                -----------------     ----------------    -----------------    -----------------
                                    (Note 6)              (Note 7)            (Note 8)             (Note 9)
Locations                       AZ, FL, GA, IL,       AR, AZ, CA,          AL, AZ, CO,         AZ, CO, FL,
                                IN, MI, NH, NY,       FL, GA, ID,          FL, GA, IN,         IL, IN, LA,
                                OH, SC, TN, TX,       IL, IN, KS,          LA, MI, MN,         MI, MN, NC,
                                UT, WA                MA, MD, MI,          NC, NE, OH,         NY, OH, OR,
                                                      MN, NC, NE,          PA, SC, TN,         TN, TX, VA,
                                                      NM, NY, OH,          TX, UT, WA          WI
                                                      OK, PA, TN,
                                                      TX, VA, WA,
                                                      WY
Type of property                  Restaurants            Restaurants          Restaurants          Restaurants

Gross leasable space
   (sq. ft.) or number                 36 units           66 units             59 units             55 units
   of units and total
   square feet of units             149,519 s/f        266,003 s/f          235,628 s/f          244,702 s/f

Dates of purchase               2/6/89 - 12/14/99     5/1/87 - 6/26/02     1/5/90 - 9/25/02    4/30/90 - 9/25/02

Cash down payment (Note 1)            $26,459,769          $49,719,827          $37,154,958          $41,739,720

Contract purchase price
  plus acquisition fee                $26,077,897          $49,199,318          $36,488,276          $41,206,994

Other cash expenditures
   expensed                                    --                   --                   --                   --

Other cash expenditures
   capitalized                            381,872              520,509              666,682              532,726
                               ------------------   ------------------   ------------------   ------------------
Total acquisition cost
  (Note 1)                            $26,459,769          $49,719,827          $37,154,958          $41,739,720
                               ==================   ==================   ==================   ==================

Note 6: The partnership owns a 43% and a 53.12% interest in two separate joint ventures which each own a restaurant property. In addition, the partnership owns a 42.09% and a 27.78% interest in two restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 48.9% and a 66.5% interest in two separate joint ventures which each owned a restaurant property.

Note 7: The partnership owns a 3.9%, a 14.46%, a 36%, a 50%, and a 64.29% interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 74%, an 18%, a 23.04%, a 34.74%, a 46.2%, an 85%, a 60%, an 80%, a 14.2%, and a 9.5%
         interest in ten restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 66.14% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional property. In addition, the partnership previously owned a 51.67%, a 77%, and a 75% interest in three restaurant properties held separately as tenants-in-common with affiliates.

Note 8: The partnership owns an 83.3%, a 4.79%, an 18%, a 79%, a 56%, a 14%, a 68.75%, and a 36.88% interest in eight separate joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 71%, a 53%, a 35.64%, and a 43% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 51.1% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned one additional restaurant property and one of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 48.33% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns an 85.54%, an 87.68%, a 36.8%, a 34%, and a 10% interest in five separate joint ventures. Four of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 66%, a 19.3%, a 10%, and a 17% interest in four restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 12.46% interest in a joint venture which owned a restaurant property. One of the joint ventures previously owned two additional restaurant properties. In addition, the partnership previously owned a 66% interest in a restaurant property held as tenants-in-common with an affiliate.

                                   CNL Income           CNL Income           CNL Income           CNL Income
                                    Fund IX,              Fund X,             Fund XI,            Fund XII,
                                      Ltd.                 Ltd.                 Ltd.                 Ltd.
                                -----------------    -----------------   ------------------   ------------------
                                    (Note 10)            (Note 11)           (Note 12)            (Note 13)
Locations                       AL, CA, CO, FL,      AL, AZ, CA,           AL, AZ, CA,         AL, AZ, CA, CO,
                                GA, IL, IN, LA,      CO, FL, ID,           CO, CT, FL,         FL, GA, IA, IN,
                                MD, MI, MN, MS,      IL, IN, LA,           KS, LA, MA,         LA, MO, MS, NC,
                                NC, NH, NY, OH,      MI, MO, MT,           MI, MS, NC,         NM, OH, SC, TN,
                                SC, TN, TX           NC, NE, NH,           NH, NM, OH,         TX, WA
                                                     NM, NY, OH,           OK, PA, SC,
                                                     PA, SC, TN,           TX, VA, WA
                                                     TX, WA
Type of property                   Restaurants          Restaurants          Restaurants          Restaurants

Gross leasable space
   (sq. ft.) or number                   55 units             59 units             48 units             58 units
   of units and total
   square feet of units               242,175 s/f          252,572 s/f          202,269 s/f          244,910 s/f

Dates of purchase               8/31/90 - 9/25/02    11/5/91 - 6/26/02    5/18/92 - 6/26/02   10/16/92 - 9/25/02

Cash down payment (Note 1)            $41,519,232          $43,899,142          $42,615,776          $49,541,814

Contract purchase price
   plus acquisition fee               $40,776,871          $43,196,644          $42,020,331          $49,044,383

Other cash expenditures
   expensed                                    --                   --                   --                   --

Other cash expenditures
   capitalized                            742,361              702,498              595,445              497,431
                               ------------------   ------------------   ------------------   ------------------
Total acquisition cost
  (Note 1)                            $41,519,232          $43,899,142          $42,615,776          $49,541,814
                               ==================   ==================   ==================   ==================

Note 10: The partnership owns a 50%, a 45.2%, a 27.33%, and a 60% interest in four separate joint ventures. Two of the joint ventures own one restaurant property and the other two joint ventures own five restaurant properties each. In addition, the partnership owns a 67%, a 29%, a 15%, and a 34% interest in four restaurant properties held as tenants-in-common with affiliates. Two of the joint ventures previously owned one additional restaurant property each and one of the joint ventures owned two additional restaurant properties. In addition, the partnership previously owned a 25% and a 34% interest in two restaurant properties held separately as tenants-in-common with affiliates.

Note 11: The partnership owns a 50%, an 88.26%, a 40.95%, a 10.51%, a 69.06%, and a 10% interest in six separate joint ventures. Five of the joint ventures own one restaurant property each and the other joint venture owns five restaurant properties. In addition, the partnership owns a 13%, a 6.69%, and an 81.65% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 52% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional restaurant property.

Note 12: The partnership owns a 62.16%, a 77.33%, an 85%, a 76.6%, and a 42.8%
         interest in five separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 72.58%, an 85.8%, and a 90.5% interest in three restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned a 23% interest in a restaurant property held as tenants-in-common with an affiliate.

Note 13: The partnership owns a 31.13%, a 59.05%, an 18.61%, a 27.72%, a 55%, and an 80% interest in six separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 57% interest in a restaurant property held as tenants-in-common with an affiliate. The partnership previously owned an 87.54% interest in a joint venture which owned a restaurant property.

                                   CNL Income           CNL Income           CNL Income           CNL Income
                                   Fund XIII,           Fund XIV,             Fund XV,             Fund XVI,
                                      Ltd.                 Ltd.                 Ltd.                 Ltd.
                                -----------------   ------------------    -----------------    -----------------
                                    (Note 14)           (Note 15)             (Note 16)            (Note 17)
Locations                       AL, AR, AZ, CA,     AL, AZ, CO, FL,       AL, CA, FL, GA,       AZ, CA, CO, DC,
                                CO, FL, GA, IN,     GA, IL, KS, LA,       KS, KY, MN, MO,       FL, GA, ID, IN,
                                KS, LA, MD, MO,     MN, MO, MS, NC,       MS, NC, NJ, NM,       KS, LA, MN, MO,
                                NC, OH, PA, SC,     NJ, NV, OH, SC,       OH, OK, PA, SC,       NC, NM, NV, OH,
                                TN, TX, VA          TN, TX, VA            TN, TX, VA            PA, TN, TX, UT,
                                                                                                WI
Type of property                   Restaurants         Restaurants          Restaurants             Restaurants

Gross leasable space
   (sq. ft.) or number                   53 units             71 units             61 units              54 units
   of units and total
   square feet of units               183,884 s/f          227,169 s/f          210,121 s/f           209,262 s/f

Dates of purchase               5/18/93 - 9/25/02   9/27/93 - 12/30/02    4/28/94 - 6/26/02    10/21/94 - 6/26/02

Cash down payment (Note 1)            $39,139,344          $49,758,797          $43,829,560          $47,077,424

Contract purchase price
  plus acquisition fee                $38,771,218          $49,332,416          $43,439,270          $46,687,961

Other cash expenditures
   expensed                                    --                   --                   --                   --

Other cash expenditures
   capitalized                            368,126              426,381              390,290              389,463
                               ------------------   ------------------   ------------------   ------------------
Total acquisition cost
  (Note 1)                            $39,139,344          $49,758,797          $43,829,560          $47,077,424
                               ==================   ==================   ==================   ==================

Note 14: The partnership owns a 50% and a 27.8% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 66.13%, a 63.09%, a 47.83%, and a 41% interest in four restaurant properties held separately as tenants-in-common with affiliates.

Note 15: The partnership owns a 50% interest in three separate joint ventures and a 72.2%, a 39.94%, an 11%, and a 44% interest in four additional joint ventures. Six of the joint ventures each own one restaurant property and the other joint venture owns five restaurant properties. In addition, the partnership owns a 26% interest in a property held separately as tenants-in-common with an affiliate. One of the joint ventures previously owned three additional properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns five restaurant properties and a 23.62% and a 31.25% interest in two separate joint ventures, each of which owns one restaurant property. In addition, the partnership owns a 16%, a 15%, and a 59% interest in three restaurant properties held as tenants-in-common with affiliates. One of the joint ventures previously owned three additional properties.

Note 17: The partnership owns a 32.35%, a 19.72%, and a 21% interest in three separate joint ventures which each own one restaurant. In addition, the partnership owns an 80.44%, a 40.42%, and an 83% interest in three restaurant properties held as tenants-in-common with affiliates.

                                 CNL Restaurant         CNL Income           CNL Income        CNL Hospitality
                                  Properties,           Fund XVII,           Fund XVIII,         Properties,
                                      Inc.                 Ltd.                 Ltd.                 Inc.
                               ------------------   ------------------   ------------------   ------------------
                                   (Note 18)            (Note 19)            (Note 20)            (Note 21)
Locations                      AL, AR, AZ, CA,      CA, FL, GA, IL,      AZ, CA, CO, FL,      AL, AZ, CA, CO,
                               CO, CT, DE, FL,      IN, MD, MI, NC,      GA, IL, KY, MD,      CT, DE, FL, GA,
                               GA, IA, ID, IL,      NE, NV, OH, SC,      MN, NC, NV, NY,      HI, IN, KS, KY,
                               IN, KS, KY, LA,      TN, TX, WA, WI       OH, PA, TN, TX,      LA, MA, MD, MI,
                               MD, MI, MN, MO,                           VA                   MN, MO, MS, NC,
                               MS, NC, NE, NH,                                                NE, NJ, NV, OK,
                               NJ, NM, NV, NY,                                                OR, PA, SC, TN,
                               OH, OK, OR, PA,                                                TX, UT, VA, WA,
                               RI, SC, SD, TN,                                                WI, D.C., CANADA
                               TX, UT, VA, WA,
                               WI, WV
Type of property                 Restaurants           Restaurants           Restaurants            Hotels

Gross leasable space
   (sq. ft.) or number                1,211 units             39 units             30 units             Note 22
   of units and total
   square feet of units             5,385,340 s/f          165,544 s/f          152,527 s/f       8,272,732 s/f

Dates of purchase              6/30/95 - 12/30/03   12/20/95 - 9/25/02   12/27/96 - 6/26/02   7/31/98 - 12/18/03

Cash down payment (Note 1)         $1,420,477,104          $34,701,715          $35,377,348       $3,169,325,949

Contract purchase price
  plus acquisition fee             $1,418,331,573          $34,635,251          $35,270,361       $3,331,933,738

Other cash expenditures
   expensed                                    --                   --                   --                   --

Other cash expenditures
   capitalized                          2,145,531               66,464              106,987           79,749,207
                               ------------------   ------------------   ------------------   ------------------
Total acquisition cost
  (Note 1)                         $1,420,477,104          $34,701,715          $35,377,348       $3,411,682,945
                               ==================   ==================   ==================   ==================


Note 18: In May 1998, CNL Restaurant Properties, Inc. formed an operating partnership, CNL APF Partners, LP, to acquire and hold properties subsequent to the formation of CNL APF Partners, LP. CNL Restaurant Properties, Inc. has a 100% ownership interest in the general and limited partners (which are wholly owned subsidiaries) of CNL APF Partners, LP. CNL Restaurant Properties, Inc. and CNL APF Partners, LP own an 85.47%, 59.22% and a 74.57% interest in three separate joint ventures, and 80% in six separate joint ventures. Each joint venture owns one restaurant property. On June 1, 2000, CNL Restaurant Properties, Inc. formed CNL Restaurant Capital, LP and transferred certain assets and operations to it in exchange for a combined general and limited partnership interest. As of December 31, 2003, CNL Restaurant Properties, Inc. owned a 96.26% interest in CNL Restaurant Capital, LP.

Note 19: The partnership owns a 60.06%, a 30.94%, an 86%, and a 40% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 19.56%, a 27.42%, a 36.91%, a 25%, a 24%, and a 90% interest in six restaurant properties held separately as tenants-in-common with affiliates. The partnership previously owned an 80% interest in a joint venture which owned a restaurant property. In addition, one of the joint ventures previously owned one additional property.

Note 20: The partnership owns a 39.93%, a 57.2% and a 19.78% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns an 80.7% and an 18.35% interest in two restaurant properties held as tenants-in-common with affiliates.

Note 21: In June 1998, CNL Hospitality Properties, Inc. formed an operating partnership, CNL Hospitality Partners, LP, to acquire and hold its interest in properties. CNL Hospitality Properties, Inc. has a 100% ownership interest in the general and limited partner (which are wholly owned subsidiaries) of CNL Hospitality Partners, LP. CNL Hospitality Properties, Inc. has a 100% ownership interest in CNL Hotel Investors, Inc. which owns seven hotel properties. In November 1999, CNL Hospitality Properties, Inc. acquired an 89% interest in CNL Philadelphia Annex, LLC (formerly Courtyard Annex, L.L.C.) to own and lease one hotel property. In December 2000, CNL

         *Includes two properties under construction

Note 21
continued: Hospitality Properties, Inc., through subsidiaries, acquired a 44%
           interest in Desert Ridge Resort Partners, LLC, a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In July 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 49% interest in WB Resort Partners, L.P., a joint venture with an affiliate of Marriott International, Inc. and a partnership in which an affiliate of the advisor is the general partner, which owns one resort property. In September 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 70% interest in CNL HHC Partners, LP, a joint venture with Hilton Hotels Corporation, which owns four hotel properties. In November 2001, CNL Hospitality Properties, Inc., through subsidiaries, acquired an 85% interest in CNL IHC Partners, LP, a joint venture with Interstate Property Corporation, which owns two hotel properties. In June 2002, CNL Hospitality Properties, Inc., through subsidiaries, acquired a 50% interest in CY-SF Hotel Parent, LP, a joint venture with an affiliate of Marriott International, Inc., which owns one hotel. In December 2002, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners II, LP, a joint venture with Hilton Hotels Corporation which owns two properties. In August 2003, CNL Hospitality Properties, through subsidiaries, acquired a 66.67% interest in HT/CNL Metro Hotels, L.P. with an affiliate of Hersha Hospitality Trust, which owns one hotel. In August 2003, CNL Hospitality Properties, through subsidiaries, acquired a 85% interest in Dearborn Hotel Partners, LP with an affiliate of FORD, which owns one hotel. In December 2003, CNL Hospitality Properties, through subsidiaries, acquired a 75% interest in CNL HHC Partners III, LP with an affiliate of Hilton, which owns two hotels. In December 2003, CNL Hospitality Properties, through subsidiaries, acquired a 70% interest in CNL KSL Partners, LP with an affiliate of KSL Recreation Corporation, which owns one hotel.


Note 22: As of December 31, 2003, the 128 operating hotels owned by CNL Hospitality Properties, Inc. and its unconsolidated subsidiaries had approximately 29,000 rooms.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Five to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 23, 2004.


                                      CNL RETIREMENT PROPERTIES, INC.
                                      (Registrant)


                                      By: /s/ Thomas J. Hutchison III
                                          -------------------------------
                                          Thomas J. Hutchison III
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Thomas J. Hutchison III and Stuart J. Beebe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre-and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Five to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              Signatures                  Title                     Date
              ----------                  -----                     ----
/s/ James M. Seneff, Jr.      Chairman of the Board            March 23, 2004
---------------------------
James M. Seneff, Jr.

/s/ Robert A. Bourne          Vice Chairman of the Board       March 23, 2004
---------------------------   and Treasurer
Robert A. Bourne

/s/ Thomas J. Hutchison III   Chief Executive Officer          March 23, 2004
---------------------------   and President
Thomas J. Hutchison III       (Principal Executive Officer)

/s/ Stuart J. Beebe           Chief Financial Officer          March 23, 2004
---------------------------   and Executive Vice President
Stuart J. Beebe               (Principal Financial
                              and Accounting Officer)

/s/ David W. Dunbar           Independent Director             March 23, 2004
---------------------------
David W. Dunbar

/s/ James W. Duncan, Jr.      Independent Director             March 23, 2004
---------------------------
James W. Duncan, Jr.

/s/ Edward A. Moses           Independent Director             March 23, 2004
---------------------------
Edward A. Moses

                                  EXHIBIT INDEX


Exhibits                                                                           Page
--------                                                                           ----
1.1         Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registrant's Registration
            Statement on Form S-11 (Registration No. 333-100347) filed March 24,
            2003 and incorporated herein by reference.)

1.2         Form of Participating Broker Agreement (Previously filed as Exhibit
            1.2 to Pre-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

1.3         Form of Marketing Support Fee Agreement (Previously filed as Exhibit
            1.3 to Pre-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

3.1         Articles of Amendment and Restatement of CNL Retirement Properties,
            Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the
            Registrant's Registration Statement on Form S-11 (Registration No.
            333-107486) filed July 30, 2003 and incorporated herein by reference.)

3.2         CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
            3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

3.3         Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
            (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March
            31, 2000 and incorporated herein by reference.)

3.4         Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
            (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June
            25, 2003 and incorporated herein by reference.)

4.1         Articles of Amendment and Restatement of CNL Retirement Properties,
            Inc. dated July 28, 2003 (Previously filed as Exhibit 3.8 to the
            Registrant's Registration Statement on Form S-11 filed July 30, 2003 and incorporated herein by reference.)

4.2         CNL Health Care Properties, Inc. Bylaws (Previously filed as Exhibit
            3.2 to the Registrant's Form 10-K filed March 5, 1999 and incorporated herein by reference.)

4.3         Amendment No. 1 to the Bylaws of CNL Health Care Properties, Inc.
            (Previously filed as Exhibit 3.6 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March
            31, 2000 and incorporated herein by reference.)

4.4         Amendment No. 2 to the Bylaws of CNL Retirement Properties, Inc.
            (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed June
            25, 2003 and incorporated herein by reference.)

4.5 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

5 Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Retirement Properties, Inc.
            (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registrant's Registration Statement on Form S-11 filed March 24,
            2003 and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
8           Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Retirement Properties, Inc. (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.1        Form of Escrow Agreement between CNL Retirement Properties, Inc. and
            SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective
            Amendment No. One to the Registrant's Registration Statement on Form
            S-11 filed March 24, 2003 and incorporated herein by reference.)

10.2        Advisory Agreement, dated as of May 14, 2003, between CNL Retirement
            Properties, Inc. and CNL Retirement Corp. (Previously filed as
            Exhibit 10.2 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed June 25, 2003 and incorporated herein by reference.)

10.3 Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 filed March 5,
            1998 and incorporated herein by reference.)

10.4        Form of Indemnification and Put Agreement (Previously filed as
            Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.5        Form of Unconditional Guaranty of Payment and Performance
            (Previously filed as Exhibit 10.5 to the Registrant's Registration
            Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.6        Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the
            Registrant's Registration Statement on Form S-11 filed March 5, 1998 and incorporated herein by reference.)

10.7        Form of Lease Agreement including Rent Addendum, Construction
            Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-11 filed March
            5, 1998 and incorporated herein by reference.)

10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.9        Indemnification Agreement between CNL Health Care Properties, Inc.
            and Thomas J. Hutchison III dated February 29, 2000. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A.
            Bourne, David W. Dunbar, Timothy S. Smick, Edward A. Moses, Jeanne
            A. Wall and Lynn E. Rose, dated September 15, 1998, Phillip M.
            Anderson, Jr. dated February 19, 1999, James W. Duncan dated
            February 22, 2002, and Stuart J. Beebe dated July 15, 2002
            (Previously filed as Exhibit 10.2 to the Form 10-Q filed May 3, 2000 and incorporated herein by reference.)

10.10       Agreement of Limited Partnership of CNL Health Care Partners, LP
            (Previously filed as Exhibit 10.10 to Post-Effective Amendment No.
            Two to the Registrant's Registration Statement on Form S-11 filed
            March 23, 2000 and incorporated herein by reference.)

10.11       Purchase and Sale Agreement between CNL Health Care Partners, LP and
            Marriott Senior Living Services, Inc., relating to the Brighton
            Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit 10.11 to the Registrant's Registration Statement on Form
            S-11 filed May 19, 2000 and incorporated herein by reference.)

10.12       Lease Agreement between CNL Health Care Partners, LP and BG Orland
            Park, LLC dated April 20, 2000, relating to the Brighton Gardens(R) by Marriott(R) -- Orland Park, Illinois (Previously filed as Exhibit
            10.12 to the Registrant's Registration Statement on Form S-11 filed
            May 19, 2000 and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
10.13       Revolving Line of Credit Agreement with CNL Health Care Properties,
            Inc., CNL Health Care Partners, LP and Colonial Bank, dated April
            20, 2000 (Previously filed as Exhibit 10.13 to the Registrant's
            Registration Statement on Form S-11 filed May 19, 2000 and incorporated herein by reference.)

10.14 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Broadway Plaza at Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Six to the
            Registrant's Registration Statement on Form S-11 filed November 29,
            2001 and incorporated herein by reference.)

10.15       Lease Agreement between CNL Retirement - AM/Texas, LP and ARC Pecan
            Park, L.P. dated November 9, 2001, relating to the Broadway Plaza at
            Pecan Park - Arlington, Texas (Previously filed as Exhibit 10.15 to
            Post-Effective Amendment No. Six to the Registrant's Registration
            Statement on Form S-11 filed November 29, 2001 and incorporated herein by reference.)

10.16 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Boca Raton - Boca Raton, Florida
            (Previously filed as Exhibit 10.16 to Post-Effective Amendment No.
            Six to the Registrant's Registration Statement on Form S-11 filed
            November 29, 2001 and incorporated herein by reference.)

10.17       Lease Agreement between CNL Retirement - AM/Florida, LP and ARC Boca
            Raton, Inc. dated November 9, 2001, relating to the Homewood
            Residence of Boca Raton - Boca Raton, Florida (Previously filed as
            Exhibit 10.17 to Post-Effective Amendment No. Six to the
            Registrant's Registration Statement on Form S-11 filed November 29,
            2001 and incorporated herein by reference.)

10.18       Lease Agreement between CNL Retirement Corp. and ARC Holley Court,
            LLC dated February 11, 2002, relating to the Holley Court Terrace -
            Oak Park, Illinois (Previously filed as Exhibit 10.18 to
            Post-Effective Amendment No. Seven to the Registrant's Registration
            Statement on Form S-11 filed February 28, 2002 and incorporated herein by reference.)

10.19 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and ARC Holley Court, LLC, as Seller, relating to the Holley Court Terrace - Oak Park, Illinois (Previously filed as
            Exhibit 10.19 to Post-Effective Amendment No. Seven to the
            Registrant's Registration Statement on Form S-11 filed February 28,
            2002 and incorporated herein by reference.)

10.20       Lease Agreement between CNL Retirement - AM/Florida, LP and ARC
            Coconut Creek, LLC dated February 11, 2002, relating to the Homewood
            Residence of Coconut Creek - Coconut Creek, Florida (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the
            Registrant's Registration Statement on Form S-11 filed February 28,
            2002 and incorporated herein by reference.)

10.21 Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Homewood Residence of Coconut Creek - Coconut Creek, Florida
            (Previously filed as Exhibit 10.21 to Post-Effective Amendment No.
            Seven to the Registrant's Registration Statement on Form S-11 filed
            February 28, 2002 and incorporated herein by reference.)

10.22       Lease Agreement between CNL Retirement - AM/Colorado LP and ARC
            Greenwood Village, Inc. dated March 21, 2002, relating to the
            Heritage Club at Greenwood Village - Greenwood Village, Colorado
            (Previously filed as Exhibit 10.22 to Pre-Effective Amendment No.
            One to the Registrant's Registration Statement on Form S-11 (File
            No. 333-76538) filed May 10, 2002) and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
10.23       Real Estate Purchase and Sale Contract between CNL Retirement Corp., as Buyer, and American Retirement Corporation, as Seller, relating to the Heritage Club at Greenwood Village - Greenwood Village,
            Colorado (Previously filed as Exhibit 10.23 to Pre-Effective
            Amendment No. One to the Registrant's Registration Statement on Form
            S-11 filed May 10, 2002 and incorporated herein by reference.)

10.24       Loan Agreement between ARC Holley Court, LLC, as Borrower, and GMAC
            Commercial Mortgage Corporation, as Lender, relating to the Holley
            Court Terrace - Oak Park, Illinois (Previously filed as Exhibit
            10.24 to Pre-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed May 10, 2002 and incorporated herein by reference.)

10.25       Lease Agreement between CNL Retirement Camarillo CA, LP and HRA
            Management Corporation dated May 16, 2002 relating to the Brighton
            Gardens of Camarillo - Camarillo, California (Previously filed as
            Exhibit 10.25 to Post-Effective Amendment No. One to the
            Registrant's Registration Statement on Form S-11 and incorporated herein by reference.)

10.26       Lease Agreement between CNL Retirement Towson MD, LP and HRA
            Management Corporation dated May 16, 2002 relating to the Brighton
            Gardens of Towson - Towson, Maryland (Previously filed as Exhibit
            10.26 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 and incorporated herein by reference.)

10.27       Lease Agreement between CNL Retirement Clayton OH, LP and HRA
            Management Corporation dated May 17, 2002 relating to the Marriott
            MapleRidge of Clayton - Clayton, Ohio (Previously filed as Exhibit
            10.27 to Post-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 and incorporated herein by reference.)

10.28       Lease Agreement between CNL Retirement Dartmouth MA, LP and HRA
            Management Corporation dated May 16, 2002 relating to the Marriott
            MapleRidge of Dartmouth - Dartmouth, Massachusetts (Previously filed as Exhibit 10.28 to Post-Effective Amendment No. One to the
            Registrant's Registration Statement on Form S-11 and incorporated herein by reference.)

10.29       Lease Agreement between CNL Retirement Laguna Creek CA, LP and HRA
            Management Corporation dated May 16, 2002 relating to the Marriott
            MapleRidge of Laguna Creek - Elk Grove, California (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. One to the
            Registrant's Registration Statement on Form S-11 and incorporated herein by reference.)

10.30       Purchase and Sale Agreement between Marriott Senior Living Services,
            Inc., VCS, Inc. and MSLS - MapleRidge, Inc., as Sellers, Marriott
            International, Inc. and CNL Retirement MA1, LP, as Purchaser, and
            HRA Management Corporation, as Tenant, relating to the Brighton
            Gardens of Camarillo - Camarillo, California; Brighton Gardens of
            Towson - Towson, Maryland; Marriott MapleRidge of Clayton - Clayton,
            Ohio; Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts;
            and Marriott MapleRidge of Laguna Creek - Elk Grove, California
            (Previously filed as Exhibit 10.30 to Post-Effective Amendment No.
            One to the Registrant's Registration Statement on Form S-11 and incorporated herein by reference.)

10.31       Loan Agreement between Five Pack Retirement 2002, LLC, Lender, and
            CNL Retirement Clayton OH, LP, CNL Retirement Laguna Creek CA, LP,
            CNL Retirement Camarillo CA, LP, CNL Retirement Dartmouth MA, LP,
            CNL Retirement Towson MD, LP, Borrowers, and U.S. Bank, National
            Association, Collateral Agent, relating to the Brighton Gardens of
            Camarillo - Camarillo, California; Brighton Gardens of Towson -
            Towson, Maryland; Marriott MapleRidge of Clayton - Clayton, Ohio;
            Marriott MapleRidge of Dartmouth - Dartmouth, Massachusetts; and
            Marriott MapleRidge of Laguna Creek - Elk Grove, California
            (Previously filed as Exhibit 10.31 to Post-Effective Amendment No.
            One to the Registrant's Registration Statement on Form S-11 and incorporated herein by reference.)

10.32       Loan Agreement between General Electric Capital Corporation, as
            Lender, and CNL Retirement - AM/Colorado, LP, as Borrower, dated
            August 8, 2002, relating to the Heritage Club at Greenwood

Exhibits                                                                           Page
--------                                                                           ----
            Village - Greenwood Village, Colorado (Previously filed as Exhibit
            10.25 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

10.33       Mortgage Loan Agreement between CNL Retirement Properties, Inc., as
            Lender, and DSTS, LLC, as Borrower, dated August 12, 2002, relating to the Vero Beach, Florida land (Previously filed as Exhibit 10.26 to the Form 10-Q filed November 14, 2002 and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
10.34       Refinancing and Acquisition Agreement dated September 30, 2002, between CNL Retirement Partners, LP, and Prime Care Properties, LLC,
            PC1, LLC, PC2, LLC, Prime Care One, LLC, Prime Care Two, LLC and
            Thomas E. Phillippe, Jr., relating to the Brighton Gardens of Venice
            - Venice, Florida; Brighton Gardens of Mountainside - Mountainside,
            New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase,
            Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina;
            Brighton Gardens of Winston-Salem - Winston Salem, North Carolina;
            Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton
            Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of
            Stamford - Stamford, Connecticut; Brighton Gardens of Middleton -
            Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta,
            Georgia; and Brighton Gardens of Naples - Naples, Florida
            (Previously filed as Exhibit 10.27 to the Form 10-Q filed November
            14, 2002 and incorporated herein by reference.)

10.35       Lease Agreement dated September 30, 2002, between CNL Retirement PC1
            Naples FL, LP, CNL Retirement PC1 Venice FL, LP, CNL Retirement PC1
            New Jersey, LP, CNL Retirement PC1 Friendship Heights MD, LP, CNL
            Retirement PC1 North Carolina, LP, CNL Retirement PC1 Stamford CT,
            LP, CNL Retirement PC1 Buckhead GA, LP and CNL Retirement PC1
            Brentwood TN, LP, as Lessors, Prime Care One, LLC and Prime Care
            Two, LLC, as Lessees, relating to the Brighton Gardens of Venice -
            Venice, Florida; Brighton Gardens of Mountainside - Mountainside,
            New Jersey; Brighton Gardens of Friendship Heights - Chevy Chase,
            Maryland; Brighton Gardens of Charlotte - Charlotte, North Carolina;
            Brighton Gardens of Winston-Salem - Winston Salem, North Carolina;
            Brighton Gardens of Raleigh - Raleigh, North Carolina; Brighton
            Gardens of Brentwood - Brentwood, Tennessee; Brighton Gardens of
            Stamford - Stamford, Connecticut; Brighton Gardens of Middleton -
            Middleton, New Jersey; Brighton Gardens of Buckhead - Atlanta,
            Georgia; and Brighton Gardens of Naples - Naples, Florida
            (Previously filed as Exhibit 10.28 to the Form 10-Q filed November
            14, 2002 and incorporated herein by reference.)

10.36       Ground Lease Agreement between CNL Retirement ER1, LP and Peabody
            Campus, LLC dated October 10, 2002, relating to the Brooksby Village
            Continuing Care Retirement Community - Peabody, Massachusetts
            (Previously filed as Exhibit 10.36 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 14, 2003 and incorporated herein by reference.)

10.37       Purchase and Sale Agreement between CNL Retirement ER1, LP, as
            Buyer, and Peabody Campus, LLC, as Seller, relating to the Brooksby
            Village Continuing Care Retirement Community - Peabody,
            Massachusetts (Previously filed as Exhibit 10.37 to Post-Effective
            Amendment No. Four to the Registrant's Registration Statement on
            Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.38 Lease Agreement between CNL Retirement AM/Tennessee LP and Homewood at Brookmont Terrace, LLC dated October 31, 2002, relating to the
            Homewood Residence at Brookmont Terrace - Nashville, Tennessee
            (Previously filed as Exhibit 10.38 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 14, 2003 and incorporated herein by reference.)

10.39 Purchase and Sale Agreement between CNL Retirement Corp., as Buyer, and Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace - Nashville, Tennessee
            (Previously filed as Exhibit 10.39 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 14, 2003 and incorporated herein by reference.)

10.40       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Bellevue - Bellevue, Washington (Previously filed as Exhibit 10.40 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.41       Lease Agreement between CNL Retirement MA2 Illinois, LP and Eight
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Hoffman Estates - Hoffman Estates,

Exhibits                                                                           Page
--------                                                                           ----
            Illinois (Previously filed as Exhibit 10.41 to Post-Effective
            Amendment No. Four to the Registrant's Registration Statement on
            Form S-11 filed February 14, 2003 and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
10.42       Lease Agreement between CNL Retirement MA3 Oklahoma, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Oklahoma City - Oklahoma City, Oklahoma
            (Previously filed as Exhibit 10.42 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 14, 2003 and incorporated herein by reference.)

10.43       Lease Agreement between CNL Retirement MA3 California, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Santa Rosa - Santa Rosa, California (Previously filed as Exhibit 10.43 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.44       Lease Agreement between CNL Retirement MA2 Oklahoma, LP and Eight
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Tulsa - Tulsa, Oklahoma (Previously filed as
            Exhibit 10.44 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.45       Lease Agreement between CNL Retirement MA3 Georgia, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Brighton Gardens of Vinings - Atlanta, Georgia (Previously filed as
            Exhibit 10.45 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.46       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Hearthside of Lynnwood - Lynnwood, Washington (Previously filed as
            Exhibit 10.46 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.47       Lease Agreement between CNL Retirement MA3 Washington, LP and Eleven
            Pack Management Corp. dated December 20, 2002, relating to the
            Hearthside of Snohomish - Snohomish, Washington (Previously filed as
            Exhibit 10.47 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.48       Lease Agreement between CNL Retirement MA2 California, LP and Eight
            Pack Management Corp. dated December 20, 2002, relating to the
            MapleRidge of Hemet - Hemet, California (Previously filed as Exhibit
            10.48 to Post-Effective Amendment No. Four to the Registrant's
            Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.49       Lease Agreement between CNL Retirement MA2 Massachusetts, LP and
            Eight Pack Management Corp. dated December 20, 2002, relating to the
            MapleRidge of Plymouth - Plymouth, Massachusetts (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Four to the
            Registrant's Registration Statement on Form S-11 filed February 14,
            2003 and incorporated herein by reference.)

10.50       Lease Agreement between CNL Retirement MA2 Ohio, LP and Eight Pack
            Management Corp. dated December 20, 2002, relating to the MapleRidge of Willoughby - Willoughby, Ohio (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Four to the Registrant's
            Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

Exhibits                                                                           Page
--------                                                                           ----
10.51       Lease Agreement between CNL Retirement MA2 Arkansas, LP and Eight
            Pack Management Corp. dated December 20, 2002, relating to the
            Pleasant Hills Retirement Community - Little Rock, Arkansas
            (Previously filed as Exhibit 10.51 to Post-Effective Amendment No.
            Four to the Registrant's Registration Statement on Form S-11 filed
            February 14, 2003 and incorporated herein by reference.)

10.52       Purchase and Sale Agreement between Marriott Senior Living Services,
            Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as
            Sellers, and CNL Retirement MA2, LP, as Purchaser, CNL Retirement
            Partners, LP as the Orland Park Owner and Eight Pack Management
            Corp., as Tenant, relating to the Brighton Gardens of Hoffman
            Estates - Hoffman Estates, Illinois; Brighton Gardens of Tulsa -
            Tulsa, Oklahoma; MapleRidge of Hemet - Hemet, California; MapleRidge of Plymouth - Plymouth, Massachusetts; MapleRidge of Willoughby -
            Willoughby, Ohio and Pleasant Hills Retirement Community - Little
            Rock, Arkansas (Previously filed as Exhibit 10.52 to Post-Effective
            Amendment No. Four to the Registrant's Registration Statement on
            Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.53       Purchase and Sale Agreement between Marriott Senior Living Services,
            Inc., MSLS-MapleRidge, Inc., and Marriott International, Inc., as
            Sellers, and CNL Retirement MA3, LP, as Purchaser, and Eleven Pack
            Management Corp., as Tenant, relating to the Brighton Gardens of Bellevue - Bellevue, Washington; Brighton Gardens of Oklahoma City -
            Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa - Santa
            Rosa, California; Brighton Gardens of Vinings - Atlanta, Georgia;
            Hearthside of Lynnwood - Lynnwood, Washington and Hearthside of
            Snohomish - Snohomish, Washington (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Four to the Registrant's
            Registration Statement on Form S-11 filed February 14, 2003 and incorporated herein by reference.)

10.54       Credit Agreement dated as of March 17, 2003 by and among CNL
            Retirement Partners, LP, as Borrower, CNL Retirement GP Corp., as a
            Parent and Guarantor, CNL Retirement LP Corp., as a Parent and
            Guarantor, CNL Retirement Properties, Inc. and each of the other
            Guarantors, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and as Book
            Manager, and the financial institutions party hereto and their assignees under Section 11.7, as Lenders (Previously filed as Exhibit 10.54 to Pre-Effective Amendment No. One to the Registrant's
            Registration Statement on Form S-11 filed March 24, 2003 and incorporated herein by reference.)

10.55 Purchase and Sale Agreement between Marriott Continuing Care, LLC, as Sellers, and Marriott International, Inc. and CNL Retirement MA3,
            LP, as Purchaser, relating to the Fairfax Continuing Care Retirement
            Community - Fort Belvoir, Virginia and the Quadrangle Continuing
            Care Retirement Community - Haverford, Pennsylvania. (Previously filed as Exhibit 10.48 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.56       Lease Agreement between CNL Retirement MA3 Virginia, LP and Marriott
            Continuing Care, LLC dated March 28, 2003, relating to the Fairfax
            Continuing Care Retirement Community - Fort Belvoir, Virginia.
            (Previously filed as Exhibit 10.49 to the Form 10-Q filed May 15,
            2003 and incorporated herein by reference.)

10.57       Lease Agreement between CNL Retirement MA3 Pennsylvania, LP and
            Marriott Continuing Care, LLC dated March 28, 2003, relating to the
            Quadrangle Continuing Care Retirement Community - Haverford,
            Pennsylvania. (Previously filed as Exhibit 10.50 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58       Assumption and Reimbursement Agreement between Marriott
            International, Inc., as Assignor, Marriott Continuing Care, LLC, as
            Assignor, CNL Retirement Properties, Inc., as Assignee, CNL
            Retirement MA3 Pennsylvania, LP, as Assignee, and CNL Retirement MA3
            Virginia, LP, as Assignee, dated March 28, 2003. (Previously filed as Exhibit 10.51 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

Exhibits                                                                           Page
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10.59       Purchase and Sale Agreement by and among WEC 99C-1, LLC, WEC 99C-2,
            LLC, WEC 99C-3, LLC, WEC 99C-4, LLC, WEC 99C-5, LLC, WEC 99C-6, LLC,
            WEC 99C-7, LLC, WEC 99C-8, LLC, WEC 99C-9, LLC, WEC 99C-10, LLC, WEC
            99C-11, LLC, WEC 99C-12, LLC, WEC 99C-13, LLC, and WEC 99C-14, LLC,
            respectively, as Sellers, and CNL Retirement Properties, Inc., as
            Purchaser dated August 29, 2003. (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Three to the Registrant's
            Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

10.60       Purchase and Sale Agreement by and among Sunrise Assisted Living
            Limited Partnership, Sunrise Farmington Hills Assisted Living,
            L.L.C., Atlantic-Sunrise, LLC, Sunrise Poland Assisted Living,
            L.L.C., Sunrise Raleigh Assisted Living, LLC, Sunrise Assisted
            Living Limited Partnership VIII, L.P., and ADG on Sheepshead Bay,
            LLC, as Seller and CNL Retirement Corp., as Purchaser and Twenty
            Pack Management Corp. as Tenant dated September 29, 2003.
            (Previously filed as Exhibit 10.60 to Post-Effective Amendment No.
            Three to the Registrant's Registration Statement on Form S-11 filed
            October 21, 2003 and incorporated herein by reference.)

10.61       Pooling Agreement by and among Sunrise Senior Living Management,
            Inc., as Manager and Twenty Pack Management Corp., Sunrise Five
            Forks Assisted Living, L.L.C., Sunrise Development, Inc. and Sunrise
            Madison Senior Living, L.L.C., as Owners and CNL Retirement Sun1,
            LP, CNL Retirement Sun1 Beverly Hills CA, LP, CNL Retirement Sun1
            Cresskill NJ, LP, CNL Retirement Sun1 Edmonds WA, LP, CNL Retirement
            Sun1 Lilburn GA, LP and CNL Retirement Sun1 Madison NJ, LP, as
            Landlords dated September 30, 2003. (Previously filed as Exhibit
            10.61 to Post-Effective Amendment No. Three to the Registrant's
            Registration Statement on Form S-11 filed October 21, 2003 and incorporated herein by reference.)

10.62       Purchase and Sale Agreement by and among Riverchase Assisted Living,
            Ltd., Senior Lifestyle Heritage, L.L.C., Integrated Management -
            Carrington Pointe, L.L.C., Integrated Living Communities of West
            Palm Beach, L.L.C., Senior Lifestyle Newport Limited Partnership,
            Senior Lifestyle Pinecrest Limited Partnership, Senior Lifestyle
            Prosperity Limited Partnership, Integrated Living Communities of
            Sarasota, L.L.C., Olympia Fields Senior Housing, L.L.C., Senior
            Lifestyle East Bay Limited Partnership, Senior Lifestyle Emerald Bay
            Limited Partnership, Greenwich Bay, L.L.C., Senior Lifestyle North
            Bay Limited Partnership, Senior Lifestyle Sakonnet Bay Limited
            Partnership, South Bay Manor, L.L.C., West Bay Manor, L.L.C. and
            Integrated Living Communities of Dallas, L.P., collectively, as
            Sellers, and CNL Retirement Corp., as Purchaser dated December 19,
            2003 (Previously filed as Exhibit 10.62 to Pre-Effective Amendment
            No. Two to the Registrant's Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.63       First Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated December 30, 2003 (Previously filed as Exhibit 10.63 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.64       Second Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C.

Exhibits                                                                           Page
--------                                                                           ----
            and Integrated Living Communities of Dallas, L.P., collectively, as
            Sellers, and CNL Retirement Corp., as Purchaser dated December 31,
            2003 (Previously filed as Exhibit 10.64 to Pre-Effective Amendment
            No. Two to the Registrant's Registration Statement on Form S-11
            filed March 23, 2004 and incorporated herein by reference.)

10.65       Third Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit 10.65 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.66       Fourth Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 16, 2004 (Previously filed as Exhibit 10.66 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.67       Fifth Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit 10.67 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.68       Sixth Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P., collectively, as Sellers, and CNL Retirement Corp., as Purchaser dated February 2, 2004 (Previously filed as Exhibit 10.68 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

Exhibits                                                                           Page
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10.69       Seventh Amendment to Purchase and Sale Agreement by and among
            Riverchase Assisted Living, Ltd., Senior Lifestyle Heritage, L.L.C.,
            Integrated Management - Carrington Pointe, L.L.C., Integrated Living
            Communities of West Palm Beach, L.L.C., Senior Lifestyle Newport
            Limited Partnership, Senior Lifestyle Pinecrest Limited Partnership,
            Senior Lifestyle Prosperity Limited Partnership, Integrated Living
            Communities of Sarasota, L.L.C., Olympia Fields Senior Housing,
            L.L.C., Senior Lifestyle East Bay Limited Partnership, Senior
            Lifestyle Emerald Bay Limited Partnership, Greenwich Bay, L.L.C.,
            Senior Lifestyle North Bay Limited Partnership, Senior Lifestyle
            Sakonnet Bay Limited Partnership, South Bay Manor, L.L.C., West Bay
            Manor, L.L.C. and Integrated Living Communities of Dallas, L.P.,
            collectively, as Sellers, and CNL Retirement Corp., as Purchaser
            dated February 6, 2004 (Previously filed as Exhibit 10.69 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.70       Purchase and Sale Agreement by and between Niles Lifestyle Limited
            Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated
            December 19, 2003 (Previously filed as Exhibit 10.702 to
            Pre-Effective Amendment No. Two to the Registrant's Registration
            Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.71       First Amendment to Purchase and Sale Agreement by and between Niles
            Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated December 31, 2003 (Previously filed as Exhibit
            10.71 to Pre-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.72       Second Amendment to Purchase and Sale Agreement by and between Niles
            Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 5, 2004 (Previously filed as Exhibit
            10.72 to Pre-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.73       Third Amendment to Purchase and Sale Agreement by and between Niles
            Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated January 20, 2004 (Previously filed as Exhibit
            10.73 to Pre-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

10.74       Fourth Amendment to Purchase and Sale Agreement by and between Niles
            Lifestyle Limited Partnership, as Seller, and CNL Retirement Corp., as Purchaser dated February 6, 2004 (Previously filed as Exhibit
            10.74 to Pre-Effective Amendment No. Two to the Registrant's
            Registration Statement on Form S-11 filed March 23, 2004 and incorporated herein by reference.)

23.1        Consent of PricewaterhouseCoopers LLP, Independent Certified Public
            Accountants, dated March 17, 2004 (Filed herewith.)

23.2 Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to Pre-Effective Amendment No.
            One to the Registrant's Registration Statement on Form S-11 filed
            March 24, 2003 and incorporated herein by reference.)

23.3        Consent of Ernst & Young LLP, Independent Auditors, dated March 22,
            2004 (Filed herewith.)

23.4        Consent of Ernst & Young LLP, Independent Auditors, dated March 17,
            2004 (Filed herewith.)

23.5        Consent of Ernst & Young LLP, Independent Auditors, dated March 22,
            2004 (Filed herewith.)

23.6        Consent of Ernst & Young LLP, Independent Auditors, dated March 17,
            2004 (Filed herewith.)

Exhibits                                                                           Page
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23.7        Consent of Ernst & Young LLP, Independent Auditors, dated March 17,
            2004 (Filed herewith.)

23.8        Consent of PricewaterhouseCoopers LLP, Independent Certified Public
            Accountants, dated March 17, 2004 (Filed herewith.)

24.         Power of Attorney (Filed herewith.)